                                             As Filed Pursuant to Rule 424(b)(5)
                                             Reg. No. 333-116258

The information in this prospectus supplement is subject to completion. These securities may not be sold nor may offers to purchase be accepted prior to the time a final prospectus is delivered. This prospectus supplement is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities, in any jurisdiction where that offer, solicitation or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED DECEMBER 3, 2004

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 3, 2004

                                 $1,701,161,000
                                 (Approximate)

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C5
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   depositor

                             COLUMN FINANCIAL, INC.
                          KEYBANK NATIONAL ASSOCIATION
                       LASALLE BANK NATIONAL ASSOCIATION
                         LEHMAN BROTHERS HOLDINGS INC.
                             mortgage loan sellers
                               ----------------
     We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of
228 commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The trust fund will issue 26 classes of certificates, ten (10) of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in January 2005. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     The underwriters have agreed to purchase the offered certificates from us at a price of  % of the total initial principal balance of the offered certificates plus accrued interest from December 1, 2004. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS"
BEGINNING ON PAGE S-37 OF THIS PROSPECTUS SUPPLEMENT.

                            APPROXIMATE           INITIAL                                                     EXPECTED
                           TOTAL INITIAL       PASS-THROUGH       ASSUMED FINAL          RATED FINAL           RATINGS
   OFFERED CLASSES       PRINCIPAL BALANCE         RATE         DISTRIBUTION DATE     DISTRIBUTION DATE     (S&P/MOODY'S)
---------------------   -------------------   --------------   -------------------   -------------------   --------------

Class A-1 ...........       $ 64,132,000             %            August 2009          November 2037           AAA/Aaa
Class A-2 ...........       $241,510,000             %           December 2009         November 2037           AAA/Aaa
Class A-3 ...........       $101,000,000             %           November 2011         November 2037           AAA/Aaa
Class A-AB ..........       $ 78,553,000             %            January 2014         November 2037           AAA/Aaa
Class A-4 ...........       $575,660,000             %           December 2014         November 2037           AAA/Aaa
Class A-1-A .........       $432,620,000             %           December 2014         November 2037           AAA/Aaa
Class A-J ...........       $100,343,000             %           December 2014         November 2037           AAA/Aaa
Class B .............       $ 58,339,000             %           December 2014         November 2037           AA/Aa2
Class C .............       $ 16,334,000             %           December 2014         November 2037           AA-/Aa3
Class D .............       $ 32,670,000             %           December 2014         November 2037            A/A2

     Delivery of the offered certificates, in book-entry form only, will be made on or about December  , 2004.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.

     Credit Suisse First Boston LLC, ABN AMRO Incorporated, KeyBanc Capital
Markets, a Division of McDonald Investments Inc., and J.P. Morgan Securities
Inc. will act as underwriters with respect to this offering. Credit Suisse
First Boston LLC and ABN AMRO Incorporated will be the co-lead managers and
Credit Suisse First Boston LLC will be the sole book running manager. KeyBanc
Capital Markets and J.P. Morgan Securities Inc. will be the co-managers. Not every underwriter will be obligated to purchase offered certificates from us.

CREDIT SUISSE FIRST BOSTON

                ABN AMRO INCORPORATED
                                    KEYBANC CAPITAL MARKETS
                                                                       JPMORGAN
          The date of this prospectus supplement is December   , 2004.

[CREDIT SUISSE FIRST BOSTON LOGO]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C5

                                  [MAP OMITTED]

NEW YORK                          ALABAMA                        UTAH
17 PROPERTIES                     2 PROPERTIES                   3 PROPERTIES
23.6% OF TOTAL                    0.6% OF TOTAL                  0.6% OF TOTAL

MASSACHUSETTS                     MISSISSIPPI                    OREGON
2 PROPERTIES                      3 PROPERTIES                   1 PROPERTY
1.0% OF TOTAL                     0.4% OF TOTAL                  0.1% OF TOTAL

CONNECTICUT                       ARKANSAS                       WASHINGTON
4 PROPERTIES                      1 PROPERTY                     4 PROPERTIES
1.1% OF TOTAL                     0.1% OF TOTAL                  0.9% OF TOTAL

NEW JERSEY                        LOUISIANA                      IDAHO
5 PROPERTIES                      3 PROPERTIES                   2 PROPERTIES
4.3% OF TOTAL                     0.6% OF TOTAL                  0.3% OF TOTAL

DELAWARE                          TEXAS                          WYOMING
1 PROPERTY                        28 PROPERTIES                  1 PROPERTY
0.1% OF TOTAL                     8.7% OF TOTAL                  0.2% OF TOTAL

DISTRICT OF COLUMBIA              OKLAHOMA                       MISSOURI
3 PROPERTIES                      2 PROPERTIES                   3 PROPERTIES
O.3% OF TOTAL                     0.3% OF TOTAL                  0.7% OF TOTAL

MARYLAND                          NEW MEXICO                     MINNESOTA
9 PROPERTIES                      8 PROPERTIES                   2 PROPERTIES
4.2% OF TOTAL                     1.0% OF TOTAL                  0.1% OF TOTAL

VIRGINIA                          COLORADO                       IOWA
8 PROPERTIES                      3 PROPERTIES                   1 PROPERTY
1.6% OF TOTAL                     1.1% OF TOTAL                  0.1% OF TOTAL

NORTH CAROLINA                    ARIZONA                        WISCONSIN
9 PROPERTIES                      7 PROPERTIES                   3 PROPERTIES
3.3% OF TOTAL                     2.3% OF TOTAL                  1.7% OF TOTAL

SOUTH CAROLINA                    NEVADA                          ILLINOIS
2 PROPERTIES                      3 PROPERTIES                    7 PROPERTIES
0.1% OF TOTAL                     2.5% OF TOTAL                   3.1% OF TOTAL

GEORGIA                           SOUTHERN CALIFORNIA             INDIANA
6 PROPERTIES                      24 PROPERTIES                   8 PROPERTIES
5.0% OF TOTAL                     7.7% OF TOTAL                   5.2% OF TOTAL

FLORIDA                           NORTHERN CALIFORNIA             MICHIGAN
21 PROPERTIES                     12 PROPERTIES                   1 PROPERTY
5.8% OF TOTAL                     5.3% OF TOTAL                   0.5% OF TOTAL

TENNESSEE                         CALIFORNIA                      OHIO
5 PROPERTIES                      36 PROPERTIES                   9 PROPERTIES
0.6% OF TOTAL                     13.0% OF TOTAL                  4.6% OF TOTAL

                                  PENNSYLVANIA
                                  1 PROPERTY
                                  0.2% OF TOTAL

[CHART]

MORTGAGED REAL PROPERTIES
BY PROPERTY TYPE
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE
OFFICE           22.1%
MULTIFAMILY      28.1%
RETAIL           42.7%
MIXED USE         0.3%
SELF STORAGE      0.5%
HOTEL             1.4%
INDUSTRIAL        5.0%

[CHART]
[ ]  (LESS THAN) 1.00% OF INITIAL MORTGAGE POOL BALANCE
[ ]  1.00% - 5.99% OF INITIAL MORTGAGE POOL BALANCE
[ ]  6.00% - 9.99% OF INITIAL MORTGAGE POOL BALANCE
[ ]  (MORE THAN OR EQUAL TO) 10.00% OF INITIAL MORTGAGE POOL BALANCE

[PHOTO OMITTED]                        [PHOTO OMITTED]

1. TIME WARNER                           61. JEMISON
RETAIL                                   FLATS
New York,                                Birmingham,
NY                                       AL

                                         [PHOTO OMITTED]

                                         65. COMFORT SUITES
                                         INNSBROOK
                                         Glen Allen,
                                         VA

[PHOTO OMITTED]                        [PHOTO OMITTED]

36. PARKSIDE                             24. ESTATES AT CHARLOTTE --
APARTMENTS                               1420 MAGNOLIA
Sugar Land,                              Charlotte,
TX                                       NC

[PHOTO OMITTED]                        [PHOTO OMITTED]

11. 1300 PARKWOOD                        9. PERSHING
OFFICE BUILDING                          PARK PLAZA
Atlanta,                                 Atlanta,
GA                                       GA

                                            [PHOTO OMITTED]

                                    123.    LAKE BRANDON   Brandon,
                                         SHOPPING CENTER   FL

                                              [PHOTO OMITTED]

                                    37.  MIDTOWN TERRACE   Madison,
                                              APARTMENTS   WI

      [PHOTO OMITTED]

2.   275 MADISON    New York,
          AVENUE    NY

                                                 [PHOTO OMITTED]

                                   3.         AT&T CONSUMER   Morris Township,
                                      SERVICES HEADQUARTERS   NJ

            [PHOTO OMITTED]

5.   BECO PARK AT FORBES    Lanham,
         CENTER - BRIT I    MD

            [PHOTO OMITTED]                          [PHOTO OMITTED]

17.  5000 SHORELINE    South San Francisco,     12.  RIVER ROAD   Indianapolis,
              COURT    CA                            APARTMENTS   IN

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1  --  CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
                 MORTGAGED REAL PROPERTIES

EXHIBIT A-2  --  MORTGAGE POOL INFORMATION

EXHIBIT B    --  FORM OF CERTIFICATE ADMINISTRATOR REPORT

EXHIBIT C    --  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D    --  SCHEDULE OF REFERENCE RATES

Exhibit E    --  CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

EXHIBIT F    --  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

                         ------------------------------

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR
TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH
INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL
TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE
ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

         UNTIL       , 2005, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO
DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN
ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE
ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS.

                                      S-3

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     o     the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     o     this prospectus supplement, which describes the specific terms of the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, N.W.,
Washington, D.C. 20549. Information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority
and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all
such persons together being referred to as "PCIS Persons" and, together with the
FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-4

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2004-C5 Commercial Mortgage
Pass-Through Certificates. The series 2004-C5 certificates will consist of 26 classes. The table below identifies and specifies various characteristics for 23 of those classes.

                         INITIAL    APPROXIMATE
                          TOTAL     % OF TOTAL                                             ASSUMED
                        PRINCIPAL     INITIAL                                              WEIGHTED                     ASSUMED
          EXPECTED     BALANCE OR   CERTIFICATE  APPROXIMATE  PASS-THROUGH     INITIAL     AVERAGE       ASSUMED         FINAL
          RATINGS       NOTIONAL     PRINCIPAL     CREDIT          RATE      PASS-THROUGH    LIFE       PRINCIPAL     DISTRIBUTION
 CLASS  (S&P/MOODY'S)    AMOUNT       BALANCE      SUPPORT     DESCRIPTION       RATE      (YEARS)       WINDOW           DATE
 -----  -------------  ----------   -----------  -----------   -----------   ------------  -------      ---------     ------------

  A-1     AAA/Aaa     $ 64,132,000      3.44%       20.00%                          %        2.7       1/05 - 8/09     August 2009
  A-2     AAA/Aaa     $241,510,000     12.94%       20.00%                          %        4.9      8/09 - 12/09    December 2009
  A-3     AAA/Aaa     $101,000,000      5.41%       20.00%                          %        6.8      7/11 - 11/11    November 2011
  A-AB    AAA/Aaa      $78,553,000      4.21%       20.00%                          %        7.2      12/09 - 1/14    January 2014
  A-4     AAA/Aaa     $575,660,000     30.84%       20.00%                          %        9.7      1/14 - 12/14    December 2014
 A-1-A    AAA/Aaa     $432,620,000     23.17%       20.00%                          %        8.5      1/05 - 12/14    December 2014
  A-J     AAA/Aaa     $100,343,000      5.38%       14.63%                          %       10.0     12/14 - 12/14    December 2014
   B       AA/Aa2      $58,339,000      3.13%       11.50%                          %       10.0     12/14 - 12/14    December 2014
   C      AA-/Aa3      $16,334,000      0.87%       10.63%                          %       10.0     12/14 - 12/14    December 2014
   D        A/A2       $32,670,000      1.75%        8.88%                          %       10.0     12/14 - 12/14    December 2014
   E       A-/A3       $25,669,000      1.37%        7.50%                          %        N/A          N/A              N/A
   F     BBB+/Baa1     $23,336,000      1.25%        6.25%                          %        N/A          N/A              N/A
   G      BBB/Baa2     $18,668,000      1.00%        5.25%                          %        N/A          N/A              N/A
   H     BBB-/Baa3     $25,669,000      1.37%        3.88%                          %        N/A          N/A              N/A
   J      BB+/Ba1       $4,668,000      0.25%        3.63%                          %        N/A          N/A              N/A
   K       BB/Ba2      $11,667,000      0.62%        3.00%                          %        N/A          N/A              N/A
   L      BB-/Ba3       $9,335,000      0.50%        2.50%                          %        N/A          N/A              N/A
   M       NR/B1        $7,000,000      0.37%        2.13%                          %        N/A          N/A              N/A
   N       NR/B2        $9,334,000      0.50%        1.63%                          %        N/A          N/A              N/A
   O       NR/B3        $4,668,000      0.25%        1.38%                          %        N/A          N/A              N/A
   P       NR/NR       $25,669,179      1.38%        0.00%                          %        N/A          N/A              N/A
  A-X     AAA/Aaa   $1,866,844,179      N/A          N/A       Variable IO          %        N/A          N/A              N/A
  A-SP    AAA/Aaa   $1,715,073,000      N/A          N/A       Variable IO          %        N/A          N/A              N/A

     In reviewing the foregoing table, please note that:

     o    Only the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-J, B, C and D certificates are offered by this prospectus supplement.

     o    The ratings shown in the foregoing table are those of Standard &
          Poor's Ratings Services, a division of The McGraw-Hill Companies,
          Inc., and Moody's Investors Service, Inc., respectively. "NR" means not rated.

     o    Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in November 2037.

     o    All of the classes in the table shown on this page S-5, except the A-X and A-SP classes, will have principal balances. All of the classes shown in that table will bear interest. The series 2004-C5 certificates with principal balances constitute the series 2004-C5 principal balance certificates.

                                      S-5

     o    For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  , and
          certificates.

     o    For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

           (1) during the period from the date of initial issuance of the series
               2004-C5 certificates through and including the distribution date
               in               , the sum of (a) the lesser of $         and the
               total principal balance of the    class certificates outstanding
               from time to time, (b) the lesser of $    and the total principal
               balance of the class    certificates outstanding from time to
               time, and (c) the total principal balance of the class  ,  ,  ,
                 ,  ,  ,  ,  and    certificates outstanding from time to time;

           (2) during the period following the distribution date in      through
               and including the distribution date in      , the sum of (a) the
               lesser of $      and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $     and the total principal balance of the class
               certificates outstanding from time to time, and (c) the total principal balance of the class  ,  ,  ,  ,  ,  ,  and
               certificates outstanding from time to time;

           (3) during the period following the distribution date in      through
               and including the distribution date in      , the sum of (a) the
               lesser of $      and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $     and the total principal balance of the class
               certificates outstanding from time to time, and (c) the total
               principal balance of the class  ,  ,  ,  ,  ,  ,   and
               certificates outstanding from time to time;

           (4) during the period following the distribution date in     through
               and including the distribution date in     , the sum of (a) the
               lesser of $      and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $     and the total principal balance of the class
               certificates outstanding from time to time, and (c) the total principal balance of the class  ,  ,  ,  ,  ,  ,  and
               certificates outstanding from time to time;

           (5) during the period following the distribution date in     through
               and including the distribution date in       , the sum of (a) the
               lesser of $       and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $     and the total principal balance of the class
               certificates outstanding from time to time, and (c) the total principal balance of the class  ,  ,  ,  ,  ,  ,  and
               certificates outstanding from time to time;

           (6) during the period following the distribution date in      through
               and including the distribution date in       , the sum of (a) the
               lesser of $      and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $     and the total principal balance of the class
               certificates outstanding from time to time, (c) the total
               principal balance of the class    , and    certificates
               outstanding from time to time; and (d) the lesser of $    and the
               total principal balance of the class    certificates outstanding
               from time to time;

           (7) during the period following the distribution date in     through
               and including the distribution date in     , the sum of (a) the
               lesser of $      and the total principal balance of the class
               certificates outstanding from time to time, (b) the lesser of
               $     and the total principal balance of the class
               certificates outstanding from time to time, (c) the total
               principal balance of the class   , and   certificates outstanding
               from time to time; and (d) the lesser of $    and the total
               principal balance of the class    certificates outstanding from
               time to time; and

           (8) following the distribution date in       , $0.

     o    The total initial principal balance or notional amount of any class shown in the table on page S-5 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

     o    Each class identified in the table on page S-5 as having a "Fixed"
          pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

                                      S-6

     o    Each class identified in the table on page S-5 as having a "WAC"
          pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     o    Each class identified in the table on page S-5 as having a "WAC Cap"
          pass-through rate has a variable pass-through rate equal to the lesser of--

          (a)  the initial pass-through rate shown for that class in that table
               (or, solely in the case of the class certificates,    % per
               annum), and

          (b)  a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     o    The pass-through rate for the class A-SP certificates, for each
          interest accrual period through and including the     interest accrual
          period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2004-C5 principal balance certificates. If the entire total principal balance of any class of series 2004-C5 principal balance certificates is identified as being part of the total notional amount of the class
          A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2004-C5 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2004-C5 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and
          including the     interest accrual period, on any particular component
          of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

          (1)  the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related
               distribution date and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

          (2)  the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C5 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

          Following the     interest accrual period, the class A-SP certificates
          will cease to accrue interest. In connection therewith, the class A-SP
          certificates will have a 0% pass-through rate for the      interest
          accrual period and for each interest accrual period thereafter.

     o    The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-C5 principal balance certificates. In general, the total principal balance of each class of series 2004-C5 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates. However, if a portion, but not all, of the total principal balance of any such class of series 2004-C5 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related

                                      S-7

          interest accrual period. For purposes of accruing interest during any
          interest accrual period, through and including the      interest
          accrual period, on any particular component of the total notional amount of the class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

          (1)  if such particular component consists of the entire total principal balance of any class of series 2004-C5 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          (2)  if such particular component consists of a designated portion
               (but not all) of the total principal balance of any class of series 2004-C5 principal balance certificates, and if such designated portion of such total principal balance also
               constitutes a component of the total notional amount of the class
               A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Exhibit D to this prospectus
               supplement with respect to the related distribution date;

          (3)  if such particular component consists of the entire total principal balance of any class of series 2004-C5 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class
               A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C5 principal balance certificates; and

          (4)  if such particular component consists of a designated portion
               (but not all) of the total principal balance of any class of series 2004-C5 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class
               A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C5 principal balance certificates.

          Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period
          subsequent to the       interest accrual period, the total principal
          balance of each class of series 2004-C5 principal balance certificates will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C5 principal balance certificates whose principal balance makes up such component.

     o    The references to "net interest rates on the underlying mortgage loans" in the four preceding bullets mean, as to any particular underlying mortgage loan, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee, including the certificate administrator fee, are calculated; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of 12 30-day months.

     o    The initial pass-through rates shown in the table on page S-5 for the
          class  ,  ,  ,  and    certificates are approximate.

                                      S-8

     o    As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

          1.   any of the underlying mortgage loans with an anticipated
               repayment date will be repaid in full on that date,

          2.   there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

          3.   there are no defaults with respect to the underlying mortgage loans.

     o    As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

     o    As to any given class of offered certificates shown in the table on page S-5, the assumed principal window is the period during which holders of that class would receive distributions of principal.

     o    As to any given class of offered certificates shown in the table on page S-5, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class.

     o    The class R, LR and V certificates are not represented in the table on page S-5. They do not have principal balances, notional amounts or pass-through rates.

     The document that will govern the issuance of the series 2004-C5 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of December 1, 2004, between us, as depositor, and a trustee, a certificate administrator, a master servicer and a special servicer.

     The series 2004-C5 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from four separate mortgage loan sellers.

     The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in
December 2004. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage
Loans" below.

Initial mortgage pool balance.......................................................    $1,866,844,179
Number of underlying mortgage loans.................................................               228
Number of mortgaged real properties.................................................               234

Greatest cut-off date principal balance.............................................      $320,000,000
Smallest cut-off date principal balance.............................................          $413,262
Average cut-off date principal balance..............................................        $8,187,913

Highest annual mortgage interest rate...............................................           8.9800%
Lowest annual mortgage interest rate................................................           4.4000%
Weighted average annual mortgage interest rate......................................           5.5860%

Longest original term to maturity or anticipated repayment date.....................        300 months
Shortest original term to maturity or anticipated repayment date....................         60 months
Weighted average original term to maturity or anticipated repayment date............        110 months

Longest remaining term to maturity or anticipated repayment date....................        260 months
Shortest remaining term to maturity or anticipated repayment date...................         47 months
Weighted average remaining term to maturity or anticipated repayment date...........        108 months

                                      S-9

Highest debt service coverage ratio, based on underwritten net cash flow............            11.30x
Lowest debt service coverage ratio, based on underwritten net cash flow.............             1.15x
Weighted average debt service coverage ratio, based on underwritten net cash flow...             1.43x

Highest cut-off date loan-to-value ratio............................................             88.7%
Lowest cut-off date loan-to-value ratio.............................................              6.5%
Weighted average cut-off date loan-to-value ratio...................................             71.9%

     In reviewing the foregoing table, please note that:

     o    The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Eastgate Mall secures, on a subordinated basis, two (2) junior mortgage loans, with a total cut-off date principal balance of $11,300,000, that will not be included in the trust fund. One of those two (2) junior Eastgate Mall
          outside-the-trust fund mortgage loans is more subordinate than the other. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the Eastgate Mall underlying mortgage loan will be calculated, unless expressly indicated otherwise, without regard to the two (2)
          junior Eastgate Mall outside-the-trust fund mortgage loans.

     o    The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as FedEx-Midway secures, on a subordinated basis subject to a related intercreditor agreement, one (1) junior mortgage loan, with a total cut-off date principal balance of $2,736,615.33, that will not be included in the trust fund. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the FedEx-Midway underlying mortgage loan will be calculated, unless expressly indicated otherwise, without regard to the one (1) junior FedEx-Midway outside-the-trust fund mortgage loan.

     o    In the case of five (5) of the underlying mortgage loans other than the underlying mortgage loan referred to in the immediately preceding paragraph, which represent 2.7% of the initial mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note. Each such junior loan is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those five (5) mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. For more information regarding these loans, see
          "Description of the Underlying Mortgage Loans--The A/B Loan Pairs" in
          this prospectus supplement.

     o    The underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove true.

     For purposes of calculating distributions on the respective classes of the series 2004-C5 certificates, the underlying mortgage loans will be divided into the following two loan groups:

     o    Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with 24 underlying mortgage loans that are secured by multifamily and mobile home park property types. Loan group
          no. 1 will consist of 149 mortgage loans, with an initial loan group
          no. 1 balance of $1,434,224,152 representing approximately 76.8% of the initial mortgage pool balance.

     o    Loan group no. 2, which will consist of all but 24 of the underlying mortgage loans that are secured by the multifamily and mobile home park property types. Loan group no. 2 will consist of 79 mortgage loans, with an initial loan group no. 2 balance of $432,620,028, representing approximately 23.2% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                                      S-10

                            RELEVANT PARTIES/ENTITIES
                            -------------------------

TRUST FUND..............  CSFB Commercial Mortgage Trust 2004-C5, a New York
                          common law trust, will issue the series 2004-C5
                          certificates. The primary assets of the issuing trust
                          fund will be the mortgage loans that we are acquiring
                          from the four mortgage loan sellers.

DEPOSITOR...............  Credit Suisse First Boston Mortgage Securities Corp.,
                          a Delaware corporation and an affiliate of one of the
                          mortgage loan sellers and one of the underwriters,
                          will create the issuing trust fund and transfer the
                          subject mortgage loans to it. Our principal executive
                          office is located at Eleven Madison Avenue, New York,
                          New York 10010. All references to "we," "us" and "our"
                          in this prospectus supplement and the accompanying
                          prospectus are intended to mean Credit Suisse First
                          Boston Mortgage Securities Corp. See "Credit Suisse
                          First Boston Mortgage Securities Corp." in the
                          accompanying prospectus.

MASTER SERVICER.........  KeyCorp Real Estate Capital Markets, Inc., an Ohio
                          corporation, will act as master servicer with respect
                          to the mortgage pool. It is a wholly-owned subsidiary
                          of KeyBank National Association, one of the mortgage
                          loan sellers, and it is an affiliate of McDonald
                          Investments Inc., one of the underwriters. Its
                          servicing offices are located at 911 Main Street,
                          Suite 1500, Kansas City, Missouri 64105. See "The
                          Pooling and Servicing Agreement--The Master Servicer
                          and the Special Servicer" in this prospectus
                          supplement.

SPECIAL SERVICER........  Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation, will act as
                          special servicer with respect to the mortgage pool.
                          Its servicing offices are located at 1601 Washington
                          Avenue, Suite 700, Miami Beach, Florida 33139. See
                          "The Pooling and Servicing Agreement--The Master
                          Servicer and the Special Servicer" in this prospectus
                          supplement.

                          The special servicer will, in general, be responsible
                          for servicing and administering:

                          o  underlying mortgage loans that, in general, are in
                             default or as to which default is reasonably
                             foreseeable; and

                          o  any real estate acquired by the trust fund upon
                             foreclosure of a defaulted underlying mortgage
                             loan.

                          The special servicer and its affiliates will be
                          permitted to purchase series 2004-C5 certificates.

                          The holders of a majority interest in the series
                          2004-C5 controlling class can replace the special
                          servicer, with or without cause, in respect of the
                          entire mortgage pool.

PRIMARY SERVICERS.......  KeyCorp Real Estate Capital Markets, Inc. will act as primary servicer with respect to 155 of the underlying
                          mortgage loans representing 75.8% of the initial
                          mortgage pool balance. GMAC Commercial Mortgage Corp.
                          ("GMACCM") will act as primary servicer with respect
                          to 55 of the underlying mortgage loans representing
                          19.0% of the initial mortgage pool balance. Certain
                          other parties will act as primary servicer with
                          respect to 18 underlying mortgage loans, representing
                          5.2% of the initial mortgage pool balance. See "The
                          Pooling and Servicing Agreement--Servicing Under the
                          Pooling and Servicing Agreement" and "--Servicing and
                          Other Compensation and Payment of Expenses."

TRUSTEE.................  Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of the
                          series 2004-C5 certificateholders. It maintains an
                          office at 9062 Old Annapolis Road, Columbia, Maryland
                          21045-1951. See "The Pooling and

                                      S-11

                          Servicing Agreement--The Trustee and the Certificate
                          Administrator" in this prospectus supplement.

CERTIFICATE
  ADMINISTRATOR.........  LaSalle Bank National Association, a national banking association, which is also one of the mortgage loan
                          sellers and an affiliate of one of the underwriters,
                          will act as the certificate administrator, registrar
                          and paying agent. The certificate administrator's
                          address is 135 South LaSalle Street, Suite 1625,
                          Chicago, Illinois 60603, Attention: Global
                          Securitization Trust Services Group, CSFB 2004-C5. See
                          "The Pooling and Servicing Agreement--The Trustee and
                          the Certificate Administrator" in this prospectus
                          supplement.

CONTROLLING CLASS
  OF SERIES 2004-C5
  CERTIFICATEHOLDERS....  At any time of determination, the controlling class of series 2004-C5 certificateholders will be the holders
                          of the most subordinate class of series 2004-C5
                          certificates, exclusive of the A-X, A-SP, R, LR and V
                          classes, that has a total principal balance at least
                          equal to 25% of the total initial principal balance of
                          that class. However, if no class of series 2004-C5
                          certificates, exclusive of the A-X, A-SP, R, LR and V
                          classes, has a total principal balance at least equal
                          to 25% of the total initial principal balance of that
                          class, then the controlling class of series 2004-C5
                          certificateholders will be the holders of the most
                          subordinate class of series 2004-C5 certificates,
                          exclusive of the A-X, A-SP, R, LR and V classes, that
                          has a total principal balance greater than zero. For
                          purposes of determining the controlling class of
                          series 2004-C5 certificateholders, the class A-1, A-2,
                          A-3, A-AB, A-4 and A-1-A certificateholders will be
                          considered a single class. See "The Pooling and
                          Servicing Agreement--The Series 2004-C5 Directing
                          Certificateholder and the Series 2004-C5 Controlling
                          Class" in this prospectus supplement.

SERIES 2004-C5
  DIRECTING
  CERTIFICATEHOLDER.....  The series 2004-C5 directing certificateholder will, in general, be a certificateholder (or, in the case of
                          a class of book-entry certificates, a beneficial
                          owner) of the series 2004-C5 controlling class
                          selected by holders (or beneficial owners) of series
                          2004-C5 certificates representing a majority interest
                          in the series 2004-C5 controlling class.

                          As and to the extent described under "The Pooling and
                          Servicing Agreement--The Series 2004-C5 Directing
                          Certificateholder and the Series 2004-C5 Controlling
                          Class" in this prospectus supplement, the series
                          2004-C5 directing certificateholder may direct the
                          special servicer with respect to various servicing
                          matters involving the underlying mortgage loans.

                          See "Description of the Underlying Mortgage Loans--
                          Certain Matters Regarding the Eastgate Mall Mortgage
                          Loan" and "--Certain Matters Regarding the
                          FedEx-Midway Mortgage Loan" and "The Pooling and
                          Servicing Agreement--The Series 2004-C5 Directing
                          Certificateholder and the Series 2004-C5 Controlling
                          Class" in this prospectus supplement.

                          If any mortgage loan in the trust fund becomes
                          delinquent as to any balloon payment or becomes 60
                          days delinquent as to any other monthly debt service
                          payment (in each case without giving effect to any
                          applicable grace period) or becomes a specially
                          serviced mortgage loan as a result of any non-monetary
                          event of default, then the series 2004-C5 directing
                          certificateholder or the special servicer may, at its
                          option, purchase that mortgage loan from the trust
                          fund at the price and on the terms described under
                          "The Pooling and Servicing Agreement--Fair Value
                          Purchase Option" in this prospectus supplement.

                                      S-12

EASTGATE MALL
  COMPANION LENDERS.....  The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Eastgate Mall
                          secures, on a subordinate basis relative to the
                          Eastgate Mall underlying mortgage loan, two (2) junior
                          mortgage loans that will not be part of the trust
                          fund. Those two (2) junior Eastgate Mall
                          outside-the-trust fund mortgage loans have cut-off
                          date principal balances of $3,550,000 and $7,750,000,
                          respectively. The junior Eastgate Mall
                          outside-the-trust fund mortgage loan with a $3,550,000
                          cut-off date principal balance is senior in right of
                          payment to the other junior Eastgate Mall
                          outside-the-trust fund mortgage loan.

                          Subject to the terms of the related intercreditor
                          agreement, each holder of a junior Eastgate Mall
                          outside-the-trust fund mortgage loan will be entitled
                          to:

                          o  consult with the special servicer with respect to
                             various servicing matters involving the Eastgate
                             Mall loan group;

                          o  consent to various servicing matters involving the
                             Eastgate Mall loan group;

                          o  purchase the Eastgate Mall underlying mortgage loan
                             under various default scenarios; and

                          o cure defaults with respect to the Eastgate Mall
                            underlying mortgage loan.

                          Notwithstanding the foregoing, if either junior
                          Eastgate Mall outside-the-trust fund mortgage loan is
                          held by the related borrower or an affiliate of the
                          related borrower, then the holder of such junior
                          Eastgate Mall outside-the-trust fund mortgage loan
                          will generally have no rights other than the receipt
                          of payments thereunder.

                          See "Description of the Underlying Mortgage Loans--
                          Certain Matters Regarding the Eastgate Mall Mortgage
                          Loan" and "--Significant Mortgage Loans--Eastgate
                          Mall" in this prospectus supplement.

FEDEX-MIDWAY
  COMPANION LENDER......  The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as FedEx-Midway secures,
                          on a subordinate basis relative to the FedEx-Midway
                          underlying mortgage loan subject to the terms of an
                          intercreditor agreement, one (1) junior mortgage loan
                          that will not be part of the trust fund. The junior
                          FedEx-Midway outside-the-trust --- fund mortgage loan
                          has a cut-off date principal balance of $2,736,615.33.

                          The holder of the junior FedEx-Midway
                          outside-the-trust fund mortgage loan will be entitled
                          to exercise certain limited rights with respect to
                          servicing matters affecting the FedEx-Midway
                          underlying mortgage loan and the junior FedEx-Midway
                          outside-the-trust fund mortgage loan. In addition, the
                          holder of the junior FedEx-Midway outside-the-trust
                          fund mortgage loan (or its designee) will also be
                          entitled to:

                          o  consult with the special servicer and master
                             servicer with respect to various servicing matters
                             involving the FedEx-Midway loan group;

                          o  consent to various servicing matters involving the
                             FedEx-Midway loan group and direct certain other
                             servicing matters involving the FedEx-Midway loan
                             group;

                          o  purchase the FedEx-Midway underlying mortgage loan
                             under various default scenarios; and

                                      S-13

                          o  cure defaults with respect to the FedEx-Midway
                             underlying mortgage loan.

                          See "Description of the Underlying Mortgage Loans--
                          Certain Matters Regarding the FedEx-Midway Mortgage
                          Loan" in this prospectus supplement.

UNDERWRITERS............  Credit Suisse First Boston LLC, ABN AMRO Incorporated,
                          KeyBanc Capital Markets, a Division of McDonald
                          Investments Inc., and J.P. Morgan Securities Inc. are
                          the underwriters with respect to this offering. Credit
                          Suisse First Boston LLC and ABN AMRO Incorporated will
                          be the co-lead managers and Credit Suisse First Boston
                          LLC will be the sole book running manager. KeyBanc
                          Capital Markets and J.P. Morgan Securities Inc. will
                          be the co-managers. Credit Suisse First Boston LLC is
                          an affiliate of us and Column Financial, Inc., one of
                          the mortgage loan sellers. ABN AMRO Incorporated is an
                          affiliate of LaSalle Bank National Association, which
                          is also one of the mortgage loan sellers and the
                          certificate administrator, registrar and paying agent.
                          KeyBanc Capital Markets is a trade name under which
                          corporate and investment banking services of KeyCorp
                          and its subsidiaries, including McDonald Investments
                          Inc. and KeyBank National Association, are marketed to
                          institutional clients. McDonald Investments Inc. is an
                          affiliate of KeyBank National Association, one of the
                          mortgage loan sellers, and of KeyCorp Real Estate
                          Capital Markets, Inc., a primary servicer and the
                          master servicer.

MORTGAGE LOAN SELLERS...  We will acquire the mortgage loans that are to back the offered certificates from four separate mortgage
                          loan sellers:

                          o  Column Financial, Inc., a Delaware corporation. It
                             is an affiliate of us and of Credit Suisse First
                             Boston LLC, one of the underwriters. Column
                             Financial, Inc. maintains an office at 3414
                             Peachtree Road, N.E., Suite 1140, Atlanta, Georgia
                             30326;

                          o  KeyBank National Association, a national banking
                             association. It is the parent of KeyCorp Real
                             Estate Capital Markets, Inc., a primary servicer
                             and the master servicer, and is an affiliate of
                             McDonald Investments Inc., one of the underwriters.
                             KeyBank National Association maintains an office at
                             Key Tower, 127 Public Square, Cleveland, Ohio
                             44114;

                          o  LaSalle Bank National Association, a national
                             banking association. It is an affiliate of ABN AMRO
                             Incorporated, one of the underwriters, and will
                             also serve as the certificate administrator,
                             registrar and paying agent. LaSalle Bank National
                             Association maintains an office at 135 South
                             LaSalle Street, Chicago, Illinois 60603; and

                          o  Lehman Brothers Holdings Inc., a Delaware
                             corporation. Lehman Brothers Holdings Inc.
                             maintains an office at 745 Seventh Avenue, New
                             York, New York 10019.

                          See "Description of the Underlying Mortgage Loans--The
                          Mortgage Loan Sellers" in this prospectus supplement.

                          SIGNIFICANT DATES AND PERIODS
                          -----------------------------

CUT-OFF DATE............  All payments and collections received on each of the underlying mortgage loans after its due date in
                          December 2004 (and with respect to any mortgage loan
                          originated in December 2004, the date of the
                          origination of such mortgage loan), excluding any
                          payments or collections that represent amounts due on
                          or before that date, will belong to the trust fund.
                          The respective due dates for the underlying mortgage
                          loans in December 2004 (and with respect to any
                          mortgage loan originated in December 2004, the date of
                          the origination of such mortgage

                                      S-14

                          loan) are individually and collectively considered the
                          cut-off date for the trust fund.

ISSUE DATE..............  The date of initial issuance for the series 2004-C5
                          certificates will be on or about December   , 2004.

DUE DATES...............  Subject, in some cases, to a next business day convention, the dates on which monthly installments of
                          principal and/or interest will be due on the
                          underlying mortgage loans are as follows:

                                                               % OF INITIAL
                                            NUMBER OF            MORTGAGE
                          DUE DATE       MORTGAGE LOANS        POOL BALANCE
                          --------       --------------        ------------
                            11th               133                 64.4%
                             1st                95                 35.6%

DETERMINATION DATE......  The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and
                          information regarding the underlying mortgage loans
                          that is to be reported, to the holders of the series
                          2004-C5 certificates on any distribution date will be
                          the close of business on the determination date in the
                          same month as that distribution date. The
                          determination date will be the 11th calendar day of
                          each month, commencing with January 2005, or, if the
                          11th calendar day of any such month is not a business
                          day, then the next succeeding business day.

DISTRIBUTION DATE.......  Distributions on the series 2004-C5 certificates are scheduled to occur monthly, commencing in January
                          2005. During any given month, the distribution date
                          will be the fourth business day following the
                          determination date in that month.

RECORD DATE.............  The record date for each monthly distribution on a series 2004-C5 certificate will be the last business
                          day of the prior calendar month. The registered
                          holders of the series 2004-C5 certificates at the
                          close of business on each record date will be entitled
                          to receive any distribution on those certificates on
                          the following distribution date, except that the final
                          distribution of principal and/or interest on any
                          offered certificate will be made only upon
                          presentation and surrender of that certificate at the
                          location to be specified in a notice of the pendency
                          of that final distribution.

COLLECTION PERIOD.......  Amounts available for distribution on the series
                          2004-C5 certificates on any distribution date will
                          depend on the payments and other collections received,
                          and any advances of payments due, on or with respect
                          to the underlying mortgage loans during the related
                          collection period. Each collection period--

                          o  will relate to a particular distribution date,

                          o  will begin when the prior collection period ends
                             or, in the case of the first collection period,
                             will begin as of the issue date, and

                          o  will end at the close of business on the
                             determination date that occurs in the same month as
                             the related distribution date.

INTEREST ACCRUAL
  PERIOD................  The amount of interest payable with respect to the interest-bearing classes of the series 2004-C5
                          certificates on any distribution date will be a
                          function of the interest accrued during the related
                          interest accrual period. The interest accrual period
                          for any distribution date will be the calendar month
                          immediately preceding the month in which that
                          distribution date occurs.

                                      S-15

                            THE OFFERED CERTIFICATES
                            ------------------------

GENERAL.................  The series 2004-C5 certificates offered by this prospectus supplement are the class A-1, A-2, A-3,
                          A-AB, A-4, A-1-A, A-J, B, C and D certificates. Each
                          class of offered certificates will have the total
                          initial principal balance and pass-through rate set
                          forth in the table on page S-5 or otherwise described
                          under "--Transaction Overview" above. There are no
                          other securities offered by this prospectus
                          supplement.

DISTRIBUTIONS

A. PRIORITY OF
  DISTRIBUTIONS.........  The certificate administrator will make distributions of interest and, if and when applicable, principal, to
                          the following classes of series 2004-C5
                          certificateholders, in the following order:

                DISTRIBUTION ORDER                    CLASS
                ------------------     ------------------------------------
                        1st            A-1, A-2, A-3, A-AB, A-4, A-1-A, A-X
                                                     and A-SP
                        2nd                            A-J
                        3rd                             B
                        4th                             C
                        5th                             D
                    Thereafter            The Other Non-Offered Classes,
                                         Exclusive of the R, LR and V Classes

                          Interest distributions with respect to the A-1, A-2,
                          A-3, A-AB, A-4, A-1-A, A-X and A-SP classes are to be
                          made concurrently:

                          o  in the case of the A-1, A-2, A-3, A-AB and A-4
                             classes, on a pro rata basis in accordance with the
                             respective interest entitlements evidenced by those
                             classes of certificates, from available funds
                             attributable to loan group no. 1;

                          o  in the case of the A-1-A class, from available
                             funds attributable to loan group no. 2; and

                          o  in case of the A-X and A-SP classes, on a pro rata
                             basis in accordance with the respective interest
                             entitlements evidenced by those classes, from
                             available funds attributable to loan group no. 1
                             and/or loan group no. 2;

                          provided that, if the foregoing would result in a
                          shortfall in the interest distributions on any of the
                          A-1, A-2, A-3, A-AB, A-4, A-1-A, A-X and/or A-SP
                          classes, then distributions of interest will be made
                          on those classes of series 2004-C5 certificates, on a
                          pro rata basis in accordance with the respective
                          interest entitlements evidenced by those classes, from
                          available funds attributable to the entire mortgage
                          pool.

                          Allocation of principal distributions among the A-1,
                          A-2, A-3, A-AB, A-4 and A-1-A classes is described
                          under "--Distributions--Principal Distributions"
                          below. The class A-X, A-SP, R, LR and V certificates
                          do not have principal balances and do not entitle
                          holders to distributions of principal.

                          See "Description of the Offered Certificates--
                          Distributions--Priority of Distributions" in this
                          prospectus supplement.

                                      S-16

B. INTEREST
  DISTRIBUTIONS.........  Each class of series 2004-C5 certificates, other than the class R, class LR and class V certificates, will
                          bear interest. With respect to each interest-bearing
                          class of series 2004-C5 certificates, that interest
                          will accrue during each interest accrual period based
                          upon:

                          o  the pass-through rate with respect to that class
                             for that interest accrual period;

                          o  the total principal balance or notional amount, as
                             the case may be, of that class outstanding
                             immediately prior to the related distribution date;
                             and

                          o  the assumption that each year consists of twelve
                             30-day months.

                          However, the class A-SP certificates will not accrue
                          interest beyond the interest accrual period.

                          If a whole or partial voluntary prepayment (or, to the
                          extent it results from the receipt of insurance
                          proceeds or a condemnation award, a whole or partial
                          involuntary prepayment) on an underlying mortgage loan
                          is not accompanied by the amount of one full month's
                          interest on the prepayment, then, as and to the extent
                          described under "Description of the Offered
                          Certificates--Distributions--Interest Distributions"
                          in this prospectus supplement, the resulting interest
                          shortfall may be allocated to reduce the amount of
                          accrued interest otherwise payable to the holders of
                          all of the interest-bearing classes of the series
                          2004-C5 certificates, including the offered
                          certificates, on a pro rata basis in accordance with
                          the respective amounts of interest actually accrued on
                          those classes during the corresponding interest
                          accrual period.

                          On each distribution date, subject to available funds
                          and the distribution priorities described under
                          "--Distributions--Priority of Distributions" above,
                          you will be entitled to receive your proportionate
                          share of all unpaid distributable interest accrued
                          with respect to your class of offered certificates
                          through the end of the related interest accrual
                          period.

                          See "Description of the Offered
                          Certificates--Distributions--Interest Distributions"
                          and "--Distributions--Priority of Distributions" in
                          this prospectus supplement.

C. PRINCIPAL
  DISTRIBUTIONS.........  Subject to--

                          o  available funds,

                          o  the distribution priorities described under
                             "--Distributions--Priority of Distributions" above,
                             and

                          o  the reductions to principal balances described
                             under "--Reductions of Certificate Principal
                             Balances in Connection with Losses and Expenses"
                             below,

                          the holders of each class of offered certificates will
                          be entitled to receive a total amount of principal
                          over time equal to the total principal balance of
                          their particular class.

                          However, if the master servicer or the trustee
                          reimburses itself out of general collections on the
                          mortgage pool for any advance that it or the special
                          servicer has determined is not recoverable out of
                          collections on the related underlying mortgage loan,
                          then that advance (together with accrued interest
                          thereon) will be deemed, to the fullest extent
                          permitted, to be reimbursed first out of payments and
                          other collections of principal otherwise distributable
                          on the series 2004-C5

                                      S-17

                          certificates, prior to being deemed reimbursed out of
                          payments and other collections of interest otherwise
                          distributable on the series 2004-C5 certificates.

                          Additionally, in the event that any advance (including
                          any interest accrued thereon) with respect to a
                          defaulted underlying mortgage loan remains
                          unreimbursed following the time that such underlying
                          mortgage loan is modified and returned to performing
                          status, the master servicer, the special servicer or
                          the trustee, as applicable, will be entitled to
                          reimbursement for that advance (even though that
                          advance is not deemed nonrecoverable out of
                          collections on the related underlying mortgage loan),
                          on a monthly basis, out of - but solely out of -
                          payments and other collections of principal on all the
                          underlying mortgage loans after the application of
                          those principal payments and collections to reimburse
                          any party for nonrecoverable debt service advances
                          and/or servicing advances as described in the prior
                          paragraph (thereby reducing the amount of principal
                          otherwise distributable on the series 2004-C5
                          certificates on the related distribution date). If any
                          such advance is not reimbursed in whole on any
                          distribution date due to insufficient principal
                          collections during the related collection period, then
                          the portion of that advance which remains unreimbursed
                          will be carried over (with interest thereon continuing
                          to accrue) for reimbursement on the following
                          distribution date (to the extent of principal
                          collections available for that purpose). If any such
                          advance, or any portion of any such advance, is
                          determined, at any time during this reimbursement
                          process, to be ultimately nonrecoverable out of
                          collections on the related underlying mortgage loan,
                          then the master servicer or the trustee, as
                          applicable, will be entitled to immediate
                          reimbursement as a nonrecoverable advance in an amount
                          equal to the portion of that advance that remains
                          outstanding, plus accrued interest.

                          The certificate administrator must make principal
                          distributions in a specified sequential order, taking
                          account of whether the payments (or advances in lieu
                          thereof) and other collections of principal that are
                          to be distributed were received and/or made with
                          respect to underlying mortgage loans in loan group no.
                          1 or underlying mortgage loans in loan group no. 2,
                          such that:

                          o  no principal distributions will be made to the
                             holders of any of the class E, F, G, H, J, K, L, M,
                             N, O or P certificates until the total principal
                             balance of the offered certificates is reduced to
                             zero;

                          o  no principal distributions will be made to the
                             holders of the class A-J, B, C or D certificates
                             until, in the case of each of those classes, the
                             total principal balance of all more senior classes
                             of offered certificates is reduced to zero;

                          o  except as described in the paragraph following
                             these bullets, no distributions of principal with
                             respect to loan group no. 1 will be made to the
                             holders of the class A-1-A certificates until the
                             total principal balance of the class A-1, A-2, A-3,
                             A-AB and A-4 certificates is reduced to zero;

                          o  except as described in the paragraph following
                             these bullets, no distributions of principal with
                             respect to loan group no. 2 will be made to the
                             holders of the class A-1, A-2, A-3, A-AB and/or A-4
                             certificates until the total principal balance of
                             the class A-1-A certificates is reduced to zero;

                          o  except as described in the paragraph following
                             these bullets, no distributions of principal will
                             be made to the holders of the class A-4
                             certificates until the total principal balance of
                             the class A-1, A-2, A-3 and A-AB certificates is
                             reduced to zero;

                                      S-18

                          o  except as described in the paragraph following
                             these bullets, no distributions of principal will
                             be made to the holders of the class A-AB
                             certificates until the distribution date in
                             December 2009 (the first distribution date on which
                             the schedule on Exhibit E targets a principal
                             balance for such class that is less than its
                             initial balance), unless the total principal
                             balances of the class A-1, class A-2 and class A-3
                             certificates are reduced to zero prior to such
                             date;

                          o  except as described in the paragraph following
                             these bullets, no distributions of principal will
                             be made to the holders of the class A-3
                             certificates until the total principal balance of
                             the class A-1 and A-2 certificates is reduced to
                             zero and the total principal balance of the class
                             A-AB certificates is reduced to the balance set
                             forth for such distribution date on Exhibit E;

                          o  except as described in the paragraph following
                             these bullets, no distributions of principal will
                             be made to the holders of the class A-2
                             certificates until the total principal balance of
                             the class A-1 certificates is reduced to zero and
                             the total principal balance of the class A-AB
                             certificates is reduced to the balance set forth
                             for such distribution date on Exhibit E;

                          o  except as described in the paragraph following
                             these bullets, no distributions of principal will
                             be made to the holders of the class A-1
                             certificates until the total principal balance of
                             the class A-AB certificates is reduced to the
                             balance set forth for such distribution date on
                             Exhibit E; and

                          o  except as described in the following paragraph, no
                             distributions of principal will be made to the
                             holders of the class A-AB certificates in excess of
                             the amount necessary to reduce the principal
                             balance to the balance set forth for such
                             distribution date on Exhibit E until the total
                             principal balance of the class A-1, A-2 and A-3
                             certificates is reduced to zero.

                          Because of the losses on the underlying mortgage
                          loans and/or default-related or other unanticipated
                          trust fund expenses, the total principal balance of
                          the class A-J, B, C, D, E, F, G, H, J, K, L, M, N, O
                          and P certificates could be reduced to zero at a time
                          when any two or more of the A-1, A-2, A-3, A-AB, A-4
                          and A-1-A classes remain outstanding. Under those
                          circumstances, any principal distributions on the A-1,
                          A-2, A-3, A-AB, A-4 and A-1-A classes will be made on
                          a pro rata basis in accordance with the relative sizes
                          of the respective then outstanding total principal
                          balances of those classes.

                          The total distributions of principal to be made on the
                          series 2004-C5 certificates on any distribution date
                          will, in general, be a function of--

                          o  the amount of scheduled payments of principal due
                             or, in some cases, deemed due, on the underlying
                             mortgage loans during the related collection
                             period, which payments are either received as of
                             the end of that collection period or advanced by
                             the master servicer or the trustee, as applicable,
                             and

                          o  the amount of any prepayments, including in the
                             form of accelerated amortization on any underlying
                             mortgage loan that remains outstanding past any
                             applicable anticipated repayment date, and other
                             unscheduled collections of previously unadvanced
                             principal with respect to the underlying mortgage
                             loans that are received during the related
                             collection period.

                                      S-19

                          The class A-X, A-SP, R, LR and V certificates do not
                          have principal balances. They do not entitle holders
                          to any distributions of principal.

                          See "Description of the Offered Certificates--
                          Distributions--Principal Distributions" and
                          "--Distributions--Priority of Distributions" in this
                          prospectus supplement.

D. DISTRIBUTIONS OF
   PREPAYMENT PREMIUMS
   AND YIELD MAINTENANCE
   CHARGES..............  Any prepayment premium or yield maintenance charge collected in respect of any of the underlying mortgage
                          loans will be distributed, in the proportions
                          described under "Description of the Offered
                          Certificates--Distributions--Distributions of Static
                          Prepayment Premiums and Yield Maintenance Charges" in
                          this prospectus supplement, as additional interest to
                          the holders of the class A-X and/or A-SP certificates
                          and/or as additional interest to any holders of class
                          A-1, A-2, A-3, A-AB, A-4, A-1-A, A-J, B, C, D, E, F, G
                          or H certificates that are then entitled to receive
                          principal distributions with respect to the loan group
                          that includes the prepaid mortgage loan.

REDUCTIONS OF
CERTIFICATE PRINCIPAL
BALANCES IN CONNECTION
WITH LOSSES AND
EXPENSES................  Because of losses on the underlying mortgage loans and/or default-related or other unanticipated trust
                          fund expenses, the total principal balance of the
                          underlying mortgage loans, net of outstanding advances
                          of principal may fall below the total principal
                          balance of the series 2004-C5 principal balance
                          certificates. If and to the extent that those losses
                          and expenses cause such a deficit to exist following
                          the distributions made on the series 2004-C5
                          certificates on any distribution date, then the
                          principal balances of the following classes of series
                          2004-C5 principal balance certificates will be
                          sequentially reduced, in the following order, until
                          that deficit is eliminated:

                          REDUCTION ORDER                   CLASS
                          ---------------                   -----
                                1st                           P
                                2nd                           O
                                3rd                           N
                                4th                           M
                                5th                           L
                                6th                           K
                                7th                           J
                                8th                           H
                                9th                           G
                               10th                           F
                               11th                           E
                               12th                           D
                               13th                           C
                               14th                           B
                               15th                          A-J
                               16th           A-1, A-2, A-3, A-AB, A-4 and A-1-A

                          Any reduction of the principal balances of the A-1,
                          A-2, A-3, A-AB, A-4 and A-1-A classes will be made on
                          a pro rata basis in accordance with the relative sizes
                          of those principal balances at the time of the
                          reduction.

                          See "Description of the Offered
                          Certificates--Reductions of Certificate Principal
                          Balances in Connection with Realized Losses and
                          Additional Trust Fund Expenses" in this prospectus
                          supplement.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE
PAYMENTS................  Except as described in the next four paragraphs, the master servicer will be required to make advances with
                          respect to any delinquent scheduled monthly payments,
                          other than balloon payments, of principal and/or
                          interest due on the underlying mortgage loans. The
                          master servicer will be required to make

                                      S-20

                          advances of assumed monthly payments for those balloon
                          loans that become defaulted upon their maturity dates
                          on the same amortization schedule as if the maturity
                          date had not occurred. In addition, the trustee must
                          make any of those advances that the master servicer
                          fails to make. As described under "Description of the
                          Offered Certificates--Advances of Delinquent Monthly
                          Debt Service Payments" in this prospectus supplement,
                          any party that makes an advance will be entitled to be
                          reimbursed for the advance, together with interest at
                          the prime rate described in that section of this
                          prospectus supplement.

                          Neither the master servicer nor the trustee will
                          advance master servicing fees or work-out fees.

                          Neither the master servicer nor the trustee will be
                          required to make any advance that it determines will
                          not be recoverable from proceeds of the related
                          mortgage loan. In addition, the trustee may
                          conclusively rely on any determination of
                          nonrecoverability made by the master servicer or the
                          special servicer, and the master servicer will
                          conclusively rely on any determination of
                          nonrecoverability made by the special servicer.

                          In addition, if any of the adverse events or
                          circumstances that we refer to under "The Pooling and
                          Servicing Agreement--Required Appraisals" in this
                          prospectus supplement occur or exist with respect to
                          any underlying mortgage loan or the related mortgaged
                          real property, the special servicer will generally be
                          obligated to obtain a new appraisal or, in cases
                          involving mortgage loans with principal balances of
                          $2,000,000 or less, conduct an internal valuation of
                          that property. If, based on that appraisal or other
                          valuation, it is determined that--

                          o  the principal balance of, and other delinquent
                             amounts (which may include unpaid servicing fees,
                             unreimbursed servicing advances and interest on
                             advances) due under or with respect to, the subject
                             mortgage loan, exceed

                          o  an amount equal to--

                             1.   90% of the new estimated value of that real
                                  property, minus

                             2.   any liens on that real property that are
                                  prior to the lien of the subject mortgage
                                  loan, plus

                             3.   the amount of related escrow payments,
                                  reserve funds and letters of credit which may
                                  be applied to payments on the subject
                                  mortgage loan,

                          then the amount otherwise required to be advanced with
                          respect to interest on the subject mortgage loan will
                          be reduced. That reduction will be in the same
                          proportion that the excess bears to the principal
                          balance of the subject mortgage loan, net of related
                          unreimbursed advances of principal. Due to the
                          distribution priorities, any reduction will reduce the
                          funds available to pay interest on the most
                          subordinate interest-bearing class of series 2004-C5
                          certificates outstanding that evidences an interest in
                          the subject mortgage loan.

                          Notwithstanding the foregoing, any reduction in
                          advances with respect to the Eastgate Mall underlying
                          mortgage loan in accordance with the preceding
                          paragraph will be based only on the portion of any
                          appraisal reduction amount allocable to the Eastgate
                          Mall underlying mortgage loan. The master servicer or
                          special servicer will calculate any appraisal
                          reduction amount with respect to the Eastgate Mall
                          loan group in the manner described above with respect
                          to appraisal reduction amounts relating to individual
                          underlying mortgage loans and will then allocate that
                          appraisal reduction amount, first, to the two (2)
                          junior Eastgate Mall outside-the-trust fund mortgage
                          loans, sequentially in reverse

                                      S-21

                          order of their payment priorities, in each case up to
                          the unpaid principal balance of the subject junior
                          mortgage loan, and then, to the Eastgate Mall
                          underlying mortgage loan. Furthermore, any reduction
                          in advances with respect to the FedEx-Midway
                          underlying mortgage loan in accordance with the
                          preceding paragraph will be based only on the portion
                          of any appraisal reduction amount allocable to the
                          FedEx-Midway underlying mortgage loan. The master
                          servicer or special servicer will calculate any
                          appraisal reduction amount with respect to the
                          FedEx-Midway loan group in the manner described above
                          with respect to appraisal reduction amounts relating
                          to individual underlying mortgage loans and will then
                          allocate that appraisal reduction amount, first, to
                          the junior FedEx-Midway outside-the-trust fund
                          mortgage loan up to the unpaid principal balance, and
                          then, to the FedEx-Midway underlying mortgage loan.

                          See "Description of the Offered Certificates--Advances
                          of Delinquent Monthly Debt Service Payments" and "The
                          Pooling and Servicing Agreement--Required Appraisals"
                          in this prospectus supplement. See also "Description
                          of the Certificates--Advances" in the accompanying
                          prospectus.

REPORTS TO
CERTIFICATEHOLDERS......  On each distribution date, the certificate administrator will provide or make available to the
                          registered holders of the offered certificates a
                          monthly report substantially in the form of Exhibit B
                          to this prospectus supplement. The certificate
                          administrator's report will detail, among other
                          things, the distributions made to the series 2004-C5
                          certificateholders on that distribution date and the
                          performance of the underlying mortgage loans and the
                          mortgaged real properties. The certificate
                          administrator will also make available to the
                          registered holders of the offered certificates, via
                          its website, any report at the request of the
                          depositor.

                          You may also review via the certificate
                          administrator's website or, upon reasonable prior
                          notice, at the certificate administrator's or the
                          trustee's offices, as applicable, during normal
                          business hours, a variety of information and documents
                          that pertain to the underlying mortgage loans and the
                          mortgaged real properties securing those loans. We
                          expect that the available information and documents
                          will include loan documents (only at the trustee's
                          office), borrower operating statements, rent rolls and
                          property inspection reports, to the extent received by
                          the certificate administrator.

                          See "Description of the Offered Certificates--Reports
                          to Certificateholders; Available Information" in this
                          prospectus supplement.

OPTIONAL TERMINATION....  The following parties will each in turn, according to the order listed below, have the option to purchase
                          all of the underlying mortgage loans and all other
                          property remaining in the trust fund on any
                          distribution date on which the total principal balance
                          of the underlying mortgage loans from the perspective
                          of the series 2004-C5 certificateholders, based on
                          collections and advances of principal on those
                          mortgage loans previously distributed, and losses on
                          those mortgage loans previously allocated, to the
                          series 2004-C5 certificateholders, is less than 1.0%
                          of the initial mortgage pool balance:

                          o  any single holder or group of holders of the
                             majority of the total outstanding principal balance
                             of certificates of the series 2004-C5 controlling
                             class;

                          o  the special servicer; and

                          o  the master servicer.

                          If any party above exercises this option, then the
                          trust fund will terminate and all outstanding offered
                          certificates will be retired, as described in more
                          detail in this prospectus supplement.

                                      S-22

DENOMINATIONS...........  The offered certificates will be issuable in registered form, in the following denominations:

                                                        MULTIPLES IN EXCESS
                                        MINIMUM             OF MINIMUM
              CLASS                  DENOMINATION          DENOMINATION
              -----                  ------------          ------------
    A-1, A-2, A-3, A-AB, A-4,           $10,000                 $1
           A-1-A, A-J,
           B, C and D

CLEARANCE AND
SETTLEMENT..............  You will initially hold your offered certificates through The Depository Trust Company, in the United
                          States, or Clearstream Banking, Luxembourg or The
                          Euroclear System, in Europe. As a result, you will not
                          receive a fully registered physical certificate
                          representing your interest in any offered certificate,
                          except under the limited circumstances described under
                          "Description of the Offered Certificates--Registration
                          and Denominations" in this prospectus supplement and
                          "Description of the Certificates--Book-Entry
                          Registration" in the accompanying prospectus. We may
                          elect to terminate the book-entry system through DTC
                          with respect to all or any portion of any class of
                          offered certificates.

                       LEGAL AND INVESTMENT CONSIDERATIONS
                       -----------------------------------

FEDERAL INCOME TAX
CONSEQUENCES............  The certificate administrator or its agent will make elections to treat designated portions of the assets
                          of the trust fund as two separate real estate mortgage
                          investment conduits in a tiered structure under
                          Sections 860A through 860G of the Internal Revenue
                          Code. Those two REMICs are as follows:

                          o  REMIC I, which will consist of, among other
                             things--

                             1. the mortgage loans that back the offered
                                certificates, and

                             2. any mortgaged real properties that may be
                                acquired by the trust fund following a borrower
                                default,

                                but will exclude collections of additional
                                interest accrued and deferred as to payment with
                                respect to each underlying mortgage loan with an
                                anticipated repayment date that remains
                                outstanding past that date; and

                          o  REMIC II, which will hold the regular interests in
                             REMIC I.

                          Any assets not included in a REMIC will constitute a
                          grantor trust for federal income tax purposes.

                          The offered certificates will be treated as regular
                          interests in REMIC II. This means that they will be
                          treated as newly issued debt instruments for federal
                          income tax purposes. You will have to report income on
                          your offered certificates in accordance with the
                          accrual method of accounting even if you are otherwise
                          a cash method taxpayer. The offered certificates will
                          not represent any interest in the grantor trust
                          referred to above.

                          Certain classes of the offered certificates, depending
                          on their respective issue prices, may be issued with
                          more than a de minimis amount of original issue
                          discount.

                          When determining the rate of accrual of original issue
                          discount and market discount or the amortization of
                          premium, if any, for federal income tax purposes, the
                          prepayment assumption will be that, subsequent to the
                          date of any determination--

                                      S-23

                          o  the underlying mortgage loans with anticipated
                             repayment dates will, in each case, be paid in full
                             on that date,

                          o  no underlying mortgage loan will otherwise be
                             prepaid prior to maturity, and

                          o  there will be no extension of maturity for any
                             underlying mortgage loan.

                          However, no representation is made as to the actual
                          rate at which the underlying mortgage loans will
                          prepay, if at all.

                          For a more detailed discussion of the federal income
                          tax aspects of investing in the offered certificates,
                          see "Federal Income Tax Consequences" in this
                          prospectus supplement and in the accompanying
                          prospectus.

ERISA CONSIDERATIONS....  The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement
                          subject to the Employee Retirement Income Security Act
                          of 1974, as amended, or to Section 4975 of the
                          Internal Revenue Code, as amended, could, in some
                          instances, result in a prohibited transaction or other
                          violation of the fiduciary responsibility provisions
                          of these laws.

                          We anticipate, however, that, subject to satisfaction
                          of the conditions referred to under "ERISA
                          Considerations" in this prospectus supplement,
                          retirement plans and other employee benefit plans and
                          arrangements subject to--

                          o  Title I of ERISA, or

                          o  Section 4975 of the Internal Revenue Code

                          will be able to invest in the offered certificates
                          without giving rise to a prohibited transaction. This
                          is based upon an individual prohibited transaction
                          exemption granted to Credit Suisse First Boston LLC by
                          the U.S. Department of Labor.

                          If you are a fiduciary of any retirement plan or other
                          employee benefit plan or arrangement subject to Title
                          I of ERISA or Section 4975 of the Internal Revenue
                          Code or any materially similar provisions of
                          applicable federal, state or local law, you should
                          consult your own legal advisors to determine whether
                          the purchase or holding of the offered certificates
                          could give rise to a transaction that is prohibited
                          under ERISA or Section 4975 of the Internal Revenue
                          Code or applicable similar law. See "ERISA
                          Considerations" in this prospectus supplement and in
                          the accompanying prospectus.

LEGAL INVESTMENT........  None of the certificates will constitute "mortgage related securities" for purposes of the Secondary
                          Mortgage Market Enhancement Act of 1984, as amended.

                          If your investment activities are subject to legal
                          investment laws and regulations, regulatory capital
                          requirements, or review by regulatory authorities,
                          then you may be subject to restrictions on investment
                          in the offered certificates.

                          You should consult your own legal advisors for
                          assistance in determining the suitability of and
                          consequences to you of the purchase, ownership, and
                          sale of the offered certificates. See "Legal
                          Investment" in this prospectus supplement and in the
                          accompanying prospectus.

INVESTMENT
  CONSIDERATIONS........  The rate and timing of payments and other collections of principal on or with respect to the underlying
                          mortgage loans will affect the yield to maturity on
                          each offered certificate. In the case of offered
                          certificates purchased at a discount, a

                                      S-24

                          slower than anticipated rate of payments and other
                          collections of principal on the underlying mortgage
                          loans could result in a lower than anticipated yield.
                          In the case of offered certificates purchased at a
                          premium, a faster than anticipated rate of payments
                          and other collections of principal on the underlying
                          mortgage loans could result in a lower than
                          anticipated yield.

                          Holders of the class A-1, A-2, A-3, A-AB and A-4
                          certificates will be greatly affected by the rate and
                          timing of payments and other collections of principal
                          of the mortgage loans in loan group no. 1 and, in the
                          absence of significant losses, should be largely
                          unaffected by the rate and timing of payments and
                          other collections of principal on the mortgage loans
                          in loan group no. 2.

                          Holders of the class A-1-A certificates will be
                          greatly affected by the rate and timing of payments
                          and other collections of principal of the mortgage
                          loans in loan group no. 2 and, in the absence of
                          significant losses, should be largely unaffected by
                          the rate and timing of payments and other collections
                          of principal on the mortgage loans in loan group no.
                          1.

                          The yield on the offered certificates with variable or
                          capped pass-through rates could also be adversely
                          affected if the underlying mortgage loans with
                          relatively higher net mortgage interest rates pay
                          principal faster than the mortgage loans with
                          relatively lower net mortgage interest rates.

                          See "Yield and Maturity Considerations" in this
                          prospectus supplement and in the accompanying
                          prospectus.

                          THE UNDERLYING MORTGAGE LOANS
                          -----------------------------

GENERAL.................  We intend to include the 228 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the
                          trust fund for the offered certificates. With respect
                          to the mortgage loans identified on Exhibit A-1 to
                          this prospectus supplement as Eastgate Mall and
                          FedEx-Midway, references to "underlying mortgage
                          loans" in this prospectus supplement include only the
                          Eastgate Mall underlying mortgage loan (and not the
                          two (2) junior Eastgate Mall outside-the-trust fund
                          mortgage loans) and the FedEx-Midway underlying
                          mortgage loan (and not the junior FedEx-Midway
                          outside-the-trust fund mortgage loan). In this
                          section, "--The Underlying Mortgage Loans," we provide
                          summary information with respect to those mortgage
                          loans. For more detailed information regarding those
                          mortgage loans, you should review the following
                          sections in this prospectus supplement:

                          o  "Description of the Underlying Mortgage Loans";

                          o  "Risk Factors--Risks Related to the Underlying
                             Mortgage Loans";

                          o  Exhibit A-1--Characteristics of the Underlying
                             Mortgage Loans and the Related Mortgaged Real
                             Properties; and

                          o  Exhibit A-2--Mortgage Pool Information.

                          For purposes of calculating distributions on the
                          respective classes of series 2004-C5 certificates, the
                          pool of mortgage loans backing the offered
                          certificates will be divided into the following two
                          loan groups:

                          o  Loan group no. 1, which will consist of all of the
                             underlying mortgage loans that are secured by
                             property types other than multifamily and mobile
                             home park, together with 24 underlying mortgage
                             loans that are secured by multifamily and mobile
                             home park property types. Loan group no. 1 will
                             consist of 149 mortgage loans, with an initial loan
                             group no. 1 balance of $1,434,224,152, representing
                             approximately 76.8% of the initial mortgage pool
                             balance.

                                      S-25

                          o  Loan group no. 2, which will consist of all of the
                             underlying mortgage loans that are secured by the
                             multifamily and mobile home park property types
                             except for the 24 underlying mortgage loans that
                             are secured by multifamily and mobile home park
                             property types in loan group no. 1. Loan group no.
                             2 will consist of 79 mortgage loans, with an
                             initial loan group no. 2 balance of $432,620,028,
                             representing approximately 23.2% of the initial
                             mortgage pool balance.

                          Exhibit A-1 to this prospectus supplement identifies
                          which underlying mortgage loans are included in each
                          of loan group no. 1 and loan group no. 2.

                          When reviewing the information that we have included
                          in this prospectus supplement with respect to the
                          mortgage loans that we intend to include in the trust
                          fund, please note that--

                          o  All numerical information provided with respect to
                             the mortgage loans is provided on an approximate
                             basis.

                          o  All weighted average information provided with
                             respect to the underlying mortgage loans or any
                             sub-group of those mortgage loans reflects a
                             weighting based on their respective cut-off date
                             principal balances. We will transfer the cut-off
                             date principal balance for each of the underlying
                             mortgage loans to the trust fund. We show the
                             cut-off date principal balance for each of the
                             underlying mortgage loans on Exhibit A-1 to this
                             prospectus supplement.

                          o  In calculating the respective cut-off date
                             principal balances of the underlying mortgage
                             loans, we have assumed that--

                             1. all scheduled payments of principal and/or
                                interest due on those mortgage loans on or
                                before their respective due dates in December
                                2004 are timely made, and

                             2. there are no prepayments or other unscheduled
                                collections of principal with respect to any of
                                those mortgage loans during the period from its
                                due date in November 2004 up to and including
                                its due date in December 2004.

                          o  Whenever we refer to the following terms in this
                             prospectus supplement, we intend for them to have
                             the respective meanings specified below:

                             1. initial mortgage pool balance -- the total
                                cut-off date principal balance of the entire
                                mortgage pool;

                             2. initial loan group no. 1 balance -- the total
                                cut-off date principal balance of all of loan
                                group no. 1; and

                             3. initial loan group no. 2 balance -- the total
                                cut-off date principal balance of all of loan
                                group no. 2.

                          o  When information with respect to mortgaged real
                             properties is expressed as a percentage of the
                             initial mortgage pool balance, the initial loan
                             group no. 1 balance or the initial loan group no. 2
                             balance, as the case may be, the percentages are
                             based upon the cut-off date principal balances of
                             the related underlying mortgage loans.

                          o  Some of the underlying mortgage loans are
                             cross-collateralized and cross-defaulted with one
                             or more other underlying mortgage loans. Except as
                             otherwise indicated, when an underlying mortgage
                             loan is

                                      S-26

                             cross-collateralized and cross-defaulted with
                             another underlying mortgage loan, we present the
                             information regarding those mortgage loans as if
                             each of them was secured only by a mortgage lien on
                             the corresponding mortgaged real property
                             identified on Exhibit A-1 to this prospectus
                             supplement. One exception is that each and every
                             underlying mortgage loan in any particular group of
                             cross-collateralized and cross-defaulted mortgage
                             loans is treated as having the same loan-to-value
                             ratio and the same debt service coverage ratio.
                             Other than as described under "Description of the
                             Underlying Mortgage Loans--The A/B Loan Pairs,"
                             "--Certain Matters Regarding the Eastgate Mall
                             Mortgage Loan" and "--Certain Matters Regarding the
                             FedEx-Midway Mortgage Loan" in this prospectus
                             supplement, none of the underlying mortgage loans
                             will be cross-collateralized with any mortgage loan
                             that is not in the trust fund.

                          o  In some cases, an individual underlying mortgage
                             loan is secured by multiple mortgaged real
                             properties. For purposes of providing
                             property-specific information, we have allocated
                             each of those mortgage loans among the related
                             mortgaged real properties based upon--

                             1. relative appraised values,

                             2. relative underwritten net cash flow, or

                             3. prior allocations reflected in the related loan
                                documents.

                          o  If an underlying mortgage loan is secured by
                             multiple parcels of real property and the operation
                             or management of those parcels so warranted, we
                             treat those parcels as a single parcel of real
                             property.

                          o  Whenever we refer to a particular mortgaged real
                             property by name, we mean the property identified
                             by that name on Exhibit A-1 to this prospectus
                             supplement. Whenever we refer to a particular
                             underlying mortgage loan by name, we mean the
                             underlying mortgage loan secured by the mortgaged
                             property identified by that name on Exhibit A-1 to
                             this prospectus supplement.

                          o  Statistical information regarding the underlying
                             mortgage loans may change prior to the date of
                             initial issuance of the offered certificates due to
                             changes in the composition of the mortgage pool
                             prior to that date.

                          o  The general characteristics of the entire mortgage
                             pool backing the offered certificates are not
                             necessarily representative of the general
                             characteristics of either loan group no. 1 or loan
                             group no. 2. The yield and risk of loss on any
                             class of offered certificates will depend on, among
                             other things, the composition of each of loan group
                             no. 1 and loan group no. 2. The general
                             characteristics of each of those loan groups should
                             also be analyzed when making an investment
                             decision. See "--Additional Statistical
                             Information" below.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS..........

                          We are not the originator of the mortgage loans that
                          we intend to include in the trust fund. We will
                          acquire those mortgage loans from four separate
                          sellers. Each of the underlying mortgage loans was
                          originated by--

                          o  the related mortgage loan seller from whom we are
                             acquiring the mortgage loan,

                          o  an affiliate of the related mortgage loan seller,

                                      S-27

                          o  a correspondent in the related mortgage loan
                             seller's or its affiliate's conduit lending
                             program, or

                          o  another third-party originator that sold such
                             mortgage loan to a mortgage loan seller.

                          The following table sets forth the number of
                          underlying mortgage loans, and the percentage of
                          initial mortgage pool balance, that we will acquire
                          from each of the mortgage loan sellers:

                                                                % OF INITIAL
                                                  NUMBER OF     MORTGAGE POOL
               MORTGAGE LOAN SELLER            MORTGAGE LOANS      BALANCE
               --------------------            --------------      -------
   1.  Column Financial, Inc.(1).............        143            56.4%
   2.  LaSalle Bank National Association.....         60            19.9%
   3.  KeyBank National Association..........         25            15.1%
   4.  Lehman Brothers Holdings Inc.(1)......          1             8.6%
                                                     ---           -----
   TOTAL                                             228           100.0%

----------

(1)  The Time Warner Retail mortgage loan was co-originated by Column Financial,
     Inc. and Lehman Brothers Holdings Inc. and the balance of such mortgage loan has been allocated 50% to each seller.

PAYMENT AND
OTHER TERMS.............  Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to
                          repay a specified sum with interest.

                          Repayment of each of the underlying mortgage loans is
                          secured by a mortgage lien on the fee and/or leasehold
                          interest of the related borrower or another party in
                          one or more commercial or multifamily real properties.
                          That mortgage lien will be a first priority lien,
                          except for limited permitted encumbrances, which we
                          refer to under "Description of the Underlying Mortgage
                          Loans--General" in, and describe in the glossary to,
                          this prospectus supplement.

                          Most of the mortgage loans that we intend to include
                          in the trust fund are, with limited exceptions,
                          nonrecourse. Even where a mortgage loan that we intend
                          to include in the trust fund is fully or partially
                          recourse, however, we have generally not evaluated the
                          creditworthiness of the subject obligor. Accordingly,
                          even fully or partially recourse mortgage loans that
                          we will include in the trust fund should be considered
                          nonrecourse.

                          None of the underlying mortgage loans are insured or
                          guaranteed by any governmental agency or
                          instrumentality or by any private mortgage insurer.

                          Each of the underlying mortgage loans currently
                          accrues interest at the annual rate specified with
                          respect to that mortgage loan on Exhibit A-1 to this
                          prospectus supplement. Except as otherwise described
                          below with respect to underlying mortgage loans that
                          have anticipated repayment dates and described under
                          "Description of the Underlying Mortgage Loans--Certain
                          Terms and Conditions of the Underlying Mortgage
                          Loans--Mortgage Rates; Calculations of Interest," the
                          mortgage interest rate for each underlying mortgage
                          loan is, in the absence of default, fixed for the
                          entire term of the loan.

BALLOON LOANS...........  Two-hundred six (206) of the mortgage loans that we intend to include in the trust fund, which represent
                          86.7% of the initial mortgage pool balance, of which
                          129 mortgage loans are in loan group no. 1,
                          representing 83.0% of the initial loan group no. 1
                          balance, and 77 mortgage loans are in loan group no.
                          2, representing 99.1% of the initial loan group no. 2
                          balance, respectively, are balloon loans that provide
                          for:

                          o  an amortization schedule that is significantly
                             longer than its remaining term to stated maturity
                             or no amortization prior to stated maturity; and

                                      S-28

                          o  in either case, a substantial payment of principal
                             on its maturity date.

LOANS WITH ANTICIPATED
REPAYMENT DATES.........  Eleven (11) of the mortgage loans that we intend to include in the trust fund, which represent 12.3% of
                          the initial mortgage pool balance, all of which are in
                          loan group no. 1, representing 16.0% of the initial
                          loan group no. 1 balance, provide material incentives
                          to, but do not require, the related borrower to pay
                          its mortgage loan in full by a specified date prior to
                          stated maturity. We consider each such specified date
                          to be the anticipated repayment date for the related
                          mortgage loan. There can be no assurance, however,
                          that these incentives will result in any of these
                          mortgage loans being paid in full on or before its
                          anticipated repayment date. The incentives generally
                          include the following:

                          o  Commencing on the related anticipated repayment
                             date, the subject mortgage loan will accrue
                             interest in excess of interest at the initial
                             mortgage interest rate. The additional interest
                             will--

                             1. be deferred,

                             2. in some cases, be compounded,

                             3. be payable only after the outstanding principal
                                balance of the subject mortgage loan is paid in
                                full, and

                             4. be payable only to the holders of the class V
                                certificates, which are not offered by this
                                prospectus supplement.

                          o  Commencing no later than the related anticipated
                             repayment date, the subject mortgage loan may be
                             freely prepaid.

                          o  Commencing no later than the related anticipated
                             repayment date, cash flow from the related
                             mortgaged real property will be deposited into a
                             lockbox under the control of the master servicer.

                          o  After the related anticipated repayment date, cash
                             flow from the related mortgaged real property that
                             is not otherwise applied to pay the normal monthly
                             debt service payment or to pay or escrow for the
                             payment of various expenses, will be applied to pay
                             down the principal balance of the subject mortgage
                             loan.

FULLY AMORTIZING LOANS..  Eleven (11) of the mortgage loans that we intend to include in the trust fund, which represent 1.0% of the
                          initial mortgage pool balance, of which nine (9)
                          mortgage loans are in loan group no. 1, representing
                          1.0% of the initial loan group no. 1 balance, and two
                          (2) mortgage loans are in loan group no. 2,
                          representing 0.9% of the initial loan group no. 2
                          balance, respectively, each has a payment schedule
                          that provides for the payment of the subject mortgage
                          loan in full or substantially in full by its maturity
                          date. These 11 mortgage loans do not provide for any
                          of the repayment incentives associated with mortgage
                          loans with anticipated repayment dates.

MORTGAGE LOANS WITH
INITIAL INTEREST ONLY
PERIODS.................  Eight (8) of the mortgage loans that we intend to include in the trust fund, which represent 9.3% of the
                          initial mortgage pool balance, of which seven (7)
                          mortgage loans are in loan group no. 1, representing
                          10.9% of the initial loan group no. 1 balance, and one
                          (1) mortgage loan is in loan group no. 2, representing
                          3.9% of the initial loan group no. 2 balance,
                          respectively, do not provide for any amortization
                          prior to the maturity date (or in certain cases,
                          anticipated repayment date, as applicable). Forty-five
                          (45) other mortgage loans that we intend to include in
                          the trust fund, which represent 42.2% of the initial
                          mortgage pool balance, of which 28 mortgage loans are
                          in loan group no. 1,

                                      S-29

                          representing 43.2% of the initial loan group no. 1
                          balance, and 17 mortgage loans are in loan group no.
                          2, representing 39.1% of the initial loan group no. 2
                          balance, respectively, provide for an interest only
                          period of between 1 to 84 months following
                          origination.

CROSSED MORTGAGE LOANS
AND MULTI-PROPERTY
MORTGAGE LOANS..........  The trust fund will include three (3) groups of mortgage loans that are cross-collateralized and
                          cross-defaulted with each other. The table below
                          identifies those crossed loans.

                                                    NUMBER OF    % OF INITIAL
                                                    MORTGAGE       MORTGAGE
             PROPERTY/PORTFOLIO NAME(S)               LOANS      POOL BALANCE
             --------------------------               -----      ------------
1.  BECO Park at Forbes Center - BRIT I
    BECO Park at Forbes Center - BRIT II
    BECO Park at Forbes Center - BRIT III........        3            2.8%
2.  Valwood Industrial Portfolio
    Valwood Building 37..........................        2            1.3%
3.  127 West 96th St. Loan 1(1)
    127 West 96th St. Loan 2(1)..................        2            0.2%

----------

(1) Only cross-defaulted with each other.

                          The trust fund will also include four (4) mortgage
                          loans that are, in each such case, secured by multiple
                          real properties. The table below identifies those
                          multi-property mortgage loans.

                                                                   % OF INITIAL
                                                      NUMBER OF      MORTGAGE
             PROPERTY/PORTFOLIO NAME(S)              PROPERTIES    POOL BALANCE
             --------------------------              ----------    ------------
1.  71-77 Summer Street and 184 High Street......          2            1.0%
2.  Valwood Industrial Portfolio.................          3            0.9%
3.  222 & 312 Clematis Street....................          2            0.4%
4.  Marina Apartments Portfolio..................          3            0.2%

                          In reviewing each of the foregoing two tables, you
                          should note that some of the underlying mortgage loans
                          referred to in each of the foregoing two tables allow
                          for the termination of the applicable
                          cross-collateralization provisions and/or for the
                          release of individual mortgaged real properties,
                          whether through partial prepayment of a release price,
                          through partial defeasance and/or upon the
                          satisfaction of various underwriting criteria. See
                          "Risk Factors--Risks Related to the Underlying
                          Mortgage Loans--Enforceability of
                          Cross-Collateralization Provisions May Be Challenged
                          and the Benefits of these Provisions May Otherwise Be
                          Limited" and "Description of the Underlying Mortgage
                          Loans--Cross-Collateralized Mortgage Loans,
                          Multi-Property Mortgage Loans and Mortgage Loans with
                          Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE MORTGAGE
  LOANS.................  Two-hundred four (204) of the mortgage loans that we intend to include in the trust fund, which represent
                          94.7% of the initial mortgage pool balance, of which
                          130 mortgage loans are in loan group no. 1,
                          representing 93.4% of the initial loan group no. 1
                          balance, and 74 mortgage loans are in loan group no.
                          2, representing 98.8% of the initial loan group no. 2
                          balance, respectively, permit the borrower to obtain
                          the release of the related mortgaged real property -
                          or, in the case of a crossed mortgage loan or
                          multi-property mortgage loan, the release of one or
                          more of the related mortgaged real properties - from
                          the lien of the related mortgage instrument(s) upon
                          the pledge to the trustee of certain non-callable U.S.
                          government obligations. The U.S. government
                          obligations must provide for payments that equal or
                          exceed scheduled interest and principal payments due
                          under the related mortgage note(s).

                                      S-30

ADDITIONAL COLLATERAL
MORTGAGE LOANS..........  Eleven (11) of the mortgage loans that we intend to include in the trust fund, which represent 6.8% of the
                          initial mortgage pool balance, all of which are in
                          loan group no. 1, representing 8.9% of the initial
                          loan group no. 1 balance, are secured by letters of
                          credit or cash reserves in material amounts that in
                          each such case:

                          o  will be released to the related borrower upon
                             satisfaction by the related borrower of certain
                             performance related conditions, which may include,
                             in some cases, meeting debt service coverage ratio
                             levels and/or satisfying leasing conditions; and

                          o  if not so released, will or, at the discretion of
                             the lender, may prior to loan maturity (or earlier
                             loan default or loan acceleration) be applied to
                             prepay a portion of the subject mortgage loan if
                             such performance related conditions are not
                             satisfied within specified time periods.

                          See "Description of the Underlying Mortgage
                          Loans--Certain Terms and Conditions of the Underlying
                          Mortgage Loans--Mortgage Loans Which May Require
                          Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS...........  Thirty-five (35) mortgage loans that we intend to include in the trust fund, which represent 46.4% of
                          the initial mortgage pool balance, of which 32
                          mortgage loans are in loan group no. 1, representing
                          58.8% of the initial loan group no. 1 balance, and
                          three (3) mortgage loans are in loan group no. 2,
                          representing 5.3% of the initial loan group no. 2
                          balance, respectively, generally provide that all
                          rents, credit card receipts, accounts receivable
                          payments and other income derived from the related
                          mortgaged real properties will be paid into one of the
                          following types of lockboxes, each of which is
                          described below:

                          HARD LOCKBOX. Income (or some portion of income
                          sufficient to pay monthly debt service) is paid
                          directly to a lockbox account controlled by the master
                          servicer on behalf of the trust fund, except that with
                          respect to multifamily rental properties, income (or
                          some portion of income sufficient to pay monthly debt
                          service) is collected and deposited in the lockbox
                          account by the manager of the mortgaged real property
                          and, with respect to hospitality properties, cash or
                          "over-the-counter" receipts are deposited into the
                          lockbox account by the manager, while credit card
                          receivables will be deposited directly into a lockbox
                          account.

                          SPRINGING LOCKBOX. Income is collected and retained by
                          or is otherwise accessible by the borrower until the
                          occurrence of a triggering event, following which a
                          hard lockbox or modified lockbox is put in place.
                          Examples of triggering events include:

                          o  a failure to pay the related mortgage loan in full
                             on, or before, any related anticipated repayment
                             date; or

                          o  a decline, by more than a specified amount, in the
                             net operating income of the related mortgaged real
                             property; or

                          o  a failure to meet a specified debt service coverage
                             ratio; or

                          o  an event of default under the mortgage.

                          For purposes of this prospectus supplement, a
                          springing lockbox can be either an account that is
                          currently under the control of both the lender and the
                          borrower, but which comes under the sole control of
                          the lender upon the occurrence of the triggering
                          event, or an account that is required to be
                          established by the borrower (but to be under the sole
                          control of the lender) upon the occurrence of the
                          triggering event.

                                      S-31

                          MODIFIED LOCKBOX. Except in those cases involving
                          multifamily and hospitality properties that are
                          described under "Hard Lockbox" above, income is
                          collected by the property manager of the mortgaged
                          real property (or, in some cases, the borrower) and is
                          deposited into a lender-controlled lockbox account on
                          a regular basis.

                          The above-referenced 35 mortgage loans provide for the
                          following types of lockbox accounts:

                                                     NUMBER OF    % OF INITIAL
                                                     MORTGAGE       MORTGAGE
                  TYPE OF LOCKBOX                      LOANS      POOL BALANCE
                  ---------------                      -----      ------------
Hard.............................................         7           25.0%
Springing........................................        25           18.6%
Modified.........................................         3            2.8%
TOTAL                                                    35           46.4%

PREPAYMENT
CHARACTERISTICS OF THE
MORTGAGE LOANS..........  Each underlying mortgage loan restricts voluntary prepayments in one or more of the following ways:

                          o  by prohibiting any voluntary prepayments for a
                             specified period of time after the underlying
                             mortgage loan is originated; and/or

                          o  by prohibiting any voluntary prepayments for a
                             specified period of time after the underlying
                             mortgage loan is originated, although, for a
                             portion of that period, beginning no sooner than
                             the second anniversary of the date of initial
                             issuance of the offered certificates, the
                             underlying mortgage loan may be defeased; and/or

                          o  by requiring that any voluntary principal
                             prepayment made during a specified period of time
                             be accompanied by a yield maintenance charge.

                          However, as described under "--Additional Collateral
                          Mortgage Loans" above, some underlying mortgage loans
                          may require partial principal prepayments during the
                          related lock-out period.

                          In addition, provided that such parties are not the
                          borrower under the underlying mortgage loans or
                          affiliates of such borrower, the holders of the two
                          (2) junior Eastgate Mall outside-the-trust fund
                          mortgage loans and the holder of the junior
                          FedEx-Midway outside-the-trust fund mortgage loan will
                          have the right to purchase the related underlying
                          mortgage loan under certain circumstances following a
                          default under such mortgage, which would have the same
                          effect on the offered certificates as a prepayment in
                          full of such loan, except that such purchase will not
                          be accompanied by any prepayment premium or yield
                          maintenance charge, provided that such purchase is not
                          made by a holder of a junior Eastgate Mall
                          outside-the-trust fund mortgage loan, who is the
                          related borrower or an affiliate of the related
                          borrower. See "Description of the Underlying Mortgage
                          Loans--Certain Matters Regarding the Eastgate Mall
                          Mortgage Loan" and "--Certain Matters Regarding the
                          FedEx-Midway Mortgage Loan" in this prospectus
                          supplement.

                          With respect to the loans identified as Mill Valley
                          Apartments, Medical Center Apartments, Oakwood
                          Apartments, Cross Creek Apartments and Parkside
                          Apartments on Exhibit A-1 to this prospectus
                          supplement, the holder of the applicable
                          outside-the-trust fund mortgage loan will have the
                          right to purchase the related underlying mortgage loan
                          under certain circumstances following a default under
                          such mortgage loan, which would have the same effect
                          on the offered certificates as a prepayment in full of
                          such mortgage loan, except that, in certain
                          circumstances, such purchase will not be accompanied
                          by any

                                      S-32

                          prepayment premium or yield maintenance charge. See
                          "Description of the Underlying Mortgage Loans--The A/B
                          Loan Pairs" in this prospectus supplement.

                          Set forth below is information regarding the remaining
                          terms of the prepayment lock-out or prepayment
                          lock-out/defeasance periods, as applicable, for the
                          underlying mortgage loans that currently prohibit
                          voluntary prepayments:

                                          MORTGAGE    LOAN GROUP   LOAN GROUP
                                            POOL        NO. 1         NO. 2
                                            ----        -----         -----
Maximum remaining lock-out or
   lock-out/defeasance period.......      237 months   236 months    237 months
Minimum remaining lock-out or
   lock-out/defeasance period.......       22 months    22 months     34 months
Weighted average remaining lock-out or
   lock-out/defeasance period.......      103 months   102 months    107 months

                          In some cases, the underlying mortgage loans that
                          provide for a yield maintenance charge also provide
                          that such yield maintenance charge will not be less
                          than a fixed percentage of the amount prepaid. See
                          "Description of the Underlying Mortgage Loans--Certain
                          Terms and Conditions of the Underlying Mortgage
                          Loans--Prepayment Provisions" in this prospectus
                          supplement.

DELINQUENCY STATUS......  None of the mortgage loans that we intend to include in the trust fund was 30 days or more delinquent in
                          respect of any monthly debt service payment--

                          o  as of the related due date in December 2004, or

                          o  at any time during the 12-month period preceding
                             the related due date in December 2004.

                                      S-33

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL
   CHARACTERISTICS......  The mortgage loans that we intend to include in the mortgage pool, loan group no. 1 and loan group no. 2,
                          respectively, will have the following general
                          characteristics as of their respective due dates in
                          December 2004:

                                                                      MORTGAGE          LOAN GROUP             LOAN GROUP
                                                                        POOL               NO. 1                  NO. 2
                                                                     --------------     --------------        ------------

Initial mortgage pool/loan group balance.....................        $1,866,844,179     $1,434,224,152        $432,620,028
Number of underlying mortgage loans..........................                   228                149                  79
Number of mortgaged real properties..........................                   234                153                  81

Greatest cut-off date principal balance......................          $320,000,000       $320,000,000         $26,500,000
Smallest cut-off date principal balance......................              $413,262           $440,119            $413,262
Average cut-off date principal balance.......................            $8,187,913         $9,625,665          $5,476,203

Highest annual mortgage interest rate........................               8.9800%            8.9800%             6.8500%
Lowest annual mortgage interest rate.........................               4.4000%            4.4461%             4.4000%
Weighted average annual mortgage interest rate...............               5.5860%            5.6222%             5.4659%

Longest original term to maturity or anticipated repayment date          300 months         300 months          240 months
Shortest original term to maturity or anticipated repayment
   date......................................................             60 months          60 months           60 months
Weighted average original term to maturity or anticipated
   repayment date............................................            110 months         109 months          113 months

Longest remaining term to maturity or anticipated repayment
   date......................................................            260 months         260 months          240 months
Shortest remaining term to maturity or anticipated repayment
   date......................................................             47 months          54 months           47 months
Weighted average remaining term to maturity or anticipated
   repayment date............................................            108 months         107 months          111 months

Highest debt service coverage ratio, based on underwritten net
   cash flow.................................................                11.30x             11.30x               3.47x
Lowest debt service coverage ratio, based on underwritten net
   cash flow.................................................                 1.15x              1.15x               1.18x
Weighted average debt service coverage ratio, based on
   underwritten net cash flow................................                 1.43x              1.45x               1.39x

Highest cut-off date loan-to-value ratio.....................                 88.7%              88.7%               80.9%
Lowest cut-off date loan-to-value ratio......................                  6.5%               6.5%               19.2%
Weighted average cut-off date loan-to-value ratio............                 71.9%              71.5%               73.6%

                          In reviewing the foregoing table, please note that:

                          o  The mortgaged real property identified on Exhibit
                             A-1 to this prospectus supplement as Eastgate Mall
                             secures, on a subordinated basis, two (2) junior
                             mortgage loans, with a total cut-off date principal
                             balance of $11,300,000, that will not be included
                             in the trust fund. One of those two (2) junior
                             Eastgate Mall outside-the-trust fund mortgage loans
                             is subordinated to the other. Loan-to-value and
                             debt service coverage information shown in this
                             prospectus supplement, including in the table
                             above, with respect to the Eastgate Mall underlying
                             mortgage loan will be calculated, unless expressly
                             indicated otherwise, without regard to the two (2)
                             junior Eastgate Mall outside-the-trust fund
                             mortgage loans.

                          o  The mortgaged real property identified on Exhibit
                             A-1 to this prospectus supplement as FedEx-Midway
                             secures, on a subordinated basis in accordance with
                             the terms of an intercreditor agreement, one (1)
                             junior mortgage loan, with a total cut-off date
                             principal balance of $2,736,615.33, that will not
                             be included in the trust fund. Loan-to-value and
                             debt service coverage information shown in this
                             prospectus

                                      S-34

                             supplement, including in the table above, with
                             respect to the FedEx-Midway underlying mortgage
                             loan will be calculated, unless expressly indicated
                             otherwise, without regard to the junior
                             FedEx-Midway outside-the-trust fund mortgage loan.

                          o  In the case of five (5) of the underlying mortgage
                             loans other than the Eastgate Mall and FedEx-Midway
                             underlying mortgage loans referred to above, which
                             represent 2.7% of the initial mortgage pool
                             balance, each borrower has encumbered the related
                             mortgaged real property with junior debt that is
                             evidenced by a separate promissory note. Each such
                             junior loan is secured by the same mortgage or deed
                             of trust that secures the related underlying
                             mortgage loan. None of the statistical information
                             regarding those five (5) mortgage loans provided in
                             this prospectus supplement includes any numerical
                             information with respect to those junior loans. For
                             more information regarding these loans, see
                             "Description of the Underlying Mortgage Loans--The
                             A/B Loan Pairs" in this prospectus supplement.

                          o  The underwritten net cash flow for any mortgaged
                             real property is an estimated number based on
                             numerous assumptions that may not necessarily
                             reflect recent historical performance and may not
                             ultimately prove true.

B. GEOGRAPHIC
CONCENTRATION...........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by,
                          mortgaged real properties located in the indicated
                          states:

                                                                  % OF INITIAL
                                                     NUMBER OF      MORTGAGE
                       STATE                        PROPERTIES    POOL BALANCE
                       -----                        ----------    ------------
New York.........................................        17           23.6%
California.......................................        36           13.0%
Texas............................................        28            8.7%
Florida..........................................        21            5.8%
Indiana..........................................         8            5.2%
Georgia..........................................         6            5.0%
Ohio.............................................         9            4.6%

                          The remaining mortgaged real properties with respect
                          to the mortgage pool are located throughout 30 other
                          states and the District of Columbia. No more than 4.3%
                          of the initial mortgage pool balance is secured by
                          mortgaged real properties located in any of these
                          other states. In circumstances where a particular
                          underlying mortgage loan is secured by multiple
                          mortgaged real properties located in two or more
                          states, the foregoing information reflects the
                          allocated loan amounts for those properties.

                          Twenty-four (24) of the California properties,
                          securing mortgage loans that represent 7.7% of the
                          initial mortgage pool balance, are located in southern
                          California - areas with zip codes of 93600 or below -
                          and 12 of the California properties, securing mortgage
                          loans that represent 5.3% of the initial mortgage pool
                          balance, are located in northern California - areas
                          with zip codes above 93600.

                                      S-35

C. PROPERTY TYPES.......  The table below shows the number of, and percentage of the initial mortgage pool balance secured by,
                          mortgaged real properties operated for each indicated
                          purpose:

                                                                    % OF INITIAL
                                                       NUMBER OF      MORTGAGE
                   PROPERTY TYPE                      PROPERTIES    POOL BALANCE
                   -------------                      ----------    ------------
Retail...........................................          70           42.7%
Multifamily(1)...................................         105           28.1%
Office...........................................          35           22.1%
Industrial.......................................          14            5.0%
Hotel............................................           4            1.4%
Self Storage.....................................           4            0.5%
Mixed Use........................................           2            0.3%
TOTAL                                                     234          100.0%

----------

(1) Multifamily properties include conventional rental properties as well as manufactured housing properties and cooperative properties.

D. ENCUMBERED INTERESTS.  The table below shows the number of, and percentage of the initial mortgage pool balance secured by,
                          mortgaged real properties for which the encumbered
                          interest is as indicated:

                                                                 % OF INITIAL
             ENCUMBERED INTEREST IN THE             NUMBER OF      MORTGAGE
              MORTGAGED REAL PROPERTY              PROPERTIES    POOL BALANCE
              -----------------------              ----------    ------------
Fee...........................................         227           93.5%
Fee/Leasehold.................................           7            6.5%
TOTAL                                                  234          100.0%

                          In circumstances where both the fee and leasehold
                          interest in the entire mortgaged real property are
                          encumbered, we have treated that as simply an
                          encumbered fee interest.

E. SIGNIFICANT MORTGAGE
LOANS...................  The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that we intend to
                          include in the trust fund represent 37.6% of the
                          initial mortgage pool balance. See "Description of the
                          Underlying Mortgage Loans--Significant Mortgage Loans"
                          in this prospectus supplement.

                                      S-36

                                  RISK FACTORS

         The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans that we intend to include in the trust fund is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

         Commercial and Multifamily Lending Subjects Your Investment to Special
Risks that Are Not Associated with Single-Family Residential Lending. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

         o    anchored, including shadow anchored, and unanchored retail properties;

         o    multifamily properties, including manufactured housing properties;

         o    office properties;

         o    industrial properties;

         o    self storage properties;

         o    limited service and full service hotel properties; and

         o    mixed use properties.

         Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

         Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

         There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

         The Source of Repayment on Your Offered Certificates Will Be Limited to
Payments and Other Collections on the Underlying Mortgage Loans. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

         The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

         o    any governmental entity;

         o    any private mortgage insurer;

         o    us;

         o    any mortgage loan seller;

         o    the master servicer;

         o    the special servicer;

         o    the trustee;

         o    the certificate administrator; or

                                      S-37

         o    any of their respective affiliates.

         Repayment of Each of the Underlying Mortgage Loans Will Be Dependent on
the Cash Flow Produced by the Related Mortgaged Property, which Can Be Volatile and Insufficient to Allow Timely Distributions on Your Offered Certificates, and
on the Value of the Related Mortgaged Property, which May Fluctuate Over Time.
All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts not covered by the liquidation proceeds from the related mortgaged real property or properties.

         Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a loan secured by an income-producing property is an important measure of the risk of default on the loan.

         Payment on each underlying mortgage loan may also depend on:

         o    with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan;
              and/or

         o    in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

         In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

         Two-hundred six (206) of the mortgage loans that we intend to include in the trust fund, which represent 86.7% of the initial mortgage pool balance, of which 129 mortgage loans are in loan group no. 1, representing 83.0% of the initial loan group no. 1 balance, and 77 mortgage loans are in loan group no. 2, representing 99.1% of the initial loan group no. 2 balance, respectively, are balloon loans; and 11 of the mortgage loans that we intend to include in the trust fund, which represent 12.3% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 16.0% of the initial loan group no.
1 balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One-hundred fifty-six
(156) of these mortgage loans, which represent 68.5% of the initial mortgage pool balance, of which 99 mortgage loans are in loan group no. 1, representing
68.1% of the initial loan group no. 1 balance and 57 mortgage loans are in loan group no. 2, representing 70.0% of the initial loan group no. 2 balance, respectively, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from
August 2014 to July 2015. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

         The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

         o    the ability to cover debt service;

         o    the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

         o    the amount of proceeds recovered upon foreclosure.

         Cash flows and property values depend upon a number of factors, including:

         o    national, regional and local economic conditions, including plant closings, military base closings, industry slowdowns and
              unemployment rates;

                                      S-38

         o    local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

         o    increase in vacancy rates;

         o    changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real
              property;

         o    the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

         o    increase in operating expenses at the mortgaged real property and in relation to competing properties;

         o    the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

         o    a decline in rental rates as leases are renewed or entered into with new tenants;

         o    the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

         o    creditworthiness of tenants;

         o    the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

         o    dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

         o    a decline in the financial condition of a major tenant;

         o    tenant defaults;

         o    demographic factors;

         o    consumer confidence;

         o    consumer tastes and preferences;

         o    retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

         o    capable management and adequate maintenance for the related mortgaged real property;

         o    location of the related mortgaged real property;

         o    proximity and attractiveness of competing properties;

         o    if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

         o    in the case of rental properties, the rate at which new rentals occur;

         o    perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

         o    the age, construction, quality and design of the related mortgaged real property; and

         o    whether the related mortgaged real property is readily convertible to alternative uses.

                                      S-39

         Ten Percent or More of the Initial Mortgage Pool Balance Will Be
Represented by Mortgage Loans Secured by Retail Properties, Thereby Materially
Exposing Offered Certificateholders to Risks Associated with the Performance of
Retail Properties. Seventy (70) of the mortgaged real properties, securing mortgage loans that represent 42.7% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

         o    the strength, stability, number and quality of the tenants;

         o    tenants' sales;

         o    tenant mix;

         o    the ability of the management team to effectively manage the subject property;

         o    whether the subject property is in a desirable location;

         o    the physical condition and amenities of the subject building in relation to competing buildings;

         o    competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

         o    whether a retail property is anchored, shadow anchored or
              unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

         o    the financial condition of the owner of the subject property.

         We consider 39 of the subject retail properties, securing mortgage loans that represent 38.1% of the initial mortgage pool balance, to be anchored, including shadow anchored; and 31 of the subject retail properties, securing mortgage loans that represent 4.6% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

         At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchored tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchored tenant may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchored tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

         See "Description of the Trust Assets--Mortgage Loans--Various Types of
Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a
Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

         Ten Percent or More of the Initial Mortgage Pool Balance Will Be
Represented by Mortgage Loans Secured by Multifamily Rental and Manufactured
Housing Properties, Thereby Materially Exposing Offered Certificateholders to
Risks Associated with the Performance of Multifamily Rental Properties and
Manufactured Housing Properties. Ninety-seven (97) mortgaged real properties, securing mortgage loans that represent 27.5% of the initial mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties. A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

         o    the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

                                      S-40

         o    the physical condition and amenities, including access to
              transportation, of the subject property in relation to competing properties;

         o    the subject property's reputation;

         o    in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily
              convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of
              multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

         o    applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

         o    the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

         o    local factory or other large employer closings;

         o    the location of the property, for example, a change in the neighborhood over time;

         o    the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

         o    the ability of the management team to effectively manage the subject property;

         o    the ability of the management to provide adequate maintenance and insurance;

         o    compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits and whether such subsidies or vouchers may be used at other properties;

         o    distance from employment centers and shopping areas;

         o    adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payment or a reduction in occupancy level; and

         o    the financial condition of the owner of the subject property.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

         Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund are subject to land use restrictive covenants, affordable housing covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

         Some of the mortgaged real properties have tenants that rely on rent subsidies under various government funded programs, including the Section 8
Tenant-Based Assistance Rental Certificate Program of the United States
Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. There is no assurance that such programs will be continued in their present form or that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future or that the level of assistance

                                      S-41

provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

         Some of the mortgaged real properties that will secure mortgage loans that we intend to include in the trust fund entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue
Code. Section 42 of the Internal Revenue Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

         The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

         In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits.
The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

         Eight (8) of the mortgage loans, representing approximately 0.6% of the aggregate principal balance of the initial mortgage pool balance, of which six
(6) mortgage loans are in loan group no. 1, representing 0.5% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 1.0% of the initial loan group no. 2 balance, respectively, are mortgage loans made to residential cooperative corporations and secured by residential cooperative properties.

         A number of factors may adversely affect the value and successful operation of a cooperative property. Some of these factors include:

         o    the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

         o    the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

         o    the failure of a borrower to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

         o    the possibility that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

         A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy such units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperate corporation's mortgage loan, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

         See "Description of the Trust Assets--Mortgage Loans--Various Types of
Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a
Series of Offered Certificates--Multifamily Rental Properties" in the
accompanying prospectus.

                                      S-42

         Ten Percent or More of the Initial Mortgage Pool Balance Will Be
Represented by Mortgage Loans Secured by Office Properties, Thereby Materially
Exposing Offered Certificateholders to Risks Associated with the Performance of
Office Properties. Thirty-five (35) of the mortgaged real properties, securing mortgage loans that represent 22.1% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

         o    the strength, stability, number and quality of the tenants;

         o    an economic decline in the business operated by the tenants;

         o    location and accessibility from surrounding highways/streets;

         o    the ability of the management team to effectively manage the subject property;

         o    the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the
              HVAC system, parking and the subject building's compatibility with current business wiring requirements and/or sophisticated building systems and the adaptability of the building to changes in technological needs of the tenants;

         o    whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

         o    an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

         o    diversity of an office building's tenants (or reliance on a single or dominant tenant); and

         o    the financial condition of the owner of the subject property.

         Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See
"Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily
and Commercial Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates--Office Properties" in the accompanying prospectus.

         Property Management Is Important to the Successful Operation of the
Mortgaged Real Property. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

         o    operating the property and providing building services;

         o    establishing and implementing the rental structure;

         o    managing operating expenses;

         o    responding to changes in the local market; and

         o    advising the borrower with respect to maintenance and capital improvements.

         Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, and short-term or month-to-month leases, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

         A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

         We, the underwriters and the mortgage loan sellers do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their

                                      S-43

management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

         Reliance on a Single Tenant May Increase the Risk that Cash Flow Will
Be Interrupted. Seventeen (17) mortgaged real properties, securing mortgage loans that represent 6.5% of the initial mortgage pool balance, are each leased by a single tenant. In addition, 14 other mortgaged real properties, securing mortgage loans that represent 6.0% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan. In such circumstances, the deterioration of the financial condition of the tenant can be particularly significant, the impact to the financial condition of the borrower due to the absence or reduction in operating income or rental income may be severe, and an increased period of time may be required to re-lease the space or substantial costs may be incurred to modify the space to satisfy the needs of replacement tenants

         Options and Other Purchase Rights May Affect Value or Hinder Recovery
with Respect to Mortgaged Real Properties. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated, an option to purchase all or a portion of the related mortgaged real property or right of first offer to purchase all or a portion of the mortgaged property. These rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the future proceeds or marketability.

         Condominium Ownership May Limit Use and Improvements. Five (5) of the
mortgage loans that we intend to include in the trust fund, which represent
18.0% of the initial mortgage pool balance, are secured by mortgaged real properties that consist of the related borrower's condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged real properties consisting of such condominium interests.
There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums.
For example, a mortgaged property may not be readily convertible due to restrictive covenants applicable to a mortgaged property subject to a condominium regime. The rights of any other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such mortgaged real properties, due to the possible existence of multiple loss payees on any insurance policy covering those mortgaged real properties, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2004-C5 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

         Losses on Larger Loans May Adversely Affect Distributions on Your
Certificates. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed.
The following chart lists the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the trust fund.

                                      S-44

  TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                                    % OF INITIAL
                                                   CUT-OFF DATE       MORTGAGE
              PROPERTY/PORTFOLIO NAME           PRINCIPAL BALANCE   POOL BALANCE
              -----------------------           -----------------   ------------
1.  Time Warner Retail........................    $320,000,000         17.1%
2.  275 Madison Avenue........................     $71,000,000          3.8%
3.  AT&T Consumer Services Headquarters.......     $58,000,000          3.1%
4.  Eastgate Mall.............................     $53,700,000          2.9%
5.  BECO Park at Forbes Center*...............     $51,845,328          2.8%
6.  Orangefair Marketplace Shopping Center....     $35,925,742          1.9%
7.  Pershing Park Plaza.......................     $29,500,000          1.6%
8.  Shoppes of Paradise Isle Shopping Center..     $28,000,000          1.5%
9.  1300 Parkwood Office Building.............     $27,500,000          1.5%
10. River Road Apartments.....................     $26,500,000          1.4%

-------------------

*    Consists of BECO Park at Forbes Center - BRIT I, BECO Park at Forbes Center
     - BRIT II and BECO Park at Forbes Center - BRIT III.

         Mortgage Loans to Related Borrowers May Result in More Severe Losses on
Your Offered Certificates. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

         o    financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

         o    the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage
Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement.

         Enforceability of Cross-Collateralization Provisions May Be Challenged
and the Benefits of these Provisions May Otherwise Be Limited. Six (6) groups of mortgage loans that we intend to include in the trust fund, which represent 5.9%
of the initial mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

         o    one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

         o    the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

         o    at the time the lien was granted, the borrower was:

               1.   insolvent;

               2.   inadequately capitalized; or

               3.   unable to pay its debts.

         In addition, some of the underlying mortgage loans referred to in the foregoing paragraph allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance and/or upon the satisfaction of various underwriting criteria. See "Description of the Underlying Mortgage
Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and
Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

                                      S-45

         Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

         A Borrower's Other Loans May Reduce the Cash Flow Available to Operate
and Maintain the Related Mortgaged Real Property or May Interfere with the Trust
Fund's Rights Under the Related Underlying Mortgage Loan, Thereby Adversely
Affecting Distributions on Your Offered Certificates. As described under
"Description of the Underlying Mortgage Loans--Additional Loan and Property
Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by other subordinate or pari passu debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture secured financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

         The existence of other debt could:

         o    adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

         o    adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

         o    complicate bankruptcy proceedings; and

         o    delay foreclosure on the related mortgaged real property.

         In addition, in the case of two (2) mortgage loans that we intend to include in the trust fund, which represent 3.7% of the initial mortgage pool balance, and which are secured by the mortgaged real properties identified on
Exhibit A-1 to this prospectus supplement as Eastgate Mall and FedEx-Midway, respectively, each holder of the junior Eastgate Mall outside-the-trust fund mortgage loan and the holder of the junior FedEx-Midway outside-the-trust fund mortgage loan has one or more of the following rights:

         o    the right to consult with one or more of the applicable servicing parties with respect to various servicing actions affecting the subject underlying mortgage loan;

         o    the right to consent to or direct various servicing actions affecting the subject underlying mortgage loan;

         o    the right to purchase the subject underlying mortgage loan under various default scenarios; and

         o    the right to cure various events of default under the subject underlying mortgage loan.

         The party or parties entitled to exercise or participate in the exercise of the rights described in the preceding paragraph may have interests that conflict with the interests of the holders of the series 2004-C5 certificates.

         See "Description of the Underlying Mortgage Loans--Certain Matters
Regarding the Eastgate Mall Mortgage Loan" and "--Certain Matters Regarding the
FedEx-Midway Mortgage Loan" in this prospectus supplement.

         Mezzanine Debt Can Act as a Disincentive to the Principals of a
Borrower. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

         o    depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that
              principal could be less inclined

                                      S-46

              to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

         o    if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

         As described under "Description of the Underlying Mortgage Loans--
Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

         Some Borrowers Under the Underlying Mortgage Loans Will Not Be Limited
to Owning Their Respective Mortgaged Real Properties, Thereby Increasing the
Risk of Borrower Bankruptcy. The business activities of some of the borrowers under mortgage loans that we intend to include in the trust fund are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. In addition, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. See "Description of the Underlying
Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose
Entity Borrowers" in this prospectus supplement.

         Tenancies in Common May Hinder Recovery. Eight (8) of the mortgage loans that we intend to include in the trust fund, which represent 4.3% of the initial mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. Therefore, the related mortgage loan may be subject to prepayment.

         The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. However, not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a mortgagee commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. However, there can be no assurance that a court will consolidate all such cases. Also, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of these mortgage loans.

         Changes in Mortgage Pool Composition Can Change the Nature of Your
Investment. If you purchase any class A-2, A-3, A-AB, A-4, A-J, B, C and/or D certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics in loan group no. 1 than are persons who own class A-1 certificates.

         Geographic Concentration of the Mortgaged Real Properties May Adversely
Affect Distributions on Your Offered Certificates. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the trust fund, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

         o    economic conditions, including real estate market conditions;

         o    changes in governmental rules and fiscal policies;

         o    regional factors such as earthquakes, floods, forest fires or hurricanes;

         o    acts of God, which may result in uninsured losses; and

         o    other factors that are beyond the control of the borrowers.

                                      S-47

         The mortgaged real properties are located in thirty-seven states and the District of Columbia. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 4.3%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                              NUMBER OF            % OF INITIAL
                                              MORTGAGED               MORTGAGE
                    STATE                  REAL PROPERTIES          POOL BALANCE
                    -----                  ---------------          ------------
New York............................              17                     23.6%
California..........................              36                     13.0%
Texas...............................              28                      8.7%
Florida.............................              21                      5.8%
Indiana.............................               8                      5.2%
Georgia.............................               6                      5.0%
Ohio................................               9                      4.6%

         Some Remedies May Not Be Available Following a Mortgage Loan Default.
The mortgage loans that we intend to include in the trust fund contain
"due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

         The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

         Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

         o    the trust fund may not have a perfected security interest in the rent payments until the master servicer or the special servicer collects them;

         o    the master servicer or the special servicer may not be entitled to collect the rent payments without court action; and

         o    the bankruptcy of the related borrower could limit the ability of the master servicer or the special servicer to collect the rents.

         Lending on Income-Producing Real Properties Entails Environmental
Risks. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

         Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or

                                      S-48

property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

         As described in this prospectus supplement under "Description of the
Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments," a
third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except in the case of 47 underlying mortgage loans originated by Column under its "small balance loan" program, for which a limited environmental assessment was prepared. In the case of 186 mortgaged real properties, securing mortgage loans that represent
95.4% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment that was prepared during the 19-month period ending in December 2004. In the case of 49 mortgaged real properties, securing mortgage loans that represent 5.5% of the initial mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

         In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

         If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

         o    an environmental consultant investigated those conditions and recommended no further investigations or remediation;

         o    an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

         o    those conditions were remediated or abated in all material respects prior to the closing date;

         o    a letter was obtained from the applicable regulatory authority stating that no further action was required;

         o    an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

         o    another responsible party has agreed to indemnify the holder of the mortgage loan from any losses that such party suffers as a result of such environmental condition;

         o    in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party may have been identified under applicable law, and generally either--

               1.   that condition is not known to have affected the mortgaged real property,

               2.   the responsible party has either received a letter from the applicable regulatory agency stating no further action is
                    required, established a remediation fund, engaged in
                    responsive remediation, or provided an indemnity or guaranty to the borrower, or

               3.   an environmental insurance policy was obtained; or

         o    in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the environmental conditions.

         In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to

                                      S-49

address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation or removal program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition.

         In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

         Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water, asbestos and radon was done only if the use, age and condition of the subject property warranted that testing.

         There can be no assurance that--

         o    the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

         o    the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

         o    any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

         o    an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and
              limitations, and have not been extensively interpreted by the courts.

         In the case of 49 mortgaged real properties, securing mortgage loans that represent 5.5% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 49 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 49 mortgaged real properties are covered by a blanket secured creditor impaired property policy. The policy, however, does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

         In some cases, the originator of the related mortgage loan--

         o    agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

         o    required an environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

         See "Description of the Underlying Mortgage Loans--Underwriting
Matters--Environmental Insurance" in this prospectus supplement.

         Appraisals and Market Studies May Inaccurately Reflect the Value of the
Mortgaged Real Properties. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

         Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

         o    they represent the analysis and opinion of the appraiser at the time the appraisal is conducted and the value of the mortgaged real property may have fluctuated since the appraisal was
              performed;

                                      S-50

         o    there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

         o    appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

         Property Managers and Borrowers May Each Experience Conflicts of
Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

         o    a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

         o    the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

         o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

         The Master Servicer and the Special Servicer May Experience Conflicts
of Interest. The master servicer and the special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

         o    be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

         o    have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund.

         In these cases, the interests of the master servicer or the special servicer, as applicable, and their other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund.
Under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the mortgage loans in the trust fund for which it is responsible generally in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

         Encumbered Leasehold Interests Are Subject to Terms of the Ground Lease
and Are Therefore Riskier than Encumbered Fee Estates as Collateral. Seven (7)
of the mortgage loans that we intend to include in the trust fund, which represent 6.5% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests (including, in one case, a subleasehold interest) with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

         Upon the bankruptcy of a lessor or a lessee under a ground lease or of a sub-ground lessor or sub-ground lessee under a sub-ground lease, the debtor entity has the right to continue or terminate the ground lease or sub-ground lease, as applicable. Pursuant to Section 365(h) of the U.S. Bankruptcy Code,
subject to the discussion in the next paragraph, a ground lessee or sub-ground lessee whose ground lease and/or sub-ground lease, as applicable, is terminated by a debtor ground lessor or sub-ground lessor, as applicable, has the right to remain in possession of its leased premises under the rent reserved in the lease or sub-ground lease for the term thereof, including any renewals, but is not entitled to enforce the obligation of the ground lessor or sub-ground lessor to provide any services required under the ground lease and/or sub-ground lease, as applicable. In the event of concurrent bankruptcy proceedings involving the ground lessor or sub-ground lessor and the ground lessee/sub-ground lessee/borrower, the ground lease and/or sub-ground lease, as applicable, could be terminated. It is also possible that, in the case of a sub-ground leasehold mortgage loan, a termination of the sub-ground

                                      S-51

lease could occur as a result of a termination of the ground lease in connection with a ground lessor or ground lessee bankruptcy or otherwise.

         Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a
lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued
possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender
(to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

         Because of the possible termination of the related ground lease or sub-ground lease, as applicable, upon a lease default, lending on a leasehold or subleasehold interest in a real property is riskier than lending on the fee interest in the property.

         In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

         Changes in Zoning Laws May Affect Ability to Repair or Restore a
Mortgaged Real Property. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

         o    density;

         o    use;

         o    parking;

         o    height and set-back requirements; or

         o    other building related conditions.

         These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

         In addition, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Time Warner Retail, the characterization of the zoning of the garage unit of the mortgaged real property as a permitted non-conforming use is based on letter determinations from the New York City Department of Buildings
(the "DOB"). There is a possibility that either (i) the DOB could change its determination or (ii) an adjoining land owner might bring a successful claim challenging the DOB's determination. If either of these possibilities occurred, a special permit would be required to operate the garage unit (a) as a public parking garage or (b) on an accessory

                                      S-52

basis with more than 225 spaces. There is also a possibility that if (x) 50% or more of the Time Warner Center Condominium is damaged or destroyed, (y) the Time
Warner Center Condominium is deemed to be substantially occupied by a non-conforming use (in this case, the garage unit), and (z) such casualty also destroys a portion of the garage unit, the garage unit may not be able to be used as a public parking garage or for accessory parking for more than 225 spaces without a special permit after being rebuilt.

         Lending on Income-Producing Properties Entails Risks Related to
Property Condition. All of the mortgaged real properties were inspected by engineers during the 33-month period preceding December 2004. Two-hundred twenty-nine (229) of those inspected mortgaged real properties, securing mortgage loans that represent 99.4% of the initial mortgage pool balance, were inspected during the 12-month period preceding December 2004. The scope of those inspections included an assessment of--

         o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

         o    the general condition of the site, buildings and other
              improvements located at each property.

At eight (8) of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

         The Absence or Inadequacy of Terrorism Insurance Coverage on the
Mortgaged Properties May Adversely Affect Payments on Your Certificates. After
the September 11, 2001 terrorist attacks in New York City, the Washington, D.C.
area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the
Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks.
Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance polices on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and
(f) the federal program by its terms will terminate December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if the exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either
(a) authorizes such reinstatement in writing or (b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

         The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies.
Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof.
Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program, there is no assurance that subsequent terrorism legislation would be passed.

         The master servicer will use reasonable efforts to cause the borrower to maintain -- or, if the borrower does not so maintain, then the master servicer will maintain -- all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents. The cost of any such insurance so maintained by the master servicer will be reimbursable to it as a servicing advance. The master servicer will not be required to call a default under an underlying mortgage loan if the related borrower fails to maintain such insurance, and the master servicer will not be required to

                                      S-53

maintain insurance against property damage resulting from terrorist or similar acts, if the special servicer has determined in accordance with the servicing standard described in this prospectus supplement that either--

         o    such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located, or

         o    such insurance is not available at any rate,

provided that, for any underlying mortgage loan in respect of which the related loan documents contain express provisions requiring terrorism insurance, the master servicer will use reasonable efforts consistent with the servicing standard described in this prospectus supplement to enforce such express provisions. If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

         If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the subject mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series
2004-C5 certificates.

         If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

         Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap"
amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. See "Description of the Underlying Mortgage Loans--Certain Terms and
Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other
Insurance" in this prospectus supplement.

         We are aware that in the case of at least ten (10) mortgage loans that we intend to include in the trust fund, which represent 2.8% of the initial mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance. There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate.

         We are aware that in the case of nine (9) other mortgage loans that we intend to include in the trust fund, which represents 1.6% of the initial mortgage pool balance, each of the tenants of the related mortgaged real property self-insure and are obligated to restore the related mortgaged real property in the event of damage at the related mortgaged real property resulting from acts of terrorism.

         Compliance with Americans with Disabilities Act May Result in
Additional Costs to Borrowers. Under the Americans with Disabilities Act of
1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

         Certain Loans May Require Principal Paydowns which May Reduce the Yield on Your Offered Certificates. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain
Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May
Require Principal Paydowns."

         Litigation May Adversely Affect Property Performance. There may be
pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real

                                      S-54

properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as City
Centre Place, which represents 1.2% of the initial mortgage pool balance, the principal for the mortgage loan, which is also (a) the sole manager of one of the tenants-in-common making up the borrower and (b) a vice president of each of the other tenants-in-common making up the borrower, is the subject of an SEC investigation. The SEC has requested information from such party relating to disclosure in prior securities offerings and exemption from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which such party and its affiliated entities were involved. In addition, the SEC has requested financial information regarding affiliated REITs as well as certain limited liability companies advised by such party. We cannot assure you that such investigation will not lead to further inquires or litigation that could have a material adverse effect on such underlying mortgage loan.

         One Action Rules May Limit Remedies. Several states, including
California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action"
broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

         Tax Considerations Related to Foreclosure. The special servicer, on behalf of the trust fund, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of Section 856(d) of the Internal
Revenue Code, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust fund to federal
(and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2004-C5 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 2004-C5 certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

         In addition, if the trust fund were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, the trust may in certain jurisdictions, particularly in California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series
2004-C5 certificateholders.

RISKS RELATED TO THE OFFERED CERTIFICATES

         The Trust Fund's Assets May Be Insufficient to Allow for Repayment in
Full on Your Certificates. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity.
The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

         The Class A-J, B, C and D Certificates Are Subordinate to, and Are
Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-X and A-SP
Certificates. If you purchase class A-J, B, C or D certificates, then your certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-X and A-SP certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 2004-C5 certificates.

         When making an investment decision, you should consider, among other things--

         o    the distribution priorities of the respective classes of the series 2004-C5 certificates,

         o    the order in which the principal balances of the respective classes of the series 2004-C5 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

                                      S-55

         o    the characteristics and quality of the underlying mortgage loans.

         The Offered Certificates Have Uncertain Yields to Maturity. The yield on your offered certificates will depend on, among other things--

         o    the price you paid for your offered certificates, and

         o    the rate, timing and amount of distributions on your offered certificates.

         The rate, timing and amount of distributions on your offered certificates will depend on--

         o    the pass-through rate for, and the other payment terms of, your offered certificates,

         o    the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

         o    the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

         o    the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2004-C5 certificates,

         o    the collection and payment of yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans, and

         o    servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

         These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

         In the absence of significant losses, holders of the class A-1, A-2,
A-3, A-AB and A-4 certificates should be concerned with the factors described in the second, third, fourth, fifth and sixth bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group
no. 1 and holders of the class A-1-A certificates should be concerned with those factors primarily insofar as they relate to the mortgage loans in loan group no.
2.

         If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be greatly affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2.
Holders of the class A-1-A certificates will be greatly affected by the rate of payments and other collections of principal on the mortgage loans in loan group
no. 2 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1.

         The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

         Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. Neither the master servicer nor the special servicer will be required to advance any yield maintenance charges.

         Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.

                                      S-56

Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2004-C5 certificateholders.

         Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the yield maintenance charge or prepayment premium in connection with an involuntary prepayment. In general, yield maintenance charges or prepayment premiums will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2004-C5 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a yield maintenance charge or prepayment premium which may be unenforceable or usurious under applicable law.

         The Right of the Master Servicer, the Special Servicer and the Trustee
to Receive Interest on Advances May Result in Additional Losses to the Trust
Fund. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

         If the Master Servicer or the Special Servicer Purchases Series 2004-C5
Certificates, a Conflict of Interest Could Arise between Their Duties and Their
Interests in the Series 2004-C5 Certificates. The master servicer, the special servicer or an affiliate of either of them may purchase any of the series
2004-C5 certificates. In fact, it is anticipated that an affiliate of Lennar
Partners, Inc. will purchase some or all of several non-offered classes, including the initial controlling class, of series 2004-C5 certificates. The purchase of series 2004-C5 certificates by the master servicer or the special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2004-C5 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2004-C5 certificates.
However, under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

         The Interests of the Series 2004-C5 Controlling Class
Certificateholders May Be in Conflict with the Interests of the Offered
Certificateholders. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2004-C5 certificates representing a majority interest in the controlling class of series 2004-C5 certificates will be entitled to designate a particular series 2004-C5 controlling class certificateholder (or beneficial owner of series 2004-C5 controlling class certificates) to exercise the rights and powers in respect of the mortgage pool described under "The Pooling and Servicing Agreement--The Series 2004-C5
Directing Certificateholder and the Series 2004-C5 Controlling Class" in this prospectus supplement. You should expect that the series 2004-C5 directing certificateholder will exercise those rights and powers on behalf of the series
2004-C5 controlling class certificateholders, and it will not be liable to any class of series 2004-C5 certificateholders for doing so. In addition, subject to the conditions described under "The Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement, the holders of certificates representing a majority interest in the controlling class of series
2004-C5 certificates may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2004-C5 certificates, the trustee, the certificate administrator or the master servicer. In the absence of significant losses on the underlying mortgage loans, the series 2004-C5 controlling class will be a non-offered class of series 2004-C5 certificates. The series 2004-C5 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

                                      S-57

         The Interests of the Respective Holder of an Outside-the-Trust Fund
Mortgage Loan May Be in Conflict with the Interests of the Offered
Certificateholders. The respective holder of an outside-the-trust fund mortgage loan will be entitled, directly or through a representative or designee, to exercise the rights and powers with respect to the related underlying mortgage loan and the related outside-the-trust fund mortgage loan described under
"Description of the Underlying Mortgage Loans--Certain Matters Regarding the
Eastgate Mall Mortgage Loan" or "--Certain Matters Regarding the FedEx-Midway
Mortgage Loan," as applicable, in this prospectus supplement. You should expect that the holder of an outside-the-trust fund mortgage loan will exercise those rights and powers exclusively for its own benefit, and it will not be liable to any class of series 2004-C5 certificateholders for doing so.

         Book-Entry Registration of the Offered Certificates May Require You To
Exercise Your Rights Through The Depository Trust Company. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust
Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository
Trust Company and its participating organizations. See "Description of the
Offered Certificates--Registration and Denominations" in this prospectus supplement.

         As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under
"Description of the Offered Certificates--Reports to Certificateholders;
Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the certificate administrator, if you have certified to the certificate administrator that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the certificate administrator of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the certificate administrator.

         You May Be Bound by the Actions of Other Series 2004-C5
Certificateholders. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2004-C5 certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2004-C5 certificates.

         Lack of a Secondary Market for the Offered Certificates May Make It
Difficult for You to Resell Your Offered Certificates. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop.
Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF
THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

         On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and
Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

         The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the
United States.

         It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.

         As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired.

                                      S-58

See "Risk Factors--Limited Liquidity of Your Certificates May Have An
Adverse Impact on Your Ability To Sell Your Offered Certificates," "--The Market
Value of Your Certificates Will Be Sensitive to Factors Unrelated to the
Performance of Your Certificates and the Underlying Mortgage Assets" and
"--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

         From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

         This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "estimates," and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

         We intend to include the 228 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,866,844,179.
However, the actual initial mortgage pool balance may each be as much as 5%
smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Mortgage Pool Characteristics" below.

         For purposes of calculating distributions on the respective classes of the series 2004-C5 certificates, the underlying mortgage loans will be divided into the following two loan groups:

         o    Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with 24 underlying mortgage loans that are secured by multifamily and mobile home park property types. Loan group no. 1 will consist of 149 mortgage loans, with an initial loan group no. 1 balance of $1,434,224,152, representing approximately 76.8% of the initial mortgage pool balance.

         o    Loan group no. 2, which will consist of all of the underlying mortgage loans that are secured by the multifamily and mobile home park property types except for the 24 underlying mortgage loans that are secured by multifamily and mobile home park property types in loan group no. 1. Loan group no. 2 will consist of 79 mortgage loans, with an initial loan group no. 2 balance of
              $432,620,028, representing approximately 23.2% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

         The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group
no. 1 balance will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan is equal to its unpaid principal balance as of its due date in December 2004, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit
A-1 to this prospectus supplement.

                                      S-59

         Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

         You should consider each of the mortgage loans that we intend to include in the trust fund to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the trust fund will be insured or guaranteed by any governmental entity or by any other person.

         The Eastgate Mall Property secures the Eastgate Mall Mortgage Loan and the two (2) Eastgate Mall Junior Companion Loans on a subordinated basis relative to the Eastgate Mall Mortgage Loan. One (1) of the Eastgate Mall Junior
Companion Loans, which we refer to in this prospectus supplement as the
"Eastgate Mall B-1 Note Companion Loan," is senior in right of payment to the other Eastgate Mall Junior Companion Loan, which we refer to in this prospectus supplement as the "Eastgate Mall B-2 Note Companion Loan." The Eastgate Mall
Mortgage Loan and the Eastgate Mall Junior Companion Loans collectively constitute the Eastgate Mall Total Loan. However, none of the Eastgate Mall
Junior Companion Loans is included in the trust fund. The Eastgate Mall Mortgage
Loan has a cut-off date principal balance of $53,700,000, the Eastgate Mall B-1
Note Companion Loan has a cut-off date principal balance of $3,550,000 and the
Eastgate Mall B-2 Note Companion Loan has a cut-off date principal balance of
$7,750,000.

         The FedEx-Midway Property secures the FedEx-Midway Mortgage Loan and the FedEx-Midway Junior Companion Loan on a subordinated basis relative to the
FedEx-Midway Mortgage Loan in accordance with the terms of an intercreditor agreement. The FedEx-Midway Mortgage Loan and the FedEx-Midway Junior Companion
Loan collectively constitute the FedEx-Midway Total Loan. However, the
FedEx-Midway Junior Companion Loan is not included in the trust fund. The
FedEx-Midway Mortgage Loan has a cut-off date principal balance of $14,480,000 and the FedEx-Midway Junior Companion Loan has a cut-off date principal balance of $2,736,615.33.

         We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

         o    All numerical information provided with respect to those mortgage loans is provided on an approximate basis.

         o    All weighted average information provided with respect to those mortgage loans or any sub-group of those mortgage loans reflects a weighting by their respective cut-off date principal balances.

         o    In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the trust fund, we have assumed that--

               1.   all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in December 2004, are timely made, and

               2.   there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in November 2004 up to and
                    including its due date in December 2004.

         o    When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no.
              2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

         o    The general characteristics of the entire mortgage pool are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

                                      S-60

         o    Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans in the trust fund. Except as otherwise indicated, when an
              underlying mortgage loan is cross-collateralized and
              cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio.
              Other than as described under "--The A/B Loan Pairs," "--Certain
              Matters Regarding the Eastgate Mall Mortgage Loan" and "--Certain
              Matters Regarding the FedEx-Midway Mortgage Loan" below, none of the mortgage loans that we intend to include in the trust fund is cross-collateralized with any loan outside of the trust fund.

         o    Loan-to-value and debt service coverage information shown in this prospectus supplement with respect to the Eastgate Mall Mortgage
              Loan and FedEx-Midway Mortgage Loan will be calculated, unless expressly indicated otherwise, without regard to the Eastgate Mall
              Junior Companion Loans and the FedEx-Midway Junior Companion Loan,
              respectively.

         o    In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing
              property-specific information, we have allocated that mortgage loan among those properties based upon--

               1.   relative appraised values,

               2.   relative underwritten net cashflow, or

               3.   prior allocations reflected in the related loan documents.

         o    If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

         o    Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

         o    Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE
LOANS WITH AFFILIATED BORROWERS

         The mortgage pool will include six (6) groups of mortgage loans which represent approximately 5.9% of the initial mortgage pool balance that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

                                      S-61

         The table below identifies the groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                              NUMBER OF STATES     % OF INITIAL
                                            WHERE THE PROPERTIES     MORTGAGE
          PROPERTY/PORTFOLIO NAMES              ARE LOCATED        POOL BALANCE
          ------------------------              -----------        ------------
1.  BECO Park at Forbes Center - BRIT I
    BECO Park at Forbes Center - BRIT II
    BECO Park at Forbes Center - BRIT III.....       1                   2.8%
2.  Valwood Industrial Portfolio
    Valwood Building 37.......................       1                   1.3%
3.  127 West 96th St. Loan 1
    127 West 96th St. Loan 2..................       1                   0.2%

         In the case of one group of cross-collateralized underlying mortgage loans, which collectively represent 2.8% of the initial mortgage pool balance and are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as BECO Park at Forbes Center - BRIT I, BECO Park at
Forbes Center - BRIT II and BECO Park at Forbes Center - BRIT III, respectively, in connection with a defeasance of such mortgage loans after a date that is 27 months after the first payment date of those mortgage loans, the borrowers may obtain a release of all three mortgaged real properties upon defeasance of all three mortgage loans if certain conditions are satisfied, including, if required by the lender, an opinion that the trust fund will not fail to maintain its status as a REMIC solely as a result of the release. In addition, at any time after the third anniversary of the sale and securitization of such mortgage loans, the borrowers may obtain a release of only one of the three (3) groups of mortgaged real properties (such that the mortgage loan related to such released group of mortgaged real properties will no longer be cross-collateralized and cross-defaulted with the other mortgage loans in that cross-collateralized group) if certain conditions are met, including payment of 120% of the balance plus required yield maintenance, and a specified debt service coverage ratio for the remaining mortgaged real properties.

         In the case of one group of cross-collateralized underlying mortgage loans, which collectively represent 1.3% of the initial mortgage pool balance and are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Valwood Industrial Portfolio and Valwood Building
37, in connection with a defeasance of the Valwood Building 37 mortgage loan, or a partial defeasance of the Valwood Industrial Portfolio mortgage loan (provided that there is also a contemporaneous defeasance of the Valwood Building 37 mortgage loan or the Valwood Building 37 mortgage loan has already been defeased) after a date that is 26 months after the first payment date of that mortgage loan, the related borrower may obtain a release of that defeased mortgage loan, or a partial release of that partially defeased mortgage loan (in the case of the Valwood Industrial Portfolio mortgage loan) from the related cross-collateralization provisions (such that the defeased mortgage loan will no longer be cross-collateralized and cross-defaulted with the undefeased mortgage loan in that cross-collateralized group) if certain conditions are satisfied, including, among other things, a specified debt service coverage ratio and specified loan-to-value ratio with respect to the undefeased mortgage loan in that cross-collateralized group and, if required by the lender, an opinion that the trust fund will not fail to maintain its status as a REMIC solely as a result of the release. In addition, in connection with such defeasance, the related borrower must establish a cash reserve equal to 25% of the released property's loan allocation (in the case of the Valwood Industrial Portfolio mortgage loan), or $352,000 (in the case of the Valwood Building 37 mortgage loan).

         The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the trust fund.

                                                NUMBER OF STATES    % OF INITIAL
                                              WHERE THE PROPERTIES    MORTGAGE
          PROPERTY/PORTFOLIO NAMES                ARE LOCATED       POOL BALANCE
          ------------------------                -----------       ------------
1.  71-77 Summer Street and 184 High Street..          1                1.0%
2.  Valwood Industrial Portfolio.............          1                0.9%
3.  222 & 312 Clematis Street................          1                0.4%
4.  Marina Apartments Portfolio..............          1                0.2%

         In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as
Valwood Industrial Portfolio, which represents 0.9% of the initial mortgage pool balance, the borrower may obtain release of any one of the three (3) related mortgaged real properties comprising the Valwood Industrial Portfolio properties if certain conditions are satisfied including a contemporaneous defeasance of the Valwood Building 37 mortgage loan or the Valwood Building 37 mortgage loan has already been defeased, a specified debt service coverage ratio and specified loan-to-value ratio for the remaining properties, and defeasance of a portion of that mortgage loan equal to 125% of the pro rata release amount for such individual property to be released stipulated in the related loan documents.

                                      S-62

         The table below shows each group of mortgaged real properties that--

         o    have the same or affiliated borrowers, and

         o    secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                                                                            % OF INITIAL
                                                                             NUMBER OF        MORTGAGE
                         PROPERTY/PORTFOLIO NAMES                          MORTGAGE LOANS   POOL BALANCE
                         ------------------------                          --------------   ------------

1.  Canyon Pointe Apartments, Commons on Edgebrook Apartments, Cross
    Creek Apartments, Hyperion Apartments, Kingwood Lakes Apartments,
    Medical Center Apartments, Mill Valley Apartments,
    Oakwood Apartments and Peppertree Apartments.........................         9               4.6%
2.  River Road Apartments, Spinnaker Court Apartments,
    Meridian Court South Apartments, DeKalb County Shopping Center and
    Kimberly Court Apartments............................................         5               4.0%
3.  Pershing Park Plaza and
    1300 Parkwood Office Building........................................         2               3.1%
4.  Crystal River, Pacific Dunes, Silver Dollar, Sunburst Florida Keys,
    Sunburst North Ft. Myers and Sunshine Key............................         6               2.5%
5.  Orangefair Marketplace Shopping Center and
    North Eastwood Shopping Center.......................................         2               2.3%
6.  71-77 Summer Street and 184 High Street and
    611 8th Avenue.......................................................         2               1.2%
7.  Pleasant Hill Square and
    West River Crossing..................................................         2               1.1%

PARTIAL RELEASES OF PROPERTY

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Celeron
Square Apartments, which represents 0.6% of the initial mortgage pool balance, the borrower has the right to obtain a release of an unimproved parcel consisting of approximately 17.18 acres, without payment of any consideration or repayment of any principal, subject to satisfaction of stipulated conditions including, among other things, (i) no existence of default, (ii) delivery to the lender of satisfactory evidence that the parcel to be released is not necessary for the remaining mortgaged real property to comply with any zoning, building, land use, parking or other legal requirements applicable to the remaining mortgaged real property, (iii) providing evidence that the future uses of the parcel to be released will not violate any covenant, restriction conditions or other title matter then encumbering the mortgaged real property, (iv)
confirmation in writing by the applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, and (v) appropriate amendments being undertaken with respect to the applicable ground lease and/or sub-ground lease documents so as to exclude the released parcel.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as
FedEx-Midway, which represents 0.8% of the initial mortgage pool balance, the borrower has the right to obtain a release of an unimproved parcel, without payment of any consideration or repayment of any principal, subject to satisfaction of stipulated conditions including, among other things, (i) no existence of default, (ii) delivery to the lender of satisfactory evidence that the parcel to be released is not necessary for the remaining mortgaged real property to comply with any zoning, building and land subdivision laws, (iii)
delivery of an estoppel certificate from the tenant confirming that its lease is in full force and effect and that the conveyance will not result in a diminution of the rent payable to the borrower, (iv) certification by the borrower that the conveyance will not result in any additional indebtedness obligations of the borrower, an increase in health and safety hazards to the remainder parcel, and any violation of any agreement to which the borrower is a party, (v) the borrower must obtain a separate tax identification number for the released parcel or establish reserves for real estate taxes for such parcel and principal must agree to indemnify the lender for any losses resulting from the failure to obtain a separate tax identification number, (vi) a revised survey of the mortgaged property, and (vii) a date down to lender's title insurance policy.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as
Eastgate Mall, which represents 2.9% of the initial mortgage pool balance, the borrower has the right to obtain a release of an unimproved parcel in connection with a sale of such parcel, without payment of any consideration or repayment of any principal, subject to satisfaction of stipulated conditions including, among other things, (i)

                                      S-63

no existence of default, (ii) delivery to the lender of satisfactory evidence that the parcel to be released is not necessary for the remaining mortgaged real property to comply with any zoning, parking, land use or other legal requirements applicable to the remaining mortgaged real property, and (iii)
providing evidence that the parcel to be released and the remaining mortgaged real property will constitute a separate legal lot and tax parcel.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Time
Warner Retail, which represents 17.1% of the initial mortgage pool balance, the borrower may obtain a release of the garage unit of the mortgaged real property through a partial defeasance of the underlying mortgage loan if certain conditions are satisfied, including payment of a defeasance deposit of
$57,500,000 plus any required yield maintenance premium in order to purchase the necessary defeasance collateral, an opinion that the trust fund will not fail to maintain its status as a REMIC solely as a result of the release, and receipt of rating agency confirmation to the effect that such release will not result in a withdrawal, qualification or downgrade of the ratings assigned to the certificates in effect immediately prior to such release.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 222 &
312 Clematis Street, which represents 0.4% of the initial mortgage pool balance, the borrower may obtain a release of either parcel of the mortgaged real property if certain conditions are satisfied, including (i) existence of no default, (ii) payment of a defeasance deposit sufficient to yield payments equal to 125% of the amount of the principal balance allocated to the property sought to be defeased, (iii) satisfaction of a debt service coverage ratio and a loan-to-value ratio set forth in the related loan documents, and (iv) written consent from the applicable rating agencies stating that such partial release of the mortgage and partial defeasance will not result in a downgrade of any of its then current ratings assigned to the certificates.

         In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as BECO
Park at Forbes Center - BRIT I, BECO Park at Forbes Center - BRIT II and BECO
Park at Forbes Center - BRIT III, respectively, which represent 2.8% of the initial mortgage pool balance, the borrowers may obtain release of any one of the three (3) groups of mortgaged real properties if certain conditions are satisfied. See "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage
Loans and Mortgage Loans with Affiliated Borrowers" above.

         In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as
Valwood Industrial Portfolio and Valwood Building 37, which represent 1.3% of the initial mortgage pool balance, the borrowers may obtain release of the
Valwood Building 37 property either by itself or together with any one of the three (3) mortgaged real properties comprising the Valwood Industrial Portfolio properties if certain conditions are satisfied. See "--Cross-Collateralized
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" above.

         In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as
Orangefair Marketplace Shopping Center and Floral Park Promenade, respectively, which represent 2.2% of the initial mortgage pool balance, the related borrower has the right to obtain the release of an excess, improved parcel of the related mortgaged real property, identified in the related mortgage, without a partial defeasance or payment of a release price, upon satisfaction of various specified conditions, including, among other things, lawful subdivision or lot split, the parcel to be released and the remaining mortgaged real property are each separate tax lots, compliance with zoning laws, establishment of acceptable reciprocal easement agreements and providing a title policy endorsement. Each excess parcel was not given any value in the appraisal of the related mortgaged real property.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

         Due Dates. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                          % OF INITIAL
                                      NUMBER OF             MORTGAGE
               DUE DATE             MORTGAGE LOANS        POOL BALANCE
               --------             --------------        ------------
     11th.....................            133                  64.4%
     1st......................             95                  35.6%
                                          ---                 -----
     TOTAL                                228                 100.0%

         Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.
However, as

                                      S-64

described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

         The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

         Except for ARD Loans that remain outstanding past their respective anticipated repayment dates and the underlying mortgage loan discussed in the immediately following paragraph, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

         Two-hundred thirteen (213) of the mortgage loans that we intend to include in the trust fund, which represent 94.7% of the initial mortgage pool balance, of which 136 mortgage loans are in loan group no. 1, representing 93.2%
of the initial loan group no. 1 balance, and 77 mortgage loans are in loan group
no. 2, representing 99.6% of the initial loan group no. 2 balance, respectively, accrue interest on an Actual/360 Basis. Fifteen (15) of the mortgage loans that we intend to include in the trust fund, which represent 5.3% of the initial mortgage pool balance, of which 13 mortgage loans are in loan group no. 1, representing 6.8% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 0.4% of the initial loan group no. 2 balance, respectively, accrue interest on a 30/360 Basis.

         Balloon Loans. Two-hundred six (206) of the mortgage loans that we intend to include in the trust fund, which represent 86.7% of the initial mortgage pool balance, of which 129 mortgage loans are in loan group no. 1, representing 83.0% of the initial loan group no. 1 balance, and 77 mortgage loans are in loan group no. 2, representing 99.1% of the initial loan group no.
2 balance, respectively, are each characterized by--

         o    an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or no amortization prior to the stated maturity of the subject mortgage loan, and

         o    in either case, a substantial payment being due with respect to the mortgage loan on its stated maturity date.

         ARD Loans. Eleven (11) of the mortgage loans that we intend to include in the trust fund, which represent 12.3% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 16.0% of the initial loan group no. 1 balance, are each characterized by the following features:

         o    A maturity date that is generally 15 to 30 years following origination.

         o    The designation of an anticipated repayment date that is generally
              5 to 11 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

         o    The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Static Prepayment Premium or a Yield Maintenance Charge, at any
              time on or after a date that is generally not later than the related anticipated repayment date.

         o    From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to--

               1.   in the case of five (5) ARD Loans, which represent 6.7% of the initial mortgage pool balance and 8.7% of the initial
                    loan group no. 1 balance, two percentage points over the
                    initial mortgage interest rate,

               2.   in the case of five (5) ARD Loans, which represent 4.8% of the initial mortgage pool balance and 6.2% of the initial
                    loan group no. 1 balance, the greater of (x) two percentage points over the initial mortgage interest rate, and (y) two percentage points over the value of a particular U.S.
                    Treasury or other benchmark floating rate at or about the
                    related anticipated repayment date, and

               3.   in the case of one (1) ARD Loan, which represents 0.8% of
                    the initial mortgage pool balance and 1.0% of the initial
                    loan group no. 1 balance, the greater of (x) 2.5 percentage points over the initial mortgage interest rate, and (y) 2.5 percentage points over the value of a particular U.S.
                    Treasury or other benchmark floating rate at or about the
                    related anticipated repayment date (and which interest rate increases by 0.25% per annum on each anniversary of the
                    anticipated repayment date).

                                      S-65

         o    The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This
              Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional
              Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

         o    From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to an ARD Loan.

         In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

         Fully Amortizing Loans. Eleven (11) of the mortgage loans that we intend to include in the trust, which represent 1.0% of the initial mortgage pool balance, of which nine (9) mortgage loans are in loan group no. 1, representing 1.0% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 0.9% of the initial loan group no. 2 balance, respectively, are characterized by--

         o    constant scheduled debt service payments throughout the
              substantial term of the mortgage loan, and

         o    an amortization schedule that is approximately equal to the actual term of the mortgage loan.

         These fully amortizing mortgage loans do not have either--

         o    an anticipated repayment date, or

         o    the associated payment incentives.

         Additional Amortization Considerations. Fifty-three (53) of the mortgage loans that we intend to include in the trust fund, which represent
51.5% of the initial mortgage pool balance, of which 35 mortgage loans are in loan group no. 1, representing 54.1% of the initial loan group no. 1 balance, and 18 mortgage loans are in loan group no. 2, representing 43.0% of the initial loan group no. 2 balance, respectively, provide for an initial interest only period of between 1 and 84 months.

         Eight (8) of the mortgage loans that we intend to include in the trust fund, which represent 9.3% of the initial mortgage pool balance, of which seven
(7) mortgage loans are in loan group no. 1, representing 10.9% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 3.9% of the initial loan group no. 2 balance, respectively, provide for an initial interest only period of between 60 and 84 months, which interest only period is either the entire term of such mortgage loans or until the anticipated repayment date.

         Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay a portion of the related unpaid principal balance.

         Prepayment Provisions. As of origination:

         o    One-hundred ninety-nine (199) of the mortgage loans that we intend to include in the trust fund, which represent 91.1% of the initial mortgage pool balance, of which 125 mortgage loans are in loan group no. 1, representing 88.7% of the initial loan group no. 1 balance, and 74 mortgage loans are in loan group no. 2,
              representing 98.8% of the initial loan group no. 2 balance, respectively, provided for--

               1.   a prepayment lock-out period and/or a defeasance period,
                    during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the

                                      S-66

                    second anniversary of the date of initial issuance of the
                    offered certificates, the mortgage loan may be defeased,
                    followed by

               2.   an open prepayment period during which voluntary principal prepayments may be made without any restriction or yield
                    maintenance charge;

         o    Eleven (11) of the mortgage loans that we intend to include in the trust fund, which represent 3.2% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 4.2%
              of the initial loan group no. 1 balance, provided for--

               1.   a prepayment consideration period during which voluntary
                    principal prepayments must be accompanied by a Yield
                    Maintenance Charge, followed by

               2.   an open prepayment period during which voluntary principal prepayments may be made without any restriction or yield
                    maintenance charge;

         o    Five (5) of the mortgage loans that we intend to include in the trust fund, which represent 3.6% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 4.7%
              of the initial loan group no. 1 balance, provided for--

               1.   a prepayment lock-out period and a defeasance period, during which voluntary principal prepayments are prohibited
                    although for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of offered certificates, the mortgage loan may be defeased, followed by

               2.   a prepayment consideration period during which voluntary
                    principal prepayments must be accompanied by a Static
                    Prepayment Premium, followed by

               3.   an open prepayment period during which voluntary principal prepayments may be made without any restriction or
                    prepayment consideration; and

         o    Two (2) of the mortgage loans that we intend to include in the trust fund, which represent 0.2% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 0.3%
              of the initial loan group no. 1 balance, provided for--

               1.   a prepayment consideration period during which voluntary
                    principal prepayments must be accompanied by a Yield
                    Maintenance Charge, followed by

               2.   a prepayment consideration period during which voluntary
                    principal prepayments must be accompanied by a Static
                    Prepayment Premium, followed by

               3.   an open prepayment period during which voluntary principal prepayments may be made without any restriction or
                    prepayment consideration.

         o    Eleven (11) of the mortgage loans that we intend to include in the trust fund, which represent 1.9% of the initial mortgage pool balance, of which six (6) mortgage loans are in loan group no. 1, representing 2.1% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 1.2%
              of the initial loan group no. 2 balance, provided for -

               1.   a prepayment lock-out period during which voluntary
                    principal prepayments are prohibited, followed by

               2.   a prepayment consideration period during which voluntary
                    principal prepayments must be accompanied by a Yield
                    Maintenance Charge, followed by

               3.   an open prepayment period during which voluntary principal prepayments may be made without any restriction or
                    prepayment consideration.

         The open prepayment period for any underlying mortgage loan will generally begin one to six months prior to stated maturity or, in the case of an
ARD Loan, prior to the related anticipated repayment date.

                                      S-67

         Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal
Paydowns" below and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans,
Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers"
above.

         The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-2 to this prospectus supplement.

         For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

         o    the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit
              A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

         o    it is assumed that each ARD Loan prepays on the related
              anticipated repayment date, notwithstanding the fact that
              prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such
              prepayments would not be accompanied by payment of a Yield
              Maintenance Charge.

         Prepayment Lock-Out Periods. Two-hundred twelve (212) of the mortgage loans that we intend to include in the trust fund, which represent 96.4% of the initial mortgage pool balance, of which 135 mortgage loans are in loan group no.
1, comprising 95.5% of the initial loan group no. 1 balance, and 77 mortgage loans are in loan group no. 2, comprising 99.6% of the initial loan group no. 2 balance, respectively, provide for prepayment lock-out/defeasance periods as of their respective due dates in December 2004. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

         o    the maximum remaining prepayment lock-out/defeasance period as of the related due date in December 2004 is 237 months with respect to the entire mortgage pool, 236 months with respect to loan group
              no. 1 and 237 months with respect to loan group no. 2;

         o    the minimum remaining prepayment lock-out/defeasance period as of the related due date in December 2004 is 22 months with respect to the entire mortgage pool, 22 months with respect to loan group no.
              1 and 34 months with respect to loan group no. 2; and

         o    the weighted average remaining prepayment lock-out/defeasance period as of the related due dates in December 2004 is 103 months with respect to the entire mortgage pool, 102 months with respect to loan group no. 1 and 107 months with respect to loan group no.
              2.

         Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal
Paydowns" below, and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans,
Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers"
above.

         Prepayment Consideration Periods. Twenty-nine (29) of the mortgage loans that we intend to include in the trust fund, representing 8.9% of the initial mortgage pool balance, of which 24 mortgage loans are in loan group no.
1, representing 11.3% of the initial loan group no. 1 balance, and of which five
(5) mortgage loans are in loan group no. 2, representing 1.2% of the initial loan group no. 2 balance, respectively, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of the following:

         o    In the case of seven (7) of those mortgage loans, which represent
              3.8% of the initial mortgage pool balance, all of which are in loan group no. 1, comprising 5.0% of the initial loan group no. 1 balance, a Static Prepayment Premium in an amount equal to a specified percentage of the amount prepaid.

         o    In the case of 14 of those mortgage loans, representing 4.7% of the initial mortgage pool balance, a Yield Maintenance Charge in an amount generally equal to the greater of the following: (1) a specified percentage of the principal balance of the subject mortgage loan being prepaid; and (2) the present value, as

                                      S-68

              of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the
              Discount Rate, less the amount of principal being prepaid. For purposes of the foregoing, the term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the
              Treasury Rate plus or minus any applicable spread when compounded semi-annually. The term "Treasury Rate" may mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest
              Rates under the heading U.S. Government Securities/Treasury
              Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates
              (one longer and one shorter) most nearly approximating the maturity date or anticipated repayment date, as applicable, for the subject mortgage loan. If Release H.15 is no longer
              published, the lender will select a comparable publication to determine the Treasury Rate.

         o    In the case of seven (7) of those mortgage loans, representing
              0.4% of the initial mortgage pool balance, a Yield Maintenance
              Charge in an amount generally equal to the greater of the
              following: (1) if applicable, a specified percentage of the principal balance of the subject mortgage loan being prepaid; and
              (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date
              (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. For purposes of the foregoing, the term "Discount
              Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate plus or minus any applicable spread when compounded semi-annually. The term "Treasury Rate" may mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release
              H.15-Selected Interest Rates under the heading U.S. Government
              Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly
              approximating the remaining average life for the subject mortgage loan. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

         o    In the case of three (3) of those mortgage loans, representing
              0.2% of the initial mortgage pool balance, a Yield Maintenance
              Charge in an amount generally equal to the greater of (1) a specified percentage of the amount being prepaid or (2) the present value of the product of (A) the amount being prepaid and
              (B) the Premium Rate (hereinafter defined). The "Premium Rate"
              shall be defined as the product of (i) the Applicable Interest
              Rate less the market yield of U.S. Treasury issues, as quoted daily in The Wall Street Journal, which have the closest maturity date (month and year) to the Maturity Date (such yield hereinafter referred to as the "Reinvestment Rate") and (ii) the Remaining
              Term (hereinafter defined). The term "Remaining Term" shall mean the number of days between the Prepayment Date and the Maturity
              Date divided by 365. To determine the present value, the product of the aforesaid calculation shall be divided by the number of months between the Prepayment Date and the Maturity Date, and then multiplied by a factor which is equal to the present value of a series of monthly one dollar ($1.00) payments between the
              Prepayment Date and the Maturity Date, using a discount rate equal to the Reinvestment Rate.

         In the case of two (2) of the mortgage loans described above, which represent 0.2% of the initial mortgage pool balance, both of which are in loan group no. 1, comprising 0.3% of the initial loan group no. 1 balance, the Yield
Maintenance Charge is followed by a Static Prepayment Premium in an amount equal to a specified percentage of the amount prepaid.

         Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the
Yield Maintenance Charge may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

         However, there can be no assurance that the imposition of a Static
Prepayment Premium or a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

                                      S-69

         The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Static
Prepayment Premium or a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states.
No assurance can be given that, at the time a Static Prepayment Premium or a
Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Static Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal
Aspects of Mortgage Loans" in the accompanying prospectus.

         Neither we nor any of the mortgage loan sellers makes any
representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Static Prepayment Premium or a Yield
Maintenance Charge, or of the collectability of any Static Prepayment Premium or
Yield Maintenance Charge.

         Casualty and Condemnation. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property.
However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

         Several of the mortgage loans that we intend to include in the trust fund provide that, if casualty or condemnation proceeds are applied to the loan
(usually above a specified amount or above a specified percentage of the value of the related mortgaged real property), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

         Mortgage Loans Which May Require Principal Paydowns. Eleven (11)
mortgage loans that we intend to include in the trust fund, which represent 6.8%
of the initial mortgage pool balance, all of which are in loan group no. 1, representing 8.9% of the initial loan group no. 1 balance, are secured by letters of credit or cash reserves that in each such case:

         o    will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

         o    if not so released, will or, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan
              acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

The total amount of that additional collateral was $10,850,455 at the time of closing of each of those mortgage loans.

         Defeasance Loans. Two-hundred four (204) of the mortgage loans that we intend to include in the trust fund, which represent 94.7% of the initial mortgage pool balance, of which 130 mortgage loans are in loan group no. 1, representing 93.4% of the initial loan group no. 1 balance, and 74 mortgage loans are in loan group no. 2, representing 98.8% of the initial loan group no.
2 balance, respectively, permit the borrower to deliver direct, non-callable
U.S. government obligations as substitute collateral.

         Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government obligations that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

         o    may be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

         o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

                                      S-70

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

         If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

         In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

         None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

         Neither we nor any of the mortgage loan sellers makes any
representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

         Lockboxes. Thirty-five (35) mortgage loans that we intend to include in the trust fund, which represent 46.4% of the initial mortgage pool balance, of which 32 mortgage loans are in loan group no. 1, comprising 58.8% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, comprising 5.3% of the initial loan group no. 2 balance, respectively, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

         o    HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the master servicer on behalf of the trust fund, except that with respect to multifamily rental properties, income
              (or some portion of income sufficient to pay monthly debt service)
              is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

         o    SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

               1.   a failure to pay the related mortgage loan in full on or
                    before any related anticipated repayment date; or

               2.   a decline, by more than a specified amount, in the net
                    operating income of the related mortgaged real property; or

               3.   a failure to meet a specified debt service coverage ratio;
                    or

               4.   an event of default under the mortgage (in certain cases,
                    only a monetary event of default).

              For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

         o    MODIFIED LOCKBOX. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

                                      S-71

All of the mortgage loans referred to above provide for lockbox accounts as follows:

                                                        % OF INITIAL
                                      NUMBER OF           MORTGAGE
           TYPE OF LOCKBOX          MORTGAGE LOANS      POOL BALANCE
           ---------------          --------------      ------------
     Hard.....................             7                25.0%
     Springing................            25                18.6%
     Modified.................             3                 2.8%
                                          --                ----
     TOTAL                                35                46.4%

         For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary.
Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

         Escrow and Reserve Accounts. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

         o    taxes and insurance,

         o    capital improvements,

         o    furniture, fixtures and equipment, and/or

         o    various other purposes.

         As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer or a primary servicer pursuant to a subservicing agreement with the master servicer. In the case of most of the underlying mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

         Tax Escrows. In the case of 197 of the mortgage loans that we intend to include in the trust fund, which represent 88.6% of the initial mortgage pool balance, of which 121 mortgage loans are in loan group no. 1, comprising 85.8%
of the initial loan group no. 1 balance, and 76 mortgage loans are in loan group
no. 2, comprising 97.8% of the initial loan group no. 2 balance, respectively, escrows were established for taxes. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

         If an escrow was established, the funds will be applied by the master servicer to pay for taxes and assessments at the related mortgaged real property.

         In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

         Insurance Escrows. In the case of 182 of the mortgage loans that we intend to include in the trust fund, which represent 79.3% of the initial mortgage pool balance, of which 109 mortgage loans are in loan group no. 1, comprising 76.4% of the initial loan group no. 1 balance, and 73 mortgage loans are in loan group no. 2, comprising 88.7% of the initial loan group no. 2 balance, respectively, escrows were established for insurance premiums. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

         If an escrow was established, the funds will be applied by the master servicer to pay for insurance premiums at the related mortgaged real property.

         Under some of the other mortgage loans that we intend to include in the trust fund, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

                                      S-72

         In still other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly or because the tenant has the right to self-insure.

         Recurring Replacement Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the trust fund the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

         o    capital replacements, repairs and furniture, fixtures and
              equipment, or

         o    leasing commissions and tenant improvements.

         In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the trust fund, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or may substitute letters of credit and obtain release of established reserve accounts.

         Engineering Reserves. The table titled "Engineering Reserves and
Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for the listed properties is less than the cost estimate in the related inspection report because--

         o    the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

         o    various items identified in the related inspection report may have been corrected.

         In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

         Due-on-Sale and Due-on-Encumbrance Provisions. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under
"--Additional Loan and Property Information--Additional Secured Financing"
below, these clauses either--

         o    permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

         o    prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

                                      S-73

         Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

         o    transfers of the corresponding mortgaged real property if
              specified conditions are satisfied, which conditions normally include--

               1.   confirmation in writing by each applicable rating agency
                    that the transfer will not result in a qualification,
                    downgrade or withdrawal of any of its then current ratings of the series 2004-C5 certificates, or

               2.   the reasonable acceptability of the transferee to the
                    lender;

         o    a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

         o    involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

         o    transfers of the corresponding mortgaged real property or
              ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

         o    issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

         o    a transfer of ownership interests for estate planning purposes;

         o    changes in ownership between existing partners and members of the related borrower;

         o    transfers permitting additional tenants-in-common to take title to the mortgaged real property subject to the terms of the related mortgage loan documents;

         o    a transfer of non-controlling ownership interests in the related borrower;

         o    a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower; or

         o    other transfers similar in nature to the foregoing.

         Hazard, Liability and Other Insurance. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

         o    hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

               1.   the outstanding principal balance of the related mortgage
                    loan, and

               2.   the full insurable replacement cost of the improvements
                    located on the insured property;

         o    if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the
              requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

               1.   the outstanding principal balance of the related mortgage
                    loan,

               2.   the replacement cost or the full insurable value of the
                    insured property, and

               3.   the maximum amount of insurance available under the National
                    Flood Insurance Act of 1968 and the Flood Disaster
                    Protection Act of 1978, as amended;

                                      S-74

         o    comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to
              $1,000,000 per occurrence; and

         o    business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

         In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks.
In the case of those properties located in California and in seismic zones 3 and
4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

         o    obtain earthquake insurance, or

         o    establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

         With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, subject to the discussion below regarding insurance for acts of terrorism, the master servicer must maintain that insurance coverage, to the extent--

         o    the trustee has an insurable interest,

         o    the insurance coverage is available at commercially reasonable rates, and

         o    any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

         Where insurance coverage at the mortgaged real property for any mortgage loan in the trust fund is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard.

         Notwithstanding the foregoing, the master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the master servicer must maintain, all-risk casualty insurance which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; provided that the master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the special servicer has determined in accordance with the Servicing Standard that either:

         o    such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

         o    such insurance is not available at any rate.

         However, in the case of any underlying mortgage loan for which the mortgage loan documents contain express provisions requiring terrorism insurance, the master servicer will use reasonable efforts consistent with the
Servicing Standard to enforce such express provisions.

         If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost.
The master servicer's efforts to require such insurance may

                                      S-75

be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

         Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

         The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

         o    to restore the related mortgaged real property (with any balance to be paid to the borrower), or

         o    towards payment of the subject mortgage loan.

         If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the special servicer's election, coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is available at commercially reasonable rates.

         Each of the master servicer and the special servicer may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the trust fund for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by the master servicer or the special servicer contains a deductible clause, however, the master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

         o    are not paid because of the deductible clause, and

         o    exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible
              limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

         There can be no assurance regarding the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

         Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap"
amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

         We are aware that in the case of at least ten (10) mortgage loans that we intend to include in the trust fund, which represent 2.8% of the initial mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy.

         We are aware that in the case of nine (9) other mortgage loan that we intend to include in the trust fund, which represents 1.6% of the initial mortgage pool balance, each of the tenants of the related mortgaged real property self-insure and are obligated to restore the related mortgaged real property in the event of a casualty, including damage at the related mortgaged real property resulting from acts of terrorism.

MORTGAGE POOL CHARACTERISTICS

         A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of

                                      S-76

the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

         Delinquencies. None of the mortgage loans that we intend to include in the trust fund was as of its due date in December 2004, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

         Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

         o    Fourteen (14) mortgaged real properties, securing mortgage loans that represent 6.0% of the initial mortgage pool balance, all of which are in loan group no. 1, comprising 7.7% of the initial loan group no. 1 balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupies at least 50%, but less than 100%, of the net rentable area of the particular property.

         o    Seventeen (17) mortgaged real properties, securing mortgage loans that represent 6.5% of the initial mortgage pool balance, all of which are in loan group no. 1, comprising 8.4% of the initial loan group no. 1 balance, are either wholly owner-occupied or leased to a single tenant.

         o    Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

         o    A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating
              covenants.

         o    A number of companies are Major Tenants at more than one of the mortgaged real properties.

         o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

         Ground Leases. Seven (7) of the mortgage loans that we intend to include in the trust fund, which represent 6.5% of the initial mortgage pool balance, of which six (6) mortgage loans are in loan group no. 1, comprising
7.7% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, comprising 2.4% of the initial loan group no. 2 balance, respectively, are secured by a mortgage lien on the borrower's leasehold interest (and in one instance, the borrower's sub-ground leasehold interest) in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. Except as otherwise discussed below, the following is true in each of those cases--

         o    the related ground lease or sub-ground lease, as applicable, after giving effect to all extension options, expires approximately 12 years or more after the stated maturity of the related mortgage loan,

         o    the related ground lessor or sub-ground lessor, as applicable, has agreed in the related ground lease or sub-ground lease, as applicable, or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee or sub-ground lessee, as applicable, and

         o    in general, the ground lease or sub-ground lease, as applicable, or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

         Additional Secured Financing. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the trust fund generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

         The Eastgate Mall Mortgage Loan, which represents 2.9% of the initial mortgage pool balance, is secured by the Eastgate Mall Property, which also secures the Eastgate Mall Junior Companion Loans, which are subordinate to the
Eastgate

                                      S-77

Mall Mortgage Loan. The Eastgate Mall Junior Companion Loans are not included in the trust fund. See "--Certain Matters Regarding the Eastgate Mall Mortgage
Loan" below.

         The FedEx-Midway Mortgage Loan, which represents 0.8% of the initial mortgage pool balance, is secured by the FedEx-Midway Property, which also secures the FedEx-Midway Junior Companion Loan, which is subordinate to the
FedEx-Midway Mortgage Loan in accordance with the terms of the related intercreditor agreement. The FedEx-Midway Junior Companion Loan is not included in the trust fund. See "--Certain Matters Regarding the FedEx-Midway Mortgage
Loan" below.

         The 127 West 96th St. Loan 1 Mortgage Loan, which represents 0.1% of the initial mortgage pool balance, is secured by the 127 West 96th St. Loan 1
Property, which also secures the 127 West 96th St. Loan 2 Mortgage Loan, which is subordinate to the 127 West 96th St. Loan 1 Mortgage Loan.

         In the case of two (2) underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Washington Townhomes and Stevens Creek Office Center,
respectively, which underlying mortgage loans represent 1.0% of the initial mortgage pool balance, the related borrower may incur additional debt secured by the related mortgaged real property on a subordinate basis upon the written approval of the holder of the related mortgage and the satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement by an institutional lender, establishment of a lockbox arrangement and, if required, receipt of rating agency confirmation.

         Each A-Note Mortgage Loan is secured by a mortgaged real property that also secures, on a subordinated basis, one other loan, a B-Note Companion Loan, that is not included in the trust. The A-Note Mortgage Loans collectively represent 2.7% of the initial mortgage pool balance. See "Description of the
Underlying Mortgage Loans--The A/B Loan Pairs."

         Mezzanine Debt. In the case of 23 mortgage loans that we intend to include in the trust fund, which represent 33.1% of the initial mortgage pool balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine lenders generally have the right to cure certain defaults occurring on the related mortgage loan and upon a default under the mezzanine debt, the mezzanine lender may foreclose upon the ownership interests in the related borrower. Mezzanine debt is debt that is secured by ownership interests in the borrower. This type of financing effectively reduces the indirect equity interest of any principal or any other owner in the borrower in the corresponding real mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as
Hyperion Apartments, which underlying mortgage loan represents 0.5% of the initial mortgage pool balance, a $1,625,000 mezzanine loan is secured by ownership interests in the borrower. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing, Column Financial, Inc., entered into an intercreditor agreement which, among other things, (a) restricts the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender (which includes certain affiliates of the mezzanine lender), (b) requires the mezzanine lender to obtain rating agency approval of the new owner of the ownership interests unless such new owner is an institutional lender (which includes certain affiliates of the mezzanine lender)
in the event of foreclosure on the pledge of the ownership interests, and (c)
requires the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan, then the mezzanine lender has the right to purchase the subject underlying mortgage loan for a price equal to its outstanding principal balance plus all accrued interest and other amounts due thereon.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 275
Madison Avenue, which underlying mortgage loan represents 3.8% of the initial mortgage pool balance, a $10,000,000 mezzanine loan is secured by the ownership interests in the related borrower. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing, Delaware Securities Holdings,
Inc., entered into an intercreditor agreement which, among other things, will
(a) restrict the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender (which includes certain affiliates of the mezzanine lender), (b) require the mezzanine lender to obtain rating agency approval of the new owner of the ownership interests unless such new owner is an institutional lender (which includes certain affiliates of the mezzanine lender) in the event of foreclosure on the pledge of the ownership interests, and (c) require the

                                      S-78

holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender.
Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan, then the mezzanine lender will have the right to purchase the subject underlying mortgage loan for its outstanding principal balance plus all accrued interest and other amounts due thereon.

         In the case of two (2) underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Valwood Industrial Portfolio and Valwood Building 37, which mortgage loans represent 1.3% of the initial mortgage pool balance, to the extent either mortgaged real property is ever sold, the proposed transferee (the
"Buyer") of such mortgaged real property may obtain mezzanine financing in favor of the related borrower (the proposed transferor) in connection with a sale, conveyance or transfer of such mortgaged real property secured by ownership interests in the Buyer upon satisfying the following conditions: (a) the Buyer must acquire both the Valwood Industrial Portfolio and Valwood Building 37
mortgage loans, (b) the mortgaged real properties satisfy a stipulated debt service coverage ratio of at least 1.10x for the aggregate sum of the subject mortgage loan and the subject mezzanine debt, (c) the aggregate sum of the debt under the subject mortgage loan and the subject mezzanine debt does not exceed a stipulated loan-to-value ratio of 85% based on the Buyer's purchase price, (d)
the lender of the subject mezzanine debt executes an intercreditor agreement in form and substance acceptable to the mortgage loan lender, (e) the purchase price must equal or exceed 125% of then outstanding principal balance of both the Valwood Industrial Portfolio and Valwood Building 37 mortgage loans, and (e)
the loan documents evidencing the subject mezzanine debt are approved in all respects by the mortgage loan lender.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as
Greenbrier Plaza, which underlying mortgage loan represents 0.5% of the initial mortgage pool balance, to the extent the mortgaged real property is ever sold, the proposed transferee (the "Buyer") of such mortgaged real property may obtain mezzanine financing in favor of the borrower (the proposed transferor) in connection with a sale, conveyance or transfer of such mortgaged real property secured by membership interests in the Buyer upon satisfying certain conditions including, among other things, (a) execution and delivery of an intercreditor and standstill agreement to the lender in form and substance acceptable to the lender in its sole discretion, (b) the mezzanine loan must be subordinate in all respects to the underlying mortgage loan, (c) the lender must approve the terms, conditions and structure of, and documentation for, the mezzanine loan, and (d)
if required by the lender, execution and delivery of any opinions.

         In the case of five (5) underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Clifty Crossing Shopping Center, Orangefair Marketplace Shopping
Center, Renaissance Park I, Countryside Village Apartments and North Eastwood,
respectively, which underlying mortgage loans represent 3.7% of the initial mortgage pool balance, the members of each respective borrower may obtain mezzanine financing secured by such member's membership interests in the respective borrower upon the prior written consent of the holder of the related mortgage and the satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement by an institutional mezzanine lender and, if required, establishment of a lockbox arrangement and receipt of rating agency confirmation.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as
Sanctuary of Woodshire, which underlying mortgage loan represents 0.8% of the initial mortgage pool balance, the members of the borrower may obtain mezzanine financing secured by such member's membership interests in the borrower upon the prior consent of the holder of the related mortgage and the satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor agreement by the mezzanine lender, an opinion that the trust fund will not fail to maintain its status as a
REMIC solely as a result of the mezzanine financing, evidence that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the then current ratings of the certificates, and confirmation that such mezzanine financing will not result in a lien against the mortgaged real property.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as
Commercial Street Business Center, which underlying mortgage loan represents
0.8% of the initial mortgage pool balance, a member of the borrower may obtain mezzanine financing secured by a pledge of up to 49% of such member's interest in the borrower, provided that such 49% pledged interest must not have any management or control rights over the borrower and the borrower must at all times remain either managed by the manager previously approved by the lender or the initial member must become the managing member.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Campus
View Apartments, which underlying mortgage loan represents 0.6% of the initial mortgage pool balance, the members of the borrower may, without the consent of the holder of the related mortgage, obtain mezzanine financing secured by up to
49% of such members' membership interests in the borrower, provided that such
49%

                                      S-79

pledged interest must not result in a change in control over the borrower. In addition, the members of the borrower may pledge more than 49% of their membership interests (or any other percentage that results in a change in control) in the borrower with the prior consent of the holder of the related mortgage, provided that various specified conditions are satisfied, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor agreement by the mezzanine lender, an opinion that the trust fund will not fail to maintain its status as a REMIC solely as a result of the mezzanine financing, evidence that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the then current ratings of the certificates, and confirmation that such mezzanine financing will not result in a lien against the mortgaged real property.

         In the case of one (1) underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Time Warner Retail, which underlying mortgage loan represents 17.1% of the initial mortgage pool balance, following the fifth anniversary of the closing date, constituent owners of the borrower may obtain mezzanine financing secured solely by any direct or indirect ownership interests in the borrower, provided that (a) no default or event of default has occurred and is continuing, (b) the mezzanine debt is on terms and conditions, and made, evidenced and secured pursuant to loan documents reasonably acceptable to the lender, (c) the mezzanine lender must be reasonably acceptable to the lender, (d) the lender and mezzanine lender must mutually execute and deliver an intercreditor agreement in form and substance reasonably acceptable to the lender, (e) the lender must receive confirmation in writing from the applicable rating agencies that such transfer will not result in a downgrade, withdrawal or qualification of the then current ratings of the certificates, and (f) the borrower must pay to the lender all out-of-pocket costs and expenses, including reasonable attorney's fees incurred by the lender in connection with such mezzanine loan.

         In the case of one (1) underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Marketplace at Concord Mills, which underlying mortgage loan represents 0.8%
of the initial mortgage pool balance, the holders of direct or indirect ownership interests in the borrower may obtain mezzanine financing secured by such ownership interests upon the prior approval of the holder of the related mortgage and the satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor agreement by a qualified lender and establishment of a lockbox arrangement.

         Unsecured Indebtedness. The borrowers under some of the mortgage loans that we intend to include in the trust fund have incurred or may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. Additionally, in some instances, the borrower under a mortgage loan intended to be included in the trust fund is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

         In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as
Countryside Village Apartments, which mortgage loan represents 0.4% of the initial mortgage pool balance, the related borrower may incur unsecured subordinate financing in an amount of up to $1,500,000 upon satisfaction of various specified conditions including, among other things, the combined loan-to-value ratio must not exceed 90%, the combined debt service coverage ratio must be at least 1.10x and the holder of the unsecured debt must execute a subordination and standstill agreement acceptable to the holder of the subject underlying mortgage loan.

         Non-Special Purpose Entity Borrowers. The business activities of the borrowers under many mortgage loans that we intend to include in the trust fund with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the trust fund have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent.

         Title, Survey and Similar Issues. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to

                                      S-80

materially affect the respective mortgaged real property for its intended use.
There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

THE A/B LOAN PAIRS

         General. The A-Note Mortgage Loans, which collectively represent 2.7%
of the initial mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Mill
Valley Apartments, Medical Center Apartments, Oakwood Apartments, Cross Creek
Apartments and Parkside Apartments, respectively. In the case of each A-Note
Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related B-Note Companion Loan.
In each case, the aggregate debt consisting of the A-Note Mortgage Loan and the related B-Note Companion Loan, which two mortgage loans constitute an A/B Loan
Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the A-Note Mortgage Loans in the trust fund.
The holder of each B-Note Companion Loan is CBA-Mezzanine Capital Finance, LLC
("CBA"), and such B-Note Companion Loans will not be included in the trust fund.

         Each A-Note Mortgage Loan and B-Note Companion Loan comprising an A/B
Loan Pair are cross-defaulted. The outstanding principal balance of each B-Note
Companion Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related A/B Loan Pair. All five
B-Note Companion Loans have an interest rate of 12.75% per annum and each B-Note
Companion Loan has the same maturity date, amortization schedule and prepayment structure as the related A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each A-Note Mortgage
Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the A-Note Mortgage Loan and does not take into account the related B-Note Companion Loan.

         The trust, as the holder of each A-Note Mortgage Loan, and the holder of the related B-Note Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as an A/B Intercreditor Agreement, with respect to each A/B Loan Pair. Servicing and administration of each A-Note
Mortgage Loan (and, to the extent described below, each B-Note Companion Loan)
will be performed by the master servicer on behalf of the trust (or, in the case of a B-Note Companion Loan, on behalf of the holder of that loan). The servicer of each B-Note Companion Loan will collect payments with respect to that mortgage loan. The master servicer will provide certain information and reports related to each A/B Loan Pair to the holder of the related B-Note Companion
Loan, but will not collect payments with respect to such B-Note Companion Loan until the occurrence of certain events of default with respect to such A/B Loan
Pair described in the related A/B Intercreditor Agreement. The following describes certain provisions of the A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each A/B Intercreditor Agreement.

         Allocation of Payments Between an A-Note Mortgage Loan and the related
B-Note Companion Loan. The right of the holder of each B-Note Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related A-Note Mortgage Loan to receive such amounts. For each A/B Loan Pair, an "A/B Material Default" consists of the following events: (a) the acceleration of the A-Note Mortgage Loan or the related B-Note Companion Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as an A/B Material
Default has not occurred or, if an A/B Material Default has occurred, that A/B
Material Default is no longer continuing with respect to an A/B Loan Pair, the related borrower under the A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related A-Note Mortgage
Loan and B-Note Companion Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust (as the holder of the subject A-Note
Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of an A/B Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject A-Note
Mortgage Loan and then to the principal balance of the subject B-Note Companion
Loan. If an A/B Material Default occurs and is continuing with respect to an A/B
Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such A/B Loan Pair will be applied by the master servicer (with any payments received by the holder of the subject B-Note
Companion Loan after and during such an A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related A/B Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance
Charges, Static Prepayment Premiums and outstanding expenses with respect to the subject A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject B-Note Companion Loan.

         If an A-Note Mortgage Loan or the related B-Note Companion Loan is modified in connection with a work-out so that, with respect to either the subject A-Note Mortgage Loan or the subject B-Note Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other

                                      S-81

adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the subject A-Note Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the subject A-Note
Mortgage Loan will remain the same. In that case, unless the lender was required to get the B-Note Companion Loan holder's consent at a time when such holder had the right to so consent and failed to do so, the holder of the subject B-Note
Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject A-Note Mortgage Loan or the subject B-Note Companion Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject B-Note Companion Loan).

         Servicing of the A/B Loan Pairs. Each A-Note Mortgage Loan and the
related mortgaged real property will be serviced and administered by the master servicer pursuant to the pooling and servicing agreement. The master servicer and/or special servicer will service and administer each B-Note Companion Loan to the extent described below. The servicing standard set forth in the pooling and servicing agreement will require the master servicer and the special servicer to take into account the interests of both the trust and the holder of the related B-Note Companion Loan when servicing an A/B Loan Pair, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a B-Note Companion Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

         The master servicer and the special servicer have (subject to the discussion in the fourth preceding paragraph) the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related B-Note Companion
Loan to purchase the corresponding A-Note Mortgage Loan) the holder of the related B-Note Companion Loan has no voting, consent or other rights whatsoever with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject A/B Loan
Pair.

         So long as an A/B Material Default has not occurred with respect to an
A/B Loan Pair, the master servicer will have no obligation to collect payments with respect to the related B-Note Companion Loan. A separate servicer of each
B-Note Companion Loan will be responsible for collecting amounts payable in respect of such B-Note Companion Loan. That servicer will have no servicing duties or obligations with respect to the related A-Note Mortgage Loan or the related mortgaged real property. If an A/B Material Default occurs with respect to an A/B Loan Pair, the master servicer or the special servicer, as applicable, will (during the continuance of that A/B Material Default) collect and distribute payments for both of the subject A-Note Mortgage Loan and the related
B-Note Companion Loan pursuant to the sequential payment waterfall set forth in the related A/B Intercreditor Agreement.

         Advances. Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a B-Note Companion Loan.
Neither the holder of a B-Note Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related
A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each A/B Loan Pair.

         Modifications. The ability of the master servicer and the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a B-Note Companion Loan, the related A-Note
Mortgage Loan or the related loan documents, is limited by the rights of the holder of the B-Note Companion Loan to approve such modifications and other actions as set forth in the related A/B Intercreditor Agreement; provided that the consent of the holder of a B-Note Companion Loan will not be required in connection with any such modification or other action with respect to an A/B
Loan Pair after the expiration of such holder's right to purchase the related
A-Note Mortgage Loan. The holder of a B-Note Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such B-Note Companion Loan or the related loan documents without the prior written consent of the trustee, as holder of the related A-Note Mortgage Loan.

         Purchase of an A-Note Mortgage Loan by the Holder of the Related B-Note
Companion Loan. Upon the occurrence of any one of certain defaults that are set forth in each A/B Intercreditor Agreement, the holder of the subject B-Note
Companion Loan will have the right to purchase the related A-Note Mortgage Loan at a purchase price determined under that A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such A-Note
Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer or the trustee with respect to such A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject A/B Loan
Pair by the master servicer or special servicer, (e) any interest on any unreimbursed debt service advances made by the master servicer or the trustee with respect to such A-Note Mortgage Loan, (f) master servicing fees, special servicing fees and trustee's fees, including certificate administrator's fees, payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the

                                      S-82

trustee or the master servicer with respect to the subject A/B Loan Pair together with advance interest thereon. The holder of the B-Note Companion Loan does not have any rights to cure any defaults with respect to the subject A/B
Loan Pair.

CERTAIN MATTERS REGARDING THE EASTGATE MALL MORTGAGE LOAN

         General. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as Eastgate Mall (referred to herein as the "Eastgate Mall Mortgage
Loan") is secured, on a senior basis with two other notes (the "Eastgate Mall
Junior Companion Loans"), by the related mortgaged real property (the "Eastgate
Mall Property"). The Eastgate Mall Mortgage Loan together with the Eastgate Mall
Junior Companion Loans is referred to herein as the "Eastgate Mall Total Loan"
and the holders of the Eastgate Mall Junior Companion Loans are referred to herein as the "Eastgate Mall Companion Lenders." The interest rate of the
Eastgate Mall B-1 Note Companion Loan is 6.122% and, as of the cut-off date, has an outstanding principal balance of $3,550,000. The interest rate of the
Eastgate Mall B-2 Note Companion Loan is 6.75% and, as of the cut-off date, has an outstanding principal balance of $7,750,000.

         The Eastgate Mall Junior Companion Loans are not included in the trust fund. LaSalle and Mortgage Holdings/Eastgate, LLC are the current lenders under the Eastgate Mall Junior Companion Loans. LaSalle, in its capacity as the initial holder of the Eastgate Mall Mortgage Loan, LaSalle, in its capacity as the initial holder of the Eastgate Mall B-1 Note Companion Loan, and Mortgage
Holdings/Eastgate, LLC, in its capacity as the initial holder of the Eastgate
Mall B-2 Note Companion Loan, have entered into an intercreditor agreement (the
"Eastgate Mall Intercreditor Agreement").

         Eastgate Mall Intercreditor Agreement; Allocation of Payments Between
the Eastgate Mall Mortgage Loan and the Eastgate Mall Junior Companion Loans -
Payments Prior to Certain Loan Defaults. The right of the holders of the
Eastgate Mall Junior Companion Loans to receive payments with respect to the
Eastgate Mall Total Loan is at all times junior to the right of the holder of the Eastgate Mall Mortgage Loan to receive payments of interest, principal and other amounts from amounts collected with respect to the Eastgate Mall Total
Loan.

         Prior to the occurrence and continuance of an event of default under the loan documents, the acceleration of the Eastgate Mall Total Loan, the
Eastgate Mall Total Loan becoming a specially serviced loan as a result of an event of default, the occurrence of the maturity date, or the application of any casualty or condemnation proceeds to prepay the Eastgate Mall Total Loan (each an "Eastgate Sequential Pay Event"), all amounts tendered by the related borrower or otherwise available for payment on the Eastgate Mall Total Loan
(including amounts received by the master servicer or special servicer but excluding any amounts for required reserves or escrows, and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the related loan documents) are (net of any amounts then due to the master servicer, the special servicer, the certificate administrator or the trustee with respect to the
Eastgate Mall Total Loan under the pooling and servicing agreement, including any trustee fees, master servicing fees, special servicing fees and any additional trust fund expenses, costs or advances) to be applied in the following order of priority:

         o    first, to the trust fund in an amount equal to the accrued and unpaid interest on the principal balance of the Eastgate Mall
              Mortgage Loan through the end of the related interest accrual period;

         o    second, to the trust fund, in an amount equal to its pro rata
              (based upon the outstanding principal balance of the Eastgate Mall
              Mortgage Loan and the principal balance of the Eastgate Mall B-1
              Note Companion Loan) portion of the principal payments received
              (other than any amount of the principal balance of the Eastgate
              Mall B-2 Note Companion Loan that is prepaid by the borrower), if any;

         o    third, to the Eastgate Mall B-1 Note Companion Lender in an amount equal to the accrued and unpaid interest on the principal balance of the Eastgate Mall B-1 Note Companion Loan through the end of the related interest accrual period;

         o    fourth, to the Eastgate Mall B-1 Note Companion Lender, in an
              amount equal to its pro rata (based upon the outstanding principal balance of the Eastgate Mall Mortgage Loan and the principal balance of the Eastgate Mall B-1 Note Companion Loan) portion of the principal payments received (other than any amount of the principal balance of the Eastgate Mall B-2 Note Companion Loan that is prepaid by the borrower), if any;

         o    fifth, to the Eastgate Mall B-2 Note Companion Lender in an amount equal to the accrued and unpaid interest on the principal balance of the Eastgate Mall B-2 Note Companion Loan through the end of the related interest accrual period;

                                      S-83

         o    sixth, to the Eastgate Mall B-2 Note Companion Lender, in an amount equal to any amount of the principal balance of the
              Eastgate Mall B-2 Note Companion Loan that is prepaid by the borrower in reduction (to not less than zero) of the principal balance of the Eastgate Mall B-2 Note Companion Loan;

         o    seventh, to the trust fund and each Eastgate Mall Companion
              Lender, pro rata (based upon the principal balance of each note being prepaid), in an amount equal to the prepayment premium, to the extent actually paid, allocable to the Eastgate Mall Total
              Loan;

         o    eighth, to the Eastgate Mall B-1 Note Companion Lender up to the
              amount of any unreimbursed costs and expenses up to the amount of such costs and expenses previously paid by such lender;

         o    ninth, to the Eastgate Mall B-2 Note Companion Lender up to the
              amount of any unreimbursed costs and expenses up to the amount of such costs and expenses previously paid by such lender; and

         o    tenth, any excess, pro rata, to the trust fund and each Eastgate
              Mall Companion Lender based upon the initial principal balance of each note.

         Payments Following Certain Loan Defaults. If an Eastgate Sequential Pay
Event has occurred and is continuing, the right of the holders of the Eastgate
Mall Junior Companion Loans to receive payments with respect to the Eastgate
Mall Total Loan will be subordinated to the payment rights of the holder of the
Eastgate Mall Mortgage Loan to receive payments from all amounts tendered by the related borrower or otherwise available for payment of the Eastgate Mall Total
Loan (including amounts received by the master servicer or special servicer but excluding any amounts for required reserves or escrows, and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the related loan documents) are (net of any amounts then due to the master servicer, the special servicer, the certificate administrator or the trustee with respect to the
Eastgate Mall Total Loan under the pooling and servicing agreement, including any trustee fees, master servicing fees, special servicing fees and any additional trust fund expenses, costs or advances) required to be applied in the following order of priority:

         o    first, to the trust fund in an amount equal to the accrued and unpaid interest on the principal balance of the Eastgate Mall
              Mortgage Loan through the end of the related interest accrual period;

         o    second, to the trust fund, in an amount equal to the principal balance of the Eastgate Mall Mortgage Loan until paid in full;

         o    third, to the trust fund, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Eastgate
              Mall Mortgage Loan;

         o    fourth, to the trust fund in an amount equal to any default interest in excess of the interest paid in accordance with the first bullet point above;

         o    fifth, to the Eastgate Mall B-1 Note Companion Lender, in an amount equal to accrued and unpaid interest on the principal balance of the Eastgate Mall B-1 Note Companion Loan through the end of the related interest accrual period;

         o    sixth, to the Eastgate Mall B-1 Note Companion Lender, in an amount equal to the principal balance of the Eastgate Mall B-1
              Note Companion Loan until paid in full;

         o    seventh, to the Eastgate Mall B-1 Note Companion Lender, in an
              amount equal to any prepayment premium, to the extent actually paid, allocable to the Eastgate Mall B-1 Note Companion Loan;

         o    eighth, to the Eastgate Mall B-1 Note Companion Lender in an amount equal to any default interest in excess of the interest paid in accordance with the fifth bullet point above;

         o    ninth, to the Eastgate Mall B-1 Note Companion Lender up to the
              amount of any unreimbursed costs and expenses up to the amount of such costs and expenses previously paid by such lender;

         o    tenth, to the Eastgate Mall B-2 Note Companion Lender in an amount equal to accrued and unpaid interest on the principal balance of the Eastgate Mall B-2 Note Companion Loan through the end of the related interest accrual period;

                                      S-84

         o    eleventh, to the Eastgate Mall B-2 Note Companion Lender, in an
              amount equal to the principal balance of the Eastgate Mall B-2
              Note Companion Loan until paid in full;

         o    twelfth, to the Eastgate Mall B-2 Note Companion Lender, in an
              amount equal to any prepayment premium, to the extent actually paid, allocable to principal balance of the Eastgate Mall B-2 Note
              Companion Loan;

         o    thirteenth, any default interest in excess of the interest paid in accordance with tenth bullet point above to the Eastgate Mall B-2
              Note Companion Lender;

         o    fourteenth, to the Eastgate Mall B-2 Note Companion Lender up to
              the amount of any unreimbursed costs and expenses up to the amount of such costs and expenses previously paid by such lender; and

         o    fifteenth, any excess, pro rata, to trust fund and each Eastgate
              Mall Companion Lender based upon the initial principal balance of each note, respectively.

         Certain Rights and Powers of the Eastgate Mall Junior Companion
Lenders. The special servicer under the pooling and servicing agreement is required to deliver an asset status report to the Eastgate Mall Controlling
Holder containing, among other things, a summary of any proposed actions in respect of the Eastgate Mall Total Loan or any related REO Property that the special servicer intends to take, or consent to the taking by the master servicer. However, if the asset status report recommends any Eastgate Mall
Consultation Actions, the special servicer must consult with the Eastgate Mall
Controlling Holder before taking such actions. Also, if the asset status report recommends any Eastgate Mall Consent Actions, the special servicer may not implement such actions unless (i) the Eastgate Mall Controlling Holder affirmatively approves such actions in writing or (ii) if the Eastgate Mall
Controlling Holder does not affirmatively disapprove such action in writing within the time frame required under the Eastgate Mall Intercreditor Agreement, the Series 2004-C5 Directing Certificateholder affirmatively approves such actions pursuant to the pooling and servicing agreement. If the Eastgate Mall
Controlling Holder disapproves the Eastgate Mall Consent Actions, then the special servicer must deliver a revised asset status report to the Eastgate Mall
Controlling Holder and the special servicer may not implement the Eastgate Mall
Consent Actions contained therein unless there is an approval as described in the preceding sentence, provided that following the delivery of a third revised asset status report, the special servicer must implement the Eastgate Mall
Consent Actions as outlined in such asset status report.

         Notwithstanding the foregoing, the master servicer or special servicer may, in its sole discretion, reject any advice or consultation provided by the
Eastgate Mall Controlling Holder, and no such advice or objection of the
Eastgate Mall Controlling Holder contemplated by the foregoing paragraphs may--

         o    require or cause the special servicer or master servicer to violate any applicable law;

         o    require or cause the special servicer or master servicer to violate the provisions of the pooling and servicing agreement, including those requiring the special servicer or master servicer to act in accordance with the Servicing Standard under the pooling and servicing agreement and not to impair the status of any REMIC created under the pooling and servicing agreement as a REMIC;

         o    require or cause the special servicer or master servicer to violate the terms of a mortgage loan; or

         o    materially expand the scope of the special servicer's or master servicer's responsibilities under the pooling and servicing agreement.

         Neither the special servicer nor the master servicer will follow any such direction or initiate any such actions.

         The "Eastgate Mall Controlling Holder" means either (i) the Eastgate
Mall B-2 Note Companion Lender or (ii) the Eastgate Mall B-1 Note Companion
Lender pursuant to the terms of the Eastgate Mall Intercreditor Agreement, provided that no such Eastgate Mall Controlling Holder can be the related borrower or an affiliate of the related borrower. However, the Eastgate Mall
Controlling Holder will be the Series 2004-C5 Directing Certificateholder if, pursuant to the terms of the Eastgate Mall Intercreditor Agreement, none of the
Eastgate Mall Companion Lenders have the right to be the Eastgate Mall
Controlling Holder.

         Purchase Option. If any event of default with respect to an obligation of the related borrower to pay money due under the Eastgate Mall Total Loan, or any non-monetary event of default under the Eastgate Mall Total Loan, has occurred and is continuing, the Eastgate Mall B-2 Note Companion Lender, so long as it is not the related borrower or an affiliate of

                                      S-85

the related borrower, has the first priority to purchase the Eastgate Mall
Mortgage Loan within 30 days of the termination of such lender's cure period.
Upon expiration of such 30-day period, the Eastgate Mall B-1 Note Companion
Lender has the first priority right to purchase the Eastgate Mall Mortgage Loan for a period of 15 days. Each Eastgate Mall Companion Lender's right to exercise the purchase option will automatically terminate if notice is not given upon the earliest to occur of (a) the expiration of the 30-day period, with respect to the Eastgate Mall B-2 Note Companion Lender, or subsequent 15-day period, with respect to the Eastgate Mall B-1 Note Companion Lender, following the termination of each lender's cure period, as applicable, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the Eastgate Mall Property, and (c) the purchase of the Eastgate
Mortgage Loan pursuant to any fair value purchase option set forth in the pooling and servicing agreement. In the case of the Eastgate Mall Mortgage Loan, the relevant purchase price will generally equal the related unpaid principal balance, plus accrued and unpaid interest thereon, plus any related unreimbursed servicing advances, plus any unreimbursed costs arising from the Eastgate Mall
Mortgage Loan, any interest payable on related advances, plus any related servicing or special servicing compensation payable under the pooling and servicing agreement. In addition, as long as the Eastgate Mall B-2 Note
Companion Loan, or any interest therein is held by the related borrower or any affiliate of the related borrower, with respect to a purchase by the Eastgate
Mall B-2 Note Companion Lender, such purchase price will include any and all amounts due and owing under the related loan documents with respect to the
Eastgate Mall Mortgage Loan, including, without limitation, any prepayment premium, yield maintenance premium or exit fees then applicable to the voluntary or involuntary prepayment of the Eastgate Mall Mortgage Loan or the Eastgate
Mall B-1 Note Companion Loan, and any late fees and all other costs and expenses, if any, due under the related loan documents or the pooling and servicing agreement.

         Cure Rights. The master servicer or special servicer, as applicable, will be required to deliver to the Eastgate Mall Companion Lenders, notice of any monetary or, to the extent the master servicer or special servicer, as the case may be, is aware of it, any non-monetary default with respect to the
Eastgate Mall Mortgage Loan. Then, the Eastgate Mall B-2 Note Companion Lender,
provided that it is not the related borrower or an affiliate of the related borrower, will have the first priority to cure defaults with respect to the
Eastgate Mall Mortgage Loan unless the Eastgate Mall B-2 Note Companion Lender has lost such right under the terms of the Eastgate Mall Intercreditor
Agreement; provided that the subject cure must be completed, in the case of a monetary default, within three (3) business days of receipt by that holder of such notice, and in the case of a non-monetary default, within 20 days of receipt by that holder of such notice. If the Eastgate Mall B-2 Note Companion
Lender does not exercise its cure rights, then the Eastgate Mall B-1 Note
Companion Lender will have the right to cure a monetary default within two (2)
business days and a non-monetary default within ten (10) days of the expiration of the Eastgate Mall B-2 Note Companion Lender's cure period. The Eastgate Mall
Companion Lenders collectively may not cure more than three (3) successive monetary defaults or four (4) non-monetary defaults, and such lenders collectively will be limited to five (5) total cures of monetary defaults over the life of the Eastgate Mall Total Loan. In the event that a holder of the
Eastgate Mall Junior Companion Loan elects to cure a default that can be cured by the payment of money (each such payment, a "Eastgate Mall Cure Payment"), that holder is required to make such Eastgate Mall Cure Payment to the master servicer or special servicer, as applicable. The right of the curing party to be reimbursed for any Eastgate Mall Cure Payment (including the reimbursement of a previous advance made by the master servicer, the special servicer or the trustee) will be subordinate to the payment of other amounts due with respect to the Eastgate Mall Mortgage Loan to the extent set forth in the priority of payments described above.

CERTAIN MATTERS REGARDING THE FEDEX-MIDWAY MORTGAGE LOAN

         General. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as FedEx-Midway (referred to herein as the "FedEx-Midway Mortgage
Loan") is secured, on a senior basis with another note (the "FedEx-Midway Junior
Companion Loan") in accordance with the terms of the related intercreditor agreement, by the related mortgaged real property (the "FedEx-Midway Property").
The FedEx-Midway Mortgage Loan together with the FedEx-Midway Junior Companion
Loan is referred to herein as the "FedEx-Midway Total Loan" and the holder of the FedEx-Midway Junior Companion Loan is referred to herein as the
"FedEx-Midway Companion Lender." The interest rate of the FedEx-Midway Junior
Companion Loan is 5.89% and, as of the cut-off date, has an outstanding principal balance of $2,736,615.33.

         The FedEx-Midway Junior Companion Loan is not included in the trust fund. Caplease, LP is the current lender under the FedEx-Midway Junior Companion
Loan, but it may elect to sell the FedEx-Midway Junior Companion Loan subject to the terms of the related intercreditor agreement. LaSalle, in its capacity as the initial holder of the FedEx-Midway Mortgage Loan, and Capital Lease Funding,
LLC have entered into an intercreditor agreement (the "FedEx-Midway
Intercreditor Agreement") (Capital Lease Funding, LLC converted from a Delaware limited liability company into Caplease, LP, a Delaware limited partnership on
March 24, 2004).

         The FedEx-Midway Total Loan will be serviced pursuant to the terms of the pooling and servicing agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the FedEx-Midway Total
Loan will

                                      S-86

be effected in accordance with the pooling and servicing agreement) subject to the terms of the FedEx-Midway Intercreditor Agreement. The master servicer or the trustee, as applicable, will be obligated to make any required debt service advances on the FedEx-Midway Mortgage Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the FedEx-Midway Total Loan.
Neither the master servicer nor the trustee will be required to make any debt service advances with respect to the FedEx-Midway Junior Companion Loan.

         Distributions. Payments received in respect of the FedEx-Midway Total
Loan (other than amounts representing prepayments of rent, and the proceeds of any defaulted lease claim) will be applied in the following order of priority:

         (i)     first, to the trust fund, the amount of any servicing advance outstanding upon final liquidation of the FedEx-Midway Total
                 Loan or upon a determination of nonrecoverability, together with any interest thereon, and then to the holder of the
                 FedEx-Midway Junior Companion Loan, the amount of any servicing advance outstanding upon final liquidation, together with any interest thereon;

         (ii)    second, following any lease acceleration or termination, but prior to reinstatement of such lease following the cure or waiver of the default permitting such lease acceleration or termination, to the trust fund up to the amount of any
                 servicing advance together with any interest on servicing
                 advances or debt service advances, and special servicing and other servicing fees and expenses, in each case to the extent owed by the related borrower under the terms of the related loan documents;

         (iii)   third, to the trust fund in an amount equal to accrued and unpaid interest on such loan at the non-default interest rate on such loan;

         (iv)    fourth, to the trust fund in an amount equal to scheduled
                 principal payments, or upon acceleration of the FedEx-Midway
                 Mortgage Loan, the principal balance of the FedEx-Midway
                 Mortgage Loan until paid in full;

         (v)     fifth, to fund reserve accounts or to pay taxes and insurance proceeds to be applied to the repair of the FedEx-Midway
                 Property;

         (vi)    sixth, to the holder of the FedEx-Midway Junior Companion Loan in the amount of any servicing advance made by it and
                 outstanding upon any determination by the holder of the
                 FedEx-Midway Junior Companion Loan prior to a final liquidation of the FedEx-Midway Total Loan that such advance is a
                 nonrecoverable advance together with any interest thereon;

         (vii)   seventh, to the holder of the FedEx-Midway Junior Companion
                 Loan in the amount equal to accrued and unpaid interest on such loan at the non-default interest rate on such loan;

         (viii)  eighth, to the holder of the FedEx-Midway Junior Companion Loan in an amount equal to scheduled principal payments, or upon acceleration of the FedEx-Midway Junior Companion Loan, the principal balance until paid in full;

         (ix)    ninth, to the trust fund and the holder of the FedEx-Midway
                 Junior Companion Loan in the amount of any unreimbursed costs and expenses paid by such parties including unreimbursed
                 servicing advances and any interest thereon, interest on debt service advances and special servicing fees and other servicing fees, in each case to the extent owed by the borrower under the terms of the related loan documents, any such amount to be applied pro rata between the trust fund and the holder of the
                 FedEx-Midway Junior Companion Loan;

         (x)     tenth, sequentially to the trust fund until the trust fund is paid in full and then to the holder of the FedEx-Midway Junior
                 Companion Loan, any unscheduled payment, other than the
                 proceeds of the defaulted lease claim but including lump sum payments under any lease enhancement policy,

         (xi)    eleventh, to the trust fund and the holder of the FedEx-Midway
                 Junior Companion Loan pro rata, any prepayment premiums
                 actually received;

         (xii)   twelfth, to the trust fund, default interest on the
                 FedEx-Midway Mortgage Loan; and

         (xiii)  thirteenth, to the holder of the FedEx-Midway Junior Companion
                 Loan, default interest on the FedEx-Midway Junior Companion
                 Loan.

                                      S-87

         All proceeds resulting from a claim for accelerated future rent under the related credit tenant lease following a default, after taking account of any reduction resulting from a mitigation of damages after re-leasing of the related mortgaged property or any limitation arising under Section 502(b)(6) of the
Bankruptcy Code, shall be paid first to the holder of the FedEx-Midway Junior
Companion Loan in an amount equal to the amount payable to the holder of the
FedEx-Midway Junior Companion Loan under clause (i) or (vi) above, second to the holder of the FedEx-Midway Junior Companion Loan in an amount equal to the amount payable under clause (vii) above, third to the holder of the FedEx-Midway
Junior Companion Loan in an amount equal to the amount payable under clause
(viii) above, fourth to the trust fund and holder of the FedEx-Midway Junior
Companion Loan in an amount equal to the amounts payable to each such party under clause (ix) above, fifth to the holder of the FedEx-Midway Junior
Companion Loan any prepayment premium attributable to the FedEx-Midway Junior
Companion Loan to the extent actually paid, sixth to the holder of the
FedEx-Midway Junior Companion Loan in an amount equal to the amount payable under clause (xiii) above, and seventh to the trust fund any excess amount to be applied in the order of priority in clauses (i) through (xiii) above, without giving effect to clauses (vi), (vii), (viii), (ix) and (xiii) and, solely with respect to the holder of the FedEx-Midway Junior Companion Loan, clauses (i) and
(xi) above.

         Certain Consent Rights of the Holder of the FedEx-Midway Junior
Companion Loan Concerning Foreclosure on the FedEx-Midway Property. Pursuant to
the FedEx-Midway Intercreditor Agreement, the trust fund is not permitted to commence a foreclosure action upon a default under the related loan documents without the consent of the holder of the FedEx-Midway Junior Companion Loan, except (i) upon the occurrence of certain events of defaults as described in the
FedEx-Midway Intercreditor Agreement, including failure to pay scheduled interest or principal on the FedEx-Midway Mortgage Loan, (ii) if a nonrecoverability determination is made for any advance or (iii) if the event of default described in clause (i) above is a failure to cure a lease termination condition or other landlord default under the related credit tenant lease and the cure would require a servicing advance which would be determined to be nonrecoverable; provided, however, that the trust fund is not permitted to commence a foreclosure action if the holder of the FedEx-Midway Junior Companion
Loan has undertaken actions to cure the default that constitutes a lease termination condition or other event of default as described in the FedEx-Midway
Intercreditor Agreement or has satisfactorily demonstrated its ability (with respect to clauses (ii) or (iii) above) to reimburse the trust fund for any such nonrecoverable advance and has entered into an agreement to do so.

         Certain Additional Rights of the Holder of the FedEx-Midway Junior
Companion Loan. The holder of the FedEx-Midway Junior Companion Loan has the right (i) to direct defaulted lease claims of the related borrower against a defaulting or bankrupt tenant prior to foreclosure of the FedEx-Midway Total
Loan to the extent permitted under the related loan documents, (ii) to take certain other actions to prevent and cure a default on the part of the landlord under the FedEx-Midway lease or any condition with respect to the mortgaged property which would allow the tenants to either (a) offset against or abate rent due or (b) terminate the lease, (iii) to approve modifications to the terms of the related loan documents and to prohibit the master servicer and the special servicer from waiving rights under the related loan documents that affect the rights of the holder of the FedEx-Midway Junior Companion Loan or of the borrower under the related credit tenant lease or the assignment thereof,
(iv) to require the trust fund to foreclose upon the mortgaged property upon the occurrence of a default by the borrower under the credit tenant lease, subject to the right of the trust fund to cure such default, (v) to direct the trust fund to enforce the rights of the holder of the FedEx-Midway Junior Companion
Loan under the loan documents to receive proceeds of defaulted lease claims, and
(vi) with respect to any payment default by the tenant and any resulting default under the related loan documents, to take any actions within the 60-day period following such default to cure such default before the trust fund or the master servicer can accelerate the FedEx-Midway Mortgage Loan or commence foreclosure on the mortgaged property.

         Purchase Option. In the event that (i) any payment of principal or interest on the FedEx-Midway Total Loan becomes 90 or more days delinquent, (ii)
the respective principal balances of the FedEx-Midway Mortgage Loan and the
FedEx-Midway Junior Companion Loan have been accelerated, (iii) the respective principal balances of the FedEx-Midway Mortgage Loan and the FedEx-Midway Junior
Companion Loan are not paid at maturity, or (iv) the related borrower under the
FedEx-Midway Total Loan files a petition for bankruptcy, the trust fund will have the option to purchase the FedEx-Midway Junior Companion Loan and, if such purchase option is not exercised, the holder of the FedEx-Midway Junior
Companion Loan will have the option to purchase the FedEx-Midway Mortgage Loan from the trust fund for a period of 90 days after the delivery of a repurchase notice by the trust fund to the holder of the FedEx-Midway Junior Companion
Loan, subject to certain conditions under the FedEx-Midway Intercreditor
Agreement. The pooling and servicing agreement will restrict the trust fund from exercising the option to purchase the FedEx-Midway Junior Companion Loan. The purchase price of the FedEx-Midway Mortgage Loan or the FedEx-Midway Junior
Companion Loan, as the case may be, will generally equal the outstanding principal balance thereof, together with all accrued interest and certain other amounts due under the related loan documents (including without limitation any unreimbursed servicing advances and any interest thereon, but excluding any prepayment charges and default interest).

         Certain Obligations of the Master Servicer and Special Servicer
Concerning the Credit Tenant Lease. In certain circumstances described in the
FedEx-Midway Intercreditor Agreement, the master servicer or special servicer, as applicable,

                                      S-88

is required to take actions to prevent and cure any default by the landlord under the related credit tenant lease and prevent a termination of such lease by using commercially reasonable efforts to cause the related borrower to perform the landlord's obligations under such lease as described in the FedEx-Midway
Intercreditor Agreement.

UNDERWRITING MATTERS

         General. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the subject mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

         Environmental Assessments. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except in the case of 47 underlying mortgage loans originated by Column under its "small balance loan" program, for which a limited environmental assessment was prepared. In the case of 186 mortgaged real properties, securing mortgage loans that represent 95.4% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment that was prepared during the 19-month period ending in December 2004. In the case of
49 mortgaged real properties, securing mortgage loans that represent 5.5% of the initial mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead-based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. All of the Phase I environmental site assessments materially complied with ASTM standards. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

         If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

         o    an environmental consultant investigated those conditions and recommended no further investigations or remediation;

         o    an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

         o    those conditions were remediated or abated in all material respects prior to the closing date;

         o    a letter was obtained from the applicable regulatory authority stating that no further action was required;

         o    an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

         o    another responsible party has agreed to indemnify the holder of the mortgage loan from any losses that such party suffers as a result of such environmental condition;

         o    in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party may have been identified under applicable law, and generally either--

               1.   that condition is not known to have affected the mortgaged real property, or

               2.   the responsible party has either received a letter from the applicable regulatory agency stating no further action is
                    required, established a remediation fund, engaged in
                    responsive remediation, or provided an indemnity or guaranty to the borrower; or

                                      S-89

               3.   an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor policy); or

         o    in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the environmental conditions.

         In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

         o    the establishment of an operation and maintenance plan to address the issue, or

         o    in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

         In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation.
This could result in a claim for damages by any party injured by that condition.
In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

         In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

         In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally either:

         1.   to carry out the specific remedial measures prior to closing;

         2.   to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject
              mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

         3.   to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

         Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

         In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

         o    the mortgaged real property had not been affected or had been minimally affected,

         o    the potential for the problem to affect the mortgaged real property was limited, or

         o    a person responsible for remediation had been identified.

         The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by-- \

         o    us,

         o    any of the other parties to the pooling and servicing agreement,

         o    any of the mortgage loan sellers,

                                      S-90

         o    any of the underwriters, or

         o    the affiliates of any of these parties.

         There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

         In the case of 49 mortgaged real properties, securing mortgage loans that represent 5.5% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 49 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 49 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in some cases, microbial matter.

         In some cases, the originator of the related mortgage loan--

         o    agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

         o    required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

         See "--Environmental Insurance" below.

         The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

         Environmental Insurance. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In general, those policies are secured creditor impaired property policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

         1.   if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable
              environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the trust fund for the lesser of the clean-up costs and the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

         2.   if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

         3.   if the trust fund enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

                                      S-91

         Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

         The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurers under those policies are
Zurich and AIG or one of their member companies. Zurich currently has an "A"
rating by A.M. Best. AIG currently has an "Aaa" rating by Moody's, "AAA" by S&P,
"AAA" by Fitch and "A++" by A.M. Best.

         Property Condition Assessments. All of the mortgaged real properties securing the mortgage loans that we intend to include in the trust were inspected during the 33-month period ending in December 2004 by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. Two-hundred twenty-nine (229)
of those mortgaged real properties, securing mortgage loans that represent 99.4%
of the initial mortgage pool balance, of which 152 mortgage loans are in loan group no. 1, comprising 99.7% of the initial loan group no. 1 balance, and 77 mortgage loans are in loan group no. 2, comprising 98.5% of the initial loan group no. 2 balance, respectively, were inspected during the 12-month period ending in December 2004.

         The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100%
to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring
Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

         Appraisals and Market Studies. In the case of all 234 mortgaged real properties, securing mortgage loans that represent 100% of the initial mortgage pool balance, of which 153 mortgage loans are in loan group no. 1, comprising
100% of the initial loan group no. 1 balance, and 79 mortgage loans are in loan group no. 2, comprising 100% of the initial loan group no. 2 balance, respectively, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal during the 14-month period ending in December 2004, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent
Appraised Values for the respective mortgaged real properties set forth on
Exhibit A-1 to this prospectus supplement.

         Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property.
Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

         In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

         o    buyer and seller are motivated;

         o    both parties are well informed or well advised, and each is acting in what he considers his own best interests;

         o    a reasonable time is allowed to show the property in the open market;

         o    payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

                                      S-92

         o    the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone
              associated with the sale.

         Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or
the Cost Approach.

         Either the appraisal upon which is based the Most Recent Appraised
Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform,
Recovery and Enforcement Act of 1989 were followed in preparing that appraisal.
However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

         IN THE CASE OF UNDERLYING MORTGAGE LOANS THAT ARE ACQUISITION
FINANCING, THE RELATED BORROWER MAY HAVE ACQUIRED THE MORTGAGED REAL PROPERTY AT
A PRICE LESS THAN THE APPRAISED VALUE ON WHICH THE SUBJECT MORTGAGE LOAN WAS
UNDERWRITTEN.

         Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where the material noncompliance was found or property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

         o    whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted
              non-conforming use or structure,

         o    the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

         o    whether existing replacement cost hazard insurance or, if
              necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

               1.   to satisfy the entire subject mortgage loan, or

               2.   taking into account the cost of repair, to pay down the
                    subject mortgage loan to a level that the remaining
                    collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

         Small Balance Loans. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

         o    all third-party reports made on the related mortgaged real property are abbreviated; and

         o    review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen
              assessments or other reduced environmental testing, rather than
              Phase I environmental site assessments, performed on the mortgaged real property.

         In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower.

         Forty-seven (47) of the underlying mortgage loans, which represent 4.5%
of the initial mortgage pool balance, of which 21 mortgage loans are in loan group no. 1, comprising 2.6% of the initial loan group no. 1 balance, and 26 mortgage loans are in loan group no. 2, comprising 10.6% of the initial loan group no. 2 balance, respectively, were originated under Column's "small balance loan" program.

                                      S-93

SIGNIFICANT MORTGAGE LOANS

         Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the trust fund.

                                      S-94

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                               TIME WARNER RETAIL

--------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE: $320,000,000

CUT-OFF DATE PRINCIPAL
BALANCE:                    $320,000,000

FIRST PAYMENT DATE:         January 11, 2005

MORTGAGE INTEREST RATE:     5.767% per annum

AMORTIZATION TERM:          360 months(1)

HYPERAMORTIZATION:          N/A

ARD DATE:                   N/A

MATURITY DATE:              December 11, 2014

MATURITY/ARD BALANCE:       $287,871,931

BORROWER:                   A/R Retail LLC and A/R Garage LLC
                            as co-borrowers

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until after the
                            date that is four months prior to
                            the maturity date.

LOAN PER SQUARE FOOT(2):    $933

UP-FRONT RESERVES:          Initial TI/LC(3):       $6,616,134

                            Construction(4):        $3,681,897

ONGOING RESERVES:           Tax and Insurance Reserve(5):  Yes

                            Replacement Reserve(6):        Yes

                            TI/LC(7):                      Yes

LOCKBOX:                    Hard

MEZZANINE:                  None(8)
--------------------------------------------------------------

--------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:        Single Asset(9)

PROPERTY TYPE:                 Retail

PROPERTY SUB-TYPE:             Anchored

LOCATION:                      New York, NY

YEAR BUILT/RENOVATED:          2004/N/A

SQUARE FEET/PARKING SPACES:    343,161/640

OCCUPANCY AT U/W(10):          95%

OWNERSHIP INTEREST:            Fee

                                   % OF TOTAL      LEASE
MAJOR TENANTS              NRSF       NRSF       EXPIRATION
-------------              ----    ----------    ----------
Whole Foods Market        57,957      16.9%       1/31/2024
Equinox                   41,756      12.2%       2/28/2019
Borders                   26,000       7.6%       2/28/2019

PROPERTY MANAGEMENT:           Retail Unit - Related Urban
                               Management Company, L.L.C.
                               Garage Unit -  None

U/W NCF:                       $26,775,277

U/W DSCR:                      1.19x

APPRAISED VALUE:               $455,000,000

APPRAISAL DATE:                June 30, 2004

CUT-OFF DATE LTV RATIO(2):     70.3%

MATURITY/ARD LTV RATIO:        63.3%

--------------------------------------------------------------

(1)  The Time Warner Retail Loan has an initial interest-only period of 36 months. (2) Based on the cut-off date principal balance.

(3)  At closing, the borrower was required to deposit $6,616,134 into an initial
     TI/LC reserve to fund tenant improvements and leasing commissions.

(4)  At closing, the borrower was required to deposit $3,681,897 into a construction reserve to fund the estimated remaining costs to complete the construction of the Time Warner Retail Property, including common elements of the overall condominium.

(5)  The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(6)  The borrower is required to deposit $4,148.00 per month into a replacement reserve to fund ongoing repairs and replacements. At any time after the fifth anniversary of the closing date, the lender may from time to time reassess its estimate of the amount necessary for the replacement reserve and may increase the required monthly deposits into the replacement reserve upon 30 days notice to the borrower if the lender determines in its reasonable discretion that an increase is necessary to keep the proper maintenance and operation of the Time Warner Retail Property. If there are insufficient funds in the cash management account on any payment date to make the full replacement reserve monthly deposit due on any such payment date, the borrower will not be in default by reason of such deficiency and the replacement reserve monthly deposit due on the next succeeding payment date will be increased by the amount of such deficiency.

(7)  The borrower is required to deposit the following monthly amounts into a
     TI/LC reserve to fund tenant improvements and leasing commissions: (a) from
     January 11, 2005 up to and including the payment date in December 2007,
     $35,000; (b) from the payment date in January 2008 up to and including the payment date in December 2011, $65,000, and (c) from the payment date in
     January 2012 up to and including the payment date immediately preceding the maturity date, $85,000. If there are insufficient funds in the cash management account on any payment date to make the full TI/LC reserve monthly deposit due on any such payment date, the borrower will not be in default by reason of such deficiency and the TI/LC reserve monthly deposit due on the next succeeding payment date will be increased by the amount of such deficiency.

(8)  See "--Other Financing" below.

(9)  The Time Warner Retail Loan is secured by both the retail unit and the garage unit, which contains 640 parking spaces. '

(10) Occupancy at U/W is based on the October 21, 2004 rent roll. The Time
     Warner Retail Property is currently 95% leased and 90% occupied as certain tenants are in the process of taking occupancy.

         The Loan. The largest loan was originated on November 12, 2004. The
Time Warner Retail Loan is secured by a first priority mortgage encumbering both a retail unit and a garage unit in New York, New York.

                                      S-95

         The Borrower. A/R Retail LLC and A/R Garage LLC are, jointly and severally and collectively as co-borrowers, the borrower under the Time Warner
Retail Loan. Each co-borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is indirectly owned by The Related
Companies, L.P. ("Related"), an affiliate of the State of California Public
Employee Retirement System and Apollo Real Estate Advisors, L.P., through two separate investment funds (Apollo Real Estate Investment Fund III, L.P. and
Apollo Real Estate Investment Fund IV, L.P., such funds, collectively,
"Apollo"). Related and Apollo have executed a guaranty for standard non-recourse carveouts. Related has executed a completion guaranty for the remaining work to be performed with respect to the Time Warner Retail Property, including the borrower's pro rata share of those common areas for which the borrower is responsible. In addition, Related has indemnified the lender for existing mechanics' liens affecting the Time Warner Retail Property. Subject to terms, conditions and limitations more specifically set forth in the loan documents,
Related and Apollo have also guaranteed any shortfall in property cash flow required to make debt service and certain other payments in respect of the Time
Warner Retail Loan arising out of any defaults by Central Parking Systems in the payment of rent during the 2-year period commencing on November 12, 2004.

         Related was formed in 1972 and is one of the nation's premier developers and mangers of real estate properties. Related has developed over $5 billion worth of properties since 1996. Related manages, owns or oversees more than 1,100 properties in 47 states. Apollo Real Estate Advisors, L.P. was formed in April 1993 as the real estate affiliate of the Apollo organization, a group of companies that has managed in excess of $16 billion in equity since formation.

         The Time Warner Retail Property. The Time Warner Retail Property
consists of a retail unit and a garage unit located in New York, New York and contains approximately 343,161 rentable square feet and 640 parking spaces. The retail and garage units are part of the Time Warner Center Condominium, a 2.8 million square foot mixed-use development (containing 196 residential condominium units, approximately 212,000 square feet of office space, the Time
Warner world headquarters, Jazz at Lincoln Center and the Mandarin Hotel, none of which constitutes collateral for the Time Warner Retail Loan) on Columbus
Circle in New York City. The retail unit, also known as The Shops at Columbus
Circle, consists of approximately 40 tenants and is anchored by Whole Foods
Market, Equinox and Borders book store. The garage unit is fully leased to a single tenant, Central Parking Systems. The borrower may, at certain times, terminate its lease with Central Parking Systems and execute a management agreement in place of such lease, subject to certain terms and conditions specified in the loan documents including, among other things, execution and delivery of a subordination agreement in form and substance reasonably satisfactory to the lender pursuant to which the manager subordinates all of its right, title and interest in the management agreement to the Time Warner Retail
Loan.

         Property Management. The Time Warner Retail Property is managed by
Related Urban Management Company, L.L.C., an affiliate of the borrower, which is headquartered in New York, New York. The management agreement generally provides for a management fee not to exceed the greater of $1,000,000 or 2% of revenues per annum at the retail unit, which is subordinated to the Time Warner Retail
Loan. The leasable area of the garage unit of the Time Warner Retail Property is fully leased to Central Parking Systems and thus has no property manager. The management of the retail unit of the Time Warner Retail Property will be performed by either Related Urban Management Company, L.L.C. or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the retail unit of the Time Warner Retail
Property, provided that the rating agencies have provided written confirmation that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Time Warner Retail Loan has the right to require termination of the management agreement following the occurrence of, among other things, an event of default under the Time Warner Retail Loan. Related Urban Management
Company, L.L.C. provides property management services for over 21,000 residential apartment units and nearly 700,000 square feet of commercial and retail space.

         In addition, pursuant to certain agreements, an affiliate of the borrower has all rights to transmit or broadcast, among other things, any news, events and reports within the retail unit and the right to make exclusive promotional deals with tenants in the retail unit. These agreements are not subordinated to the Time Warner Retail Loan.

         Cash Management/Lockbox. The borrower under the Time Warner Retail Loan must cause the tenants of the Time Warner Retail Property to deposit all rents directly into a lockbox account under the control of the lender. The borrower or the property manager must cause all income received by the borrower or the property manager to be deposited within one business day of receipt directly into such lockbox account. The rents will be transferred once every business day to a separate account maintained by the lender from which all required payments and deposits to reserves under the Time Warner Retail Loan will be made. Unless and until an event of default occurs under the Time Warner Retail Loan, the borrower will have access to the remaining funds after all such required payments and deposits are made.

         Other Financing. Following the fifth anniversary of the closing date, constituent owners of the borrower are permitted to incur future mezzanine debt that is secured solely by any direct or indirect ownership interests in the borrower,

                                      S-96

provided that: (a) no default or event of default has occurred and is continuing, (b) the mezzanine debt is on terms and conditions, and made, evidenced and secured pursuant to loan documents reasonably acceptable to the lender, (c) the mezzanine lender must be reasonably acceptable to the lender,
(d) the lender and mezzanine lender must mutually execute and deliver an intercreditor agreement in form and substance reasonably acceptable to the lender, (e) the lender must receive confirmation in writing from the applicable rating agencies that such transfer will not result in a downgrade, withdrawal or qualification of the then current ratings of the certificates, and (f) the borrower must pay to the lender all out-of-pocket costs and expenses, including reasonable attorney's fees incurred by the lender in connection with such mezzanine loan.

         Condominium Ownership. The Time Warner Retail Property is subject to a condominium ownership regime. The borrower appoints a person to sit on the
"Condominium Board" which manages the Timer Warner Center Condominium.

         Release. Not less than two years after the closing date, upon payment of $57,500,000 plus any additional amount that will be sufficient to purchase defeasance collateral, the borrower may obtain a release of the garage unit through a partial defeasance of the Time Warner Retail Loan, if certain conditions are satisfied, including an opinion that the trust fund will not fail to maintain its status as a REMIC solely as a result of the release and receipt of rating agency confirmation to the effect that such release will not result in a withdrawal, qualification or downgrade of the ratings assigned to the certificates in effect immediately prior to such release.

                                      S-97

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                               275 MADISON AVENUE

----------------------------------------------------------------
                      LOAN INFORMATION
----------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE: $71,000,000

CUT-OFF DATE PRINCIPAL
BALANCE:                    $71,000,000

FIRST PAYMENT DATE:         December 11, 2004

MORTGAGE INTEREST RATE:     5.6265% per annum

AMORTIZATION TERM:          360 months(1)

HYPERAMORTIZATION:          N/A

ARD DATE:                   N/A

MATURITY DATE:              November 11, 2011

MATURITY/ARD BALANCE:       $67,711,518

BORROWER:                   GP 275 Owner, LLC

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until after the
                            date that is four months prior to
                            the maturity date.

LOAN PER SQUARE FOOT(2):    $232

UP-FRONT RESERVES:          Engineering Reserve(3):   $2,172,750

                            Initial TI/LC Reserve(4):   $442,801

                            Rent Abatement Reserve(5):  $699,945

ONGOING RESERVES:           Tax and Insurance Reserve(6):    Yes

                            Replacement Reserve(7):          Yes

                            TI/LC Reserve(8):                Yes

LOCKBOX:                    Springing

MEZZANINE:                  Yes(9)
----------------------------------------------------------------

----------------------------------------------------------------
                    PROPERTY INFORMATION
----------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             CBD

LOCATION:                      New York, NY

YEAR BUILT/RENOVATED:          1931/2004

SQUARE FEET:                   305,849

OCCUPANCY AT U/W(10):          95%

OWNERSHIP INTEREST:            Fee

                                   % OF TOTAL      LEASE
MAJOR TENANTS              NRSF        NRSF      EXPIRATION
-------------              ----        ----      ----------
Valley National Bank      26,400       8.6%       3/31/2015
Corporate Suites 6
   LLC                    25,000       8.2%       3/31/2020
Massey Knakal
   Realty Services        13,780       4.5%      10/31/2014

PROPERTY MANAGEMENT:           RFR Realty, LLC

U/W NCF:                       $6,147,335

U/W DSCR:                      1.29x

APPRAISED VALUE:               $97,000,000

APPRAISAL DATE:                August 26, 2004

CUT-OFF DATE LTV RATIO(2):     73.2%

MATURITY/ARD LTV RATIO:        69.8%

----------------------------------------------------------------

(1)  The 275 Madison Avenue Loan has an initial interest-only period of 36 months.

(2)  Based on the cut-off date principal balance.

(3)  At closing, the borrower was required to deposit $2,172,750 into an engineering reserve to fund immediate repairs, including main lobby renovation, installation of a new water storage house tank and elevator modernization.

(4)  At closing, the borrower was required to deposit $442,801 into an initial
     TI/LC reserve to fund tenant improvements and leasing commissions.

(5)  At closing, the borrower was required to deposit $699,945 into a rent abatement reserve to fund free rent periods available to tenants.

(6)  The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(7)  The borrower is required to deposit $6,371.85 per month into a replacement reserve to fund ongoing repairs and replacements.

(8)  The borrower is required to deposit $31,896.75 per month into a TI/LC reserve to fund tenant improvements and leasing commissions.

(9)  See "--Other Financing" below.

(10) Occupancy at U/W is based on the August 16, 2004 rent roll.

         The Loan. The second largest loan was originated on October 22, 2004.
The 275 Madison Avenue Loan is secured by a first priority mortgage encumbering an office building with associated retail uses in New York, New York.

         The Borrower. The borrower under the 275 Madison Avenue Loan is GP 275
Owner, LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The sponsors, Aby J. Rosen, Harry Lis and Michael
Fuchs, collectively own and manage 20 properties and 2,500 luxury residential apartments. Examples of office properties managed are the Lever House and 375
Park Avenue in New York City.

         The 275 Madison Avenue Property. The 275 Madison Avenue Property is an
office building with associated retail uses located in New York, New York. The
275 Madison Avenue Property was originally built in 1931 and was renovated in
2004. The 275 Madison Avenue Property contains approximately 305,849 rentable square feet of office and retail space.

         Property Management. The 275 Madison Avenue Property is managed by RFR
Realty, LLC, an affiliate of the borrower. The management agreement generally provides for a management fee of 3% of revenues per annum which is

                                      S-98

subordinated to the 275 Madison Avenue Loan. In addition, the management agreement generally provides for a construction management fee of 5% of the total direct costs paid to third parties of each construction project, including all tenant improvement work, which is subordinated to the 275 Madison Avenue
Loan. The lender under the 275 Madison Avenue Loan has the right to require termination of the management agreement following the occurrence of, among other things, an event of default under the 275 Madison Avenue Loan. RFR Realty LLC manages 20 office properties and is headquartered in New York City.

         Asset Management. The 275 Madison Avenue Property is subject to an asset management agreement between the borrower and RFR Realty LLC pursuant to which the asset manager provides asset management and real estate advisory services with respect to the operation of the 275 Madison Avenue Property. The asset management agreement provides for a fee of 1.5% of revenues per annum, which is subordinated to the 275 Madison Avenue Loan. The lender under the 275
Madison Avenue Loan has the right to require termination of the asset management agreement following the occurrence of, among other things, an event of default under the 275 Madison Avenue Loan.

         Cash Management/Lockbox. The borrower or the property manager is required to cause the tenants of the 275 Madison Avenue Property to deposit their monthly rental payments directly into a lockbox account, and the borrower or the property manager is required to deposit all amounts received constituting rents into the lockbox account within one business day after receipt. Prior to the occurrence of an event of default or a trigger event, the borrower shall have sole access to the lockbox account and shall be entitled, without limitation, to make all required payments from the lockbox account. Following the occurrence of an event of default or a trigger event, the borrower must cause all amounts on deposit in the lockbox account to be transferred once every business day to another account maintained by the borrower and under the control of the lender from which all required payments and deposits to reserves under the 275 Madison Avenue Loan will be made. After the occurrence of a trigger event, provided no event of default has occurred and is continuing under the 275
Madison Avenue Loan, the borrower is entitled to a disbursement of the remaining funds after all the required payments and deposits are made. For the purposes of this paragraph, a "trigger event" means if at any time during the term of the
275 Madison Avenue Loan, the net operating income for the 275 Madison Avenue
Property for the immediately preceding twelve calendar month period shall be less than $5,625,000.

         Other Financing. There is a $10,000,000 mezzanine loan pursuant to a certain mezzanine loan agreement, dated as of October 22, 2004 between Column
Financial, Inc. and GP 275 Manager, LLC, which is secured, in part, by a pledge of GP 275 Manager, LLC's 100% equity interest in the borrower. The mezzanine loan is subject to an intercreditor agreement entered into between Column
Financial, Inc., as mortgage lender, and Delaware Securities Holdings, Inc. (a
LNR affiliate), as mezzanine lender. See "--Additional Loan and Property
Information--Mezzanine Debt" above in this prospectus supplement.

                                      S-99

                       AT&T CONSUMER SERVICES HEADQUARTERS

-------------------------------------------------------------
                      LOAN INFORMATION
-------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE: $58,000,000

CUT-OFF DATE PRINCIPAL
BALANCE:                    $58,000,000

FIRST PAYMENT DATE:         November 11, 2004

MORTGAGE INTEREST RATE:     5.350% per annum

AMORTIZATION TERM:          Interest Only(1)

HYPERAMORTIZATION:          After October 11, 2009, the
                            interest rate increases by 2%
                            to 7.350% and all excess cash
                            flow is used to reduce the
                            principal balance of the AT&T
                            Consumer Services Headquarters
                            Loan until the principal
                            balance is reduced to zero.

ARD DATE:                   October 11, 2009

MATURITY DATE:              October 11, 2034

MATURITY/ARD BALANCE:       $58,000,000

BORROWER:                   AJ Morris Owner Corp.

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until on or
                            after the date that is four
                            months prior to the anticipated
                            repayment date.

LOAN PER SQUARE FOOT(2):    $150

UP-FRONT RESERVES:          None

ONGOING RESERVES:           Roof Work Reserve(3): Springing

                            Credit Reserve(4):          Yes

LOCKBOX:                    Hard

MEZZANINE:                  None
-------------------------------------------------------------

-------------------------------------------------------------
                    PROPERTY INFORMATION
-------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

PROPERTY SUB-TYPE:            Suburban

LOCATION:                     Morris Township, NJ

YEAR BUILT/RENOVATED:         1979/2004

SQUARE FEET:                  387,000

OCCUPANCY AT U/W(5):          100%

OWNERSHIP INTEREST:           Fee

SOLE TENANT                   LEASE EXPIRATION
-----------                   ----------------
AT&T Corp.                    8/1/2014

PROPERTY MANAGEMENT:          Owner managed(6)

U/W NCF:                      $4,660,884

U/W DSCR:                     1.48x

APPRAISED VALUE:              $77,000,000

APPRAISAL DATE:               August 18, 2004

CUT-OFF DATE LTV RATIO(2):    75.3%

MATURITY/ARD LTV RATIO:       75.3%

-------------------------------------------------------------

(1)  The AT&T Consumer Services Headquarters Loan has an interest-only period of
     60 months which terminates on the anticipated repayment date.

(2)  Based on the cut-off date principal balance.

(3)  If the lender has not received documentation evidencing that certain roof work is complete by February 15, 2005, the borrower is required to make a one-time cash deposit of $638,407 into a roof work reserve by February 16,
     2005 to fund the replacement of the roof which work, pursuant to the terms of the AT&T lease, is to be completed by September 1, 2006.

(4)  The borrower is required to deposit $16,666.67 per month into a credit reserve but the borrower does not have to make such monthly deposits when
     AT&T Corp.'s senior unsecured credit rating by S&P is at least "BBB-."

(5)  Occupancy at U/W is based on the August 1, 2004 rent roll.

(6)  There is no property manager because the AT&T Consumer Services
     Headquarters Property is net leased to AT&T Corp. which is responsible for paying taxes and insurance, and generally maintaining the AT&T Consumer
     Services Headquarters Property (other than certain limited structural repairs).

         The Loan. The third largest loan was originated on October 5, 2004. The
AT&T Consumer Services Headquarters Loan is secured by a first priority mortgage encumbering an office building in Morris Township, New Jersey.

         The Borrower. The borrower under the AT&T Consumer Services
Headquarters Loan is AJ Morris Owner Corp. The borrower is a single purpose corporation incorporated under the laws of the State of Delaware whose sole shareholder is GSS Contract Services V, Inc., a passive investment corporation.

         The borrower is controlled by Pergola Holding Inc. and HSBC. Pergola
Holding Inc. is an entity 100% owned by the Al-Jomaih Holding Company headquartered in Riyadh, Saudi Arabia. The Al-Jomaih family, who controls
Pergola Holding Inc., is a well established family in the Kingdom of Saudi
Arabia. The Al-Jomaih enterprises established business relationships with U.S.
based companies, including: General Motors, Pepsi Cola, Shell Oil and Bank of
America. Falcon Real Estate Advisors, Ltd. ("Falcon") is an advisor to
Al-Jomaih/HSBC on real estate acquisitions. Falcon, a real estate advisory firm based in New York City, specializes in real estate acquisitions and provides on going asset management services on behalf of passive foreign investors. Falcon maintains operational control over the AT&T Consumer Services Headquarters
Property and has a fiduciary responsibility to the borrower through an approved asset management agreement. Falcon has extensive experience working with international investors in the U.S. Real Estate market, having carried out

                                     S-100

transactions totaling approximately $2 billion since the company's inception.
The company currently provides asset management services for over 5 million square feet of commercial real estate space in major markets nationwide.

         The AT&T Consumer Services Headquarters Property. The AT&T Consumer
Services Headquarters Property is an office building located in Morris Township,
New Jersey. The AT&T Consumer Services Headquarters Property was originally built in 1979 and was renovated in 2004. The AT&T Consumer Services Headquarters
Property contains approximately 387,000 rentable square feet of office space which is entirely leased to and occupied by AT&T Corp. and is used as the headquarters for its consumer services division.

         Property Management. The AT&T Consumer Services Headquarters Property
is not subject to a management agreement because the AT&T Consumer Services
Headquarters Property is net leased to AT&T Corp. which is responsible for paying taxes and insurance, and maintaining the AT&T Consumer Services
Headquarters Property other than certain structural repairs and capital expenditures. In the future, the borrower may enter into a management agreement, provided, however, that the management agreement must provide for a management fee of no more than 3% of revenues per annum which must be subordinated to the
AT&T Consumer Services Headquarters Loan. Also, the lender must have the right to require a termination of the management agreement if (i) an event of default under the AT&T Consumer Services Headquarters Loan occurs and is continuing,
(ii) a default occurs under the management agreement beyond any applicable grace or cure period, or (iii) if a property manager becomes insolvent, or a debtor in a bankruptcy proceeding.

         Asset Management. The AT&T Consumer Services Headquarters Property is
subject to an asset management agreement between the borrower and Falcon Real
Estate Investment Company, Ltd., a Delaware corporation, pursuant to which the asset manager provides asset management and real estate advisory services with respect to the operation of the AT&T Consumer Services Headquarters Property.
The asset management agreement provides for a fee of $96,000 per annum, a construction supervision fee of 3% of the total cost of the new roof and any other major tenant or building improvement costs, a disposition fee of 1% of gross sales price on disposition, and an incentive fee of 1.25% of rent payable under any new leases or renewals, which are all subordinated to the AT&T
Consumer Services Headquarters Loan. The lender has the right to require a termination of the asset management agreement if (i) an event of default under the AT&T Consumer Services Headquarters Loan occurs and is continuing, (ii) a default occurs under the asset management agreement beyond any applicable grace or cure period, or (iii) if the asset manager becomes insolvent, or a debtor in a bankruptcy proceeding.

         Cash Management/Lockbox. The borrower or the property manager, if any, must cause all rents to be deposited directly into a lockbox account under the control of the lender, and if the borrower and the property manager, if any, receive any rents, they are required to deposit them into a lockbox account within one business day of receipt. All funds in the lockbox account are deposited into a separate account maintained by the lender from which all required payments and deposits to reserves under the AT&T Consumer Services
Headquarters Loan will be made. Unless and until an event of default occurs under the AT&T Consumer Services Headquarters Loan, the borrower is entitled to a disbursement of the remaining funds after all such required payments and deposits are made.

         Master Lease. The borrower master leases the AT&T Consumer Services
Headquarters Property to AJ Morris Tenant Corp., a single purpose corporation incorporated under the laws of the State of Delaware. To accommodate certain
Islamic financing requirements, the master finance lease contains economic terms and other covenants and arrangements which mirror those contained in the loan documents. The master lease is by its terms subordinate to the lien of the mortgage.

                                     S-101

                                  EASTGATE MALL

-------------------------------------------------------------------
                         LOAN INFORMATION
-------------------------------------------------------------------

PRINCIPAL BALANCE:               ORIGINAL     CUT-OFF DATE
                                 --------     ------------
   EASTGATE MALL MORTGAGE
   LOAN(1):                    $53,700,000     $53,700,000

   EASTGATE MALL JUNIOR
   COMPANION LOANS(1):         $11,300,000     $11,300,000
                               -----------     -----------
   EASTGATE MALL TOTAL
   LOAN(1):                    $65,000,000     $65,000,000

FIRST PAYMENT DATE:         January 1, 2005

MORTGAGE INTEREST RATE:     4.446078% per annum(2)

AMORTIZATION TERM:          360 months

HYPERAMORTIZATION:          N/A

ARD DATE:                   N/A

MATURITY DATE:              December 1, 2009

MATURITY/ARD BALANCE(3):    $48,988,776

BORROWER:                   CBL/Eastgate Mall, LLC

INTEREST CALCULATION:       30/360

CALL PROTECTION:            Lockout/defeasance through, but not
                            including, the date that is three
                            months prior to the maturity date.

LOAN PER SQUARE FOOT(4):    $96

UP-FRONT RESERVES:          None

ONGOING RESERVES:           Tax and Insurance Reserve(5): Springing

                            Replacement Reserve(6):       Springing

                            Rollover Reserve(7)           Springing

LOCKBOX:                    Springing

MEZZANINE:                  None

-------------------------------------------------------------------

-------------------------------------------------------------------
                       PROPERTY INFORMATION
-------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Retail

PROPERTY SUB-TYPE:             Anchored

LOCATION:                      Cincinnati, OH

YEAR BUILT/RENOVATED:          1980/2003

SQUARE FEET:                   557,191

OCCUPANCY AT U/W(8):           96%

OWNERSHIP INTEREST:            Fee and Leasehold(9)

ANCHORS/                                % OF TOTAL      LEASE
MAJOR TENANTS                   NRSF        NRSF      EXPIRATION
-------------                   ----        ----      ----------
Dillard's (Ground Lease)       194,022     34.8%       1/31/2022
JCPenney(10)                   150,895      N/A           N/A
Sears(10)                      140,895      N/A           N/A
Kohl's                          94,900     17.0%       7/31/2015

PROPERTY MANAGEMENT:           CBL & Associates Management, Inc.

U/W NCF:                       $6,732,159

U/W DSCR(4):                   2.09x

APPRAISED VALUE:               $85,000,000

APPRAISAL DATE:                October 15, 2004

CUT-OFF DATE LTV RATIO(4):     63.2%

MATURITY/ARD LTV RATIO(4):     57.6%

-------------------------------------------------------------------

(1)  The Eastgate Mall Junior Companion Loans are comprised of two subordinate notes, the B-1 Note in the amount of $3,550,000 and the B-2 Note in the amount of $7,750,000, and are subordinate to the Eastgate Mall Mortgage
     Loan. The Eastgate Mall B-2 Note Companion Loan is subordinate in right of payment to the Eastgate Mall B-1 Note Companion Loan. Unless otherwise noted, all calculations are based on only the Eastgate Mall Mortgage Loan.

(2)  The Eastgate Mall B-1 Note Companion Loan has a mortgage interest rate of
     6.122% per annum and the Eastgate Mall B-2 Note Companion Loan has a mortgage interest rate of 6.750% per annum.

(3)  The Eastgate Mall Total Loan maturity balance is $59,977,326.40.

(4)  Based on the cut-off date principal balance of the Eastgate Mall Mortgage
     Loan. The U/W DSCR for the Eastgate Mall Total Loan is 1.67x, the cut-off
     date LTV ratio for the Eastgate Mall Total Loan is 76.5% and the maturity
     LTV ratio for the Eastgate Mall Total Loan is 70.6%.

(5)  Upon the occurrence of a Trigger Event (as defined below under "--Cash
     Management/Lockbox"), the borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(6)  Upon the occurrence of a Trigger Event, the borrower is required to deposit
     $6,971.39 per month into a replacement reserve to fund ongoing repairs and replacements.

(7)  Upon the occurrence of a Trigger Event, the borrower is required to deposit
     $13,439.45 per month into a rollover reserve to fund tenant improvements and leasing commissions.

(8)  Occupancy at U/W is based on the November 15, 2004 rent roll.

(9)  A portion of the mortgaged property occupied by Dillard's is ground leased to the borrower by an affiliate of Dillard's and the borrower has in turn sub-ground leased that parcel to another affiliate of Dillard's.

(10) Anchor owned.

         The Loan. The fourth largest loan was originated on November 30, 2004.
The Eastgate Mall Mortgage Loan is secured by a first priority mortgage encumbering a retail shopping center in Cincinnati, Ohio.

         The Borrower. The borrower under the Eastgate Mall Mortgage Loan is
CBL/Eastgate Mall, LLC. The borrower is a single member limited liability company organized under the laws of the State of Delaware. The sponsor, CBL &
Associates Properties, Inc., is a Delaware corporation and owns, holds interests or manages 167 properties, including 67 enclosed regional malls.

                                     S-102

         The Eastgate Mall Property. The Eastgate Mall Property consists of the
Eastgate Mall located in Cincinnati, Ohio. The Eastgate Mall Property was originally built in 1980 and was renovated in 2003. The Eastgate Mall Property contains approximately 557,191 rentable square feet.

         Property Management. The Eastgate Mall Property is managed by CBL &
Associates Management, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of 3% of revenues per annum, plus an additional leasing fee, which are both subordinated to the Eastgate Mall
Mortgage Loan. The management of the Eastgate Mall Property will be performed by either CBL & Associates Management, Inc. or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Eastgate Mall Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Eastgate Mall Mortgage Loan has the right to require termination of the management agreement following the occurrence of, among other things, an event of default under the Eastgate Mall Mortgage Loan or if the debt service coverage ratio falls below 1.10x based on the Eastgate Mall Total Loan. CBL &
Associates Management, Inc. manages 67 enclosed regional malls and is headquartered in Chattanooga, Tennessee.

         Cash Management/Lockbox. The borrower must cause the tenants of the
Eastgate Mall Property to deposit all rents directly into a lockbox account.
Upon the occurrence of a Trigger Event, the rents will be transferred once every business day to a separate account maintained by the lender from which all required payments and deposits to reserves under the Eastgate Mall Mortgage Loan will be made. "Trigger Event" means (i) the occurrence of an event of default or
(ii) the determination by the lender under the Eastgate Mall Mortgage Loan within 90 days after the end of any fiscal year that the debt service coverage ratio with respect to such fiscal year is less than 1.15x based on the Eastgate
Mall Total Loan, as calculated pursuant to the related loan agreement on a trailing 12-month basis. Unless and until an event of default occurs under the
Eastgate Mall Mortgage Loan, the borrower will have access to the remaining funds after all such required payments and deposits are made.

         Other Financing. The Eastgate Mall Property secures, on a subordinate basis, the Eastgate Mall Junior Companion Loans. The Eastgate Mall B-1 Note
Companion Loan with a $3,550,000 original principal balance is senior in right of payment to the Eastgate Mall B-2 Note Companion Loan with a $7,750,000 original principal balance. The Eastgate Mall Junior Companion Loans are not included in the trust fund. The Eastgate Mall Junior Companion Loans, along with the Eastgate Mall Mortgage Loan, will be serviced pursuant to the pooling and servicing agreement.

         Additionally, the borrower may incur certain unsecured intercompany indebtedness in the maximum aggregate amount of $2,800,000, which intercompany indebtedness must be subordinate to the Eastgate Mall Mortgage Loan, provided that such amount is used solely for the operation of the Eastgate Mall Property and the borrower delivers to the lender a new non-consolidation opinion with respect to the future unsecured lender and the borrower.

         Release. The borrower has designated an unimproved portion of the
Eastgate Mall Property to be released from the lien of the mortgage securing the
Eastgate Mall Mortgage Loan. The borrower must comply with certain requirements set forth in the related loan documents, including providing evidence to the lender under the Eastgate Mall Mortgage Loan that the release of the unimproved portion of the Eastgate Mall Property will not impair the use of the remainder of the Eastgate Mall Property under applicable zoning laws.

         Eastgate Mall Intercreditor Agreement. The Eastgate Mall Intercreditor
Agreement governs various matters regarding the respective rights and obligations of the trust fund, as holder of the Eastgate Mall Mortgage Loan, and the holders of the Eastgate Mall Junior Companion Loans. The Eastgate Mall
Intercreditor Agreement provides, among other things, for the application of payments among the Eastgate Mall Mortgage Loan and the Eastgate Mall Junior
Companion Loans. See "--Certain Matters Regarding the Eastgate Mall Mortgage
Loan" above in this prospectus supplement.

                                     S-103

                           BECO PARK AT FORBES CENTER

-------------------------------------------------------------
                      LOAN INFORMATION
-------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE: $52,000,000(1)

CUT-OFF DATE PRINCIPAL
BALANCE:                    $51,845,328(2)

FIRST PAYMENT DATE:         October 11, 2004

MORTGAGE INTEREST RATE:     5.770% per annum

AMORTIZATION TERM:          360 months

HYPERAMORTIZATION:          N/A

ARD DATE:                   N/A

MATURITY DATE:              September 11, 2014

MATURITY/ARD BALANCE:       $43,789,306(3)

BORROWER:                   Various

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until after
                            the date that is three months
                            prior to the maturity date.

LOAN PER SQUARE FOOT(4):    $86

UP-FRONT RESERVES:          Initial TI/LC Reserve(5): $500,000

ONGOING RESERVES:           Tax and Insurance Reserve(6):  Yes

                            Replacement Reserve(7):        Yes

                            TI/LC Reserve(8):              Yes

LOCKBOX:                    Modified

MEZZANINE:                  None
-------------------------------------------------------------

-------------------------------------------------------------

-------------------------------------------------------------
                    PROPERTY INFORMATION
-------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:     Crossed Portfolio

PROPERTY TYPE:              Office

PROPERTY SUB-TYPE:          Suburban

LOCATION:                   Lanham, MD

YEAR BUILT/RENOVATED:       BECO Park at Forbes Center -
                            BRIT I - 1983/1986

                            BECO Park at Forbes Center -
                            BRIT II - 1989/N/A

                            BECO Park at Forbes Center -
                            BRIT III - 1984/N/A

SQUARE FEET(9):             602,606

OCCUPANCY AT U/W(10):       90%

OWNERSHIP INTEREST:         Fee

PROPERTY MANAGEMENT:        BECO Management, Inc.

U/W NCF:                    $4,714,036(11)

U/W DSCR(12):               1.29x

APPRAISED VALUE(13):        $66,700,000

APPRAISAL DATE:             July 8, 2004

CUT-OFF DATE LTV RATIO(4):  77.7%

MATURITY/ARD LTV RATIO:     65.7%

-------------------------------------------------------------

(1)  This is the combined principal balance of the BECO Park at Forbes Center -
     BRIT I ("BRIT I") Loan ($31,040,000), BECO Park at Forbes Center - BRIT II
     ("BRIT II") Loan ($3,680,000) and the BECO Park at Forbes Center - BRIT III
     ("BRIT III") Loan ($17,280,000). These three mortgage loans are cross
     -defaulted and cross-collateralized.

(2)  This is the combined cut-off date principal balance of the BRIT I Loan
     ($30,947,673), the BRIT II Loan ($3,669,054) and the BRIT III Loan
     ($17,228,601) which are cross -defaulted and cross-collateralized.

(3)  This is the combined maturity balance of the BRIT I Loan ($26,138,847), the
     BRIT II Loan ($3,098,935) and the BRIT III Loan ($14,551,524) which are cross -defaulted and cross-collateralized.

(4)  Based on the total cut-off date principal balance of the BECO Park at
     Forbes Center Loans.

(5)  Initial TI/LC reserves were established at closing for each of BRIT I
     ($270,000), BRIT II ($75,000) and BRIT III ($155,000) in connection with tenant improvements and leasing commissions for any newly leased space.

(6)  Each borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(7)  Each borrower is required to make monthly payments into a replacement reserve to fund ongoing repairs and replacements in the following amounts:
     the BRIT I Loan ($7,200), the BRIT II Loan ($796.67) and the BRIT III Loan
     ($3,223.17). Each borrower may cease making deposits into the replacement reserve when amounts on deposit therein equal or exceed, $259,000 for the
     BRIT I Loan, $28,686 for the BRIT II Loan and $116,000 for the BRIT III
     Loan. However, if the balance falls below such specified cap, the related borrower must resume making the required monthly deposits.

(8)  Each borrower is required to make monthly payments into a TI/LC reserve to fund tenant improvements and leasing commissions in the following amounts:
     the BRIT I Loan ($14,500), the BRIT II Loan ($2,300) and the BRIT III Loan
     ($8,100). Each borrower may cease making deposits into the TI/LC reserve when amounts on deposit therein equal or exceed, $435,000 for the BRIT I
     Loan, $75,000 for the BRIT II Loan and $240,000 for the BRIT III Loan.
     However, if the balance falls below such specified cap, the related borrower must resume making the required monthly deposits.

(9)  Based on the total square footage of the BRIT I Property (350,180), the
     BRIT II Property (56,607) and the BRIT III Property (195,819).

(10) This is the average occupancy at U/W for the BECO Park at Forbes Center
     Properties. Occupancy at U/W for the BRIT I Property is 92% which is based on the August 31, 2004 rent roll. Occupancy at U/W for the BRIT II Property is 72% which is based on the August 9, 2004 rent roll. Occupancy at U/W for the BRIT III Property is 91% which is based on the August 27, 2004 rent roll.

(11) This is the combined U/W NCF for the BECO Park at Forbes Center Properties.
     U/W NCF for the BRIT I Property is $2,890,166. U/W for the BRIT II Property
     is $328,831. U/W NCF for the BRIT III Property is $1,495,039.

(12) Based on all three loans and properties.

(13) Based on the total appraised value of the BECO Park at Forbes Center
     Properties.

                                     S-104

         The Loan. Each BECO Park at Forbes Center Loan (collectively, the fifth largest loan) was originated on September 10, 2004. Each BECO Park at Forbes
Center Loan is secured by a first priority mortgage encumbering a group of office properties located in Lanham, Maryland. The three mortgage loans are cross-collateralized and cross-defaulted.

         The Borrowers. The borrowers under the BRIT I, BRIT II and BRIT III
Loans are BRIT-Forbes I LLC, BRIT-Forbes II LLC and BRIT-Forbes III LLC,
respectively. Each borrower is a limited liability company organized under the laws of the State of Delaware. The sole member of each borrower under the BECO
Park at Forbes Center Loan is BRIT Limited Partnership, a Maryland limited partnership. The sponsor, BECO Management, Inc., is a Maryland corporation and owns and manages 40 properties in the Baltimore-Washington area.

         The BECO Park at Forbes Center Properties. The BECO Park at Forbes
Center Properties consist of three groups of office properties located in
Lanham, Maryland. The following table identifies the properties and sets forth the specified information with respect to each of them.

                                              CUT-OFF DATE   YEAR BUILT/  SQUARE      NUMBER OF     APPRAISED     OCCUPANCY
               PROPERTY NAME                    BALANCE       RENOVATED     FEET      PROPERTIES      VALUE         AT U/W
               -------------                    -------       ---------     ----      ----------      -----         ------

BECO Park at Forbes Center - BRIT I.....       $30,947,673    1983/1986    350,180        9        $38,800,000       92%
BECO Park at Forbes Center - BRIT II....        $3,669,054    1989/N/A     56,607         1         $6,300,000       72%
BECO Park at Forbes Center - BRIT III...       $17,228,601    1984/N/A     195,819        4        $21,600,000       91%

         Major Tenants. The following table identifies major tenants with respect to the BRIT I Property.

                                                     NET RENTABLE              % OF TOTAL NET
                MAJOR TENANTS                       SQUARE FOOTAGE          RENTABLE SQ. FOOTAGE        LEASE EXPIRATION
                -------------                       --------------          --------------------        ----------------

The PBM Limbach Group.....................               35,883                     10.2%                   2/28/2007
Northrop Grumman..........................               22,679                      6.5%                   4/30/2009
Computer Science Corporation..............               22,500                      6.4%                   9/30/2005

         The following table identifies major tenants with respect to the BRIT
II Property.

                                                     NET RENTABLE              % OF TOTAL NET
                MAJOR TENANTS                       SQUARE FOOTAGE          RENTABLE SQ. FOOTAGE        LEASE EXPIRATION
                -------------                       --------------          --------------------        ----------------

PS USA Inc................................                8,845                     15.6%                  10/14/2005
Concentra Health Services.................                7,878                     13.9%                   6/30/2013
PrimeNet..................................                5,726                     10.1%                   9/14/2005

         The following table identifies major tenants with respect to the BRIT
III Property.

                                                     NET RENTABLE              % OF TOTAL NET
                MAJOR TENANTS                       SQUARE FOOTAGE          RENTABLE SQ. FOOTAGE        LEASE EXPIRATION
                -------------                       --------------          --------------------        ----------------

University Press of America...............               29,527                     15.1%                   2/28/2009
Encore Marketing..........................               28,011                     14.3%                   2/28/2008
Advertising Premiums......................               27,562                     14.1%                   5/31/2009

         Property Management. Each of the BECO Park at Forbes Center Properties
is managed under a separate management agreement by BECO Management, Inc., which is an affiliate of the borrowers. Each management agreement generally provides for a management fee of 5% of revenues per month which is subordinated to the related BECO Park at Forbes Center Loan. The management of the BECO Park at
Forbes Center Properties will be performed by either BECO Management, Inc. or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the relevant property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under each BECO Park at Forbes Center Loan has the right to require termination of the related management agreement following the occurrence of, among other things, an event of default under the related BECO
Park at Forbes Center Loan. BECO Management, Inc. manages 40 office properties and is headquartered in Rockville, Maryland.

         Cash Management/Lockbox. Each borrower is required to cause all rents to be deposited into a lockbox account under the control of the lender. Such rents will be transferred once every business day to a separate account maintained by the lender from which all required payments and deposits to reserves under the related BECO Park at Forbes Center Loan will be made. Unless and until an event of default occurs under the BECO Park at Forbes Center Loans, each borrower will have access to the related remaining funds after all such required payments and deposits are made.

                                     S-105

         Release. At any time after the third anniversary of the sale and securitization of the BECO Park at Forbes Center Loans, the borrowers may obtain release of one of the three BECO Park at Forbes Center Properties if certain conditions are satisfied, including payment of 120% of the balance of the BECO
Park at Forbes Center Loan secured by the released property plus required yield maintenance, and a specified debt service coverage ratio for the remaining properties. Any excess amount remaining after making all required payments with respect to such mortgage loan will be applied to the principal balances of the other BECO Park at Forbes Center Loans pro rata in accordance with the then outstanding principal balance of each BECO Park at Forbes Center Loan that remains in the trust fund.

                                     S-106

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     ORANGEFAIR MARKETPLACE SHOPPING CENTER

--------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE: $36,000,000

CUT-OFF DATE PRINCIPAL
BALANCE:                    $35,925,742

FIRST PAYMENT DATE:         November 1, 2004

MORTGAGE INTEREST RATE:     5.450% per annum

AMORTIZATION TERM:          360 months

HYPERAMORTIZATION:          After October 1, 2014, the
                            interest rate increases to the
                            greater of 7.450% or the then
                            applicable treasury rate plus
                            2%, and all excess cash flow is
                            used to reduce the principal
                            balance of the Orangefair
                            Marketplace Shopping Center
                            Loan until the principal
                            balance is reduced to zero.

ARD DATE:                   October 1, 2014

MATURITY DATE:              October 1, 2034

MATURITY/ARD BALANCE:       $30,022,158

BORROWER:                   Orangefair Marketplace, LLC

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until after
                            the date that is four months
                            prior to the anticipated
                            repayment date.

LOAN PER SQUARE FOOT(1):    $108

UP-FRONT RESERVES:          Lease Up Reserve(2):          $2,000,000

                            Estoppel Holdback Reserve(3):   $250,000

                            Certificate of Occupancy
                            Reserve(4):                   $1,204,578

ONGOING RESERVES:           Tax and Insurance Reserve(5):        Yes

                            Replacement Reserve(6):              Yes

                            Rollover Reserve(7):                 Yes

LOCKBOX:                    Springing

MEZZANINE:                  None(8)

--------------------------------------------------------------------

--------------------------------------------------------------------
                        PROPERTY INFORMATION
--------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Retail

PROPERTY SUB-TYPE:             Anchored

LOCATION:                      Fullerton, CA

YEAR BUILT/RENOVATED:          1958/2004

SQUARE FEET:                   332,806

OCCUPANCY AT U/W(9):           93%

OWNERSHIP INTEREST:            Fee

                                       % OF TOTAL      LEASE
MAJOR TENANTS                  NRSF        NRSF      EXPIRATION
-------------                  ----        ----      ----------
Burlington Coat Factory       75,000      22.5%       9/30/2010
Circuit City (Ground
  Lease)(10)                  38,100      11.4%       1/31/2017
Marshall's                    31,444       9.4%       1/31/2009

PROPERTY MANAGEMENT:           Columbus Pacific Properties,
                               Inc. as manager and Summit
                               Team, Inc. as sub-manager

U/W NCF:                       $3,029,155

U/W DSCR:                      1.24x

APPRAISED VALUE:               $40,500,000

APPRAISAL DATE:                August 10, 2004

CUT-OFF DATE LTV RATIO(11):    88.7%

MATURITY/ARD LTV RATIO:        74.1%

--------------------------------------------------------------------

(1)  Based on the cut-off date principal balance.

(2)  At closing, the borrower was required to deliver to the lender a letter of credit in the amount of $2,000,000 to establish the lease up reserve. See
     "--Letter of Credit" below.

(3)  At closing, the borrower was required to deposit $250,000 into an estoppel holdback reserve which is to be disbursed to the borrower upon lender's receipt of satisfactory estoppel certificates from four specified tenants
     (Coffee Bean, Baja Fresh, Moda Nails and Juice It Up) and evidence of payment of required tenant improvements for such tenants.

(4)  At closing, the borrower was required to deposit $1,204,578.31 into a certificate of occupancy reserve which is to be disbursed to the borrower upon lender's receipt of a satisfactory certificate of occupancy or similar evidence of compliance with laws relating to the use and occupancy for a specified newly constructed building included in the Orangefair Marketplace
     Shopping Center Property.

(5)  The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(6)  The borrower is required to deposit $2,512.50 per month into a replacement reserve to fund ongoing repairs and replacements. The borrower may cease making deposits into the replacement reserve when amounts on deposit therein equal or exceed $120,600 and shall recommence payments if the balance in the replacement reserve falls below $120,600.

(7)  The borrower is required to deposit $4,166.67 per month into a rollover reserve to fund ongoing tenant improvements and leasing commissions. The borrower may cease making deposits into the rollover reserve when amounts on deposit therein equal or exceed $200,000 and shall recommence payments if the balance in the rollover reserve falls below $200,000.

(8)  See "--Other Financing" below.

(9)  Occupancy at U/W is based on the November 8, 2004 rent roll.

(10) Anchor owned.

(11) After completion of additional construction, the appraised value of the
     Orangefair Marketplace Shopping Center Property is projected to be
     $45,700,000, which equates to a 78.6% LTV ratio.

                                     S-107

         The Loan. The sixth largest loan was originated on September 30, 2004.
The Orangefair Marketplace Shopping Center Loan is secured by a first priority mortgage encumbering a retail property in Fullerton, California.

         The Borrower. The borrower under the Orangefair Marketplace Shopping
Center Loan is Orangefair Marketplace, LLC. The borrower is a limited liability company organized under the laws of the State of California. CPP-OF, LLC, a
California limited liability company which is also a special purpose entity, is the managing member and 50% owner of the borrower. CPP-OF, LLC is owned by
Columbus Pacific Properties, Ltd. Each of the sponsors, Brian Shirken and
Richard Margolies, owns 50% of Columbus Pacific Properties, Ltd., which owns seven retail properties totaling 963,000 square feet in three states throughout the United States.

         The Orangefair Marketplace Shopping Center Property. The Orangefair
Marketplace Shopping Center Property is a retail property located in Fullerton,
California. The Orangefair Marketplace Shopping Center Property contains approximately 332,806 rentable square feet. Anchors include Burlington Coat
Factory, Circuit City (Anchor Owned) and Marshall's.

         Property Management. The Orangefair Marketplace Shopping Center
Property is managed by Columbus Pacific Properties, Inc., an affiliate of the borrower, and is sub-managed by Summit Team, Inc. The sub-management agreement generally provides for a management fee of 2.5% of revenues per annum. The management agreement generally provides for a management fee of 5% of revenues per annum, which includes the sub-management fee, which is subordinated to the
Orangefair Marketplace Shopping Center Loan. In no event may any property manager be replaced or removed or the terms of any property management agreement modified or amended without the prior written consent of the lender and, upon lender's request, obtaining a prior written confirmation from the applicable rating agencies that such event does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Orangefair Marketplace Shopping Center Loan has the right to require a termination of the management agreement following the occurrence of, among other things, an event of default under the Orangefair Marketplace Shopping Center
Loan. Columbus Pacific Properties, Inc. currently owns seven retail properties totaling 963,000 square feet and is headquartered in Santa Monica, California.
Summit Team, Inc. manages 35 properties totaling 2,305,933 square feet of retail space in southern California and is headquartered in Fountain Valley,
California.

         Cash Management/Lockbox. A hard lockbox is required to be implemented upon the earlier of the incurring of mezzanine financing with lender's consent or the anticipated repayment date. Upon such occurrence, the borrower must cause the tenants at the Orangefair Marketplace Shopping Center Property to begin direct deposit of their monthly rental payments into a lockbox account under the control of the lender from which all required payments and deposits to reserves under the Orangefair Marketplace Shopping Center Loan will be made. Unless and until an event of default occurs under the Orangefair Marketplace Shopping
Center Loan, the borrower is entitled to a disbursement of the remaining funds after all such required payments and deposits are made.

         Letter of Credit. The letter of credit in the amount of $2,000,000 (the lease up reserve) is to be released to the borrower if, on or before a specified date ("Stabilization Date"), certain required leases and estoppel certificates have been delivered to the lender and the Orangefair Marketplace Shopping Center
Property has achieved a specified gross annual rental income and debt service coverage ratio. If all of the required conditions have not been satisfied by the
Stabilization Date, the borrower may request the lender to partially draw upon the letter of credit and disburse to the borrower a portion of the proceeds in an amount calculated as described in the reserve agreement based upon the amount of additional income achieved from certain new leases. All remaining proceeds will be used by the lender to partially prepay the outstanding principal balance of the promissory note and the borrower will be required to pay the applicable yield maintenance amount from sources other than the reserve. Prior to the
Stabilization Date, the borrower may request that the lender draw upon the letter of credit, deposit the proceeds thereof into the reserve and disburse to the borrower a portion of such proceeds in an amount to be calculated as described in the reserve agreement based upon the amount of additional income achieved from certain new leases. As an alternative to such a draw upon the letter of credit and partial disbursement, the borrower may deliver to the lender a replacement letter of credit in an amount to be calculated as described in the reserve agreement based upon the amount of additional income achieved from certain new leases.

         Other Financing. Members of the borrower under the Orangefair
Marketplace Shopping Center Loan are permitted to incur future mezzanine debt that is secured solely by a pledge of their membership interests in the borrower upon the prior written consent of the lender. Such consent may be conditioned upon satisfaction of specified conditions, including specified debt service coverage and loan-to-value ratios, establishment of a lockbox, payment of all applicable fees and expenses, execution of an intercreditor agreement by an institutional mezzanine lender, and receipt of rating agency confirmation.

         In connection with a future transfer of title to the Orangefair
Marketplace Shopping Center Property and corresponding assumption of the
Orangefair Marketplace Shopping Center Loan which may be approved by the lender, the

                                     S-108

borrower under the Orangefair Marketplace Shopping Center Loan may, upon satisfaction of specified conditions, own equity interests in the approved transferee with preferred equity rights.

         Release. The borrower under the Orangefair Marketplace Shopping Center
Loan may obtain the release of an excess parcel included in the Orangefair
Marketplace Shopping Center Property upon satisfaction of various specified criteria, including lawful subdivision or lot split, compliance with zoning laws providing a title policy endorsement, and establishment of acceptable reciprocal easement agreements. The borrower under the Orangefair Marketplace Shopping
Center Loan is not required to pay any release price nor is any partial defeasance required in connection with such release. The excess parcel was not given any value in the appraisal of the Orangefair Marketplace Shopping Center
Property.

                                     S-109

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                               PERSHING PARK PLAZA

-------------------------------------------------------------
                      LOAN INFORMATION
-------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE: $29,500,000

CUT-OFF DATE PRINCIPAL
BALANCE:                    $29,500,000

FIRST PAYMENT DATE:         December 11, 2004

MORTGAGE INTEREST RATE:     5.450% per annum

AMORTIZATION TERM:          Interest Only(1)

HYPERAMORTIZATION:          After November 11, 2009, the
                            interest rate increases by 2%
                            to 7.450% and all excess cash
                            flow is used to reduce the
                            principal balance of the
                            Pershing Park Plaza Loan until
                            the principal balance is
                            reduced to zero.

ARD DATE:                   November 11, 2009

MATURITY DATE:              November 11, 2034

MATURITY/ARD BALANCE:       $29,500,000

BORROWER:                   Pershing Park Owner Corp.

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until on or
                            after the date that is four
                            months prior to the anticipated
                            repayment date.

LOAN PER SQUARE FOOT(2):    $185

UP-FRONT RESERVES:          Free Rent Reserve(3)  $3,978,264

                            General Reserve(4)      $500,000

                            TI/LC Reserve(5)      $1,225,934

ONGOING RESERVES:           None

LOCKBOX:                    Hard

MEZZANINE:                  None

-------------------------------------------------------------

-------------------------------------------------------------
                    PROPERTY INFORMATION
-------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             CBD

LOCATION:                      Atlanta, GA

YEAR BUILT/RENOVATED:          1998/N/A

SQUARE FEET:                   159,103

OCCUPANCY AT U/W(6):           100%

OWNERSHIP INTEREST:            Fee

                                                 LEASE
MAJOR TENANTS          NRSF     % OF NRSF      EXPIRATION
-------------          ----     ---------      ----------
Jones Day            136,766      86.0%         11/1/2020
NSI/Urbana            18,881      11.9%         2/1/2006

PROPERTY MANAGEMENT:           Urbana Realty Advisors, LLC

U/W NCF:                       $2,592,081

U/W DSCR:                      1.59x

APPRAISED VALUE:               $42,000,000

APPRAISAL DATE:                October 1, 2004

CUT-OFF DATE LTV RATIO(2):     70.2%

MATURITY/ARD LTV RATIO:        70.2%

-------------------------------------------------------------

(1)  The Pershing Park Plaza Loan has an interest-only period of 60 months which terminates on the anticipated repayment date.

(2)  Based on the cut-off date principal balance.

(3)  At closing, the borrower was required to deposit $3,978,264.02 into a free rent reserve to fund any deficiency in debt service payments during the free rent period granted to Jones Day pursuant to the terms of its lease.

(4)  At closing, the borrower was required to deposit $500,000 into a general reserve to fund any extraordinary capital expenditures during the loan term.

(5)  At closing, the borrower was required to deposit $1,225,933.85 into a TI/LC reserve to fund certain anticipated tenant improvements and leasing commissions.

(6)  Occupancy at U/W is based on the July 1, 2004 rent roll.

         The Loan. The seventh largest loan was originated on November 1, 2004.
The Pershing Park Plaza Loan is secured by a first priority mortgage encumbering an office building in Atlanta, Georgia.

         The Borrower. The borrower under the Pershing Park Plaza Loan is
Pershing Park Owner Corp. The borrower is a single purpose corporation incorporated under the laws of the State of Delaware whose sole shareholder is
Eremo Property S.A., a passive investment corporation.

         The sponsors are high net worth clients of Falcon Real Estate Advisors,
Ltd. ("Falcon"), a real estate advisory firm based in New York City that specializes in real estate acquisitions and provides on going asset management services on behalf of passive foreign investors. Falcon maintains operational control over the Pershing Park Plaza Property and has a fiduciary responsibility to the borrower through an approved asset management agreement. Falcon has extensive experience working with international investors in the U.S. real estate market, having carried out transactions totaling approximately $2 billion since the company's inception. The company currently provides asset management services for over 5 million square feet of commercial real estate space in major markets nationwide.

         The Pershing Park Plaza Property. The Pershing Park Plaza Property is
an office building located in Atlanta, Georgia. The Pershing Park Plaza Property
was originally built in 1998. The Pershing Park Plaza Property contains approximately 159,103 rentable square feet of office space.

                                     S-110

         Property Management. The Pershing Park Plaza Property is managed by
Urbana Realty Advisors, LLC, a Georgia limited liability company. The management agreement generally provides for a management fee of 2.75% of gross revenues per annum during the first year and, thereafter, 3% of gross revenues per annum, and a construction supervision fee equal to a stipulated percentage of the aggregate project cost in excess of $25,000, which are both subordinated to the Pershing
Park Plaza Loan. The lender has the right to require a termination of the management agreement if (i) an event of default under the Pershing Park Plaza
Loan occurs and is continuing, or (ii) a default occurs under the management agreement beyond any applicable grace or cure period. Also, the lender's written approval is required in order to terminate Urbana Realty Advisors, LLC. Urbana
Realty Advisors, LLC manages properties throughout the United States, most of which are in Atlanta and Florida, and is headquartered in Atlanta, Georgia.

         Asset Management. The Pershing Park Plaza Property is subject to an asset management agreement between the borrower and Falcon Real Estate
Investment Company, Ltd., an affiliate of the borrower, pursuant to which the asset manager provides asset management and real estate advisory services with respect to the operation of the Pershing Park Plaza Property. The asset management agreement provides for a fee of 1.5% of revenues per annum and an incentive fee of 1.0% of the gross rents over the term for any new leases, renewals or expansions, which are both subordinated to the Pershing Park Plaza
Loan. The lender has the right to require a termination of the asset management agreement if (i) an event of default under the Pershing Park Plaza Loan occurs and is continuing, or (ii) a default occurs under the asset management agreement beyond any applicable grace or cure period.

         Cash Management/Lockbox. The borrower or the property manager must cause all rents to be deposited directly into a lockbox account under the control of the lender, and the borrower and the property manager are required to deposit all rents received into such lockbox account within one business day of receipt. The lender or its servicer must cause all funds in the lockbox account to be deposited into a separate account maintained by the lender from which all required payments and deposits to reserves under the Pershing Park Plaza Loan will be made. Unless and until an event of default occurs under the Pershing
Park Plaza Loan, the borrower is entitled to a disbursement of the remaining funds after all such required payments and deposits are made.

         Master Lease. The borrower master leases the Pershing Park Plaza
Property to Pershing Park Tenant Corp., a single purpose corporation incorporated under the laws of the State of Delaware. To accommodate certain
Islamic financing requirements, the master lease contains economic terms and other covenants and arrangements which mirror those contained in the loan documents. The master lease is by its terms subordinate to the lien of the mortgage and the borrower has assigned all of its rights under the master lease to the lender as additional collateral.

         Free Rent Reserve. At closing, the borrower established a free rent reserve in the amount of $3,978,264.02 which will be held by the lender for the payment of rents that would be payable by Jones Day but for a certain free rent period granted to Jones Day under the lease agreement. In the event of any shortfall in any debt service payment or default under the loan documents which can be cured by the payment of money, the lender will use the free rent reserve to cover such shortfall or cure such default, as applicable.

         In addition, in connection with the sale of the Pershing Park Plaza
Property to the borrower, the seller of the Pershing Park Plaza Property deposited $833,914.67 into escrow with First American Title Insurance Company.
These funds are disbursed monthly to the borrower as rent for NSI's space (based on a rent of $28 per square foot). Any rent paid by NSI goes to Urbana.

                                     S-111

                    SHOPPES OF PARADISE ISLE SHOPPING CENTER

-----------------------------------------------------------------
                         LOAN INFORMATION
-----------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE: $28,000,000

CUT-OFF DATE PRINCIPAL
BALANCE:                    $28,000,000

FIRST PAYMENT DATE:         January 1, 2005

MORTGAGE INTEREST RATE:     5.910% per annum

AMORTIZATION TERM:          360 months

HYPERAMORTIZATION:          N/A

ARD DATE:                   N/A

MATURITY DATE:              December 1, 2014

MATURITY/ARD BALANCE:       $23,679,053

BORROWER:                   MPKG DESTIN, LLC

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until after
                            the date that is three months
                            prior to the maturity date.

LOAN PER SQUARE FOOT(1):    $162

UP-FRONT RESERVES:          Stabilization Reserve(2): $4,000,000

                            Rent Reserve(3):            $150,000

ONGOING RESERVES:           Tax and Insurance Reserve(4):    Yes

                            Replacement Reserve(5):          Yes

                            Rollover Reserve(6):             Yes

LOCKBOX:                    N/A

MEZZANINE:                  None

-----------------------------------------------------------------

-----------------------------------------------------------------
                    PROPERTY INFORMATION
-----------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Retail

PROPERTY SUB-TYPE:             Anchored

LOCATION:                      Destin, FL

YEAR BUILT/RENOVATED:          2004/NA

SQUARE FEET:                   172,350

OCCUPANCY AT U/W(7):           84%

OWNERSHIP INTEREST:            Fee

                                                 LEASE
MAJOR TENANTS          NRSF     % OF NRSF      EXPIRATION
-------------          ----     ---------      ----------
Best Buy              29,920      17.4%         1/31/2020
Linen N Things        26,210      15.2%         1/31/2015
Office Depot          21,402      12.4%        12/31/2015

PROPERTY MANAGEMENT:           Interface Properties, Inc.

U/W NCF:                       $2,589,744

U/W DSCR:                      1.30x

APPRAISED VALUE:               $35,000,000

APPRAISAL DATE:                December 1, 2004

CUT-OFF DATE LTV RATIO(8):     80.0%

MATURITY/ARD LTV RATIO:        67.7%

-------------------------------------------------------------

(1)  Based on the cut-off date principal balance.

(2)  At closing, the borrower was required to deposit $4,000,000 into a stabilization reserve. See "--Stabilization Reserve" below.

(3)  At closing, the borrower was required to deposit $150,000 into a rent reserve to be disbursed to the borrower in $50,000 increments upon lender's receipt of each of the first three monthly payments of principal and interest.

(4)  The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.

(5)  The borrower is required to deposit $2,155 per month into a replacement reserve to fund ongoing repairs and replacements.

(6)  The borrower is required to deposit $3,500 per month into a rollover reserve to fund tenant improvements and leasing commissions.

(7)  Occupancy at U/W is based on the November 1, 2004 rent roll.

(8)  After completion of additional construction, the appraised value of the
     Shoppes of Paradise Isle Shopping Center Property is projected to be
     $36,000,000, which equates to a 77.8% LTV ratio.

         The Loan. The eighth largest loan was originated on November 16, 2004.
The Shoppes of Paradise Isle Shopping Center Loan is secured by a first priority mortgage encumbering a retail shopping center in Destin, Florida.

         The Borrower. The borrower under the Shoppes of Paradise Isle Shopping
Center Loan is MPKG DESTIN, LLC. The borrower is a limited liability company organized under the laws of the State of Florida. The sponsors are Michael
Puder, Kenneth J. Goodman and Edward C. Barnes. Michael Puder has been in the real estate development and ownership business since 1976 and is currently involved in several real estate partnerships. Kenneth J. Goodman is a commercial real estate owner and developer with a portfolio valued in excess of $67 million. Edward C. Barnes is a commercial real estate developer and owner with ownership interests in three shopping centers.

         The Shoppes of Paradise Isle Shopping Center Property. The Shoppes of
Paradise Isle Shopping Center Property is a retail shopping center located in
Destin, Florida. The Shoppes of Paradise Isle Shopping Center Property is
situated on 17.57 acres with five buildings totaling approximately 172,350 rentable square feet. Anchors include Best Buy, Office Depot and Classic Design
Furnishings dba Thomasville.

         Property Management. The Shoppes of Paradise Isle Shopping Center
Property is managed by Interface Properties, Inc., an affiliate of the borrower.
The management agreement generally provides for a management fee of 3% of revenues per annum which is subordinated to the Shoppes of Paradise Isle
Shopping Center Loan. In no event may any property

                                     S-112

manager be replaced or removed or the terms of any property management agreement modified or amended without the prior written consent of the lender and, upon lender's request, obtaining prior written confirmation from the applicable rating agencies that such event will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Shoppes of Paradise Isle Shopping Center Loan has the right to require termination of the management agreement following the occurrence of, among other things, an event of default under the Shoppes of Paradise Isle Shopping Center
Loan. Interface Properties, Inc. is headquartered in Boca Raton, Florida and currently manages five other retail centers totaling approximately 100,000 square feet in three states.

         Stabilization Reserve. All amounts in the stabilization reserve are to be disbursed to the borrower upon receipt of evidence that specified tenants, including Office Depot and Classic Design Furniture dba Thomasville, are in
occupancy and paying rent, and the Shoppes of Paradise Isle Shopping Center
Property has achieved a net operating income of $2,394,107 resulting in a debt service coverage ratio of 1.20x. Additionally, partial disbursements may be made to the borrower on a quarterly basis based on any new leases executed during that period for which the tenants are in place and paying rent. Any amount remaining in the stabilization reserve after 24 months will be used by the lender to partially prepay the outstanding principal balance and the borrower will be required to pay the applicable yield maintenance amount.

                                     S-113

                          1300 PARKWOOD OFFICE BUILDING

-------------------------------------------------------------
                      LOAN INFORMATION
-------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE: $27,500,000

CUT-OFF DATE PRINCIPAL
BALANCE:                    $27,500,000

FIRST PAYMENT DATE:         November 11, 2004

MORTGAGE INTEREST RATE:     5.290% per annum

AMORTIZATION TERM:          Interest Only(1)

HYPERAMORTIZATION:          After October 11, 2009, the
                            interest rate increases by 2%
                            to 7.290% and all excess cash
                            flow is used to reduce the
                            principal balance of the 1300
                            Parkwood Office Building Loan
                            until the principal balance is
                            reduced to zero.

ARD DATE:                   October 11, 2009

MATURITY DATE:              October 11, 2034

MATURITY/ARD BALANCE:       $27,500,000

BORROWER:                   1300 Parkwood Owner Corp.

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until on or
                            after the date that is four
                            months prior to the anticipated
                            repayment date.

LOAN PER SQUARE FOOT(2):    $130

UP-FRONT RESERVES:          Free Rent Reserve(3)  $1,939,667

                            General Reserve(4)      $350,000

ONGOING RESERVES:           None

LOCKBOX:                    Hard

MEZZANINE:                  None

-------------------------------------------------------------

-------------------------------------------------------------
                    PROPERTY INFORMATION
-------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Office

PROPERTY SUB-TYPE:             Suburban

LOCATION:                      Atlanta, GA

YEAR BUILT/RENOVATED:          1989/N/A

SQUARE FEET:                   210,733

OCCUPANCY AT U/W(5):           90%

OWNERSHIP INTEREST:            Fee

                                                 LEASE
MAJOR TENANTS          NRSF     % OF NRSF      EXPIRATION
-------------          ----     ---------      ----------
General Electric     146,340      69.4%         3/1/2014
Omnicorp              10,016       4.8%         10/1/2010
Image Design          8,919        4.2%         10/1/2005

PROPERTY MANAGEMENT:           NAI Brannen/Goddard, LLC

U/W NCF:                       $2,321,534

U/W DSCR:                      1.57x

APPRAISED VALUE:               $40,000,000

APPRAISAL DATE:                July 23, 2004

CUT-OFF DATE LTV RATIO(2):     68.8%

MATURITY/ARD LTV RATIO:        68.8%

-------------------------------------------------------------

(1)  The 1300 Parkwood Office Building Loan has an interest-only period of 60 months which terminates on the anticipated repayment date.

(2)  Based on the cut-off date principal balance.

(3)  At closing, the borrower was required to deposit a $1,939,666.72 letter of credit to fund any deficiency in debt service payments during the free rent period granted to General Electric Company pursuant to the terms of its lease.

(4)  At closing, the borrower was required to deposit $350,000 into a general reserve to fund any extraordinary capital expenditures during the loan term.

(5)  Occupancy at U/W is based on the July 1, 2004 rent roll.

         The Loan. The ninth largest loan was originated on September 13, 2004.
The 1300 Parkwood Office Building Loan is secured by a first priority mortgage encumbering an office building in Atlanta, Georgia.

         The Borrower. The borrower under the 1300 Parkwood Office Building Loan is 1300 Parkwood Owner Corp. The borrower is a single purpose corporation incorporated under the laws of the State of Delaware whose sole shareholder is
Eremo Property S.A., a passive investment corporation.

         The sponsors are high net worth clients of Falcon Real Estate Advisors,
Ltd. ("Falcon"), a real estate advisory firm based in New York City that specializes in real estate acquisitions and provides on going asset management services on behalf of passive foreign investors. Falcon maintains operational control over the 1300 Parkwood Office Building Property and has a fiduciary responsibility to the borrower through an approved asset management agreement.
Falcon has extensive experience working with international investors in the U.S.
real estate market, having carried out transactions totaling approximately $2 billion since the company's inception. The company currently provides asset management services for over 5 million square feet of commercial real estate space in major markets nationwide.

         The 1300 Parkwood Office Building Property. The 1300 Parkwood Office
Building Property is an office building located in Atlanta, Georgia. The 1300
Parkwood Office Building Property was originally built in 1989. The 1300
Parkwood Office Building Property contains approximately 210,733 rentable square feet of office space.

                                     S-114

         Property Management. The 1300 Parkwood Office Building Property is
managed by NAI Brannen/Goddard, LLC. The management agreement generally provides for a management fee of 3% of the actual monthly rent collections, provided that such fee will at least be $5,000 per month, and a construction management fee equal to a stipulated percentage of the aggregate project cost in excess of
$25,000, which are both subordinated to the 1300 Parkwood Office Building Loan.
The lender has the right to require a termination of the management agreement if
(i) an event of default under the 1300 Parkwood Office Building Loan occurs and is continuing, or (ii) a default occurs under the management agreement beyond any applicable grace or cure period. Also, the lender's written approval is required in order to terminate NAI Brannen/Goddard, LLC. NAI Brannen/Goddard,
LLC is a full-service commercial real estate firm headquartered in Atlanta,
Georgia and employs over 110 professionals with experience in all real estate disciplines. NAI Brannen/Goddard, LLC currently manages over six million square feet of space throughout the Atlanta area.

         Asset Management. The 1300 Parkwood Office Building Property is subject to an asset management agreement between the borrower and Falcon Real Estate
Investment Company, Ltd. pursuant to which the asset manager provides asset management and real estate advisory services with respect to the operation of the 1300 Parkwood Office Building Property. The asset management agreement provides for a fee of 1.5% of revenues per annum and an incentive fee of 1.0% of the gross rents over the term for any new leases, renewals or expansions, which are both subordinated to the 1300 Parkwood Office Building Loan. The lender has the right to require a termination of the asset management agreement if (i) an event of default under the 1300 Parkwood Office Building Loan occurs and is continuing, or (ii) a default occurs under the asset management agreement beyond any applicable grace or cure period.

         Cash Management/Lockbox. The borrower or the property manager must cause all rents to be deposited directly into a lockbox account under the control of the lender, and the borrower and the property manager are required to deposit all rents received into such lockbox account within one business day of receipt. The lender or its servicer must cause all funds in the lockbox account to be deposited into a separate account maintained by the lender from which all required payments and deposits to reserves under the 1300 Parkwood Office
Building Loan will be made. Unless and until an event of default occurs under the 1300 Parkwood Office Building Loan, the borrower is entitled to a disbursement of the remaining funds after all such required payments and deposits are made.

         Master Lease. The borrower master leases the 1300 Parkwood Office
Building Property to 1300 Parkwood Tenant Corp., a single purpose corporation incorporated under the laws of the State of Delaware. To accommodate certain
Islamic financing requirements, the master lease contains economic terms and other covenants and arrangements which mirror those contained in the loan documents. The master lease is by its terms subordinate to the lien of the mortgage and the borrower has assigned all of its rights under the master lease to the lender as additional collateral.

         Free Rent Reserve. At closing, the borrower established a free rent reserve by delivering to the lender a $1,939,666.72 letter of credit which will be held by the lender for the payment of any shortfalls in debt service payments during the free rent period granted to General Electric Company under the lease agreement. In the event of any shortfall in any debt service payment or default under the loan documents which can be cured by the payment of money, the lender will use the free rent reserve to cover such shortfall or cure such default, as applicable.

         In addition, in connection with the sale of the 1300 Parkwood Office
Building Property to the borrower, the seller deposited $4,369,880 into escrow with First American Title Insurance Company to be used for the payment to the borrower of monthly rent that would be payable by General Electric Company but for the free rent period granted to General Electric Company under the lease agreement. The borrower collaterally assigned its interest in the escrow funds to the lender.

                                     S-115

                              RIVER ROAD APARTMENTS

--------------------------------------------------------------------
                          LOAN INFORMATION
--------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE: $26,500,000

CUT-OFF DATE PRINCIPAL
BALANCE:                    $26,500,000

FIRST PAYMENT DATE:         November 1, 2004

MORTGAGE INTEREST RATE:     5.550% per annum

AMORTIZATION TERM:          360 months(1)

HYPERAMORTIZATION:          N/A

ARD DATE:                   N/A

MATURITY DATE:              October 1, 2014

MATURITY/ARD BALANCE:       $23,735,233

BORROWER:                   River Road Court LLC

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout/defeasance until after
                            the date that is three months
                            prior to the maturity date.

LOAN PER UNIT(2):           $36,202

UP-FRONT RESERVES:          Initial Replacement Reserve(3): $293,600

ONGOING RESERVES:           Tax Reserve(4):                      Yes

                            Insurance Reserve(4):          Springing

                            Replacement Reserve(5):        Springing

LOCKBOX:                    N/A

MEZZANINE:                  None

--------------------------------------------------------------------

--------------------------------------------------------------------
                       PROPERTY INFORMATION
--------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Multifamily

PROPERTY SUB-TYPE:            Conventional

LOCATION:                     Indianapolis, IN

YEAR BUILT/RENOVATED:         1987/N/A

UNITS:                        732

OCCUPANCY AT U/W(6):          93%

OWNERSHIP INTEREST:           Fee

PROPERTY MANAGEMENT:          Mid America Management Corporation

U/W NCF:                      $2,211,589

U/W DSCR:                     1.22x

APPRAISED VALUE:              $34,000,000

APPRAISAL DATE:               August 10, 2004

CUT-OFF DATE LTV RATIO(2):    77.9%

MATURITY/ARD LTV RATIO:       69.8%

--------------------------------------------------------------------

(1)  The River Road Apartments Loan has an initial interest-only period of 36 months.

(2)  Based on the cut-off date principal balance.

(3)  The replacement reserve was established at closing to fund ongoing repairs and replacements.

(4)  The borrower is required to make monthly payments into a tax reserve to accumulate funds necessary to pay all taxes prior to their respective due dates. If the borrower does not furnish satisfactory evidence that the
     River Road Apartments Property is insured under satisfactory blanket policies of insurance, the borrower must begin making monthly payments into an insurance reserve.

(5)  The borrower is required to deposit $16,492.50 per month into a replacement reserve when amounts on deposit therein fall below $293,600, and such monthly payments will continue until the balance of $293,600 has been achieved.

(6)  Occupancy at U/W is based on the September 2, 2004 rent roll.

         The Loan. The tenth largest loan was originated on October 1, 2004. The
River Road Apartments Loan is secured by a first priority mortgage encumbering a multifamily property located in Indianapolis, Indiana.

         The Borrower. The borrower under the River Road Apartments Loan is
River Road Court LLC. The borrower is a limited liability company organized under the laws of the State of Ohio. The sponsors are The Columbus-Indianapolis
Limited Partnership and ERYK I and O Partnership which own five multifamily properties consisting of a total of 2,450 units.

         The River Road Apartments Property. The River Road Apartments Property
is a garden style apartment complex comprised of 42 apartment buildings situated on 62.276 acres in Indianapolis, Indiana. The River Road Apartments Property was
built in 1987 and contains 732 units. Amenities include a clubhouse, fitness center, pool, tennis courts and laundry rooms in each building.

         Property Management. The River Road Apartments Property is managed by
Mid America Management Corporation, an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of revenues per annum which is subordinated to the River Road Apartments Loan. In no event may any property manager be replaced or removed or the terms of any property management agreement modified or amended without the prior written consent of the lender and, upon lender's request, obtaining prior written confirmation from the applicable rating agencies that such event will not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the River Road Apartments Loan has the right to require termination of the management agreement following the occurrence of, among other things, an event of default under the River Road Apartments Loan. Mid America Management
Corporation is headquartered in Cleveland, Ohio and currently manages 17 apartment communities comprising 6,392 units in five states, 2.7 million square feet of commercial space in five states and 1.7 million square feet of retail space in six states.

                                     S-116

THE MORTGAGE LOAN SELLERS

         We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

         o    Column--143 mortgage loans (which includes 50% of one (1)
              co-originated mortgage loan), representing 56.4% of the initial mortgage pool balance, of which 89 mortgage loans are in loan group no. 1, comprising 55.3% of the initial loan group no. 1 balance, and 54 mortgage loans are in loan group no. 2, comprising
              59.9% of the initial loan group no. 2 balance;

         o    KeyBank--25 mortgage loans, representing 15.1% of the initial mortgage pool balance, of which 20 mortgage loans are in loan group no. 1, comprising 15.1% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, comprising 15.2% of the initial loan group no. 2 balance;

         o    LaSalle--60 mortgage loans, representing 19.9% of the initial mortgage pool balance, of which 40 mortgage loans are in loan group no. 1, comprising 18.4% of the initial loan group no. 1 balance, and 20 mortgage loans are in loan group no. 2, comprising
              24.9% of the initial loan group no. 2 balance; and

         o    Lehman--50% of one (1) co-originated mortgage loan, to be included in loan group no. 1, which 50% portion of such mortgage loan represents 8.6% of the initial mortgage pool balance and 11.2% of the initial loan group no. 1 balance, respectively.

         Column originated, directly or through a correspondent in its conduit lending program, each of the mortgage loans (and in the case of one (1)
co-originated mortgage loan, a portion of the mortgage loan) that it is selling to us.

         KeyBank originated each of the mortgage loans that it is selling to us.

         LaSalle or its affiliate either originated or purchased each of the mortgage loans that it is selling to us.

         Lehman originated 50% of one (1) co-originated mortgage loan, which 50%
portion it is selling to us.

         Column. Column is a corporation organized under the laws of Delaware.
Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston,
Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver,
Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport
Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San
Francisco, California and Tampa, Florida. Column has originated more than 5,800 commercial and multifamily rental mortgage loans totaling $49 billion since beginning operations in 1993. Column is a wholly owned subsidiary of Credit
Suisse Group and an affiliate of us and Credit Suisse First Boston LLC, one of the underwriters.

         KeyBank. KeyBank is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of September 30, 2004, KeyBank had total assets of approximately $77.375 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $72.237 billion and approximately
$5.138 billion in stockholder's equity. The principal executive offices of
KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its
telephone number is (216) 689-6300. KeyBank is a wholly owned subsidiary of
KeyCorp and is the parent of KRECM, the master servicer. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters.

         LaSalle. LaSalle is a national banking association whose principal offices are in Chicago, Illinois. LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle is a subsidiary of
LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America
Holding Company, which is a subsidiary of ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of December 31, 2003, LaSalle had total assets of approximately $61 billion. LaSalle is also acting as the certificate administrator, registrar and paying agent and is an affiliate of ABN AMRO
Incorporated, one of the Underwriters. The principal offices of LaSalle are located at 135 South LaSalle Street, Chicago, Illinois 60603.

                                     S-117

         Lehman. Lehman is a corporation organized under the laws of Delaware.
Lehman is one of the leading global investment banks serving institutional, corporate, government and high-net-worth individual clients and customers.
Lehman's worldwide headquarters in New York and regional headquarters in London and Tokyo are complemented by offices in additional locations in North America,
Europe, the Middle East, Latin America and the Asia Pacific region. Lehman's principal executive offices are located at 745 Seventh Avenue, New York, New
York 10019. Its telephone number is (212) 526-7000.

         The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the respective party.
Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

         On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

         In connection with the foregoing transfers, at the closing or at such later date as is permitted under the pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on
Exhibit A-1 to this prospectus supplement:

         o    either--

               1.   the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

               2.   if the original promissory note has been lost, a copy of
                    that note, together with a lost note affidavit and
                    indemnity;

         o    the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

         o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

         o    an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument and, if delivered in blank, except for completing the name of the assignee;

         o    an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents and, if delivered in blank, except for completing the name of the assignee;

         o    originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the subject mortgage loan has been assumed;

         o    copies of the letters of credit, if any;

         o    an original or copy of the lender's title insurance policy (or, if a title insurance policy has not yet been issued or located, a pro forma title policy, a "marked up" commitment for title insurance or signed escrow instructions, which in any case is binding on the title insurance company); and

         o    in those cases where applicable, the original or a copy of the related ground lease.

                                     S-118

         The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans in trust for the benefit of the series 2004-C5 certificateholders under the terms of the pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. None of the trustee, the certificate administrator, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

         If--

         o    any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

         o    that omission or defect materially and adversely affects the value of, or the interests of the series 2004-C5 certificateholders in, the subject mortgage loan,

then the omission or defect will constitute a "Material Document Defect" as to which the series 2004-C5 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and
Substitutions" below.

         Within a specified period of time following the later of--

         o    the date on which the offered certificates are initially issued,
              and

         o    the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

         As of the date of initial issuance of the offered certificates, each mortgage loan seller will make with respect to each mortgage loan that it is selling to us for inclusion in the trust fund, specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and
us. However, the representations and warranties to be made by each mortgage loan seller will, subject to certain exceptions, generally include, among others:

         o    The information relating to the subject mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be accurate in all material respects as of the related due date in December 2004 or such other specific date as of which it is provided. That information will include various items of information regarding each of the underlying mortgage loans, including:

               1.   the street address, including city, state and zip code, of the related mortgaged real property,

               2.   the original principal balance and cut-off date principal
                    balance of the subject mortgage loan,

               3.   the amount of the monthly debt service payment for the
                    subject mortgage loan due on the related due date in January
                    2005,

               4.   the mortgage interest rate for the subject mortgage loan as of the related due date in December 2004, and

                                     S-119

               5.   the original and remaining term to stated maturity for the subject mortgage loan.

         o    Such mortgage loan seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests.

         o    No scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent in the twelve-month period immediately preceding the cut-off date (or, if the mortgage loan was originated in that twelve-month period, since origination).

         o    The related mortgage constitutes a valid and, subject to certain creditors' rights exceptions and general principles of equity, enforceable first priority mortgage lien (subject to the Permitted
              Encumbrances) upon the related mortgaged real property.

         o    The assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the
              enforcement of creditors' rights and by general principles of equity.

         o    The related assignment of leases and rents establishes and creates a valid and, subject to certain creditors' rights exceptions and general principles of equity, enforceable first priority lien
              (subject to certain Permitted Encumbrances) in the related borrower's interest in all leases of the mortgaged real property.

         o    The mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except as set forth in the related mortgage file, and the related mortgaged real property has not been released from the lien of such mortgage in any manner which materially interferes with the security intended to be provided by such mortgage.

         o    Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, the related mortgaged real property is, to the mortgage loan seller's knowledge, free of any material damage that would materially and adversely affect its value as security for the mortgage loan (normal wear and tear excepted) or reserves have been established to remediate such damage.

         o    To such mortgage loan seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any mortgaged real property that would have a material adverse effect on the use or value of that property.

         o    The related mortgaged real property is covered by an American Land
              Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment or the equivalent thereof (for which the required premium has been paid)
              or escrow instructions binding on the title insurer irrevocably obligating the title insurer to issue such title insurance policy, which evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent, or accruing interest or penalties,
              (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (c) the exceptions
              (general and specific) and exclusions set forth in that policy and
              (d) any other Permitted Encumbrances.

         o    The proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

         o    An environmental site assessment report was prepared with respect to the related mortgaged real property in connection with the mortgage loan, and such mortgage loan seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in such report;
              provided, however, as previously described in this prospectus supplement, for certain mortgage loans an environmental insurance policy was obtained in lieu of an environmental site assessment.

         o    Each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense,

                                     S-120

              counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights and by general principles of equity.

         o    The related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage.

         o    There are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments.

         o    The related borrower is not, to such mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or
              insolvency proceeding.

         o    For any mortgage loan where all or a material portion of the interest of the borrower is a leasehold estate, and the related mortgage does not also encumber the related lessor's fee interest in the mortgaged real property--

               (a)  such ground lease or a memorandum thereof has been or will be duly recorded and the lessor permits the interest of the lessee thereunder to be encumbered by the related mortgage;

               (b)  the borrower's interest in such ground lease is assignable to the mortgage loan seller and its assigns upon notice to, but without the consent of, the lessor thereunder;

               (c)  to the knowledge of the mortgage loan seller, such ground lease is in full force and effect and, to the knowledge of the mortgage loan seller, no material default has occurred thereunder;

               (d)  such ground lease, or an estoppel letter or other agreement related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage (provided any required notice of the lien is
                    given to lessor);

               (e)  the holder of the mortgage is permitted a reasonable
                    opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such
                    ground lease so long as the holder is proceeding diligently)
                    to cure any default under such ground lease which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and

               (f)  such ground lease has an original term (including any extension options set forth therein) which extends not less than 20 years beyond the scheduled maturity date of the
                    mortgage loan.

         o    Except as otherwise described in this prospectus supplement, the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the trust fund.

         o    Except as disclosed in this prospectus supplement with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases,
              (a) upon the satisfaction of certain legal and underwriting requirements, or (b) releases of unimproved out-parcels or (c)
              releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan.

         o    To such mortgage loan seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event
              -- other than payments due but not yet delinquent -- which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan or the related mortgaged real property; provided that this representation and warranty will not cover a default, breach, violation or event of acceleration arising out of any other representation and warranty made by such mortgage loan seller.

                                     S-121

         The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement. If--

         o    there exists a breach of any of the above-described
              representations and warranties made by either mortgage loan seller, and

         o    that breach materially and adversely affects the value of, or the interests of the series 2004-C5 certificateholders in, the subject mortgage loan,

then that breach will be a "Material Breach" of the representation and warranty.
The rights of the series 2004-C5 certificateholders against the applicable warranting party with respect to any Material Breach are described under
"--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

         If there exists a Material Breach of any of the representations and warranties made by either mortgage loan seller with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Representations and Warranties" above, or a Material Document Defect with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Assignment of the Underlying Mortgage
Loans" above, then that mortgage loan seller will be required to take one of the following courses of action:

         o    cure such Material Breach or Material Document Defect, as the case may be, in all material respects; or

         o    repurchase the affected mortgage loan at a price generally equal to the sum of--

               1.   the outstanding principal balance of such mortgage loan as of the date of purchase, plus

               2.   all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time, to but not including the collection date in the due period of purchase (which includes unpaid master servicing fees), but exclusive of Post-ARD Additional Interest, plus

               3.   all related unreimbursed servicing advances plus, in
                    general, accrued and unpaid interest on related advances at the reimbursement rate, plus

               4.   all expenses incurred (whether paid or then owing) by the
                    master servicer, the special servicer, us, the trustee and the certificate administrator in respect of the defect or
                    breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the
                    repurchase obligation, plus

               5.   the amount of any special servicing fees accrued on such
                    mortgage loan and, if such mortgage loan is repurchased
                    following the expiration of the applicable cure period (as it may be extended as described below), the amount of the
                    liquidation fee payable to the special servicer; or

         o    prior to the second anniversary of the date of initial issuance of the offered certificates, replace the affected mortgage loan with a Qualified Substitute Mortgage Loan.

         If any mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

         o    the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

         o    the unpaid principal balance of the substitute mortgage loan as of the date it is added to the trust fund.

         The time period within which a mortgage loan seller must complete any cure, repurchase or substitution described in the second preceding paragraph will generally be limited to 90 days or less following its receipt of notice of the subject Material Breach or Material Document Defect, as the case may be.
However, if the applicable mortgage loan seller is diligently attempting to correct the problem, then the applicable mortgage loan seller may be entitled to as much as an additional 90 days to complete that cure, repurchase or substitution.

                                     S-122

         In addition to the foregoing, if--

         o    any mortgage loan is required to be repurchased or substituted as contemplated above, and

         o    such mortgage loan is a crossed loan,

then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the related mortgage loan seller will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless all of the following conditions would be satisfied if the related mortgage loan seller were to repurchase or substitute for only the affected crossed loans as to which a defect or breach had initially occurred:

         o    the debt service coverage ratio for any related crossed loans that remain in the trust for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for such crossed loans, including the affected crossed loan, for the four calendar quarters immediately preceding the repurchase or substitution and
              (b) 1.25x;

         o    the loan-to-value ratio for any related crossed loans that remain in the trust (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the applicable mortgage loan seller) is not greater than the lesser of (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller), (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in
              Exhibit A-1 to this prospectus supplement, and (c) 75.0%; and

         o    the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the assets of the trust fund or cause any
              REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any series 2004-C5 certificate is outstanding.

         In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the related mortgage loan seller may elect either to repurchase or substitute for only the affected crossed loan as to which the defect or breach exists or to repurchase or substitute for the aggregate crossed loans. The determination of the special servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the related mortgage loan seller repurchases or substitutes for an affected crossed loan in the manner prescribed above while the trustee continues to hold any related crossed loans, the related mortgage loan seller and we have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related loan documents in a manner such that (a) the repurchased or substituted crossed loan and (b) any related crossed loans that remain in the trust fund, would no longer be cross-defaulted or cross-collateralized with one another.

         Any of the following document defects shall be conclusively presumed to be a "Material Document Defect":

         o    the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

         o    the absence from the mortgage file of the original signed
              mortgage, unless there is included in the mortgage file a
              certified copy of the recorded mortgage as recorded or a certified copy of the mortgage in the form sent for recording and a
              certificate stating that the original mortgage was sent for recordation or a copy of the mortgage and the related recording information;

         o    the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, executed escrow instructions, or a binding written commitment (including a pro forma or specimen title insurance policy) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the mortgage as a first lien on the related mortgaged real property relating to such mortgage loan;

         o    the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the trust fund, unless there is included in the mortgage file a certified

                                     S-123

              copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation;

         o    the absence from the mortgage file of any original letter of credit; provided that such defect may be cured by any substitute letter of credit or cash reserve on behalf of the related
              borrower; or

         o    the absence from the mortgage file of a copy of any required ground lease.

         The obligations of each mortgage loan seller described above in this
"--Cures, Repurchases and Substitutions" section will, in the absence of a default under those obligations, constitute the sole remedy available to the series 2004-C5 certificateholders or the trustee on their behalf in connection with a Material Breach of any of the representations or warranties made by the related mortgage loan seller, or a Material Document Defect, with respect to any mortgage loan in the trust fund. No other person will be obligated to repurchase or replace any affected mortgage loan in connection with a Material Breach of any of the representations and warranties made by the related mortgage loan seller or in connection with a Material Document Defect, if the related mortgage loan seller defaults on its obligation to do so.

         Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code shall be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the trust fund within 90 days following the earlier of its receipt of notice or its discovery of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

         Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a Material Document Defect or a Material Breach of any of its representations or warranties. There can be no assurance that Column, KeyBank, LaSalle or Lehman has or will have sufficient assets with which to fulfill any repurchase/substitution on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in December 2004. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement.
We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

         A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

         GENERAL

         The series 2004-C5 certificates will be issued, on or about December ,
2004, under a pooling and servicing agreement to be dated as of December 1,
2004, between us, as depositor, and the trustee, the certificate administrator, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

         o    the underlying mortgage loans;

                                     S-124

         o    any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in December 2004, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

         o    the loan documents for the underlying mortgage loans;

         o    our rights under each of the mortgage loan purchase agreements;

         o    any REO Properties acquired by the trust fund with respect to defaulted underlying mortgage loans; and

         o    those funds or assets as from time to time are deposited in the master servicer's collection account described under "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under
              "The Pooling and Servicing Agreement--REO Properties," the
              certificate administrator's distribution account described under
              "--Distribution Account" below or the certificate administrator's interest reserve account described under "--Interest Reserve
              Account" below.

         The series 2004-C5 certificates will include the following classes:

         o    the A-1, A-2, A-3, A-AB, A-4, A-1-A, A-J, B, C and D classes, which are the classes of series 2004-C5 certificates that are offered by this prospectus supplement; and

         o    the A-X, A-SP, E, F, G, H, J, K, L, M, N, O, P, R, LR and V
              classes, which are the classes of series 2004-C5 certificates that--

               1.   will be retained or privately placed by us, and

               2.   are not offered by this prospectus supplement.

         The class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-J, B, C, D, E, F, G, H, J,
K, L, M, N, O and P certificates are the series 2004-C5 certificates that will have principal balances. The series 2004-C5 certificates with principal balances constitute the series 2004-C5 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" below.

         The class A-X, A-SP, R, LR and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X and A-SP certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class A-X and A-SP certificates are sometimes referred to in this prospectus supplement as the series 2004-C5 interest only certificates.

         For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class  ,  ,  ,
,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,  ,    and    certificates.

         For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

               (1)  during the period from the date of initial issuance of the series 2004-C5 certificates through and including the
                    distribution date in        , the sum of (a) the lesser of
                    $      and the total principal balance of the class
                    certificates outstanding from time to time, (b) the lesser
                    of $       and the total principal balance of the class
                    certificates outstanding from time to time, and (c) the
                    total principal balance of the class  ,  ,  ,  ,  ,  ,  ,
                    and    certificates outstanding from time to time;

                                     S-125

               (2)  during the period following the distribution date in
                    through and including the distribution date in            ,
                    the sum of (a) the lesser of $       and the total principal
                    balance of the class   certificates outstanding from time to
                    time, (b) the lesser of $       and the total principal
                    balance of the class   certificates outstanding from time to
                    time, and (c) the total principal balance of the class   ,
                    ,  ,  ,  ,  ,   and   certificates outstanding from time
                    to time;

               (3)  during the period following the distribution date in
                    through and including the distribution date in            ,
                    the sum of (a) the lesser of $       and the total principal
                    balance of the class   certificates outstanding from time to
                    time, (b) the lesser of $       and the total principal
                    balance of the class   certificates outstanding from time to
                    time, and (c) the total principal balance of the class   ,
                    ,  ,  ,  ,  ,   and   certificates outstanding from time
                    to time;

               (4)  during the period following the distribution date in
                    through and including the distribution date in            ,
                    the sum of (a) the lesser of $       and the total principal
                    balance of the class   certificates outstanding from time to
                    time, (b) the lesser of $      and the total principal
                    balance of the class   certificates outstanding from time to
                    time, and (c) the total principal balance of the class  ,
                    ,  ,  ,  ,  ,   and    certificates outstanding from time
                    to time;

               (5)  during the period following the distribution date in
                    through and including the distribution date in            ,
                    the sum of (a) the lesser of $       and the total principal
                    balance of the class   certificates outstanding from time to
                    time, (b) the lesser of $        and the total principal
                    balance of the class   certificates outstanding from time to
                    time, and (c) the total principal balance of the class   ,
                    ,  ,  ,   and   certificates outstanding from time to time;

               (6)  during the period following the distribution date in
                    through and including the distribution date in            ,
                    the sum of (a) the lesser of $       and the total principal
                    balance of the class   certificates outstanding from time to
                    time, (b) the lesser of $        and the total principal
                    balance of the class   certificates outstanding from time to
                    time, (c) the total principal balance of the class   , and
                    certificates outstanding from time to time; and (d) the
                    lesser of $         and the total principal balance of the
                    class   certificates outstanding from time to time;

               (7)  during the period following the distribution date in
                    through and including the distribution date in           ,
                    the sum of (a) the lesser of $       and the total principal
                    balance of the class   certificates outstanding from time to
                    time, (b) the lesser of $      and the total principal
                    balance of the class   certificates outstanding from time to
                    time, (c) the total principal balance of the class   ,   and
                       certificates outstanding from time to time; and (d) the
                    lesser of $        and the total principal balance of the
                    class    certificates outstanding from time to time; and

               (8)  following the distribution date in           , $0.

         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2004-C5 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

REGISTRATION AND DENOMINATIONS

         General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the
Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

                                     S-126

         o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

         o    all references in this prospectus supplement to payments,
              distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

         The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

         DTC, Euroclear and Clearstream, Luxembourg. You will hold your certificates through DTC, in the United States, or Clearstream Banking
Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream,
Luxembourg's or Euroclear's names on the books of their respective depositaries.
Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of
DTC, Euroclear and Clearstream, Luxembourg, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream,
Luxembourg" in the accompanying prospectus.

         Transfers between participants in DTC will occur in accordance with
DTC's rules. Transfers between participants in Clearstream, Luxembourg and
Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying prospectus.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream,
Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant
European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in
Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

         Because of time-zone differences--

         o    credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

         o    those credits or any transactions in those securities settled during that processing will be reported to the relevant
              Clearstream, Luxembourg or Euroclear participant on that business day.

         Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or
Euroclear cash account only as of the business day following settlement in DTC.
For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit F hereto.

         Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC,
Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the certificate administrator through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and

                                     S-127

servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC,
Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

         DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the beneficial owners of those certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on
DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, us or any trustee, certificate administrator or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

         The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

         Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

         DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

         Neither we nor any of the master servicer, the certificate registrar, the underwriters, the special servicer, the certificate administrator or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by
Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         See "Description of the Certificates--Book-Entry Registration--Holding
and Transferring Book-Entry Certificates" in the accompanying prospectus.

                                     S-128

DISTRIBUTION ACCOUNT

         General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series
2004-C5 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the certificate administrator's distribution account may be held in cash or, at the certificate administrator's risk, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the certificate administrator's distribution account will be paid to the certificate administrator as additional compensation.

         Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

         o    All payments and other collections on the mortgage loans and any
              REO Properties in the trust fund that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

               1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

               2.   payments and other collections received after the end of the related collection period;

               3.   amounts that are payable or reimbursable from the master
                    servicer's collection account to any person other than the series 2004-C5 certificateholders, including--

                    (a)  amounts payable to the master servicer or the special servicer as compensation, including master servicing
                         fees, special servicing fees, work-out fees,
                         liquidation fees, assumption fees, assumption
                         application fees, modification fees, extension fees,
                         consent fees, waiver fees, earnout fees and similar
                         charges and, to the extent not otherwise applied to
                         cover interest on advances and/or other Additional
                         Trust Fund Expenses with respect to the related
                         underlying mortgage loan, Default Interest and late
                         payment charges, or as indemnification,

                    (b)  amounts payable in reimbursement of outstanding
                         advances, together with interest on those advances,

                    (c)  amounts payable to any holder of a B-Note Companion
                         Loan, and

                    (d)  amounts payable with respect to other trust fund
                         expenses;

               4.   net investment income on the funds in the collection
                    account;

               5.   amounts deposited in the master servicer's collection
                    account in error; and

               6.   any amounts payable to the holder of a Companion Loan.

         o    Any advances of delinquent monthly debt service payments made by the master servicer with respect to the mortgage pool for that distribution date.

         o    Any payments made by the master servicer to cover Prepayment
              Interest Shortfalls incurred with respect to the mortgage pool during the related collection period.

         See "--Advances of Delinquent Monthly Debt Service Payments" below and
"The Pooling and Servicing Agreement--Collection Account" and "--Servicing and
Other Compensation and Payment of Expenses" in this prospectus supplement.

         With respect to each distribution date that occurs during March, commencing in March 2005, the certificate administrator will be required to transfer from its interest reserve account, which we describe under "--Interest
Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the trust fund that accrue interest on an Actual/360 Basis.

                                     S-129

         Withdrawals. The certificate administrator may from time to time make withdrawals from its distribution account for any of the following purposes:

         o    to pay itself and the trustee a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the
              Trustee and the Certificate Administrator" in this prospectus supplement;

         o    to indemnify itself, the trustee and various related persons as described under "Description of the Governing Documents--Matters
              Regarding the Trustee" in the accompanying prospectus;

         o    to pay for the cost of recording the pooling and servicing agreement;

         o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

         o    to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Federal Income Tax
              Consequences--REMICs--Prohibited Transactions Tax and Other Taxes"
              in the accompanying prospectus and "The Pooling and Servicing
              Agreement--REO Properties" in this prospectus supplement;

         o    with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis;

         o    to pay itself interest and other investment income earned on funds held in the distribution account; and

         o    to pay to the person entitled thereto any amounts deposited in the distribution account in error.

         On each distribution date, all amounts on deposit in the certificate administrator's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the certificate administrator will apply the Total Available
Funds to make distributions on the series 2004-C5 certificates.

         For any distribution date, the Total Available Funds will consist of three separate components:

         o    the portion of those funds that represent Static Prepayment
              Premiums and Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-X, A-SP,
              A-1, A-2, A-3, A-AB, A-4, A-1-A, A-J, B, C, D, E, F, G and/or H
              certificates, as described under "--Distributions--Distributions of Static Prepayment Premiums and Yield Maintenance Charges"
              below;

         o    the portion of those funds that represent Post-ARD Additional
              Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under
              "--Distributions--Distributions of Post-ARD Additional Interest"
              below; and

         o    the remaining portion of those funds, referred to in this
              prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2004-C5 certificates, other than the class V certificates, as described under
              "--Distributions--Priority of Distributions" below.

         In no event will any amounts allocable to any B-Note Companion Loan,
Eastgate Mall Junior Companion Loans or FedEx-Midway Junior Companion Loan be
available to cover any payments or reimbursements associated with any pooled mortgage loan other than the related A-Note Mortgage Loan, Eastgate Mall
Mortgage Loan and FedEx-Midway Mortgage Loan, respectively. In addition, any amounts allocable to any B-Note Companion Loan, Eastgate Mall Junior Companion
Loans or FedEx-Midway Junior Companion Loan will be available to cover payments and/or reimbursements associated with the related A-Note Mortgage Loan, Eastgate
Mall Mortgage Loan and FedEx-Midway Mortgage Loan, respectively, only to the extent described under "Description of the Underlying Mortgage Loans--The A/B
Loan Pairs," "--Certain Matters Regarding the Eastgate Mall Mortgage Loan" and
"--Certain Matters Regarding the FedEx-Midway Mortgage Loan" in this prospectus supplement.

                                     S-130

INTEREST RESERVE ACCOUNT

         The certificate administrator must maintain an account or sub-account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         During January, except in a leap year, and February of each calendar year commencing in 2005, the certificate administrator will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360
Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net
Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, the interest reserve amount will not include Post-ARD Additional Interest.

         During March of each calendar year commencing in 2005, the certificate administrator will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an
Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the
Available P&I Funds for the distribution date during the month of transfer.

         The funds held in the certificate administrator's interest reserve account may be held in cash or, at the risk of the certificate administrator, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the certificate administrator's interest reserve account may be withdrawn from the interest reserve account and paid to the certificate administrator as additional compensation.

         The certificate administrator will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution holding the interest reserve account.

DISTRIBUTIONS

         General. For purposes of allocating payments on the respective classes of the series 2004-C5 certificates, the underlying mortgage loans will be divided into:

         1.   Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with 24 underlying mortgage loans that are secured by multifamily and mobile home park property types. Loan group no. 1 will consist of 149 mortgage loans, with an initial loan group no. 1 principal balance of
              $1,434,224,152, representing approximately 76.8% of the initial mortgage pool balance.

         2.   Loan group no. 2, which will consist of all but 24 of the
              underlying mortgage loans that are secured by the multifamily and mobile home park property types. Loan group no. 2 will consist of
              79 mortgage loans, with an initial loan group no. 2 balance of
              $432,620,028, representing approximately 23.2% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

         On each distribution date, the certificate administrator will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2004-C5 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

         In order for a series 2004-C5 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than

                                     S-131

the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

         Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

         Distributions made to a class of series 2004-C5 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

         Interest Distributions. All of the classes of the series 2004-C5 certificates will bear interest, except for the R, LR and V classes.

         With respect to each interest-bearing class of the series 2004-C5 certificates, that interest will accrue during each interest accrual period based upon:

         o    the pass-through rate with respect to that class for that interest accrual period;

         o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

         o    the assumption that each year consists of twelve 30-day months.

         However, no interest will accrue with respect to the class A-SP certificates following the interest accrual period.

         On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2004-C5 certificates will be entitled to receive--

         o    the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

         o    the portion of any Net Aggregate Prepayment Interest Shortfall for
              that distribution date that is allocable to that class of series
              2004-C5 certificates.

         If the holders of any interest-bearing class of the series 2004-C5 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described below.

         The portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series
2004-C5 certificates will equal:

         o    in the case of each interest-bearing class of series 2004-C5 certificates, the product of--

               1.   the total amount of that Net Aggregate Prepayment Interest
                    Shortfall, multiplied by

               2.   a fraction, the numerator of which is the total amount of
                    interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series
                    2004-C5 certificates (calculated without regard to any
                    allocation of that Net Aggregate Prepayment Interest
                    Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual
                    period with respect to all of the interest-bearing classes of the series 2004-C5 certificates (calculated without
                    regard to any allocation of that Net Aggregate Prepayment
                    Interest Shortfall).

         Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2004-C5 certificates for the initial interest accrual period is shown on page S-5.

         The pass-through rates applicable to the class  ,  ,  ,  ,  ,  ,   and
  certificates for each interest accrual period will remain fixed at the initial pass-through rate for that class shown on page S-5.

                                     S-132

         The pass-through rates applicable to the class   and   Certificates for
each interest accrual period will, in the case of each of those classes, equal the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

         The pass-through rates applicable to the class  ,  ,  ,  ,  ,  ,  ,  ,
  ,   and    certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

         o    the pass-through rate applicable to the particular class of series
              2004-C5 certificates for the initial interest accrual period shown
              on page S-5 (or, solely in the case of the class   certificates,
                 % per annum), and

         o    the Weighted Average Net Mortgage Pass-Through Rate for the
              related distribution date.

         The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series of 2004-C5 principal balance certificates. If the entire total principal balance of any class of series 2004-C5 principal balance certificates is identified under
"--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2004-C5 principal balance certificates is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series
2004-C5 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period.
For purposes of accruing interest during any interest accrual period, through and including the interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

         o    the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related
              distribution date and (b) the Weighted Average Net Mortgage
              Pass-Through Rate for the related distribution date, over

         o    the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C5 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

         Following the           interest accrual period, the class A-SP
certificates will cease to accrue interest. In connection therewith, the class
A-SP certificates will have 0% pass-through rate for the        interest
accrual period and for each interest accrual period thereafter.

         The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class
A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2004-C5 principal balance certificates. In general, the total principal balance of each class of series 2004-C5 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates;
provided that, if a portion, but not all, of the total principal balance of any such class of series 2004-C5 principal balance certificates is identified under
"--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

         o    if such particular component consists of the entire total
              principal balance of any class of series 2004-C5 principal balance certificates, and if such total principal balance also
              constitutes, in its entirety, a

                                     S-133

              component of the total notional amount of the class A-SP
              certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through
              Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

         o    if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series
              2004-C5 principal balance certificates and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP
              certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate
              for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

         o    if such particular component consists of the entire total
              principal balance of any class of series 2004-C5 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted
              Average Net Mortgage Pass-Through Rate for the related
              distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C5 principal balance certificates; and

         o    if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series
              2004-C5 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP
              certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate
              for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2004-C5 principal balance certificates.

         Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the interest accrual period, the total principal balance of each class of series
2004-C5 principal balance certificates will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Pass-Through Rate for the related distribution date, over
(b) the pass-through rate in effect during the subject interest accrual period for the class of series 2004-C5 principal balance certificates whose principal balance makes up such component.

         The calculation of the Weighted Average Net Mortgage Pass-Through Rate
and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

         The class R, class LR and class V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

         Principal Distributions. Subject to the Available P&I Funds and the
priority of distributions described below, the total amount of principal payable with respect to the series 2004-C5 principal balance certificates, on each distribution date will equal the Total Principal Distribution Amount for that date.

         In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal:

         o    in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date)
              equal to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

         o    in the case of the class A-AB certificates, an amount up to the
              Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A certificates are entitled on the subject distribution date as described in the immediately
              preceding bullet),

                                     S-134

              until the principal balance of the class A-AB certificate has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on
              Exhibit E hereto;

         o    in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date)
              equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and class A-AB certificates are entitled on the subject distribution date as described in the immediately preceding two bullets);

         o    in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date)
              equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB and/or A-1 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets);

         o    in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date)
              equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding four bullets);

         o    in the case of the class A-AB certificates, an amount (not to exceed the total principal balance of the class A-AB certificates outstanding after application of principal as described in the fourth preceding bullet) equal to the Total Principal Distribution
              Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class
              A-1-A, A-AB, A-1, A-2 and/or A-3 certificates are entitled on the subject distribution date as described in the immediately
              preceding five bullets); and

         o    in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject distribution date)
              equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1, A-2 and/or A-3 certificates are entitled on the subject distribution date as described in the immediately preceding six bullets).

         In addition, if the total principal balance of the class A-1, A-2, A-3,
A-AB and A-4 certificates is reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the
Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the
Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Total Principal Distribution
Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1, A-2, A-3, A-AB and/or A-4 certificates to zero).

         Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any
event on the final distribution date, assuming that any two or more of the A-1,
A-2, A-3, A-AB, A-4 and A-1-A classes are outstanding at that time, distributions of principal on the A-1, A-2, A-3, A-AB, A-4 and/or A-1-A classes, as applicable, will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, up to the
Total Principal Distribution Amount for the subject distribution date.

         In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates will be entitled on each distribution date will, in the case of each of those classes, equal:

         o    the total principal balance of the subject class of series 2004-C5 principal balance certificates outstanding immediately prior to the subject distribution date; and

         o    the excess, if any, of (a) the Total Principal Distribution Amount
              for the subject distribution date, over (b) the total principal balance of all other classes of series 2004-C5 principal balance certificates that, as described under "--Priority of
              Distributions" below, are senior in right of distribution to the subject class of series 2004-C5 principal balance certificates.

                                     S-135

         IN NO EVENT WILL THE HOLDERS OF THE CLASS A-J, B, C, D, E, F, G, H, J,
K, L, M, N, O AND P CERTIFICATES BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF
PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2, A-3, A-AB,
A-4 AND A-1-A CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE
HOLDERS OF ANY CLASS OF SERIES 2004-C5 PRINCIPAL BALANCE CERTIFICATES (EXCLUSIVE
OF THE CLASS A-1, A-2, A-3, A-AB, A-4 AND A-1-A CERTIFICATES) BE ENTITLED TO
RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL
OTHER MORE SENIOR CLASSES OF SERIES 2004-C5 PRINCIPAL BALANCE CERTIFICATES IS
REDUCED TO ZERO.

         If the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2004-C5 certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2004-C5 certificates.

         Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2004-C5 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over
(with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

         Loss Reimbursement Amounts. As discussed under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below, the total principal balance of any class of series
2004-C5 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series
2004-C5 principal balance certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2004-C5 principal balance certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" below.

                                     S-136

         Priority of Distributions. On each distribution date, the certificate administrator will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:

      ORDER OF            RECIPIENT
    DISTRIBUTION       CLASS OR CLASSES                             TYPE AND AMOUNT OF DISTRIBUTION
--------------------- ------------------- -------------------------------------------------------------------------------------

        1st             A-1, A-2, A-3,    From the portion of the Available P&I Funds attributable to the underlying mortgage
                        A-AB and A-4*     loans in loan group no. 1, interest up to the total interest distributable on those classes, pro rata based on the respective interest entitlements of those classes

                            A-1-A*        From the portion of the Available P&I Funds attributable to the underlying  mortgage loans in loan group no. 2, interest up to the total interest  distributable  on that class

                        A-X and A-SP*     From the entire Available P&I Funds, interest up to the total interest distributable on those classes, pro rata based on the respective interest entitlements of those classes, without regard to loan groups

        2nd               A-1, A-2,       Principal  up to the  portion of the Total  Principal  Distribution  Amount  that is
                        A-3, A-AB and     attributable to loan group no. 1 (and, if the class A-1-A  certificates are retired,
                            A-4**         any portion of the Total Principal Distribution Amount that is attributable to loan group no. 2), to class A-AB until the principal balance of the class A-AB certificate has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto, then class A-1,
                                          A-2, A-3, A-AB and A-4 in that order, in each case until the total principal balance of that class has been reduced to zero

                           A-1-A**        Principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and, if the class A-4 certificates are retired, any portion of the Total Principal Distribution Amount that is attributable to loan group
                                          no. 1), until the total principal balance of that class has been reduced to zero

        3rd             A-1, A-2, A-3,    Reimbursement up to the loss reimbursement amounts for those classes, pro rata
                        A-AB, A-4 and     based on the respective loss reimbursement amounts for those classes
                            A-1-A
-------------------------------------------------------------------------------------------------------------------------------

        4th                  A-J          Interest up to the total interest distributable on that class

        5th                  A-J          Principal up to the total principal distributable on that class

        6th                  A-J          Reimbursement up to the loss reimbursement amount for that class

---------------

*    If the portion of the Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-3, A-AB, A-4, A-1-A, A-X and A-SP classes, as set forth in the table above, is insufficient for that purpose, then the
     Available P&I Funds will be applied to pay interest on all those classes, pro rata based on entitlement.

**   In general, no payments of principal will be made in respect of the class
     A-1 certificates until the total principal balance of the class A-AB certificates is reduced to the balance set forth on Exhibit E hereto, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, no payments of principal will be made in respect of the class A-AB certificates (except as necessary to reduce the total principal balance of such class to the balance set forth on Exhibit E hereto) until the total principal balance of the class A-3 certificates is reduced to zero, no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-AB certificates is reduced to zero. In addition, for purposes of receiving distributions of principal from the portion of the Total Principal
     Distribution Amount attributable to loan group no. 1, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will have a prior right, relative to the holders of the class A-1-A certificates, to any such funds;
     and, for purposes of receiving distributions of principal from the portion of the Total Principal Distribution Amount attributable to loan group no.
     2, the holders of the class A-1-A certificates will have a prior right, relative to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates, to any such funds. On and after the Senior Principal
     Distribution Cross-Over Date and, in any event on the final distribution date, principal distributions on the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes will be made on a pro rata basis in accordance with outstanding balances.

                                                             S-137

      ORDER OF            RECIPIENT
    DISTRIBUTION       CLASS OR CLASSES                             TYPE AND AMOUNT OF DISTRIBUTION
--------------------- ------------------- -------------------------------------------------------------------------------------

        7th                    B           Interest up to the total interest distributable on that class

        8th                    B           Principal up to the total principal distributable on that class

        9th                    B           Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------
        10th                   C           Interest up to the total interest distributable on that class

        11th                   C           Principal up to the total principal distributable on that class

        12th                   C           Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------
        13th                   D           Interest up to the total interest distributable on that class

        14th                   D           Principal up to the total principal distributable on that class

        15th                   D           Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------
        16th                   E           Interest up to the total interest distributable on that class

        17th                   E           Principal up to the total principal distributable on that class

        18th                   E           Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------
        19th                   F           Interest up to the total interest distributable on that class

        20th                   F           Principal up to the total principal distributable on that class

        21st                   F           Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------
        22nd                   G           Interest up to the total interest distributable on that class

        23rd                   G           Principal up to the total principal distributable on that class

        24th                   G           Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------
        25th                   H           Interest up to the total interest distributable on that class

        26th                   H           Principal up to the total principal distributable on that class

        27th                   H           Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------
        28th                   J           Interest up to the total interest distributable on that class

        29th                   J           Principal up to the total principal distributable on that class

        30th                   J           Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------
        31st                   K           Interest up to the total interest distributable on that class

        32nd                   K           Principal up to the total principal distributable on that class

        33rd                   K           Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------
        34th                   L           Interest up to the total interest distributable on that class

        35th                   L           Principal up to the total principal distributable on that class

        36th                   L           Reimbursement up to the loss reimbursement amount for that class

                                                             S-138

      ORDER OF            RECIPIENT
    DISTRIBUTION       CLASS OR CLASSES                             TYPE AND AMOUNT OF DISTRIBUTION
--------------------- ------------------- -------------------------------------------------------------------------------------

        37th                   M           Interest up to the total interest distributable on that class

        38th                   M           Principal up to the total principal distributable on that class

        39th                   M           Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------
        40th                   N           Interest up to the total interest distributable on that class

        41st                   N           Principal up to the total principal distributable on that class

        42nd                   N           Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------
        43rd                   O           Interest up to the total interest distributable on that class

        44th                   O           Principal up to the total principal distributable on that class

        45th                   O           Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------
        46th                   P           Interest up to the total interest distributable on that class

        47th                   P           Principal up to the total principal distributable on that class

        48th                   P           Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------------
        49th                R and LR       Any remaining portion of the Available P&I Funds

         Distributions of Static Prepayment Premiums and Yield Maintenance
Charges. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the certificate administrator will distribute that Yield
Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

         o    the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-J, B,
              C, D, E, F, G and H certificates that are then entitled to distributions of principal on that distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, will be entitled to an amount equal to, in the case of each such class, the product of--

               1.   the amount of the subject Yield Maintenance Charge
                    multiplied by

               2.   a fraction, not greater than one or less than zero, the
                    numerator of which is equal to the excess, if any, of the
                    pass-through rate applicable to that class of series 2004-C5 principal balance certificates for the related interest
                    accrual period, over the relevant discount rate, and the
                    denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

               3.   a fraction, not greater than one or less than zero, the
                    numerator of which is equal to the total distributions of
                    principal to be made with respect to that class of series
                    2004-C5 principal balance certificates on the subject
                    distribution date from that portion of the Total Principal
                    Distribution Amount for that date that is attributable to
                    the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to that portion of the
                    Total Principal Distribution Amount for the subject
                    distribution date that is attributable to the loan group
                    that includes the prepaid mortgage loan; and

                                     S-139

         o    any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed as follows:

               1.   for each of the first     distribution dates, if the class
                    A-SP certificates are then outstanding,   % of such amount
                    to the holders of the class A-SP certificates and   % of
                    such amount to the holders of the class A-X certificates;

               2.   for the next     distribution dates, if the class A-SP
                    certificates are then outstanding,   % of such amount to the
                    holders of the class A-SP certificates and   % of such
                    amount to the holders of the class A-X certificates; and

               3.   otherwise, entirely to the holders of the class A-X
                    certificates.

         For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield
Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

         If any Static Prepayment Premium is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the certificate administrator will distribute that Static
Prepayment Premium as additional interest, on the distribution date corresponding to that collection period, as follows:

         o    the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-J, B,
              C, D, E, F, G and H Certificates that are then entitled to distributions of principal on the subject distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (i.e., loan group no.
              1 or loan group no. 2) that includes the prepaid mortgage loan will be entitled to an amount equal to, in the case of each such class, the product of--

               1.   the amount of the subject Static Prepayment Premium,
         multiplied by

               2.   a fraction, not greater than one or less than zero, the
         numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2004-C5 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

               3.   a fraction, not greater than one or less than zero, the
         numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2004-C5 principal balance certificates on the subject distribution date from that portion of the
         Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution
         Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

         o    any portion of the subject Static Prepayment Premium that may remain after any distribution(s) contemplated by the prior bullets will be distributable to the holders of the class A-X
              certificates.

         For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate, calculated based on the remaining term to maturity at the time of prepayment, that would have been used to calculate a
Yield Maintenance Charge if a Yield Maintenance Charge had been payable, exclusive of any applicable spread. The relevant discount rate for purposes of the foregoing will be converted to a monthly equivalent rate.

         After the distribution date on which the last of the offered certificates is retired, 100% of all Yield Maintenance Charges collected on the underlying mortgage loans will be distributed as additional interest to the holders of non-offered classes of the series 2004-C5 certificates.

         As described under "The Pooling and Servicing Agreement--Servicing and
Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges and Static
Prepayment Premiums. In such cases, the formulas described above for allocating any Yield Maintenance Charge and Static Prepayment Premium to any particular class of series 2004-C5 certificates will be applied to the charges in question, net of any liquidation fee payable therefrom.

                                     S-140

         Neither we nor any of the underwriters makes any representation as to--

         o    the enforceability of any provision of the underlying mortgage loans requiring the payment of any Yield Maintenance Charge, or

         o    the collectability of that Yield Maintenance Charge.

         See "Description of the Underlying Mortgage Loans--Certain Terms and
Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

         Distributions of Post-ARD Additional Interest. The holders of the class
V certificates will be entitled to all amounts, if any, collected on the ARD
Loans in the trust fund that are applied as Post-ARD Additional Interest.

TREATMENT OF REO PROPERTIES

         Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

         o    distributions on the series 2004-C5 certificates,

         o    allocations of Realized Losses and Additional Trust Fund Expenses
              to the series 2004-C5 certificates, and

         o    the amount of all fees payable to the master servicer, the special servicer, the trustee and the certificate administrator under the pooling and servicing agreement.

         In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage
Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

         Operating revenues and other proceeds from an REO Property will be applied--

         o    first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

         o    thereafter, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

         To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

         As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2004-C5 principal balance certificates. If this occurs following the distributions made to the 2004-C5 certificateholders on any distribution date, then: the respective total principal balances of the following classes of the series 2004-C5 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2004-C5 certificates equals the total Stated Principal Balance of the mortgage pool (which total Stated Principal Balance will be increased, for this purpose only, by amounts of principal previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service
Payments" and "The Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances,"
other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

                                     S-141

     ORDER OF ALLOCATION                   CLASS
     -------------------                   -----
             1st                             P
             2nd                             O
             3rd                             N
             4th                             M
             5th                             L
             6th                             K
             7th                             J
             8th                             H
             9th                             G
             10th                            F
             11th                            E
             12th                            D
             13th                            C
             14th                            B
             15th                           A-J
                                   A-1, A-2, A-3, A-AB,
             16th                      A-4 and A-1-A*

------------------

*    Pro rata based on the respective total outstanding principal balances of the subject classes.

         The above-described reductions in the total principal balances of the respective classes of the series 2004-C5 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or
Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2004-C5 certificates.

         The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

         o    the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with--

               1.   all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of
                    any portion of that interest that represents Default
                    Interest or Post-ARD Additional Interest, and

               2.   all related unreimbursed servicing advances and unpaid
                    liquidation expenses, over

         o    the total amount of liquidation proceeds, if any, recovered in connection with the liquidation, net of select items that may be payable or reimbursable from those proceeds to the respective parties to the pooling and servicing agreement;

provided that, in the case of the Eastgate Mall Mortgage Loan, the foregoing calculation will be made with respect to the entire Eastgate Mall Total Loan with any resulting Realized Loss to be allocated first, to the two (2) Eastgate
Mall Junior Companion Loans, sequentially in reverse order of their payment priorities, in each case up to the unpaid principal balance of the subject
Eastgate Mall Junior Companion Loan, and then, to the Eastgate Mall Mortgage
Loan. In addition, in the case of the FedEx-Midway Mortgage Loan, the foregoing calculation will be made with respect to the entire FedEx-Midway Total Loan with any resulting Realized Loss to be allocated first, to the FedEx-Midway Junior
Companion Loan up to the unpaid principal balance of the FedEx-Midway Junior
Companion Loan, and then, to the FedEx-Midway Mortgage Loan.

         If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post
ARD Additional Interest, also will be treated as a Realized Loss.

         The following items, to the extent that they are paid out of collections on the mortgages pool (other than late payment charges and/or
Default Interest collected on the underlying mortgage loans), are some examples of Additional Trust Fund Expenses:

         o    any special servicing fees, work-out fees and liquidation fees paid to the special servicer;

         o    any interest paid to the master servicer, the special servicer and/or the trustee with respect to advances;

                                     S-142

         o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the trust fund;

         o    any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

               1.   any reimbursements and indemnifications to the trustee or
                    the certificate administrator, as described under
                    "Description of the Governing Documents--Matters Regarding
                    the Trustee" in the accompanying prospectus,

               2.   any reimbursements and indemnification to the master
                    servicer, the special servicer and us, as described under
                    "Description of the Governing Documents--Matters Regarding
                    the Master Servicer, the Special Servicer, the Manager and
                    Us" in the accompanying prospectus, and

               3.   any federal, state and local taxes, and tax-related
                    expenses, payable out of assets of the trust fund, as
                    described under "Federal Income Tax
                    Consequences--REMICs--Prohibited Transactions Tax and Other
                    Taxes" in the accompanying prospectus;

         o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement or the related mortgage loan seller; and

         o    any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under
              "The Pooling and Servicing Agreement--Procedures with Respect to
              Defaulted Mortgage Loans" in this prospectus supplement.

         Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any Additional Trust Fund Expenses previously incurred by the trust with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the trust for previously incurred Additional Trust
Fund Expenses will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

         The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments,
Post-ARD Additional Interest and Default Interest, and assumed monthly debt service payments, in each case net of related master servicing fees and work-out fees, that--

         o    were due or deemed due, as the case may be, with respect to the underlying mortgage loans during the related collection period,
              and

         o    were not paid by or on behalf of the respective borrowers
              thereunder or otherwise collected as of the close of business on the last day of the related collection period.

         The master servicer, special servicer or trustee will not be required to make a monthly debt service advance with respect to any Companion Loan.

         Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists.
The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an
Appraisal Reduction Amount, will equal the product of--

         o    the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

                                     S-143

         o    a fraction--

               1.   the numerator of which is equal to the Stated Principal
                    Balance of the subject mortgage loan, net of the Appraisal
                    Reduction Amount, and

               2.   the denominator of which is equal to the Stated Principal
                    Balance of the subject mortgage loan.

         Notwithstanding the foregoing, any reduction in advances with respect to the Eastgate Mall Mortgage Loan in accordance with the preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the entire Eastgate Mall Total Loan that is allocable to the Eastgate
Mall Mortgage Loan. The special servicer will calculate any Appraisal Reduction
Amount with respect to the Eastgate Mall Total Loan in generally the same manner described in this prospectus supplement as if it was an individual underlying mortgage loan and will then allocate that appraisal reduction amount, first, to the two (2) Eastgate Mall Junior Companion Loans, sequentially in reverse order of their payment priorities, in each case up to the unpaid principal balance of the subject Eastgate Mall Junior Companion Loan, and then, to the Eastgate Mall
Mortgage Loan. In addition, any reduction in advances with respect to the
FedEx-Midway Mortgage Loan in accordance with the preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the entire FedEx-Midway Total Loan that is allocable to the FedEx-Midway
Mortgage Loan. The special servicer will calculate any Appraisal Reduction
Amount with respect to the FedEx-Midway Total Loan in generally the same manner described in this prospectus supplement as if it was an individual underlying mortgage loan and will then allocate that appraisal reduction amount, first, to the FedEx-Midway Junior Companion Loan up to the unpaid principal balance of the
FedEx-Midway Junior Companion Loan, and then, to the FedEx-Midway Mortgage Loan.

         With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, out of funds held in the master servicer's collection account that are not required to be paid on the series 2004-C5 certificates on that distribution date.

         Neither the master servicer nor the trustee is required to make any monthly debt service advances with respect to a Companion Loan. Neither the holder of a Companion Loan nor any related servicer or any party associated with a securitization of a Companion Loan is required to make any monthly debt service advance with respect to the related underlying mortgage loan or any servicing advance with respect to the related mortgaged real property.

         If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

         The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the underlying mortgage loan as to which the advance was made.
Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related underlying mortgage loan and shall not make any monthly debt service advance that the special servicer determines would not be ultimately recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the special servicer subsequently determines will not be recoverable out of collections on that underlying mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the underlying mortgage loans and any REO Properties in the trust fund on deposit in the master servicer's collection account from time to time. See "Description of the
Certificates--Advances" in the accompanying prospectus and "The Pooling and
Servicing Agreement--Collection Account" in this prospectus supplement. Any reimbursement of a nonrecoverable debt service advance (including interest accrued thereon) as described in the second preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the underlying mortgage loans that are on deposit in the collection account (thereby reducing the amount of principal otherwise distributable on the series 2004-C5 certificates on the related distribution date) prior to application of such reimbursement against any other general collections on deposit therein. The trustee may conclusively rely on the determination of the master servicer regarding the nonrecoverability of any monthly debt service advance, and the trustee and the master servicer will conclusively rely on the determination of the special servicer regarding the nonrecoverability of any monthly debt service advance.

         Notwithstanding the foregoing, however, upon a determination that a previously made monthly debt service advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, either of the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable monthly debt service advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described in the second succeeding paragraph. At any time

                                     S-144

after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable monthly debt service advance over time, or not to do so, benefits some classes of series 2004-C5 certificateholders to the detriment of other classes of series 2004-C5 certificateholders will not constitute a violation of the Servicing Standard by the master servicer or a violation of any fiduciary duty owed by any party to the series 2004-C5 certificateholders.

         Additionally, in the event that any monthly debt service advance
(including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of -- but solely out of --
payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2004-C5 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

         The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money
Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance made with respect to any mortgage loan in the trust fund will be payable in connection with the reimbursement of that monthly debt service advance--

         o    first, out of any Default Interest and late payment charges collected on that mortgage loan subsequent to the accrual of that advance interest, and

         o    then, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

         To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2004-C5 certificates. Amounts paid to the master servicer or the trustee out of general collections on the mortgage pool to cover interest on advances made by it with respect to any underlying mortgage loan will be offset by Default Interest and late payment charges, if any, subsequently collected on that mortgage loan.

         A monthly debt service payment will be assumed to be due with respect to:

         o    each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

         o    each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

         The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date
(if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the trust fund, the sum of
(a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO Property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that

                                     S-145

event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including
Post-ARD Additional Interest or Default Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         Certificate Administrator Reports. Based solely on information in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon request, provide by first class mail, on each distribution date to each registered holder of a series 2004-C5 certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The certificate administrator's reporting statement will detail the distributions on the series
2004-C5 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

         Due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date in March 2005.

         Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the certificate administrator as if you were a registered certificateholder, provided that you deliver a written certification to the certificate administrator in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the certificate administrator's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the certificate administrator's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the certificate administrator and the certificate registrar are required to recognize as series
2004-C5 certificateholders only those persons in whose names the series 2004-C5 certificates are registered on the books and records of the certificate registrar.

         Information Available Electronically. The certificate administrator will make the certificate administrator's reports available each month via the certificate administrator's internet website. In addition, the certificate administrator will also make this prospectus supplement, the accompanying prospectus, the pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard Commercial Mortgage Securities
Association investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the certificate administrator's internet website in accordance with the terms and provisions of the pooling and servicing agreement. The certificate administrator's internet website will initially be located at
"http://www.etrustee.net." For assistance with the certificate administrator's internet website certificateholders may call 312-904-7475.

         The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

         The certificate administrator may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential and to indemnify the certificate administrator, in connection with providing access to its internet website. The certificate administrator will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

         Other Information. To the extent received, the pooling and servicing agreement will obligate the certificate administrator (or, in the case of items
5., 6. and 7. below, the master servicer or the special servicer, as applicable, or in the case of item 8, the trustee) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any registered holder or beneficial owner of an offered certificate or any person identified to the certificate administrator as a prospective transferee (or licensed or registered investment adviser acting on their behalf) of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

         1.   the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

                                     S-146

         2.   all monthly reports of the certificate administrator delivered, or otherwise electronically made available, to series 2004-C5 certificateholders since the date of initial issuance of the offered certificates;

          3.   all officer's certificates delivered to the certificate
               administrator by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

          4.   all accountant's reports delivered to the certificate
               administrator with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and
               Servicing Agreement--Evidence as to Compliance" in this
               prospectus supplement;

          5.   the most recent inspection report with respect to each mortgaged real property securing an underlying mortgage loan prepared by the master servicer or the special servicer, as described under
               "The Pooling and Servicing Agreement--Inspections; Collection of
               Operating Information" in this prospectus supplement;

          6.   the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan in the trust fund obtained by the master servicer or the special servicer;

          7.   the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer, as described under "The Pooling and Servicing
               Agreement--Inspections; Collection of Operating Information" in
               this prospectus supplement; and

          8.   the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

         Copies of any and all of the foregoing items will be available from the certificate administrator, the master servicer, the special servicer or the trustee, as applicable, upon request. However, except with respect to the Series
2004-C5 Directing Certificateholder (to the extent such request is not excessive or duplicative), the certificate administrator, the trustee, the master servicer or the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

         In connection with providing access to or copies of the items described above to registered holders, beneficial owners and prospective purchasers (or licensed or registered investment adviser acting on their behalf) of series
2004-C5 certificates, the certificate administrator, the trustee, the master servicer or the special servicer, as applicable, may require:

         o    in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement or otherwise acceptable to the certificate administrator, the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates, will keep the information confidential and will indemnify the certificate administrator, the trustee, the master servicer and the special servicer; and

         o    in the case of a prospective purchaser (or licensed or registered investment adviser acting on their behalf) of an offered
              certificate or any interest in that offered certificate,
              confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement or otherwise acceptable to the certificate administrator, the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser
              (or licensed or registered investment adviser acting on their behalf) of offered certificates or an interest in offered
              certificates, is requesting the information for use in evaluating a possible investment in the offered certificates, will otherwise keep the information confidential and will indemnify the
              certificate administrator, the trustee, the master servicer and the special servicer.

                                     S-147

VOTING RIGHTS

         The voting rights for the series 2004-C5 certificates will be allocated as follows:

         o    99% of the voting rights will be allocated to the class A-1, A-2,
              A-3, A-AB, A-4, A-1-A, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O
              and P certificates, in proportion to the respective total
              principal balances of those classes;

         o    1% of the voting rights will be allocated to the class A-X and
              A-SP certificates, in proportion to the respective notional amounts of those classes; and

         o    0% of the voting rights will be allocated to the holders of the class R, LR and V certificates.

         Voting rights allocated to a class of series 2004-C5 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

         General. The yield on any offered certificate will depend on--

         o    the price at which the certificate is purchased by an investor,
              and

         o    the rate, timing and amount of distributions on the certificate.

         The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

         o    the pass-through rate for the certificate,

         o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

         o    the rate, timing and severity of Realized Losses and Additional
              Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

         o    the timing and severity of any Net Aggregate Prepayment Interest
              Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

         Pass-Through Rates. The pass-through rates on the class  ,  ,  ,  ,  ,
,  ,   and   certificates will be variable and will be equal to or limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The
Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage
Interest Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Interest Rates. Accordingly, the yields on each of those classes of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

         Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

                                     S-148

         Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans.
This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed.
These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers,
Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high.
Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

         The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

         Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

         o    the amount of distributions on your offered certificates,

         o    the yield to maturity of your offered certificates,

         o    the rate of principal distributions on your offered certificates,
              and

         o    the weighted average life of your offered certificates.

         Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

         If--

         o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

         o    the additional losses result in a reduction of the total
              distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

         The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

                                     S-149

         In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2004-C5 certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series
2004-C5 certificates.

         In the event that any advance (including any interest accrued thereon)
with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2004-C5 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

         The Effect of Loan Groups. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series
2004-C5 certificates, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Similarly, the holders of the class A-1-A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section

         Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

         o    prevailing interest rates;

         o    the terms of those mortgage loans, including--

               1.   provisions that impose prepayment lock-out periods or
                    require Yield Maintenance Charges and/or Static Prepayment
                    Premiums, and

               2.   amortization terms that require balloon payments;

         o    the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

         o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real
              properties in the areas in which those properties are located;

         o    the quality of management of the mortgaged real properties;

         o    the servicing of those mortgage loans;

         o    possible changes in tax laws; and

         o    other opportunities for investment.

                                     S-150

         See "Risk Factors--Risks Related to the Underlying Mortgage Loans,"
"Description of the Underlying Mortgage Loans" and "The Pooling and Servicing
Agreement" in this prospectus supplement and "Description of the Governing
Documents" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the accompanying prospectus.

         The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the subject mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

         A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

         We make no representation or warranty regarding:

         o    the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

         o    the relative importance of those factors;

         o    the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

         o    the overall rate of prepayment or default on the underlying mortgage loans.

         Delay in Distributions. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

         For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of December , 2004 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations"
section, the weighted average life of any offered certificate is determined by:

         o    multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

         o    summing the results; and

         o    dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

                                     S-151

         As described in this prospectus supplement, the Total Principal
Distribution Amount with regard to principal payable from loans in loan group
no. 1, for each distribution date will be payable first to make distributions of principal to the holders of the class A-AB certificates (until the principal balance of the Class A-AB certificates is reduced to the scheduled principal balance set forth on Exhibit E to this prospectus supplement), then to the class
A-1, A-2, A-3, A-AB, A-4 and/or A-1-A certificates (allocated among those classes as described under "Description of the Offered Certificates--
Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2,
A-3, A-AB, A-4 and/or A-1-A certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2004-C5 principal balance certificates.

         The tables set forth in Exhibit C show with respect to each class of offered certificates--

         o    the weighted average life of that class, and

         o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

         The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Exhibit
C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

         We make no representation that--

         o    the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

         o    all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

         o    underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge or a Static
              Prepayment Premium will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         The series 2004-C5 certificates will be issued, the trust fund will be created and the underlying mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of December 1, 2004, by and among us, as depositor, and the master servicer, the special servicer, the trustee and the certificate administrator.

         Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The certificate administrator will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the certificate administrator's discretion, payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the certificate administrator on its website, at the address set forth under "Description of the Offered Certificates--Reports to
Certificateholders; Available Information" in this prospectus supplement. In addition, we

                                     S-152

will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICER AND THE SPECIAL SERVICER

         General. Pursuant to the series 2004-C5 pooling and servicing agreement, KRECM will be the master servicer and Lennar will be the special servicer.

         The information set forth in this prospectus supplement concerning each of the master servicer and the special servicer has been provided by KRECM and
Lennar, respectively. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

         KRECM. KRECM is an Ohio corporation. KRECM is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers, and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank
National Association and McDonald Investments Inc. are both wholly-owned subsidiaries of KeyCorp. KRECM's primary servicing location is 911 Main Street,
Suite 1500, Kansas City, Missouri 64105.

         As of September 30, 2004, KRECM was responsible for servicing approximately 4,656 commercial and multifamily loans with a total principal balance of approximately $29.4 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands.
Approximately 3,971 of those loans, with a total principal balance of approximately $27.9 billion, pertain to commercial and multifamily mortgage-backed securities. KRECM's portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KRECM also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

         Lennar. Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer of the underlying mortgage loans. The principal executive offices of
Lennar are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and
its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment, finance and management business and engage principally in (i) acquiring, developing, repositioning, managing and selling commercial and multi-family residential real estate properties, (ii)
investing in high-yielding real estate loans, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

         Lennar and its affiliates have regional offices located across the country in Florida, Georgia Oregon, Texas, Massachusetts, North Carolina and
California, and in Europe in London, England and Paris, France. As of May 31,
2004, Lennar and its affiliates were managing a portfolio which included an original count of approximately 16, 700 assets in all 50 states and in Europe with an original face value of $125 billion, most of which are commercial real estate assets. Included in this managed portfolio are $122 billion of commercial real estate assets representing 126 securitization transactions, for which
Lennar acts as special servicer. Lennar and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund.
Accordingly, the assets of Lennar and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.

GMAC COMMERCIAL MORTGAGE CORP.

         GMACCM, a California corporation, is the primary servicer of 55 underlying mortgage loans in the trust fund. Its principal offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044. As of September 30, 2004,
GMACCM was the servicer of a portfolio of multifamily and commercial loans totaling approximately $198.4 billion in aggregate outstanding principal balance.

THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

         Wells Fargo will act as trustee under the pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo &
Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo will maintain an office at 9062 Old Annapolis Road, Columbia, Maryland
21045-1951. Its CMBS customer service help desk can be contacted at (301)
815-6600.

         LaSalle will serve as certificate administrator. In addition, LaSalle will serve as paying agent and registrar for the series 2004-C5 certificates.
The office of LaSalle responsible for performing its duties under the pooling and servicing agreement is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603, Attention: Global Securitization Trust

                                     S-153

Services Group, CSFB 2004-C5. LaSalle is one of the Mortgage Loan Sellers and an
affiliate of ABN AMRO Incorporated, one of the Underwriters.

         The information set forth in the preceding two paragraphs has been provided by Wells Fargo and LaSalle, respectively. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

ASSIGNMENT OF THE MORTGAGE LOANS

         On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2004-C5 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

         Underlying Mortgage Loans. The master servicer and the special servicer must service and administer the respective mortgage loans and any REO Properties owned by the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

         o    any and all applicable laws,

         o    the express terms of the pooling and servicing agreement,

         o    the express terms of the respective mortgage loans and any applicable intercreditor or co-lender agreements, and

         o    to the extent consistent with the foregoing, the Servicing
              Standard.

         In general, the master servicer will be responsible for the servicing and administration of--

         o    all mortgage loans in the trust fund as to which no Servicing
              Transfer Event has occurred, and

         o    all worked-out mortgage loans in the trust fund as to which no new
              Servicing Transfer Event has occurred.

         If a Servicing Transfer Event occurs with respect to any mortgage loan in the trust fund, that mortgage loan will not be considered to be "worked out"
until all applicable Servicing Transfer Events have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

         In general, subject to specified requirements and certain consents and approvals of the Series 2004-C5 Directing Certificateholder, the Eastgate Mall
Companion Lenders, the FedEx-Midway Companion Lender and/or the holder of any related B-Note Companion Loan, as applicable, provided for in the pooling and servicing agreement and the related intercreditor agreement, as applicable, the special servicer will be responsible for the servicing and administration of those mortgage loans in the trust fund as to which, in each case, a Servicing
Transfer Event has occurred and is continuing. It will also be responsible for the administration of any REO Properties in the trust fund.

         Despite the foregoing, the pooling and servicing agreement will require the master servicer:

         o    to continue to receive payments and, subject to the master servicer's timely receipt of information from the special
              servicer, prepare all reports to the certificate administrator required with respect to any specially serviced mortgage loans and
              REO Properties in the trust fund; and

         o    otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties in the trust fund.

         Neither the master servicer nor the special servicer will have responsibility for the performance by the other of their respective obligations and duties under the pooling and servicing agreement.

         The master servicer will transfer servicing of a mortgage loan in the trust fund to the special servicer upon the occurrence of a Servicing Transfer
Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all

                                     S-154

Servicing Transfer Events with respect to that mortgage loan cease to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

         One hundred fifty-five (155) of the mortgage loans representing 75.8%
of the initial mortgage pool balance will be primary serviced by KRECM. GMACCM will act as primary servicer with respect to 55 of the underlying mortgage loans representing 19.0% of the initial mortgage pool balance. Various other parties will act as primary servicer with respect to 18 underlying mortgage loans, representing 5.2% of the initial mortgage pool balance. None of KRECM, GMACCM or the other primary servicers may be terminated as a primary servicer, including by the trustee or other successor to the master servicer, except for cause.

         Eastgate Mall Junior Companion Loans. The Eastgate Mall Junior
Companion Loans will not be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the Eastgate
Mall Junior Companion Loans. The Eastgate Mall Junior Companion Loans will, however, be serviced under the pooling and servicing agreement by the master servicer and special servicer in the same manner and subject to the same servicing standard as the Eastgate Mall Mortgage Loan, except that neither the servicers nor the trustee are required to make any monthly debt service advances with respect to the Eastgate Mall Junior Companion Loans. The Eastgate Mall
Mortgage Loan and the Eastgate Mall Junior Companion Loans are subject to the
Eastgate Mall Intercreditor Agreement, between the trust fund, as holder of the
Eastgate Mall Mortgage Loan, and the Eastgate Mall Companion Lenders.

         FedEx-Midway Junior Companion Loan. The FedEx-Midway Junior Companion
Loan will not be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the FedEx-Midway Junior
Companion Loan. The FedEx-Midway Junior Companion Loan will, however, be serviced under the pooling and servicing agreement by the master servicer and special servicer in the same manner and subject to the same servicing standard as the FedEx-Midway Mortgage Loan, except that neither the servicers nor the trustee are required to make any monthly debt service advances with respect to the FedEx-Midway Junior Companion Loan. The FedEx-Midway Mortgage Loan and the
FedEx-Midway Junior Companion Loan are subject to the FedEx-Midway Intercreditor
Agreement, between the trust fund, as holder of the FedEx-Midway Mortgage Loan, and the FedEx-Midway Companion Lender.

         B-Note Companion Loans. No B-Note Companion Loan will be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the B-Note Companion Loans. Each B-Note Companion
Loan will, however, be serviced under the pooling and servicing agreement by the master servicer or special servicer, as applicable, if an A/B Material Default has occurred and is continuing under the related A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities in respect of the mortgage pool will be the master servicing fee.

         The master servicing fee:

         o    will be earned with respect to each and every underlying mortgage loan, including--

               1.   each mortgage loan, if any, that is being specially
                    serviced,

               2.   each mortgage loan, if any, as to which the corresponding
                    mortgaged real property has become an REO Property, and

               3.   each mortgage loan as to which defeasance has occurred; and

         o    in the case of each and every underlying mortgage loan, will--

               1.   be calculated on the same interest accrual basis as that
                    mortgage loan, which will be a 30/360 Basis or an Actual/360
                    Basis, as applicable,

               2.   accrue at a master servicing fee rate that, on a
                    loan-by-loan basis, ranges from 0.02% per annum to 0.11% per annum,

               3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

                                     S-155

               4.   be payable to the master servicer monthly from amounts
                    received with respect to interest on that mortgage loan.

         As of the date of initial issuance of the offered certificates, the weighted average master servicing fee for the mortgage pool will be 0.036902%
per annum.

         For purposes of this prospectus supplement, master servicing fees include primary servicing fees and, in some cases, correspondent fees. The master servicer will be the primary servicer for certain of the underlying mortgage loans. The underlying mortgage loans not primary serviced by the master servicer will be serviced by GMACCM and various other parties, who will be entitled to the related primary servicing fees. The rate at which the primary servicing fee for each mortgage loan accrues will be the rate set forth in the table entitled "Additional Mortgage Loan Information" (under the heading
"Administrative Fees") included on Exhibit A-1 of this prospectus supplement, net of trustee fees, including certificate administrator fees, master servicing fees and any applicable correspondent fees. A primary servicing fee will also be payable with respect to, and out of collections on, the Eastgate Mall Junior
Companion Loans.

         If KRECM resigns or is terminated as master servicer, it will be entitled to the excess servicing strip, which is a portion of the master servicing fee. KRECM will be paid such excess servicing strip unless those funds are required to compensate a successor master servicer for assuming KRECM's responsibilities as master servicer. If KRECM resigns or is terminated as primary servicer, it will be entitled to the primary servicing fee from the related mortgage loans, except to the extent that any portion of such primary servicing fee is required to compensate a successor primary servicer for assuming the duties of KRECM as primary servicer.

         Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to an underlying mortgage loan during any collection period (other than a
Prepayment Interest Shortfall resulting from a principal prepayment accepted by the master servicer (i) with respect to any specially serviced mortgage loan,
(ii) as a result of the payment of insurance proceeds or condemnation proceeds,
(iii) subsequent to a default under the related mortgage loan documents
(provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard and it has obtained the consent of the special servicer), (iv) pursuant to applicable law or a court order, (iv) at the request of or with the consent of the Series 2004-C5
Directing Certificateholder or (v) as permitted by the related loan documents), then the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to such Prepayment Interest
Shortfall.

         Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls with respect to the mortgage pool will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--
Distributions" in this prospectus supplement. If the amount of Prepayment
Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

         o    any Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period, and

         o    any payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest
              Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2004-C5 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

         Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool will be--

         o    the special servicing fee,

         o    the work-out fee, and

         o    the liquidation fee.

         Special Servicing Fee. The special servicing fee:

         o    will be earned with respect to--

               1.   each underlying mortgage loan, if any, that is being
                    specially serviced, and

                                     S-156

               2.   each underlying mortgage loan, if any, as to which the
                    corresponding mortgaged real property has become an REO
                    Property; and

         o    in the case of each underlying mortgage loan described in the foregoing bullet, will--

               1.   be calculated on the same interest accrual basis as that
                    mortgage loan, which will be a 30/360 Basis or an Actual/360
                    Basis, as applicable,

               2.   accrue at a special servicing fee rate of 0.35% per annum
                    (subject to a minimum of $4,000 per loan per month and,
                    provided that such minimum amount may be reduced by the
                    Series 2004-C5 Directing Certificateholder), except that
                    with respect to the Eastgate Mall Mortgage Loan, such rate will be 0.25% per annum,

               3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

               4.   be payable to the special servicer from amounts received
                    with respect to interest on that mortgage loan.

         The special servicer will be entitled to any special servicing fees with respect to the Eastgate Mall Junior Companion Loans or FedEx-Midway Junior
Companion Loan if provided under the related intercreditor agreement; provided that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2004-C5 certificateholders with respect to the related underlying mortgage loan. No special servicing fees in respect of any
Eastgate Mall Junior Companion Loan or FedEx-Midway Junior Companion Loan will be payable out of collections on the mortgage pool.

         Work-out Fee. The special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the trust fund that has been worked-out by it. The work-out fee will be payable out of, and will be calculated by application of a work-out fee rate of 1.0% to, each collection of interest, other than Default Interest and Post-ARD Additional
Interest, and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments resulting from a partial condemnation) received on the subject underlying mortgage loan for so long as it remains a worked-out mortgage loan. The work-out fee with respect to any worked-out mortgage loan in the trust fund will cease to be payable if a new
Servicing Transfer Event occurs with respect to that loan. However, a new work-out fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer
Event.

         If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans that were worked-out by it during the period that it acted as special servicer and as to which no new Servicing
Transfer Event had occurred as of the time of its termination or resignation.
The successor special servicer will not be entitled to any portion of those work-out fees.

         Although work-out fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2004-C5 certificateholders.

         The special servicer will be entitled to any work-out fees with respect to the Eastgate Mall Junior Companion Loans or FedEx-Midway Junior Companion
Loan if provided under the related intercreditor agreement; provided that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2004-C5 certificateholders with respect to the related underlying mortgage loan. No work-out fees in respect of any Eastgate Mall
Junior Companion Loan or FedEx-Midway Junior Companion Loan will be payable out of collections on the mortgage pool.

         Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO
Property in the trust fund as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any mortgage loan in the trust fund for a Material
Breach of representation or warranty or a Material Document Defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and
Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (as that cure period may be extended). As to each underlying mortgage loan repurchased or replaced as contemplated by the immediately preceding sentence, and any specially serviced mortgage loan and REO Property in the trust fund, the

                                     S-157

liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any liquidation expenses, and further exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

         Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

         o    the repurchase or replacement of any underlying mortgage loan for a Material Breach or a Material Document Defect, as described under "Description of the Underlying Mortgage Loans--Cures,
              Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (as that cure period may be extended);

         o    the purchase of the Eastgate Mall Mortgage Loan by any Eastgate
              Mall Companion Lender during the applicable time period, as described under "Description of the Underlying Mortgage
              Loans--Certain Matters Regarding the Eastgate Mall Mortgage Loan"
              above;

         o    the purchase of the FedEx-Midway Mortgage Loan by the FedEx-Midway
              Companion Lender during the applicable time period, as described under "Description of the Underlying Mortgage Loans--Certain
              Matters Regarding the FedEx-Midway Mortgage Loan" above;

         o    the purchase of any Defaulted Loan by the special servicer or any of its affiliates pursuant to a fair value purchase option, as described under "--Fair Value Purchase Option" below;

         o    the purchase of any A-Note Mortgage Loan by the holder of the related B-Note Companion Loan pursuant to the related A/B
              Intercreditor Agreement, as described under "Description of the
              Underlying Mortgage Loans--The A/B Loan Pairs" in this prospectus supplement within 90 days of that A-Note Mortgage Loan becoming specially serviced;

         o    the purchase of an underlying mortgage loan by a mezzanine lender, pursuant to the related mezzanine loan intercreditor agreement within 60 days of such underlying mortgage loan becoming specially serviced to the extent not collected from the related mezzanine lender pursuant to the related intercreditor agreement and the pooling and servicing agreement; or

         o    the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2004-C5 controlling class in connection with the
              termination of the trust fund, as described under "--Termination"
              below.

         Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2004-C5 certificateholders.

         The special servicer will be entitled to any liquidation fees with respect to the Eastgate Mall Junior Companion Loans or FedEx-Midway Junior
Companion Loan if provided under the related intercreditor agreement; provided that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2004-C5 certificateholders with respect to the related underlying mortgage loan. No liquidation fees in respect of any Eastgate
Mall Junior Companion Loan and FedEx-Midway Junior Companion Loan will be payable out of collections on the mortgage pool.

         Special Servicing Compensation With Respect to the B-Note Companion
Loans. The special servicer will be entitled to such compensation with respect to the B-Note Companion Loans as is provided under the respective A/B
Intercreditor Agreements; provided that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2004-C5 certificateholders with respect to the related A-Note Mortgage Loan.

         Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive the excess, if any, of:

         o    the amount of all Prepayment Interest Excesses collected with respect to the mortgage pool during any collection period, over

                                     S-158

         o    the amount of certain Prepayment Interest Shortfalls incurred with respect to the mortgage pool during that collection period.

         In addition, the following items collected on the underlying mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

         o    any late payment charges and Default Interest actually collected on any particular underlying mortgage loan, to the extent that such late payment charges and Default Interest are not otherwise applied--

               1.   to pay the master servicer, the special servicer or the
                    trustee, as applicable, any unpaid interest on advances made by, and reimbursed to, that party with respect to that
                    mortgage loan or the related mortgaged real property,

               2.   to reimburse the trust fund for any interest on advances
                    that were made with respect to that mortgage loan or the
                    related mortgaged real property, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage
                    loan,

               3.   to reimburse the trust fund for any other Additional Trust
                    Fund Expenses related to that mortgage loan, and

         o    any extension fees, modification fees, assumption fees, assumption application fees, defeasance fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

         The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection
Account" below. The master servicer--

         o    will generally be entitled to retain any interest or other income earned on those funds, and

         o    will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the master
              servicer's benefit.

         The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO
Properties" below. The special servicer--

         o    will be entitled to retain any interest or other income earned on those funds, and

         o    will be required to cover any losses of principal of those investments from its own funds.

         Payment of Expenses; Servicing Advances. The master servicer and the special servicer will each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

         In general, any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties)
incurred by the master servicer or the special servicer in connection with the servicing of an underlying mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it with respect to a particular underlying mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

         In general, the special servicer will not have any obligation to make servicing advances. The special servicer will be required to request the master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis, for which requests may be made on a more frequent basis). The special servicer must make the request, in writing, at least five business days prior to when the subject servicing advance is required to be made (or, with respect to emergency servicing advances, within two

                                     S-159

business days of the special servicer's receipt of notice that the emergency servicing advances are required). The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The special servicer will be required to provide the master servicer any information in its possession as the master servicer may reasonably request to enable the master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property. If the special servicer does not fulfill its obligation to provide the master servicer with notice and information regarding any servicing advance, the master servicer will have no obligation to make the subject servicing advance.

         If the master servicer fails to make a required servicing advance within the time required under the series 2004-C5 pooling and servicing agreement, then the trustee will be required:

         o    if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

         o    if the failure continues for three more business days after that notice, to make the servicing advance.

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance with respect to any mortgage loan or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the underlying mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time. The trustee will conclusively rely on the determination of the master servicer or the special servicer regarding the nonrecoverability of any servicing advance.
The master servicer will conclusively rely on the determination of the special servicer regarding the nonrecoverability of any servicing advance. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage loans that are on deposit in the collection account (thereby reducing the amount of principal otherwise distributable on the series 2004-C5 certificates on the related distribution date) prior to application of such reimbursement against any other general collections on deposit therein.

         Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable servicing advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable servicing advance over time, or not to do so, benefits some classes of series 2004-C5 certificateholders to the detriment of other classes of series 2004-C5 certificateholders will not constitute a violation of the Servicing Standard by the master servicer or the special servicer or a violation of any fiduciary duty owed by any party to the series
2004-C5 certificateholders.

         In addition, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer, the special servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2004-C5 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue)
for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer, the special servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

         The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of general collections on deposit in the master servicer's collection account, including for the

                                     S-160

remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan. In addition, the pooling and servicing agreement will permit the master servicer, at the direction of the special servicer if a specially serviced mortgage loan or REO
Property is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer or, if a specially serviced mortgage loan or REO Property is involved, the special servicer, has determined in accordance with the Servicing
Standard that making the payment is in the best interests of the series 2004-C5 certificateholders (as a collective whole) or, if an A/B Loan Pair or an REO
Property related to an A/B Loan Pair is involved, the series 2004-C5 certificateholders and the holder of the related Companion Loan (as a collective whole).

         The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance made with respect to any underlying mortgage loan or the related mortgaged real property will be payable in connection with the reimbursement of that servicing advance--

         o    first, out of any Default Interest and late payment charges collected on that underlying mortgage loan subsequent to the accrual of that advance interest, and

         o    then, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account.

REPLACEMENT OF THE SPECIAL SERVICER

         Subject to the discussion in the next paragraph, the holder or holders of series 2004-C5 certificates representing a majority interest in the series
2004-C5 controlling class may, upon not less than 10 business days' prior written notice to the respective parties to the pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2004-C5 controlling class. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

         1.   written confirmation from each of Moody's and S&P, as applicable, that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2004-C5 certificates, and

         2.   the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing
              agreement.

         In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to, among other things:

         o    payment out of the master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

         o    reimbursement by its successor for any outstanding servicing advances made by the terminated special servicer, together with interest;

         o    continued rights to indemnification as described under
              "Description of the Governing Documents--Matters Regarding the
              Master Servicer, the Special Servicer, the Manager and Us" in the
              accompanying prospectus; and

         o    continued rights to some or all workout fees as described under
              "--Servicing and Other Compensation and Payment of Expenses"
              above.

Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by the successor special servicer.

                                     S-161

ENFORCEMENT OF DUE-ON-SALE PROVISIONS AND DUE-ON-ENCUMBRANCE

         In general, the master servicer may not, without the consent of the special servicer, waive any due-on-sale or due-on-encumbrance clause in, or consent to the assumption of, any mortgage loan in the trust fund, or make any determination with respect to any mortgage loan, which by its terms permits transfer, assumption and/or further encumbrance without lender's consent provided certain conditions are satisfied, that such conditions have been satisfied. The master servicer will handle waivers of due-on-sale and due-on-encumbrance clauses in, assumptions of, and determinations of the satisfaction of conditions described above for, performing mortgage loans in the trust fund that were acquired from KeyBank. The special servicer will handle waivers of due-on-sale and due-on-encumbrance clauses in, assumptions of, and determinations of the satisfaction of conditions described above for, specially serviced mortgage loans in the trust fund and performing mortgage loans in the trust fund that were not acquired from KeyBank.

         The master servicer or the special servicer, as applicable, will be required to enforce any such due-on-sale clause in, or refuse to consent to the assumption of, any mortgage loan in the trust fund, unless the special servicer determines in accordance with the Servicing Standard, that--

         o    not declaring an event of default under the related mortgage; or

         o    granting such consent,

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent.

         If the special servicer determines that--

         o    not declaring an event of default under the related mortgage; or

         o    granting such consent,

would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), the master servicer or the special servicer, as applicable, is authorized to (or may authorize the master servicer or a primary servicer to)
take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that--

         o    the credit status of the proposed transferee complies with the
              Servicing Standard and the related loan documents; and

         o    with respect to any underlying mortgage loan (1) the principal balance of which is $20,000,000 or more or (2) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents a specified percentage (5% or more in the case of S&P) of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b) is one of the ten largest mortgage loans by
              outstanding principal balance of all of the mortgage loans in the trust fund at such time (treating any group of
              cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the master servicer or the special servicer, as applicable, has received written confirmation from Moody's and S&P that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series
              2004-C5 certificates; provided that the master servicer or the special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

         Mortgage loans described in the second bullet point of the preceding sentence are referred to as "Significant Mortgage Loans."

         No assumption agreement may contain any terms that are different from any term of any mortgage or related mortgage note, except pursuant to the provisions described under "--Modifications, Waivers, Amendments and Consents"
below. The special servicer will provide notice to the rating agencies of any waiver of any due-on-sale clause in the event that rating agency confirmation is not required for such waiver.

                                     S-162

         As long as the mezzanine lender is a mortgage loan seller or satisfies various institutional lender criteria, the consent of the special servicer and the receipt of a rating confirmation will generally not be required in the event that the holder of mezzanine debt related to a mortgage loan forecloses upon the equity in a borrower under a mortgage loan.

         The master servicer, with respect to performing mortgage loans in the trust fund that we acquired from KeyBank, or the special servicer, with respect to all specially serviced mortgage loans in the trust fund and performing mortgage loans in the trust fund which were not acquired from KeyBank, will be required to enforce any due-on-encumbrance clause in any mortgage loan in the trust fund, and in connection therewith will be required to (1) accelerate payments thereon or (2) withhold its consent to such lien or encumbrance unless--

         o    the special servicer determines, in accordance with the Servicing
              Standard, that not accelerating such payments or granting such consent would produce a greater recovery, on a present value basis, than taking those actions, and

         o    with respect to any mortgage loan that (1) is a Significant
              Mortgage Loan, or (2) together with the proposed subordinate debt, would have either a combined debt service coverage ratio that is equal to or less than 1.20x or a combined loan-to-value ratio equal to or greater than 85%, the master servicer or the special servicer, as applicable, receives prior written confirmation from, as applicable, Moody's and S&P that either not accelerating payments on the related mortgage loan or granting such consent, whichever is applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2004-C5 certificates; provided that the master servicer or the special servicer, as applicable, must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

         If the special servicer, in accordance with the Servicing Standard, objects to the determination by the master servicer with respect to a performing mortgage loan acquired from KeyBank, which by its terms permits transfer, assumption or further encumbrance without lender consent provided certain conditions are satisfied, that such conditions have been satisfied, then the master servicer will not permit the transfer, assumption or further encumbrance with respect to such mortgage loan. If the special servicer, in accordance with the Servicing Standard, determines with respect to any other mortgage loan, which by its terms permits transfer, assumption or further encumbrance without lender consent provided certain conditions are satisfied, that such conditions have not been satisfied, then the master servicer will not permit the transfer, assumption or further encumbrance with respect to such mortgage loan.

         If the master servicer rejects a borrower's request in connection with a due-on-sale or due-on-encumbrance clause with respect to a performing mortgage loan in the trust fund that was acquired from KeyBank, the special servicer may review and, subject to the conditions and other provisions set forth in the pooling and servicing agreement with respect to approving such requests, determine to approve the borrower's request.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         The pooling and servicing agreement will permit the master servicer or a primary servicer (in certain circumstances), or the special servicer, as applicable, to modify, waive or amend any term of any non-specially serviced mortgage loan if it determines, in accordance with the Servicing Standard, that it is appropriate to do so. However, except as described in the following paragraph and except as contemplated under "--Enforcement of Due-on-Sale
Provisions and Due-on-Encumbrance" above and under "Description of the
Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying
Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement, no such modification, waiver or amendment of a non-specially serviced mortgage loan may--

         o    with limited exception generally involving the waiver of late payment charges and Default Interest, affect the amount or timing of any scheduled payments of principal, interest or other amount
              (including Yield Maintenance Charges) payable under the mortgage loan;

         o    affect the obligation of the related borrower to pay a Yield
              Maintenance Charge or Static Prepayment Premium or permit a principal prepayment during the applicable lockout period;

         o    except as expressly provided by the related mortgage or in connection with a defeasance or a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related Mortgage on any material portion of the related mortgaged real property without a
              corresponding principal prepayment; or

                                     S-163

         o    in the judgment of the master servicer or the special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the subject mortgage loan is in default or default is reasonably foreseeable or (y) the special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

         Notwithstanding the second sentence of the preceding paragraph, the special servicer may--

         o    reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield
              Maintenance Charge or Static Prepayment Premium;

         o    reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

         o    forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

         o    extend the maturity of any specially serviced mortgage loan;

         o    waive Post-ARD Additional Interest if such waiver conforms to the
              Servicing Standard;

         o    permit the release or substitution of collateral for a specially serviced mortgage loan; and/or

         o    accept a principal prepayment during any lockout period;

provided that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable and, in the judgment of the special servicer and in accordance with the Servicing Standard, the modification would increase the recovery on the subject mortgage loan to series 2004-C5 certificateholders and any affected holder of a Companion Loan.

         However, in no event will the special servicer be permitted (or permit the master servicer) to--

         (1)  extend the maturity date of any underlying mortgage loan beyond a date that is three years prior to the rated final distribution date;

         (2)  extend the maturity date of any underlying mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

         (3)  extend the maturity date of any underlying mortgage loan beyond a date which is 10 years prior to the expiration of the term of such ground lease (after giving effect to all extension options) if the mortgage loan is secured by a ground lease; or

         (4)  defer interest due on any underlying mortgage loan in excess of 5%
              of the Stated Principal Balance of such mortgage loan.

         With respect to clause (3) above, the special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options).
Neither the master servicer nor the special servicer may permit or modify a loan to permit a voluntary prepayment of a mortgage loan, other than a specially serviced mortgage loan, on any day other than its due date, unless, among other things, the master servicer or the special servicer also collects interest thereon through the due date following the date of such prepayment or unless otherwise permitted under the related mortgage loan documents. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

         The master servicer and the special servicer will notify each other, the trustee, the certificate administrator and, in some cases, the rating agencies, of any modification, waiver or amendment of any term of a mortgage loan agreed to by the master servicer or the special servicer, as the case may be, and must deliver to the trustee (in the case of the special servicer, with a copy to the master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to

                                     S-164

such modification, waiver or amendment, promptly following the execution thereof
(and in any event within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the special servicer.

         The ability of the master servicer or the special servicer to agree to modify, waive or amend any of the terms of the pooled mortgage loans will be subject to the discussions under one or more of the following headings in this prospectus supplement: "--The Series 2004-C5 Directing Certificateholder and the
Series 2004-C5 Controlling Class" below, "--Certain Matters Regarding the
Eastgate Mall Mortgage Loan" above, "--Certain Matters Regarding the
FedEx-Midway Mortgage Loan" above and "Description of the Mortgage Pool--The A/B
Loan Pairs."

REQUIRED APPRAISALS

         Within 60 days following the occurrence of any Appraisal Reduction
Event with respect to any of the mortgage loans, the special servicer must obtain, and deliver to the trustee, the certificate administrator and the master servicer a copy of, an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

         o    an appraisal had previously been obtained within the prior twelve months, and

         o    there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

         Notwithstanding the foregoing, if the Stated Principal Balance of the subject underlying mortgage loan is less than $2,000,000, then the special servicer will perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

         As a result of any appraisal or internal valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan (or, if applicable, the Eastgate Mall Total
Loan, the FedEx-Midway Total Loan or any A/B Loan Pair). If, with respect to underlying mortgage loans with a Stated Principal Balance of more than
$2,000,000, such appraisal is not received, within the requisite time period or if, for any underlying mortgage loan with a Stated Principal Balance of
$2,000,000 or less, the special servicer elects not to obtain an appraisal or perform an internal valuation, the Appraisal Reduction Amount for the related underlying mortgage loan (or, if applicable, the Eastgate Mall Total Loan, the
FedEx-Midway Total Loan or any A/B Loan Pair) will be 25% of its Stated
Principal Balance as of the date of the related Appraisal Reduction Event. An
Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of
Delinquent Monthly Debt Service Payments" in this prospectus supplement.

         If an Appraisal Reduction Event occurs with respect to any mortgage loan in the trust fund, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Reduction Event (or, in the case of the Eastgate Mall Mortgage Loan, annually), an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, and report to the certificate administrator, the trustee and the master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

         o    the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Pooling and Servicing
              Agreement" above and has remained current for twelve consecutive monthly payments under the terms of the workout, and

         o    no other Servicing Transfer Event or Appraisal Reduction Event has
              occurred and is continuing with respect to the subject mortgage loan.

         The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

                                     S-165

COLLECTION ACCOUNT

         General. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for the segregation of the amounts received with respect to the B-Note Companion Loans, the Eastgate Mall Junior Companion Loans
and the FedEx-Midway Junior Companion Loan.

         The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation.

         Deposits. The master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the underlying mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer subsequent to the date of initial issuance of the offered certificates with respect to the underlying mortgage loans (exclusive of scheduled payments of principal and interest due on or before the respective due dates for those mortgage loans in December 2004 or, in the case of any of those mortgage loans that are replacement mortgage loans, on or before the related date of substitution):

         o    all principal payments, including principal prepayments, collected on the underlying mortgage loans;

         o    all interest payments, including Default Interest and Post-ARD
              Additional Interest, collected on the underlying mortgage loans;

         o    any Static Prepayment Premiums, Yield Maintenance Charges and late payment charges collected on the underlying mortgage loans;

         o    any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to any of the underlying mortgage loans or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing any of the underlying mortgage loans, in each case to the extent not required to be applied to the restoration of the subject mortgaged real property or released to the related borrower;

         o    any amounts received and retained in connection with the
              liquidation of any of the underlying mortgage loans that are in default, whether through foreclosure, deed-in-lieu of foreclosure, any purchase thereof by a mezzanine lender or as otherwise contemplated under "--The Series 2004-C5 Directing
              Certificateholder and the Series 2004-C5 Controlling Class,"
              "--Certain Matters Regarding the Eastgate Mall Mortgage Loan,"
              "--Certain Matters Regarding the FedEx-Midway Mortgage Loan,"
              "--Procedures with Respect to Defaulted Mortgage Loans" and
              "--Fair Value Purchase Option" below, in each case to the extent not required to be returned to the related borrower;

         o    any amounts paid to cure any default with respect to the Eastgate
              Mall Mortgage Loan and the FedEx-Midway Mortgage Loan by the
              Series 2004-C5 Directing Certificateholder, a Eastgate Mall
              Companion Lender or the FedEx-Midway Companion Lender, as
              applicable, as described below under "--The Series 2004-C5
              Directing Certificateholder and the Series 2004-C5 Controlling
              Class," "--Certain Matters Regarding the Eastgate Mall Mortgage
              Loan" and "--Certain Matters Regarding the FedEx-Midway Mortgage
              Loan," respectively;

         o    any amounts paid by a holder of a B-Note Companion Loan in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

         o    any amounts paid by or on behalf of Column, KeyBank, LaSalle or
              Lehman in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, any of the underlying mortgage loans by that party as
              described under "Description of the Underlying Mortgage
              Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

                                     S-166

         o    any amounts paid to purchase or otherwise acquire all of the underlying mortgage loans and any related REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

         o    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted
              Investments of funds held in the master servicer's collection account;

         o    all payments with respect to the underlying mortgage loans or any related REO Properties required to be paid by the master servicer or received from the special servicer with respect to any
              deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under
              "Description of the Underlying Mortgage Loans--Certain Terms and
              Conditions of the Underlying Mortgage Loans--Hazard, Liability and
              Other Insurance" in this prospectus supplement;

         o    any amounts with respect to REO Properties relating to the underlying mortgage loans, which amounts are transferred by the special servicer from its REO account; and

         o    any amounts with respect to the underlying mortgage loans that are transferred from any debt service reserve accounts.

         Upon receipt of any of the amounts described in the first seven bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

         Also, notwithstanding the foregoing, after the occurrence of an A/B
Material Default with respect to any A/B Loan Pair, for so long as such A/B
Material Default is continuing, amounts received with respect to that A/B Loan
Pair or the related mortgaged real property will be deposited into an account maintained by the master servicer, which may be a subaccount of the collection account, solely with respect to that A/B Loan Pair and thereafter amounts allocable to the related A-Note Mortgage Loan will be transferred to the collection account.

         Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

         1.   to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
              "Description of the Offered Certificates--Distribution Account" in
              this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

               (a)  monthly debt service payments due on a due date subsequent to the end of the related collection period,

               (b)  payments and other collections received by or on behalf of the trust fund after the end of the related collection
                    period, and

               (c)  amounts that are payable or reimbursable from the collection account to any person other than the series 2004-C5
                    certificateholders in accordance with any of clauses 2.
                    through 20. below;

         2.   to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party, as described under "--Servicing and Other Compensation and Payment of
              Expenses" above and "Description of the Offered
              Certificates--Advances of Delinquent Monthly Debt Service
              Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or
              REO Property as to which the advance was made;

         3.   to pay itself, any primary servicer, the trustee or the
              certificate administrator earned and unpaid master servicing fees or trustee fees, including certificate administrator fees, as applicable, with respect to each mortgage loan in the trust fund, the Eastgate Mall Junior Companion Loans and the FedEx-Midway
              Junior Companion Loan, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

                                     S-167

         4.   to pay the special servicer, out of related collections of interest, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

               (a)  a specially serviced mortgage loan, or

               (b)  a mortgage loan as to which the related mortgaged real property has become an REO Property;

         5.   to pay the special servicer or, if applicable, any predecessor to the special servicer, earned and unpaid work-out fees and
              liquidation fees to which it is entitled with respect to the mortgage pool, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of
              Expenses" above;

         6.   to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party as described under "--Servicing and Other
              Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt
              Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2.
              above and to reimburse itself, the special servicer or the trustee, as applicable, out of amounts on deposit that represent principal collections, for any advance that relates to a defaulted mortgage loan and remains unreimbursed after such mortgage loan is returned to performing status;

         7.   in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the particular mortgage loan in the trust fund as to which, or that relates to the mortgaged real property as to which, that advance was made;

         8.   in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

         9.   to pay the master servicer or the special servicer, as the case may be, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and
              Other Compensation and Payment of Expenses--Additional Servicing
              Compensation" above;

         10.  to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

         11.  to pay, out of general collections on the mortgage loans and any
              REO Properties in the trust fund, certain servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

         12.  to pay, out of general collections on the mortgage loans and any
              REO Properties in the trust fund, for the unadvanced costs and expenses incurred by the trust fund due to actions taken based upon an environmental assessment of any mortgaged real property, as well as for the unadvanced costs and expenses incurred by the trust fund for certain additional environmental testing at any mortgaged real property;

         13.  to pay itself, the special servicer, the trustee, the certificate administrator, us or any of their or our respective affiliates, directors, members, managers, shareholders, officers, employees and agents (including any primary servicer), as the case may be, out of general collections on the mortgage loans and any REO
              Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing
              Documents--Matters Regarding the Master Servicer, the Special
              Servicer, the Manager and Us" and "--Matters Regarding the
              Trustee" in the accompanying prospectus;

         14.  to pay, out of general collections on the mortgage loans and any
              REO Properties in the trust fund, for (a) the costs of various opinions of counsel related to the servicing and administration of the mortgage loans in the trust fund, (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer or master servicer and (c) the fees of the master servicer and/or the trustee for confirming a fair value determination by the special servicer of a Defaulted Loan;

                                     S-168

         15.  to reimburse itself, the special servicer, the trustee or the certificate administrator, as the case may be, for any
              unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of a mortgage loan giving rise to a
              repurchase obligation of a mortgage loan seller, or the
              enforcement of such obligation, under the related mortgage loan purchase agreement;

         16.  to pay for--

               (a)  the cost of the opinions of counsel for purposes of REMIC administration or amending the pooling and servicing
                    agreement to the extent payable out of the trust fund; and

               (b)  the cost of obtaining an extension from the Internal Revenue
                    Service for the sale of any REO Property;

         17.  to pay any other items described in this prospectus supplement as being payable from the collection account;

         18.  to pay to the applicable party amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund;

         19.  to pay any amount, in addition to normal remittances, allocable to the holder of a Companion Loan pursuant to the related
              intercreditor, co-lender or similar agreement;

         20.  to withdraw amounts deposited in the collection account in error;
              and

         21.  to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

         In no event will any amounts allocable to a B-Note Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related A-Note Mortgage Loan. In addition, any amounts allocable to a B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related A-Note Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--The
A/B Loan Pairs" in this prospectus supplement.

FAIR VALUE PURCHASE OPTION

         The pooling and servicing agreement grants the Series 2004-C5 Directing
Certificateholder and the special servicer an assignable option (a "Purchase
Option") to purchase Defaulted Loans from the trust fund in the manner and at the price described below. The Purchase Option held or assigned by a Series
2004-C5 Directing Certificateholder (if not earlier exercised or declined) will expire at such time as the related class of series 2004-C5 certificates is no longer the series 2004-C5 controlling class.

         Promptly after the determination that a mortgage loan in the trust fund has become a Defaulted Loan, the special servicer will be required to notify the trustee, the certificate administrator, the master servicer and the Series
2004-C5 Directing Certificateholder of such determination.

         Within 60 days after a mortgage loan becomes a Defaulted Loan, the special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the pooling and servicing agreement. The special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing
Standard. In the event that the special servicer or any affiliate of the special servicer exercises the purchase option described above with respect to any
Defaulted Loan in the trust fund, including as the Series 2004-C5 Directing
Certificateholder or as the assignee of another option holder, then the master servicer (or, if the master servicer is also the special servicer or an affiliate of the special servicer, the trustee) will be required to confirm that the special servicer's determination as to the fair value of that mortgage loan is no less than the amount that the master servicer considers to be the fair value of that mortgage loan. In such event, the special servicer shall promptly deliver to the master servicer or the trustee, as applicable in accordance with the foregoing sentence, the most recent related appraisal then in the special servicer's possession, together with such other third-party reports and other information then in the special servicer's possession that is relevant to the confirmation of the special servicer's determination of fair value, including information regarding any change in circumstance regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Notwithstanding the foregoing, and if the special servicer has not already done so, the master servicer or the trustee, as the case may be, may (at its option) designate a qualified independent expert in real estate or

                                     S-169

commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject specially serviced mortgage loan, selected with reasonable care by the master servicer or the trustee, as the case may be, to confirm that the special servicer's fair value determination is consistent with or greater than what the independent expert considers to be the fair value of such mortgage loan. In that event, the master servicer or trustee, as applicable, will be entitled to rely upon such independent expert's determination. The reasonable costs of all third-party opinions of value and any appraisals and inspection reports incurred by the master servicer or trustee, as the case may be, as contemplated by this paragraph will be advanced by the master servicer or trustee, as the case may be, and will constitute, and be reimbursable as, a servicing advance. In addition, the master servicer or the trustee, as the case may be, will be entitled to receive out of the master servicer's collection account a fee, as specified in the pooling and servicing agreement, for each such confirmation of the special servicer's fair value determination with respect to any particular specially serviced mortgage loan that is made by the master servicer or the trustee, as the case may be.

         Each holder of the Purchase Option may, at its option, purchase a
Defaulted Loan from the trust fund at a price (the "Option Price") equal to--

         o    if the special servicer has not yet determined the fair value of the Defaulted Loan, the unpaid principal balance of the Defaulted
              Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to such Defaulted Loan whether paid or unpaid and all cost and expenses in connection with the sale, or

         o    if the special servicer has made such fair value determination, the fair market value of the Defaulted Loan as determined by the special servicer.

         If the most recent fair value calculation was made more than 90 days prior to the exercise date of the Purchase Option, then the special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

         Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure, consistent with the Servicing Standard, but the special servicer will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor or co-lender agreement.

         If not exercised sooner, the Purchase Option with respect to any
Defaulted Loan will automatically terminate upon--

         o    the related mortgagor's cure of all defaults that caused such mortgage loan to be a Defaulted Loan,

         o    the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of
              foreclosure,

         o    the modification, waiver or pay-off (full or discounted) of the
              Defaulted Loan in connection with a workout, or

         o    in the case of the Eastgate Mall Mortgage Loan or the FedEx-Midway
              Mortgage Loan, the purchase of that mortgage loan from the trust fund, as contemplated under "Description of the Underlying
              Mortgage Loans--Certain Matters Regarding the Eastgate Mall
              Mortgage Loan" above and "--Certain Matters Regarding the
              FedEx-Midway Mortgage Loan" above.

         There can be no assurance that the Fair Value of any Defaulted Loan
(determined as described above) will equal the amount that could have actually been realized in an open bid or that the Option Price for that mortgage loan will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

                                     S-170

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS

         If a default on any underlying mortgage loan in the trust fund has occurred, the special servicer, on behalf of the trustee, is permitted, in addition to the actions described under "--Modifications, Waivers, Amendments and Consents" above, to take any of the following actions:

         o    institute foreclosure proceedings;

         o    exercise any power of sale contained in the related mortgage;

         o    obtain a deed in lieu of foreclosure; or

         o    otherwise acquire title to the related mortgaged real property, by operation of law or otherwise;

provided that the pooling and servicing agreement imposes limitations on enforcement actions solely to recover Post-ARD Additional Interest on an ARD
Loan.

         The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the holders of the series 2004-C5 certificates (or, in the case of an A/B Loan Pair, the holders of the series 2004-C5 certificates and the holder of the related Companion Loan), or any other specified person, to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of certain federal environmental laws, unless--

         o    the special servicer has, within the prior 12 months, received an environmental assessment report with respect to the particular real property prepared by a person who regularly conducts
              environmental audits, which report will be an expense of the trust fund, and

         o    either:

               1.   the report indicates that--

                    (a)  the particular real property is in compliance with
                         applicable environmental laws and regulations, and

                    (b)  there are no circumstances or conditions present at the particular real property relating to the use,
                         management or disposal of hazardous materials for which
                         investigation, testing, monitoring, containment,
                         clean-up or remediation could be required under any
                         applicable environmental laws and regulations; or

               2.   the special servicer determines in accordance with the
                    Servicing Standard, taking account of any applicable
                    environmental insurance policy, that taking the actions
                    necessary to bring the particular real property into
                    compliance with applicable environmental laws and
                    regulations and/or taking any of the other actions
                    contemplated by clause 1(b) above, is reasonably likely to produce a greater recovery for the holders of the series
                    2004-C5 certificates, as a collective whole (or, in the case of an A/B Loan Pair, for the holders of the series 2004-C5 certificates and the holder of the related Companion Loan, as a collective whole), on a present value basis, than not taking those actions.

         If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, the special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, on behalf of the trust fund, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the special servicer will be required to monitor any specially serviced mortgage loan in the trust fund, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related

                                     S-171

mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2004-C5 certificates and, in the case of an A/B Loan Pair, the holder of the related Companion Loan, may vary considerably depending on the particular underlying mortgage loan, the related mortgaged real property, the borrower, the presence of an acceptable party to assume the subject mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

         If liquidation proceeds collected with respect to any defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the subject defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other party in connection with the subject defaulted mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The special servicer and/or master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of any portion of those liquidation proceeds to the holders of the series 2004-C5 certificates, for any and all amounts that represent unpaid servicing compensation in respect of the subject mortgage loan, unreimbursed servicing expenses incurred with respect to the subject mortgage loan and any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan. In addition, amounts otherwise payable on the series 2004-C5 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances with respect to the subject mortgage loan.

REO PROPERTIES

         If title to any mortgaged real property is acquired by the special servicer on behalf of the trust fund (or, in the case of an A/B Loan Pair, on behalf of the trust fund and the holder of the related Companion Loan), the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

         o    the IRS grants an extension of time to sell the property, or

         o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property
              subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any
              REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue Code.

         The special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical and in any event within the time periods contemplated by the prior paragraph. The special servicer may, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to any REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO
Property, the special servicer will be required to act in accordance with the
Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion.

         In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

         o    maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

         o    to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

         The special servicer must review the operation of each REO Property held by the trust fund and, in connection with that review, may consult with the certificate administrator to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property. The special servicer could

                                     S-172

determine that it would not be consistent with the requirements of the foregoing paragraph to manage and operate the property in a manner that would avoid the imposition of--

         o    a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code, or

         o    a tax on prohibited transactions under Section 860F of the
              Internal Revenue Code.

         This determination is most likely to occur in the case of an REO
Property that is a hotel. To the extent that income the trust fund receives from an REO Property is subject to--

         o    a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%,

         o    a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

         The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100%
prohibited transactions rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust fund's income from an REO Property would reduce the amount available for payment to the series 2004-C5 certificateholders. See "Federal
Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

         The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO
Property is acquired by the trust fund, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in the REO account may be held as cash or invested in Permitted
Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

         The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property.
Promptly following the end of each collection period, the special servicer will be required to withdraw from its REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of:

         o    any withdrawals made out of those amounts, as described in the preceding sentence; and

         o    any portion of those amounts that may be retained as reserves, as described in the next sentence;

provided that, if the subject REO Property relates to an A/B Loan Pair, the foregoing transfer of funds may be to a specific account relating thereto, with amounts allocable to the related underlying mortgage loan thereafter being transferred to the master servicer's collection account. The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property held by the trust fund, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

                                     S-173

         The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

THE SERIES 2004-C5 DIRECTING CERTIFICATEHOLDER AND THE SERIES 2004-C5
CONTROLLING CLASS

         General. As of any date of determination, the controlling class of series 2004-C5 certificateholders will be the holders of the most subordinate class of series 2004-C5 certificates then outstanding, other than the Class A-X,
A-SP, R, LR and V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2004-C5 certificates, exclusive of the Class A-X, A-SP, R, LR and V certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2004-C5 certificateholders will be the holders of the most subordinate class of series 2004-C5 certificates then outstanding, other than the Class A-X, A-SP, R, LR and V certificates, that has a total principal balance greater than zero. For purposes of determining the series 2004-C5 controlling class, the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates will represent a single class. As of the closing date, the initial series 2004-C5 controlling class will be the class P certificates.

         The "Series 2004-C5 Directing Certificateholder" is a certificateholder
(or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2004-C5 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2004-C5 controlling class, as certified by the certificate registrar from time to time;
provided, however, that until a Series 2004-C5 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2004-C5 controlling class that a Series
2004-C5 Directing Certificateholder is no longer designated, the series 2004-C5 controlling class certificateholder that beneficially owns the largest aggregate principal balance of the series 2004-C5 controlling class certificates will be the Series 2004-C5 Directing Certificateholder.

         Certain Rights and Powers of the Series 2004-C5 Directing
Certificateholder. The special servicer is, in general, required to notify the
Series 2004-C5 Directing Certificateholder of its intention to take, or consent to the master servicer's taking, any of the Specially Designated Servicing
Actions in respect of the mortgage pool or any REO Property held by the Trust
Fund. The special servicer will, in general, not be permitted to take any
Specially Designated Servicing Action with respect to the mortgage pool or any
REO Property held by the Trust Fund as to which the Series 2004-C5 Directing
Certificateholder has objected in writing within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action; provided that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the series 2004-C5 certificateholders and the holder of any related Companion Loan (as a collective whole), the special servicer may take, or consent to the master servicer's taking, a Specially Designated
Servicing Action with respect to a mortgage loan or REO Property held by the
Trust Fund without waiting for the Series 2004-C5 Directing Certificateholder's response.

         In addition, the Series 2004-C5 Directing Certificateholder may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage loans and REO properties in the trust fund that the Series 2004-C5
Directing Certificateholder may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

         Notwithstanding the foregoing, no such advice, direction or objection of the Series 2004-C5 Directing Certificateholder contemplated by the foregoing paragraphs may--

         o    require or cause the special servicer or master servicer to violate any applicable law;

         o    require or cause the special servicer or master servicer to violate the provisions of the pooling and servicing agreement, including those requiring the special servicer and the master servicer to act in accordance with the Servicing Standard and not to impair the status of the trust fund REMICs as REMICs;

         o    require or cause the special servicer or master servicer to violate the terms of a mortgage loan or any applicable
              intercreditor, co-lender or similar agreement;

         o    expose the master servicer, the special servicer, us, either of the mortgage loan sellers, the trust fund, the trustee, the certificate administrator or their or our affiliates, officers, directors, shareholders, members, managers, employees or agents to any claim, suit or liability for which the pooling and servicing agreement would not provide indemnification to such party; or

         o    materially expand the scope of the master servicer's or special servicer's responsibilities under the pooling and servicing agreement; and

                                     S-174

neither the master servicer nor the special servicer will follow any such direction if given by the Series 2004-C5 Directing Certificateholder or initiate any such actions.

         By its acceptance of a series 2004-C5 certificate, each series 2004-C5 certificateholder confirms its understanding that the Series 2004-C5 Directing
Certificateholder may take actions that favor the interests of one or more classes of the series 2004-C5 certificates over other classes of the series
2004-C5 certificates and that the Series 2004-C5 Directing Certificateholder may have special relationships and interests that conflict with those of holders of some classes of the series 2004-C5 certificates and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Series 2004-C5 Directing Certificateholder, each series 2004-C5 certificateholder agrees to take no action against the Series 2004-C5 Directing
Certificateholder as a result of such a special relationship or conflict.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

         The special servicer will be required to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2005, the master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property at least once per calendar year or, in the case of each mortgage loan with an unpaid principal balance of under $2,500,000, once every two years (or at lesser frequency as each rating agency shall have confirmed in writing to the master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2004-C5 certificates), if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property.

         Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

         Beginning in 2005 and each year thereafter, on or before a date set forth in the pooling and servicing agreement, the master servicer and the special servicer must each:

         o    at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public
              Accountants to furnish a statement to the certificate
              administrator, among others, to the effect that--

               1.   the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for
                    the previous year, and

               2.   on the basis of that examination, conducted substantially in compliance with USAP or the Audit Program, the firm confirms that the master servicer or the special servicer, as
                    applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to
                    multifamily and commercial mortgage loans, identified in
                    USAP or the Audit Program, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP or the Audit Program requires it to report; and

         o    deliver to the certificate administrator, among others, a
              statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special
              servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.

         In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

                                     S-175

EVENTS OF DEFAULT

         Each of the following events, circumstances and conditions, among others, will be considered events of default under the pooling and servicing agreement:

         o    the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as appropriate, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

         o    the master servicer fails to remit to the certificate
              administrator for deposit in the certificate administrator's distribution account or to any holder of a Companion Loan any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

         o    the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing
              agreement, and that failure continues unremedied for three business days following the date on which written notice has been given to the master servicer by the trustee or any other party to the pooling and servicing agreement;

         o    the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement and that failure continues unremedied for 30 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and
              servicing agreement, by the Series 2004-C5 Directing
              Certificateholder, by certificateholders entitled to not less than
              25% of the series 2004-C5 voting rights; provided, however, that, with respect to any such failure that is not curable within such
              30-day period, the master servicer or the special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as appropriate, has commenced to cure such failure within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

         o    it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2004-C5 certificateholders, and that breach continues unremedied for 30 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the Series
              2004-C5 Directing Certificateholder or by certificateholders entitled to not less than 25% of the series 2004-C5 voting rights;
              provided, however, that, with respect to any such breach that is not curable within such 30-day period the master servicer or the special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as appropriate, has commenced to cure such breach within the initial 30-day period and has
              diligently pursued, and is continuing to pursue, a full cure;

         o    a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days;
              provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period the master servicer or the special servicer, as
              appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the master servicer or the special servicer, as appropriate, has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

         o    the master servicer or the special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

         o    the master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

                                     S-176

         o    Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2004-C5 certificates, or (b)
              placed any class of series 2004-C5 certificates on "watch status"
              in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action;
              or

         o    the master servicer is removed from S&P's approved master servicer list, or the special servicer is removed from S&P's approved special servicer list, and the master servicer or the special servicer, as the case may be, is not reinstated to that list within 60 days after its removal therefrom.

RIGHTS UPON EVENT OF DEFAULT

         If an event of default described above under "--Events of Default"
above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of series 2004-C5 certificateholders entitled to not less than 25% of the series
2004-C5 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have (a) as a series
2004-C5 certificateholder or (b) with respect to any unpaid servicing compensation, including the excess servicing strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under
"--Replacement of the Special Servicer" above, the trustee must either:

         o    succeed to all of the responsibilities, duties and liabilities of the defaulting party under the pooling and servicing agreement; or

         o    appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the pooling and servicing agreement.

         Certificateholders entitled to a majority of the series 2004-C5 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2004-C5 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. In the case of a number of underlying mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated, including by a successor master servicer, except for cause.

         In general, certificateholders entitled to at least 662/3% of the voting rights allocated to each class of series 2004-C5 certificates affected by any event of default may waive the event of default. However, the events of default described in the first and second bullets under "--Events of Default"
above may only be waived by all of the holders of the affected classes of series
2004-C5 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

         No series 2004-C5 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect thereto unless:

         o    that holder previously has given to the trustee written notice of default;

         o    except in the case of a default by the trustee, series 2004-C5 certificateholders entitled to not less than 25% of the series
              2004-C5 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

         o    the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee or the certificate administrator, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2004-C5 certificateholders, unless in the trustee's or certificate administrator's opinion, those series 2004-C5 certificateholders have

                                     S-177

offered to the trustee or the certificate administrator reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee or the certificate administrator as a result.

MATTERS REGARDING THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

         Each of the trustee and the certificate administrator is at all times required to be a corporation, bank, trust company or banking association organized and doing business under the laws of the U.S. or any State of the U.S.
or the District of Columbia. Furthermore, the trustee and the certificate administrator must each at all times--

         o    be authorized under those laws to exercise trust powers,

         o    have a combined capital and surplus of at least $50,000,000, and

         o    be subject to supervision or examination by federal or state authority.

         If the corporation, bank, trust company or banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee, the certificate administrator and their affiliates. The trustee, the certificate administrator and any of their respective affiliates may hold series 2004-C5 certificates in their own names.
In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

         The trustee will be entitled to a monthly fee for its services and a portion of such fee will be paid to the certificate administrator for its services. The trustee fee will accrue with respect to each and every underlying mortgage loan in the trust fund, including those as to which the related mortgaged real property has become an REO Property. In each case, the trustee fee will accrue at 0.0013% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a
30/360 Basis, as the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund and the certificate administrator fee is payable out of the trustee fee.

         The certificate administrator will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

         o    entitled to retain any interest or other income earned on those funds, and

         o    required to cover any losses of principal of those investments from its own funds.

         The certificate administrator will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution or trust company holding the distribution account or the interest reserve account.

         See also "Description of the Governing Documents--The Trustee,"
"--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation
and Removal of the Trustee" in the accompanying prospectus.

TERMINATION

         The obligations created by the pooling and servicing agreement will terminate following the earlier of--

         1.   the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund,
              and

                                     S-178

         2.   the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2004-C5 controlling class, the special servicer or the master servicer, in that order of
              preference.

         Written notice of termination of the pooling and servicing agreement will be given to each series 2004-C5 certificateholder. The final distribution with respect to each series 2004-C5 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2004-C5 certificate registrar or at any other location specified in the notice of termination.

         Any purchase by any single holder or group of holders of the series
2004-C5 controlling class, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

         o    the sum of--

               1.   the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage
                    loans as to which the mortgaged real properties have become
                    REO Properties, together with--

                    o    all unpaid and unadvanced interest, other than Default
                         Interest and Post-ARD Additional Interest, on those
                         mortgage loans through their respective due dates in
                         the related collection period, and

                    o    all unreimbursed advances for those mortgage loans,
                         together with any interest on those advances owing to
                         the parties that made them, and

               2.   the appraised value of all REO properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the master servicer, the special
                    servicer and the trustee; minus

         o    solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser(s) under the pooling and servicing agreement.

         The purchase will result in early retirement of the then outstanding series 2004-C5 certificates. However, the right of any single holder or group of holders of the series 2004-C5 controlling class, the master servicer or the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2004-C5 certificateholders, will constitute part of the Available P&I
Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

AMENDMENT

         In general, the pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the
accompanying prospectus. However, no amendment of the pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

         o    the holders of the series 2004-C5 certificates entitled to not less than 662/3% of the series 2004-C5 voting rights, not taking into account series 2004-C5 certificates held by us or any of our affiliates or agents, and

         o    all of the series 2004-C5 certificateholders that will be
              adversely affected by the amendment in any material respect.

         Additionally, absent a material adverse effect on any
certificateholder, the pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary for any mortgage loan seller and their affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

         Furthermore, subject to certain exceptions, no amendment of the pooling and servicing agreement may adversely affect any holder of a Companion Loan without the consent of that person. The pooling and servicing agreement will also

                                     S-179

contain certain limitations on amendments to the pooling and servicing agreement which relate to any obligations of the mortgage loan seller or any defined terms contained therein relating to or affecting such obligations without the consent of the mortgage loan seller.

THE MASTER SERVICER AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

         The master servicer and the special servicer will be permitted to purchase any class of series 2004-C5 certificates. Such a purchase by the master servicer or the special servicer could cause a conflict relating to the master servicer's or the special servicer's duties pursuant to the pooling and servicing agreement and the master servicer's or the special servicer's interest as a holder of the series 2004-C5 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the pooling and servicing agreement, the master servicer or the special servicer is required to administer the related mortgage loans in accordance with the Servicing Standard set forth therein without regard to ownership of any certificate by the master servicer or the special servicer or any affiliate thereof.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
             MORTGAGED PROPERTIES LOCATED IN NEW YORK AND CALIFORNIA

         The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties located in
New York, which mortgage loans represent 23.6% of the initial mortgage pool balance, and in California, which mortgage loans represent 13.0% of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the subject mortgage loans.

NEW YORK

         Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

CALIFORNIA

         Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property.
California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and (b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

                                     S-180

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         Upon the initial issuance of the offered certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement and any amendments thereto and the continued qualification of the REMICs formed under that agreement, and subject to any other assumptions set forth in the opinion, each REMIC created under the pooling and servicing agreement (REMIC I and REMIC II) will qualify as a REMIC under the Internal Revenue Code and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for federal income tax purposes.

         The assets of REMIC I will generally include--

         o    the mortgage loans,

         o    the trust fund's interest in any REO Properties acquired on behalf of the series 2004-C5 certificateholders with respect to the mortgage loans,

         o    the master servicer's collection account,

         o    the special servicer's REO account, and

         o    the certificate administrator's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD Loans.

         For federal income tax purposes,

         o    The REMICs will be "tiered," meaning that REMIC II will hold as assets the regular interests issued by REMIC I. REMIC II will issue the class A-X, A-SP, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-J,
              B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates as
              "regular interests." The class R and LR certificates will evidence the residual interest in REMIC I and REMIC II, respectively, for federal income tax purposes; and

         o    The class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

         Additional federal income tax consequences for United States Persons are described below. See also "Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

         For federal income tax reporting purposes, it is anticipated that certain classes of the offered certificates, depending on their respective issue prices, may be issued with more than a de minimis amount of original issue discount or at a premium. The amount of original issue discount or amortizable bond premium, if any, will depend on the certificateholder's purchase price and the stated redemption price at maturity of the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of
REMIC Regular Certificates--Premium" in the accompanying prospectus.

         When determining the rate of accrual of original issue discount and market discount or the amortization of premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

         o    the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

         o    no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

         o    there will be no extension of maturity for any mortgage loan in the trust fund.

                                     S-181

         However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         Except to the extent noted below, the offered certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code. Moreover, so long as 95% or more of the assets of the REMICs are
"real estate assets," the offered certificates will be treated in their entirety as real estate assets.

         Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in
Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code.
The offered certificates will be treated as "qualified mortgages" for another
REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code.

         To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

         o    a portion of that certificate may not represent ownership of
              "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

         o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
              Code; and

         o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities.
Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

               1.   the borrower pledges substitute collateral that consist
                    solely of certain government securities,

               2.   the mortgage loan documents allow that substitution,

               3.   the lien is released to facilitate the disposition of the
                    property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC
                    offering with obligations that are not real estate
                    mortgages, and

               4.   the release is not within two (2) years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B)
of the Internal Revenue Code, respectively.

         See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of
Investments in REMIC Certificates" in the accompanying prospectus.

                                     S-182

YIELD MAINTENANCE CHARGES

         It is not entirely clear under the Internal Revenue Code when the amount of a Static Prepayment Premium or a Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the certificate administrator will report Static
Prepayment Premiums and Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Static Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Static Prepayment
Premiums and Yield Maintenance Charges. If so, the projected Static Prepayment
Premiums and Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Static Prepayment Premium or Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Static
Prepayment Premiums or Yield Maintenance Charges had been projected to be received. It appears that Static Prepayment Premiums and Yield Maintenance
Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Static Prepayment
Premiums and Yield Maintenance Charges.

                              ERISA CONSIDERATIONS

         If you are--

         o    a fiduciary of a Plan, or

         o    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue
Code. See "ERISA Considerations" in the accompanying prospectus.

         If a Plan acquires an offered certificate, the assets in the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset
Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2004-C5 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series
2004-C5 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2004-C5 certificates.

         If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving assets in the trust fund. If the trust fund or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that
Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

         The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the
satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, specified transactions relating to, among other things--

         o    the servicing and operation of pools of real estate loans, such as the mortgage pool, and

         o    the purchase, sale and holding of mortgage pass-through
              certificates, such as the offered certificates, that are
              underwritten by an Exemption-Favored Party.

                                     S-183

         The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption.
The conditions are as follows:

         o    first, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o    second, at the time of its acquisition by the Plan, that
              certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

         o    third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

         o    fourth, the following must be true--

               1.   the sum of all payments made to and retained by
                    Exemption-Favored Parties must represent not more than
                    reasonable compensation for underwriting the relevant class of certificates,

               2.   the sum of all payments made to and retained by us in
                    connection with the assignment of the underlying mortgage
                    loans to the trust fund must represent not more than the
                    fair market value of the obligations, and

               3.   the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicers must
                    represent not more than reasonable compensation for that
                    person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in
                    connection therewith; and

         o    fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

         It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and S&P. In addition, the trustee is not an affiliate of any other member of the Restricted Group.
Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

         The Underwriter Exemption also requires that the trust fund meet the following requirements:

         o    the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

         o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

         We believe that these requirements have been satisfied as of the date of this prospectus supplement.

         If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections
406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections
4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A)
through (D) of that Code, in connection with--

         o    the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee,

                                     S-184

              the certificate administrator, the master servicer, the special servicer or any sub-servicer, provider of credit support,
              Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

         o    the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

         o    the continued holding of offered certificates by a Plan.

         However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

         o    on behalf of a Plan sponsored by any member of the Restricted
              Group, and

         o    by any person who has discretionary authority or renders
              investment advice with respect to the assets of that Plan.

         Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the
Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by
Section 4975(c)(1)(E) of the Internal Revenue Code in connection with--

         o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

               1.   a borrower with respect to 5% or less of the fair market
                    value of the underlying mortgage loans, or

               2.   an affiliate of that borrower,

         o    the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

         o    the continued holding of offered certificates by a Plan.

         Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the
Underwriter Exemption may provide an exemption from the restrictions imposed by
Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections
4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the
Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

         Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a)
and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

         o    providing services to the Plan, or

         o    having a specified relationship to this person,

         o    solely as a result of the Plan's ownership of offered
              certificates.

         o    Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

                                     S-185

FURTHER WARNINGS

         Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

         The sale of offered certificates to a Plan is in no way a
representation or warranty by us or any of the underwriters that--

         o    the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

         o    the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

         None of the certificates will constitute "mortgage related securities"
for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

         Neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

         See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

         We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                                  UNDERWRITING

         Under the terms and subject to the conditions set forth in an underwriting agreement dated December , 2004, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:

              UNDERWRITER                   CLASS A-1        CLASS A-2        CLASS A-3        CLASS A-AB        CLASS A-4
              -----------                   ---------        ---------        ---------        ----------        ---------

Credit Suisse First Boston LLC......                  $                $                $                 $                $
ABN AMRO Incorporated...............                  $                $                $                 $                $
KeyBanc Capital Markets, a Division
   of McDonald Investments Inc......                  $                $                $                 $                $
J.P. Morgan Securities Inc..........                  $                $                $                 $                $
                                              ---------        ---------        ---------        ----------        ---------
TOTAL...............................                  $                $                $                 $                $

              UNDERWRITER                  CLASS A-1-A       CLASS A-J         CLASS B           CLASS C          CLASS D
              -----------                  -----------       ---------         -------           -------          -------

Credit Suisse First Boston LLC......                  $                $                $                 $                $
ABN AMRO Incorporated...............                  $                $                $                 $                $
KeyBanc Capital Markets, a Division
   of McDonald Investments Inc......                  $                $                $                 $                $
J.P. Morgan Securities Inc..........                  $                $                $                 $                $
                                              ---------        ---------        ---------        ----------        ---------
TOTAL...............................                  $                $                $                 $                $

         The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of the offered certificates may be terminated.

                                     S-186

         Our proceeds from the sale of the offered certificates will be approximately % of the total initial principal balance of the offered certificates, plus accrued interest from December , 2004, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $ .

         The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

         The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

         We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the underlying mortgage loans.

         The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services
Compensation Scheme.

         We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the th business day following the date hereof (this settlement cycle being referred to as "T+ "). Under Rule
15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+ , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                 LEGAL MATTERS

         Certain legal matters will be passed upon for us and Credit Suisse
First Boston LLC by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     S-187

                                     RATING

         It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                      CLASS          S&P           MOODY'S
                      -----          ---           -------
                       A-1           AAA             Aaa
                       A-2           AAA             Aaa
                       A-3           AAA             Aaa
                      A-AB           AAA             Aaa
                       A-4           AAA             Aaa
                      A-1-A          AAA             Aaa
                       A-J           AAA             Aaa
                        B            AA              Aa2
                        C            AA-             Aa3
                        D             A               A2

         The ratings on the offered certificates address the likelihood of--

         o    the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

         o    the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

         o    The ratings on the offered certificates take into consideration--

         o    the credit quality of the mortgage pool,

         o    structural and legal aspects associated with the offered
              certificates, and

         o    the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

         o    The ratings on the respective classes of offered certificates do not represent any assessment of--

         o    the tax attributes of the offered certificates or of the trust fund,

         o    whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

         o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

         o    the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

         o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net
              Aggregate Prepayment Interest Shortfalls,

         o    the distribution of the broker strip fees to the broker strip payees; and

         o    whether and to what extent Default Interest, Post-ARD Additional
              Interest, Static Prepayment Premium or Yield Maintenance Charges
              will be received.

         o    Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered
              certificates address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P and/or
Moody's.

                                     S-188

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                     S-189

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

         "0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

         "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

         "A/B Intercreditor Agreement" means, with respect to each A/B Loan
Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by and between Column, as the initial holder of the related A-Note Mortgage Loan, and CBA, as the initial holder of the related B-Note Companion Loan.

         "A/B Loan Pair" shall mean any A-Note Mortgage Loan, together with the related B-Note Companion Loan.

         "A/B Material Default" means, with respect to any A/B Loan Pair, one of the following events: (a) either the related A-Note Mortgage Loan or the related
B-Note Companion Loan has been accelerated; (b) a continuing monetary default;
or (c) a bankruptcy action has been filed by or against the related borrower.

         "A-Note Mortgage Loan" means any of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Mill Valley Apartments, Medical Center Apartments,
Oakwood Apartments, Cross Creek Apartments and Parkside Apartments,
respectively. Each A-Note Mortgage Loan will, together with the corresponding
B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

         "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

         "Acceptable Insurance Default" means, with respect to any underlying mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, as to which default neither the master servicer nor the special servicer is required to take enforcement action so long as the special servicer has determined in accordance with the Servicing Standard that either:

         o    such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located, or

         o    such insurance is not available at any rate.

         "Additional Collateral Loan" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying
Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

         "Additional Trust Fund Expense" means an expense (other than master servicing fees and trustee fees, including certificate administrator fees) of the trust fund that--

         o    arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

         o    is not included in the calculation of a Realized Loss,

         o    is not covered by a servicing advance or a corresponding
              collection from the related borrower, and

         o    to the extent that it is allocable to a particular underlying mortgage loan, is not covered by late payment charges or Default
              Interest collected on that mortgage loan.

                                     S-190

         o    We provide some examples of Additional Trust Fund Expenses under
              "Description of the Offered Certificates--Reductions of
              Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "Administrative Fee" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, including any primary servicing fee and, in some cases, any correspondent fee, and the trustee fee, including the certificate administrator fee, are calculated.

         "AIG" means American International Group, Inc.

         "Allocated Loan Amount" means, for each mortgaged real property relating to a multi-property mortgage loan in the trust fund, the portion of the principal amount of that loan actually allocated to that mortgaged real property in the related mortgage loan documents, or allocated solely for the purpose of presenting statistical information in this prospectus supplement. The Allocated
Loan Amount for each mortgaged real property securing a multi-property mortgage loan in the trust fund was determined in the mortgage or based on the ratio of the appraised value of such mortgaged real property to the aggregate appraised value of all the mortgaged real properties securing that loan.

         "Appraisal Reduction Amount" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Pooling and Servicing Agreement--Required
Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2)
the excess, if any, of (i) the sum of (A) 90% of the appraised value of the related mortgaged real property as determined (I) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the master servicer as a servicing advance) or (II) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000 plus (B) any letter of credit, reserve, escrow or similar amount held by the master servicer which may be applied to payments on the subject mortgage loan over (ii) the sum of (X) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest on the subject mortgage loan at a per annum rate equal to its mortgage rate, (Y)
all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and (Z) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the master servicer or the trustee and/or for which funds have not been escrowed).

         Notwithstanding the foregoing:

         o    In the case of the Eastgate Mall Mortgage Loan, any Appraisal
              Reduction Amount will be calculated in respect of the Eastgate
              Mall Total Loan, as if it was a single underlying mortgage loan, and then allocated, first, to the Eastgate Mall B-2 Note Companion
              Loan, up to its unpaid principal balance, second, to the Eastgate
              Mall B-1 Note Companion Loan, up to its unpaid principal balance, and last, to the Eastgate Mall Mortgage Loan.

         o    In the case of the FedEx-Midway Mortgage Loan, any Appraisal
              Reduction Amount will be calculated in respect of the FedEx-Midway
              Total Loan, as if it was a single underlying mortgage loan, and then allocated, first, to the FedEx-Midway Junior Companion Loan up to its unpaid principal balance, and, second, to the
              FedEx-Midway Mortgage Loan.

         o    In the case of any A-Note Mortgage Loan, any Appraisal Reduction
              Amount will be calculated in respect of the subject A/B Loan Pair, as if it were a single underlying mortgage loan, and then
              allocated, first, to the related B-Note Companion Loan, up to the amount of its unpaid principal balance, and second, to the subject
              A-Note Mortgage Loan.

         "Appraisal Reduction Event" means, with respect to any mortgage loan in the trust fund, the earliest of any of the following events--

         o    120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

         o    the date on which a reduction in the amount of monthly payments on a mortgage loan; or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of

                                     S-191

              six months or less), becomes effective as a result of a
              modification of such mortgage loan by the special servicer;

         o    60 days after a receiver has been appointed for the borrower of the related mortgaged real property;

         o    30 days after a borrower declares bankruptcy;

         o    60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

         o    immediately after a mortgaged real property becomes an REO
              Property;

provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time after the aggregate certificate balances of all classes of series 2004-C5 principal balance certificates (other than the series 2004-C5 class A-1, A-2 and A-1-A certificates) have been reduced to zero.

         "ARD Loan" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the
Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying
Mortgage Loans--ARD Loans" in this prospectus supplement.

         "ASTM" means the American Society for Testing and Materials.

         "Audit Program" means the Audit Program for Mortgages serviced for
FHLMC.

         "Available P&I Funds" means, with respect to any distribution date, the
Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

         o    Yield Maintenance Charges,

         o    Post-ARD Additional Interest, or

         o    Static Prepayment Premiums.

         The certificate administrator will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series
2004-C5 certificates (other than the Class V, R and LR certificates) on that date.

         "B-Note Companion Loan" shall mean, with respect to each A-Note
Mortgage Loan, the other mortgage loan that (i) is not included in the trust fund, (ii) is subordinate in right of payment to such A-Note Mortgage Loan to the extent set forth in the related A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such A-Note Mortgage Loan.

         "CBA" means CBA-Mezzanine Capital Finance, LLC.

         "CERCLA" means the federal Comprehensive Environmental Response,
Compensation & Liability Act of 1980, as amended.

         "Clearstream, Luxembourg" means Clearstream Banking Luxembourg.

         "Column" means Column Financial, Inc.

         "Companion Loans" means, collectively, the Eastgate Mall Junior
Companion Loans, the FedEx-Midway Junior Companion Loan and the B-Note Companion
Loans.

         "Cost Approach" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

                                     S-192

         "CSFBMC" means Credit Suisse First Boston Mortgage Capital LLC.

         "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

         o    with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through
              cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1.   the cut-off-date principal balance of the subject mortgage loan, to

               2.   the Most Recent Appraised Value of the related mortgaged
                    real property; and

         o    with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

               1.   the total cut-off date principal balance of the subject
                    mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

               2.   the total Most Recent Appraised Value for all of the related mortgaged real properties.

         "Dark Tenant" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

         "Default Interest" means any interest that--

         o    accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

         o    is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan, including any Post-ARD Additional
              Interest accrued on the subject mortgage loan.

         "Defaulted Loan" means any mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

         "DTC" means The Depository Trust Company.

         "Eastgate Mall B-1 Note Companion Lender" means the holder of the
Eastgate Mall B-1 Note Companion Loan.

         "Eastgate Mall B-1 Note Companion Loan" means the mortgage loan with a cut-off date principal balance of $3,550,000 that is secured by the Eastgate
Mall Property, which mortgage loan will not be included in the trust fund. The
Eastgate Mall B-1 Note Companion Loan is senior in right of payment to the
Eastgate Mall B-2 Note Companion Loan, and subordinate in right of payment to the Eastgate Mall Mortgage Loan.

         "Eastgate Mall B-2 Note Companion Lender" means the holder of the
Eastgate Mall B-2 Note Companion Loan.

         "Eastgate Mall B-2 Note Companion Loan" means the mortgage loan with a cut-off date principal balance of $7,750,000 that is secured by the Eastgate
Mall Property, which mortgage loan will not be included in the trust fund. The
Eastgate Mall B-2 Note Companion Loan is subordinate in right of payment to the
Eastgate Mall Mortgage Loan and the Eastgate Mall B-1 Note Companion Loan.

         "Eastgate Mall Companion Lender" means any holder of a Eastgate Mall
Junior Companion Loan.

         "Eastgate Mall Consent Action" means any of the following actions with respect to the Eastgate Mall Total Loan or any related REO Property, as applicable.

         o    any foreclosure upon or comparable conversion (which may include the acquisition of any related REO Property) of the ownership of the Eastgate Mall Property securing the Eastgate Mall Total Loan;

         o    any modification of a monetary term other than an extension of the original maturity date for two years or less of the Eastgate Mall
              Total Loan, including any acceptance of a discounted payoff;

                                     S-193

         o    any release of collateral for the Eastgate Mall Total Loan (other than in accordance with the terms of, or upon satisfaction of, the
              Eastgate Mall Total Loan); or

         o    any acceptance of an assumption agreement releasing the related borrower from liability under the Eastgate Mall Total Loan.

         "Eastgate Mall Consultation Action" means any of the following actions with respect to the Eastgate Mall Total Loan or any related REO Property, as applicable.

         o    any modification of, or waiver with respect to, the Eastgate Mall
              Total Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the
              Eastgate Mall Total Loan or a modification or waiver of any other monetary term of the Eastgate Mall Total Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related loan documents or a modification or waiver of any provision of the Eastgate Mall Total Loan which restricts the borrower or its equity owners from incurring additional
              indebtedness;

         o    any modification of, or waiver with respect to, the Eastgate Mall
              Total Loan that would result in a discounted pay-off of such loan;

         o    any foreclosure upon or comparable conversion of the ownership of the Eastgate Mall Property or any acquisition of the Eastgate Mall
              Property by deed-in-lieu of foreclosure;

         o    any proposed sale of the REO Property that is related to the
              Eastgate Mall Total Loan (other than in connection with the termination of any trust created pursuant to the terms of the pooling and servicing agreement) for less than the purchase price of such REO Property;

         o    any determination to bring the Eastgate Mall Property into compliance with applicable environmental laws;

         o    any acceptance of substitute or additional collateral for the
              Eastgate Mall Total Loan (other than in accordance with the terms thereof); and

         o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause.

         "Eastgate Mall Controlling Holder" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters
Regarding the Eastgate Mall Mortgage Loan" in this prospectus supplement.

         "Eastgate Mall Cure Payment" means any payment made by the applicable holder of the Eastgate Mall Junior Companion Loan to cure a default on the part of the related borrower under the Eastgate Mall Total Loan.

         "Eastgate Mall Intercreditor Agreement" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters
Regarding the Eastgate Mall Mortgage Loan" in this prospectus supplement.

         "Eastgate Mall Junior Companion Loans" means the Eastgate Mall B-1 Note
Companion Loan and the Eastgate Mall B-2 Note Companion Loan.

         "Eastgate Mall Mortgage Loan" means the underlying mortgage loan secured by the Eastgate Mall Property.

         "Eastgate Mall Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Eastgate Mall."

         "Eastgate Mall Total Loan" means the Eastgate Mall Mortgage Loan, the
Eastgate Mall B-1 Note Companion Loan and the Eastgate Mall B-2 Note Companion
Loan, collectively.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

         "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

                                     S-194

         "Estimated Annual Operating Expenses" means, for each of the mortgaged real properties securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

         For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

         o    the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

               1.   from operating statements relating to a complete fiscal year of the borrower ended in 2001, 2002 or 2003 or a trailing
                    12-month period ended in 2003 or 2004,

               2.   by annualizing the amount of expenses for partial 2003 or
                    2004 periods for which operating statements were available, with adjustments for some items deemed inappropriate for
                    annualization,

               3.   by calculating a stabilized estimate of operating expenses which takes into consideration historical financial
                    statements and material changes in the operating position of the property, such as newly signed leases and market data,
                    or

               4.   if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

         o    the "expense modifications" made to the historical annual
              operating expenses for that property include--

               1.   assuming, in most cases, that a management fee, equal to
                    approximately 2.5% to 5% of total revenues, was payable to the property manager,

               2.   adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

               3.   the underwritten recurring replacement reserve amounts,

               4.   adjusting historical expenses downwards by eliminating
                    various items which are considered non-recurring in nature or which are considered capital improvements, including
                    recurring capital improvements,

               5.   in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and
                    equipment of between 4% and 5% of total revenues,

               6.   in the case of hospitality properties and some multifamily rental properties, retail properties and industrial
                    properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

               7.   in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical
                    trends or prevailing market conditions.

         The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on
Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

         By way of example, Estimated Annual Operating Expenses generally include--

         o    salaries and wages,

                                     S-195

         o    the costs or fees of--

               1.   utilities,

               2.   repairs and maintenance,

               3.   replacement reserves,

               4.   marketing,

               5.   insurance,

               6.   management,

               7.   landscaping,

               8.   security, if provided at the property, and

         o    the amount of taxes, general and administrative expenses, ground lease payments and other costs.

         Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual
Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

         "Estimated Annual Revenues" means, for each of the mortgaged real properties securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

         For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

         o    the "base estimated annual revenues" for that property were generally assumed to equal--

               1.   in the case of a multifamily rental property or a
                    manufactured housing community, the annualized amounts of
                    gross potential rents,

               2.   in the case of a hospitality property, the estimated average room sales, and

               3.   in the case of any other commercial property, the monthly
                    contractual base rents as reflected in the rent roll or
                    leases, plus tenant reimbursements; and

         o    the "revenue modifications" made to the base estimated annual revenues for that property include--

               1.   adjusting the revenues downwards by applying a combined
                    vacancy and rent loss, including concessions, adjustment
                    that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that
                    was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

               2.   adjusting the revenues upwards to reflect, in the case of
                    some tenants, increases in base rents scheduled to occur
                    during the following 12 months,

               3.   adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical
                    trends and, additionally, for other estimated income
                    consisting of, among

                                     S-196

                    other items, late fees, laundry income, application fees,
                    cable television fees, storage charges, electrical
                    pass-throughs, pet charges, janitorial services, furniture rental and parking fees,

               4.   adjusting the revenues downwards in some instances where
                    rental rates were determined to be significantly above
                    market rates and the subject space was then currently leased to tenants that did not have long-term leases or were
                    believed to be unlikely to renew their leases, and

               5.   in the case of hospitality properties, adjusting the
                    revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

         By way of example, Estimated Annual Revenues generally include:

         o    for multifamily rental properties and manufactured housing communities, rental and other revenues,

         o    for hospitality properties, room, food and beverage, telephone and other revenues, and

         o    for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

         o    In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

         o    determined on the assumption that the property was net leased to a single tenant at market rents, and

         o    derived from rental rate and vacancy information for the
              surrounding real estate market.

         "Euroclear" means The Euroclear System.

         "Exemption-Favored Party" means any of the following--

         o    Credit Suisse First Boston LLC,

         o    any person directly or indirectly, through one or more
              intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston LLC, and

         o    any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

         "Fair Value" means the fair value of the Defaulted Loan, determined in accordance with the Servicing Standard, taking into account the factors set forth in the pooling and servicing agreement.

         "FedEx-Midway Companion Lender" means the holder of the FedEx-Midway
Junior Companion Loan.

         "FedEx-Midway Intercreditor Agreement" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters
Regarding the FedEx-Midway Mortgage Loan" in this prospectus supplement.

         "FedEx-Midway Junior Companion Loan" means the mortgage loan with a cut-off date principal balance of $2,736,615.33 that is secured by the
FedEx-Midway Property, which mortgage loan will not be included in the trust fund. The FedEx-Midway Junior Companion Loan is subordinate in right of payment to the FedEx-Midway Mortgage Loan subject to the terms of the intercreditor agreement.

         "FedEx-Midway Mortgage Loan" means the underlying mortgage loan secured by the FedEx-Midway Property.

         "FedEx-Midway Property" means the mortgaged real property identified on
Exhibit A-1 to this prospectus supplement as "FedEx-Midway."

         "FedEx-Midway Total Loan" means the FedEx-Midway Mortgage Loan and the
FedEx-Midway Junior Companion Loan, collectively.

         "FF&E" means furniture, fixtures and equipment.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

                                     S-197

         "Fitch" means Fitch, Inc.

         "GAAP" means generally accepted accounting principles.

         "GMACCM" means GMAC Commercial Mortgage Corp.

         "Income Approach" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate.
The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income
Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "KeyBank" means KeyBank National Association.

         "KRECM" means KeyCorp Real Estate Capital Markets, Inc.

         "LaSalle" means LaSalle Bank National Association.

         "Leasable Square Footage," "S.F." or "Sq. Ft." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "Lehman" means Lehman Brothers Holdings Inc.

         "Lennar" means Lennar Partners, Inc.

         "LNR" means LNR Property Corporation.

         "Lock/x" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

         "Major Tenant" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

         "Material Breach" will have the meaning described under "Description of the Underlying Mortgage Loans--Representations and Warranties" in this prospectus supplement.

         "Material Document Defect" will have the meaning described under
"Description of the Underlying Mortgage Loans--Assignment of the Underlying
Mortgage Loans" in this prospectus supplement.

         "Maturity/ARD Balance" means with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions.

                                     S-198

         "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV Ratio" means:

         o    with respect to any underlying balloon mortgage loan or ARD Loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1.   the Maturity/ARD Balance of the subject mortgage loan, to

               2.   the Most Recent Appraised Value of the related mortgaged
                    real property; and

         o    with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

               1.   the total Maturity/ARD Balance of the subject mortgage loan, and all other mortgage loans with which it is
                    cross-collateralized, to

               2.   the total Most Recent Appraised Value of all of the related mortgaged real properties.

         "Modeling Assumptions" means, collectively, the following assumptions regarding the series 2004-C5 certificates and the underlying mortgage loans:

         o    the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $1,866,844,179;

         o    the total initial principal balance or notional amount, as the case may be, of each class of series 2004-C5 certificates is as described in this prospectus supplement;

         o    the pass-through rate for each interest-bearing class of series
              2004-C5 certificates is as described in this prospectus
              supplement;

         o    there are no delinquencies or losses with respect to the
              underlying mortgage loans;

         o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

         o    there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

         o    there are no casualties or condemnations affecting the
              corresponding mortgaged real properties;

         o    each of the underlying mortgage loans provides monthly debt service payments to be due on the first, fifth or eleventh day of each month, regardless of whether the subject date is a business day or not;

         o    monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

         o    no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

         o    no individual properties are released on the BECO portfolio loans during their Lockout or Defeasance Periods;

         o    each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

         o    except as otherwise assumed in the immediately preceding three bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

                                     S-199

         o    all prepayments on the underlying mortgage loans are assumed to be--

               (1)  accompanied by a full month's interest,

               (2)  if received during a prepayment premium period, accompanied by the appropriate Static Prepayment Premium or Yield
                    Maintenance Charge, and

               (3)  received on the applicable due date of the relevant month;

         o    no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

         o    none of the underlying mortgage loans is required to be
              repurchased or replaced by the related mortgage loan seller, as described under "Description of the Underlying Mortgage
              Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

         o    the only trust fund expenses are the trustee fee, including the certificate administrator fee, and the master servicing fee as listed on Exhibit A-1 as Administrative Fees;

         o    there are no Additional Trust Fund Expenses;

         o    funds released from the interest reserve account for any
              underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

         o    payments on the offered certificates are made on the 15th day of each month, commencing in January 2005; and

         o    the offered certificates are settled on an assumed settlement date
              of December   , 2004.

         "Moody's" means Moody's Investors Service, Inc.

         "Most Recent Appraised Value" or "Appraised Value" means for any mortgaged real property securing an underlying mortgage loan, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller.
The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

         o    the "as is" value set forth in the related appraisal, plus

         o    the estimated costs, as of the date of the appraisal, of
              implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

         In general, the amount of costs assumed by the appraiser for these purposes is based on--

         o    an estimate by the individual appraiser,

         o    an estimate by the related borrower,

         o    the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

         o    a combination of these estimates.

         "Most Recent Debt Service Coverage Ratio" or "Most Recent DSCR" means:

         o    with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through
              cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

               1.   the Most Recent Net Cash Flow for the related mortgaged real property, to

                                     S-200

               2.   twelve times the monthly debt service payment for the
                    subject mortgage loan due on its due date in December 2004;
                    and

         o    with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

               1.   the total Most Recent Net Cash Flow for those properties, to

               2.   twelve times the monthly debt service payment(s) for that
                    underlying mortgage loan, and any and all other mortgage
                    loans with which it is cross-collateralized, due on the
                    related due date in December 2004;

         provided that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in December 2004 through and including the due date in November 2005 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins.

         "Most Recent Expenses" means, for any mortgaged real property that secures an underlying mortgage loan, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

         Expenses generally consist of all expenses incurred for the property, including--

         o    salaries and wages,

         o    the costs or fees of--

               1.   utilities,

               2.   repairs and maintenance,

               3.   marketing,

               4.   insurance,

               5.   management,

               6.   landscaping,

               7.   security, if provided at the property, and

         o    the amount of--

               1.   real estate taxes,

               2.   general and administrative expenses,

               3.   ground lease payments, and

               4.   other costs.

         For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

                                     S-201

         In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the
Estimated Annual Operating Expenses for that property.

         "Most Recent Net Cash Flow" or "Most Recent NCF" means, with respect to each mortgaged real property that secures a mortgage loan in the trust fund, the
Most Recent Net Operating Income, less:

         o    underwritten replacement reserve amounts; and

         o    in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

         o    in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

         "Most Recent Net Operating Income" or "Most Recent NOI" means, with respect to each of the mortgaged real properties that secures an underlying mortgage loan, the total cash flow derived from the property that was available for annual debt service on the related mortgage loan, calculated as the Most
Recent Revenues less Most Recent Expenses for that property.

         "Most Recent Operating Statement Date" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most
Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

         "Most Recent Revenues" means, for any mortgaged real property that secures an underlying mortgage loan, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

         o    for a multifamily rental property or a manufactured housing community, rental and other revenues;

         o    for a hospitality property, guest room rates, food and
              beverage charges, telephone charges and other revenues; and

         o    for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

         In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the
Estimated Annual Revenues for that property.

         "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

         o    the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

         o    the sum of--

               1.   the total payments made by the master servicer to cover
                    those Prepayment Interest Shortfalls, and

               2.   the total Prepayment Interest Excesses collected with
                    respect to the mortgage pool during the related collection period.

         "Net Mortgage Interest Rate" means with respect to any mortgage loan in the trust fund, the related mortgage interest rate reduced by the sum of the annual rates at which the related master servicing fee, including any primary servicing fee, the trustee fee, including the certificate administrator fee, and, in the case of an ARD Loan following its anticipated repayment date,
Post-ARD Additional Interest, are calculated.

                                     S-202

         "Net Mortgage Pass-Through Rate" means:

         o    with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

         o    with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a
              percentage--

               1.   the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest
                    equal to the product of (a) the number of days in the
                    related interest accrual period, multiplied by (b) the
                    Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, and

               2.   the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date

         Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

         "NRSF" means net rentable square footage.

         "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. The Occupancy Rate at Underwriting reflects Dark Tenants.

         "Option Period" means the period during which the Purchase Option for any Defaulted Loan may be exercised, as described under "The Pooling and
Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

         "Option Price" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Pooling and
Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

         "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

         "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

         o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

         o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

         o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy, a marked-up commitment for title insurance or signed escrow instructions, which in any case is binding on the subject title insurance company,

                                     S-203

         o    other matters to which like properties are commonly subject,

         o    the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

         o    if the related mortgage loan is the Eastgate Mall Mortgage Loan, the FedEx-Midway Mortgage Loan or an A-Note Mortgage Loan, the
              portion of the lien of the related mortgage instrument that secures the related Companion Loan.

         o    if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

         "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

         "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

         "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA concerning what constitutes the assets of a
Plan.

         "Post-ARD Additional Interest" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

         "Prepayment Interest Excess" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

         "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

         "Principal Distribution Adjustment Amount" means with respect to any
Distribution Date, the sum of (i) the amount of any nonrecoverable advance that was reimbursed to the master servicer or trustee that was deemed to have been reimbursed out of payments and other collections of principal (as described herein under "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments" and "The Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of
Expenses; Servicing Advances) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status that was reimbursed to the master servicer or trustee, with interest on such advance, that was deemed to have been reimbursed out of payments and other collections of principal (as described herein under
"Description of the Offered Certificates--Advances of Delinquent Monthly Debt
Service Payments" and "The Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances),
in each case, during the period since the preceding Distribution Date.

         "PTE" means prohibited transaction exemption.

         "Purchase Option" means, with respect to any Defaulted Loan, the purchase option described under "The Pooling and Servicing Agreement--Fair Value
Purchase Option" in this prospectus supplement.

         "Qualified Substitute Mortgage Loan" means a mortgage loan which must, on the date of substitution (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the

                                     S-204

deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;
(g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement;
(h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal
Revenue Code; (k) not have a maturity date after the date three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of
Moody's and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of
Moody's or S&P to any class of series 2004-C5 certificates then rated by Moody's or S&P, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable mortgage loan seller); (m) have been approved by the Series
2004-C5 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the date of initial issuance of the series
2004-C5 certificates; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the pooling and servicing agreement or the imposition of tax on any REMIC created under the pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute
Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

         "Realized Losses" means losses on or with respect to the underlying mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.
We discuss the calculation of Realized Losses under "Description of the Offered
Certificates--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "Relevant Persons" will have the meaning given to that term under
"Notice to Residents of the United Kingdom" in this prospectus supplement.

         "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

         "REMIC I" means the REMIC identified as such, and described under,
"Summary of Prospectus Supplement--Legal and Investment Considerations--Federal
Income Tax Consequences" in this prospectus supplement.

         "REMIC II" means the REMIC identified as such, and described under,
"Summary of Prospectus Supplement--Legal and Investment Considerations--Federal
Income Tax Consequences" in this prospectus supplement.

         "REO Property" means any mortgaged real property that is acquired by the special servicer for the benefit of the series 2004-C5 certificateholders
(or, if such property relates to the Eastgate Mall Total Loan, the FedEx-Midway
Total Loan or an A/B Loan Pair, for the benefit of the series 2004-C5 certificateholders and the holder(s) of the related Companion Loan(s)), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the trust fund.

         "Restricted Group" means, collectively, the following persons and entities--

         o    the trustee,

         o    the Exemption-Favored Parties,

         o    us,

         o    the master servicer,

                                     S-205

         o    the special servicer,

         o    any sub-servicers,

         o    the mortgage loan sellers,

         o    each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

         o    any and all affiliates of any of the aforementioned persons.

         "Rooms" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

         "Sales Comparison Approach" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

         "SEC" means the Securities and Exchange Commission.

         "Senior Principal Distribution Cross-Over Date" means the first distribution date, if any, as of which the total principal balance of the class
A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

         o    the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

         o    the lesser of--

               1.   the Total Principal Distribution Amount for that
                    distribution date, and

               2.   the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of
                    interest on the class A-X, A-SP, A-1, A-2, A-3, A-AB, A-4
                    and A-1-A certificates have been made on that distribution date.

         "Series 2004-C5 Directing Certificateholder" means the
certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2004-C5 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2004-C5 controlling class; provided, however, that until a Series
2004-C5 Directing Certificateholder is so selected or after receipt of a notice from the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2004-C5 controlling class that a Series 2004-C5 Directing
Certificateholder is no longer designated, the series 2004-C5 controlling class certificateholder that beneficially owns the largest aggregate principal balance of the series 2004-C5 controlling class certificates will be the Series 2004-C5
Directing Certificateholder.

                                     S-206

         "Servicing Standard" means (subject to the discussion under
"Description of the Mortgage Pool--The A/B Loan Pairs," "--Certain Matters
Regarding the Eastgate Mall Mortgage Loan" and "--Certain Matters Regarding the
FedEx-Midway Mortgage Loan" in this prospectus supplement) the standard by which the master servicer and the special servicer will service and administer the mortgage loans and/or REO Properties that it is obligated to service and administer pursuant to the pooling and servicing agreement for the benefit of the series 2004-C5 certificateholders (as a collective whole) or, in the case of the Eastgate Mall Total Loan, the FedEx-Midway Total Loan and an A/B Loan Pair,
for the benefit of the series 2004-C5 certificateholders and the holder(s) of the related Companion Loan(s) (as a collective whole), which standard will be to perform such servicing and administration in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable intercreditor or co-lender agreements and, to the extent consistent with the foregoing, further as follows--

         o    (a) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the master servicer or the special servicer, as the case may be, whichever is higher;

         o    with a view to the timely recovery of all scheduled payments of principal and interest under the serviced mortgage loans, the full collection of all Yield Maintenance Charges that may become payable under the serviced mortgage loans and, in the case of the special servicer, if a serviced mortgage loan comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that mortgage loan to the series 2004-C5
              certificateholders (as a collective whole) or, in the case of the
              Eastgate Mall Total Loan, the FedEx-Midway Total Loan and an A/B
              Loan Pair, for the benefit of the series 2004-C5
              certificateholders and the holder(s) of the related Companion
              Loan(s) (as a collective whole), on a present value basis; and

         o    without regard to--

               (a)  any relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof may have with the related borrower, a mortgage loan seller or
                    any other party to the pooling and servicing agreement,

               (b)  the ownership of any series 2004-C5 certificate by the master servicer or the special servicer, as the case may be, or by any affiliate thereof,

               (c)  the master servicer's obligation to make advances,

               (d)  the special servicer's obligation to request that the master servicer make servicing advances,

               (e)  the right of the master servicer (or any affiliate thereof)
                    or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the
                    sufficiency of any compensation payable to it, or with
                    respect to any particular transaction,

               (f)  the ownership, servicing or management for itself or others of any other mortgage loans or mortgaged properties by the master servicer or the special servicer or any affiliate of the master servicer or the special servicer, as applicable,

               (g)  any obligation of the master servicer or any of its
                    affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

               (h)  any debt that the master servicer or the special servicer or any affiliate of the master servicer or the special
                    servicer, as applicable, has extended to any borrower.

                                     S-207

         "Servicing Transfer Event" means, with respect to any mortgage loan in the trust fund, any of the following events, among others:

         1.   in the case of a balloon loan, a payment default has occurred at its maturity date, or if the master servicer has received evidence prior to the maturity date that the borrower has obtained a firm commitment to refinance, such default continues unremedied beyond the earlier of (i) 60 days after its maturity date or (ii) the expiration of such commitment;

         2.   any monthly payment is more than 60 or more days delinquent;

         3.   the related borrower has--

               (1)  filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

               (2)  become the subject of a decree or order for such a
                    proceeding which is not stayed or discharged within 60 days;
                    or

               (3)  has admitted in writing its inability to pay its debts generally as they become due;

         4.   the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

         5.   in the judgment of the master servicer or special servicer, a payment default or a material non-monetary default has occurred or, in each case, is imminent and is not likely to be cured by the borrower within 60 days (or in the case of a payment default or imminent payment default, for the time period described in clause
              1. or 2., as applicable) and, in respect of a determination by the special servicer that a payment default or material non-monetary default is imminent, the Series 2004-C5 Directing
              Certificateholder has concurred with such determination; or

         6.   any other default (exclusive of an Acceptable Insurance Default)
              has occurred under the related mortgage loan documents that, in the judgment of the master servicer or special servicer, has materially and adversely affected the value of the related mortgage loan and has continued unremedied for 60 days
              (irrespective of any grace period specified in the related mortgage note).

         A Servicing Transfer Event will cease to exist, if and when:

         o    with respect to the circumstances described in clauses 1. and 2.
              of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

         o    with respect to the circumstances described in clauses 3. and 5.
              of this definition, those circumstances cease to exist in the judgment of the applicable special servicer;

         o    with respect to the circumstances described in clause 4. of this definition, the proceedings are terminated; and

         o    with respect to the circumstances described in clause 6. of this definition, the default is cured in the judgment of the special servicer.

         "Shadow Anchor" means a store or business that materially affects the draw of customers to a retail property, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

         "Significant Mortgage Loans" has the meaning given to that term under
"The Pooling and Servicing Agreement--Enforcement of Due-on-Sale Provisions and
Due-on-Encumbrance" in this prospectus supplement.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

                                     S-208

         "Specially Designated Servicing Actions" means any of the following actions with respect to any mortgage loan, mortgaged real property or REO
Property that is being serviced and/or administered under the pooling and servicing agreement:

         o    any modification, waiver or amendment of a monetary term of a mortgage loan (other than a waiver of Default Interest and/or late payment charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below);

         o    any proposed or actual foreclosure or comparable conversion of the ownership of a mortgaged real property securing a specially serviced mortgage loan;

         o    any proposed or actual sale of an REO Property, other than in connection with the termination of the trust fund as described in this prospectus supplement under "The Pooling and Servicing
              Agreement--Termination";

         o    any determination to bring a mortgaged real property or an REO
              Property into compliance with applicable environmental laws;

         o    any acceptance of substitute or additional collateral for a specially serviced mortgage loan (other than in accordance with the terms of that mortgage loan);

         o    any acceptance of a discounted payoff with respect to a specially serviced mortgage loan;

         o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause under any mortgage loan;

         o    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

         o    any release of collateral for a specially serviced mortgage loan or releases of earn-out reserves or related letters of credit with respect to an underlying mortgage loan (other than, in each case, in accordance with the terms of, or upon satisfaction of, that mortgage loan); and

         o    such other events as may be expressly provided for in the pooling and servicing agreement.

         "Stated Principal Balance" means, for each mortgage loan in the trust fund, an amount that:

         o    will initially equal its unpaid principal balance as of its due date in December 2004 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after
              application of all payments of principal due on or before that date, whether or not those payments have been received; and

         o    will be permanently reduced on each subsequent distribution date, to not less than zero, by--

               1.   that portion, if any, of the Total Principal Distribution
                    Amount for that distribution date that is attributable to
                    that mortgage loan, and

               2.   the principal portion of any Realized Loss incurred with
                    respect to that mortgage loan during the related collection period.

         However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

         "Static Prepayment Premium" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

         "TI/LC" means tenant improvements and leasing commissions.

         "Total Available Funds" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2004-C5 certificates on that date as described under "Description of the Offered
Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

                                     S-209

         "Total Principal Distribution Amount" means:

         o    for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

               1.   all payments of principal, including voluntary principal
                    prepayments, received by or on behalf of the trust fund with respect to the underlying mortgage loans (but not in respect of amounts payable to any Companion Loan pursuant to the
                    related intercreditor agreement) during the related
                    collection period, exclusive of any of those payments that represents a late collection of principal for which an
                    advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or
                    before the due date for the related underlying mortgage loan in December 2004 or on a due date for the related underlying mortgage loan subsequent to the end of the related
                    collection period,

               2.   all monthly payments of principal received by or on behalf of the trust fund with respect to the underlying mortgage
                    loans prior to, but that are due during, the related
                    collection period,

               3.   all other collections, including liquidation proceeds,
                    condemnation proceeds, insurance proceeds and repurchase
                    proceeds, that were received by or on behalf of the trust
                    fund with respect to any of the underlying mortgage loans
                    (but not in respect of amounts payable to any Companion Loan pursuant to the related intercreditor agreement) or any
                    related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying
                    mortgage loan, in each case net of any portion of the
                    particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a
                    monthly payment of principal due on or before the due date for the related mortgage loan in December 2004, and

               4.   all advances of principal made with respect to the
                    underlying mortgage loans for that distribution date; and

         o    for the final distribution date, an amount equal to the total
              Stated Principal Balance of the mortgage pool outstanding
              immediately prior to that final distribution date.

         Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any Distribution Date by an amount equal to the Principal
Distribution Adjustment Amount calculated with respect to such Distribution
Date. The Total Principal Distribution Amount will be increased on any
Distribution Date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to a mortgage loan if such advance was previously reimbursed from principal in a manner that resulted in a Principal Distribution Adjustment Amount on a prior
Distribution Date.

         "Underwriter Exemption" means PTE 89-90, as subsequently amended by PTE
97-34, PTE 2000-58 and PTE 2002-41.

         "Underwritten Debt Service Coverage Ratio" or "U/W DSCR" means:

         o    with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through
              cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

               1.   the Underwritten Net Cash Flow for the related mortgaged
                    real property, to

               2.   twelve times the monthly debt service payment for that
                    mortgage loan due on the related due date in December 2004;
                    and

         o    with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

               1.   the total Underwritten Net Cash Flow for those properties, to

                                     S-210

               2.   twelve times the monthly debt service payment(s) for that
                    mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in
                    December 2004;

         provided that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in December 2004 through and including the due date in November 2005 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins.

         "Underwritten Effective Gross Income" or "U/W EGI" means, with respect to any mortgaged real property securing an underlying mortgage loan, the
Estimated Annual Revenues for that property.

         "Underwritten Net Cash Flow" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

         o    was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

         o    is equal to the excess of--

               1.   the Estimated Annual Revenues for the property, over

               2.   the Estimated Annual Operating Expenses for the property.

         The management fees and reserves assumed in calculating Underwritten
Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating
Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating
Underwritten Net Cash Flow may differ substantially from actual conditions.
Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash
Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

         Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the
Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

         "Underwritten Net Operating Income" or "U/W NOI" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual
Operating Expenses for the property for purposes of calculating that
Underwritten Net Cash Flow:

         o    underwritten recurring replacement reserve amounts;

         o    capital improvements, including recurring capital improvements;

         o    in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

                                     S-211

         o    in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

         "United States Person" means

         o    a citizen or resident of the United States;

         o    a domestic partnership;

         o    a domestic corporation;

         o    any estate, other than a foreign estate within the meaning of
              Section 7701(a)(31) of the Internal Revenue Code, and

         o    any trust if -

               1.   a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

               2.   one or more United States Persons have the authority to
                    control all substantial decisions of the trust fund.

         "Units" means--

         o    in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

         o    in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

         "USAP" means the Uniform Single Attestation Program for Mortgage
Bankers established by the Mortgage Bankers of America.

         "Weighted Average Net Mortgage Pass-Through Rate" means, for each distribution date, the weighted average of the respective Net Mortgage
Pass-Through Rates with respect to the mortgage loans in the trust fund for that distribution date, weighted on the basis of their respective Stated Principal
Balances immediately prior to that distribution date.

         "Wells Fargo" means Wells Fargo Bank, N.A.

         "Year Built" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

         "Year Renovated" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the
Most Recent Appraised Value of the property is based.

         "Yield Maintenance Charge" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage, which in some cases may vary, of the amount prepaid.

         "YMx/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

                                     S-212

         "YM/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

         "Zurich" means Zurich Financial Services Group.

                                     S-213

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                  EXHIBIT A-1

                       CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

                      SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                 Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

                 Engineering, TI/LC, Tax and Insurance Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                       Recurring Reserve Cap Information

                     LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                     CUT-OFF DATE
               LOAN                                                   PRINCIPAL
  #  CROSSED  GROUP   PROPERTY NAME                                  BALANCE (1)   MANAGEMENT COMPANY
  -  -------  -----   -------------                                  -----------   ------------------

  1             1     Time Warner Retail                            $ 320,000,000  Related Urban Management Company, L.L.C.
  2             1     275 Madison Avenue                               71,000,000  RFR Realty, LLC
  3             1     AT&T Consumer Services Headquarters              58,000,000  Owner Managed
  4             1     Eastgate Mall                                    53,700,000  CBL & Associates Properties, Inc.
  5     A       1     BECO Park at Forbes Center  - BRIT I             30,947,673  BECO Management, Inc.
  6     A       1     BECO Park at Forbes Center - BRIT III            17,228,601  BECO Management, Inc.
  7     A       1     BECO Park at Forbes Center - BRIT II              3,669,054  BECO Management, Inc.
  8             1     Orangefair Marketplace Shopping Center           35,925,742  Summit Team, Inc.
  9             1     Pershing Park Plaza                              29,500,000  Urbana Realty Advisors, LLC
 10             1     Shoppes of Paradise Isle Shopping Center         28,000,000  Interface Properties, Inc.
 11             1     1300 Parkwood Office Building                    27,500,000  NAI Brannen/Goddard, LLC
 12             2     River Road Apartments                            26,500,000  Mid America Management Corporation
 13     B       1     Valwood Building 37                               7,040,000  Americo Real Estate, Ltd.
 14a    B       1     Valwood Building 45                               7,560,000  Americo Real Estate, Ltd.
 14b    B       1     Valwood Building 33                               6,200,000  Americo Real Estate, Ltd.
 14c    B       1     Valwood Building 30                               3,800,000  Americo Real Estate, Ltd.
 15             1     City Centre Place                                21,500,000  Triple Net Properties Realty, Inc.
 16             2     Villas at D'Andrea                               19,178,905  Myan Management Group, LLC
 17             1     5000 Shoreline Court                             19,150,000  Cushman & Wakefield of California, Inc.
 18a            1     71-77 Summer Street                               9,579,832  Centurion Realty, LLC
 18b            1     184 High Street                                   9,420,168  Centurion Realty, LLC
 19             2     Town Hall Terrace                                19,000,000  Owner Managed
 20             1     Dekalb County Shopping Center                    17,980,112  The Mid America Management Corporation
 21             1     Greendale Centre Shopping Center                 17,350,000  Centre Properties Management, Inc.
 22             1     Spinnaker Court Apartments                       17,250,000  Mid America Management Corporation
 23             1     Pleasant Hill Square                             17,120,000  Inland Commercial Property Management, Inc.
 24             2     Estates at Charlotte - 1420 Magnolia             17,000,000  Estates Management Company
 25             2     Kingwood Lakes Apartments                        16,980,318  CNC Investments, Ltd., L.L.P.
 26             1     Sunshine Key                                     16,521,828  MHC Operating Limited Partnership
 27             1     Vallejo Plaza                                    16,181,830  Gallagher & Miersch, Inc.
 28             1     Buckhead Pavilion                                15,449,008  Coro Realty Advisors, LLC
 29             1     Clifty Crossing                                  15,334,034  Continental Realty, Ltd.
 30             1     Promenade Shopping Center                        15,000,000  West Valley Properties, Inc.
 31             2     Sanctuary of Woodshire                           15,000,000  Wimmer Brothers Realty, Inc.
 32             2     Medical Center Apartments                        14,993,070  CNC Investments, Ltd., L.L.P.
 33             1     Commercial Street Business Center                14,929,177  Orchard Management Services
 34             1     FedEx - Midway                                   14,480,000  Scannell Properties
 35             1     Market Place at Concord Mills                    14,298,026  Management Associates Limited Partnership
 36             2     Parkside Apartments                              14,120,000  Kaplan Management Co., Inc.
 37             2     Midtown Terrace Apartments                       13,750,000  Owner Managed
 38             1     Brettwood Village                                12,451,872  Draper and Kramer, Incorporated
 39             2     Cross Creek Apartments                           12,018,954  CNC Investments, Ltd., L.L.P.
 40             1     Bowles Avenue Marketplace                        11,965,918  Dunton Commercial Real Estate Company
 41             1     Brunswick Plaza West                             11,925,000  Owner Managed
 42             1     Stevens Creek Office Center                      11,556,000  J. Volckmann & Associates, Inc.
 43             1     Valley North Center                              11,525,000  Safco Capital Corp.
 44             2     Commons on Edgebrook Apartments                  11,364,289  CNC Invetments, Ltd., L.L.P.
 45             1     Mansfield Towne Crossing                         10,982,300  Inland Southwest Management LLC
 46             2     Campus View Apts                                 10,400,000  Mills Properties. Inc.
 47             1     Sunburst North Ft. Myers                         10,378,585  MHC Operating Limited Partnership
 48             2     Celeron Square Apartments                        10,313,289  Flagship Management Services, Inc.
 49             1     Scottsdale Renaissance                           10,167,785  Triyar Management of AZ, Inc.
 50             1     Perimeter Center                                 10,000,000  Owner Managed
 51             1     Warner View Corporate Center                      9,989,540  Younan Properties Inc.
 52             1     The Atrium at Fairfield                           9,451,719  GHP Office Realty LLC
 53             2     Hyperion Apartments                               9,300,000  CNC Investments, Ltd., L.L.P.
 54             1     Silver Dollar                                     9,149,993  MHC Operating Limited Partnership
 55             1     Greenbrier Plaza                                  9,055,561  Dolphin Partners, Inc.
 56             2     Campus Village                                    8,990,019  Campus Village Management, LLC
 57             1     Sorrento Research Facility                        8,790,161  Pacific Management Services, Inc.
 58             2     Blackthorn Apartments                             8,700,000  CRF Management, Inc.
 59             2     Meridian Court South Apartments                   8,400,000  Mid America Management Corporation
 60             1     Riggs Plaza Shopping Center                       7,977,929  The Jaffe Group
 61             2     Jemison Flats                                     7,958,821  Corporate Realty Management, Inc.
 62             2     Windsor Place Apartments                          7,800,000  Chatham Communities, Ltd.
 63             2     Ridge View Apartments                             7,700,000  MC Management, LLC
 64a            1     222 Clematis Street                               4,235,000  Compass Realty Management
 64b            1     312 Clematis Street                               3,465,000  Compass Realty Management
 65             1     Comfort Suites Innsbrook                          7,589,201  Shamin Hotels, Inc.
 66             2     Countryside Village Apartments                    7,500,000  Environmental Community Development Company,
                                                                                      Inc. (ECD)
 67             1     Holiday Inn Princeton                             7,470,158  Shihasi Investment Corporation
 68             2     Washington Townhomes Apartments                   7,300,000  Horizon Management Group
 69             1     Margarita Promenade                               7,224,000  The Jack Tarr Development Company
 70             2     Indian Wells Apartments                           7,130,870  SkyWest Properties, Inc.
 71             2     Peppertree Apartments                             7,035,048  CNC Investments, Ltd., L.L.P.
 72             1     Metro Business Park                               6,900,000  Owner Managed
 73             1     1221 Post Road East                               6,480,136  GHP Office Realty LLC
 74             1     Chester Holiday Inn Express                       6,390,906  Shamin Hotels, Inc.
 75             1     Magnolia Apartments                               6,370,000  BPM Senior Living Company
 76             2     Mission Village                                   6,272,871  BH Management Services, Inc.
 77             1     Dublin Sawmill Center                             6,200,000  Plaza Properties, Inc.
 78             2     Pecos Point                                       6,188,149  Horizon Investment and Management Corporation
 79             1     Shaw Business Center                            $ 6,100,000  Urban Properties, Inc.
 80             1     North Eastwood Shopping Center                    6,086,813  Columbus Pacific Properties, Inc.
 81             2     Pacific Dunes                                     6,025,000  MHC Operating Limited Partnership
 82             1     Civista Health Building                           5,900,000  Civista Health, Inc.
 83             2     Oakwood Apartments                                5,713,115  CNC Investments, Ltd., L.L.P
 84             2     Chateaux Fall Creek                               5,680,000  Greystone Asset Management, L.P.
 85             1     Emerald Coast Centre                              5,661,586  Grimmer Realty Co., Inc.
 86             1     Business Park & Willow Creek                      5,550,000  Meissner Jacquet Investment Management Services
 87             1     National Hwy 54 / Self Storage                    5,250,000  Halliday Management Company
 88             2     Rugby McIntyre Apartments                         5,084,447  Management Services Corporation
 89             1     Apple Valley Estates MHP                          5,084,415  Community Management Service, Inc.
 90             1     Carlsbad Courtyard                                5,000,000  Covey Commercial Real Estate Services
 91             1     Black Mountain Center                             4,974,701  Owner Managed
 92             2     Renaissance Gardens Apartments                    4,966,641  DMJ Management, Inc.
 93             1     Natividad Office Complex                          4,800,000  Meritage Real Estate Development Group, Inc.
 94             1     Floral Park Promenade                             4,743,657  Red Mountain West Properties, Inc.
 95             2     Hunter's Run Apartments                           4,600,000  Owner Managed
 96             2     Canyon Pointe Apartments                          4,485,904  CNC Investments, Ltd., L.L.P.
 97             1     2150 Point Blvd                                   4,455,136  Pancor Construction & Development, L.L.C.
 98             2     Kimberly Court Apartments                         4,450,000  Mid America Management Corporation
 99             1     Holiday Inn Gainesville                           4,433,983  H.I. Development Corp.
 100            2     Mill Valley Apartments                            4,390,747  CNC Investments, Ltd., L.L.P.
 101            1     Kerrville Junction Shopping Center                4,287,762  Gulf Coast Commercial Management, Inc.
 102            2     Autry Portfolio - Sangre De Cristo                4,131,610  Owner Managed
 103            1     Walgreens - Rocky Mount, NC                       4,095,596  Owner Managed
 104            1     Walgreens - Casper, WY                            4,080,773  Owner Managed
 105            1     Annapolis Technology Park-In Line                 3,982,449  MIE Properties, Inc.
 106            1     Walgreens - Greenville (Evans)                    3,975,725  Owner Managed
 107    C       1     127 West 96th St. Loan 1                          2,479,567  N/A
 108    C       1     127 West 96th St. Loan 2                          1,449,204  N/A
 109            1     Wilshire Westgate Shopping Center                 3,922,630  Thornton Oliver Keller Property Management, LLC
 110            2     Venezia & Electric Avenue                         3,887,606  Owner Managed
 111            2     Shores at Lake Point                              3,800,000  Owner Managed
 112            1     Renaissance Park I                                3,650,000  Cape Fear Commercial, LLC
 113            1     Robin Hill MHR & RV                               3,600,000  Diversified Investments - Cactus Gardens, LLC
 114            1     Walgreens - Vernon, CT                            3,596,177  Owner Managed
 115            1     17001 Science Drive                               3,586,827  MIE Properties, Inc.
 116            1     Larchmont Street Retail                           3,585,112  Owner Managed
 117            1     Colonial Court                                    3,540,000  Owner Managed
118a            2     25 Cervantes Boulevard                            1,456,693  Hill & Company Property Management
118b            2     2395 Francisco Street                             1,204,724  Hill & Company Property Management
118c            2     15 & 27 Alhambra                                    838,583  Hill & Company Property Management
 119            1     West River Crossing                               3,500,000  Inland Commercial Property Management, Inc.
 120            2     Rochelle Place                                    3,436,312  Owner Managed
 121            1     Walgreens - Apple Valley, CA                      3,408,640  Owner Managed
 122            1     Timberstone Center                                3,390,013  WestValley Management Co.
 123            1     Lake Brandon Shopping Center                      3,387,363  Owner Managed
 124            1     CVS - Bessemer                                    3,375,000  Owner Managed
 125            1     South Melrose Office                              3,300,000  Meissner Jacquet Investment Management Services
 126            1     Weinecke Court                                    3,296,158  Friedman Properties, Ltd.
 127            2     Autry Portfolio - Valley Apartments               3,235,785  Owner Managed
 128            1     Areis Building                                    3,212,474  Owner Managed
 129            1     Yarmouth Crossing Retail Center                   3,200,000  Yarmouth Crossing Management, LLC
 130            1     San Dimas Town Center                             3,200,000  Owner Managed
 131            2     Durrett Village II Apartments                     3,200,000  Byers and Harvey, Inc.
 132            1     16 Greenmeadow Drive                              3,187,489  Obrecht Realty Services, Inc.
 133            1     Lakeside Center at Maryland Farms                 3,181,384  Maryland Commons, L.L.C.
 134            1     Walgreens - Miami, OK                             3,124,763  Owner Managed
 135            1     Hunter's Retreat Professional Center              3,030,000  Quaker Custom Homes LLC
 136            1     Renaissance Retail                                3,000,000  Investcal Renaissance LLC
 137            1     Shawnee Shopping Center                           2,996,956  The Spectra Group, Inc.
 138            2     Oak Park Apartments                               2,992,172  Choice Properties, LLC
 139            2     Concord Apartments                                2,990,622  Owner Managed
 140            1     Polaris Professional Center                       2,945,873  Ohio Equities, LLC
 141            1     6401-6407 Van Nuys Blvd.                          2,916,282  Owner Managed
 142            1     Gallery Park II Office                            2,900,000  RCMS, Inc.
 143            1     La Guardia Self Storage                           2,894,234  Sherron Associates, Inc.
 144            1     Walgreens - Cable Road                            2,894,031  Owner Managed
 145            2     Crystal River                                     2,831,903  MHC Operating Limited Partnership
 146            1     Mountain Village                                  2,744,972  Owner Managed
 147            1     Ft. Dodge Shopping Center                         2,715,000  The Spectra Group, Inc.
 148            2     Shaker Hall Apartments                            2,700,000  Owner Managed
 149            1     North Village Square                              2,682,958  Capital Realty Advisors, Inc.
 150            1     Walgreens - Lubbock, TX                           2,657,088  Owner Managed
 151            1     Walgreens - Long Beach                            2,646,941  Owner Managed
 152            2     J Bar J Trailer Ranch                             2,570,078  Owner Managed
 153            1     611 8th Avenue                                    2,490,646  Centurion Realty, LLC
 154            1     Village Shoppes of Lighthouse Point               2,489,541  Owner Managed
 155            2     The Mill MHC                                      2,450,000  Community Associates, Inc.
 156            2     Autry Portfolio - Mountain View III Apartments    2,448,771  Owner Managed
 157            2     Broadway Terrace Apartments                       2,397,395  Owner Managed
 158            1     North Canal Plaza                                 2,367,381  Owner Managed
 159            1     Spring Plaza Retail Center                      $ 2,342,055  Owner Managed
 160            1     Lakefront Professional Building                   2,290,619  Abadie Properties, Inc.
 161            1     170-180 West Westfield Avenue                     2,226,133  Owner Managed
 162            2     Greenfield Village Apartments                     2,157,667  Owner Managed
 163            1     Lake Deer MHP                                     2,091,718  Owner Managed
 164            1     Sunburst Florida Keys                             2,047,760  MHC Operating Limited Partnership
 165            1     Silver Mill House                                 2,042,763  Schott Consulting
 166            1     Fed Ex Ground Package                             2,000,000  Owner Managed
 167            2     John's Creek Apartments                           1,994,088  Owner Managed
 168            1     Riverview MHP                                     1,944,139  Owner Managed
 169            2     Parklee Apartments                                1,894,060  Owner Managed
 170            2     Autry Portfolio - Mountain View II Apartments     1,887,491  Owner Managed
 171            1     Berry Hill Shopping Center                        1,838,401  CB Richard Ellis Memphis LLC
 172            2     Williamsville Village Apartments                  1,800,000  Owner Managed
 173            1     Market Square Retail Center                       1,796,775  Owner Managed
 174            1     Ronny's MHP & RV Park                             1,794,922  Owner Managed
 175            1     Kingstowne Shops                                  1,794,735  Owner Managed
 176            1     Sundown Plaza                                     1,793,617  MPB Realty Services, Inc.
 177            1     Townwood Mobile Home Park                         1,790,001  Manufactured Housing Enterprises Inc.
 178            1     Saddleview Office Park                            1,739,551  P.M.A. Inc.
 179            2     The Villa Apartments                              1,739,069  Associated Management, Ltd.
 180            1     7250 West Cermak                                  1,716,781  AEG Real Estate Advisors, LLC
 181            1     Dumar Plaza                                       1,696,678  Owner Managed
 182            2     Noblesse Oblige Mobile Home Park                  1,689,290  Sampson Enterprises
 183            2     Colonial Court Apartments                         1,676,969  Owner Managed
 184            1     Mooresville Gateway Trade Court Shoppes           1,600,000  Merrifield Partners, LLC
 185            2     Queen Mary Apartments                             1,600,000  Morris Management, LLC
 186            1     310 & 320 Ed Wright Lane                          1,594,415  Owner Managed
 187            2     Shangri-La MHP                                    1,517,310  N/A
 188            1     Hogan Retail Plaza Center                         1,500,000  Kirsten E. Larson
 189            2     Memorial Springs Apartments                       1,497,226  Owner Managed
 190            1     Reseda Retail Property                            1,495,978  Owner Managed
 191            2     Willow Glen Mobile Home Park                      1,493,770  Owner Managed
 192            1     Vancouver Mobile Retreat                          1,445,821  Owner Managed
 193            2     McKinley Woods Apartments                         1,437,977  Owner Managed
 194            1     Annapolis Technology Park-BB&T                    1,433,564  MIE Properties, Inc.
 195            2     Bamboo MHP                                        1,397,324  Owner Managed
 196            1     2nd Street Plaza                                  1,397,083  Owner Managed
 197            2     Kenny Road Apartments                             1,395,775  Owner Managed
 198            1     Lakes IV Apartments                               1,357,372  Woodruff Property Management Company
 199            2     Green River MHP                                   1,354,844  Owner managed
 200            1     33 Claroma Street                                 1,351,216  N/A
 201            2     Autry Portfolio - Dona Ana I Apts                 1,341,134  Owner Managed
 202            2     Durrett Village I Apartments                      1,300,000  Byers and Harvey, Inc.
 203            2     Homestead Apartments                              1,291,595  Owner Managed
 204            1     South University Center                           1,278,750  GRACO Real Estate Development, Inc.
 205            1     Shadow Pines MHC                                  1,246,495  Owner Managed
 206            1     McDonald Avenue                                   1,213,695  Owner Managed
 207            2     Autry Portfolio - Santa Fe Apartments             1,192,031  Owner Managed
 208            1     101 Jupiter Drive East                            1,146,629  N/A
 209            2     Holiday Meadows Apartments                        1,096,632  Owner Managed
 210            2     South Point Oaks Apartments                       1,094,097  Drought Properties Inc.
 211            2     Autry Portfolio - Dona Ana II Apartments          1,092,704  Owner Managed
 212            1     Dollar Tree Plaza                                 1,050,000  Owner Managed
 213            2     Meridian Apartments                               1,028,167  Owner Managed
 214            1     Dyer Blvd Warehouse                                 994,661  Owner managed
 215            1     West Little York Mini Storage                       991,197  McCartney Properties, Inc.
 216            2     Hillcrest Apartment Community                       978,448  Moore Company Rentals
 217            1     14-16 E. 17th St.                                   950,925  N/A
 218            1     Village Tower Office Building                       945,273  Owner Managed
 219            1     Western Sands                                       922,556  Owner Managed
 220            2     Amber Point Apartments                              799,314  Southeastern LIHTC Management, Inc.
 221            2     Minerva MHP                                         798,618  Owner Managed
 222            2     1803 19th St                                        798,461  Owner Managed
 223            1     421 West 57th Street                                732,094  N/A
 224            1     Tri-County Self Storage                             708,649  Owner Managed
 225            1     Berry Street Shopping Center                        646,753  Jennifer Pierson and Randy Fleisher
 226            1     3810 Greystone Avenue                               520,110  N/A
 227            1     31-33 Mercer Street                                 440,119  N/A
 228            2     482 E. 9th Street Brooklyn                          413,262  N/A

(A)  THE UNDERLYING MORTGAGE LOANS SECURED BY BECO PARK AT FORBES CENTER - BRIT
     I, BECO PARK AT FORBES CENTER - BRIT II AND BECO PARK AT FORBES CENTER -
     BRIT III ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B)  THE UNDERLYING MORTGAGE LOANS SECURED BY VALWOOD BUILDING 37 AND VALWOOD
     INDUSTRIAL PORTFOLIO ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C)  THE UNDERLYING MORTGAGE LOANS SECURED BY 127 WEST 96TH ST. LOAN 1 AND 127
     WEST 96TH. ST. LOAN 2 ARE CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2004.

  #      ADDRESS                                                     CITY                     COUNTY              STATE    ZIP CODE

  1      10 Columbus Circle                                          New York                 New York              NY       10019
  2      275 Madison Avenue                                          New York                 New York              NY       10016
  3      340 Mount Kemble Avenue                                     Morris Township          Morris                NJ       07960
  4      4601 Eastgate Boulevard                                     Cincinnati               Clermont              OH       45425
  5      4301-4473 Forbes Boulevard, 4601 Presidents Drive, 4611
             Assembly Drive and 10101 Senate Drive                   Lanham                   Prince Georges        MD       20706
  6      4501 Forbes Boulevard & 4359-4451 Nicole Drive              Lanham                   Prince Georges        MD       20706
  7      4451 Parliament Place                                       Lanham                   Prince Georges        MD       20706
  8      1300-1440 South Harbor Boulevard, 140-246 West
             Orangethorpe Avenue and 1391-1401 Lemon Street          Fullerton                Orange                CA       92832
  9      1420 Peachtree Street                                       Atlanta                  Fulton                GA       30309
 10      34940 Emerald Coast Parkway                                 Destin                   Okaloosa              FL       32541
 11      1300 Parkwood Circle                                        Atlanta                  Cobb                  GA       30339
 12      9115 Knights Bridge Boulevard                               Indianapolis             Marion                IN       46240
 13      1650 West Crosby Road                                       Carrollton               Dallas                TX       75006
 14a     1645 Wallace Road                                           Carrollton               Dallas                TX       75006
 14b     1400 Valwood Parkway                                        Carrollton               Dallas                TX       75006
 14c     1617 West Crosby Road                                       Carrollton               Dallas                TX       75006
 15      400 South 4th Street                                        Las Vegas                Clark                 NV       89101
 16      2200 North D'Andrea Parkway                                 Sparks                   Washoe                NV       89434
 17      5000 Shorline Court                                         South San Fransisco      San Mateo             CA       94080
 18a     71-77 Summer Street                                         Boston                   Suffolk               MA       02110
 18b     184 High Street                                             Boston                   Suffolk               MA       02110
 19      2255 Center Terrace                                         Grand Island             Erie                  NY       14072
 20      2333-2353 Sycamore Road                                     Dekalb                   Dekalb                IL       60115
 21      723-789 US Highway 31 North                                 Greenwood                Johnson               IN       46142
 22      3685 St. Thomas Boulevard                                   Indianapolis             Marion                IN       46214
 23      2205-2275 Pleasant Hill Road                                Duluth                   Gwinnett              GA       30096
 24      1420 Estate Avenue                                          Charlotte                Mecklenburg           NC       28209
 25      3700 Kingwood Drive                                         Kingwood                 Harris                TX       77339
 26      38801 Overseas Highway                                      Marathon                 Monroe                FL       33043
 27      475 Redwood Street                                          Vallejo                  Solano                CA       94590
 28      3221 Peachtree Road                                         Atlanta                  Fulton                GA       30305
 29      1149 North National Road                                    Columbus                 Bartholomew           IN       47201
 30      3501 McHenry Avenue                                         Modesto                  Stanislaus            CA       95356
 31      2200 South Clubhouse Drive                                  New Berlin               Waukesha              WI       53151
 32      5055 Von Scheele Drive                                      San Antonio              Bexar                 TX       78229
 33      1010 - 1070 Commercial Street                               San Jose                 Santa Clara           CA       95112
 34      9500 Sergo Drive                                            McCook                   Cook                  IL       60525
 35      7905 and 7965 Lyles Lane                                    Concord                  Cabarrus              NC       28027
 36      12100 Highway 6 South                                       Sugar Land               Fort Bend             TX       77478
 37      1326 Waldorf Boulevard                                      Madison                  Dane                  WI       53719
 38      3112 North Water Street                                     Decatur                  Macon                 IL       62526
 39      7401 Alma Drive                                             Plano                    Collin                TX       75025
 40      8936, 8966, 8996 and 9046 West Bowles Avenue                Littleton                Jefferson             CO       80123
 41      720 Hoosick Road                                            Troy                     Rensselaer            NY       12180
 42      20813-20883 Stevens Creek Boulevard                         Cupertino                Santa Clara           CA       95014
 43      1300 North Miller Street                                    Wenatchee                Chelan                WA       98801
 44      3927 Arlington Square Drive                                 Houston                  Harris                TX       77034
 45      1781 U.S. Highway 287 and 100, 110 and 120 West Debbie Lane Mansfield                Tarrant               TX       76063
 46      301 Campus View Drive                                       Columbia                 Ingham                MO       65201
 47      7974 Samville Road                                          North Fort Myers         Lee                   FL       33917
 48      180 Hunting Lodge Road                                      Storrs                   Tolland               CT       06268
 49      4545 & 4513 North Scottsdale Road                           Scottsdale               Maricopa              AZ       85251
 50      8541, 8551, 8561 Anderson Drive                             Scottsdale               Maricopa              AZ       85255
 51      5959 Topanga Canyon Boulevard                               Woodland Hills           Los Angeles           CA       91367
 52      30 Two Bridges Road                                         Fairfield                Essex                 NJ       07004
 53      8525 Floyd Curl Drive                                       San Antonio              Bexar                 TX       78240
 54      12609 Silver Dollar Drive                                   Odessa                   Hillsborough          FL       33556
 55      12902 & 12912 Brookhurst Street                             Garden Grove             Orange                CA       92840
 56      1151 East Michigan Avenue                                   East Lansing             Ingham                MI       48823
 57      3985 Sorrento Valley Boulevard                              San Diego                San Diego             CA       92121
 58      4231 Yanceyville Street                                     Greensboro               Guilford              NC       27405
 59      7266 Lockwood Lane                                          Indianapolis             Marion                IN       46217
 60      2065-2101 University Boulevard                              Langley Park             Prince Georges        MD       20783
 61      1827 1st Avenue North                                       Birmingham               Jefferson             AL       35203
 62      5779 South Winds Drive                                      Mentor-On-The-Lake       Lake                  OH       44060
 63      13225 North Fountain Hills Boulevard                        Fountain Hills           Maricopa              AZ       85268
 64a     222 Clematis Street                                         West Palm Beach          Palm Beach            FL       33401
 64b     312 Clematis Street                                         West Palm Beach          Palm Beach            FL       33401
 65      4051 Innslake Drive                                         Glen Allen               Henrico               VA       23060
 66      15300 East Evans Avenue                                     Aurora                   Arapahoe              CO       80013
 67      100 Independence Way                                        Princeton                Middlesex             NJ       08540
 68      15646 Washington Avenue                                     San Lorenzo              Alameda               CA       94580
 69      40573 Margarita Road                                        Temecula                 Riverside             CA       92591
 70      975 South Royal Palm Road                                   Apache Junction          Pinal                 AZ       85219
 71      2701 Longmire Drive                                         College Station          Brazos                TX       77845
 72      1300-1700 West 2200 South                                   West Valley              Salt Lake             UT       84119
 73      1221 Post Road East                                         Westport                 Fairfield             CT       06880
 74      1911 West Hundred Road                                      Chester                  Chesterfield          VA       23836
 75      8537 Magnolia Avenue                                        Riverside                Riverside             CA       92504
 76      400 John Wesley Boulevard                                   Bossier City             Bossier               LA       71112
 77      6301-6393 Sawmill Road                                      Dublin                   Franklin              OH       43017
 78      1650 North Pecos Road                                       Las Vegas                Clark                 NV       89115
 79      212-214 Shaw Road                                           South San Francisco      San Mateo             CA       94080
 80      8955 East 38th Street                                       Indianapolis             Marion                IN       46226
 81      1205 Silver Spur Place                                      Oceano                   San Luis Obispo       CA       93445
 82      3510 Old Washington Road                                    Waldorf                  Charles               MD       20602
 83      6351 Vega Drive                                             Fort Worth               Tarrant               TX       76133
 84      15116 Mesa Drive                                            Humble                   Harris                TX       77396
 85      14063 Emerald Coast Parkway                                 Destin                   Okaloosa              FL       32541
 86      9775 Business Park Avenue & 10021 Willow Creek Road         San Diego                San Diego             CA       92131
 87      132 West 33rd Street                                        National City            San Diego             CA       91950
 88      611 Rugby Road                                              Charlottesville          Albemarle             VA       22903
 89      1650 East 181st Avenue                                      Hebron                   Lake                  IN       46341
 90      2231 Rutherford Road                                        Carlsbad                 San Diego             CA       92008
 91      9474 Black Mountain Road                                    San Diego                San Diego             CA       92126
 92      2201 Ridgmar Boulevard                                      Fort Worth               Tarrant               TX       76116
 93      631 & 633 East Alvin Road                                   Salinas                  Monterey              CA       93906
 94      2705-2729 North Bristol Street                              Santa Ana                Orange                CA       92706
 95      5801 Blacksmith Drive                                       Raleigh                  Wake                  NC       27606
 96      3621 North Black Canyon Freeway                             Phoenix                  Maricopa              AZ       85015
 97      2150 Point Boulevard                                        Elgin                    Kane                  IL       60123
 98      4121 Kimberly Parkway North                                 Columbus                 Franklin              OH       43232
 99      1250 West University Avenue                                 Gainesville              Alachua               FL       32601
 100     201 West Tarrant Road                                       Grand Prairie            Dallas                TX       75050
 101     1304 Junction Highway                                       Kerrville                Kerr                  TX       78028
 102     1801 Espinacitas Street                                     Santa Fe                 Santa Fe              NM       87505
 103     2624 Sunset Avenue                                          Rocky Mount              Nash                  NC       27804
 104     1071 CY Avenue                                              Casper                   Natrona               WY       82604
 105     2601-2641 Riva Road                                         Annapolis                Anne Arundel          MD       21401
 106     103 Southeast Grenville Boulevard                           Greenville               Pitt                  NC       27858
 107     127-131 West 96th Street                                    New York                 New York              NY       10025
 108     127-131 West 96th Street                                    New York                 New York              NY       10025
 109     7500 and 7402 West Fairview Avenue                          Boise                    Ada                   ID       83704
 110     1004 Electric Avenue, 607 & 613 Venezia Avenue              Venice                   Los Angeles           CA       90291
 111     299 Lake Pointe Drive                                       Middle Island            Suffolk               NY       11953
 112     1111 Military Cutoff Road                                   Wilmington               New Hanover           NC       28405
 113     149 Robin Hill Road                                         Lenhartsville            Berks                 PA       19534
 114     529 Talcottville Road                                       Vernon                   Tolland               CT       06066
 115     17001 Science Drive                                         Bowie                    Prince George's       MD       20715
 116     206-226 North Larchmont Boulevard                           Los Angeles              Los Angeles           CA       90004
 117     407-425 Main Street                                         Chester                  Morris                NJ       07930
118a     25 Cervantes Boulevard                                      San Francisco            San Francisco         CA       94123
118b     2395 Francisco Street                                       San Francisco            San Francisco         CA       94123
118c     15 & 27 Alhambra                                            San Francisco            San Francisco         CA       94123
 119     2318 Essington Road                                         Joliet                   Will                  IL       60435
 120     240 West Rochelle Road                                      Irving                   Dallas                TX       75062
 121     20250 Highway 18                                            Apple Valley             San Bernardino        CA       92307
 122     7561 Sylvania Avenue                                        Sylvania                 Lucas                 OH       43560
 123     2022 Badlands Drive                                         Brandon                  Hillsborough          FL       33511
 124     2901 Morgan Road                                            Bessemer                 Jefferson             AL       35022
 125     440 South Melrose Drive                                     Vista                    San Diego             CA       92081
 126     670-692 Vernon Avenue                                       Glencoe                  Cook                  IL       60022
 127     1812 Indian School Road Northwest                           Albuquerque              Bernalillo            NM       87104
 128     2358 Eastlake Avenue East                                   Seattle                  King                  WA       98102
 129     2935 South Fish Hatchery Road                               Fitchburg                Dane                  WI       53711
 130     114-156 East Bonita Avenue                                  San Dimas                Los Angeles           CA       91773
 131     200 State Line Road                                         Clarksville              Montgomery            TN       37042
 132     16 Greenmeadow Drive                                        Timonium                 Baltimore             MD       21093
 133     214 Ward Circle                                             Brentwood                Williamson            TN       37027
 134     910 North Main Street                                       Miami                    Ottawa                OK       74354
 135     2500 Hunters Place                                          Woodbridge               Prince William        VA       22192
 136     645 Front Street                                            San Diego                San Diego             CA       92101
 137     4903 North Union Avenue                                     Shawnee                  Pottawatomie          OK       74804
 138     2009 Waveland Avenue                                        Waveland                 Hancock               MS       39576
 139     5807-5825 14th Street Northwest                             Washington               District of Columbia  DC       20011
 140     1120 Polaris Parkway                                        Columbus                 Delaware              OH       43240
 141     6401-6407 Van Nuys Boulevard                                Van Nuys                 Los Angeles           CA       91401
 142     4020 Wake Forest Road                                       Raleigh                  Wake                  NC       27607
 143     1439 Avendia De Las Americas                                Santa Fe                 Santa Fe              NM       87507
 144     701 North Cable Road                                        Lima                     Allen                 OH       45805
 145     11419 West Fort Island Trail                                Crystal River            Citrus                FL       34429
 146     1515 North Mountain Avenue                                  Ontario                  San Bernardino        CA       91762
 147     3003-3043 1st Avenue South                                  Fort Dodge               Webster               IA       50501
 148     12700 Shaker Boulevard                                      Cleveland                Cuyahoga              OH       44120
 149     3111 45th Street                                            West Palm Beach          Palm Beach            FL       33407
 150     5115 98th Street                                            Lubbock                  Lubbock               TX       79424
 151     3301 East Anaheim Street                                    Long Beach               Los Angeles           CA       90804
 152     2980 Northwest 79th Street                                  Miami                    Miami-Dade            FL       33147
 153     611 8th Avenue                                              New York                 New York              NY       10018
 154     3907-3971 North Federal Highway                             Lighthouse Point         Broward               FL       33064
 155     6545 Highway 42                                             Rex                      Clayton               GA       30273
 156     1333 Columbia Avenue Southeast                              Albuquerque              Bernalillo            NM       87106
 157     151 Broadway Drive                                          Clinton                  Hinds                 MS       39206
 158     610 North Canal Boulevard                                   Thibodaux                Lafourche             LA       70301
 159     5900 East Spring Street                                     Long Beach               Los Angeles           CA       90815
 160     6305-07 Elysian Fields Avenue                               New Orleans              Orleans               LA       70122
 161     170-180 West Westfield Avenue                               Roselle Park             Union                 NJ       07204
 162     4923 Albion Street                                          Boise                    Ada                   ID       83705
 163     3301 Avenue G Northwest                                     Winter Haven             Polk                  FL       33881
 164     311 Johnson Road                                            Sugarloaf Key            Monroe                FL       33042
 165     1355 Lowell Avenue                                          Park City                Summit                UT       84060
 166     330 Leggett Drive                                           Richland                 Rankin                MS       39218
 167     25 1/2 Bainbridge Avenue                                    Hampton                  Hampton City          VA       23662
 168     5410 US Highway 1                                           Melbourne                Brevard               FL       32940
 169     1630 Park Road, Northwest                                   Washington               District of Columbia  DC       20011
 170     1515 Columbia Avenue Southeast                              Albuquerque              Bernalillo            NM       87106
 171     1890 Berryhill Road                                         Cordova                  Shelby                TN       38016
 172     211-257 South Union Road                                    Amherst                  Erie                  NY       14221
 173     566 FM 1960 West                                            Houston                  Harris                TX       77090
 174     5545 South Kanner Highway                                   Stuart                   Martin                FL       34997
 175     11745 Jefferson Avenue                                      Newport News             Newport News CIty     VA       23606
 176     10636 North 71st Way                                        Scottsdale               Maricopa              AZ       85254
 177     1662 Crenshaw Court                                         Charlottesville          Albemarle             VA       22901
 178     2200 Park Avenue                                            Park City                Summit                UT       84060
 179     314 Calion Street                                           Jonesboro                Craighead             AR       72401
 180     7250 West Cermak Road                                       North Riverside          Cook                  IL       60546
 181     2885-2925 South Federal Highway                             Delray Beach             Palm Beach            FL       33483
 182     3426 North Romero Road                                      Tuscon                   Pima                  AZ       85705
 183     1401 Maryland Avenue                                        Wilmington               New Castle            DE       19805
 184     123-125 Trade Court                                         Mooresville              Iredell               NC       28117
 185     100 Palace Court                                            North Syracuse           Onondaga              NY       13212
 186     310 and 320 Ed Wright Lane                                  Newport News             Newport News City     VA       23606
 187     3526 North Cascade Avenue                                   Colorado Springs         El Paso               CO       80907
 188     1835-1975 Northeast Division Street                         Gresham                  Multnomah             OR       97030
 189     6815 Shavelson Street                                       Houston                  Harris                TX       77055
 190     5577-5585 Reseda Boulevard                                  Tarzana                  Los Angeles           CA       91356
 191     977 Willow Glen Drive                                       Fenton                   Jefferson             MO       63026
 192     14117 Northeast 10th Avenue                                 Vancouver                Clark                 WA       98685
 193     399 Pin Oak Circle                                          Mishawaka                St. Joseph            IN       46545
 194     2623 Riva Road                                              Annapolis                Anne Arundel          MD       21401
 195     2430 Charles Road                                           Pembroke Park            Broward               FL       33009
 196     5237-5247 East 2nd Street and 201-203 Covina Avenue         Long Beach               Los Angeles           CA       90803
 197     1809-1857 Kenny Road                                        Columbus                 Franklin              OH       43212
 198     4343 Warm Springs Road                                      Columbus                 Muscogee              GA       31909
 199     5605 Branding Iron Drive                                    Dickinson                Galveston             TX       77539
 200     33 Claroma Street                                           St. Joseph Townhship     Stearns               MN       56301
 201     1900 North Solano Drive                                     Las Cruces               Dona Ana              NM       88001
 202     160 State Line Road                                         Clarksville              Montgomery            TN       37042
 203     811 East Armour Boulevard                                   Kansas City              Jackson               MO       64109
 204     8211 University Avenue                                      Lubbock                  Lubbock               TX       79423
 205     8808 224th Street                                           Graham                   Pierce                WA       98338
 206     1674-1686 McDonald Avenue                                   Brooklyn                 Kings                 NY       11230
 207     255 Camino Alire                                            Santa Fe                 Santa Fe              NM       87501
 208     101 Jupiter Drive                                           East Grand Forks         Polk                  MN       15301
 209     121 Holiday Lane                                            Hamburg                  Erie                  NY       14075
 210     4235 Northwest Loop 410                                     San Antonio              Bexar                 TX       78229
 211     1900 North Solano Drive                                     Las Cruces               Dona Ana              NM       88001
 212     6919 Calhoun Memorial Highway                               Easley                   Pickens               SC       29640
 213     1165 & 1185 Meridian Street                                 Hollister                San Benito            CA       95023
 214     4910 Dyer Boulevard                                         West Palm Beach          Palm Beach            FL       33407
 215     8150 West Little York Road                                  Houston                  Harris                TX       77040
 216     1727-51 St. Mathews Road & 1306-62 Marshall Street          Orangeburg               Orangeburg            SC       29116
 217     14-16 East 17th Street                                      New York                 New York              NY       10003
 218     2503-2509 Robinhood Street                                  Houston                  Harris                TX       77005
 219     72 North Turnpike Road                                      Wallingford              New Haven             CT       06492
 220     2113 - 19 Ringgold Court                                    Clarksville              Montgomery            TN       37042
 221     2800 US Highway 17/92                                       Haines City              Polk                  FL       33844
 222     1803 19th Street Northwest                                  Washington               District of Columbia  DC       20009
 223     421 West 57th Street                                        New York                 New York              NY       10019
 224     2228 Friendswood Road                                       Alvin                    Brazoria              TX       77511
 225     2809-2821 West Berry Street                                 Fort Worth               Tarrant               TX       76109
 226     3810 Greystone Avenue                                       Bronx                    Kings                 NY       10463
 227     31-33 Mercer Street                                         New York                 New York              NY       10013
 228     478-482 East 9th Street                                     Brooklyn                 Kings                 NY       11218

                 DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                                             CUT-OFF DATE
                       LOAN                                                                   PRINCIPAL
   #      CROSSED     GROUP    PROPERTY NAME                                                 BALANCE (1)          PROPERTY TYPE
   -      -------     -----    -------------                                                 -----------          -------------

   1                    1      Time Warner Retail                                            $ 320,000,000        Retail
   2                    1      275 Madison Avenue                                               71,000,000        Office
   3                    1      AT&T Consumer Services Headquarters                              58,000,000        Office
   4                    1      Eastgate Mall                                                    53,700,000        Retail
   5         A          1      BECO Park at Forbes Center  - BRIT I                             30,947,673        Office
   6         A          1      BECO Park at Forbes Center - BRIT III                            17,228,601        Office
   7         A          1      BECO Park at Forbes Center - BRIT II                              3,669,054        Office
   8                    1      Orangefair Marketplace Shopping Center                           35,925,742        Retail
   9                    1      Pershing Park Plaza                                              29,500,000        Office
  10                    1      Shoppes of Paradise Isle Shopping Center                         28,000,000        Retail
  11                    1      1300 Parkwood Office Building                                    27,500,000        Office
  12                    2      River Road Apartments                                            26,500,000        Multifamily
  13         B          1      Valwood Building 37                                               7,040,000        Industrial
  14a        B          1      Valwood Building 45                                               7,560,000        Industrial
  14b        B          1      Valwood Building 33                                               6,200,000        Industrial
  14c        B          1      Valwood Building 30                                               3,800,000        Industrial
  15                    1      City Centre Place                                                21,500,000        Office
  16                    2      Villas at D'Andrea                                               19,178,905        Multifamily
  17                    1      5000 Shoreline Court                                             19,150,000        Office
  18a                   1      71-77 Summer Street                                               9,579,832        Office
  18b                   1      184 High Street                                                   9,420,168        Office
  19                    2      Town Hall Terrace                                                19,000,000        Multifamily
  20                    1      Dekalb County Shopping Center                                    17,980,112        Retail
  21                    1      Greendale Centre Shopping Center                                 17,350,000        Retail
  22                    1      Spinnaker Court Apartments                                       17,250,000        Multifamily
  23                    1      Pleasant Hill Square                                             17,120,000        Retail
  24                    2      Estates at Charlotte - 1420 Magnolia                             17,000,000        Multifamily
  25                    2      Kingwood Lakes Apartments                                        16,980,318        Multifamily
  26                    1      Sunshine Key                                                     16,521,828        Multifamily
  27                    1      Vallejo Plaza                                                    16,181,830        Retail
  28                    1      Buckhead Pavilion                                                15,449,008        Retail
  29                    1      Clifty Crossing                                                  15,334,034        Retail
  30                    1      Promenade Shopping Center                                        15,000,000        Retail
  31                    2      Sanctuary of Woodshire                                           15,000,000        Multifamily
  32                    2      Medical Center Apartments                                        14,993,070        Multifamily
  33                    1      Commercial Street Business Center                                14,929,177        Industrial
  34                    1      FedEx - Midway                                                   14,480,000        Industrial
  35                    1      Market Place at Concord Mills                                    14,298,026        Retail
  36                    2      Parkside Apartments                                              14,120,000        Multifamily
  37                    2      Midtown Terrace Apartments                                       13,750,000        Multifamily
  38                    1      Brettwood Village                                                12,451,872        Retail
  39                    2      Cross Creek Apartments                                           12,018,954        Multifamily
  40                    1      Bowles Avenue Marketplace                                        11,965,918        Retail
  41                    1      Brunswick Plaza West                                             11,925,000        Retail
  42                    1      Stevens Creek Office Center                                      11,556,000        Office
  43                    1      Valley North Center                                              11,525,000        Retail
  44                    2      Commons on Edgebrook Apartments                                  11,364,289        Multifamily
  45                    1      Mansfield Towne Crossing                                         10,982,300        Retail
  46                    2      Campus View Apts                                                 10,400,000        Multifamily
  47                    1      Sunburst North Ft. Myers                                         10,378,585        Multifamily
  48                    2      Celeron Square Apartments                                        10,313,289        Multifamily
  49                    1      Scottsdale Renaissance                                           10,167,785        Retail
  50                    1      Perimeter Center                                                 10,000,000        Industrial
  51                    1      Warner View Corporate Center                                      9,989,540        Office
  52                    1      The Atrium at Fairfield                                           9,451,719        Office
  53                    2      Hyperion Apartments                                               9,300,000        Multifamily
  54                    1      Silver Dollar                                                     9,149,993        Multifamily
  55                    1      Greenbrier Plaza                                                  9,055,561        Office
  56                    2      Campus Village                                                    8,990,019        Multifamily
  57                    1      Sorrento Research Facility                                        8,790,161        Industrial
  58                    2      Blackthorn Apartments                                             8,700,000        Multifamily
  59                    2      Meridian Court South Apartments                                   8,400,000        Multifamily
  60                    1      Riggs Plaza Shopping Center                                       7,977,929        Retail
  61                    2      Jemison Flats                                                     7,958,821        Multifamily
  62                    2      Windsor Place Apartments                                          7,800,000        Multifamily
  63                    2      Ridge View Apartments                                             7,700,000        Multifamily
  64a                   1      222 Clematis Street                                               4,235,000        Office
  64b                   1      312 Clematis Street                                               3,465,000        Office
  65                    1      Comfort Suites Innsbrook                                          7,589,201        Hotel
  66                    2      Countryside Village Apartments                                    7,500,000        Multifamily
  67                    1      Holiday Inn Princeton                                             7,470,158        Hotel
  68                    2      Washington Townhomes Apartments                                   7,300,000        Multifamily
  69                    1      Margarita Promenade                                               7,224,000        Retail
  70                    2      Indian Wells Apartments                                           7,130,870        Multifamily
  71                    2      Peppertree Apartments                                             7,035,048        Multifamily
  72                    1      Metro Business Park                                               6,900,000        Industrial
  73                    1      1221 Post Road East                                               6,480,136        Office
  74                    1      Chester Holiday Inn Express                                       6,390,906        Hotel
  75                    1      Magnolia Apartments                                               6,370,000        Multifamily
  76                    2      Mission Village                                                   6,272,871        Multifamily
  77                    1      Dublin Sawmill Center                                             6,200,000        Retail
  78                    2      Pecos Point                                                       6,188,149        Multifamily
  79                    1      Shaw Business Center                                              6,100,000        Industrial
  80                    1      North Eastwood Shopping Center                                    6,086,813        Retail
  81                    2      Pacific Dunes                                                     6,025,000        Multifamily
  82                    1      Civista Health Building                                           5,900,000        Office
  83                    2      Oakwood Apartments                                                5,713,115        Multifamily
  84                    2      Chateaux Fall Creek                                               5,680,000        Multifamily
  85                    1      Emerald Coast Centre                                              5,661,586        Retail
  86                    1      Business Park & Willow Creek                                      5,550,000        Office
  87                    1      National Hwy 54 / Self Storage                                    5,250,000        Self Storage
  88                    2      Rugby McIntyre Apartments                                         5,084,447        Multifamily
  89                    1      Apple Valley Estates MHP                                          5,084,415        Multifamily
  90                    1      Carlsbad Courtyard                                                5,000,000        Office
  91                    1      Black Mountain Center                                             4,974,701        Retail
  92                    2      Renaissance Gardens Apartments                                    4,966,641        Multifamily
  93                    1      Natividad Office Complex                                        $ 4,800,000        Office
  94                    1      Floral Park Promenade                                             4,743,657        Retail
  95                    2      Hunter's Run Apartments                                           4,600,000        Multifamily
  96                    2      Canyon Pointe Apartments                                          4,485,904        Multifamily
  97                    1      2150 Point Blvd                                                   4,455,136        Office
  98                    2      Kimberly Court Apartments                                         4,450,000        Multifamily
  99                    1      Holiday Inn Gainesville                                           4,433,983        Hotel
  100                   2      Mill Valley Apartments                                            4,390,747        Multifamily
  101                   1      Kerrville Junction Shopping Center                                4,287,762        Retail
  102                   2      Autry Portfolio - Sangre De Cristo                                4,131,610        Multifamily
  103                   1      Walgreens - Rocky Mount, NC                                       4,095,596        Retail
  104                   1      Walgreens - Casper, WY                                            4,080,773        Retail
  105                   1      Annapolis Technology Park-In Line                                 3,982,449        Retail
  106                   1      Walgreens - Greenville (Evans)                                    3,975,725        Retail
  107        C          1      127 West 96th St. Loan 1                                          2,479,567        Multifamily
  108        C          1      127 West 96th St. Loan 2                                          1,449,204        Multifamily
  109                   1      Wilshire Westgate Shopping Center                                 3,922,630        Retail
  110                   2      Venezia & Electric Avenue                                         3,887,606        Multifamily
  111                   2      Shores at Lake Point                                              3,800,000        Multifamily
  112                   1      Renaissance Park I                                                3,650,000        Office
  113                   1      Robin Hill MHR & RV                                               3,600,000        Multifamily
  114                   1      Walgreens - Vernon, CT                                            3,596,177        Retail
  115                   1      17001 Science Drive                                               3,586,827        Office
  116                   1      Larchmont Street Retail                                           3,585,112        Retail
  117                   1      Colonial Court                                                    3,540,000        Office
 118a                   2      25 Cervantes Boulevard                                            1,456,693        Multifamily
 118b                   2      2395 Francisco Street                                             1,204,724        Multifamily
 118c                   2      15 & 27 Alhambra                                                    838,583        Multifamily
  119                   1      West River Crossing                                               3,500,000        Retail
  120                   2      Rochelle Place                                                    3,436,312        Multifamily
  121                   1      Walgreens - Apple Valley, CA                                      3,408,640        Retail
  122                   1      Timberstone Center                                                3,390,013        Retail
  123                   1      Lake Brandon Shopping Center                                      3,387,363        Retail
  124                   1      CVS - Bessemer                                                    3,375,000        Retail
  125                   1      South Melrose Office                                              3,300,000        Office
  126                   1      Weinecke Court                                                    3,296,158        Mixed Use
  127                   2      Autry Portfolio - Valley Apartments                               3,235,785        Multifamily
  128                   1      Areis Building                                                    3,212,474        Office
  129                   1      Yarmouth Crossing Retail Center                                   3,200,000        Retail
  130                   1      San Dimas Town Center                                             3,200,000        Retail
  131                   2      Durrett Village II Apartments                                     3,200,000        Multifamily
  132                   1      16 Greenmeadow Drive                                              3,187,489        Office
  133                   1      Lakeside Center at Maryland Farms                                 3,181,384        Retail
  134                   1      Walgreens - Miami, OK                                             3,124,763        Retail
  135                   1      Hunter's Retreat Professional Center                              3,030,000        Office
  136                   1      Renaissance Retail                                                3,000,000        Retail
  137                   1      Shawnee Shopping Center                                           2,996,956        Retail
  138                   2      Oak Park Apartments                                               2,992,172        Multifamily
  139                   2      Concord Apartments                                                2,990,622        Multifamily
  140                   1      Polaris Professional Center                                       2,945,873        Office
  141                   1      6401-6407 Van Nuys Blvd.                                          2,916,282        Retail
  142                   1      Gallery Park II Office                                            2,900,000        Office
  143                   1      La Guardia Self Storage                                           2,894,234        Self Storage
  144                   1      Walgreens - Cable Road                                            2,894,031        Retail
  145                   2      Crystal River                                                     2,831,903        Multifamily
  146                   1      Mountain Village                                                  2,744,972        Retail
  147                   1      Ft. Dodge Shopping Center                                         2,715,000        Retail
  148                   2      Shaker Hall Apartments                                            2,700,000        Multifamily
  149                   1      North Village Square                                              2,682,958        Retail
  150                   1      Walgreens - Lubbock, TX                                           2,657,088        Retail
  151                   1      Walgreens - Long Beach                                            2,646,941        Retail
  152                   2      J Bar J Trailer Ranch                                             2,570,078        Multifamily
  153                   1      611 8th Avenue                                                    2,490,646        Retail
  154                   1      Village Shoppes of Lighthouse Point                               2,489,541        Retail
  155                   2      The Mill MHC                                                      2,450,000        Multifamily
  156                   2      Autry Portfolio - Mountain View III Apartments                    2,448,771        Multifamily
  157                   2      Broadway Terrace Apartments                                       2,397,395        Multifamily
  158                   1      North Canal Plaza                                                 2,367,381        Retail
  159                   1      Spring Plaza Retail Center                                        2,342,055        Retail
  160                   1      Lakefront Professional Building                                   2,290,619        Office
  161                   1      170-180 West Westfield Avenue                                     2,226,133        Industrial
  162                   2      Greenfield Village Apartments                                     2,157,667        Multifamily
  163                   1      Lake Deer MHP                                                     2,091,718        Multifamily
  164                   1      Sunburst Florida Keys                                             2,047,760        Multifamily
  165                   1      Silver Mill House                                                 2,042,763        Retail
  166                   1      Fed Ex Ground Package                                             2,000,000        Industrial
  167                   2      John's Creek Apartments                                           1,994,088        Multifamily
  168                   1      Riverview MHP                                                     1,944,139        Multifamily
  169                   2      Parklee Apartments                                                1,894,060        Multifamily
  170                   2      Autry Portfolio - Mountain View II Apartments                     1,887,491        Multifamily
  171                   1      Berry Hill Shopping Center                                        1,838,401        Retail
  172                   2      Williamsville Village Apartments                                  1,800,000        Multifamily
  173                   1      Market Square Retail Center                                       1,796,775        Retail
  174                   1      Ronny's MHP & RV Park                                             1,794,922        Multifamily
  175                   1      Kingstowne Shops                                                  1,794,735        Retail
  176                   1      Sundown Plaza                                                     1,793,617        Retail
  177                   1      Townwood Mobile Home Park                                         1,790,001        Multifamily
  178                   1      Saddleview Office Park                                            1,739,551        Office
  179                   2      The Villa Apartments                                              1,739,069        Multifamily
  180                   1      7250 West Cermak                                                  1,716,781        Retail
  181                   1      Dumar Plaza                                                       1,696,678        Mixed Use
  182                   2      Noblesse Oblige Mobile Home Park                                  1,689,290        Multifamily
  183                   2      Colonial Court Apartments                                         1,676,969        Multifamily
  184                   1      Mooresville Gateway Trade Court Shoppes                           1,600,000        Retail
  185                   2      Queen Mary Apartments                                           $ 1,600,000        Multifamily
  186                   1      310 & 320 Ed Wright Lane                                          1,594,415        Industrial
  187                   2      Shangri-La MHP                                                    1,517,310        Multifamily
  188                   1      Hogan Retail Plaza Center                                         1,500,000        Retail
  189                   2      Memorial Springs Apartments                                       1,497,226        Multifamily
  190                   1      Reseda Retail Property                                            1,495,978        Retail
  191                   2      Willow Glen Mobile Home Park                                      1,493,770        Multifamily
  192                   1      Vancouver Mobile Retreat                                          1,445,821        Multifamily
  193                   2      McKinley Woods Apartments                                         1,437,977        Multifamily
  194                   1      Annapolis Technology Park-BB&T                                    1,433,564        Retail
  195                   2      Bamboo MHP                                                        1,397,324        Multifamily
  196                   1      2nd Street Plaza                                                  1,397,083        Retail
  197                   2      Kenny Road Apartments                                             1,395,775        Multifamily
  198                   1      Lakes IV Apartments                                               1,357,372        Multifamily
  199                   2      Green River MHP                                                   1,354,844        Multifamily
  200                   1      33 Claroma Street                                                 1,351,216        Multifamily
  201                   2      Autry Portfolio - Dona Ana I Apts                                 1,341,134        Multifamily
  202                   2      Durrett Village I Apartments                                      1,300,000        Multifamily
  203                   2      Homestead Apartments                                              1,291,595        Multifamily
  204                   1      South University Center                                           1,278,750        Retail
  205                   1      Shadow Pines MHC                                                  1,246,495        Multifamily
  206                   1      McDonald Avenue                                                   1,213,695        Retail
  207                   2      Autry Portfolio - Santa Fe Apartments                             1,192,031        Multifamily
  208                   1      101 Jupiter Drive East                                            1,146,629        Multifamily
  209                   2      Holiday Meadows Apartments                                        1,096,632        Multifamily
  210                   2      South Point Oaks Apartments                                       1,094,097        Multifamily
  211                   2      Autry Portfolio - Dona Ana II Apartments                          1,092,704        Multifamily
  212                   1      Dollar Tree Plaza                                                 1,050,000        Retail
  213                   2      Meridian Apartments                                               1,028,167        Multifamily
  214                   1      Dyer Blvd Warehouse                                                 994,661        Industrial
  215                   1      West Little York Mini Storage                                       991,197        Self Storage
  216                   2      Hillcrest Apartment Community                                       978,448        Multifamily
  217                   1      14-16 E. 17th St.                                                   950,925        Multifamily
  218                   1      Village Tower Office Building                                       945,273        Office
  219                   1      Western Sands                                                       922,556        Multifamily
  220                   2      Amber Point Apartments                                              799,314        Multifamily
  221                   2      Minerva MHP                                                         798,618        Multifamily
  222                   2      1803 19th St                                                        798,461        Multifamily
  223                   1      421 West 57th Street                                                732,094        Multifamily
  224                   1      Tri-County Self Storage                                             708,649        Self Storage
  225                   1      Berry Street Shopping Center                                        646,753        Retail
  226                   1      3810 Greystone Avenue                                               520,110        Multifamily
  227                   1      31-33 Mercer Street                                                 440,119        Multifamily
  228                   2      482 E. 9th Street Brooklyn                                          413,262        Multifamily

                                                                                     -----------------------------
TOTAL/WEIGHTED AVERAGE:                                                                     $ 1,866,844,179
                                                                                     =============================

MAXIMUM:                                                                                    $   320,000,000
MINIMUM:                                                                                    $       413,262

(A)  THE UNDERLYING MORTGAGE LOANS SECURED BY BECO PARK AT FORBES CENTER - BRIT
     I, BECO PARK AT FORBES CENTER - BRIT II AND BECO PARK AT FORBES CENTER -
     BRIT III ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B)  THE UNDERLYING MORTGAGE LOANS SECURED BY VALWOOD BUILDING 37 AND VALWOOD
     INDUSTRIAL PORTFOLIO ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C)  THE UNDERLYING MORTGAGE LOANS SECURED BY 127 WEST 96TH ST. LOAN 1 AND 127
     WEST 96TH. ST. LOAN 2 ARE CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2004.
(2)  U/W NCF REFLECTS THE NET CASH FLOW AFTER UNDERWRITTEN REPLACEMENT RESERVES,
     UNDERWRITTEN LC'S & TI'S AND UNDERWRITTEN FF&E.
(3)  OCCUPANCY AT U/W IS BASED ON THE OCTOBER 21, 2004 RENT ROLL. THE TIME
     WARNER RETAIL PROPERTY IS CURRENTLY 95% LEASED AND 90% OCCUPIED AS CERTAIN
     TENANTS ARE IN THE PROCESS OF TAKING OCCUPANCY.
(4)  EASTGATE MALL SQUARE FOOTAGE INCLUDES 194,022 SF GROUND LEASED TO DILLARDS.
(5)  ORANGEFAIR MARKETPLACE SHOPPING CENTER SQUARE FOOTAGE INCLUDES 38,100 SF
     GROUND LEASED TO CIRCUIT CITY, 22,500 SF GROUND LEASED TO BALLY'S TOTAL
     FITNESS, 7,100 SF GROUND LEASED TO TONY ROMA'S AND 2,240 SF GROUND LEASED
     TO EL POLLO LOCO.
(6)  CLIFTY CROSSING SQUARE FOOTAGE INCLUDES 6,700 SF GROUND LEASED TO CHILI'S.
(7)  MARKET PLACE AT CONCORD MILLS SQUARE FOOTAGE INCLUDES 7,290 SF GROUND
     LEASED TO CARRABAS ITALIAN GRILL.
(8)  VALLEY NORTH CENTER SQUARE FOOTAGE INCLUDES 97,000 SF GROUND LEASED TO
     TARGET, 6,351 SF GROUND LEASED TO RED ROBIN, 5,000 SF GROUND LEASED TO
     APPLEBEES AND 2,000 SF GROUND LEASED TO TACO BELL.
(9)  MANSFIELD TOWNE CROSSING SQUARE FOOTAGE INCLUDES 4,500 SF GROUND LEASED TO
     REGIONS BANK.
(10) WILSHIRE WESTGATE SHOPPING CENTER SQUARE FOOTAGE INCLUDES 4,225 SF GROUND
     LEASED TO ZIONS BANK.
(11) ANNAPOLIS TECHNOLOGY PARK-BB&T SQUARE FOOTAGE INCLUDES 5,300 SF GROUND
     LEASED TO BB&T.

                                                  UNITS/
                        PROPERTY                   SQ.FT               FEE/                          YEAR         OCCUPANCY
   #                    SUB-TYPE                   ROOMS            LEASEHOLD       YEAR BUILT    RENOVATED      RATE AT U/W
   -                    --------                   -----            ---------       ----------    ---------      -----------

   1                    Anchored                    343,161            Fee             2004          N/A             95%   (3)
   2                      CBD                       305,849            Fee             1931          2004            95%
   3                    Suburban                    387,000            Fee             1979          2004           100%
   4                    Anchored                    557,191 (4)   Fee/Leasehold        1980          2003            96%
   5                    Suburban                    350,180            Fee             1983          1986            92%
   6                    Suburban                    195,819            Fee             1984          N/A             91%
   7                    Suburban                     56,607            Fee             1989          N/A             72%
   8                    Anchored                    332,806 (5)        Fee             1958          2004            93%
   9                      CBD                       159,103            Fee             1998          N/A            100%
   10                   Anchored                    172,350            Fee             2004          N/A             84%
   11                   Suburban                    210,733            Fee             1989          N/A             90%
   12                 Conventional                      732            Fee             1987          N/A             93%
   13                     N/A                        98,965            Fee             1998          N/A            100%
  14a                     N/A                       100,490            Fee             2001          N/A             82%
  14b                     N/A                        99,656            Fee             2001          N/A            100%
  14c                     N/A                        54,000            Fee             2001          N/A            100%
   15                   Suburban                    103,199            Fee             2002          N/A            100%
   16                 Conventional                      256            Fee             2002          N/A             95%
   17                   Suburban                    138,399            Fee             2000          N/A            100%
  18a                     CBD                        59,710            Fee             1905          1984            86%
  18b                     CBD                        50,044            Fee             1872          1979           100%
   19                 Conventional                      390            Fee             1965          2004            99%
   20                   Anchored                    155,648       Fee/Leasehold        2000          2004            96%
   21                   Anchored                    102,935            Fee             2000          2002            94%
   22                 Conventional                      534            Fee             1988          N/A             89%
   23                   Anchored                    282,137            Fee             1997          N/A             99%
   24                 Conventional                      204            Fee             2000          N/A             96%
   25                 Conventional                      390            Fee             1980          2003            91%
   26             Manufactured Housing                  409            Fee             1970          N/A            100%
   27                   Anchored                    239,705            Fee             1961          2003            99%
   28                   Anchored                     99,989            Fee             1993          N/A            100%
   29                   Anchored                    177,050 (6)        Fee             1989          2004            89%
   30                   Anchored                    118,485            Fee             1988          N/A             99%
   31                 Conventional                      182            Fee             1997          N/A             99%
   32                 Conventional                      276            Fee             1996          N/A             92%
   33                     N/A                       337,585            Fee             1986          1996            97%
   34                     N/A                       156,554            Fee             2004          N/A            100%
   35                   Anchored                    224,160 (7)        Fee             2001          N/A            100%
   36                 Conventional                      240            Fee             1998          N/A             90%
   37                 Conventional                      186            Fee             2002          2004            89%
   38                   Anchored                    186,335       Fee/Leasehold        1962          2002            98%
   39                 Conventional                      290            Fee             1984          2003            90%
   40                   Anchored                    168,354            Fee             1984          2003            95%
   41                   Anchored                    115,348       Fee/Leasehold        1996          N/A             98%
   42                   Suburban                    107,679            Fee             1973          1985           100%
   43                   Anchored                    277,241 (8)   Fee/Leasehold        1964          2003            99%
   44                 Conventional                      444            Fee             1968          1999            87%
   45                   Anchored                    112,078 (9)        Fee             2003          N/A             92%
   46                 Conventional                      172            Fee             1990          2002            94%
   47             Manufactured Housing                  733            Fee             1979          N/A             54%
   48                 Conventional                      159       Fee/Leasehold        1987          N/A            100%
   49                   Anchored                     38,537            Fee             2002          N/A             87%
   50                     N/A                        84,031            Fee             2003          N/A            100%
   51                   Suburban                     61,355            Fee             1981          2000           100%
   52                   Suburban                     91,151            Fee             1986          N/A             93%
   53                 Conventional                      243            Fee             1985          N/A             94%
   54             Manufactured Housing                  382            Fee             1978          N/A             95%
   55                   Suburban                    101,536            Fee             1983          N/A             93%
   56                 Conventional                       60            Fee             2004          N/A             95%
   57                     N/A                        58,908            Fee             1977          2003           100%
   58                 Conventional                      192            Fee             2002          N/A             87%
   59                 Conventional                      290            Fee             1987          N/A             84%
   60                  Unanchored                    76,282            Fee             1950          2003           100%
   61                 Conventional                       59            Fee             1900          2003            95%
   62                 Conventional                      156            Fee             1992          N/A             94%
   63                 Conventional                      147            Fee             1998          2002            90%
  64a                   Suburban                     32,281            Fee             1925          1998            93%
  64b                   Suburban                     23,708            Fee             1920          1998            85%
   65               Limited Service                     125            Fee             1998          N/A             N/A
   66                 Conventional                      304            Fee             1980          2002            91%
   67                 Full Service                      182            Fee             1987          2001            N/A
   68                 Conventional                       73            Fee             1963          2004            93%
   69                  Unanchored                    43,074            Fee             2004          N/A             97%
   70                 Conventional                      176            Fee             2002          N/A             91%
   71                 Conventional                      208            Fee             1978          2004            92%
   72                     N/A                       176,950            Fee             1983          2001            95%
   73                   Suburban                     35,270            Fee             1982          1997            85%
   74               Limited Service                      95            Fee             1996          N/A             N/A
   75                 Conventional                       98            Fee             1985          N/A             96%
   76                 Conventional                      200            Fee             1972          2002            95%
   77                  Unanchored                    72,924            Fee             1986          1999            98%
   78                 Conventional                      160            Fee             1996          N/A             97%
   79                     N/A                       255,241            Fee             1950          N/A             93%
   80                   Anchored                    168,506            Fee             1962          2002            86%
   81             Manufactured Housing                  213            Fee             1991          N/A             62%
   82                   Suburban                     42,637            Fee             1999          N/A             91%
   83                 Conventional                      216            Fee             1983          1995            87%
   84                 Conventional                      115            Fee             2003          N/A             92%
   85                   Anchored                     63,260            Fee             1991          N/A            100%
   86                   Suburban                     73,481            Fee             1980          1985           100%
   87                     N/A                        58,748            Fee             2004          N/A             86%
   88                 Conventional                       76            Fee             1961          2003           100%
   89             Manufactured Housing                  236            Fee             1974          N/A             97%
   90                   Suburban                     39,477            Fee             1987          N/A             79%
   91                  Unanchored                    40,115            Fee             1979          N/A            100%
   92                 Conventional                      160            Fee             1958          2002            89%
   93                   Suburban                     37,131            Fee             1981          N/A             87%
   94                   Anchored                     55,841            Fee             1965          1998            65%
   95                 Conventional                      127            Fee             1986          2004            94%
   96                 Conventional                      144            Fee             1981          2001           100%
   97                   Suburban                     46,206            Fee             2003          N/A            100%
   98                 Conventional                      194            Fee             1988          N/A             88%
   99                 Full Service                      167            Fee             1965          2000            N/A
  100                 Conventional                      164            Fee             1983          1992            91%
  101                   Anchored                     32,066            Fee             2000          2004           100%
  102                 Conventional                      164            Fee             1970          N/A             99%
  103                   Anchored                     14,560            Fee             2003          N/A            100%
  104                   Anchored                     14,560            Fee             2003          N/A            100%
  105                  Unanchored                    16,250            Fee             2002          N/A             83%
  106                   Anchored                     12,917            Fee             2004          N/A            100%
  107                 Cooperative                       142            Fee             1930          2001            N/A
  108                 Cooperative                       142            Fee             1930          2001            N/A
  109                   Anchored                     77,993 (10)       Fee             1958          2002           100%
  110                 Conventional                       28            Fee             1920          2003           100%
  111                 Cooperative                        92            Fee             1987          N/A             N/A
  112                   Suburban                     29,489            Fee             2000          N/A            100%
  113             Manufactured Housing                  260            Fee             1964          N/A             98%
  114                   Anchored                     14,490            Fee             2004          N/A            100%
  115                   Suburban                     30,450            Fee             2002          N/A            100%
  116                   Anchored                     16,230            Fee             1925          1986           100%
  117                   Suburban                     21,459            Fee             2004          N/A            100%
  118a                Conventional                       18            Fee             1927          2002           100%
  118b                Conventional                       18            Fee             1927          2002           100%
  118c                Conventional                       12            Fee             1927          2002           100%
  119                   Anchored                     32,452            Fee             1999          N/A             83%
  120                 Conventional                      112            Fee             1978          N/A             92%
  121                   Anchored                     15,035            Fee             2004          N/A            100%
  122                  Unanchored                    35,497            Fee             2000          N/A             96%
  123                  Unanchored                    18,801            Fee             2003          N/A            100%
  124                   Anchored                     10,880            Fee             2003          N/A            100%
  125                   Suburban                     24,197            Fee             2002          N/A            100%
  126              Multifamily/Retail                    11            Fee             1905          1997            91%
  127                 Conventional                      140            Fee             1970          1989            98%
  128                     CBD                        28,691            Fee             1959          1966            79%
  129                  Unanchored                    20,186            Fee             1995          N/A            100%
  130                   Anchored                     25,800            Fee             1963          2004            95%
  131                 Conventional                       92            Fee             2001          N/A             90%
  132                   Suburban                     35,286            Fee             1985          N/A             95%
  133                  Unanchored                    22,895            Fee             1999          N/A            100%
  134                   Anchored                     14,560            Fee             2004          N/A            100%
  135                   Suburban                     24,784            Fee             2004          N/A            100%
  136                  Unanchored                    12,798            Fee             2003          N/A            100%
  137                   Anchored                     35,640            Fee             2004          N/A             91%
  138                 Conventional                      136            Fee             1983          2002            98%
  139                 Conventional                       81            Fee             1939          2003            98%
  140                   Suburban                     30,068            Fee             2000          N/A             95%
  141                  Unanchored                     8,400            Fee             1947          2000           100%
  142                   Suburban                     30,490            Fee             2000          N/A            100%
  143                     N/A                        64,225            Fee             2000          N/A             91%
  144                   Anchored                     14,490            Fee             2003          N/A            100%
  145             Manufactured Housing                  256            Fee             1975          N/A             57%
  146                  Unanchored                     8,786            Fee             2003          N/A            100%
  147                   Anchored                     33,700            Fee             2004          N/A             91%
  148                 Conventional                      102            Fee             1940          2003            94%
  149                  Unanchored                    24,361            Fee             1989          1995            90%
  150                   Anchored                     14,560            Fee             2004          N/A            100%
  151                   Anchored                     11,656       Fee/Leasehold        2004          N/A            100%
  152             Manufactured Housing                   99            Fee             1951          N/A            100%
  153                  Unanchored                     3,752            Fee             1940          2004           100%
  154                  Unanchored                    35,285            Fee             1978          N/A             94%
  155             Manufactured Housing                  149            Fee             1955          N/A             87%
  156                 Conventional                      136            Fee             1968          1999            97%
  157                 Conventional                       80            Fee             1972          1994            98%
  158                  Unanchored                    20,788            Fee             2002          N/A            100%
  159                  Unanchored                     9,154            Fee             1960          2003           100%
  160                   Suburban                     31,467            Fee             1973          2004            94%
  161                     N/A                        78,000            Fee             1953          1999            85%
  162                 Conventional                       75            Fee             1993          N/A             97%
  163             Manufactured Housing                  130            Fee             1978          2001           100%
  164             Manufactured Housing                  100            Fee             1963          N/A             99%
  165                  Unanchored                     8,562            Fee             1972          N/A            100%
  166                     N/A                        55,957            Fee             2002          N/A            100%
  167                 Conventional                      100            Fee             1972          1999           100%
  168             Manufactured Housing                  105            Fee             1989          2003            94%
  169                 Conventional                       50            Fee             1927          1994           100%
  170                 Conventional                      105            Fee             1967          1999            96%
  171                  Unanchored                    17,360            Fee             2002          N/A            100%
  172                 Conventional                       54            Fee             1968          2004            98%
  173                  Unanchored                     9,691            Fee             1998          N/A            100%
  174             Manufactured Housing                   91            Fee             1958          N/A             93%
  175                  Unanchored                    23,093            Fee             1991          N/A             94%
  176                  Unanchored                    13,200            Fee             1973          2003           100%
  177             Manufactured Housing                   94            Fee             1962          2003            91%
  178                   Suburban                     12,000            Fee             1997          N/A            100%
  179                 Conventional                       80            Fee             1983          N/A             88%
  180                   Anchored                     39,619            Fee             1970          2000           100%
  181                Office/Retail                   23,543            Fee             1983          2000            94%
  182             Manufactured Housing                   90            Fee             1956          1970            95%
  183                 Conventional                       51            Fee             1965          2002            96%
  184                  Unanchored                    15,262            Fee             2003          N/A             90%
  185                 Conventional                       72            Fee             1986          N/A             94%
  186                     N/A                        31,704            Fee             2003          N/A             90%
  187             Manufactured Housing                  136            Fee             1955          N/A             96%
  188                  Unanchored                    18,564            Fee             1986          1999           100%
  189                 Conventional                       44            Fee             1964          2003            98%
  190                  Unanchored                     9,211            Fee             1985          N/A            100%
  191             Manufactured Housing                  135            Fee             1987          N/A             93%
  192             Manufactured Housing                   69            Fee             1965          1999           100%
  193                 Conventional                       82            Fee             1971          2000            91%
  194                  Unanchored                     5,300 (11)       Fee             2002          N/A            100%
  195             Manufactured Housing                   46            Fee             1964          N/A            100%
  196                  Unanchored                    12,469            Fee             1971          2002           100%
  197                 Conventional                       49            Fee             1956          1999            90%
  198                 Conventional                       18            Fee             2004          N/A             94%
  199             Manufactured Housing                   86            Fee             1985          N/A             98%
  200             Manufactured Housing                  289            Fee             1972          2003            92%
  201                 Conventional                       74            Fee             1966          N/A             96%
  202                 Conventional                       64            Fee             1993          N/A             98%
  203                 Conventional                       66            Fee             1922          1971            97%
  204                  Unanchored                    10,459            Fee             2004          N/A             85%
  205             Manufactured Housing                   50            Fee             1979          1995            88%
  206                  Unanchored                    12,000            Fee             1931          2004           100%
  207                 Conventional                       64            Fee             1968          2003           100%
  208             Manufactured Housing                  178            Fee             1968          1977            98%
  209                 Conventional                       41            Fee             1967          N/A             90%
  210                 Conventional                       33            Fee             1973          2003            88%
  211                 Conventional                       60            Fee             1968          2002            97%
  212                  Unanchored                    11,400            Fee             2003          N/A            100%
  213                 Conventional                       18            Fee             1984          N/A             88%
  214                     N/A                        23,500            Fee             1964          1982           100%
  215                     N/A                        56,560            Fee             1995          N/A            100%
  216                 Conventional                       42            Fee             1975          2003            95%
  217                 Cooperative                        15            Fee             1900          2001            N/A
  218                   Suburban                     11,843            Fee             1953          2004           100%
  219             Manufactured Housing                   41            Fee             1960          N/A            100%
  220                 Conventional                       24            Fee             2003          N/A             96%
  221             Manufactured Housing                   84            Fee             1975          N/A             92%
  222                 Conventional                       10            Fee             1885          1999           100%
  223                 Cooperative                        41            Fee             1940          1986            N/A
  224                     N/A                        61,118            Fee             1984          1998            72%
  225                  Unanchored                     6,720            Fee             1982          2000           100%
  226                 Cooperative                        42            Fee             1939          1987            N/A
  227                 Cooperative                        12            Fee             1865          1986            N/A
  228                 Cooperative                        17            Fee             1916          1985            N/A

                                                                                    -----------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                                1985          2000            94%
                                                                                    =========================================

MAXIMUM:                                                                               2004          2004           100%
MINIMUM:                                                                               1865          1966            54%

                                                         MOST RECENT                     MOST                         MOST
              DATE OF                                OPERATING STATEMENT                RECENT                       RECENT
   #      OCCUPANCY RATE            APPRAISED VALUE          DATE                       REVENUE                     EXPENSES
   -      --------------            ---------------          ----                       -------                     --------

   1        10/21/2004                $ 455,000,000          N/A                            N/A                         N/A
   2         8/16/2004                   97,000,000       7/31/2004                   9,117,153                   4,872,872
   3         8/1/2004                    77,000,000       12/31/2003                  5,243,850                       2,053
   4        11/15/2004                   85,000,000       9/30/2004                  10,106,710                   3,645,454
   5         8/31/2004                   38,800,000       7/31/2004                   4,959,972                   1,719,748
   6         8/27/2004                   21,600,000       7/31/2004                   2,347,704                     612,688
   7         8/9/2004                     6,300,000       12/31/2003                    735,729                     186,189
   8         11/8/2004                   40,500,000       9/30/2004                   4,073,938                     824,953
   9         7/1/2004                    42,000,000          N/A                            N/A                         N/A
   10        11/1/2004                   35,000,000          N/A                            N/A                         N/A
   11        7/1/2004                    40,000,000       5/31/2004                   3,889,379                   1,480,877
   12        9/2/2004                    34,000,000       8/31/2004                   4,457,703                   2,245,508
   13        8/1/2004                     8,800,000       7/31/2004                         N/A                         N/A
  14a        8/1/2004                     9,500,000          N/A                            N/A                         N/A
  14b        8/1/2004                     7,800,000          N/A                            N/A                         N/A
  14c        8/1/2004                     4,800,000          N/A                            N/A                         N/A
   15        9/15/2004                   29,000,000       9/30/2004                   2,184,034                     976,933
   16       10/15/2004                   24,500,000       9/30/2004                   3,061,250                   1,121,877
   17        9/1/2004                    28,500,000       7/31/2004                   2,556,149                   1,287,372
  18a        9/1/2004                    12,000,000       3/31/2004                   1,859,660                     729,590
  18b        9/1/2004                    11,800,000       3/31/2004                   1,514,642                     668,017
   19        9/1/2004                    25,730,000       8/31/2004                   3,318,332                   1,810,149
   20        9/30/2004                   22,525,000       12/31/2003                  1,841,745                     286,778
   21        8/3/2004                    21,700,000       4/30/2004                   1,664,717                     175,491
   22        9/2/2004                    22,200,000       8/31/2004                   3,257,086                   1,675,641
   23       10/22/2004                   39,600,000       10/31/2004                  3,883,673                     762,327
   24        9/10/2004                   21,610,000       8/31/2004                   2,043,310                     718,157
   25       10/14/2004                   22,450,000       8/31/2004                   2,717,294                   1,380,747
   26        9/20/2004                   20,700,000       8/31/2004                   3,429,109                   1,959,769
   27        10/1/2004                   22,700,000       5/31/2004                   2,707,664                   1,079,144
   28        8/11/2004                   25,800,000       7/31/2004                   2,205,581                     430,040
   29        10/7/2004                   17,700,000          N/A                            N/A                         N/A
   30        8/31/2004                   20,500,000       8/31/2004                   2,065,072                     399,108
   31        7/31/2004                   20,650,000       9/30/2004                   2,434,201                   1,038,329
   32        9/20/2004                   18,800,000       8/31/2004                   2,249,422                     988,521
   33        9/30/2004                   27,900,000       8/31/2004                   3,348,672                     639,549
   34       10/27/2003                   20,125,000          N/A                            N/A                         N/A
   35        7/1/2004                    19,410,000       11/30/2003                  2,280,402                     401,678
   36        8/23/2004                   18,075,000       7/31/2004                   2,230,592                   1,100,514
   37        11/1/2004                   17,800,000          N/A                            N/A                         N/A
   38        9/1/2004                    15,700,000       4/30/2004                   1,913,766                     797,724
   39        9/8/2004                    15,350,000       8/30/2004                   2,164,140                   1,318,150
   40        8/12/2004                   18,800,000       4/30/2004                   1,942,681                     637,582
   41        11/1/2004                   15,100,000       7/31/2004                   1,479,709                     311,871
   42        9/20/2004                   15,760,000       8/31/2004                   1,899,700                   1,099,480
   43        9/8/2004                    15,000,000       7/31/2004                   1,676,710                     814,508
   44        8/23/2004                   16,775,000       7/31/2004                   2,169,681                   1,137,813
   45        9/7/2004                    19,150,000          N/A                            N/A                         N/A
   46       10/26/2004                   16,400,000       10/31/2004                  1,748,663                   1,176,927
   47        9/20/2004                   13,160,000       8/31/2004                   1,854,449                     924,553
   48        9/28/2004                   14,300,000       9/30/2004                   1,822,942                     861,635
   49        8/1/2004                    15,700,000          N/A                            N/A                         N/A
   50        9/1/2004                    12,700,000       8/31/2004                   1,174,912                     263,338
   51        10/1/2004                   12,500,000       8/31/2004                   1,219,834                     539,937
   52        5/1/2004                    12,000,000       5/31/2004                   1,607,586                     729,103
   53        8/20/2004                   11,800,000          N/A                            N/A                         N/A
   54        9/20/2004                   11,460,000       8/31/2004                   1,869,657                   1,089,480
   55        8/31/2004                   12,600,000       8/31/2004                   1,561,804                     754,461
   56        8/19/2004                   11,200,000          N/A                            N/A                         N/A
   57        9/1/2004                    12,900,000       8/31/2004                   1,667,677                     261,211
   58        8/4/2004                    11,800,000       9/30/2004                   1,165,601                     697,626
   59        9/2/2004                    11,000,000       8/31/2004                   1,732,590                   1,044,366
   60        9/1/2004                    10,600,000       7/31/2004                   1,202,568                     316,471
   61        7/23/2004                   10,300,000          N/A                            N/A                         N/A
   62        8/18/2004                    9,750,000       7/31/2004                   1,246,404                     589,714
   63       10/25/2004                   11,550,000       8/31/2004                   1,199,190                     521,377
  64a        9/24/2004                    5,307,500       9/30/2004                     553,732                     194,970
  64b        9/24/2004                    4,342,500       9/30/2004                     453,053                     159,521
   65           N/A                      11,000,000       6/30/2004                   2,584,698                   1,474,323
   66        9/25/2004                   12,700,000       6/30/2004                   1,855,862                   1,036,376
   67           N/A                      13,300,000        6/1/2004                   4,423,464                   3,244,629
   68        9/28/2004                    9,340,000       7/31/2004                   1,027,636                     367,094
   69        10/1/2004                   11,800,000          N/A                            N/A                         N/A
   70        8/1/2004                    10,200,000          N/A                            N/A                         N/A
   71        9/22/2004                    9,350,000       8/31/2004                   1,284,470                     568,897
   72        7/30/2004                   13,330,000       12/31/2003                  1,333,475                     379,892
   73        6/30/2004                    8,800,000       6/30/2004                   1,004,063                     320,723
   74           N/A                       9,300,000       6/30/2004                   2,011,985                   1,066,206
   75        8/19/2004                    8,500,000       6/30/2004                   1,913,354                   1,112,754
   76       10/25/2004                    7,900,000       4/30/2004                   1,176,121                     514,176
   77        8/1/2004                     8,000,000       8/31/2004                     980,554                     330,669
   78        9/11/2004                    7,800,000       7/31/2004                   1,145,160                     609,786
   79        10/1/2004                   11,400,000       9/30/2004                   1,255,645                     298,176
   80        8/1/2004                     8,300,000       7/31/2004                     967,992                     379,390
   81        9/20/2004                    7,700,000       8/31/2004                   1,048,397                     515,853
   82       11/11/2004                    8,150,000          N/A                            N/A                         N/A
   83        9/20/2004                    7,500,000       8/31/2004                   1,118,574                     618,285
   84        11/9/2004                    7,400,000        8/31/2004                    855,802                     424,147
   85        10/6/2004                    7,300,000       8/31/2004                     957,146                     344,940
   86        9/24/2004                    7,500,000       8/31/2004                     835,687                     194,321
   87        9/13/2004                    7,000,000       8/31/2004                     439,970                     225,366
   88       10/15/2004                    7,200,000       9/30/2004                     753,668                     310,752
   89        6/17/2004                    6,775,000       6/30/2004                     588,292                     226,020
   90        8/23/2004                    6,700,000       8/31/2004                     409,650                     151,732
   91        10/1/2004                    7,700,000       9/30/2004                     808,571                     180,397
   92       10/12/2004                    6,800,000       8/25/2004                   1,182,803                     642,905
   93        9/30/2004                  $ 6,450,000       9/30/2004                   $ 586,937                   $ 271,705
   94        10/1/2004                    8,400,000       9/30/2004                     870,131                     310,816
   95        9/1/2004                     5,900,000       8/31/2004                     881,677                     370,390
   96        9/21/2004                    7,000,000       7/31/2004                     822,583                     400,101
   97        9/4/2004                     5,900,000          N/A                            N/A                         N/A
   98        9/2/2004                     6,000,000       8/31/2004                   1,066,401                     658,710
   99           N/A                       6,450,000       7/31/2004                   3,381,417                   2,608,855
  100        9/1/2004                     5,800,000       8/31/2004                     995,956                     615,804
  101        9/1/2004                     5,500,000          N/A                            N/A                         N/A
  102        9/20/2004                    6,900,000       9/30/2004                   1,201,379                     739,159
  103       10/10/2003                    5,500,000          N/A                            N/A                         N/A
  104        1/3/2004                     5,400,000          N/A                            N/A                         N/A
  105        10/7/2004                    5,300,000          N/A                            N/A                         N/A
  106        10/9/2004                    5,340,000          N/A                            N/A                         N/A
  107           N/A                      37,800,000          N/A                            N/A                         N/A
  108           N/A                             N/A          N/A                            N/A                         N/A
  109       12/31/2003                    5,800,000       7/31/2004                     653,504                     194,281
  110        6/9/2004                     6,400,000       6/30/2004                     566,632                      88,724
  111           N/A                      10,800,000          N/A                            N/A                         N/A
  112        9/30/2004                    4,700,000          N/A                            N/A                         N/A
  113       10/27/2004                    5,000,000       9/30/2004                     853,201                     439,432
  114        5/1/2004                     5,100,000          N/A                            N/A                         N/A
  115        8/4/2004                     4,500,000          N/A                            N/A                         N/A
  116        9/1/2004                     8,200,000       7/31/2004                     685,217                     107,205
  117       11/10/2004                    4,450,000          N/A                            N/A                         N/A
  118a      10/27/2004                    3,700,000       8/31/2004                     255,072                      88,714
  118b      10/27/2004                    3,060,000       8/31/2004                     210,951                      73,369
  118c      10/27/2004                    2,130,000       8/31/2004                     146,839                      51,071
  119       10/21/2004                    7,000,000       10/31/2004                    832,682                     347,764
  120        8/20/2004                    4,315,000       8/30/2004                     714,837                     368,842
  121        9/28/2004                    4,775,000          N/A                            N/A                         N/A
  122        8/11/2004                    4,300,000       9/30/2004                     438,983                     120,299
  123        10/1/2004                    4,350,000          N/A                            N/A                         N/A
  124        1/1/2005                     4,500,000          N/A                            N/A                         N/A
  125        9/24/2004                    4,400,000       9/30/2004                     423,257                     164,934
  126        9/9/2004                     5,250,000       9/30/2004                     522,743                     220,489
  127        4/20/2004                    4,900,000       4/30/2004                     914,919                     515,559
  128        10/4/2004                    4,325,000       9/30/2004                     487,384                     153,333
  129        8/1/2004                     4,000,000       6/30/2004                     389,001                     118,633
  130        11/4/2004                    4,920,000          N/A                            N/A                         N/A
  131       10/31/2004                    4,200,000       7/31/2004                     686,187                     303,849
  132       10/27/2004                    4,400,000       9/30/2004                     640,224                     288,427
  133        4/1/2004                     4,185,000       9/30/2004                     388,878                     133,653
  134        7/23/2003                    4,150,000          N/A                            N/A                         N/A
  135        11/1/2004                    4,200,000          N/A                            N/A                         N/A
  136        9/30/2004                    6,800,000          N/A                            N/A                         N/A
  137       10/19/2004                    3,700,000       10/26/2004                    323,356                      27,335
  138        9/1/2004                     3,800,000       6/30/2004                     653,583                     291,741
  139        7/1/2004                     4,200,000       5/31/2004                     570,888                     294,014
  140        9/24/2004                    4,400,000       7/31/2004                     421,554                     179,410
  141        6/1/2004                     3,900,000       6/30/2004                     464,813                      33,186
  142       11/16/2004                    4,160,000       7/31/2004                     578,037                     213,768
  143        9/8/2004                     5,050,000       7/31/2004                     619,588                     169,856
  144        7/27/2003                    5,175,000          N/A                            N/A                         N/A
  145        9/20/2004                    3,600,000       8/31/2004                     912,533                     640,867
  146        5/1/2004                     4,500,000       6/30/2004                     250,422                      85,559
  147        11/1/2004                    3,400,000          N/A                            N/A                         N/A
  148       10/18/2004                    3,840,000       9/30/2004                     740,580                     414,864
  149        4/16/2004                    3,500,000       9/30/2004                     385,712                     156,107
  150        9/12/2004                    4,400,000          N/A                            N/A                         N/A
  151        10/2/2004                    7,400,000          N/A                            N/A                         N/A
  152        7/1/2004                     3,250,000       5/31/2004                     417,005                     113,687
  153        10/1/2004                    5,250,000          N/A                            N/A                         N/A
  154        10/1/2004                    3,850,000       9/30/2004                     624,783                     199,090
  155        8/31/2004                    3,550,000       9/30/2004                     479,803                     180,930
  156        9/20/2004                    3,600,000       9/30/2004                     901,282                     546,727
  157        9/1/2004                     3,000,000       6/30/2004                     509,869                     234,185
  158        9/7/2004                     2,970,000        8/31/2004                    215,100                      36,299
  159        4/1/2004                     3,400,000       9/30/2004                     307,810                      40,671
  160        8/31/2004                    3,850,000       9/30/2004                     426,247                     138,696
  161        12/1/2003                    3,200,000       12/31/2003                    394,409                     110,848
  162        8/6/2004                     2,700,000       7/31/2004                     422,924                     229,735
  163        8/1/2004                     2,650,000       3/31/2004                     366,328                     119,085
  164        9/21/2004                    2,600,000       8/31/2004                     568,146                     394,884
  165        9/9/2004                     2,700,000       6/30/2004                     283,666                      37,042
  166        9/1/2003                     4,275,000          N/A                            N/A                         N/A
  167        9/30/2004                    4,000,000       8/31/2004                     696,903                     282,873
  168        7/1/2004                     2,530,000       6/30/2004                     309,840                      41,098
  169        7/1/2004                     2,375,000       5/31/2004                     359,579                     194,414
  170        9/20/2004                    3,600,000       9/30/2004                     680,863                     466,551
  171        8/31/2004                    2,425,000          N/A                            N/A                         N/A
  172        8/4/2004                     2,260,000       6/30/2004                     374,516                     144,110
  173        7/1/2004                     2,325,000       5/31/2004                     247,123                      29,755
  174        7/1/2004                     2,475,000       5/31/2004                     392,638                     150,289
  175        9/1/2004                     2,450,000       8/31/2004                     335,138                      75,157
  176        9/30/2004                    2,600,000       8/31/2004                     254,747                      40,667
  177        9/20/2004                    2,800,000       8/31/2004                     381,510                     150,778
  178        8/31/2004                    2,550,000       12/31/2003                    262,387                      56,700
  179        5/14/2004                    2,200,000       9/30/2004                     390,669                     199,923
  180       12/17/2003                    2,300,000       5/31/2004                     364,332                     181,617
  181        7/1/2004                     2,300,000       5/31/2004                     352,144                     122,862
  182        6/1/2004                     2,130,000       8/31/2004                     333,714                     162,790
  183        8/1/2004                     2,220,000       7/31/2004                     321,763                     126,522
  184        8/5/2004                     3,400,000       7/31/2004                     205,570                      62,462
  185        8/30/2004                  $ 2,840,000       9/30/2004                   $ 459,638                   $ 253,908
  186        9/1/2004                     2,200,000       9/30/2004                     193,263                      41,232
  187        6/30/2004                    2,450,000       12/31/2003                    444,222                     270,330
  188        7/27/2004                    3,490,000        7/31/2004                    252,716                      79,526
  189        7/1/2004                     1,900,000       7/31/2004                     287,011                     134,914
  190        6/1/2004                     2,050,000       5/31/2004                     236,833                      75,984
  191        7/13/2004                    2,560,000       7/13/2004                     362,933                     126,994
  192        7/1/2004                     2,150,000       6/30/2004                     215,604                      50,470
  193        9/30/2004                    1,860,000       8/31/2004                     564,430                     332,616
  194        10/7/2004                    1,850,000          N/A                            N/A                         N/A
  195        7/1/2004                     1,750,000       5/31/2004                     219,737                      66,289
  196        4/1/2004                     3,100,000       3/31/2004                     295,342                      37,014
  197        8/29/2004                    1,750,000       4/30/2004                     266,215                     142,672
  198        8/20/2004                    1,700,000       7/31/2004                     123,560                      34,235
  199        9/23/2004                    1,700,000       8/31/2004                     237,016                      99,752
  200        6/30/2004                    4,400,000       12/31/2003                    852,381                     474,952
  201        8/20/2004                    2,300,000       8/31/2004                     470,999                     318,072
  202       10/31/2004                    2,500,000        7/31/2004                    485,346                     177,058
  203        6/30/2004                    1,900,000       6/30/2004                     352,759                     148,402
  204       10/12/2004                    1,600,000          N/A                            N/A                         N/A
  205        8/30/2004                    1,700,000       5/31/2004                     176,904                      54,587
  206        9/1/2004                     2,100,000       12/3/2004                     241,652                      40,708
  207        9/20/2004                    2,600,000       9/30/2004                     469,960                     300,379
  208        7/13/2004                    2,850,000       12/31/2003                    514,007                     237,160
  209        9/30/2004                    1,490,000       9/30/2004                     204,474                     127,160
  210        9/23/2004                    1,400,000       9/30/2004                     228,699                     130,854
  211        4/20/2004                    1,950,000       4/30/2004                     380,779                     243,965
  212        7/16/2004                    1,400,000       7/31/2004                     145,320                      21,368
  213        9/10/2004                    2,070,000       6/30/2004                     191,383                      63,721
  214        8/31/2004                    1,600,000       8/31/2004                     230,964                      39,291
  215        3/31/2004                    1,460,000       6/30/2004                     157,064                      29,846
  216        10/1/2004                    1,210,000        8/31/2004                    198,703                      98,647
  217           N/A                      10,100,000          N/A                            N/A                         N/A
  218        8/1/2004                     1,350,000       8/31/2004                     220,911                      97,610
  219        10/1/2004                    1,170,000       6/30/2004                     146,545                      40,482
  220       10/26/2004                    1,100,000       8/31/2004                     154,638                      64,760
  221        6/30/2004                    1,250,000       6/30/2004                     196,163                      58,261
  222       10/26/2004                    1,500,000       8/31/2004                     117,266                      25,749
  223           N/A                       6,600,000          N/A                            N/A                         N/A
  224        5/8/2004                       950,000       8/30/2004                     147,733                      48,599
  225        9/15/2004                      900,000       8/31/2004                      94,810                      26,649
  226           N/A                       4,200,000          N/A                            N/A                         N/A
  227           N/A                       6,800,000          N/A                            N/A                         N/A
  228           N/A                       2,150,000          N/A                            N/A                         N/A

----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              $2,687,835,000                               $ 213,331,679                $ 88,745,188
============================================================================================================================

MAXIMUM:                              $ 455,000,000                                $ 10,106,710                 $ 4,872,872
MINIMUM:                                  $ 900,000                                    $ 94,810                     $ 2,053

                               MOST
                              RECENT
   #                           NOI                       U/W NOI                  U/W NCF (2)
   -                           ----                      -------                  -----------

   1                              N/A                $ 27,541,982               $ 26,775,277
   2                        4,244,281                   6,653,066                  6,147,335
   3                        5,241,797                   5,067,235                  4,660,884
   4                        6,461,257                   6,952,611                  6,732,159
   5                        3,240,224                   3,230,525                  2,890,166
   6                        1,735,016                   1,669,767                  1,495,039
   7                          549,540                     366,289                    328,831
   8                        3,248,985                   3,222,447                  3,029,155
   9                              N/A                   2,664,984                  2,592,081
   10                             N/A                   2,710,937                  2,589,744
   11                       2,408,502                   2,468,005                  2,321,534
   12                       2,212,196                   2,409,499                  2,211,589
   13                             N/A                     686,424                    665,690
  14a                             N/A                     664,110                    613,895
  14b                             N/A                     615,275                    573,389
  14c                             N/A                     391,681                    373,022
   15                       1,207,101                   2,030,900                  1,938,496
   16                       1,939,373                   1,645,274                  1,594,074
   17                       1,268,777                   1,914,181                  1,685,266
  18a                       1,130,070                   1,019,953                    938,344
  18b                         846,625                     935,239                    831,556
   19                       1,508,184                   1,800,705                  1,693,205
   20                       1,554,967                   1,691,150                  1,558,547
   21                       1,489,226                   1,679,491                  1,596,935
   22                       1,581,445                   1,642,813                  1,495,963
   23                       3,121,346                   2,931,468                  2,733,748
   24                       1,325,153                   1,493,090                  1,442,090
   25                       1,336,547                   1,580,287                  1,482,787
   26                       1,469,340                   1,537,963                  1,509,590
   27                       1,628,520                   1,583,104                  1,470,397
   28                       1,775,541                   1,704,953                  1,639,693
   29                             N/A                   1,433,456                  1,306,007
   30                       1,665,964                   1,513,988                  1,399,959
   31                       1,395,872                   1,357,557                  1,312,057
   32                       1,260,901                   1,261,356                  1,206,156
   33                       2,709,123                   1,701,206                  1,527,505
   34                             N/A                   1,430,616                  1,414,961
   35                       1,878,724                   1,596,085                  1,449,622
   36                       1,130,078                   1,245,904                  1,185,904
   37                             N/A                   1,172,373                  1,135,173
   38                       1,116,042                   1,271,212                  1,182,104
   39                         845,990                   1,187,234                  1,114,734
   40                       1,305,099                   1,665,500                  1,508,982
   41                       1,167,838                   1,136,136                  1,089,609
   42                         800,220                   1,324,222                  1,051,468
   43                         862,201                   1,116,822                    944,220
   44                       1,031,868                   1,339,376                  1,228,376
   45                             N/A                   1,306,177                  1,244,333
   46                         571,736                   1,016,776                    956,576
   47                         929,896                     983,992                    944,945
   48                         961,307                   1,094,208                  1,046,208
   49                             N/A                   1,131,725                  1,055,922
   50                         911,574                   1,006,247                    959,654
   51                         679,897                   1,000,147                    883,267
   52                         878,483                     983,765                    859,075
   53                             N/A                     961,962                    901,212
   54                         780,177                     859,318                    833,697
   55                         807,343                   1,029,984                    903,209
   56                             N/A                     809,793                    788,793
   57                       1,406,466                   1,201,814                  1,057,409
   58                         467,974                     792,727                    752,814
   59                         688,224                     779,872                    691,132
   60                         886,097                     896,334                    833,806
   61                             N/A                     761,436                    727,049
   62                         656,690                     731,848                    692,848
   63                         677,813                     757,368                    720,618
  64a                         358,762                     439,158                    408,796
  64b                         293,532                     359,311                    334,470
   65                       1,110,375                   1,080,737                    978,908
   66                         819,486                     843,384                    767,384
   67                       1,178,835                   1,250,593                  1,073,654
   68                         660,542                     614,669                    596,419
   69                             N/A                     788,351                    768,362
   70                             N/A                     737,642                    693,642
   71                         715,573                     723,085                    671,085
   72                         953,583                     907,261                    801,122
   73                         683,340                     651,291                    594,764
   74                         945,779                     888,934                    811,620
   75                         800,600                     782,123                    757,623
   76                         661,945                     749,690                    699,690
   77                         649,885                     690,974                    642,170
   78                         535,374                     603,089                    563,089
   79                         957,469                     882,749                    802,143
   80                         588,601                     579,073                    486,604
   81                         532,544                     554,192                    543,442
   82                             N/A                     713,760                    663,118
   83                         500,289                     600,155                    546,155
   84                         431,655                     516,255                    487,505
   85                         612,206                     630,636                    595,685
   86                         641,366                     566,300                    507,159
   87                         214,604                     490,999                    482,187
   88                         442,916                     485,690                    466,690
   89                         362,272                     504,377                    492,527
   90                         257,918                     486,336                    430,346
   91                         628,174                     632,516                    587,269
   92                         539,898                     512,652                    472,652
   93                       $ 315,232                   $ 483,397                  $ 432,864
   94                         559,315                     578,949                    533,650
   95                         511,287                     520,573                    488,823
   96                         422,482                     464,437                    428,437
   97                             N/A                     478,280                    432,693
   98                         407,691                     426,051                    368,770
   99                         772,562                     792,369                    660,086
  100                         380,152                     441,700                    400,700
  101                             N/A                     450,081                    416,641
  102                         462,220                     472,024                    431,024
  103                             N/A                     373,220                    371,036
  104                             N/A                     373,450                    371,266
  105                             N/A                     417,132                    391,139
  106                             N/A                     362,550                    360,612
  107                             N/A                   2,864,636                  2,829,136
  108                             N/A                         N/A                        N/A
  109                         459,224                     463,144                    426,479
  110                         477,908                     433,376                    426,376
  111                             N/A                     879,831                    856,831
  112                             N/A                     443,135                    399,958
  113                         413,769                     495,017                    481,517
  114                             N/A                     349,941                    347,767
  115                             N/A                     398,920                    351,528
  116                         578,012                     566,969                    538,512
  117                             N/A                     352,794                    302,225
  118a                        166,358                     169,525                    164,531
  118b                        137,582                     140,202                    136,071
  118c                         95,768                      97,591                     94,716
  119                         484,918                     511,008                    488,259
  120                         345,995                     373,324                    345,324
  121                             N/A                     314,280                    312,025
  122                         318,684                     389,787                    362,532
  123                             N/A                     388,200                    365,216
  124                             N/A                     331,238                    329,606
  125                         258,323                     329,951                    300,915
  126                         302,254                     325,591                    314,365
  127                         399,360                     387,221                    352,221
  128                         334,051                     336,827                    316,307
  129                         270,368                     303,515                    284,124
  130                             N/A                     355,524                    284,659
  131                         382,339                     344,001                    320,001
  132                         351,797                     343,434                    305,636
  133                         255,225                     340,100                    314,040
  134                             N/A                     286,150                    283,966
  135                             N/A                     333,610                    300,935
  136                             N/A                     434,403                    413,667
  137                         296,022                     319,797                    283,941
  138                         361,842                     335,478                    301,478
  139                         276,874                     291,182                    270,932
  140                         242,144                     331,171                    294,143
  141                         431,627                     381,081                    368,827
  142                         364,269                     347,300                    312,337
  143                         449,732                     316,885                    310,462
  144                             N/A                     343,150                    340,976
  145                         271,666                     294,018                    274,827
  146                         164,863                     269,537                    258,036
  147                             N/A                     289,708                    255,936
  148                         325,716                     325,865                    300,365
  149                         229,605                     285,744                    268,585
  150                             N/A                     286,150                    283,966
  151                             N/A                     478,050                    476,302
  152                         303,318                     281,657                    276,707
  153                             N/A                     363,281                    337,707
  154                         425,693                     342,743                    302,120
  155                         298,873                     270,748                    263,298
  156                         354,555                     387,442                    353,442
  157                         275,684                     254,738                    234,738
  158                         178,801                     245,565                    228,328
  159                         267,139                     244,517                    233,741
  160                         287,551                     348,008                    310,068
  161                         283,561                     257,192                    205,696
  162                         193,189                     215,652                    196,902
  163                         247,243                     209,571                    203,071
  164                         173,262                     194,417                    185,492
  165                         246,624                     247,099                    234,732
  166                             N/A                     296,530                    263,110
  167                         414,030                     349,128                    324,378
  168                         268,742                     205,410                    200,160
  169                         165,165                     182,441                    169,941
  170                         214,312                     229,101                    202,601
  171                             N/A                     208,597                    190,645
  172                         230,406                     224,747                    211,247
  173                         217,368                     178,857                    172,597
  174                         242,349                     195,590                    191,040
  175                         259,981                     247,099                    233,482
  176                         214,080                     194,550                    179,921
  177                         230,732                     264,878                    260,178
  178                         205,687                     206,007                    193,919
  179                         190,746                     202,050                    178,050
  180                         182,715                     171,574                    165,631
  181                         229,282                     213,158                    190,845
  182                         170,924                     167,618                    163,118
  183                         195,241                     186,188                    173,438
  184                         143,108                     242,948                    227,828
  185                       $ 205,730                   $ 224,328                  $ 205,304
  186                         152,031                     196,591                    177,356
  187                         173,892                     198,762                    189,727
  188                         173,190                     247,173                    229,521
  189                         152,097                     191,412                    180,412
  190                         160,849                     158,454                    147,319
  191                         235,939                     206,368                    199,618
  192                         165,134                     152,228                    148,778
  193                         231,814                     150,141                    129,641
  194                             N/A                     144,500                    143,705
  195                         153,448                     142,517                    140,217
  196                         258,328                     221,409                    207,070
  197                         123,543                     132,008                    119,758
  198                          89,325                     133,442                    128,942
  199                         137,264                     137,743                    133,443
  200                         377,429                     362,372                    347,922
  201                         152,927                     168,475                    149,975
  202                         308,288                     203,236                    184,860
  203                         204,357                     175,013                    158,513
  204                             N/A                     149,516                    137,568
  205                         122,317                     125,707                    123,207
  206                         200,944                     175,013                    160,131
  207                         169,581                     181,125                    165,125
  208                         276,847                     249,976                    241,076
  209                          77,314                     112,858                    102,608
  210                          97,845                     109,835                    101,585
  211                         136,814                     150,457                    135,457
  212                         123,952                     113,846                    107,707
  213                         127,662                     116,268                    111,768
  214                         191,673                     144,927                    120,117
  215                         127,217                     122,261                    113,777
  216                         100,056                     112,937                    102,437
  217                             N/A                     750,974                    747,224
  218                         123,301                     123,802                    105,444
  219                         106,063                      99,864                     97,814
  220                          89,877                      81,919                     75,919
  221                         137,902                     109,524                    109,524
  222                          91,517                      79,407                     76,907
  223                             N/A                     502,512                    492,262
  224                          99,134                      86,892                     78,709
  225                          68,161                      72,172                     64,600
  226                             N/A                     324,853                    314,353
  227                             N/A                     502,711                    499,711
  228                             N/A                     163,800                    159,550

---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE: $ 124,586,492               $ 194,580,928              $ 182,609,296
=============================================================================================

MAXIMUM:                  $ 6,461,257                $ 27,541,982               $ 26,775,277
MINIMUM:                     $ 68,161                    $ 72,172                   $ 64,600

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                          ORIGINAL                CUT-OFF DATE
                       LOAN                                                               PRINCIPAL                 PRINCIPAL
   #      CROSSED      GROUP    LOAN NAME                                                  BALANCE                 BALANCE (1)
   -      -------      -----    ---------                                                  -------                 -----------

   1                     1      Time Warner Retail                                      $ 320,000,000             $ 320,000,000
   2                     1      275 Madison Avenue                                         71,000,000                71,000,000
   3                     1      AT&T Consumer Services Headquarters                        58,000,000                58,000,000
   4                     1      Eastgate Mall                                              53,700,000                53,700,000
   5         A           1      BECO Park at Forbes Center  - BRIT I                       31,040,000                30,947,673
   6         A           1      BECO Park at Forbes Center - BRIT III                      17,280,000                17,228,601
   7         A           1      BECO Park at Forbes Center - BRIT II                        3,680,000                 3,669,054
   8                     1      Orangefair Marketplace Shopping Center                     36,000,000                35,925,742
   9                     1      Pershing Park Plaza                                        29,500,000                29,500,000
  10                     1      Shoppes of Paradise Isle Shopping Center                   28,000,000                28,000,000
  11                     1      1300 Parkwood Office Building                              27,500,000                27,500,000
  12                     2      River Road Apartments                                      26,500,000                26,500,000
  13         B           1      Valwood Building 37                                         7,040,000                 7,040,000
  14         B           1      Valwood Industrial Portfolio                               17,560,000                17,560,000
  15                     1      City Centre Place                                          21,500,000                21,500,000
  16                     2      Villas at D'Andrea                                         19,200,000                19,178,905
  17                     1      5000 Shoreline Court                                       19,150,000                19,150,000
  18                     1      71-77 Summer Street and 184 High Street                    19,000,000                19,000,000
  19                     2      Town Hall Terrace                                          19,000,000                19,000,000
  20                     1      Dekalb County Shopping Center                              18,000,000                17,980,112
  21                     1      Greendale Centre Shopping Center                           17,350,000                17,350,000
  22                     1      Spinnaker Court Apartments                                 17,250,000                17,250,000
  23                     1      Pleasant Hill Square                                       17,120,000                17,120,000
  24                     2      Estates at Charlotte - 1420 Magnolia                       17,000,000                17,000,000
  25                     2      Kingwood Lakes Apartments                                  17,000,000                16,980,318
  26                     1      Sunshine Key                                               16,540,000                16,521,828
  27                     1      Vallejo Plaza                                              16,200,000                16,181,830
  28                     1      Buckhead Pavilion                                          15,500,000                15,449,008
  29                     1      Clifty Crossing                                            15,350,000                15,334,034
  30                     1      Promenade Shopping Center                                  15,000,000                15,000,000
  31                     2      Sanctuary of Woodshire                                     15,000,000                15,000,000
  32                     2      Medical Center Apartments                                  15,010,000                14,993,070
  33                     1      Commercial Street Business Center                          15,000,000                14,929,177
  34                     1      FedEx - Midway                                             14,480,000                14,480,000
  35                     1      Market Place at Concord Mills                              14,313,750                14,298,026
  36                     2      Parkside Apartments                                        14,120,000                14,120,000
  37                     2      Midtown Terrace Apartments                                 13,750,000                13,750,000
  38                     1      Brettwood Village                                          12,500,000                12,451,872
  39                     2      Cross Creek Apartments                                     12,032,500                12,018,954
  40                     1      Bowles Avenue Marketplace                                  12,000,000                11,965,918
  41                     1      Brunswick Plaza West                                       11,925,000                11,925,000
  42                     1      Stevens Creek Office Center                                11,556,000                11,556,000
  43                     1      Valley North Center                                        11,525,000                11,525,000
  44                     2      Commons on Edgebrook Apartments                            11,400,000                11,364,289
  45                     1      Mansfield Towne Crossing                                   10,982,300                10,982,300
  46                     2      Campus View Apts                                           10,400,000                10,400,000
  47                     1      Sunburst North Ft. Myers                                   10,390,000                10,378,585
  48                     2      Celeron Square Apartments                                  10,325,000                10,313,289
  49                     1      Scottsdale Renaissance                                     10,200,000                10,167,785
  50                     1      Perimeter Center                                           10,000,000                10,000,000
  51                     1      Warner View Corporate Center                               10,000,000                 9,989,540
  52                     1      The Atrium at Fairfield                                     9,500,000                 9,451,719
  53                     2      Hyperion Apartments                                         9,300,000                 9,300,000
  54                     1      Silver Dollar                                               9,160,000                 9,149,993
  55                     1      Greenbrier Plaza                                            9,100,000                 9,055,561
  56                     2      Campus Village                                              9,000,000                 8,990,019
  57                     1      Sorrento Research Facility                                  8,800,000                 8,790,161
  58                     2      Blackthorn Apartments                                       8,700,000                 8,700,000
  59                     2      Meridian Court South Apartments                             8,400,000                 8,400,000
  60                     1      Riggs Plaza Shopping Center                                 8,000,000                 7,977,929
  61                     2      Jemison Flats                                               8,000,000                 7,958,821
  62                     2      Windsor Place Apartments                                    7,800,000                 7,800,000
  63                     2      Ridge View Apartments                                       7,700,000                 7,700,000
  64                     1      222 & 312 Clematis Street                                   7,700,000                 7,700,000
  65                     1      Comfort Suites Innsbrook                                    7,600,000                 7,589,201
  66                     2      Countryside Village Apartments                              7,500,000                 7,500,000
  67                     1      Holiday Inn Princeton                                       7,500,000                 7,470,158
  68                     2      Washington Townhomes Apartments                             7,300,000                 7,300,000
  69                     1      Margarita Promenade                                         7,224,000                 7,224,000
  70                     2      Indian Wells Apartments                                     7,150,000                 7,130,870
  71                     2      Peppertree Apartments                                       7,050,000                 7,035,048
  72                     1      Metro Business Park                                         6,900,000                 6,900,000
  73                     1      1221 Post Road East                                         6,500,000                 6,480,136
  74                     1      Chester Holiday Inn Express                                 6,400,000                 6,390,906
  75                     1      Magnolia Apartments                                         6,370,000                 6,370,000
  76                     2      Mission Village                                             6,300,000                 6,272,871
  77                     1      Dublin Sawmill Center                                     $ 6,200,000               $ 6,200,000
  78                     2      Pecos Point                                                 6,200,000                 6,188,149
  79                     1      Shaw Business Center                                        6,100,000                 6,100,000
  80                     1      North Eastwood Shopping Center                              6,100,000                 6,086,813
  81                     2      Pacific Dunes                                               6,025,000                 6,025,000
  82                     1      Civista Health Building                                     5,900,000                 5,900,000
  83                     2      Oakwood Apartments                                          5,725,000                 5,713,115
  84                     2      Chateaux Fall Creek                                         5,680,000                 5,680,000
  85                     1      Emerald Coast Centre                                        5,700,000                 5,661,586
  86                     1      Business Park & Willow Creek                                5,550,000                 5,550,000
  87                     1      National Hwy 54 / Self Storage                              5,250,000                 5,250,000
  88                     2      Rugby McIntyre Apartments                                   5,100,000                 5,084,447
  89                     1      Apple Valley Estates MHP                                    5,100,000                 5,084,415
  90                     1      Carlsbad Courtyard                                          5,000,000                 5,000,000
  91                     1      Black Mountain Center                                       5,000,000                 4,974,701
  92                     2      Renaissance Gardens Apartments                              5,000,000                 4,966,641
  93                     1      Natividad Office Complex                                    4,800,000                 4,800,000
  94                     1      Floral Park Promenade                                       4,800,000                 4,743,657
  95                     2      Hunter's Run Apartments                                     4,600,000                 4,600,000
  96                     2      Canyon Pointe Apartments                                    4,500,000                 4,485,904
  97                     1      2150 Point Blvd                                             4,475,000                 4,455,136
  98                     2      Kimberly Court Apartments                                   4,450,000                 4,450,000
  99                     1      Holiday Inn Gainesville                                     4,460,000                 4,433,983
  100                    2      Mill Valley Apartments                                      4,400,000                 4,390,747
  101                    1      Kerrville Junction Shopping Center                          4,300,000                 4,287,762
  102                    2      Autry Portfolio - Sangre De Cristo                          4,150,000                 4,131,610
  103                    1      Walgreens - Rocky Mount, NC                                 4,100,000                 4,095,596
  104                    1      Walgreens - Casper, WY                                      4,085,000                 4,080,773
  105                    1      Annapolis Technology Park-In Line                           4,000,000                 3,982,449
  106                    1      Walgreens - Greenville (Evans)                              3,980,000                 3,975,725
  107        C           1      127 West 96th St. Loan 1                                    3,000,000                 2,479,567
  108        C           1      127 West 96th St. Loan 2                                    1,500,000                 1,449,204
  109                    1      Wilshire Westgate Shopping Center                           3,927,113                 3,922,630
  110                    2      Venezia & Electric Avenue                                   3,900,000                 3,887,606
  111                    2      Shores at Lake Point                                        3,800,000                 3,800,000
  112                    1      Renaissance Park I                                          3,650,000                 3,650,000
  113                    1      Robin Hill MHR & RV                                         3,600,000                 3,600,000
  114                    1      Walgreens - Vernon, CT                                      3,600,000                 3,596,177
  115                    1      17001 Science Drive                                         3,600,000                 3,586,827
  116                    1      Larchmont Street Retail                                     3,600,000                 3,585,112
  117                    1      Colonial Court                                              3,540,000                 3,540,000
  118                    2      Marina Apartments Portfolio                                 3,500,000                 3,500,000
  119                    1      West River Crossing                                         3,500,000                 3,500,000
  120                    2      Rochelle Place                                              3,440,000                 3,436,312
  121                    1      Walgreens - Apple Valley, CA                                3,412,500                 3,408,640
  122                    1      Timberstone Center                                          3,400,000                 3,390,013
  123                    1      Lake Brandon Shopping Center                                3,400,000                 3,387,363
  124                    1      CVS - Bessemer                                              3,375,000                 3,375,000
  125                    1      South Melrose Office                                        3,300,000                 3,300,000
  126                    1      Weinecke Court                                              3,300,000                 3,296,158
  127                    2      Autry Portfolio - Valley Apartments                         3,250,000                 3,235,785
  128                    1      Areis Building                                              3,225,000                 3,212,474
  129                    1      Yarmouth Crossing Retail Center                             3,200,000                 3,200,000
  130                    1      San Dimas Town Center                                       3,200,000                 3,200,000
  131                    2      Durrett Village II Apartments                               3,200,000                 3,200,000
  132                    1      16 Greenmeadow Drive                                        3,200,000                 3,187,489
  133                    1      Lakeside Center at Maryland Farms                           3,200,000                 3,181,384
  134                    1      Walgreens - Miami, OK                                       3,128,000                 3,124,763
  135                    1      Hunter's Retreat Professional Center                        3,030,000                 3,030,000
  136                    1      Renaissance Retail                                          3,000,000                 3,000,000
  137                    1      Shawnee Shopping Center                                     3,000,000                 2,996,956
  138                    2      Oak Park Apartments                                         3,000,000                 2,992,172
  139                    2      Concord Apartments                                          3,000,000                 2,990,622
  140                    1      Polaris Professional Center                                 2,950,000                 2,945,873
  141                    1      6401-6407 Van Nuys Blvd.                                    2,925,000                 2,916,282
  142                    1      Gallery Park II Office                                      2,900,000                 2,900,000
  143                    1      La Guardia Self Storage                                     2,900,000                 2,894,234
  144                    1      Walgreens - Cable Road                                      2,900,000                 2,894,031
  145                    2      Crystal River                                               2,835,000                 2,831,903
  146                    1      Mountain Village                                            2,750,000                 2,744,972
  147                    1      Ft. Dodge Shopping Center                                   2,715,000                 2,715,000
  148                    2      Shaker Hall Apartments                                      2,700,000                 2,700,000
  149                    1      North Village Square                                        2,700,000                 2,682,958
  150                    1      Walgreens - Lubbock, TX                                     2,660,000                 2,657,088
  151                    1      Walgreens - Long Beach                                      2,650,000                 2,646,941
  152                    2      J Bar J Trailer Ranch                                       2,575,000                 2,570,078
  153                    1      611 8th Avenue                                              2,500,000                 2,490,646
  154                    1      Village Shoppes of Lighthouse Point                         2,500,000                 2,489,541
  155                    2      The Mill MHC                                                2,450,000                 2,450,000
  156                    2      Autry Portfolio - Mountain View III Apartments            $ 2,465,000               $ 2,448,771
  157                    2      Broadway Terrace Apartments                                 2,400,000                 2,397,395
  158                    1      North Canal Plaza                                           2,370,000                 2,367,381
  159                    1      Spring Plaza Retail Center                                  2,350,000                 2,342,055
  160                    1      Lakefront Professional Building                             2,300,000                 2,290,619
  161                    1      170-180 West Westfield Avenue                               2,250,000                 2,226,133
  162                    2      Greenfield Village Apartments                               2,160,000                 2,157,667
  163                    1      Lake Deer MHP                                               2,100,000                 2,091,718
  164                    1      Sunburst Florida Keys                                       2,050,000                 2,047,760
  165                    1      Silver Mill House                                           2,050,000                 2,042,763
  166                    1      Fed Ex Ground Package                                       2,000,000                 2,000,000
  167                    2      John's Creek Apartments                                     2,000,000                 1,994,088
  168                    1      Riverview MHP                                               1,950,000                 1,944,139
  169                    2      Parklee Apartments                                          1,900,000                 1,894,060
  170                    2      Autry Portfolio - Mountain View II Apartments               1,900,000                 1,887,491
  171                    1      Berry Hill Shopping Center                                  1,850,000                 1,838,401
  172                    2      Williamsville Village Apartments                            1,800,000                 1,800,000
  173                    1      Market Square Retail Center                                 1,800,000                 1,796,775
  174                    1      Ronny's MHP & RV Park                                       1,800,000                 1,794,922
  175                    1      Kingstowne Shops                                            1,800,000                 1,794,735
  176                    1      Sundown Plaza                                               1,800,000                 1,793,617
  177                    1      Townwood Mobile Home Park                                   1,800,000                 1,790,001
  178                    1      Saddleview Office Park                                      1,750,000                 1,739,551
  179                    2      The Villa Apartments                                        1,750,000                 1,739,069
  180                    1      7250 West Cermak                                            1,725,000                 1,716,781
  181                    1      Dumar Plaza                                                 1,700,000                 1,696,678
  182                    2      Noblesse Oblige Mobile Home Park                            1,700,000                 1,689,290
  183                    2      Colonial Court Apartments                                   1,680,000                 1,676,969
  184                    1      Mooresville Gateway Trade Court Shoppes                     1,600,000                 1,600,000
  185                    2      Queen Mary Apartments                                       1,600,000                 1,600,000
  186                    1      310 & 320 Ed Wright Lane                                    1,600,000                 1,594,415
  187                    2      Shangri-La MHP                                              1,650,000                 1,517,310
  188                    1      Hogan Retail Plaza Center                                   1,500,000                 1,500,000
  189                    2      Memorial Springs Apartments                                 1,500,000                 1,497,226
  190                    1      Reseda Retail Property                                      1,500,000                 1,495,978
  191                    2      Willow Glen Mobile Home Park                                1,500,000                 1,493,770
  192                    1      Vancouver Mobile Retreat                                    1,450,000                 1,445,821
  193                    2      McKinley Woods Apartments                                   1,450,000                 1,437,977
  194                    1      Annapolis Technology Park-BB&T                              1,440,000                 1,433,564
  195                    2      Bamboo MHP                                                  1,400,000                 1,397,324
  196                    1      2nd Street Plaza                                            1,400,000                 1,397,083
  197                    2      Kenny Road Apartments                                       1,400,000                 1,395,775
  198                    1      Lakes IV Apartments                                         1,360,000                 1,357,372
  199                    2      Green River MHP                                             1,360,000                 1,354,844
  200                    1      33 Claroma Street                                           1,650,000                 1,351,216
  201                    2      Autry Portfolio - Dona Ana I Apts                           1,350,000                 1,341,134
  202                    2      Durrett Village I Apartments                                1,300,000                 1,300,000
  203                    2      Homestead Apartments                                        1,295,000                 1,291,595
  204                    1      South University Center                                     1,280,000                 1,278,750
  205                    1      Shadow Pines MHC                                            1,250,000                 1,246,495
  206                    1      McDonald Avenue                                             1,215,000                 1,213,695
  207                    2      Autry Portfolio - Santa Fe Apartments                       1,200,000                 1,192,031
  208                    1      101 Jupiter Drive East                                      1,400,000                 1,146,629
  209                    2      Holiday Meadows Apartments                                  1,100,000                 1,096,632
  210                    2      South Point Oaks Apartments                                 1,100,000                 1,094,097
  211                    2      Autry Portfolio - Dona Ana II Apartments                    1,100,000                 1,092,704
  212                    1      Dollar Tree Plaza                                           1,050,000                 1,050,000
  213                    2      Meridian Apartments                                         1,030,000                 1,028,167
  214                    1      Dyer Blvd Warehouse                                         1,000,000                   994,661
  215                    1      West Little York Mini Storage                               1,000,000                   991,197
  216                    2      Hillcrest Apartment Community                                 980,000                   978,448
  217                    1      14-16 E. 17th St.                                           1,100,000                   950,925
  218                    1      Village Tower Office Building                                 950,000                   945,273
  219                    1      Western Sands                                                 925,000                   922,556
  220                    2      Amber Point Apartments                                        800,000                   799,314
  221                    2      Minerva MHP                                                   800,000                   798,618
  222                    2      1803 19th St                                                  800,000                   798,461
  223                    1      421 West 57th Street                                          825,000                   732,094
  224                    1      Tri-County Self Storage                                       712,000                   708,649
  225                    1      Berry Street Shopping Center                                  650,000                   646,753
  226                    1      3810 Greystone Avenue                                         650,000                   520,110
  227                    1      31-33 Mercer Street                                           499,000                   440,119
  228                    2      482 E. 9th Street Brooklyn                                    500,000                   413,262

                                                                                ------------------------------------------------
Total/Weighted Average:                                                               $ 1,870,562,163           $ 1,866,844,179
                                                                                ================================================

MAXIMUM:                                                                                $ 320,000,000             $ 320,000,000
MINIMUM:                                                                                    $ 499,000                 $ 413,262

(A)  THE UNDERLYING MORTGAGE LOANS SECURED BY BECO PARK AT FORBES CENTER - BRIT
     I, BECO PARK AT FORBES CENTER - BRIT II AND BECO PARK AT FORBES CENTER -
     BRIT III ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B)  THE UNDERLYING MORTGAGE LOANS SECURED BY VALWOOD BUILDING 37 AND VALWOOD
     INDUSTRIAL PORTFOLIO ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C)  THE UNDERLYING MORTGAGE LOANS SECURED BY 127 WEST 96TH ST. LOAN 1 AND 127
     WEST 96TH. ST. LOAN 2 ARE CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2004.
(2)  AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT
     DATE IN THE CASE OF ARD LOANS.
(3)  FOR MORTGAGE LOANS CLASSIFIED AS INTEREST ONLY, THE MONTHLY PAYMENT
     REPRESENTS THE AVERAGE OF ONE FULL YEAR OF INTEREST PAYMENTS.
(4)  ANTICIPATED REPAYMENT DATE.
(5)  PREPAYMENT PROVISION AS OF ORIGINATION:
     LOCK/(X) = LOCKOUT PR DEFEASANCE FOR (X) PAYMENTS
     YMA/(Y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (Y)
     PAYMENTS
     A%/(Y) = A% PREPAYMENT FOR (Y) PAYMENTS
     0.0%/(Z) = PREPAYABLE AT PAR FOR (Z) PAYMENTS
(6)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.
(7)  THE AMORTIZATION ON THE 275 MADISON AVENUE LOAN IS BASED ON A SCHEDULE
     GENERATED BY USING A 6.3800% MORTGAGE RATE, WHICH PAYS PRO RATA TO THE
     A-NOTE AND THE MEZZANINE. THE 275 MADISON AVENUE LOAN AND THE 275 MADISON
     AVENUE MEZZANINE LOAN HAVE A MORTGAGE RATE OF 5.6264789% AND 11.7300%,
     RESPECTIVELY, FOR A WEIGHTED AVERAGE MORTGAGE RATE OF 6.3800%. THE MONTHLY
     PAYMENT SHOWN REPRESENTS THE AVERAGE MONTHLY PAYMENT FOR THE A-NOTE OVER
     THE FIRST TWELVE MONTHS OF THE LOAN TERM.
(8)  THE AMORTIZATION ON THE EASTGATE MALL LOAN IS BASED ON A SCHEDULE GENERATED
     BY USING A 4.5500% MORTGAGE RATE, WHICH PAYS PRO RATA TO THE A-NOTE AND THE
     B-NOTE. THE EASTGATE MALL LOAN AND EASTGATE MALL B-1 NOTE COMPANION LOAN
     HAVE A MORTGAGE RATE OF 4.446078% AND 6.1220%, RESPECTIVELY, FOR A WEIGHTED
     AVERAGE MORTGAGE RATE OF 4.5500%. THE MONTHLY PAYMENT SHOWN REPRESENTS THE
     AVERAGE MONTHLY PAYMENT FOR THE A-NOTE OVER THE FIRST TWELVE MONTHS OF THE
     LOAN TERM.
(9)  YM/119_5.0%/12_4.5%/12_4.0%/12_3.5%/12_3.0%/12_2.5%/12_2.0%/12_1.5%/12_1.0%
     /12_0.5%/9_0.0%/4
(10) YM1/179_5.0%/12_4.0%/12_3.0%/12_2.0%/12_1.0%/10_0.0%/3

                PERCENTAGE OF         ORIGINATION                REMAINING                 ORIGINAL            REMAINING
                   INITIAL           AMORTIZATION               AMORTIZATION               TERM TO              TERM TO
                   MORTGAGE              TERM                       TERM                   MATURITY             MATURITY
   #             POOL BALANCE        (MONTHS) (2)             (MONTHS) (1) (2)           (MONTHS) (2)       (MONTHS) (1) (2)
   -             ------------        ------------             ----------------           ------------       ----------------

   1                17.1%                 360                       360                      120                  120
   2                 3.8%                 360        (7)            360          (7)          84                   83
   3                 3.1%            Interest Only             Interest Only                  60                   58
   4                 2.9%                 360        (8)            360          (8)          60                   60
   5                 1.7%                 360                       357                      120                  117
   6                 0.9%                 360                       357                      120                  117
   7                 0.2%                 360                       357                      120                  117
   8                 1.9%                 360                       358                      120                  118
   9                 1.6%            Interest Only             Interest Only                  60                   59
  10                 1.5%                 360                       360                      120                  120
  11                 1.5%            Interest Only             Interest Only                  60                   58
  12                 1.4%                 360                       360                      120                  118
  13                 0.4%                 360                       360                      121                  119
  14                 0.9%                 360                       360                      121                  119
  15                 1.2%                 360                       360                      120                  120
  16                 1.0%                 360                       359                      120                  119
  17                 1.0%                 360                       360                       60                   58
  18                 1.0%                 360                       360                      120                  116
  19                 1.0%                 336                       336                      116                  115
  20                 1.0%                 360                       359                      120                  119
  21                 0.9%                 360                       360                      120                  117
  22                 0.9%                 360                       360                      120                  118
  23                 0.9%            Interest Only             Interest Only                  60                   60
  24                 0.9%            Interest Only             Interest Only                  60                   59
  25                 0.9%                 360                       359                      122                  121
  26                 0.9%                 360                       359                      120                  119
  27                 0.9%                 360                       359                      120                  119
  28                 0.8%                 360                       357                      120                  117
  29                 0.8%                 360                       359                      120                  119
  30                 0.8%                 360                       360                      120                  115
  31                 0.8%                 360                       360                      120                  119
  32                 0.8%                 360                       359                      120                  119
  33                 0.8%                 360                       355                      120                  115
  34                 0.8%                 360                       360                      123                  122
  35                 0.8%                 351                       350                      111                  110
  36                 0.8%                 360                       360                       84                   81
  37                 0.7%                 360                       360                      120                  120
  38                 0.7%                 360                       356                      120                  116
  39                 0.6%                 360                       359                      121                  120
  40                 0.6%                 360                       357                      120                  117
  41                 0.6%                 360                       360                      120                  119
  42                 0.6%                 360                       360                      120                  119
  43                 0.6%                 360                       360                      120                  119
  44                 0.6%                 360                       357                      120                  117
  45                 0.6%            Interest Only             Interest Only                  60                   60
  46                 0.6%                 360                       360                      120                  119
  47                 0.6%                 360                       359                      120                  119
  48                 0.6%                 360                       359                      120                  119
  49                 0.5%                 360                       357                      120                  117
  50                 0.5%            Interest Only             Interest Only                  60                   56
  51                 0.5%                 360                       359                      120                  119
  52                 0.5%                 360                       355                       84                   79
  53                 0.5%                 360                       360                       84                   81
  54                 0.5%                 360                       359                      120                  119
  55                 0.5%                 360                       355                      120                  115
  56                 0.5%                 360                       359                      120                  119
  57                 0.5%                 360                       359                      120                  119
  58                 0.5%                 360                       360                      118                  117
  59                 0.4%                 360                       360                      120                  118
  60                 0.4%                 300                       298                      120                  118
  61                 0.4%                 360                       356                       60                   56
  62                 0.4%                 360                       360                       84                   81
  63                 0.4%                 264                       264                      120                  113
  64                 0.4%                 360                       360                      121                  121
  65                 0.4%                 300                       299                      119                  118
  66                 0.4%                 360                       360                      120                  116
  67                 0.4%                 300                       297                      120                  117
  68                 0.4%                 360                       360                       84                   82
  69                 0.4%                 360                       360                      120                  120
  70                 0.4%                 360                       357                      180                  177
  71                 0.4%                 360                       358                      120                  118
  72                 0.4%                 360                       360                      120                  118
  73                 0.3%                 360                       357                       84                   81
  74                 0.3%                 300                       299                      119                  118
  75                 0.3%                 360                       360                      120                  117
  76                 0.3%                 360                       356                       60                   56
  77                 0.3%                 360                       360                      120                  117
  78                 0.3%                 360                       358                       84                   82
  79                 0.3%                 360                       360                      120                  114
  80                 0.3%                 360                       358                       84                   82
  81                 0.3%                 360                       360                      120                  120
  82                 0.3%                 240                       240                      120                  120
  83                 0.3%                 360                       358                      120                  118
  84                 0.3%                 360                       360                      120                  120
  85                 0.3%                 264                       260                      264                  260
  86                 0.3%                 360                       360                      120                  120
  87                 0.3%                 360                       360                      120                  119
  88                 0.3%                 360                       357                      120                  117
  89                 0.3%                 360                       357                      120                  117
  90                 0.3%                 360                       360                      120                  120
  91                 0.3%                 360                       355                      120                  115
  92                 0.3%                 324                       318                       84                   78
  93                 0.3%                 360                       360                      120                  117
  94                 0.3%                 360                       347                      120                  107
  95                 0.2%                 360                       360                      120                  117
  96                 0.2%                 360                       357                      120                  117
  97                 0.2%                 360                       355                      120                  115
  98                 0.2%                 360                       360                      120                  118
  99                 0.2%                 240                       237                       60                   57
  100                0.2%                 360                       358                      120                  118
  101                0.2%                 360                       357                      120                  117
  102                0.2%                 300                       297                      120                  117
  103                0.2%                 360                       359                      120                  119
  104                0.2%                 360                       359                      120                  119
  105                0.2%                 360                       355                      120                  115
  106                0.2%                 360                       359                      120                  119
  107                0.1%                 240                       168                      240                  168
  108                0.1%                 300                       275                      120                   95
  109                0.2%                 352                       351                      113                  112
  110                0.2%                 360                       357                      120                  117
  111                0.2%                 360                       360                      120                  120
  112                0.2%                 360                       360                      120                  116
  113                0.2%                 348                       348                       60                   60
  114                0.2%                 360                       359                      120                  119
  115                0.2%                 360                       356                      120                  116
  116                0.2%                 360                       356                      120                  116
  117                0.2%                 360                       360                      120                  120
  118                0.2%                 240                       240                      240                  240
  119                0.2%            Interest Only             Interest Only                  84                   83
  120                0.2%                 360                       359                      120                  119
  121                0.2%                 360                       359                      120                  119
  122                0.2%                 360                       357                      119                  116
  123                0.2%                 360                       356                      120                  116
  124                0.2%                 360                       360                      121                  121
  125                0.2%                 360                       360                      120                  120
  126                0.2%                 360                       359                       60                   59
  127                0.2%                 300                       297                      120                  117
  128                0.2%                 360                       356                       84                   80
  129                0.2%                 360                       360                      120                  117
  130                0.2%                 360                       360                      120                  120
  131                0.2%                 360                       360                      120                  120
  132                0.2%                 360                       356                      120                  116
  133                0.2%                 360                       354                      120                  114
  134                0.2%                 360                       359                      120                  119
  135                0.2%                 360                       360                      120                  120
  136                0.2%                 360                       360                      120                  117
  137                0.2%                 360                       359                      120                  119
  138                0.2%                 300                       298                      120                  118
  139                0.2%                 360                       357                      120                  117
  140                0.2%                 300                       299                      120                  119
  141                0.2%                 360                       357                      120                  117
  142                0.2%                 360                       360                      121                  121
  143                0.2%                 360                       358                      120                  118
  144                0.2%                 360                       358                      120                  118
  145                0.2%                 360                       359                      120                  119
  146                0.1%                 360                       358                      120                  118
  147                0.1%                 360                       360                      120                  120
  148                0.1%                 360                       360                      120                  117
  149                0.1%                 360                       353                      120                  113
  150                0.1%                 360                       359                      120                  119
  151                0.1%                 360                       359                      120                  119
  152                0.1%                 360                       358                      120                  118
  153                0.1%                 360                       356                      120                  116
  154                0.1%                 300                       297                      120                  117
  155                0.1%                 300                       300                      120                  120
  156                0.1%                 240                       237                      120                  117
  157                0.1%                 360                       359                      120                  119
  158                0.1%                 360                       359                      120                  119
  159                0.1%                 360                       356                      120                  116
  160                0.1%                 360                       355                      120                  115
  161                0.1%                 300                       292                      120                  112
  162                0.1%                 360                       359                      120                  119
  163                0.1%                 360                       356                       60                   56
  164                0.1%                 360                       359                      120                  119
  165                0.1%                 360                       356                      120                  116
  166                0.1%                 360                       360                      121                  121
  167                0.1%                 360                       357                      120                  117
  168                0.1%                 360                       357                      120                  117
  169                0.1%                 360                       357                      120                  117
  170                0.1%                 240                       237                      120                  117
  171                0.1%                 336                       330                       60                   54
  172                0.1%                 360                       360                       60                   58
  173                0.1%                 360                       358                      120                  118
  174                0.1%                 300                       298                      120                  118
  175                0.1%                 360                       357                      120                  117
  176                0.1%                 360                       356                      120                  116
  177                0.1%                 360                       354                      120                  114
  178                0.1%                 360                       353                      120                  113
  179                0.1%                 300                       295                      120                  115
  180                0.1%                 360                       355                      120                  115
  181                0.1%                 360                       358                      120                  118
  182                0.1%                 360                       354                      120                  114
  183                0.1%                 360                       358                      120                  118
  184                0.1%                 360                       360                      120                  120
  185                0.1%                 360                       360                      120                  120
  186                0.1%                 360                       356                      120                  116
  187                0.1%                 360                       287                      120                   47
  188                0.1%                 360                       360                      120                  120
  189                0.1%                 360                       358                      120                  118
  190                0.1%                 360                       357                      120                  117
  191                0.1%                 360                       356                      120                  116
  192                0.1%                 360                       357                      120                  117
  193                0.1%                 360                       351                      120                  111
  194                0.1%                 360                       355                      120                  115
  195                0.1%                 360                       358                      120                  118
  196                0.1%                 240                       239                      240                  239
  197                0.1%                 360                       357                      120                  117
  198                0.1%                 360                       358                      120                  118
  199                0.1%                 360                       356                       84                   80
  200                0.1%                 240                       165                      240                  165
  201                0.1%                 240                       237                      120                  117
  202                0.1%                 240                       240                      120                  120
  203                0.1%                 360                       357                      120                  117
  204                0.1%                 360                       359                      120                  119
  205                0.1%                 360                       357                      120                  117
  206                0.1%                 360                       359                      121                  120
  207                0.1%                 240                       237                      120                  117
  208                0.1%                 240                       166                      240                  166
  209                0.1%                 360                       357                      120                  117
  210                0.1%                 300                       296                      120                  116
  211                0.1%                 240                       237                      120                  117
  212                0.1%                 360                       360                      120                  117
  213                0.1%                 360                       358                      120                  118
  214                0.1%                 300                       296                       60                   56
  215                0.1%                 300                       294                       60                   54
  216                0.1%                 300                       299                      120                  119
  217                0.1%                 264                       195                      264                  195
  218                0.1%                 300                       296                      120                  116
  219               0.05%                 300                       298                      120                  118
  220               0.04%                 360                       359                      180                  179
  221               0.04%                 360                       358                      120                  118
  222               0.04%                 360                       358                       60                   58
  223               0.04%                 300                       211                      300                  211
  224               0.04%                 300                       296                      120                  116
  225               0.03%                 360                       354                      120                  114
  226               0.03%                 240                       150                      240                  150
  227               0.02%                 300                       220                      300                  220
  228               0.02%                 240                       168                      240                  168

-------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Avera100.0%                354                       353                      110                  108
===============================================================================================================================

MAXIMUM:            17.1%                 360                       360                      300                  260
MINIMUM:            0.02%                 240                       150                       60                   47

           INITIAL
           INTEREST
             ONLY       MORTGAGE                                   FIRST
            PERIOD      INTEREST             MONTHLY              PAYMENT           MATURITY
   #       (MONTHS)       RATE             PAYMENT (3)             DATE               DATE
   -       --------       ----             -----------             ----               ----

   1          36         5.767%               $ 1,870,890        1/11/2005         12/11/2014
   2          36         5.626%    (7)            398,070 (7)   12/11/2004         11/11/2011
   3          60         5.350%                   262,175       11/11/2004         10/11/2034
   4                     4.446%    (8)            269,071 (8)    1/1/2005          12/1/2009
   5                     5.770%                   181,536       10/11/2004         9/11/2014
   6                     5.770%                   101,061       10/11/2004         9/11/2014
   7                     5.770%                    21,522       10/11/2004         9/11/2014
   8                     5.450%                   203,276        11/1/2004         10/1/2034
   9          60         5.450%                   135,840       12/11/2004         11/11/2034
  10                     5.910%                   166,257        1/1/2005          12/1/2014
  11          60         5.290%                   122,913       11/11/2004         10/11/2034
  12          36         5.550%                   151,296        11/1/2004         10/1/2014
  13          12         5.490%                    39,928       11/11/2004         11/11/2014
  14          12         5.490%                    99,594       11/11/2004         11/11/2014
  15                     5.420%                   120,998        1/1/2005          12/1/2014
  16                     5.480%                   108,775        12/1/2004         11/1/2014
  17          24         5.180%                   104,918       11/11/2004         10/11/2009
  18          36         6.000%                   113,915        9/11/2004         8/11/2014
  19          20         5.427%                   110,101        12/1/2004          7/1/2014
  20                     5.450%                   101,638        12/1/2004         11/1/2034
  21          36         5.560%                    99,166       10/11/2004         9/11/2014
  22          36         5.550%                    98,485        11/1/2004         10/1/2014
  23          60         5.040%                    71,904        1/1/2005          12/1/2009
  24          60         4.940%                    70,955       12/11/2004         11/11/2009
  25                     5.200%                    93,349       12/11/2004         1/11/2015
  26                     5.480%                    93,705        12/1/2004         11/1/2014
  27                     5.370%                    90,665       12/11/2004         11/11/2014
  28                     5.280%                    85,880       10/11/2004         9/11/2014
  29                     5.770%                    89,774        12/1/2004         11/1/2034
  30          24         6.010%                    90,029        8/11/2004         7/11/2014
  31          36         5.420%                    84,417        12/1/2004         11/1/2014
  32                     5.340%                    83,724       12/11/2004         11/11/2014
  33                     5.810%                    88,109        8/11/2004         7/11/2014
  34          3          5.890%                    85,794        12/1/2004          1/1/2019
  35                     5.760%                    84,429        12/1/2004          2/1/2034
  36          24         5.100%                    76,665       10/11/2004         9/11/2011
  37          36         5.210%                    75,588        1/11/2005         12/11/2014
  38                     5.790%                    73,265        9/11/2004         8/11/2014
  39                     5.350%                    67,191       12/11/2004         12/11/2014
  40                     5.990%                    71,869       10/11/2004         9/11/2014
  41          24         5.430%                    67,186        12/1/2004         11/1/2014
  42          24         5.730%                    67,291        12/1/2004         11/1/2014
  43          24         5.280%                    63,856        12/1/2004         11/1/2014
  44                     5.520%                    64,871       10/11/2004         9/11/2014
  45          60         5.215%                    47,727        1/1/2005          12/1/2009
  46          30         5.344%                    58,036        12/1/2004         11/1/2014
  47                     5.480%                    58,863        12/1/2004         11/1/2014
  48                     5.310%                    57,399       12/11/2004         11/11/2014
  49                     5.480%                    57,787       10/11/2004         9/11/2014
  50          60         5.590%                    47,230        9/11/2004         8/11/2009
  51                     5.740%                    58,294        12/1/2004         11/1/2014
  52                     5.480%                    53,821        8/11/2004         7/11/2011
  53          24         5.500%                    52,804       10/11/2004         9/11/2011
  54                     5.510%                    52,067        12/1/2004         11/1/2014
  55                     5.660%                    52,586        8/11/2004         7/11/2014
  56                     5.430%                    50,706        12/1/2004         11/1/2014
  57                     5.387%                    49,343        12/1/2004         11/1/2014
  58          10         5.823%                    51,175        12/1/2004          9/1/2014
  59          36         5.550%                    47,958        11/1/2004         10/1/2014
  60                     5.930%                    51,202       11/11/2004         10/11/2029
  61                     4.400%                    40,061        9/11/2004         8/11/2009
  62          36         5.120%                    42,446       10/11/2004         9/11/2011
  63          12         5.190%                    48,976        6/11/2004         5/11/2014
  64          25         5.330%                    42,902        1/1/2005           1/1/2015
  65                     6.100%                    49,433       12/11/2004         10/11/2014
  66          60         5.830%                    44,150        9/11/2004         8/11/2014
  67                     6.300%                    49,707       10/11/2004         9/11/2014
  68          12         5.270%                    40,401        11/1/2004         10/1/2011
  69                     5.485%                    40,949        1/1/2005          12/1/2014
  70                     6.270%                    44,117       10/11/2004         9/11/2019
  71                     5.320%                    39,237       11/11/2004         10/11/2014
  72          60         5.160%                    37,718       11/11/2004         10/11/2014
  73                     5.640%                    37,479       10/11/2004         9/11/2011
  74                     6.100%                    41,627       12/11/2004         10/11/2014
  75          24         6.200%                    39,014       10/11/2004         9/11/2014
  76                     5.270%                    34,867        9/11/2004         8/11/2009
  77          24         5.870%                  $ 36,656       10/11/2004         9/11/2014
  78                     5.800%                    36,379        11/1/2004         10/1/2011
  79          24         6.000%                    36,573        7/11/2004         6/11/2014
  80                     5.230%                    33,609        11/1/2004         10/1/2034
  81                     5.335%                    33,588        1/1/2005          12/1/2014
  82                     5.700%                    41,255        1/1/2005          12/1/2014
  83                     5.420%                    32,219       11/11/2004         10/11/2014
  84                     5.320%                    31,612        1/1/2005          12/1/2014
  85                     6.300%                    39,952        9/11/2004         8/11/2026
  86                     5.440%                    31,304        1/1/2005          12/1/2014
  87          24         5.740%                    30,604        12/1/2004         11/1/2014
  88                     5.650%                    29,439       10/11/2004         9/11/2014
  89                     5.640%                    29,407        10/1/2004          9/1/2014
  90                     5.725%                    29,099        1/1/2005          12/1/2014
  91                     5.500%                    28,389        8/11/2004         7/11/2014
  92                     6.270%                    32,047        7/11/2004         6/11/2011
  93          24         5.660%                    27,738        10/1/2004          9/1/2014
  94                     6.220%                    29,461       12/11/2003         11/11/2013
  95          12         5.860%                    27,167       10/11/2004         9/11/2014
  96                     5.520%                    25,607       10/11/2004         9/11/2014
  97                     6.080%                    27,060        8/11/2004         7/11/2014
  98          36         5.550%                    25,406        11/1/2004         10/1/2014
  99                     6.680%                    33,727       10/11/2004         9/11/2009
  100                    5.360%                    24,598       11/11/2004         10/11/2014
  101                    5.980%                    25,725       10/11/2004         9/11/2014
  102                    5.650%                    25,858       10/11/2004         9/11/2014
  103                    5.600%                    23,537        12/1/2004         11/1/2014
  104                    5.797%                    23,961        12/1/2004         11/1/2014
  105                    6.130%                    24,317        8/11/2004         7/11/2014
  106                    5.600%                    22,848        12/1/2004         11/1/2014
  107                    6.850%                    22,990        1/1/1999          12/1/2018
  108                    6.850%                    10,459        12/1/2002         11/1/2012
  109                    5.519%                    22,544        12/1/2004          4/1/2014
  110                    5.450%                    22,022       10/11/2004         9/11/2014
  111                    5.650%                    21,935        1/1/2005          12/1/2014
  112         36         5.660%                    21,092        9/11/2004         8/11/2014
  113         24         5.200%                    20,053        1/1/2005          12/1/2009
  114                    5.661%                    20,806        12/1/2004         11/1/2014
  115                    6.020%                    21,630        9/11/2004         8/11/2014
  116                    5.460%                    20,350        9/11/2004         8/11/2014
  117                    5.520%                    20,144        1/1/2005          12/1/2014
  118                    5.780%                    24,633        1/1/2005          12/1/2024
  119         84         4.880%                    14,233        12/1/2004         11/1/2011
  120                    5.610%                    19,770       12/11/2004         11/11/2014
  121                    5.325%                    19,003        12/1/2004         11/1/2014
  122                    5.830%                    20,015       10/11/2004         8/11/2014
  123                    5.950%                    20,276        9/11/2004         8/11/2014
  124         1          5.500%                    19,163        1/1/2005           1/1/2015
  125                    5.390%                    18,510        1/1/2005          12/1/2014
  126                    5.170%                    18,060        12/1/2004         11/1/2009
  127                    5.730%                    20,407       10/11/2004         9/11/2014
  128                    5.750%                    18,820        9/11/2004         8/11/2011
  129         12         6.030%                    19,247       10/11/2004         9/11/2014
  130                    5.570%                    18,310        1/1/2005          12/1/2014
  131                    6.110%                    19,413        1/1/2005          12/1/2014
  132                    5.720%                    18,613        9/11/2004         8/11/2014
  133                    5.780%                    18,735        7/11/2004         6/11/2014
  134                    5.797%                    18,348        12/1/2004         11/1/2014
  135                    5.590%                    17,375        1/1/2005          12/1/2014
  136         84         5.550%                    17,128       10/11/2004         9/11/2014
  137                    5.900%                    17,794        12/1/2004         11/1/2014
  138                    6.250%                    19,790        11/1/2004         10/1/2014
  139                    5.530%                    17,090       10/11/2004         9/11/2014
  140                    6.200%                    19,369        12/1/2004         11/1/2014
  141                    5.760%                    17,088       10/11/2004         9/11/2014
  142         1          5.680%                    16,795        1/1/2005           1/1/2015
  143                    5.620%                    16,685        11/1/2004         10/1/2014
  144                    5.460%                    16,393        11/1/2004         10/1/2014
  145                    5.510%                    16,115        12/1/2004         11/1/2014
  146                    6.000%                    16,488       11/11/2004         10/11/2014
  147                    5.900%                    16,104        1/1/2005          12/1/2014
  148         36         5.390%                    15,144       10/11/2004         9/11/2014
  149                    6.059%                    16,290        6/1/2004           5/1/2014
  150                    5.500%                    15,103        12/1/2004         11/1/2014
  151                    5.216%                    14,578        12/1/2004         11/1/2014
  152                    5.800%                    15,109       11/11/2004         10/11/2014
  153                    5.920%                    14,860        9/11/2004         8/11/2014
  154                    6.000%                    16,108       10/11/2004         9/11/2014
  155                    5.527%                    15,085        1/1/2005          12/1/2014
  156                    5.720%                  $ 17,264       10/11/2004         9/11/2014
  157                    5.545%                    13,695        12/1/2004         11/1/2014
  158                    5.450%                    13,382        12/1/2004         11/1/2014
  159                    6.370%                    14,653        9/11/2004         8/11/2034
  160                    6.440%                    14,447        8/11/2004         7/11/2014
  161                    6.250%                    14,843        5/11/2004         4/11/2014
  162                    5.570%                    12,359       12/11/2004         11/11/2014
  163                    5.680%                    12,162        9/11/2004         8/11/2009
  164                    5.510%                    11,653        12/1/2004         11/1/2014
  165                    6.180%                    12,529        9/11/2004         8/11/2014
  166         1          5.096%                    10,854        1/1/2005           1/1/2015
  167                    5.800%                    11,735       10/11/2004         9/11/2014
  168                    5.720%                    11,343       10/11/2004         9/11/2014
  169                    5.530%                    10,824       10/11/2004         9/11/2014
  170                    5.720%                    13,307       10/11/2004         9/11/2014
  171                    6.170%                    11,579        7/11/2004         6/11/2009
  172         18         5.270%                     9,962       11/11/2004         10/11/2009
  173                    6.090%                    10,896       11/11/2004         10/11/2014
  174                    5.800%                    11,378       11/11/2004         10/11/2014
  175                    5.850%                    10,619       10/11/2004         9/11/2014
  176                    6.160%                    10,978        9/11/2004         8/11/2014
  177                    5.990%                    10,780        7/11/2004         6/11/2014
  178                    6.300%                    10,832        6/11/2004         5/11/2014
  179                    6.460%                    11,772        8/1/2004           7/1/2014
  180                    5.770%                    10,089        8/11/2004         7/11/2014
  181                    5.700%                     9,867       11/11/2004         10/11/2014
  182                    5.410%                     9,557        7/11/2004         6/11/2014
  183                    6.060%                    10,137       11/11/2004         10/11/2014
  184                    5.233%                     8,818        1/1/2005          12/1/2014
  185                    5.110%                     8,697        1/1/2005          12/1/2014
  186                    6.230%                     9,831        9/11/2004         8/11/2014
  187                    6.520%                    10,451        12/1/1998         11/1/2008
  188                    5.090%                     8,135        1/1/2005          12/1/2014
  189                    5.950%                     8,945       11/11/2004         10/11/2014
  190                    6.260%                     9,246       10/11/2004         9/11/2014
  191                    5.440%                     8,460        9/11/2004         8/11/2014
  192                    5.920%                     8,619       10/11/2004         9/11/2014
  193                    6.000%                     8,693        4/11/2004         3/11/2014
  194                    6.050%                     8,680        8/11/2004         7/11/2014
  195                    5.800%                     8,215       11/11/2004         10/11/2014
  196                    6.320%                    10,290       12/11/2004         11/11/2024
  197                    5.700%                     8,126       10/11/2004         9/11/2014
  198                    5.750%                     7,937        11/1/2004         10/1/2014
  199                    5.860%                     8,032        9/11/2004         8/11/2011
  200                    6.930%                    12,723        10/1/1998          9/1/2018
  201                    5.740%                     9,470       10/11/2004         9/11/2014
  202                    5.900%                     9,239        1/1/2005          12/1/2014
  203                    6.350%                     8,058       10/11/2004         9/11/2014
  204                    6.100%                     7,757        12/1/2004         11/1/2014
  205                    6.050%                     7,535       10/11/2004         9/11/2014
  206                    5.600%                     6,975       12/11/2004         12/11/2014
  207                    5.650%                     8,357       10/11/2004         9/11/2014
  208                    6.750%                    10,645        11/1/1998         10/1/2018
  209                    5.630%                     6,336       10/11/2004         9/11/2014
  210                    6.120%                     7,168        9/11/2004         8/11/2014
  211                    5.660%                     7,667       10/11/2004         9/11/2014
  212         24         5.750%                     6,128       10/11/2004         9/11/2014
  213                    6.120%                     6,255       11/11/2004         10/11/2014
  214                    6.150%                     6,535        9/11/2004         8/11/2009
  215                    5.626%                     6,216        7/1/2004           6/1/2009
  216                    5.390%                     5,954        12/1/2004         11/1/2014
  217                    7.000%                     8,178        4/1/1999           3/1/2021
  218                    6.550%                     6,444        9/11/2004         8/11/2014
  219                    6.180%                     6,062       11/11/2004         10/11/2014
  220                    6.770%                     5,199        12/1/2004         11/1/2019
  221                    6.250%                     4,926       11/11/2004         10/11/2014
  222                    5.770%                     4,679       11/11/2004         10/11/2009
  223                    8.980%                     6,912        8/1/1997           7/1/2022
  224                    6.860%                     4,969        9/11/2004         8/11/2014
  225                    6.460%                     4,091        7/11/2004         6/11/2014
  226                    8.500%                     5,641        7/1/1997           6/1/2017
  227                    7.490%                     3,684        5/1/1998           4/1/2023
  228                    6.850%                     3,832        1/1/1999          12/1/2018

--------------------------------------------------------------------------------------------------
Total/Weighted Average:  5.586%            $ 10,609,540          11/6/2004         7/14/2016
==================================================================================================

MAXIMUM:                 8.980%               $ 1,870,890        1/11/2005         11/11/2034
MINIMUM:                 4.400%                   $ 3,684        7/1/1997          11/1/2008

                         PREPAYMENT PROVISION                                DEFEASANCE
   #        ARD (4)      AS OF ORIGINATION (5)                               OPTION (6)
   -        -------      ---------------------                               ----------

   1                     Lock/116_0.0%/4                                         Yes
   2                     Lock/80_0.0%/4                                          Yes
   3       10/11/2009    Lock/55_0.0%/5                                          Yes
   4                     Lock/56_0.0%/4                                          Yes
   5                     Lock/108_1.0%/9_0.0%/3                                  Yes
   6                     Lock/108_1.0%/9_0.0%/3                                  Yes
   7                     Lock/108_1.0%/9_0.0%/3                                  Yes
   8       10/1/2014     Lock/116_0.0%/4                                         Yes
   9       11/11/2009    Lock/55_0.0%/5                                          Yes
  10                     Lock/117_0.0%/3                                         Yes
  11       10/11/2009    Lock/55_0.0%/5                                          Yes
  12                     Lock/117_0.0%/3                                         Yes
  13                     Lock/118_0.0%/3                                         Yes
  14                     Lock/118_0.0%/3                                         Yes
  15                     Lock/119_0.0%/1                                         Yes
  16                     Lock/116_0.0%/4                                         Yes
  17                     YM1/56_0.0%/4                                           No
  18                     Lock/116_0.0%/4                                         Yes
  19                     Lock/113_0.0%/3                                         Yes
  20       11/1/2014     Lock/116_0.0%/4                                         Yes
  21                     Lock/117_0.0%/3                                         Yes
  22                     Lock/117_0.0%/3                                         Yes
  23                     Lock/23_YM1/33_0.0%/4                                   No
  24                     Lock/56_0.0%/4                                          Yes
  25                     Lock/119_0.0%/3                                         Yes
  26                     Lock/117_0.0%/3                                         Yes
  27                     Lock/117_0.0%/3                                         Yes
  28                     Lock/117_0.0%/3                                         Yes
  29       11/1/2014     Lock/116_0.0%/4                                         Yes
  30                     Lock/117_0.0%/3                                         Yes
  31                     Lock/117_0.0%/3                                         Yes
  32                     Lock/117_0.0%/3                                         Yes
  33                     Lock/117_0.0%/3                                         Yes
  34        2/1/2015     Lock/120_0.0%/3                                         Yes
  35        2/1/2014     Lock/107_0.0%/4                                         Yes
  36                     Lock/78_0.0%/6                                          Yes
  37                     Lock/117_0.0%/3                                         Yes
  38                     Lock/117_0.0%/3                                         Yes
  39                     Lock/118_0.0%/3                                         Yes
  40                     Lock/117_0.0%/3                                         Yes
  41                     Lock/117_0.0%/3                                         Yes
  42                     YM1/115_0.0%/5                                          No
  43                     Lock/116_0.0%/4                                         Yes
  44                     Lock/117_0.0%/3                                         Yes
  45                     YM1/56_0.0%/4                                           No
  46                     Lock/114_0.0%/6                                         Yes
  47                     Lock/117_0.0%/3                                         Yes
  48                     Lock/117_0.0%/3                                         Yes
  49                     Lock/116_0.0%/4                                         Yes
  50                     Lock/57_0.0%/3                                          Yes
  51                     Lock/117_0.0%/3                                         Yes
  52                     Lock/61_2.0%/11_1.0%/9_0.0%/3                           Yes
  53                     Lock/81_0.0%/3                                          Yes
  54                     Lock/117_0.0%/3                                         Yes
  55                     Lock/117_0.0%/3                                         Yes
  56                     Lock/119_0.0%/1                                         Yes
  57                     YM1/116_0.0%/4                                          No
  58                     Lock/115_0.0%/3                                         Yes
  59                     Lock/117_0.0%/3                                         Yes
  60       10/11/2014    Lock/116_0.0%/4                                         Yes
  61                     Lock/57_0.0%/3                                          Yes
  62                     Lock/81_0.0%/3                                          Yes
  63                     Lock/117_0.0%/3                                         Yes
  64                     Lock/120_0.0%/1                                         Yes
  65                     Lock/115_0.0%/4                                         Yes
  66                     Lock/114_0.0%/6                                         Yes
  67                     Lock/117_0.0%/3                                         Yes
  68                     Lock/81_0.0%/3                                          Yes
  69                     Lock/115_0.0%/5                                         Yes
  70                     Lock/177_0.0%/3                                         Yes
  71                     Lock/117_0.0%/3                                         Yes
  72                     Lock/117_0.0%/3                                         Yes
  73                     Lock/61_2.0%/11_1.0%/9_0.0%/3                           Yes
  74                     Lock/115_0.0%/4                                         Yes
  75                     Lock/117_0.0%/3                                         Yes
  76                     Lock/53_0.0%/7                                          Yes
  77                     Lock/117_0.0%/3                                         Yes
  78                     Lock/81_0.0%/3                                          Yes
  79                     Lock/117_0.0%/3                                         Yes
  80       10/1/2011     Lock/80_0.0%/4                                          Yes
  81                     Lock/117_0.0%/3                                         Yes
  82                     Lock/117_0.0%/3                                         Yes
  83                     Lock/117_0.0%/3                                         Yes
  84                     Lock/117_0.0%/3                                         Yes
  85                     Lock/240_0.0%/24                                        Yes
  86                     Lock/117_0.0%/3                                         Yes
  87                     Lock/117_0.0%/3                                         Yes
  88                     Lock/117_0.0%/3                                         Yes
  89                     Lock/117_0.0%/3                                         Yes
  90                     Lock/114_0.0%/6                                         Yes
  91                     Lock/117_0.0%/3                                         Yes
  92                     Lock/60_0.0%/24                                         Yes
  93                     Lock/117_0.0%/3                                         Yes
  94                     Lock/116_0.0%/4                                         Yes
  95                     Lock/117_0.0%/3                                         Yes
  96                     Lock/117_0.0%/3                                         Yes
  97                     Lock/117_0.0%/3                                         Yes
  98                     Lock/117_0.0%/3                                         Yes
  99                     Lock/57_0.0%/3                                          Yes
  100                    Lock/117_0.0%/3                                         Yes
  101                    Lock/117_0%/3                                           Yes
  102                    Lock/113_0.0%/7                                         Yes
  103                    Lock/117_0.0%/3                                         Yes
  104                    Lock/117_0.0%/3                                         Yes
  105                    Lock/117_0.0%/3                                         Yes
  106                    Lock/117_0.0%/3                                         Yes
  107                    Footnote (9)                                            No
  108                    YM/118_0.0%/2                                           No
  109                    Lock/110_0.0%/3                                         Yes
  110                    Lock/113_0.0%/7                                         Yes
  111                    Lock/117_0.0%/3                                         Yes
  112                    Lock/40_YM1/79_0.0%/1                                   No
  113                    Lock/57_0.0%/3                                          Yes
  114                    Lock/117_0.0%/3                                         Yes
  115                    Lock/117_0.0%/3                                         Yes
  116                    Lock/113_0.0%/7                                         Yes
  117                    Lock/117_0.0%/3                                         Yes
  118                    Lock/237_0.0%/3                                         Yes
  119                    Lock/23_YM1/57_0.0%/4                                   No
  120                    Lock/113_0.0%/7                                         Yes
  121                    Lock/117_0.0%/3                                         Yes
  122                    Lock/116_0.0%/3                                         Yes
  123                    Lock/117_0.0%/3                                         Yes
  124                    Lock/118_0.0%/3                                         Yes
  125                    Lock/117_0.0%/3                                         Yes
  126                    Lock/57_0.0%/3                                          Yes
  127                    Lock/113_0.0%/7                                         Yes
  128                    Lock/77_0.0%/7                                          Yes
  129                    Lock/117_0.0%/3                                         Yes
  130                    Lock/117_0.0%/3                                         Yes
  131                    Lock/117_0.0%/3                                         Yes
  132                    Lock/117_0.0%/3                                         Yes
  133                    Lock/117_0.0%/3                                         Yes
  134                    Lock/117_0.0%/3                                         Yes
  135                    Lock/117_0.0%/3                                         Yes
  136                    Lock/117_0.0%/3                                         Yes
  137                    YM1/116_0.0%/4                                          No
  138                    Lock/117_0.0%/3                                         Yes
  139                    Lock/113_0.0%/7                                         Yes
  140                    Lock/60_YM1/57_0.0%/3                                   No
  141                    Lock/113_0.0%/7                                         Yes
  142                    Lock/118_0.0%/3                                         Yes
  143                    Lock/117_0.0%/3                                         Yes
  144                    Lock/117_0.0%/3                                         Yes
  145                    Lock/117_0.0%/3                                         Yes
  146                    Lock/113_0.0%/7                                         Yes
  147                    YM1/116_0.0%/4                                          No
  148                    Lock/113_0.0%/7                                         Yes
  149                    Lock/117_0.0%/3                                         Yes
  150                    Lock/117_0.0%/3                                         Yes
  151                    Lock/117_0.0%/3                                         Yes
  152                    Lock/113_0.0%/7                                         Yes
  153                    Lock/116_0.0%/4                                         Yes
  154                    Lock/113_0.0%/7                                         Yes
  155                    Lock/117_0.0%/3                                         Yes
  156                    Lock/113_0.0%/7                                         Yes
  157                    Lock/117_0.0%/3                                         Yes
  158                    Lock/117_0.0%/3                                         Yes
  159      8/11/2014     Lock/113_0.0%/7                                         Yes
  160                    Lock/117_0.0%/3                                         Yes
  161                    Lock/113_0.0%/7                                         Yes
  162                    Lock/113_0.0%/7                                         Yes
  163                    Lock/53_0.0%/7                                          Yes
  164                    Lock/117_0.0%/3                                         Yes
  165                    Lock/117_0.0%/3                                         Yes
  166                    Lock/118_0.0%/3                                         Yes
  167                    Lock/113_0.0%/7                                         Yes
  168                    Lock/113_0.0%/7                                         Yes
  169                    Lock/113_0.0%/7                                         Yes
  170                    Lock/113_0.0%/7                                         Yes
  171                    Lock/57_0.0%/3                                          Yes
  172                    Lock/53_0.0%/7                                          Yes
  173                    Lock/113_0.0%/7                                         Yes
  174                    Lock/113_0.0%/7                                         Yes
  175                    Lock/113_0.0%/7                                         Yes
  176                    Lock/36_YM1/81_0.0%/3                                   No
  177                    Lock/117_0.0%/3                                         Yes
  178                    Lock/117_0.0%/3                                         Yes
  179                    Lock/117_0.0%/3                                         Yes
  180                    Lock/117_0.0%/3                                         Yes
  181                    Lock/113_0.0%/7                                         Yes
  182                    Lock/117_0.0%/3                                         Yes
  183                    Lock/113_0.0%/7                                         Yes
  184                    Lock/117_0.0%/3                                         Yes
  185                    Lock/117_0.0%/3                                         Yes
  186                    Lock/113_0.0%/7                                         Yes
  187                    Lock/23_YM1/94_0.0%/3                                   No
  188                    Lock/117_0.0%/3                                         Yes
  189                    Lock/36_YM1/81_0.0%/3                                   No
  190                    Lock/113_0.0%/7                                         Yes
  191                    Lock/113_0.0%/7                                         Yes
  192                    Lock/113_0.0%/7                                         Yes
  193                    Lock/113_0.0%/7                                         Yes
  194                    Lock/117_0.0%/3                                         Yes
  195                    Lock/113_0.0%/7                                         Yes
  196                    Lock/233_0.0%/7                                         Yes
  197                    Lock/113_0.0%/7                                         Yes
  198                    Lock/117_0.0%/3                                         Yes
  199                    Lock/77_0.0%/7                                          Yes
  200                    Footnote (10)                                           No
  201                    Lock/113_0.0%/7                                         Yes
  202                    Lock/117_0.0%/3                                         Yes
  203                    Lock/113_0.0%/7                                         Yes
  204                    Lock/117_0.0%/3                                         Yes
  205                    Lock/113_0.0%/7                                         Yes
  206                    Lock/114_0.0%/7                                         Yes
  207                    Lock/113_0.0%/7                                         Yes
  208                    Lock/23_YM1/211_0.0%/6                                  No
  209                    Lock/113_0.0%/7                                         Yes
  210                    Lock/117_0.0%/3                                         Yes
  211                    Lock/113_0.0%/7                                         Yes
  212                    Lock/113_0.0%/7                                         Yes
  213                    Lock/113_0.0%/7                                         Yes
  214                    Lock/53_0.0%/7                                          Yes
  215                    Lock/57_0.0%/3                                          Yes
  216                    Lock/117_0.0%/3                                         Yes
  217                    YM/261_0.0%/3                                           No
  218                    Lock/114_0.0%/6                                         Yes
  219                    Lock/113_0.0%/7                                         Yes
  220                    Lock/177_0.0%/3                                         Yes
  221                    Lock/38_YM1/79_0.0%/3                                   No
  222                    Lock/38_YM1/19_0.0%/3                                   No
  223                    YM/297_0.0%/3                                           No
  224                    Lock/113_0.0%/7                                         Yes
  225                    Lock/117_0.0%/3                                         Yes
  226                    YM/238_0.0%/2                                           No
  227                    YM/295_0.0%/5                                           No
  228                    Lock/11_YM/228_0.0%/1                                   No

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                                               CUT-OFF DATE
                       LOAN                                                                     PRINCIPAL              APPRAISED
  #       CROSSED      GROUP     LOAN NAME                                                     BALANCE (1)               VALUE
  -       -------      -----     ---------                                                     -----------               -----

  1                      1       Time Warner Retail                                          $ 320,000,000         $ 455,000,000
  2                      1       275 Madison Avenue                                             71,000,000            97,000,000
  3                      1       AT&T Consumer Services Headquarters                            58,000,000            77,000,000
  4                      1       Eastgate Mall                                                  53,700,000            85,000,000
  5          A           1       BECO Park at Forbes Center  - BRIT I                           30,947,673            38,800,000
  6          A           1       BECO Park at Forbes Center - BRIT III                          17,228,601            21,600,000
  7          A           1       BECO Park at Forbes Center - BRIT II                            3,669,054             6,300,000
  8                      1       Orangefair Marketplace Shopping Center                         35,925,742            40,500,000 (6)
  9                      1       Pershing Park Plaza                                            29,500,000            42,000,000
  10                     1       Shoppes of Paradise Isle Shopping Center                       28,000,000            35,000,000 (7)
  11                     1       1300 Parkwood Office Building                                  27,500,000            40,000,000
  12                     2       River Road Apartments                                          26,500,000            34,000,000
  13         B           1       Valwood Building 37                                             7,040,000             8,800,000
  14         B           1       Valwood Industrial Portfolio                                   17,560,000            22,100,000
  15                     1       City Centre Place                                              21,500,000            29,000,000
  16                     2       Villas at D'Andrea                                             19,178,905            24,500,000
  17                     1       5000 Shoreline Court                                           19,150,000            28,500,000
  18                     1       71-77 Summer Street and 184 High Street                        19,000,000            23,800,000
  19                     2       Town Hall Terrace                                              19,000,000            25,730,000
  20                     1       Dekalb County Shopping Center                                  17,980,112            22,525,000
  21                     1       Greendale Centre Shopping Center                               17,350,000            21,700,000
  22                     1       Spinnaker Court Apartments                                     17,250,000            22,200,000
  23                     1       Pleasant Hill Square                                           17,120,000            39,600,000
  24                     2       Estates at Charlotte - 1420 Magnolia                           17,000,000            21,610,000
  25                     2       Kingwood Lakes Apartments                                      16,980,318            22,450,000
  26                     1       Sunshine Key                                                   16,521,828            20,700,000
  27                     1       Vallejo Plaza                                                  16,181,830            22,700,000
  28                     1       Buckhead Pavilion                                              15,449,008            25,800,000
  29                     1       Clifty Crossing                                                15,334,034            17,700,000
  30                     1       Promenade Shopping Center                                      15,000,000            20,500,000
  31                     2       Sanctuary of Woodshire                                         15,000,000            20,650,000
  32                     2       Medical Center Apartments                                      14,993,070            18,800,000
  33                     1       Commercial Street Business Center                              14,929,177            27,900,000
  34                     1       FedEx - Midway                                                 14,480,000            20,125,000
  35                     1       Market Place at Concord Mills                                  14,298,026            19,410,000
  36                     2       Parkside Apartments                                            14,120,000            18,075,000
  37                     2       Midtown Terrace Apartments                                     13,750,000            17,800,000
  38                     1       Brettwood Village                                              12,451,872            15,700,000
  39                     2       Cross Creek Apartments                                         12,018,954            15,350,000
  40                     1       Bowles Avenue Marketplace                                      11,965,918            18,800,000
  41                     1       Brunswick Plaza West                                           11,925,000            15,100,000
  42                     1       Stevens Creek Office Center                                    11,556,000            15,760,000
  43                     1       Valley North Center                                            11,525,000            15,000,000
  44                     2       Commons on Edgebrook Apartments                                11,364,289            16,775,000
  45                     1       Mansfield Towne Crossing                                       10,982,300            19,150,000
  46                     2       Campus View Apts                                               10,400,000            16,400,000
  47                     1       Sunburst North Ft. Myers                                       10,378,585            13,160,000
  48                     2       Celeron Square Apartments                                      10,313,289            14,300,000
  49                     1       Scottsdale Renaissance                                         10,167,785            15,700,000
  50                     1       Perimeter Center                                               10,000,000            12,700,000
  51                     1       Warner View Corporate Center                                    9,989,540            12,500,000
  52                     1       The Atrium at Fairfield                                         9,451,719            12,000,000
  53                     2       Hyperion Apartments                                             9,300,000            11,800,000
  54                     1       Silver Dollar                                                   9,149,993            11,460,000
  55                     1       Greenbrier Plaza                                                9,055,561            12,600,000
  56                     2       Campus Village                                                  8,990,019            11,200,000
  57                     1       Sorrento Research Facility                                      8,790,161            12,900,000
  58                     2       Blackthorn Apartments                                           8,700,000            11,800,000
  59                     2       Meridian Court South Apartments                                 8,400,000            11,000,000
  60                     1       Riggs Plaza Shopping Center                                     7,977,929            10,600,000
  61                     2       Jemison Flats                                                   7,958,821            10,300,000
  62                     2       Windsor Place Apartments                                        7,800,000             9,750,000
  63                     2       Ridge View Apartments                                           7,700,000            11,550,000
  64                     1       222 & 312 Clematis Street                                       7,700,000             9,650,000
  65                     1       Comfort Suites Innsbrook                                        7,589,201            11,000,000
  66                     2       Countryside Village Apartments                                $ 7,500,000          $ 12,700,000
  67                     1       Holiday Inn Princeton                                           7,470,158            13,300,000
  68                     2       Washington Townhomes Apartments                                 7,300,000             9,340,000
  69                     1       Margarita Promenade                                             7,224,000            11,800,000
  70                     2       Indian Wells Apartments                                         7,130,870            10,200,000
  71                     2       Peppertree Apartments                                           7,035,048             9,350,000
  72                     1       Metro Business Park                                             6,900,000            13,330,000
  73                     1       1221 Post Road East                                             6,480,136             8,800,000
  74                     1       Chester Holiday Inn Express                                     6,390,906             9,300,000
  75                     1       Magnolia Apartments                                             6,370,000             8,500,000
  76                     2       Mission Village                                                 6,272,871             7,900,000
  77                     1       Dublin Sawmill Center                                           6,200,000             8,000,000
  78                     2       Pecos Point                                                     6,188,149             7,800,000
  79                     1       Shaw Business Center                                            6,100,000            11,400,000
  80                     1       North Eastwood Shopping Center                                  6,086,813             8,300,000
  81                     2       Pacific Dunes                                                   6,025,000             7,700,000
  82                     1       Civista Health Building                                         5,900,000             8,150,000
  83                     2       Oakwood Apartments                                              5,713,115             7,500,000
  84                     2       Chateaux Fall Creek                                             5,680,000             7,400,000
  85                     1       Emerald Coast Centre                                            5,661,586             7,300,000
  86                     1       Business Park & Willow Creek                                    5,550,000             7,500,000
  87                     1       National Hwy 54 / Self Storage                                  5,250,000             7,000,000
  88                     2       Rugby McIntyre Apartments                                       5,084,447             7,200,000
  89                     1       Apple Valley Estates MHP                                        5,084,415             6,775,000
  90                     1       Carlsbad Courtyard                                              5,000,000             6,700,000
  91                     1       Black Mountain Center                                           4,974,701             7,700,000
  92                     2       Renaissance Gardens Apartments                                  4,966,641             6,800,000
  93                     1       Natividad Office Complex                                        4,800,000             6,450,000
  94                     1       Floral Park Promenade                                           4,743,657             8,400,000
  95                     2       Hunter's Run Apartments                                         4,600,000             5,900,000
  96                     2       Canyon Pointe Apartments                                        4,485,904             7,000,000
  97                     1       2150 Point Blvd                                                 4,455,136             5,900,000
  98                     2       Kimberly Court Apartments                                       4,450,000             6,000,000
  99                     1       Holiday Inn Gainesville                                         4,433,983             6,450,000
 100                     2       Mill Valley Apartments                                          4,390,747             5,800,000
 101                     1       Kerrville Junction Shopping Center                              4,287,762             5,500,000
 102                     2       Autry Portfolio - Sangre De Cristo                              4,131,610             6,900,000
 103                     1       Walgreens - Rocky Mount, NC                                     4,095,596             5,500,000
 104                     1       Walgreens - Casper, WY                                          4,080,773             5,400,000
 105                     1       Annapolis Technology Park-In Line                               3,982,449             5,300,000
 106                     1       Walgreens - Greenville (Evans)                                  3,975,725             5,340,000
 107         C           1       127 West 96th St. Loan 1                                        2,479,567            37,800,000
 108         C           1       127 West 96th St. Loan 2                                        1,449,204                   N/A
 109                     1       Wilshire Westgate Shopping Center                               3,922,630             5,800,000
 110                     2       Venezia & Electric Avenue                                       3,887,606             6,400,000
 111                     2       Shores at Lake Point                                            3,800,000            10,800,000
 112                     1       Renaissance Park I                                              3,650,000             4,700,000
 113                     1       Robin Hill MHR & RV                                             3,600,000             5,000,000
 114                     1       Walgreens - Vernon, CT                                          3,596,177             5,100,000
 115                     1       17001 Science Drive                                             3,586,827             4,500,000
 116                     1       Larchmont Street Retail                                         3,585,112             8,200,000
 117                     1       Colonial Court                                                  3,540,000             4,450,000
 118                     2       Marina Apartments Portfolio                                     3,500,000             8,890,000
 119                     1       West River Crossing                                             3,500,000             7,000,000
 120                     2       Rochelle Place                                                  3,436,312             4,315,000
 121                     1       Walgreens - Apple Valley, CA                                    3,408,640             4,775,000
 122                     1       Timberstone Center                                              3,390,013             4,300,000
 123                     1       Lake Brandon Shopping Center                                    3,387,363             4,350,000
 124                     1       CVS - Bessemer                                                  3,375,000             4,500,000
 125                     1       South Melrose Office                                            3,300,000             4,400,000
 126                     1       Weinecke Court                                                  3,296,158             5,250,000
 127                     2       Autry Portfolio - Valley Apartments                             3,235,785             4,900,000
 128                     1       Areis Building                                                  3,212,474             4,325,000
 129                     1       Yarmouth Crossing Retail Center                               $ 3,200,000           $ 4,000,000
 130                     1       San Dimas Town Center                                           3,200,000             4,920,000
 131                     2       Durrett Village II Apartments                                   3,200,000             4,200,000
 132                     1       16 Greenmeadow Drive                                            3,187,489             4,400,000
 133                     1       Lakeside Center at Maryland Farms                               3,181,384             4,185,000
 134                     1       Walgreens - Miami, OK                                           3,124,763             4,150,000
 135                     1       Hunter's Retreat Professional Center                            3,030,000             4,200,000
 136                     1       Renaissance Retail                                              3,000,000             6,800,000
 137                     1       Shawnee Shopping Center                                         2,996,956             3,700,000
 138                     2       Oak Park Apartments                                             2,992,172             3,800,000
 139                     2       Concord Apartments                                              2,990,622             4,200,000
 140                     1       Polaris Professional Center                                     2,945,873             4,400,000
 141                     1       6401-6407 Van Nuys Blvd.                                        2,916,282             3,900,000
 142                     1       Gallery Park II Office                                          2,900,000             4,160,000
 143                     1       La Guardia Self Storage                                         2,894,234             5,050,000
 144                     1       Walgreens - Cable Road                                          2,894,031             5,175,000
 145                     2       Crystal River                                                   2,831,903             3,600,000
 146                     1       Mountain Village                                                2,744,972             4,500,000
 147                     1       Ft. Dodge Shopping Center                                       2,715,000             3,400,000
 148                     2       Shaker Hall Apartments                                          2,700,000             3,840,000
 149                     1       North Village Square                                            2,682,958             3,500,000
 150                     1       Walgreens - Lubbock, TX                                         2,657,088             4,400,000
 151                     1       Walgreens - Long Beach                                          2,646,941             7,400,000
 152                     2       J Bar J Trailer Ranch                                           2,570,078             3,250,000
 153                     1       611 8th Avenue                                                  2,490,646             5,250,000
 154                     1       Village Shoppes of Lighthouse Point                             2,489,541             3,850,000
 155                     2       The Mill MHC                                                    2,450,000             3,550,000
 156                     2       Autry Portfolio - Mountain View III Apartments                  2,448,771             3,600,000
 157                     2       Broadway Terrace Apartments                                     2,397,395             3,000,000
 158                     1       North Canal Plaza                                               2,367,381             2,970,000
 159                     1       Spring Plaza Retail Center                                      2,342,055             3,400,000
 160                     1       Lakefront Professional Building                                 2,290,619             3,850,000
 161                     1       170-180 West Westfield Avenue                                   2,226,133             3,200,000
 162                     2       Greenfield Village Apartments                                   2,157,667             2,700,000
 163                     1       Lake Deer MHP                                                   2,091,718             2,650,000
 164                     1       Sunburst Florida Keys                                           2,047,760             2,600,000
 165                     1       Silver Mill House                                               2,042,763             2,700,000
 166                     1       Fed Ex Ground Package                                           2,000,000             4,275,000
 167                     2       John's Creek Apartments                                         1,994,088             4,000,000
 168                     1       Riverview MHP                                                   1,944,139             2,530,000
 169                     2       Parklee Apartments                                              1,894,060             2,375,000
 170                     2       Autry Portfolio - Mountain View II Apartments                   1,887,491             3,600,000
 171                     1       Berry Hill Shopping Center                                      1,838,401             2,425,000
 172                     2       Williamsville Village Apartments                                1,800,000             2,260,000
 173                     1       Market Square Retail Center                                     1,796,775             2,325,000
 174                     1       Ronny's MHP & RV Park                                           1,794,922             2,475,000
 175                     1       Kingstowne Shops                                                1,794,735             2,450,000
 176                     1       Sundown Plaza                                                   1,793,617             2,600,000
 177                     1       Townwood Mobile Home Park                                       1,790,001             2,800,000
 178                     1       Saddleview Office Park                                          1,739,551             2,550,000
 179                     2       The Villa Apartments                                            1,739,069             2,200,000
 180                     1       7250 West Cermak                                                1,716,781             2,300,000
 181                     1       Dumar Plaza                                                     1,696,678             2,300,000
 182                     2       Noblesse Oblige Mobile Home Park                                1,689,290             2,130,000
 183                     2       Colonial Court Apartments                                       1,676,969             2,220,000
 184                     1       Mooresville Gateway Trade Court Shoppes                         1,600,000             3,400,000
 185                     2       Queen Mary Apartments                                           1,600,000             2,840,000
 186                     1       310 & 320 Ed Wright Lane                                        1,594,415             2,200,000
 187                     2       Shangri-La MHP                                                  1,517,310             2,450,000
 188                     1       Hogan Retail Plaza Center                                       1,500,000             3,490,000
 189                     2       Memorial Springs Apartments                                     1,497,226             1,900,000
 190                     1       Reseda Retail Property                                          1,495,978             2,050,000
 191                     2       Willow Glen Mobile Home Park                                    1,493,770             2,560,000
 192                     1       Vancouver Mobile Retreat                                        1,445,821             2,150,000
 193                     2       McKinley Woods Apartments                                       1,437,977             1,860,000
 194                     1       Annapolis Technology Park-BB&T                                $ 1,433,564           $ 1,850,000
 195                     2       Bamboo MHP                                                      1,397,324             1,750,000
 196                     1       2nd Street Plaza                                                1,397,083             3,100,000
 197                     2       Kenny Road Apartments                                           1,395,775             1,750,000
 198                     1       Lakes IV Apartments                                             1,357,372             1,700,000
 199                     2       Green River MHP                                                 1,354,844             1,700,000
 200                     1       33 Claroma Street                                               1,351,216             4,400,000
 201                     2       Autry Portfolio - Dona Ana I Apts                               1,341,134             2,300,000
 202                     2       Durrett Village I Apartments                                    1,300,000             2,500,000
 203                     2       Homestead Apartments                                            1,291,595             1,900,000
 204                     1       South University Center                                         1,278,750             1,600,000
 205                     1       Shadow Pines MHC                                                1,246,495             1,700,000
 206                     1       McDonald Avenue                                                 1,213,695             2,100,000
 207                     2       Autry Portfolio - Santa Fe Apartments                           1,192,031             2,600,000
 208                     1       101 Jupiter Drive East                                          1,146,629             2,850,000
 209                     2       Holiday Meadows Apartments                                      1,096,632             1,490,000
 210                     2       South Point Oaks Apartments                                     1,094,097             1,400,000
 211                     2       Autry Portfolio - Dona Ana II Apartments                        1,092,704             1,950,000
 212                     1       Dollar Tree Plaza                                               1,050,000             1,400,000
 213                     2       Meridian Apartments                                             1,028,167             2,070,000
 214                     1       Dyer Blvd Warehouse                                               994,661             1,600,000
 215                     1       West Little York Mini Storage                                     991,197             1,460,000
 216                     2       Hillcrest Apartment Community                                     978,448             1,210,000
 217                     1       14-16 E. 17th St.                                                 950,925            10,100,000
 218                     1       Village Tower Office Building                                     945,273             1,350,000
 219                     1       Western Sands                                                     922,556             1,170,000
 220                     2       Amber Point Apartments                                            799,314             1,100,000
 221                     2       Minerva MHP                                                       798,618             1,250,000
 222                     2       1803 19th St                                                      798,461             1,500,000
 223                     1       421 West 57th Street                                              732,094             6,600,000
 224                     1       Tri-County Self Storage                                           708,649               950,000
 225                     1       Berry Street Shopping Center                                      646,753               900,000
 226                     1       3810 Greystone Avenue                                             520,110             4,200,000
 227                     1       31-33 Mercer Street                                               440,119             6,800,000
 228                     2       482 E. 9th Street Brooklyn                                        413,262             2,150,000

                                                                                      ----------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                                    $ 1,866,844,179        $2,687,835,000
                                                                                      ==============================================

                                 MAXIMUM:                                                    $ 320,000,000         $ 455,000,000
                                 MINIMUM:                                                        $ 413,262             $ 900,000

(A)  THE UNDERLYING MORTGAGE LOANS SECURED BY BECO PARK AT FORBES CENTER - BRIT
     I, BECO PARK AT FORBES CENTER - BRIT II AND BECO PARK AT FORBES CENTER -
     BRIT III ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B)  THE UNDERLYING MORTGAGE LOANS SECURED BY VALWOOD BUILDING 37 AND VALWOOD
     INDUSTRIAL PORTFOLIO ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C)  THE UNDERLYING MORTGAGE LOANS SECURED BY 127 WEST 96TH ST. LOAN 1 AND 127
     WEST 96TH. ST. LOAN 2 ARE CROSS-DEFAULTED.

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2004.
(2)  IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE
     LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING
     MORTGAGE LOAN.
(3)  AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ANTICIPATED REPAYMENT
     DATE IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF
     ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL
     APPRAISAL VALUE.
(4)  U/W DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE
     CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS
     THE COMBINED U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING
     MORTGAGE LOAN.
(5)  U/W NCF REFLECTS THE NET CASH FLOW AFTER UNDERWRITTEN REPLACEMENT RESERVES,
     UNDERWRITTEN LC'S & TI's and underwritten FF&E.

                                                              MATURITY/
                    CUT-OFF DATE            MATURITY/ARD       ARD LTV                 MOST RECENT
  #               LTV RATIO (1) (2)         BALANCE (3)     RATIO (2) (3)                  NOI
  -               -----------------         -----------     -------------                  ---

  1                     70.3%             $ 287,871,931         63.3%                         N/A
  2                     73.2%                67,711,518         69.8%                   4,244,281
  3                     75.3%                58,000,000         75.3%                   5,241,797
  4                     63.2%                48,988,776         57.6%                   6,461,256
  5                     77.7%                26,138,847         65.7%                   3,240,224
  6                     77.7%                14,551,524         65.7%                   1,735,016
  7                     77.7%                 3,098,935         65.7%                     549,540
  8                     88.7%   (6)          30,022,158         74.1%                   3,248,985
  9                     70.2%                29,500,000         70.2%                         N/A
  10                    80.0%   (7)          23,679,053         67.7%                         N/A
  11                    68.8%                27,500,000         68.8%                   2,408,502
  12                    77.9%                23,735,233         69.8%                   2,212,195
  13                    79.6%                 6,014,507         68.0%                         N/A
  14                    79.6%                15,002,095         68.0%                         N/A
  15                    74.1%                17,912,722         61.8%                   1,207,101
  16                    78.3%                16,025,267         65.4%                   1,939,373
  17                    67.2%                18,331,908         64.3%                   1,268,777
  18                    79.8%                17,171,519         72.1%                   1,976,695
  19                    73.8%                16,244,647         63.1%                   1,508,183
  20                    79.8%                15,009,685         66.6%                   1,554,967
  21                    80.0%                15,542,352         71.6%                   1,489,226
  22                    77.7%                15,450,293         69.6%                   1,581,445
  23                    43.2%                17,120,000         43.2%                   3,121,346
  24                    78.7%                17,000,000         78.7%                   1,325,153
  25                    75.6%                14,001,557         62.4%                   1,336,547
  26                    79.8%                13,805,099         66.7%                   1,469,340
  27                    71.3%                13,474,974         59.4%                   1,628,520
  28                    59.9%                12,856,449         49.8%                   1,775,541
  29                    86.6%                12,925,947         73.0%                         N/A
  30                    73.2%                13,298,318         64.9%                   1,665,964
  31                    72.6%                13,398,289         64.9%                   1,395,872
  32                    79.8%                12,473,374         66.3%                   1,260,901
  33                    53.5%                12,649,343         45.3%                   2,709,123
  34                    72.0%                12,235,560         60.8%                         N/A
  35                    73.7%                12,152,232         62.6%                   1,878,724
  36                    78.1%                13,041,377         72.2%                   1,130,078
  37                    77.2%                12,228,079         68.7%                         N/A
  38                    79.3%                10,533,697         67.1%                   1,116,042
  39                    78.3%                 9,979,609         65.0%                     845,990
  40                    63.6%                10,171,621         54.1%                   1,305,099
  41                    79.0%                10,428,128         69.1%                   1,167,838
  42                    73.3%                10,177,623         64.6%                     800,220
  43                    76.8%                10,041,619         66.9%                     862,202
  44                    67.7%                 9,527,014         56.8%                   1,031,868
  45                    57.3%                10,982,300         57.3%                         N/A
  46                    63.4%                 9,179,982         56.0%                     571,736
  47                    78.9%                 8,672,006         65.9%                     929,896
  48                    72.1%                 8,572,005         59.9%                     961,307
  49                    64.8%                 8,513,615         54.2%                         N/A
  50                    78.7%                10,000,000         78.7%                     911,574
  51                    79.9%                 8,413,199         67.3%                     679,897
  52                    78.8%                 8,495,246         70.8%                     878,483
  53                    78.8%                 8,639,759         73.2%                         N/A
  54                    79.8%                 7,652,498         66.8%                     780,177
  55                    71.9%                 7,639,150         60.6%                     807,343
  56                    80.3%                 7,500,166         67.0%                         N/A
  57                    68.1%                 7,323,643         56.8%                   1,406,466
  58                    73.7%                 7,513,477         63.7%                     467,975
  59                    76.4%                 7,523,621         68.4%                     688,224
  60                    75.3%                 6,179,526         58.3%                     886,097
  61                    77.3%                 7,308,754         71.0%                         N/A
  62                    80.0%                 7,337,963         75.3%                     656,690
  63                    66.7%                 5,607,761         48.6%                     677,813
  64                    79.8%                 6,717,051         69.6%                     652,294
  65                    69.0%                 5,921,780         53.8%                   1,110,375
  66                    59.1%               $ 6,999,784         55.1%                   $ 819,486
  67                    56.2%                 5,864,713         44.1%                   1,178,835
  68                    78.2%                 6,632,676         71.0%                     660,542
  69                    61.2%                 6,030,871         51.1%                         N/A
  70                    69.9%                 5,283,754         51.8%                         N/A
  71                    75.2%                 5,855,410         62.6%                     715,573
  72                    51.8%                 6,378,685         47.9%                     953,583
  73                    73.6%                 5,830,891         66.3%                     683,340
  74                    68.7%                 4,986,762         53.6%                     945,779
  75                    74.9%                 5,670,499         66.7%                     800,600
  76                    79.4%                 5,833,435         73.8%                     661,945
  77                    77.5%                 5,478,285         68.5%                     649,885
  78                    79.3%                 5,579,881         71.5%                     535,374
  79                    53.5%                 5,406,428         47.4%                     957,469
  80                    73.3%                 5,426,009         65.4%                     588,602
  81                    78.2%                 5,006,352         65.0%                     532,544
  82                    72.4%                 3,822,613         46.9%                         N/A
  83                    76.2%                 4,769,889         63.6%                     500,289
  84                    76.8%                 4,717,448         63.7%                     431,655
  85                    77.6%                   179,729         2.5%                      612,206
  86                    74.0%                 4,626,869         61.7%                     641,366
  87                    75.0%                 4,624,868         66.1%                     214,604
  88                    70.6%                 4,279,130         59.4%                     442,916
  89                    75.0%                 4,277,826         63.1%                     362,272
  90                    74.6%                 4,205,015         62.8%                     257,918
  91                    64.6%                 4,176,715         54.2%                     628,174
  92                    73.0%                 4,414,913         64.9%                     539,898
  93                    74.4%                 4,220,609         65.4%                     315,232
  94                    56.5%                 4,097,189         48.8%                     559,315
  95                    78.0%                 3,976,525         67.4%                     511,287
  96                    64.1%                 3,760,664         53.7%                     422,482
  97                    75.5%                 3,804,033         64.5%                         N/A
  98                    74.2%                 3,985,728         66.4%                     407,691
  99                    68.7%                 3,851,762         59.7%                     772,562
 100                    75.7%                 3,659,051         63.1%                     380,152
 101                    78.0%                 3,643,758         66.3%                         N/A
 102                    59.9%                 3,174,741         46.0%                     462,220
 103                    74.5%                 3,434,750         62.5%                         N/A
 104                    75.6%                 3,442,695         63.8%                         N/A
 105                    75.1%                 3,405,209         64.2%                         N/A
 106                    74.5%                 3,334,221         62.4%                         N/A
 107                    10.4%                         2         3.1%                          N/A
 108                    10.4%                 1,174,511         3.1%                          N/A
 109                    67.6%                 3,299,923         56.9%                     459,223
 110                    60.7%                 3,252,171         50.8%                     477,908
 111                    35.2%                 3,188,535         29.5%                         N/A
 112                    77.7%                 3,276,564         69.7%                         N/A
 113                    72.0%                 3,435,684         68.7%                     413,769
 114                    70.5%                 3,021,504         59.2%                         N/A
 115                    79.7%                 3,054,515         67.9%                         N/A
 116                    43.7%                 3,003,218         36.6%                     578,012
 117                    79.6%                 2,958,535         66.5%                         N/A
 118                    39.4%                    75,893         0.9%                      399,708
 119                    50.0%                 3,500,000         50.0%                     484,918
 120                    79.6%                 2,882,723         66.8%                     345,995
 121                    71.4%                 2,834,462         59.4%                         N/A
 122                    78.8%                 2,873,896         66.8%                     318,684
 123                    77.9%                 2,878,874         66.2%                         N/A
 124                    75.0%                 2,818,624         62.6%                         N/A
 125                    75.0%                 2,746,814         62.4%                     258,323
 126                    62.8%                 3,050,992         58.1%                     302,254
 127                    66.0%                 2,493,115         50.9%                     399,360
 128                    74.3%                 2,899,596         67.0%                     334,051
 129                    80.0%               $ 2,778,578         69.5%                   $ 270,368
 130                    65.0%                 2,678,509         54.4%                         N/A
 131                    76.2%                 2,722,126         64.8%                     382,338
 132                    72.4%                 2,690,933         61.2%                     351,797
 133                    76.0%                 2,695,879         64.4%                     255,225
 134                    75.3%                 2,636,169         63.5%                         N/A
 135                    72.1%                 2,537,773         60.4%                         N/A
 136                    44.1%                 2,880,775         42.4%                         N/A
 137                    81.0%                 2,536,082         68.5%                     296,021
 138                    78.7%                 2,342,270         61.6%                     361,842
 139                    71.2%                 2,507,884         59.7%                     276,874
 140                    67.0%                 2,266,195         51.5%                     242,144
 141                    74.8%                 2,462,407         63.1%                     431,627
 142                    69.7%                 2,435,336         58.5%                     364,269
 143                    57.3%                 2,431,184         48.1%                     449,732
 144                    55.9%                 2,419,205         46.7%                         N/A
 145                    78.7%                 2,368,431         65.8%                     271,666
 146                    61.0%                 2,331,877         51.8%                     164,863
 147                    79.9%                 2,295,340         67.5%                         N/A
 148                    70.3%                 2,410,213         62.8%                     325,716
 149                    76.7%                 2,293,820         65.5%                     229,605
 150                    60.4%                 2,221,544         50.5%                         N/A
 151                    35.8%                 2,193,524         29.6%                         N/A
 152                    79.1%                 2,170,540         66.8%                     303,318
 153                    47.4%                 2,114,939         40.3%                         N/A
 154                    64.7%                 1,935,484         50.3%                     425,693
 155                    69.0%                 1,866,353         52.6%                     298,873
 156                    68.0%                 1,598,192         44.4%                     354,555
 157                    79.9%                 2,007,189         66.9%                     275,684
 158                    79.7%                 1,976,276         66.5%                     178,801
 159                    68.9%                 2,014,141         59.2%                     267,139
 160                    59.5%                 1,975,428         51.3%                     287,551
 161                    69.6%                 1,756,873         54.9%                     283,561
 162                    79.9%                 1,807,861         67.0%                     193,189
 163                    78.9%                 1,955,873         73.8%                     247,243
 164                    78.8%                 1,712,622         65.9%                     173,262
 165                    75.7%                 1,747,500         64.7%                     246,624
 166                    46.8%                 1,649,092         38.6%                         N/A
 167                    49.9%                 1,685,724         42.1%                     414,030
 168                    76.8%                 1,639,621         64.8%                     268,742
 169                    79.7%                 1,588,326         66.9%                     165,165
 170                    52.4%                 1,231,872         34.2%                     214,312
 171                    75.8%                 1,714,490         70.7%                         N/A
 172                    79.6%                 1,710,722         75.7%                     230,406
 173                    77.3%                 1,530,347         65.8%                     217,368
 174                    72.5%                 1,384,250         55.9%                     242,349
 175                    73.3%                 1,519,424         62.0%                     259,981
 176                    69.0%                 1,533,503         59.0%                     214,080
 177                    63.9%                 1,525,949         54.5%                     230,732
 178                    68.2%                 1,497,134         58.7%                     205,687
 179                    79.0%                 1,376,010         62.5%                     190,746
 180                    74.6%                 1,452,923         63.2%                     182,715
 181                    73.8%                 1,428,656         62.1%                     229,282
 182                    79.3%                 1,416,004         66.5%                     170,924
 183                    75.5%                 1,427,073         64.3%                     195,241
 184                    47.1%                 1,325,197         39.0%                     143,108
 185                    56.3%                 1,319,980         46.5%                     205,730
 186                    72.5%                 1,365,868         62.1%                     152,031
 187                    61.9%                 1,399,507         57.1%                     173,892
 188                    43.0%                 1,236,682         35.4%                     173,190
 189                    78.8%                 1,270,058         66.8%                     152,097
 190                    73.0%                 1,281,450         62.5%                     160,849
 191                    58.4%                 1,250,562         48.9%                     235,939
 192                    67.2%                 1,226,533         57.0%                     165,134
 193                    77.3%                 1,229,764         66.1%                     231,814
 194                    77.5%               $ 1,223,017         66.1%                         N/A
 195                    79.8%                 1,180,100         67.4%                     153,448
 196                    45.1%                    35,837         1.2%                      258,328
 197                    79.8%                 1,176,451         67.2%                     123,543
 198                    79.8%                 1,144,657         67.3%                      89,325
 199                    79.7%                 1,225,447         72.1%                     137,264
 200                    30.7%                         0         0.0%                      377,429
 201                    58.3%                   875,961         38.1%                     152,927
 202                    52.0%                   848,842         34.0%                     308,288
 203                    68.0%                 1,109,157         58.4%                     204,357
 204                    79.9%                 1,088,441         68.0%                         N/A
 205                    73.3%                 1,061,410         62.4%                     122,317
 206                    57.8%                 1,015,634         48.4%                     200,944
 207                    45.8%                   775,899         29.8%                     169,581
 208                    40.2%                         0         0.0%                      276,847
 209                    73.6%                   922,387         61.9%                      77,314
 210                    78.1%                   855,160         61.1%                      97,845
 211                    56.0%                   711,519         36.5%                     136,814
 212                    75.0%                   925,205         66.1%                     123,952
 213                    49.7%                   876,463         42.3%                     127,662
 214                    62.2%                   906,206         56.6%                     191,673
 215                    67.9%                   898,881         61.6%                     127,218
 216                    80.9%                   742,893         61.4%                     100,056
 217                    9.4%                          0         0.0%                          N/A
 218                    70.0%                   749,048         55.5%                     123,301
 219                    78.9%                   720,527         61.6%                     106,063
 220                    72.7%                   605,249         55.0%                      89,878
 221                    63.9%                   683,306         54.7%                     137,902
 222                    53.2%                   746,014         49.7%                      91,517
 223                    11.1%                         0         0.0%                          N/A
 224                    74.6%                   566,968         59.7%                      99,134
 225                    71.9%                   558,533         62.1%                      68,161
 226                    12.4%                         0         0.0%                          N/A
 227                    6.5%                          0         0.0%                          N/A
 228                    19.2%                         2         0.0%                          N/A

               -----------------------------------------------------------------------------------
TOTAL/WEIGHTED
  AVERAGE               71.9%           $ 1,627,808,177         63.6%               $ 124,586,491
               ===================================================================================

                        88.7%             $ 287,871,931         78.7%                 $ 6,461,256
                        6.5%                  $ 558,533         3.1%                     $ 68,161

                 MOST RECENT                U/W                 U/W         U/W         ADMINISTRATIVE
  #               DSCR (4)                  NOI               NCF (5)     DSCR (4)           FEES
  -               --------                  ---               -------     --------           ----

  1                  N/A              $ 27,541,982        $ 26,775,277     1.19x           0.0313%
  2                 0.78                 6,653,066           6,147,335      1.29           0.0313%
  3                 1.54                 5,067,235           4,660,884      1.48           0.0313%
  4                 2.00                 6,952,611           6,732,159      2.09           0.0313%
  5                 1.36                 3,230,525           2,890,166      1.29           0.0313%
  6                 1.36                 1,669,767           1,495,039      1.29           0.0313%
  7                 1.36                   366,289             328,831      1.29           0.0313%
  8                 0.40                 3,222,447           3,029,155      1.24           0.0513%
  9                  N/A                 2,664,984           2,592,081      1.59           0.0313%
  10                 N/A                 2,710,937           2,589,744      1.30           0.0513%
  11                1.53                 2,468,005           2,321,534      1.57           0.0313%
  12                1.06                 2,409,499           2,211,589      1.22           0.0513%
  13                 N/A                   686,424             665,690      1.33           0.0613%
  14                 N/A                 1,671,066           1,560,306      1.33           0.0613%
  15                0.83                 2,030,900           1,938,496      1.34           0.0313%
  16                1.49                 1,645,274           1,594,074      1.22           0.0513%
  17                0.83                 1,914,181           1,685,266      1.34           0.0313%
  18                1.31                 1,955,192           1,769,901      1.29           0.0313%
  19                1.14                 1,800,705           1,693,205      1.28           0.0313%
  20                1.27                 1,691,150           1,558,547      1.28           0.0513%
  21                1.18                 1,679,491           1,596,935      1.34           0.0313%
  22                1.14                 1,642,813           1,495,963      1.27           0.0513%
  23                3.62                 2,931,468           2,733,748      3.17           0.0313%
  24                1.50                 1,493,090           1,442,090      1.69           0.0313%
  25                1.11                 1,580,287           1,482,787      1.32           0.0313%
  26                1.31                 1,537,963           1,509,590      1.34           0.0313%
  27                1.39                 1,583,104           1,470,397      1.35           0.0313%
  28                1.66                 1,704,953           1,639,693      1.59           0.0313%
  29                 N/A                 1,433,456           1,306,007      1.21           0.1013%
  30                1.44                 1,513,988           1,399,959      1.30           0.0313%
  31                1.38                 1,357,557           1,312,057      1.30           0.0313%
  32                1.20                 1,261,356           1,206,156      1.20           0.0313%
  33                2.40                 1,701,206           1,527,505      1.44           0.0613%
  34                 N/A                 1,430,616           1,414,961      1.37           0.0313%
  35                1.85                 1,596,085           1,449,622      1.43           0.0513%
  36                1.16                 1,245,904           1,185,904      1.29           0.0313%
  37                 N/A                 1,172,373           1,135,173      1.25           0.0313%
  38                1.17                 1,271,212           1,182,104      1.34           0.0313%
  39                0.96                 1,187,234           1,114,734      1.38           0.0313%
  40                1.33                 1,665,500           1,508,982      1.75           0.0313%
  41                1.45                 1,136,136           1,089,609      1.35           0.0313%
  42                0.89                 1,324,222           1,051,468      1.30           0.1013%
  43                1.09                 1,116,822             944,220      1.23           0.0513%
  44                1.18                 1,339,376           1,228,376      1.58           0.0313%
  45                 N/A                 1,306,177           1,244,333      2.17           0.0513%
  46                0.82                 1,016,776             956,576      1.37           0.0313%
  47                1.32                   983,992             944,945      1.34           0.0313%
  48                1.33                 1,094,208           1,046,208      1.52           0.0313%
  49                 N/A                 1,131,725           1,055,922      1.52           0.0313%
  50                1.53                 1,006,247             959,654      1.69           0.0213%
  51                0.96                 1,000,147             883,267      1.26           0.0513%
  52                1.17                   983,765             859,075      1.33           0.0313%
  53                 N/A                   961,962             901,212      1.42           0.0313%
  54                1.25                   859,318             833,697      1.33           0.0313%
  55                1.08                 1,029,984             903,209      1.43           0.0313%
  56                 N/A                   809,793             788,793      1.30           0.0313%
  57                2.38                 1,201,814           1,057,409      1.79           0.1013%
  58                0.76                   792,727             752,814      1.23           0.0313%
  59                1.05                   779,872             691,132      1.20           0.0513%
  60                1.34                   896,334             833,806      1.36           0.0313%
  61                 N/A                   761,436             727,049      1.51           0.0313%
  62                1.21                   731,848             692,848      1.36           0.0613%
  63                1.09                   757,368             720,618      1.23           0.0313%
  64                1.27                   798,468             743,266      1.44           0.1113%
  65                1.70                 1,080,737             978,908      1.65           0.0313%
  66                1.40x                $ 843,384           $ 767,384     1.45x           0.0313%
  67                1.68                 1,250,593           1,073,654      1.80           0.0313%
  68                0.26                   614,669             596,419      1.23           0.0513%
  69                 N/A                   788,351             768,362      1.56           0.0313%
  70                 N/A                   737,642             693,642      1.31           0.0313%
  71                1.41                   723,085             671,085      1.43           0.0313%
  72                1.87                   907,261             801,122      1.77           0.0313%
  73                1.39                   651,291             594,764      1.32           0.0313%
  74                1.73                   888,934             811,620      1.62           0.0313%
  75                1.66                   782,123             757,623      1.62           0.0313%
  76                1.46                   749,690             699,690      1.67           0.0313%
  77                1.37                   690,974             642,170      1.46           0.0313%
  78                1.23                   603,089             563,089      1.29           0.0313%
  79                2.00                   882,749             802,143      1.83           0.0313%
  80                1.38                   579,073             486,604      1.21           0.0513%
  81                1.32                   554,192             543,442      1.35           0.0313%
  82                 N/A                   713,760             663,118      1.34           0.0913%
  83                1.15                   600,155             546,155      1.41           0.0313%
  84                1.14                   516,255             487,505      1.29           0.0313%
  85                1.20                   630,636             595,685      1.24           0.0313%
  86                1.71                   566,300             507,159      1.35           0.0313%
  87                0.58                   490,999             482,187      1.31           0.1013%
  88                1.20                   485,690             466,690      1.32           0.1113%
  89                1.03                   504,377             492,527      1.40           0.0313%
  90                0.74                   486,336             430,346      1.23           0.0313%
  91                1.71                   632,516             587,269      1.72           0.0313%
  92                1.30                   512,652             472,652      1.23           0.0313%
  93                0.90                   483,397             432,864      1.30           0.1013%
  94                1.45                   578,949             533,650      1.51           0.0313%
  95                1.47                   520,573             488,823      1.50           0.0313%
  96                1.26                   464,437             428,437      1.39           0.0313%
  97                 N/A                   478,280             432,693      1.33           0.1113%
  98                1.07                   426,051             368,770      1.21           0.0513%
  99                1.57                   792,369             660,086      1.63           0.0313%
 100                1.15                   441,700             400,700      1.36           0.0313%
 101                 N/A                   450,081             416,641      1.35           0.0313%
 102                1.36                   472,024             431,024      1.39           0.0313%
 103                 N/A                   373,220             371,036      1.31           0.0613%
 104                 N/A                   373,450             371,266      1.29           0.0313%
 105                 N/A                   417,132             391,139      1.34           0.0813%
 106                 N/A                   362,550             360,612      1.32           0.0613%
 107                 N/A                 2,864,636           2,829,136      7.05           0.0313%
 108                 N/A                       N/A                 N/A      7.05           0.0313%
 109                1.70                   463,144             426,479      1.58           0.0313%
 110                1.78                   433,376             426,376      1.61           0.0313%
 111                 N/A                   879,831             856,831      3.26           0.0313%
 112                 N/A                   443,135             399,958      1.58           0.0313%
 113                1.72                   495,017             481,517      2.00           0.0313%
 114                 N/A                   349,941             347,767      1.39           0.0913%
 115                 N/A                   398,920             351,528      1.35           0.0313%
 116                2.25                   566,969             538,512      2.21           0.0313%
 117                 N/A                   352,794             302,225      1.25           0.1013%
 118                1.35                   407,318             395,318      1.34           0.0313%
 119                2.84                   511,008             488,259      2.86           0.0313%
 120                1.34                   373,324             345,324      1.46           0.0313%
 121                 N/A                   314,280             312,025      1.37           0.0313%
 122                1.21                   389,787             362,532      1.51           0.0313%
 123                 N/A                   388,200             365,216      1.50           0.0313%
 124                 N/A                   331,238             329,606      1.43           0.0313%
 125                1.16                   329,951             300,915      1.35           0.0313%
 126                1.39                   325,591             314,365      1.45           0.0313%
 127                1.49                   387,221             352,221      1.44           0.0313%
 128                1.39                   336,827             316,307      1.40           0.0313%
 129                1.09x                $ 303,515           $ 284,124     1.23x           0.0313%
 130                 N/A                   355,524             284,659      1.30           0.0513%
 131                1.64                   344,001             320,001      1.37           0.0313%
 132                1.41                   343,434             305,636      1.37           0.0313%
 133                1.02                   340,100             314,040      1.40           0.0313%
 134                 N/A                   286,150             283,966      1.29           0.0313%
 135                 N/A                   333,610             300,935      1.44           0.0713%
 136                 N/A                   434,403             413,667      2.01           0.0313%
 137                1.39                   319,797             283,941      1.33           0.0513%
 138                1.38                   335,478             301,478      1.27           0.0313%
 139                1.25                   291,182             270,932      1.32           0.0313%
 140                0.96                   331,171             294,143      1.27           0.0513%
 141                2.05                   381,081             368,827      1.80           0.0313%
 142                1.81                   347,300             312,337      1.55           0.0913%
 143                2.25                   316,885             310,462      1.55           0.0513%
 144                 N/A                   343,150             340,976      1.73           0.0313%
 145                1.40                   294,018             274,827      1.42           0.0313%
 146                0.78                   269,537             258,036      1.30           0.0313%
 147                 N/A                   289,708             255,936      1.32           0.0513%
 148                1.65                   325,865             300,365      1.65           0.0613%
 149                1.17                   285,744             268,585      1.37           0.0313%
 150                 N/A                   286,150             283,966      1.57           0.0713%
 151                 N/A                   478,050             476,302      2.72           0.0313%
 152                1.65                   281,657             276,707      1.53           0.0313%
 153                 N/A                   363,281             337,707      1.89           0.0313%
 154                1.99                   342,743             302,120      1.56           0.0313%
 155                1.65                   270,748             263,298      1.45           0.0313%
 156                1.55                   387,442             353,442      1.71           0.0313%
 157                1.68                   254,738             234,738      1.43           0.0913%
 158                1.11                   245,565             228,328      1.42           0.0313%
 159                1.46                   244,517             233,741      1.33           0.0313%
 160                1.44                   348,008             310,068      1.79           0.0313%
 161                1.30                   257,192             205,696      1.15           0.0313%
 162                1.18                   215,652             196,902      1.33           0.0313%
 163                1.65                   209,571             203,071      1.39           0.0313%
 164                1.24                   194,417             185,492      1.33           0.0313%
 165                1.56                   247,099             234,732      1.56           0.0313%
 166                 N/A                   296,530             263,110      2.02           0.0313%
 167                2.76                   349,128             324,378      2.30           0.0313%
 168                1.94                   205,410             200,160      1.47           0.0313%
 169                1.18                   182,441             169,941      1.31           0.0313%
 170                1.18                   229,101             202,601      1.27           0.0313%
 171                 N/A                   208,597             190,645      1.37           0.0313%
 172                1.81                   224,747             211,247      1.77           0.0313%
 173                1.61                   178,857             172,597      1.32           0.0313%
 174                1.74                   195,590             191,040      1.40           0.0313%
 175                1.93                   247,099             233,482      1.83           0.0313%
 176                1.51                   194,550             179,921      1.37           0.0313%
 177                1.75                   264,878             260,178      2.01           0.1113%
 178                1.49                   206,007             193,919      1.49           0.0313%
 179                1.35                   202,050             178,050      1.26           0.0313%
 180                1.46                   171,574             165,631      1.37           0.0813%
 181                1.75                   213,158             190,845      1.61           0.0313%
 182                1.45                   167,618             163,118      1.42           0.0313%
 183                1.50                   186,188             173,438      1.43           0.0313%
 184                1.35                   242,948             227,828      2.15           0.0313%
 185                1.97                   224,328             205,304      1.97           0.0313%
 186                1.13                   196,591             177,356      1.50           0.0313%
 187                1.31                   198,762             189,727      1.51           0.0313%
 188                1.77                   247,173             229,521      2.35           0.0313%
 189                1.31                   191,412             180,412      1.68           0.0313%
 190                1.35                   158,454             147,319      1.33           0.0313%
 191                2.26                   206,368             199,618      1.97           0.0313%
 192                1.56                   152,228             148,778      1.44           0.0313%
 193                2.03                   150,141             129,641      1.24           0.0313%
 194                 N/A                 $ 144,500           $ 143,705     1.38x           0.0813%
 195                1.53                   142,517             140,217      1.42           0.0313%
 196                1.98                   221,409             207,070      1.68           0.0313%
 197                1.14                   132,008             119,758      1.23           0.0313%
 198                0.94                   133,442             128,942      1.35           0.0313%
 199                1.38                   137,743             133,443      1.38           0.0313%
 200                2.38                   362,372             347,922      2.28           0.0313%
 201                1.18                   168,475             149,975      1.32           0.0313%
 202                2.78                   203,236             184,860      1.67           0.0313%
 203                1.94                   175,013             158,513      1.64           0.0313%
 204                 N/A                   149,516             137,568      1.48           0.0313%
 205                1.33                   125,707             123,207      1.36           0.0313%
 206                2.22                   175,013             160,131      1.91           0.0313%
 207                1.53                   181,125             165,125      1.65           0.0313%
 208                2.10                   249,976             241,076      1.89           0.0313%
 209                0.88                   112,858             102,608      1.35           0.0313%
 210                1.04                   109,835             101,585      1.18           0.1113%
 211                1.32                   150,457             135,457      1.47           0.0313%
 212                1.60                   113,846             107,707      1.46           0.0313%
 213                1.64                   116,268             111,768      1.49           0.0313%
 214                2.13                   144,927             120,117      1.53           0.0313%
 215                1.71                   122,261             113,777      1.53           0.0313%
 216                1.40                   112,937             102,437      1.43           0.0913%
 217                 N/A                   750,974             747,224      7.61           0.0313%
 218                1.36                   123,802             105,444      1.36           0.0313%
 219                1.43                    99,864              97,814      1.34           0.0313%
 220                1.44                    81,919              75,919      1.22           0.0313%
 221                2.33                   109,524             109,524      1.85           0.0313%
 222                1.59                    79,407              76,907      1.37           0.0313%
 223                 N/A                   502,512             492,262      5.93           0.0313%
 224                1.53                    86,892              78,709      1.32           0.0313%
 225                1.23                    72,172              64,600      1.32           0.0313%
 226                 N/A                   324,853             314,353      4.64           0.0313%
 227                 N/A                   502,711             499,711     11.30           0.0313%
 228                 N/A                   163,800             159,550      3.47           0.0313%

-------------------------------------------------------------------------------------
TOTAL/WEIGHTED
   AVERAGE:         1.36x             $194,580,928        $182,609,297     1.43x
=====================================================================================

                    3.62x             $ 27,541,982        $ 26,775,277    11.30x
                    0.26x                 $ 72,172            $ 64,600     1.15x

                           ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                                                     ENGINEERING
                       LOAN                                                                                           RESERVE AT
  #       CROSSED      GROUP     LOAN NAME                                                                           ORIGINATION
  -       -------      -----     ---------                                                                           -----------

  1                      1       Time Warner Retail                                                                   $3,681,897
  2                      1       275 Madison Avenue                                                                   $2,147,750
  3                      1       AT&T Consumer Services Headquarters                                                     N/A
  4                      1       Eastgate Mall                                                                           N/A
  5          A           1       BECO Park at Forbes Center  - BRIT I                                                    N/A
  6          A           1       BECO Park at Forbes Center - BRIT III                                                   N/A
  7          A           1       BECO Park at Forbes Center - BRIT II                                                    N/A
  8                      1       Orangefair Marketplace Shopping Center                                                  N/A
  9                      1       Pershing Park Plaza                                                                   $500,000
  10                     1       Shoppes of Paradise Isle Shopping Center                                                N/A
  11                     1       1300 Parkwood Office Building                                                         $350,000
  12                     2       River Road Apartments                                                                   N/A
  13         B           1       Valwood Building 37                                                                    $5,000
  14         B           1       Valwood Industrial Portfolio                                                           $6,875
  15                     1       City Centre Place                                                                       N/A
  16                     2       Villas at D'Andrea                                                                      N/A
  17                     1       5000 Shoreline Court                                                                  $41,375
  18                     1       71-77 Summer Street and 184 High Street                                               $338,838
  19                     2       Town Hall Terrace                                                                       N/A
  20                     1       Dekalb County Shopping Center                                                           N/A
  21                     1       Greendale Centre Shopping Center                                                        N/A
  22                     1       Spinnaker Court Apartments                                                              N/A
  23                     1       Pleasant Hill Square                                                                    N/A
  24                     2       Estates at Charlotte - 1420 Magnolia                                                    N/A
  25                     2       Kingwood Lakes Apartments                                                             $63,840
  26                     1       Sunshine Key                                                                          $119,375
  27                     1       Vallejo Plaza                                                                           N/A
  28                     1       Buckhead Pavilion                                                                       N/A
  29                     1       Clifty Crossing                                                                       $58,750
  30                     1       Promenade Shopping Center                                                               N/A
  31                     2       Sanctuary of Woodshire                                                                  N/A
  32                     2       Medical Center Apartments                                                             $45,125
  33                     1       Commercial Street Business Center                                                     $400,000
  34                     1       FedEx - Midway                                                                        $123,667
  35                     1       Market Place at Concord Mills                                                           N/A
  36                     2       Parkside Apartments                                                                     N/A
  37                     2       Midtown Terrace Apartments                                                              N/A
  38                     1       Brettwood Village                                                                       N/A
  39                     2       Cross Creek Apartments                                                                  N/A
  40                     1       Bowles Avenue Marketplace                                                              $3,250
  41                     1       Brunswick Plaza West                                                                    N/A
  42                     1       Stevens Creek Office Center                                                             N/A
  43                     1       Valley North Center                                                                   $156,900
  44                     2       Commons on Edgebrook Apartments                                                       $15,188
  45                     1       Mansfield Towne Crossing                                                                N/A
  46                     2       Campus View Apts                                                                      $68,500
  47                     1       Sunburst North Ft. Myers                                                              $82,200
  48                     2       Celeron Square Apartments                                                             $34,688
  49                     1       Scottsdale Renaissance                                                                  N/A
  50                     1       Perimeter Center                                                                        N/A
  51                     1       Warner View Corporate Center                                                            N/A
  52                     1       The Atrium at Fairfield                                                               $60,000
  53                     2       Hyperion Apartments                                                                     N/A
  54                     1       Silver Dollar                                                                           N/A
  55                     1       Greenbrier Plaza                                                                        N/A
  56                     2       Campus Village                                                                          N/A
  57                     1       Sorrento Research Facility                                                              N/A
  58                     2       Blackthorn Apartments                                                                   N/A
  59                     2       Meridian Court South Apartments                                                         N/A
  60                     1       Riggs Plaza Shopping Center                                                           $15,625
  61                     2       Jemison Flats                                                                           N/A
  62                     2       Windsor Place Apartments                                                               $9,500
  63                     2       Ridge View Apartments                                                                   N/A
  64                     1       222 & 312 Clematis Street                                                               N/A
  65                     1       Comfort Suites Innsbrook                                                                N/A
  66                     2       Countryside Village Apartments                                                          N/A
  67                     1       Holiday Inn Princeton                                                                  $3,750
  68                     2       Washington Townhomes Apartments                                                       $300,000
  69                     1       Margarita Promenade                                                                     N/A
  70                     2       Indian Wells Apartments                                                                 N/A
  71                     2       Peppertree Apartments                                                                  $6,125
  72                     1       Metro Business Park                                                                   $14,437
  73                     1       1221 Post Road East                                                                   $27,187
  74                     1       Chester Holiday Inn Express                                                             N/A
  75                     1       Magnolia Apartments                                                                     N/A
  76                     2       Mission Village                                                                        $1,875
  77                     1       Dublin Sawmill Center                                                                 $11,610
  78                     2       Pecos Point                                                                             N/A
  79                     1       Shaw Business Center                                                                  $66,000
  80                     1       North Eastwood Shopping Center                                                        $16,250
  81                     2       Pacific Dunes                                                                           N/A
  82                     1       Civista Health Building                                                                 N/A
  83                     2       Oakwood Apartments                                                                    $41,375
  84                     2       Chateaux Fall Creek                                                                     N/A
  85                     1       Emerald Coast Centre                                                                    N/A
  86                     1       Business Park & Willow Creek                                                            N/A
  87                     1       National Hwy 54 / Self Storage                                                          N/A
  88                     2       Rugby McIntyre Apartments                                                               N/A
  89                     1       Apple Valley Estates MHP                                                              $14,531
  90                     1       Carlsbad Courtyard                                                                      N/A
  91                     1       Black Mountain Center                                                                   N/A
  92                     2       Renaissance Gardens Apartments                                                          N/A
  93                     1       Natividad Office Complex                                                                N/A
  94                     1       Floral Park Promenade                                                                  $2,500
  95                     2       Hunter's Run Apartments                                                                 N/A
  96                     2       Canyon Pointe Apartments                                                               $1,415
  97                     1       2150 Point Blvd                                                                         N/A
  98                     2       Kimberly Court Apartments                                                               N/A
  99                     1       Holiday Inn Gainesville                                                               $701,211
 100                     2       Mill Valley Apartments                                                                $11,250
 101                     1       Kerrville Junction Shopping Center                                                      N/A
 102                     2       Autry Portfolio - Sangre De Cristo                                                    $12,500
 103                     1       Walgreens - Rocky Mount, NC                                                             N/A
 104                     1       Walgreens - Casper, WY                                                                  N/A
 105                     1       Annapolis Technology Park-In Line                                                       N/A
 106                     1       Walgreens - Greenville (Evans)                                                          N/A
 107         C           1       127 West 96th St. Loan 1                                                                N/A
 108         C           1       127 West 96th St. Loan 2                                                                N/A
 109                     1       Wilshire Westgate Shopping Center                                                       N/A
 110                     2       Venezia & Electric Avenue                                                              $7,500
 111                     2       Shores at Lake Point                                                                   $4,375
 112                     1       Renaissance Park I                                                                      N/A
 113                     1       Robin Hill MHR & RV                                                                     N/A
 114                     1       Walgreens - Vernon, CT                                                                  N/A
 115                     1       17001 Science Drive                                                                     N/A
 116                     1       Larchmont Street Retail                                                                 N/A
 117                     1       Colonial Court                                                                          N/A
 118                     2       Marina Apartments Portfolio                                                             N/A
 119                     1       West River Crossing                                                                     N/A
 120                     2       Rochelle Place                                                                         $6,000
 121                     1       Walgreens - Apple Valley, CA                                                            N/A
 122                     1       Timberstone Center                                                                      N/A
 123                     1       Lake Brandon Shopping Center                                                            N/A
 124                     1       CVS - Bessemer                                                                          N/A
 125                     1       South Melrose Office                                                                    N/A
 126                     1       Weinecke Court                                                                         $3,125
 127                     2       Autry Portfolio - Valley Apartments                                                    $8,875
 128                     1       Areis Building                                                                         $4,375
 129                     1       Yarmouth Crossing Retail Center                                                         N/A
 130                     1       San Dimas Town Center                                                                   N/A
 131                     2       Durrett Village II Apartments                                                           N/A
 132                     1       16 Greenmeadow Drive                                                                   $1,875
 133                     1       Lakeside Center at Maryland Farms                                                       N/A
 134                     1       Walgreens - Miami, OK                                                                   N/A
 135                     1       Hunter's Retreat Professional Center                                                    N/A
 136                     1       Renaissance Retail                                                                      N/A
 137                     1       Shawnee Shopping Center                                                                 N/A
 138                     2       Oak Park Apartments                                                                   $25,000
 139                     2       Concord Apartments                                                                    $13,303
 140                     1       Polaris Professional Center                                                             N/A
 141                     1       6401-6407 Van Nuys Blvd.                                                              $26,250
 142                     1       Gallery Park II Office                                                                  N/A
 143                     1       La Guardia Self Storage                                                                 N/A
 144                     1       Walgreens - Cable Road                                                                  N/A
 145                     2       Crystal River                                                                           N/A
 146                     1       Mountain Village                                                                        N/A
 147                     1       Ft. Dodge Shopping Center                                                               N/A
 148                     2       Shaker Hall Apartments                                                                 $5,000
 149                     1       North Village Square                                                                    N/A
 150                     1       Walgreens - Lubbock, TX                                                                 N/A
 151                     1       Walgreens - Long Beach                                                                  N/A
 152                     2       J Bar J Trailer Ranch                                                                   N/A
 153                     1       611 8th Avenue                                                                          N/A
 154                     1       Village Shoppes of Lighthouse Point                                                   $26,250
 155                     2       The Mill MHC                                                                            N/A
 156                     2       Autry Portfolio - Mountain View III Apartments                                        $46,250
 157                     2       Broadway Terrace Apartments                                                             N/A
 158                     1       North Canal Plaza                                                                       N/A
 159                     1       Spring Plaza Retail Center                                                              $188
 160                     1       Lakefront Professional Building                                                       $26,250
 161                     1       170-180 West Westfield Avenue                                                         $10,200
 162                     2       Greenfield Village Apartments                                                          $7,875
 163                     1       Lake Deer MHP                                                                           N/A
 164                     1       Sunburst Florida Keys                                                                   N/A
 165                     1       Silver Mill House                                                                       N/A
 166                     1       Fed Ex Ground Package                                                                   N/A
 167                     2       John's Creek Apartments                                                               $55,313
 168                     1       Riverview MHP                                                                           N/A
 169                     2       Parklee Apartments                                                                    $42,500
 170                     2       Autry Portfolio - Mountain View II Apartments                                         $41,075
 171                     1       Berry Hill Shopping Center                                                              N/A
 172                     2       Williamsville Village Apartments                                                      $27,750
 173                     1       Market Square Retail Center                                                            $1,875
 174                     1       Ronny's MHP & RV Park                                                                 $23,438
 175                     1       Kingstowne Shops                                                                        N/A
 176                     1       Sundown Plaza                                                                           N/A
 177                     1       Townwood Mobile Home Park                                                               N/A
 178                     1       Saddleview Office Park                                                                  N/A
 179                     2       The Villa Apartments                                                                   $6,625
 180                     1       7250 West Cermak                                                                      $29,810
 181                     1       Dumar Plaza                                                                             N/A
 182                     2       Noblesse Oblige Mobile Home Park                                                        N/A
 183                     2       Colonial Court Apartments                                                             $11,156
 184                     1       Mooresville Gateway Trade Court Shoppes                                                 N/A
 185                     2       Queen Mary Apartments                                                                   N/A
 186                     1       310 & 320 Ed Wright Lane                                                                $625
 187                     2       Shangri-La MHP                                                                          N/A
 188                     1       Hogan Retail Plaza Center                                                               N/A
 189                     2       Memorial Springs Apartments                                                            $7,375
 190                     1       Reseda Retail Property                                                                $37,063
 191                     2       Willow Glen Mobile Home Park                                                            N/A
 192                     1       Vancouver Mobile Retreat                                                              $22,213
 193                     2       McKinley Woods Apartments                                                              $3,125
 194                     1       Annapolis Technology Park-BB&T                                                          N/A
 195                     2       Bamboo MHP                                                                             $7,500
 196                     1       2nd Street Plaza                                                                        N/A
 197                     2       Kenny Road Apartments                                                                  $2,000
 198                     1       Lakes IV Apartments                                                                     N/A
 199                     2       Green River MHP                                                                        $5,063
 200                     1       33 Claroma Street                                                                       N/A
 201                     2       Autry Portfolio - Dona Ana I Apts                                                     $93,000
 202                     2       Durrett Village I Apartments                                                            N/A
 203                     2       Homestead Apartments                                                                    N/A
 204                     1       South University Center                                                                 N/A
 205                     1       Shadow Pines MHC                                                                        N/A
 206                     1       McDonald Avenue                                                                         $937
 207                     2       Autry Portfolio - Santa Fe Apartments                                                 $21,875
 208                     1       101 Jupiter Drive East                                                                $87,390
 209                     2       Holiday Meadows Apartments                                                            $25,525
 210                     2       South Point Oaks Apartments                                                            $6,875
 211                     2       Autry Portfolio - Dona Ana II Apartments                                              $90,125
 212                     1       Dollar Tree Plaza                                                                       N/A
 213                     2       Meridian Apartments                                                                   $47,000
 214                     1       Dyer Blvd Warehouse                                                                   $32,875
 215                     1       West Little York Mini Storage                                                           N/A
 216                     2       Hillcrest Apartment Community                                                           N/A
 217                     1       14-16 E. 17th St.                                                                       N/A
 218                     1       Village Tower Office Building                                                           N/A
 219                     1       Western Sands                                                                         $14,063
 220                     2       Amber Point Apartments                                                                  N/A
 221                     2       Minerva MHP                                                                           $15,375
 222                     2       1803 19th St                                                                           $7,125
 223                     1       421 West 57th Street                                                                    N/A
 224                     1       Tri-County Self Storage                                                               $53,793
 225                     1       Berry Street Shopping Center                                                            $625
 226                     1       3810 Greystone Avenue                                                                   N/A
 227                     1       31-33 Mercer Street                                                                     N/A
 228                     2       482 E. 9th Street Brooklyn                                                              N/A

(A)  THE UNDERLYING MORTGAGE LOANS SECURED BY BECO PARK AT FORBES CENTER - BRIT
     I, BECO PARK AT FORBES CENTER - BRIT II AND BECO PARK AT FORBES CENTER -
     BRIT III ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B)  THE UNDERLYING MORTGAGE LOANS SECURED BY VALWOOD BUILDING 37 AND VALWOOD
     INDUSTRIAL PORTFOLIO ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(C)  THE UNDERLYING MORTGAGE LOANS SECURED BY 127 WEST 96TH ST. LOAN 1 AND 127
     WEST 96TH. ST. LOAN 2 ARE CROSS-DEFAULTED.

                      CONTRACTUAL                        U/W
                       RECURRING                      RECURRING                   LC & TI
                      REPLACEMENT                    REPLACEMENT                 RESERVE AT
  #                   RESERVE/FF&E                  RESERVE/FF&E                ORIGINATION
  -                   ------------                  ------------                -----------

  1                     $49,776                        $50,401                   $6,616,134
  2                     $76,462                        $61,170                    $442,801
  3                       N/A                          $58,050                      N/A
  4                       N/A                          $83,657                      N/A
  5                     $86,400                        $85,399                    $270,000
  6                     $38,678                        $38,676                    $155,000
  7                      $9,560                        $9,834                     $75,000
  8                     $30,150                        $39,430                     $4,167
  9                       N/A                          $23,865                   $1,225,934
  10                    $25,860                        $25,853                     $3,500
  11                      N/A                          $31,610                      N/A
  12                    $197,910                      $197,910                      N/A
  13                     $5,053                        $9,897                       N/A
  14                    $12,603                        $25,415                    $637,000
  15                    $15,480                        $15,480                      N/A
  16                    $51,200                        $51,200                      N/A
  17                    $20,748                        $20,745                    $695,625
  18                    $22,912                        $23,808                    $275,000
  19                    $107,500                      $107,500                      N/A
  20                    $23,347                        $23,347                    $200,000
  21                    $15,438                        $15,440                      N/A
  22                    $146,850                      $146,850                      N/A
  23                      N/A                          $42,321                      N/A
  24                      N/A                          $51,000                      N/A
  25                    $97,500                        $97,500                      N/A
  26                    $28,373                        $28,373                      N/A
  27                    $36,136                        $35,956                    $100,000
  28                      N/A                          $14,998                      N/A
  29                    $25,395                        $25,553                      N/A
  30                    $23,701                        $34,361                      N/A
  31                    $45,504                        $45,000                      N/A
  32                    $55,200                        $55,200                      N/A
  33                      N/A                          $50,638                    $130,000
  34                    $15,995                        $15,655                      N/A
  35                      N/A                          $32,531                      N/A
  36                    $48,000                        $60,000                      N/A
  37                      N/A                          $37,200                      N/A
  38                    $18,600                        $27,951                    $525,000
  39                    $72,500                        $72,500                      N/A
  40                      N/A                          $25,253                      N/A
  41                    $17,304                        $17,302                      N/A
  42                    $26,927                        $26,920                    $16,535
  43                    $37,716                        $37,724                      N/A
  44                    $111,000                      $111,000                      N/A
  45                      N/A                          $16,137                    $228,732
  46                    $60,204                        $60,200                      N/A
  47                    $39,714                        $39,047                      N/A
  48                    $48,000                        $48,000                      N/A
  49                     $5,781                        $5,781                       N/A
  50                      N/A                          $8,403                      $7,500
  51                    $12,216                        $12,271                     $3,334
  52                    $18,230                        $18,230                      N/A
  53                    $60,750                        $60,750                      N/A
  54                    $25,621                        $25,621                      N/A
  55                    $15,080                        $15,230                    $75,000
  56                    $21,000                        $21,000                      N/A
  57                    $11,784                        $14,727                    $375,000
  58                    $39,912                        $39,913                      N/A
  59                    $88,740                        $88,740                      N/A
  60                     $7,992                        $11,562                      N/A
  61                    $15,753                        $34,387                    $152,000
  62                    $39,000                        $39,000                      N/A
  63                    $30,000                        $36,750                      N/A
  64                      N/A                          $11,072                      N/A
  65                       4%                            4%                         N/A
  66                    $76,008                        $76,000                      N/A
  67                       4%                            4%                         N/A
  68                    $18,250                        $18,250                      N/A
  69                     $2,541                        $2,541                       N/A
  70                    $39,600                        $44,000                      N/A
  71                    $52,000                        $52,000                      N/A
  72                    $26,543                        $26,543                      N/A
  73                     $7,054                        $7,054                     $182,160
  74                       4%                            4%                         N/A
  75                    $24,500                        $24,500                      N/A
  76                    $50,000                        $50,000                      N/A
  77                      N/A                          $10,939                    $70,000
  78                    $40,008                        $40,000                      N/A
  79                    $11,454                        $38,286                      N/A
  80                    $20,306                        $25,276                     $2,917
  81                      N/A                          $10,750                      N/A
  82                     $8,532                        $8,527                       N/A
  83                    $54,000                        $54,000                      N/A
  84                    $28,745                        $28,750                      N/A
  85                     $9,056                        $9,489                       N/A
  86                     $9,875                        $9,857                       N/A
  87                     $8,820                        $8,812                       N/A
  88                    $19,000                        $19,000                      N/A
  89                    $11,856                        $11,850                      N/A
  90                     $8,439                        $8,439                       N/A
  91                     $6,055                        $6,017                     $40,365
  92                    $40,000                        $40,000                      N/A
  93                     $9,288                        $9,350                      $1,833
  94                     $8,376                        $8,376                     $84,000
  95                    $31,750                        $31,750                      N/A
  96                    $36,000                        $36,000                      N/A
  97                      N/A                          $6,931                       N/A
  98                    $57,230                        $57,281                      N/A
  99                       4%                            4%                         N/A
 100                    $41,000                        $41,000                      N/A
 101                      N/A                          $3,645                      $6,350
 102                    $37,760                        $41,000                      N/A
 103                      N/A                          $2,184                       N/A
 104                      N/A                          $2,184                       N/A
 105                     $1,625                        $2,438                       N/A
 106                      N/A                          $1,938                       N/A
 107                      N/A                          $35,500                      N/A
 108                      N/A                            N/A                        N/A
 109                    $11,076                        $11,065                    $300,000
 110                     $7,000                        $7,000                       N/A
 111                    $23,000                        $23,000                      N/A
 112                      N/A                          $4,423                       N/A
 113                    $13,500                        $13,500                      N/A
 114                      N/A                          $2,174                       N/A
 115                     $4,567                        $4,568                       N/A
 116                      N/A                          $2,435                       N/A
 117                     $3,255                        $4,292                      $1,250
 118                      N/A                          $12,000                      N/A
 119                      N/A                          $4,868                       N/A
 120                    $28,000                        $28,000                      N/A
 121                      N/A                          $2,255                       N/A
 122                     $5,328                        $5,325                       N/A
 123                      N/A                          $2,820                       N/A
 124                      N/A                          $1,632                       N/A
 125                     $4,839                        $4,839                       N/A
 126                     $4,092                        $4,086                       N/A
 127                    $35,000                        $35,000                      N/A
 128                      N/A                          $6,886                     $110,000
 129                     $3,036                        $3,045                       N/A
 130                     $3,876                        $3,870                      $2,000
 131                    $24,000                        $24,000                      N/A
 132                     $6,352                        $7,057                       N/A
 133                      N/A                          $3,434                       N/A
 134                      N/A                          $2,184                       N/A
 135                     $4,968                        $4,957                     $31,000
 136                     $1,861                        $1,920                       N/A
 137                     $5,346                        $5,346                      $2,079
 138                    $34,008                        $34,000                      N/A
 139                    $20,250                        $20,250                      N/A
 140                      N/A                          $6,014                     $168,574
 141                      N/A                          $1,260                       N/A
 142                      N/A                          $5,156                     $125,000
 143                     $6,816                        $6,423                       N/A
 144                      N/A                          $2,174                       N/A
 145                    $19,191                        $19,191                      N/A
 146                      N/A                          $1,318                     $16,104
 147                     $5,055                        $5,055                      $1,966
 148                    $25,500                        $25,500                      N/A
 149                     $4,920                        $4,918                       N/A
 150                      N/A                          $2,184                       N/A
 151                      N/A                          $1,748                       N/A
 152                      N/A                          $4,950                       N/A
 153                      N/A                           $750                      $17,945
 154                      N/A                          $6,351                       N/A
 155                     $7,450                        $7,450                       N/A
 156                    $34,000                        $34,000                      N/A
 157                    $20,004                        $20,000                      N/A
 158                     $3,120                        $3,118                       N/A
 159                      N/A                          $1,373                       N/A
 160                      N/A                          $4,720                     $50,000
 161                      N/A                          $12,496                    $20,000
 162                    $18,750                        $18,750                      N/A
 163                      N/A                          $6,500                       N/A
 164                     $8,925                        $8,925                       N/A
 165                     $1,284                        $1,284                       N/A
 166                     $8,394                        $8,394                       N/A
 167                    $24,750                        $24,750                      N/A
 168                      N/A                          $5,250                       N/A
 169                    $12,500                        $12,500                      N/A
 170                    $26,500                        $26,500                      N/A
 171                      N/A                          $2,604                       N/A
 172                    $13,500                        $13,500                      N/A
 173                      N/A                          $1,454                       N/A
 174                      N/A                          $4,550                       N/A
 175                      N/A                          $3,464                     $50,000
 176                      N/A                          $1,980                       N/A
 177                     $4,700                        $4,700                       N/A
 178                     $2,400                        $2,400                     $50,000
 179                    $23,985                        $24,000                      N/A
 180                      N/A                          $5,943                       N/A
 181                      N/A                          $4,709                       N/A
 182                      N/A                          $4,500                       N/A
 183                    $12,750                        $12,750                      N/A
 184                      N/A                          $2,289                       N/A
 185                      N/A                          $19,024                      N/A
 186                      N/A                          $4,756                       N/A
 187                     $7,704                        $9,035                       N/A
 188                     $3,849                        $3,849                       N/A
 189                    $11,000                        $11,000                      N/A
 190                      N/A                          $1,382                       N/A
 191                      N/A                          $6,750                       N/A
 192                     $3,450                        $3,450                       N/A
 193                    $20,500                        $20,500                      N/A
 194                      N/A                           $795                        N/A
 195                      N/A                          $2,300                       N/A
 196                      N/A                          $1,870                       N/A
 197                    $12,250                        $12,250                      N/A
 198                     $4,500                        $4,500                       N/A
 199                     $4,300                        $4,300                       N/A
 200                      N/A                          $14,450                      N/A
 201                    $18,500                        $18,500                      N/A
 202                    $18,376                        $18,376                      N/A
 203                    $16,500                        $16,500                      N/A
 204                     $1,563                        $1,563                       N/A
 205                     $2,500                        $2,500                       N/A
 206                      N/A                          $1,800                     $15,000
 207                    $16,000                        $16,000                      N/A
 208                      N/A                          $8,900                       N/A
 209                    $10,250                        $10,250                      N/A
 210                     $8,250                        $8,250                       N/A
 211                    $15,000                        $15,000                      N/A
 212                      N/A                          $1,710                       N/A
 213                     $4,500                        $4,500                       N/A
 214                      N/A                          $3,525                     $50,000
 215                     $8,484                        $8,484                       N/A
 216                    $10,500                        $10,500                      N/A
 217                      N/A                          $3,750                       N/A
 218                     $2,369                        $2,369                       N/A
 219                     $2,050                        $2,050                       N/A
 220                     $6,000                        $6,000                       N/A
 221                      N/A                            N/A                        N/A
 222                     $2,500                        $2,500                       N/A
 223                      N/A                          $10,250                      N/A
 224                      N/A                          $8,183                       N/A
 225                      N/A                          $1,277                       N/A
 226                      N/A                          $10,500                      N/A
 227                      N/A                          $3,000                       N/A
 228                      N/A                          $4,250                       N/A

                     CONTRACTUAL                                                  TAX &
                      RECURRING                         U/W                     INSURANCE
  #                    LC & TI                        LC & TI                    ESCROWS
  -                    -------                        -------                    -------

  1                    $420,000                       $716,304                     Both
  2                    $382,761                       $444,561                     Both
  3                      N/A                          $348,301                     Both
  4                      N/A                          $136,795                     None
  5                    $174,000                       $254,960                     Both
  6                    $97,200                        $136,052                     Both
  7                    $27,600                        $27,624                      Both
  8                    $50,000                        $153,862                     Both
  9                      N/A                          $49,038                      None
  10                   $42,000                        $95,340                      Both
  11                     N/A                          $114,861                     None
  12                     N/A                            N/A                        Tax
  13                     N/A                          $10,837                      Both
  14                   $100,000                       $85,345                      Both
  15                   $76,920                        $76,924                      Both
  16                     N/A                            N/A                        Both
  17                     N/A                          $208,170                     Both
  18                   $136,799                       $161,483                     Both
  19                     N/A                            N/A                        Both
  20                   $50,000                        $109,256                     Tax
  21                   $50,000                        $67,116                      None
  22                     N/A                            N/A                        Tax
  23                     N/A                          $155,399                     None
  24                     N/A                            N/A                        Both
  25                     N/A                            N/A                        Both
  26                     N/A                            N/A                        None
  27                   $120,000                       $76,751                      Both
  28                     N/A                          $50,262                      Both
  29                     N/A                          $101,896                     Tax
  30                   $70,000                        $79,668                      Both
  31                     N/A                            N/A                        Both
  32                     N/A                            N/A                        Both
  33                     N/A                          $123,063                     Both
  34                     N/A                            N/A                        Both
  35                     N/A                          $113,932                     None
  36                     N/A                            N/A                        Both
  37                     N/A                            N/A                        Both
  38                   $93,000                        $61,157                      Both
  39                     N/A                            N/A                        Both
  40                   $84,000                        $131,265                     Both
  41                     N/A                          $29,225                      Both
  42                   $198,423                       $245,834                     Both
  43                     N/A                          $134,878                     Both
  44                     N/A                            N/A                        Both
  45                     N/A                          $45,707                      None
  46                     N/A                            N/A                        Both
  47                     N/A                            N/A                        None
  48                     N/A                            N/A                        Both
  49                   $30,000                        $70,022                      Both
  50                   $15,000                        $38,190                      Both
  51                   $40,008                        $104,609                     Both
  52                     N/A                          $106,460                     Both
  53                     N/A                            N/A                        Both
  54                     N/A                            N/A                        None
  55                   $100,536                       $111,545                     Tax
  56                     N/A                            N/A                        Both
  57                   $90,000                        $129,678                     Both
  58                     N/A                            N/A                        Both
  59                     N/A                            N/A                        Tax
  60                   $30,000                        $50,966                      Both
  61                   $15,710                          N/A                        Both
  62                     N/A                            N/A                        Both
  63                     N/A                            N/A                        Both
  64                   $529,560                       $44,130                      Both
  65                     N/A                            N/A                        Both
  66                     N/A                            N/A                        None
  67                     N/A                            N/A                        Both
  68                     N/A                            N/A                        Both
  69                     N/A                          $17,448                      Both
  70                     N/A                            N/A                        Both
  71                     N/A                            N/A                        Both
  72                   $118,557                       $79,596                      Both
  73                   $35,004                        $49,473                      Both
  74                     N/A                            N/A                        Both
  75                     N/A                            N/A                        Both
  76                     N/A                            N/A                        Both
  77                   $35,000                        $37,865                      Both
  78                     N/A                            N/A                        Both
  79                     N/A                          $42,320                      None
  80                   $35,000                        $67,193                      Both
  81                     N/A                            N/A                        None
  82                   $85,296                        $42,115                      Both
  83                     N/A                            N/A                        Both
  84                     N/A                            N/A                        Both
  85                   $25,462                        $25,462                      Both
  86                   $591,408                       $49,284                      Both
  87                     N/A                            N/A                        Tax
  88                     N/A                            N/A                        Both
  89                     N/A                            N/A                        Both
  90                   $570,612                       $47,551                      Both
  91                   $40,365                        $39,230                      Both
  92                     N/A                            N/A                        Both
  93                   $21,996                        $41,183                      Both
  94                   $28,000                        $36,923                      Both
  95                     N/A                            N/A                        Both
  96                     N/A                            N/A                        Both
  97                   $34,655                        $38,656                      Both
  98                     N/A                            N/A                        Tax
  99                     N/A                            N/A                        Both
 100                     N/A                            N/A                        Both
 101                   $18,240                        $29,795                      Both
 102                     N/A                            N/A                        Both
 103                     N/A                            N/A                        None
 104                     N/A                            N/A                        None
 105                   $10,000                        $23,555                      Both
 106                     N/A                            N/A                        None
 107                     N/A                            N/A                        None
 108                     N/A                            N/A                        None
 109                   $26,580                        $25,600                      Both
 110                     N/A                            N/A                        Both
 111                     N/A                            N/A                        Both
 112                   $30,000                        $38,754                      Both
 113                     N/A                            N/A                        Both
 114                     N/A                            N/A                        None
 115                   $25,000                        $42,824                      Both
 116                     N/A                          $26,022                      Both
 117                   $15,000                        $46,277                      Both
 118                     N/A                            N/A                        Both
 119                     N/A                          $17,881                      None
 120                     N/A                            N/A                        Both
 121                     N/A                            N/A                        None
 122                   $34,116                        $21,930                      Both
 123                   $15,000                        $20,164                      Both
 124                     N/A                            N/A                        None
 125                   $290,364                       $24,197                      Both
 126                    $7,128                         $7,140                      Tax
 127                     N/A                            N/A                        Both
 128                   $28,660                        $13,634                      Both
 129                   $15,144                        $16,346                      Both
 130                   $24,000                        $27,576                      Both
 131                     N/A                            N/A                        Both
 132                   $25,000                        $30,741                      Both
 133                   $10,008                        $22,626                      Both
 134                     N/A                            N/A                        None
 135                   $26,016                        $27,718                      Both
 136                   $12,408                        $18,816                      Both
 137                   $24,948                        $30,510                      Tax
 138                     N/A                            N/A                        Both
 139                     N/A                            N/A                        Both
 140                     N/A                          $31,014                      Tax
 141                    $8,820                        $10,994                      Both
 142                   $357,684                       $29,807                      Both
 143                     N/A                            N/A                        Both
 144                     N/A                            N/A                        None
 145                     N/A                            N/A                        None
 146                    $8,786                        $10,183                      Both
 147                   $23,590                        $28,717                      Tax
 148                     N/A                            N/A                        Both
 149                   $12,336                        $12,241                      Both
 150                     N/A                            N/A                        None
 151                     N/A                            N/A                        None
 152                     N/A                            N/A                        Both
 153                     N/A                          $24,824                      Both
 154                     N/A                          $34,272                      Both
 155                     N/A                            N/A                        Both
 156                     N/A                            N/A                        Both
 157                     N/A                            N/A                        Both
 158                   $14,124                        $14,119                      Both
 159                    $8,750                         $9,403                      Both
 160                   $33,500                        $33,220                      Both
 161                   $12,000                        $39,000                      Both
 162                     N/A                            N/A                        Both
 163                     N/A                            N/A                        Both
 164                     N/A                            N/A                        None
 165                     N/A                          $11,083                      Both
 166                     N/A                          $25,026                      None
 167                     N/A                            N/A                        Both
 168                     N/A                            N/A                        Both
 169                     N/A                            N/A                        Both
 170                     N/A                            N/A                        Both
 171                   $15,000                        $15,348                      Both
 172                     N/A                            N/A                        Both
 173                    $5,000                         $4,806                      Both
 174                     N/A                            N/A                        Both
 175                     N/A                          $10,153                      Both
 176                     N/A                          $12,649                      Both
 177                     N/A                            N/A                        Both
 178                   $18,000                         $9,688                      Both
 179                     N/A                            N/A                        Both
 180                     N/A                            N/A                        None
 181                   $14,000                        $17,604                      Both
 182                     N/A                            N/A                        Both
 183                     N/A                            N/A                        Both
 184                     N/A                          $12,831                      Both
 185                     N/A                            N/A                        Both
 186                   $19,000                        $14,479                      Both
 187                     N/A                            N/A                        Both
 188                   $13,803                        $13,803                      Both
 189                     N/A                            N/A                        Both
 190                   $25,000                         $9,753                      Both
 191                     N/A                            N/A                        Both
 192                     N/A                            N/A                        Both
 193                     N/A                            N/A                        Both
 194                     N/A                            N/A                        Both
 195                     N/A                            N/A                        Both
 196                     N/A                          $12,469                      Both
 197                     N/A                            N/A                        Both
 198                     N/A                            N/A                        Both
 199                     N/A                            N/A                        Both
 200                     N/A                            N/A                        Both
 201                     N/A                            N/A                        Both
 202                     N/A                            N/A                        Both
 203                     N/A                            N/A                        Both
 204                   $10,385                        $10,385                      Both
 205                     N/A                            N/A                        Both
 206                   $15,000                        $13,082                      Both
 207                     N/A                            N/A                        Both
 208                     N/A                            N/A                        Tax
 209                     N/A                            N/A                        Both
 210                     N/A                            N/A                        Both
 211                     N/A                            N/A                        Both
 212                    $7,500                         $4,429                      Both
 213                     N/A                            N/A                        Both
 214                     N/A                          $21,285                      Both
 215                     N/A                            N/A                        Both
 216                     N/A                            N/A                        Both
 217                     N/A                            N/A                        None
 218                   $12,000                        $15,989                      Both
 219                     N/A                            N/A                        Both
 220                     N/A                            N/A                        Both
 221                     N/A                            N/A                        Both
 222                     N/A                            N/A                        Both
 223                     N/A                            N/A                        None
 224                     N/A                            N/A                        Both
 225                    $6,720                         $6,295                      Both
 226                     N/A                            N/A                        None
 227                     N/A                            N/A                        None
 228                     N/A                            N/A                        None

                         MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                                                  CUT-OFF
                                                                              DATE PRINCIPAL
   #        CROSSED    PROPERTY NAME                                            BALANCE (1)     PROPERTY TYPE     SQ. FT.
   -        -------    -------------                                            -----------     -------------     -------

   1                   Time Warner Retail                                      $ 320,000,000    Retail            343,161
   2                   275 Madison Avenue                                         71,000,000    Office            305,849
   3                   AT&T Consumer Services Headquarters                        58,000,000    Office            387,000
   4                   Eastgate Mall                                              53,700,000    Retail            557,191   (2)
   5           A       BECO Park at Forbes Center  - BRIT I                       30,947,673    Office            350,180
   6           A       BECO Park at Forbes Center - BRIT III                      17,228,601    Office            195,819
   7           A       BECO Park at Forbes Center - BRIT II                        3,669,054    Office             56,607
   8                   Orangefair Marketplace Shopping Center                     35,925,742    Retail            332,806   (3)
   9                   Pershing Park Plaza                                        29,500,000    Office            159,103
   10                  Shoppes of Paradise Isle Shopping Center                   28,000,000    Retail            172,350
   11                  1300 Parkwood Office Building                              27,500,000    Office            210,733
   13          B       Valwood Building 37                                         7,040,000    Industrial         98,965
  14a          B       Valwood Building 45                                         7,560,000    Industrial        100,490
  14b          B       Valwood Building 33                                         6,200,000    Industrial         99,656
  14c          B       Valwood Building 30                                         3,800,000    Industrial         54,000
   15                  City Centre Place                                          21,500,000    Office            103,199
   17                  5000 Shoreline Court                                       19,150,000    Office            138,399
  18a                  71-77 Summer Street                                         9,579,832    Office             59,710
  18b                  184 High Street                                             9,420,168    Office             50,044
   20                  Dekalb County Shopping Center                              17,980,112    Retail            155,648
   21                  Greendale Centre Shopping Center                           17,350,000    Retail            102,935
   23                  Pleasant Hill Square                                       17,120,000    Retail            282,137
   27                  Vallejo Plaza                                              16,181,830    Retail            239,705
   28                  Buckhead Pavilion                                          15,449,008    Retail             99,989
   29                  Clifty Crossing                                            15,334,034    Retail            177,050   (4)
   30                  Promenade Shopping Center                                  15,000,000    Retail            118,485
   33                  Commercial Street Business Center                          14,929,177    Industrial        337,585
   34                  FedEx - Midway                                             14,480,000    Industrial        156,554
   35                  Market Place at Concord Mills                              14,298,026    Retail            224,160   (5)
   38                  Brettwood Village                                          12,451,872    Retail            186,335
   40                  Bowles Avenue Marketplace                                  11,965,918    Retail            168,354
   41                  Brunswick Plaza West                                       11,925,000    Retail            115,348
   42                  Stevens Creek Office Center                                11,556,000    Office            107,679
   43                  Valley North Center                                        11,525,000    Retail            277,241   (6)
   45                  Mansfield Towne Crossing                                   10,982,300    Retail            112,078   (7)
   49                  Scottsdale Renaissance                                     10,167,785    Retail             38,537
   50                  Perimeter Center                                           10,000,000    Industrial         84,031
   51                  Warner View Corporate Center                                9,989,540    Office             61,355
   52                  The Atrium at Fairfield                                     9,451,719    Office             91,151
   55                  Greenbrier Plaza                                            9,055,561    Office            101,536
   57                  Sorrento Research Facility                                  8,790,161    Industrial         58,908
   60                  Riggs Plaza Shopping Center                                 7,977,929    Retail             76,282
  64a                  222 Clematis Street                                         4,235,000    Office             32,281
  64b                  312 Clematis Street                                         3,465,000    Office             23,708
   69                  Margarita Promenade                                         7,224,000    Retail             43,074
   72                  Metro Business Park                                         6,900,000    Industrial        176,950
   73                  1221 Post Road East                                         6,480,136    Office             35,270
   77                  Dublin Sawmill Center                                       6,200,000    Retail             72,924
   79                  Shaw Business Center                                        6,100,000    Industrial        255,241
   80                  North Eastwood Shopping Center                              6,086,813    Retail            168,506
   82                  Civista Health Building                                     5,900,000    Office             42,637
   85                  Emerald Coast Centre                                        5,661,586    Retail             63,260
   86                  Business Park & Willow Creek                                5,550,000    Office             73,481
   90                  Carlsbad Courtyard                                          5,000,000    Office             39,477
   91                  Black Mountain Center                                       4,974,701    Retail             40,115
   93                  Natividad Office Complex                                    4,800,000    Office             37,131
   94                  Floral Park Promenade                                       4,743,657    Retail             55,841
   97                  2150 Point Blvd                                             4,455,136    Office             46,206
  101                  Kerrville Junction Shopping Center                          4,287,762    Retail             32,066
  103                  Walgreens - Rocky Mount, NC                                 4,095,596    Retail             14,560
  104                  Walgreens - Casper, WY                                      4,080,773    Retail             14,560
  105                  Annapolis Technology Park-In Line                           3,982,449    Retail             16,250
  106                  Walgreens - Greenville (Evans)                              3,975,725    Retail             12,917
  109                  Wilshire Westgate Shopping Center                           3,922,630    Retail             77,993
  112                  Renaissance Park I                                          3,650,000    Office             29,489
  114                  Walgreens - Vernon, CT                                      3,596,177    Retail             14,490
  115                  17001 Science Drive                                         3,586,827    Office             30,450
  116                  Larchmont Street Retail                                     3,585,112    Retail             16,230
  117                  Colonial Court                                              3,540,000    Office             21,459
  119                  West River Crossing                                         3,500,000    Retail             32,452
  121                  Walgreens - Apple Valley, CA                                3,408,640    Retail             15,035
  122                  Timberstone Center                                          3,390,013    Retail             35,497
  123                  Lake Brandon Shopping Center                                3,387,363    Retail             18,801
  124                  CVS - Bessemer                                              3,375,000    Retail             10,880
  125                  South Melrose Office                                        3,300,000    Office             24,197
  126                  Weinecke Court                                              3,296,158    Mixed Use          8,907
  128                  Areis Building                                              3,212,474    Office             28,691
  129                  Yarmouth Crossing Retail Center                             3,200,000    Retail             20,186
  130                  San Dimas Town Center                                       3,200,000    Retail             25,800
  132                  16 Greenmeadow Drive                                        3,187,489    Office             35,286
  133                  Lakeside Center at Maryland Farms                           3,181,384    Retail             22,895
  134                  Walgreens - Miami, OK                                       3,124,763    Retail             14,560
  135                  Hunter's Retreat Professional Center                        3,030,000    Office             24,784
  136                  Renaissance Retail                                          3,000,000    Retail             12,798
  137                  Shawnee Shopping Center                                     2,996,956    Retail             35,640
  140                  Polaris Professional Center                               $ 2,945,873    Office             30,068
  141                  6401-6407 Van Nuys Blvd.                                    2,916,282    Retail             8,400
  142                  Gallery Park II Office                                      2,900,000    Office             30,490
  144                  Walgreens - Cable Road                                      2,894,031    Retail             14,490
  146                  Mountain Village                                            2,744,972    Retail             8,786
  147                  Ft. Dodge Shopping Center                                   2,715,000    Retail             33,700
  149                  North Village Square                                        2,682,958    Retail             24,361
  150                  Walgreens - Lubbock, TX                                     2,657,088    Retail             14,560
  151                  Walgreens - Long Beach                                      2,646,941    Retail             11,656
  153                  611 8th Avenue                                              2,490,646    Retail             3,752
  154                  Village Shoppes of Lighthouse Point                         2,489,541    Retail             35,285
  158                  North Canal Plaza                                           2,367,381    Retail             20,788
  159                  Spring Plaza Retail Center                                  2,342,055    Retail             9,154
  160                  Lakefront Professional Building                             2,290,619    Office             31,467
  161                  170-180 West Westfield Avenue                               2,226,133    Industrial         78,000
  165                  Silver Mill House                                           2,042,763    Retail             8,562
  166                  Fed Ex Ground Package                                       2,000,000    Industrial         55,957
  171                  Berry Hill Shopping Center                                  1,838,401    Retail             17,360
  173                  Market Square Retail Center                                 1,796,775    Retail             9,691
  175                  Kingstowne Shops                                            1,794,735    Retail             23,093
  176                  Sundown Plaza                                               1,793,617    Retail             13,200
  178                  Saddleview Office Park                                      1,739,551    Office             12,000
  180                  7250 West Cermak                                            1,716,781    Retail             39,619
  181                  Dumar Plaza                                                 1,696,678    Mixed Use          23,543
  184                  Mooresville Gateway Trade Court Shoppes                     1,600,000    Retail             15,262
  186                  310 & 320 Ed Wright Lane                                    1,594,415    Industrial         31,704
  188                  Hogan Retail Plaza Center                                   1,500,000    Retail             18,564
  190                  Reseda Retail Property                                      1,495,978    Retail             9,211
  194                  Annapolis Technology Park-BB&T                              1,433,564    Retail             5,300
  196                  2nd Street Plaza                                            1,397,083    Retail             12,469
  204                  South University Center                                     1,278,750    Retail             10,459
  206                  McDonald Avenue                                             1,213,695    Retail             12,000
  212                  Dollar Tree Plaza                                           1,050,000    Retail             11,400
  214                  Dyer Blvd Warehouse                                           994,661    Industrial         23,500
  218                  Village Tower Office Building                                 945,273    Office             11,843
  225                  Berry Street Shopping Center                                  646,753    Retail             6,720

(A)  THE UNDERLYING MORTGAGE LOANS SECURED BY BECO PARK AT FORBES CENTER - BRIT
     I, BECO PARK AT FORBES CENTER - BRIT II AND BECO PARK AT FORBES CENTER -
     BRIT III ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B)  THE UNDERLYING MORTGAGE LOANS SECURED BY VALWOOD BUILDING 37 AND VALWOOD
     INDUSTRIAL PORTFOLIO ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2004.
(2)  EASTGATE MALL SQUARE FOOTAGE INCLUDES 194,022 SF GROUND LEASED TO DILLARDS.
(3)  ORANGEFAIR MARKETPLACE SHOPPING CENTER SQUARE FOOTAGE INCLUDES 38,100 SF
     GROUND LEASED TO CIRCUIT CITY, 22,500 SF GROUND LEASED TO BALLY'S TOTAL
     FITNESS, 7,100 SF GROUND LEASED TO TONY ROMA'S AND 2,240 SF GROUND LEASED
     TO EL POLLO LOCO.
(4)  CLIFTY CROSSING SQUARE FOOTAGE INCLUDES 6,700 SF GROUND LEASED TO CHILI'S.
(5)  MARKET PLACE AT CONCORD MILLS SQUARE FOOTAGE INCLUDES 7,290 SF GROUND
     LEASED TO CARRABAS ITALIAN GRILL.
(6)  VALLEY NORTH CENTER SQUARE FOOTAGE INCLUDES 97,000 SF GROUND LEASED TO
     TARGET, 6,351 SF GROUND LEASED TO RED ROBIN, 5,000 SF GROUND LEASED TO
     APPLEBEES AND 2,000 SF GROUND LEASED TO TACO BELL.
(7)  MANSFIELD TOWNE CROSSING SQUARE FOOTAGE INCLUDES 4,500 SF GROUND LEASED TO
     REGIONS BANK.

                                     MAJOR                                MAJOR           MAJOR
                                  TENANT # 1                            TENANT # 1   TENANT # 1 LEASE
   #                                 NAME                                SQ. FT.      EXPIRATION DATE
   -                                 ----                                -------    -----------------

   1                          Whole Foods Market                          57,957        1/31/2024
   2                         Valley National Bank                         26,400        3/31/2015
   3                                 AT&T                                387,000         8/1/2014
   4                       Dillard's (Ground Lease)                      194,022        1/31/2022
   5                         The PBM Limbach Group                        35,883        2/28/2007
   6                      University Press of America                     29,527        2/28/2009
   7                              PS USA Inc.                             8,845         10/14/2005
   8                        Burlington Coat Factory                       75,000        9/30/2010
   9                               Jones Day                             136,766        11/1/2020
   10                              Best Buy                               29,920        1/31/2020
   11                          General Electric                          146,340         3/1/2014
   13                         CSI Control Systems                         98,965        11/30/2008
  14a                       Optek Technology, Inc.                        40,051        3/31/2011
  14b                     American Standard Companies                     86,027        5/31/2010
  14c                            AdminiSource                             26,188        5/31/2010
   15         Santoro, Driggs, Walch, Kearney, Johnson & Thompson         32,024        1/31/2012
   17                              Actelion                               29,292        4/30/2011
  18a                    National Consumer Law Center                     9,432         8/31/2008
  18b                 The International Restaurant & Pub                  10,319        8/31/2015
   20                               TJ Maxx                               28,060        9/30/2011
   21                          Bed Bath & Beyond                          33,208        1/31/2016
   23                             J.C. Penney                             50,000        8/31/2007
   27                            Seafood City                             58,522         7/1/2013
   28                          TSA Stores, Inc.                           42,361        11/30/2018
   29                             Hobby Lobby                             56,924        3/31/2014
   30                             Copeland's                              39,334        1/31/2011
   33                   UPS Supply Chain Solutions Inc.                   99,456        9/30/2005
   34                                FedEx                               156,554        1/31/2019
   35                         BJs Wholesale Club                         108,532        9/24/2021
   38                               Kroger                                55,277        4/30/2016
   40                         Bally Total Fitness                         25,000        12/31/2012
   41                            Price Chopper                            63,500        10/31/2021
   42                           NetManage, Inc.                           24,555        8/31/2009
   43                        Target (Ground Lease)                        97,000         9/8/2016
   45                                Ross                                 30,187         1/1/2015
   49                               Bombay                                9,079         11/30/2012
   50                           Maximum Fitness                           23,883        7/31/2012
   51                           Value Home Loan                           7,297         9/30/2019
   52                   New England Financial Services                    23,543        3/31/2008
   55                          County of Orange                           52,489        6/30/2014
   57                    Alexion Pharmaceuticals, Inc.                    25,240         8/5/2012
   60                Cococabana Restaurant/ Moussa Touree                 20,000        7/31/2013
  64a                      Design Within Reach, Inc.                      6,619          4/6/2013
  64b                       Northam Furniture Inc.                        6,853         6/30/2009
   69                              La-Z-Boy                               15,500        5/31/2031
   72                            IHC Home Care                            64,852        12/31/2004
   73                    Medical Education Consultants                    12,144        8/31/2009
   77                       Trader Joe's East, Inc                        9,853         1/31/2012
   79                      Pacific Coast Bus Service                      30,275        7/31/2004
   80                               Kroger                                56,000        4/20/2012
   82                      Ambulatory Surgery Center                      14,100         1/6/2010
   85                              OfficeMax                              23,500        4/30/2014
   86                    Semtech San Diego Corporation                    24,972        9/30/2009
   90                             MedEx, Inc.                             24,827        9/30/2008
   91                                Napa                                 5,000          2/1/2009
   93                       Dentistry for Children                        5,116         1/31/2014
   94                             Tutor Time                              10,420        10/31/2017
   97                            Amano Enzymes                            25,006        1/23/2013
  101                          Pier One Imports                           7,544         5/31/2011
  103                              Walgreens                              14,560        10/31/2028
  104                              Walgreens                              14,560        1/31/2029
  105                       PastaBlitz of Annapolis                       2,702         1/31/2016
  106                              Walgreens                              12,917        10/31/2029
  109                       Hastings Entertainment                        26,028        4/30/2012
  112                           Woodbury & Co.                            9,130         4/30/2011
  114                              Walgreens                              14,490        4/30/2029
  115                        Triton Services Inc.                         9,000         12/31/2010
  116                              Rite Aid                               9,930         1/31/2009
  117                         Adams Laboratories                          13,500        8/31/2014
  119                           Hollywood Video                           5,600         1/31/2009
  121                              Walgreens                              15,035         8/1/2029
  122                         Social Expressions                          7,260         2/28/2008
  123                             Old Chicago                             6,000         1/25/2014
  124                                 CVS                                 10,880         6/1/2024
  125                       Winet, Patrick & Weaver                       4,670         12/31/2006
  126                    Active Endeavors of Evanston                     4,700         6/30/2007
  128                            G&H Printing                             1,497         7/31/2005
  129                            Movie Gallery                            5,080         4/30/2007
  130                             Dollar Tree                             15,368        11/4/2009
  132                            Long & Foster                            11,961        4/30/2010
  133                        Carol G's Hair Salon                         3,400         7/30/2010
  134                              Walgreens                              14,560        7/31/2028
  135                       Winfield Consulting LLC                       6,196         6/30/2009
  136                          Wells Fargo Bank                           2,966         6/30/2014
  137                             Dollar Tree                             16,940        7/31/2014
  140                        Marden Rehabilitation                        7,897         7/31/2011
  141                            Superclinics                             3,500         5/31/2008
  142                    Associates in Women's Health                     6,506         3/31/2006
  144                              Walgreens                              14,490        7/31/2028
  146                         New Orleans Express                         2,000         3/13/2014
  147                             Dollar Tree                             12,000        5/31/2009
  149                           Coby Jacks, Inc                           5,404          6/1/2004
  150                              Walgreens                              14,560        9/30/2029
  151                              Walgreens                              11,656        10/31/2029
  153                      Payless ShoeSource, Inc.                       3,752         5/31/2014
  154                            Supermercado                             5,850          8/1/2020
  158                           Hibbett Sports                            4,800         1/31/2007
  159                        Kraven the Good Life                         1,595         10/31/2008
  160                            Hibernia Bank                            9,040         8/31/2019
  161                           Korinos Village                           20,000        12/31/2008
  165                       Baja Cantina Restaurant                       3,984         5/15/2015
  166                                FedEx                                55,957        8/31/2013
  171                                Guava                                4,200         4/21/2014
  173                           Mattress Giant                            5,000         6/30/2013
  175                                IHOP                                 4,640         9/30/2017
  176                            Sweet Whimze                             2,300         8/31/2006
  178                          B-Cubed Law Firm                           3,299         9/30/2009
  180                   Wickes Furniture Company, Inc.                    39,619        12/31/2018
  181                    Aid to Victims Domestic Abuse                    4,340         11/30/2007
  184                        LKN Enterprises, Inc.                        2,146         10/31/2008
  186                     White Directory Of Virginia                     4,650         6/30/2008
  188                        La Fiesta Restaurant                         3,121         7/16/2005
  190                              7-Eleven                               2,525         8/31/2013
  194                         BB&T (Ground Lease)                         5,300         8/31/2023
  196                            Ridge Realty                             1,127         10/30/2005
  204                           SuperTan, Inc.                            2,456         8/31/2010
  206                          D.G. Trading LLC                           3,000         4/30/2007
  212                             Dollar Tree                             9,000         12/31/2019
  214                          KS Telecom, Inc.                           16,000        12/31/2012
  218                       Technomedia Int'l, Inc.                       3,508         8/31/2006
  225                                 EDO                                 1,936         6/30/2009

                                MAJOR                               MAJOR            MAJOR
                              TENANT # 2                         TENANT # 2     TENANT # 2 LEASE
   #                             NAME                              SQ. FT.       EXPIRATION DATE
   -                             ----                              --------      ---------------

   1                            Equinox                             41,756          2/28/2019
   2                    Corporate Suites 6 LLC                      25,000          3/31/2020
   3                              N/A                                N/A               N/A
   4                            Kohl's                              94,900          7/31/2015
   5                        Northrup Gruman                         22,679          4/30/2009
   6                       Encore Marketing                         28,011          2/28/2008
   7                   Concentra Health Services                    7,878           6/30/2013
   8                  Circuit City (Ground Lease)                   38,100          1/31/2017
   9                          NSI/Urbana                            18,881          2/1/2006
   10                       Linens N Things                         26,210          1/31/2015
   11                          Omnicorp                             10,016          10/1/2010
   13                             N/A                                N/A               N/A
  14a                   Daikin U.S. Corporation                     25,600          1/31/2010
  14b               Haas Publishing Companies, Inc.                 13,629          9/30/2008
  14c       Tyco Electronics Integrated Technologies, Inc.          18,000         11/30/2008
   15           Lewis, Brisbois, Bisgaard & Smith, LLP              18,864          6/30/2012
   17                            Keeco                              28,316          7/31/2014
  18a                   Architectural Engineers                     6,075          12/31/2007
  18b                      Associated Press                         9,346           8/31/2006
   20                          Old Navy                             20,836          2/29/2012
   21                  DSW Shoe Warehouse, Inc.                     23,876          1/31/2011
   23                         Toys "R" Us                           48,134          1/31/2008
   27                      DD's Discounters                         28,958          2/28/2014
   28                       PETSMART, Inc.                          25,075          1/31/2014
   29                        Circuit City                           35,032          1/31/2020
   30                        Circuit City                           25,000          6/20/2008
   33                        AF Associates                          33,280         11/30/2014
   34                             N/A                                N/A               N/A
   35                        Garden Ridge                          108,338          10/3/2017
   38                           TJ Maxx                             31,902          8/31/2014
   40                       Hancock Fabrics                         17,000          9/30/2013
   41                          OfficeMax                            23,500         10/31/2012
   42                        Tropian, Inc.                          18,448          3/31/2006
   43                          JC Penney                            71,760          8/31/2006
   45                           Staples                             20,388          8/1/2018
   49                           Jared's                             6,872           1/31/2017
   50                      Chadsworth & Haig                        12,524          7/31/2007
   51                   Canon Stanley Insurance                     4,339           4/30/2008
   52                        John J. Scura                          8,544           3/31/2008
   55               General Services Administration                 8,661           1/8/2005
   57                     SenDx Medical, Inc.                       24,868          5/31/2010
   60                     Galaxy Bar & Grill                        18,975          7/31/2013
  64a                      Ann Taylor, Inc.                         5,050           1/31/2010
  64b                          Script RX                            4,055           7/19/2008
   69                     Islands Restaurants                       5,346           8/31/2024
   72                       NTB Dealerships                         16,910          9/30/2004
   73                      Kaye Corporation                         10,370         12/31/2007
   77                Shi Chi Japanese Steak House                   5,800          12/31/2008
   79                         Shack, Inc                            23,400         11/30/2005
   80                    Big Lots Stores, Inc.                      27,204          1/31/2007
   82                     American Radiology                        7,734          12/31/2005
   85                         Dollar Tree                           8,206           8/31/2006
   86                 Acceris Communications, Inc                   24,312          4/30/2006
   90                   Pinnacle Recovery, Inc.                     6,414           7/31/2009
   91                         Shri Mandir                           3,650           5/1/2005
   93                 Children's Miracle Network                    3,968           7/31/2007
   94                         Mega Video                            5,600           4/30/2008
   97                          Citicorp                             14,046         10/30/2009
  101                        CiCi's Pizza                           4,000           4/30/2005
  103                             N/A                                N/A               N/A
  104                             N/A                                N/A               N/A
  105                  Washington Mutual Bank FA                    2,630          12/31/2008
  106                             N/A                                N/A               N/A
  109                          Rite Aid                             22,728          1/31/2010
  112                 Morgan Stanley Dean Witter                    7,287           7/31/2010
  114                             N/A                                N/A               N/A
  115                     Bowie Crofton, LLC                        7,470           7/31/2011
  116                      Larchmont Beauty                         2,120           6/14/2009
  117                        A.G. Edwards                           3,500          10/31/2011
  119                    Athletic and Therapy                       5,162           8/31/2007
  121                             N/A                                N/A               N/A
  122                          OUAC Inc.                            4,860           7/31/2006
  123                    Futons Etc Superstore                      3,495           3/18/2009
  124                             N/A                                N/A               N/A
  125                First Horizon Home Loan Corp.                  4,398           7/31/2007
  126                    Beam Enterprise, Ltd.                      1,575           1/31/2008
  128                       Antolin Blanco                          1,338          12/15/2005
  129                          Pizza Hut                            2,328           7/31/2007
  130                        Red Persimmon                          2,000          10/24/2014
  132                  Nancy Forman Design, Inc.                    7,042           4/30/2011
  133                      Curves for Women                         3,127           8/25/2008
  134                             N/A                                N/A               N/A
  135             Decision Engineering Associates LLC               6,196           5/14/2009
  136              Urban Real Estate Services, Inc.                 2,910           4/30/2014
  137                            Cato                               3,900           8/30/2009
  140                       Coldwell Banker                         5,713           6/30/2006
  141                         Footlocker                            2,200           1/31/2007
  142                      Pharmacy Network                         5,150          10/31/2005
  144                             N/A                                N/A               N/A
  146                       El Gran Burrito                         2,000           5/31/2013
  147                        Rent A Center                          4,200           9/30/2009
  149                           Curves                              2,602           8/1/2006
  150                             N/A                                N/A               N/A
  151                             N/A                                N/A               N/A
  153                             N/A                                N/A               N/A
  154                        Chez Collette                          1,935           3/31/2015
  158                        China Gardens                          3,200           5/31/2013
  159                   Thomas Mai & De Nguyen                      1,537          10/16/2013
  160                       UNO Foundation                          3,374           3/31/2005
  161                       New Era Imports                         12,000         12/31/2006
  165                          Surefoot                             2,820          12/31/2006
  166                             N/A                                N/A               N/A
  171                     Berryhill Cleaners                        2,345           1/10/2013
  173                          Supercuts                            1,852           6/30/2006
  175                    Nationwide Insurance                       2,748          11/20/2009
  176                  A B Bogue Enterprises LLC                    2,200           9/30/2007
  178                     Wachovia Securities                       2,752           6/30/2006
  180                             N/A                                N/A               N/A
  181                   A-1 Thai International                      4,000           4/30/2007
  184                    Legends Espresso Bar                       1,945           5/30/2009
  186                          Serv Pro                             3,348          12/31/2008
  188                        Hogan Laundry                          2,200           5/31/2005
  190                           Subway                              1,140           3/31/2007
  194                             N/A                                N/A               N/A
  196                     Jeff Cvelic Realty                         974            2/28/2006
  204            Electronics Boutique of America, Inc.              1,500           9/30/2009
  206                 Romeo Furniture Group Inc.                    3,000           4/30/2007
  212                          EB Games                             1,200          12/31/2009
  214                 Precision Cast Stone, Inc.                    7,500          11/30/2005
  218                    Sage Crisp USA, Inc.                       1,929           9/30/2005
  225                          Ace Cash                             1,680          12/31/2008

                           MAJOR                          MAJOR            MAJOR
                         TENANT # 3                     TENANT # 3    TENANT # 3 LEASE
   #                        NAME                         SQ. FT.      EXPIRATION DATE
   -                        ----                         -------      ---------------

   1                      Borders                         26,000         2/28/2019
   2           Massey Knakal Realty Services              13,780        10/31/2014
   3                        N/A                            N/A              N/A
   4             Steve & Barry's University               19,369         1/31/2011
   5                       C.S.C                          22,500         9/30/2005
   6                Advertising Premiums                  27,562         5/31/2009
   7                      PrimeNet                        5,726          9/14/2005
   8                     Marshall's                       31,444         1/31/2009
   9              Urbana-Management Office                3,456          6/1/2009
   10                   Office Depot                      21,402        12/31/2015
   11                   Image Design                      8,919          10/1/2005
   13                       N/A                            N/A              N/A
  14a            All Seasons Services, Inc.               16,800         1/31/2008
  14b                       N/A                            N/A              N/A
  14c                   Save On Mail                      9,812          5/31/2010
   15             Manior Eglet Cottle, LLP                16,864        12/31/2011
   17                   Lifemasters                       27,825        10/31/2011
  18a           The Steppingstone Foundation              6,075         10/31/2005
  18b      Northfield Information Services, Inc.          8,784          3/31/2009
   20                     Michaels                        20,341        10/31/2011
   21                      DEAL$                          8,052         10/31/2006
   23                  Jo-Ann Fabrics                     45,970         1/31/2011
   27                   The Banquet                       19,490         5/31/2009
   28               Eatzi's/Tandy Corp.                   16,512         5/31/2009
   29                Bed, Bath & Beyond                   20,012         1/31/2014
   30                  Barnes & Noble                     21,353         1/31/2012
   33              Johnson Matthey, Inc.                  25,208         5/31/2005
   34                       N/A                            N/A              N/A
   35      Carrabbas Italian Grill (Ground Lease)         7,290         12/31/2013
   38                Old Country Buffet                   9,926          8/31/2006
   40                  Fox and Hound                      12,594         7/31/2007
   41                     Autozone                        6,822          5/31/2007
   42                  Tymphany Corp.                     6,286         12/31/2004
   43                     Rite Aid                        33,150         1/31/2010
   45                      Pier 1                         10,800         8/31/2014
   49                 Downeside Grille                    6,747          1/31/2015
   50           Klein Technology Group, LLC               9,167          2/28/2009
   51            Santiago, Rodunsky, Jones                3,565          3/31/2009
   52                   SEPPIC, Inc.                      7,134          3/31/2007
   55         Chun-Ha Insurance Services, Inc.            5,971         11/30/2008
   57         ALTA Analytical Laboratory, Inc.            8,800          6/30/2008
   60                  Asian Village                      16,875         1/31/2009
  64a               French Bistrot, LLC                   4,712          8/31/2006
  64b                 WPB Rhino, Inc.                     2,791         12/31/2004
   69                   Krispy Kreme                      4,000          7/31/2019
   72               Hussman Corporation                   14,100         6/30/2008
   73           Alliance Group Services Inc.              7,300         12/31/2005
   77         Nissin Travel Service (USA) Inc             5,380         12/31/2008
   79            North Slate Environmental                20,000        12/31/2004
   80                  Family Dollar                      11,722        12/31/2005
   82       Bio-Medical Applications of Maryland          6,966         11/30/2010
   85               Beall's Home Outlet                   6,000          4/30/2007
   86             Winet, Patrick & Weaver                 4,670         12/31/2006
   90                       N/A                            N/A              N/A
   91             Coconut Grove Restaurant                3,500          7/1/2008
   93               In Soo (Tommy) Chun                   3,558          3/31/2014
   94                  Dollar Worlds                      3,120          7/20/2006
   97            Bosch Rexroth Corporation                4,983          7/14/2008
  101                       Cato                          4,000          1/31/2010
  103                       N/A                            N/A              N/A
  104                       N/A                            N/A              N/A
  105                The Coffee Beanery                   1,479          9/30/2013
  106                       N/A                            N/A              N/A
  109                Smith's Baby News                    11,131         1/1/2006
  112                 Swain Management                    5,347          6/30/2007
  114                       N/A                            N/A              N/A
  115         Accent Business Interiors, Inc.             4,020          4/30/2009
  116              Starbucks Corporation                  1,150          12/1/2011
  117                  Tutoring Club                      2,500          2/28/2009
  119                 Brean Book Store                    4,000          10/1/2004
  121                       N/A                            N/A              N/A
  122           Jim's Pizza Paddle II, Inc.               3,214          1/31/2009
  123          Tsunami Sushi & Hibachi Grill              3,002          4/11/2014
  124                       N/A                            N/A              N/A
  125      Fidelity National Title Insurance Co.          3,013          4/30/2006
  126              Great Lakes Bagel, LLC                 1,490          1/31/2011
  128                   Kinne McCabe                       775           2/28/2005
  129               Cats Here Dogs There                  2,075          6/30/2005
  130                    Starbucks                        1,732          9/16/2014
  132           Henry J. Knott Masonry, Inc.              2,589         10/31/2016
  133                    Chez Jose                        2,604          8/30/2010
  134                       N/A                            N/A              N/A
  135               Wells Fargo Mortgage                  3,098         10/31/2007
  136                   It's a Grind                      1,372          4/30/2014
  137                Payless Shoesource                   3,000          8/30/2009
  140           Primary Care Partners, Inc.               4,929          2/28/2011
  141                City Check Cashier                   1,500          12/1/2012
  142               Martin, Boal, et al                   4,900          3/31/2006
  144                       N/A                            N/A              N/A
  146              Quizno's Classic Subs                  1,316          4/30/2013
  147                       Cato                          3,900          1/31/2009
  149                   Temple Beit                       2,492          9/30/2004
  150                       N/A                            N/A              N/A
  151                       N/A                            N/A              N/A
  153                       N/A                            N/A              N/A
  154                  Merry Mailman                      1,420         11/30/2008
  158                  Payless Shoes                      2,800          8/31/2009
  159                  Fit Tech, Inc                      1,537         11/29/2008
  160                    State Farm                       2,100          7/31/2005
  161                    Fleetwash                        6,000          2/28/2009
  165                     SkiNSee                         1,758          7/1/2009
  166                       N/A                            N/A              N/A
  171                  The Lan Matrix                     2,135          10/2/2008
  173                     Quizno's                        1,832         12/31/2008
  175                  Debra Hall MD                      2,425          5/31/2006
  176                  Sunlife, Inc.                      2,200          2/28/2005
  178              Center for Team Health                 2,701         10/31/2004
  180                       N/A                            N/A              N/A
  181           Bill Hood & Sons Auctioneers              3,512          6/30/2007
  184                    Iron Grill                       1,760         12/31/2013
  186                  A Touch of Sun                     3,100          5/31/2010
  188                    El Pachuco                       1,805          2/28/2005
  190                 Falafel Express                     1,052          6/30/2005
  194                       N/A                            N/A              N/A
  196                     Barnums                          930           3/6/2006
  204               Cold Stone Creamery                   1,500          8/31/2009
  206                   J&S Cabinet                       3,000          9/30/2007
  212                    Check-N-Go                       1,200          2/28/2007
  214                       N/A                            N/A              N/A
  218                   Lee Graphics                      1,627          2/28/2005
  225                  Gamestop, Inc.                     1,680          3/31/2007

                       MULTIFAMILY SCHEDULE

                                                                                                     UTILITIES
                                                                                                       TENANT                 #
  #    CROSSED   PROPERTY NAME                                       PROPERTY SUBTYPE                   PAYS              ELEVATORS
  -    -------   -------------                                       ----------------                   ----              ---------

 12              River Road Apartments                                 Conventional                   Electric                0
 16              Villas at D'Andrea                                    Conventional         Electric, Gas, Water, Sewer       0
 19              Town Hall Terrace                                     Conventional                   Electric                0
 22              Spinnaker Court Apartments                            Conventional                   Electric                0
 24              Estates at Charlotte - 1420 Magnolia                  Conventional            Electric, Water, Sewer         2
 25              Kingwood Lakes Apartments                             Conventional               Electric, Water             0
 31              Sanctuary of Woodshire                                Conventional         Electric, Gas, Water, Sewer       0
 32              Medical Center Apartments                             Conventional            Electric, Water, Sewer         0
 36              Parkside Apartments                                   Conventional            Electric, Water, Sewer         0
 37              Midtown Terrace Apartments                            Conventional                   Electric                1
 39              Cross Creek Apartments                                Conventional                   Electric                0
 44              Commons on Edgebrook Apartments                       Conventional            Electric, Water, Sewer         0
 46              Campus View Apts                                      Conventional               Electric, Water             0
 48              Celeron Square Apartments                             Conventional                   Electric                0
 53              Hyperion Apartments                                   Conventional            Electric, Water, Sewer         0
 56              Campus Village                                        Conventional         Electric, Water, Sewer, Gas       1
 58              Blackthorn Apartments                                 Conventional            Electric, Water, Sewer         0
 59              Meridian Court South Apartments                       Conventional                   Electric                0
 61              Jemison Flats                                         Conventional                   Electric                1
 62              Windsor Place Apartments                              Conventional         Electric, Gas, Water, Sewer       0
 63              Ridge View Apartments                                 Conventional                   Electric                0
 66              Countryside Village Apartments                        Conventional                     None                  0
 68              Washington Townhomes Apartments                       Conventional            Electric, Water, Sewer         0
 70              Indian Wells Apartments                               Conventional                   Electric                0
 71              Peppertree Apartments                                 Conventional            Electric, Water, Sewer         0
 75              Magnolia Apartments                                   Conventional                     None                  1
 76              Mission Village                                       Conventional                   Electric                0
 78              Pecos Point                                           Conventional                Electric, Gas              0
 83              Oakwood Apartments                                    Conventional                   Electric                0
 84              Chateaux Fall Creek                                   Conventional            Electric, Water, Sewer         0
 88              Rugby McIntyre Apartments                             Conventional                   Electric                1
 92              Renaissance Gardens Apartments                        Conventional                   Electric                0
 95              Hunter's Run Apartments                               Conventional         Electric, Gas, Water, Sewer       0
 96              Canyon Pointe Apartments                              Conventional                   Electric                0
 98              Kimberly Court Apartments                             Conventional                   Electric                0
 100             Mill Valley Apartments                                Conventional                   Electric                0
 102             Autry Portfolio - Sangre De Cristo                    Conventional                     None                  0
 107      C      127 West 96th St. Loan 1                              Cooperative                 Electric, Gas              2
 108      C      127 West 96th St. Loan 2                              Cooperative                 Electric, Gas              2
 110             Venezia & Electric Avenue                             Conventional                   Electric                0
 111             Shores at Lake Point                                  Cooperative                 Electric, Gas              0
118a             25 Cervantes Boulevard                                Conventional                Electric, Gas              0
118b             2395 Francisco Street                                 Conventional                Electric, Gas              0
118c             15 & 27 Alhambra                                      Conventional                Electric, Gas              0
 120             Rochelle Place                                        Conventional         Electric, Gas, Water, Sewer       0
 126             Weinecke Court                                     Multifamily/Retail      Electric, Gas, Water, Sewer       0
 127             Autry Portfolio - Valley Apartments                   Conventional                     None                  0
 131             Durrett Village II Apartments                         Conventional                   Electric                0
 138             Oak Park Apartments                                   Conventional                   Electric                0
 139             Concord Apartments                                    Conventional                   Electric                0
 148             Shaker Hall Apartments                                Conventional                Electric, gas              2
 156             Autry Portfolio - Mountain View III Apartments        Conventional                     None                  0
 157             Broadway Terrace Apartments                           Conventional                Electric, Gas              0
 162             Greenfield Village Apartments                         Conventional                Electric, Gas              0
 167             John's Creek Apartments                               Conventional                Electric, Gas              0
 169             Parklee Apartments                                    Conventional                     None                  1
 170             Autry Portfolio - Mountain View II Apartments         Conventional                     None                  0
 172             Williamsville Village Apartments                      Conventional                   Electric                0
 179             The Villa Apartments                                  Conventional                     None                  0
 183             Colonial Court Apartments                             Conventional                   Electric                0
 185             Queen Mary Apartments                                 Conventional                Electric, Gas              0
 189             Memorial Springs Apartments                           Conventional                   Electric                0
 193             McKinley Woods Apartments                             Conventional                Electric, Gas              0
 197             Kenny Road Apartments                                 Conventional                Electric, Gas              0
 198             Lakes IV Apartments                                   Conventional            Electric, Water, Sewer         0
 201             Autry Portfolio - Dona Ana I Apts                     Conventional                     None                  0
 202             Durrett Village I Apartments                          Conventional                   Electric                0
 203             Homestead Apartments                                  Conventional                Electric, Gas              1
 207             Autry Portfolio - Santa Fe Apartments                 Conventional                     None                  0
 209             Holiday Meadows Apartments                            Conventional            Electric, Water, Sewer         0
 210             South Point Oaks Apartments                           Conventional         Electric, Gas, Water, Sewer       0
 211             Autry Portfolio - Dona Ana II Apartments              Conventional                     None                  0
 213             Meridian Apartments                                   Conventional                     None                  0
 216             Hillcrest Apartment Community                         Conventional            Electric, Water, Sewer         0
 217             14-16 E. 17th St.                                     Cooperative                    Electric                1
 220             Amber Point Apartments                                Conventional                   Electric                0
 222             1803 19th St                                          Conventional                     None                  0
 223             421 West 57th Street                                  Cooperative                    Electric                1
 226             3810 Greystone Avenue                                 Cooperative                    Electric                1
 227             31-33 Mercer Street                                   Cooperative                    Electric                1
 228             482 E. 9th Street Brooklyn                            Cooperative                    Electric                0

(C)  THE UNDERLYING MORTGAGE LOANS SECURED BY 127 WEST 96TH ST. LOAN 1 AND 127
     WEST 96TH. ST. LOAN 2 ARE CROSS-DEFAULTED.

           SUBJECT    SUBJECT     SUBJECT     SUBJECT   SUBJECT      SUBJECT    SUBJECT     SUBJECT
           STUDIO      STUDIO      STUDIO      1 BR       1 BR        1 BR        2 BR       2 BR
   #        UNITS    AVG. RENT   MAX. RENT     UNITS   AVG. RENT    MAX. RENT    UNITS     AVG. RENT
   -        -----    ---------   ---------     -----   ---------    ---------    -----     ---------

  12         N/A        N/A         N/A         500       $542        $625        232        $726
  16         N/A        N/A         N/A         64        $780        $870        168        $966
  19          3         $765        $950        133       $642        $870        233       $1,785
  22         N/A        N/A         N/A         322       $528        $590        212        $694
  24         N/A        N/A         N/A         67        $823        $890        122       $1,068
  25         N/A        N/A         N/A         158       $528        $650        196        $702
  31         N/A        N/A         N/A         15        $945        $965         91       $1,146
  32         N/A        N/A         N/A         112       $591        $642        116        $728
  36         N/A        N/A         N/A         128       $838       $1,665        88        $983
  37         N/A        N/A         N/A         82        $780        $925         78        $928
  39         N/A        N/A         N/A         84        $662        $680        176        $820
  44         N/A        N/A         N/A         292       $430        $535         76        $629
  46         N/A        N/A         N/A         N/A       N/A          N/A         16        $809
  48         N/A        N/A         N/A         40        $705        $725         57       $1,061
  53         20         $541        $560        131       $627        $755         92        $778
  56         N/A        N/A         N/A         N/A       N/A          N/A         6        $1,207
  58         N/A        N/A         N/A         84        $548        $575         96        $679
  59         N/A        N/A         N/A         170       $509        $575        120        $700
  61          8         $746        $875        22        $845       $1,030        29       $1,411
  62         N/A        N/A         N/A         23        $666        $680        133        $738
  63         N/A        N/A         N/A         N/A       N/A          N/A        147        $772
  66         64         $373        $505        72        $464        $618        168        $553
  68         N/A        N/A         N/A         N/A       N/A          N/A         65       $1,167
  70         N/A        N/A         N/A         N/A       N/A          N/A         88        $647
  71         N/A        N/A         N/A         80        $474        $550        104        $577
  75         48        $1,477      $1,675       44       $1,757      $1,900        6        $2,438
  76         N/A        N/A         N/A         97        $536        $559        103        $594
  78         N/A        N/A         N/A         N/A       N/A          N/A        100        $643
  83         N/A        N/A         N/A         136       $435        $540         80        $577
  84         N/A        N/A         N/A         25        $725        $765         60        $860
  88         19         $579        $589        35        $739        $810         17       $1,171
  92          4         $501        $513        68        $570        $710         88        $705
  95         N/A        N/A         N/A         39        $578        $725         88        $667
  96         N/A        N/A         N/A         22        $430        $469        122        $536
  98         N/A        N/A         N/A         118       $508        $579         76        $655
  100        12         $433        $450        80        $522        $560         72        $629
  102        N/A        N/A         N/A         40        $505        $505         64        $607
  107        61        $1,859      $2,500       62       $2,873      $3,150        16       $3,645
  108        61        $1,859      $2,500       62       $2,873      $3,150        16       $3,645
  110        N/A        N/A         N/A          1       $1,200      $1,200        27       $1,689
  111        N/A        N/A         N/A         N/A       N/A          N/A         92       $1,250
 118a         9        $1,086      $1,300        9       $1,556      $2,000       N/A         N/A
 118b        12         $851       $1,150        6       $1,503      $1,900       N/A         N/A
 118c         8        $1,013      $1,100        4       $1,800      $1,525       N/A         N/A
  120        N/A        N/A         N/A         48        $507        $560         64        $632
  126        N/A        N/A         N/A          1       $1,500      $1,500        8        $2,139
  127        N/A        N/A         N/A         40        $490        $490         84        $524
  131        N/A        N/A         N/A         N/A       N/A          N/A         92        $702
  138        N/A        N/A         N/A         N/A       N/A          N/A        136        $415
  139        12         $516        $642        57        $650        $775         12        $739
  148         6         $369        $380        83        $614       $1,100        13        $744
  156        12         $420        $420        24        $493        $493         64        $578
  157        N/A        N/A         N/A          8        $488        $490         72        $540
  162        N/A        N/A         N/A         20        $411        $505         45        $537
  167        N/A        N/A         N/A         32        $507        $525         64        $603
  169        35         $580        $675        11        $704        $825         4         $818
  170        16         $428        $428        32        $495        $495         39        $578
  172        N/A        N/A         N/A         N/A       N/A          N/A         54        $610
  179        N/A        N/A         N/A         24        $365        $365         56        $460
  183        13         $478        $500        30        $576        $590         8         $674
  185        N/A        N/A         N/A         24        $543        $560         48        $592
  189        N/A        N/A         N/A         14        $507        $535         30        $610
  193        N/A        N/A         N/A         40        $434        $704         42        $635
  197        N/A        N/A         N/A         49        $472        $490        N/A         N/A
  198        N/A        N/A         N/A         N/A       N/A          N/A         18        $900
  201        N/A        N/A         N/A          8        $437        $437         46        $510
  202        N/A        N/A         N/A         N/A       N/A          N/A         64        $650
  203         3         $350        $350        55        $450        $450         8         $550
  207        N/A        N/A         N/A         16        $522        $522         32        $635
  209        N/A        N/A         N/A          1        $365        $365         40        $540
  210         2         $395        $400         9        $493        $550         12        $643
  211        N/A        N/A         N/A         10        $421        $421         20        $479
  213        N/A        N/A         N/A         N/A       N/A          N/A         18        $945
  216        N/A        N/A         N/A          8        $381        $395         34        $434
  217        N/A        N/A         N/A          1       $2,667      $2,667       N/A         N/A
  220        N/A        N/A         N/A         N/A       N/A          N/A         12        $524
  222         6         $913       $1,000        4       $1,163      $1,400       N/A         N/A
  223        12        $1,469      $1,550       29       $1,678      $2,000       N/A         N/A
  226         2        $1,100      $1,100       34       $1,124      $1,450        6        $1,498
  227        N/A        N/A         N/A         N/A       N/A          N/A         5        $3,780
  228        N/A        N/A         N/A          2        $900        $900         9        $1,533

          SUBJECT     SUBJECT     SUBJECT     SUBJECT     SUBJECT     SUBJECT       SUBJECT
           2 BR        3 BR         3 BR        3 BR       4 BR         4 BR         4 BR
   #     MAX. RENT     UNITS     AVG. RENT   MAX. RENT     UNITS     AVG. RENT     MAX. RENT
   -     ---------     -----     ---------   ---------     -----     ---------     ---------

  12       $815         N/A         N/A         N/A         N/A         N/A           N/A
  16      $1,065        24         $1,190      $1,240       N/A         N/A           N/A
  19      $1,381        21         $1,381      $1,785       N/A         N/A           N/A
  22       $775         N/A         N/A         N/A         N/A         N/A           N/A
  24      $1,300        15         $1,400      $1,400       N/A         N/A           N/A
  25       $999         36          $888       $1,105       N/A         N/A           N/A
  31      $1,190        76         $1,275      $1,340       N/A         N/A           N/A
  32       $794         48          $899        $961        N/A         N/A           N/A
  36      $1,065        24         $1,251      $1,350       N/A         N/A           N/A
  37      $1,075        26         $1,197      $1,275       N/A         N/A           N/A
  39       $840         30         $1,010      $1,085       N/A         N/A           N/A
  44       $750         60          $756        $850        16          $838         $880
  46       $820         N/A         N/A         N/A         156        $1,166       $1,280
  48      $1,155        62         $1,314      $1,594       N/A         N/A           N/A
  53       $815         N/A         N/A         N/A         N/A         N/A           N/A
  56      $1,250        N/A         N/A         N/A         54         $1,821       $2,130
  58       $750         12          $850        $850        N/A         N/A           N/A
  59       $780         N/A         N/A         N/A         N/A         N/A           N/A
  61      $2,400        N/A         N/A         N/A         N/A         N/A           N/A
  62       $836         N/A         N/A         N/A         N/A         N/A           N/A
  63       $975         N/A         N/A         N/A         N/A         N/A           N/A
  66       $681         N/A         N/A         N/A         N/A         N/A           N/A
  68      $1,250         8         $1,404      $1,495       N/A         N/A           N/A
  70       $803         88          $721        $895        N/A         N/A           N/A
  71       $695         24          $800        $960        N/A         N/A           N/A
  75      $2,475        N/A         N/A         N/A         N/A         N/A           N/A
  76       $749         N/A         N/A         N/A         N/A         N/A           N/A
  78       $694         60          $744        $867        N/A         N/A           N/A
  83       $630         N/A         N/A         N/A         N/A         N/A           N/A
  84      $1,040        18          $978       $1,075       12         $1,198       $1,380
  88      $1,350         3         $1,617      $1,700        2         $2,095       $2,095
  92       $995         N/A         N/A         N/A         N/A         N/A           N/A
  95       $730         N/A         N/A         N/A         N/A         N/A           N/A
  96       $652         N/A         N/A         N/A         N/A         N/A           N/A
  98       $709         N/A         N/A         N/A         N/A         N/A           N/A
  100      $655         N/A         N/A         N/A         N/A         N/A           N/A
  102      $607         40          $671        $671        20          $745         $745
  107     $3,825         3         $4,542      $4,950       N/A         N/A           N/A
  108     $3,825         3         $4,542      $4,950       N/A         N/A           N/A
  110     $2,100        N/A         N/A         N/A         N/A         N/A           N/A
  111     $1,250        N/A         N/A         N/A         N/A         N/A           N/A
 118a       N/A         N/A         N/A         N/A         N/A         N/A           N/A
 118b       N/A         N/A         N/A         N/A         N/A         N/A           N/A
 118c       N/A         N/A         N/A         N/A         N/A         N/A           N/A
  120      $689         N/A         N/A         N/A         N/A         N/A           N/A
  126     $2,885         2         $3,300      $3,300       N/A         N/A           N/A
  127      $530         16          $710        $710        N/A         N/A           N/A
  131     $1,050        N/A         N/A         N/A         N/A         N/A           N/A
  138      $720         N/A         N/A         N/A         N/A         N/A           N/A
  139      $925         N/A         N/A         N/A         N/A         N/A           N/A
  148      $895         N/A         N/A         N/A         N/A         N/A           N/A
  156      $578         36          $673        $673        N/A         N/A           N/A
  157      $590         N/A         N/A         N/A         N/A         N/A           N/A
  162      $600         10          $653        $720        N/A         N/A           N/A
  167      $630          4          $700        $710        N/A         N/A           N/A
  169      $875         N/A         N/A         N/A         N/A         N/A           N/A
  170      $597         18          $693        $693        N/A         N/A           N/A
  172      $615         N/A         N/A         N/A         N/A         N/A           N/A
  179      $460         N/A         N/A         N/A         N/A         N/A           N/A
  183      $700         N/A         N/A         N/A         N/A         N/A           N/A
  185      $700         N/A         N/A         N/A         N/A         N/A           N/A
  189      $635         N/A         N/A         N/A         N/A         N/A           N/A
  193      $730         N/A         N/A         N/A         N/A         N/A           N/A
  197       N/A         N/A         N/A         N/A         N/A         N/A           N/A
  198      $925         N/A         N/A         N/A         N/A         N/A           N/A
  201      $533         20          $620        $627        N/A         N/A           N/A
  202     $1,050        N/A         N/A         N/A         N/A         N/A           N/A
  203      $550         N/A         N/A         N/A         N/A         N/A           N/A
  207      $635         16          $738        $738        N/A         N/A           N/A
  209      $600         N/A         N/A         N/A         N/A         N/A           N/A
  210      $675         10          $795        $825        N/A         N/A           N/A
  211      $479         30          $591        $591        N/A         N/A           N/A
  213      $945         N/A         N/A         N/A         N/A         N/A           N/A
  216      $450         N/A         N/A         N/A         N/A         N/A           N/A
  217       N/A         N/A         N/A         N/A         N/A         N/A           N/A
  220      $525         12          $600        $600        N/A         N/A           N/A
  222       N/A         N/A         N/A         N/A         N/A         N/A           N/A
  223       N/A         N/A         N/A         N/A         N/A         N/A           N/A
  226     $1,800        N/A         N/A         N/A         N/A         N/A           N/A
  227     $3,900         6         $5,796      $6,967        1         $8,333       $8,333
  228     $1,650         6         $1,650      $1,650       N/A         N/A           N/A

                     RECURRING RESERVE CAP INFORMATION

                                                                                                    CONTRACTUAL         CONTRACTUAL
                                                                                CUT-OFF DATE         RECURRING           RECURRING
                       LOAN                                                       PRINCIPAL         REPLACEMENT         REPLACEMENT
   #      CROSSED      GROUP    LOAN NAME                                        BALANCE (1)          RESERVE           RESERVE CAP
   -      -------      -----    ---------                                        -----------          -------           -----------

   5         A           1      BECO Park at Forbes Center  - BRIT I             $ 30,947,673         $86,400            $259,000
   6         A           1      BECO Park at Forbes Center - BRIT III             17,228,601          $38,678            $116,000
   7         A           1      BECO Park at Forbes Center - BRIT II               3,669,054          $9,560              $28,686
   8                     1      Orangefair Marketplace Shopping Center            35,925,742          $30,150            $120,600
  12                     2      River Road Apartments                             26,500,000         $197,910            $293,600
  13         B           1      Valwood Building 37                                7,040,000          $5,053              $53,000
  14         B           1      Valwood Industrial Portfolio                      17,560,000          $12,603             $53,000
  16                     2      Villas at D'Andrea                                19,178,905          $51,200            $102,400
  18                     1      71-77 Summer Street and 184 High Street           19,000,000          $22,912               N/A
  20                     1      Dekalb County Shopping Center                     17,980,112          $23,347             $70,041
  21                     1      Greendale Centre Shopping Center                  17,350,000          $15,438             $30,687
  22                     1      Spinnaker Court Apartments                        17,250,000         $146,850            $213,600
  27                     1      Vallejo Plaza                                     16,181,830          $36,136               N/A
  29                     1      Clifty Crossing                                   15,334,034          $25,395             $76,185
  30                     1      Promenade Shopping Center                         15,000,000          $23,701               N/A
  31                     2      Sanctuary of Woodshire                            15,000,000          $45,504            $136,000
  36                     2      Parkside Apartments                               14,120,000          $48,000             $96,000
  38                     1      Brettwood Village                                 12,451,872          $18,600               N/A
  40                     1      Bowles Avenue Marketplace                         11,965,918            $0                  N/A
  42                     1      Stevens Creek Office Center                       11,556,000          $26,927             $80,781
  43                     1      Valley North Center                               11,525,000          $37,716            $113,136
  50                     1      Perimeter Center                                  10,000,000            $0                  N/A
  51                     1      Warner View Corporate Center                       9,989,540          $12,216             $24,432
  55                     1      Greenbrier Plaza                                   9,055,561          $15,080               N/A
  57                     1      Sorrento Research Facility                         8,790,161          $11,784             $35,352
  59                     2      Meridian Court South Apartments                    8,400,000          $88,740            $116,000
  60                     1      Riggs Plaza Shopping Center                        7,977,929          $7,992                N/A
  62                     2      Windsor Place Apartments                           7,800,000          $39,000             $78,000
  63                     2      Ridge View Apartments                              7,700,000          $30,000             $90,000
  66                     2      Countryside Village Apartments                     7,500,000          $76,008             $76,000
  73                     1      1221 Post Road East                                6,480,136          $7,054                N/A
  77                     1      Dublin Sawmill Center                              6,200,000            $0                  N/A
  80                     1      North Eastwood Shopping Center                     6,086,813          $20,306             $81,226
  85                     1      Emerald Coast Centre                               5,661,586          $9,056              $18,112
  88                     2      Rugby McIntyre Apartments                          5,084,447          $19,000             $28,500
  91                     1      Black Mountain Center                              4,974,701          $6,055                N/A
  93                     1      Natividad Office Complex                           4,800,000          $9,288                N/A
  94                     1      Floral Park Promenade                              4,743,657          $8,376              $25,128
  97                     1      2150 Point Blvd                                    4,455,136            $0                  N/A
  98                     2      Kimberly Court Apartments                          4,450,000          $57,230             $77,600
  101                    1      Kerrville Junction Shopping Center                 4,287,762            $0                  N/A
  105                    1      Annapolis Technology Park-In Line                  3,982,449          $1,625              $4,000
  109                    1      Wilshire Westgate Shopping Center                  3,922,630          $11,076               N/A
  112                    1      Renaissance Park I                                 3,650,000            $0                  N/A
  115                    1      17001 Science Drive                                3,586,827          $4,567              $13,700
  117                    1      Colonial Court                                     3,540,000          $3,255                N/A
  122                    1      Timberstone Center                                 3,390,013          $5,328              $10,650
  123                    1      Lake Brandon Shopping Center                       3,387,363            $0                  N/A
  126                    1      Weinecke Court                                     3,296,158          $4,092                N/A
  128                    1      Areis Building                                     3,212,474            $0                  N/A
  129                    1      Yarmouth Crossing Retail Center                    3,200,000          $3,036                N/A
  130                    1      San Dimas Town Center                              3,200,000          $3,876              $11,628
  132                    1      16 Greenmeadow Drive                             $ 3,187,489 $ 3      $6,352   9          $15,876
  133                    1      Lakeside Center at Maryland Farms                  3,181,384            $0                  N/A
  135                    1      Hunter's Retreat Professional Center               3,030,000          $4,968                N/A
  137                    1      Shawnee Shopping Center                            2,996,956          $5,346              $26,730
  141                    1      6401-6407 Van Nuys Blvd.                           2,916,282            $0                  N/A
  143                    1      La Guardia Self Storage                            2,894,234          $6,816              $20,000
  146                    1      Mountain Village                                   2,744,972            $0                  N/A
  147                    1      Ft. Dodge Shopping Center                          2,715,000          $5,055              $25,275
  148                    2      Shaker Hall Apartments                             2,700,000          $25,500             $76,500
  159                    1      Spring Plaza Retail Center                         2,342,055            $0                  N/A
  160                    1      Lakefront Professional Building                    2,290,619            $0                  N/A
  161                    1      170-180 West Westfield Avenue                      2,226,133            $0                  N/A
  171                    1      Berry Hill Shopping Center                         1,838,401            $0                  N/A
  172                    2      Williamsville Village Apartments                   1,800,000          $13,500             $27,000
  173                    1      Market Square Retail Center                        1,796,775            $0                  N/A
  178                    1      Saddleview Office Park                             1,739,551          $2,400                N/A
  186                    1      310 & 320 Ed Wright Lane                           1,594,415            $0                  N/A
  190                    1      Reseda Retail Property                             1,495,978            $0                  N/A
  197                    2      Kenny Road Apartments                              1,395,775          $12,250             $36,750
  206                    1      McDonald Avenue                                    1,213,695            $0                  N/A
  209                    2      Holiday Meadows Apartments                         1,096,632          $10,250             $10,250
  212                    1      Dollar Tree Plaza                                  1,050,000            $0                  N/A
  218                    1      Village Tower Office Building                       945,273           $2,369                N/A

(A)  THE UNDERLYING MORTGAGE LOANS SECURED BY BECO PARK AT FORBES CENTER - BRIT
     I, BECO PARK AT FORBES CENTER - BRIT II AND BECO PARK AT FORBES CENTER -
     BRIT III ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.
(B)  THE UNDERLYING MORTGAGE LOANS SECURED BY VALWOOD BUILDING 37 AND VALWOOD
     INDUSTRIAL PORTFOLIO ARE CROSS-DEFAULTED AND CROSS-COLLATERALIZED.

(1)  BASED ON A CUT-OFF DATE IN DECEMBER 2004.

           CONTRACTUAL          CONTRACTUAL
            RECURRING            RECURRING                                     CONTRACTUAL                CONTRACTUAL
             LC & TI              LC & TI          CONTRACTUAL                OTHER RESERVE              OTHER RESERVE
   #         RESERVE            RESERVE CAP       OTHER RESERVE                DESCRIPTION                    CAP
   -         -------            -----------       -------------                -----------                    ---

   5         $174,000             $435,000              $0                         N/A                        N/A
   6         $97,200              $240,000              $0                         N/A                        N/A
   7         $27,600              $75,000               $0                         N/A                        N/A
   8         $50,000              $200,000              $0                         N/A                        N/A
  12            $0                  N/A                 $0                         N/A                        N/A
  13            $0                  N/A                 $0                         N/A                        N/A
  14         $100,000             $637,000              $0                         N/A                        N/A
  16            $0                  N/A                 $0                         N/A                        N/A
  18         $136,799             $300,000              $0                         N/A                        N/A
  20         $50,000              $200,000              $0                         N/A                        N/A
  21         $50,000              $100,000              $0                         N/A                        N/A
  22            $0                  N/A                 $0                         N/A                        N/A
  27         $120,000             $300,000              $0                         N/A                        N/A
  29            $0                  N/A                 $0                         N/A                        N/A
  30         $70,000              $300,000              $0                         N/A                        N/A
  31            $0                  N/A                 $0                         N/A                        N/A
  36            $0                  N/A                 $0                         N/A                        N/A
  38         $93,000              $150,000              $0                         N/A                        N/A
  40         $84,000              $200,000              $0                         N/A                        N/A
  42         $198,423             $595,269              $0                         N/A                        N/A
  43            $0                  N/A                 $0                         N/A                        N/A
  50         $15,000              $50,000               $0                         N/A                        N/A
  51         $40,008              $200,000              $0                         N/A                        N/A
  55         $100,536             $200,000              $0                         N/A                        N/A
  57         $90,000              $475,000              $0                         N/A                        N/A
  59            $0                  N/A                 $0                         N/A                        N/A
  60         $30,000              $400,000              $0                         N/A                        N/A
  62            $0                  N/A                 $0                         N/A                        N/A
  63            $0                  N/A                 $0                         N/A                        N/A
  66            $0                  N/A                 $0                         N/A                        N/A
  73         $35,004              $175,000              $0                         N/A                        N/A
  77         $35,000              $70,000               $0                         N/A                        N/A
  80         $35,000              $105,000              $0                         N/A                        N/A
  85         $25,462              $95,000               $0                         N/A                        N/A
  88            $0                  N/A                 $0                         N/A                        N/A
  91         $40,365              $40,365               $0                         N/A                        N/A
  93         $21,996              $110,000              $0                         N/A                        N/A
  94         $28,000              $84,000               $0                         N/A                        N/A
  97         $34,655              $200,000              $0                         N/A                        N/A
  98            $0                  N/A                 $0                         N/A                        N/A
  101        $18,240              $45,000               $0                         N/A                        N/A
  105        $10,000              $20,000               $0                         N/A                        N/A
  109        $26,580              $350,000              $0                         N/A                        N/A
  112        $30,000              $60,000               $0                         N/A                        N/A
  115        $25,000              $91,350               $0                         N/A                        N/A
  117        $15,000              $135,000              $0                         N/A                        N/A
  122        $34,116              $54,000               $0                         N/A                        N/A
  123        $15,000              $60,000               $0                         N/A                        N/A
  126         $7,128              $60,000               $0                         N/A                        N/A
  128        $28,660              $110,000              $0                         N/A                        N/A
  129        $15,144              $45,000               $0                         N/A                        N/A
  130        $24,000              $72,000               $0                         N/A                        N/A
  132        $25,000              $125,000              $0                         N/A                        N/A
  133        $10,008              $50,000               $0                         N/A                        N/A
  135        $26,016              $130,000              $0                         N/A                        N/A
  137        $24,948              $124,740              $0                         N/A                        N/A
  141         $8,820              $36,000               $0                         N/A                        N/A
  143           $0                  N/A                 $0                         N/A                        N/A
  146         $8,786              $75,000               $0                         N/A                        N/A
  147        $23,590              $117,950              $0                         N/A                        N/A
  148           $0                  N/A                 $0                         N/A                        N/A
  159         $8,750              $35,000              $833               Lease Holdback Reserve            $40,000
  160        $33,500              $100,000              $0                         N/A                        N/A
  161        $12,000              $40,000             $1,000              Lease Holdback Reserve            $20,000
  171        $15,000              $50,000               $0                         N/A                        N/A
  172           $0                  N/A                 $0                         N/A                        N/A
  173         $5,000              $20,000               $0                         N/A                        N/A
  178        $18,000              $50,000               $0                         N/A                        N/A
  186        $19,000              $70,000               $0                         N/A                        N/A
  190        $25,000              $50,000               $0                         N/A                        N/A
  197           $0                  N/A                 $0                         N/A                        N/A
  206        $15,000              $40,000               $0                         N/A                        N/A
  209           $0                  N/A                 $0                         N/A                        N/A
  212         $7,500              $100,000              $0                         N/A                        N/A
  218        $12,000              $36,000               $0                         N/A                        N/A

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                            Large Loan Concentrations

                        Underlying Mortgage Loan Sellers

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-Off Date Loan-to-Value Ratios

                    Mortgaged Real Estate Properties by State

                     Underlying Mortgage Loans by Loan Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile

           Underlying Mortgaged Real Properties by Ownership Interest

Note 1: The above-referenced tables in this Exhibit A-2 are presented in respect of each of the Mortgage Pool, Loan Group No. 1 and Loan Group No. 2.

                                     A-2-1

                            LARGE LOAN CONCENTRATIONS

                                                PERCENTAGE OF        WEIGHTED
                                                   INITIAL            AVERAGE                        WEIGHTED
                             CUT-OFF DATE          MORTGAGE           MORTGAGE         WEIGHTED       AVERAGE
                               PRINCIPAL             POOL            INTEREST           AVERAGE    CUT-OFF DATE
   CONCENTRATION (1)          BALANCE (2)          BALANCE             RATE            U/W DSCR    LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------

         Top 1              $   320,000,000         17.1%             5.7670%            1.19x         70.3%
         Top 3                  449,000,000         24.1%             5.6909%            1.24          71.4%
         Top 5                  554,545,328         29.7%             5.5778%            1.33          71.2%
         Top 7                  619,971,070         33.2%             5.5643%            1.34          72.2%
         Top 10                 701,971,070         37.6%             5.5668%            1.34          72.6%
                         -----------------------------------------------------------------------------------------
      ENTIRE POOL           $ 1,866,844,179        100.0%             5.5860%            1.43x         71.9%
                         =========================================================================================

(1)  FOR PRESENTATION PURPOSES, THE $30,947,673 BECO PARK AT FORBES CENTER -
     BRIT I, $3,669,054 BECO PARK AT FORBES CENTER BRIT II AND $17,228,601 BECO
     PARK AT FORBES CENTER - BRIT III MORTGAGE LOANS, WHICH ARE
     CROSS-COLLATERALIZED AND CROSS-DEFAULTED, ARE SHOWN AS ONE LOAN.

(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                     PERCENTAGE
                                                                         OF         WEIGHTED
                                          NUMBER OF                    INITIAL      AVERAGE                 WEIGHTED
                                         UNDERLYING  CUT-OFF DATE     MORTGAGE      MORTGAGE    WEIGHTED    AVERAGE
                                          MORTGAGE     PRINCIPAL        POOL        INTEREST     AVERAGE  CUT-OFF DATE
MORTGAGE LOAN SELLER                       LOANS      BALANCE (1)      BALANCE       RATE       U/W DSCR   LTV RATIO(1)
------------------------------------------------------------------------------------------------------------------------

Column Financial, Inc.                      142     $  892,921,254        47.8%       5.6223%      1.48x        71.7%
LaSalle Bank National Association            60        372,034,229        19.9%       5.3513%      1.61         69.5%

Column Financial, Inc. and Lehman Brothers    1        320,000,000        17.1%       5.7670%      1.19         70.3%
Holdings Inc. (2)
KeyBank National Association                 25        281,888,696        15.1%       5.5751%      1.32         77.9%
                                          ------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     228     $1,866,844,179       100.0%       5.5860%      1.43x        71.9%
                                          ==============================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.
(2) THE TIME WARNER RETAIL MORTGAGE LOAN WAS CO-ORIGINATED BY COLUMN FINANCIAL,
    INC. AND LEHMAN BROTHERS BANK, FSB.

                             MORTGAGE INTEREST RATES

                                                          PERCENTAGE
                                                              OF       WEIGHTED
                               NUMBER OF                    INITIAL    AVERAGE                 WEIGHTED
                              UNDERLYING  CUT-OFF DATE     MORTGAGE    MORTGAGE    WEIGHTED    AVERAGE
RANGE OF                       MORTGAGE     PRINCIPAL        POOL      INTEREST     AVERAGE  CUT-OFF DATE
MORTGAGE INTEREST RATES         LOANS      BALANCE (1)      BALANCE     RATE       U/W DSCR    LTV RATIO(1)
-----------------------------------------------------------------------------------------------------------

4.4000% - 5.0000%                4      $   82,158,821       4.4%      4.5623%      1.98x        67.2%
5.0001% - 5.2500%               17         136,832,530       7.3%      5.1595%      1.71         65.3%
5.2501% - 5.5000%               50         546,592,855      29.3%      5.4001%      1.41         74.8%
5.5001% - 5.7500%               58         344,527,057      18.5%      5.6143%      1.38         73.3%
5.7501% - 6.0000%               45         611,768,144      32.8%      5.8082%      1.29         71.9%
6.0001% - 6.2500%               28          88,905,159       4.8%      6.1118%      1.42         72.5%
6.2501% - 6.5000%               12          38,171,959       2.0%      6.3140%      1.45         67.6%
6.5001% - 6.7500%                4           8,043,195       0.4%      6.6445%      1.61         63.5%
6.7501% - 8.9800%               10           9,844,460       0.5%      7.1439%      5.39         23.1%
                             ------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        228      $1,866,844,179     100.0%      5.5860%      1.43x        71.9%
                             ==============================================================================

MAXIMUM MORTGAGE INTEREST RATE:    8.9800%
MINIMUM MORTGAGE INTEREST RATE:    4.4000%
WTD. AVG. MORTGAGE INTEREST RATE:  5.5860%

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                     PERCENTAGE
                                                         OF       WEIGHTED
                          NUMBER OF                    INITIAL    AVERAGE                 WEIGHTED
                         UNDERLYING  CUT-OFF DATE     MORTGAGE    MORTGAGE    WEIGHTED    AVERAGE
RANGE OF CUT-OFF DATE     MORTGAGE     PRINCIPAL        POOL      INTEREST     AVERAGE  CUT-OFF DATE
PRINCIPAL BALANCES (1)     LOANS      BALANCE (1)      BALANCE     RATE       U/W DSCR   LTV RATIO(1)
------------------------------------------------------------------------------------------------------

  $413,262 -    750,000     6      $    3,460,986         0.2%      7.5591%      4.32x     36.0%
   750,001 -  1,000,000     9           8,179,452         0.4%      6.1773%      2.17      62.1%
 1,000,001 -  1,250,000     9          10,160,448         0.5%      5.9247%      1.53      61.0%
 1,250,001 -  1,500,000    18          25,218,631         1.4%      5.9952%      1.90      63.2%
 1,500,001 -  2,000,000    22          38,898,293         2.1%      5.8112%      1.60      68.3%
 2,000,001 -  2,500,000    14          32,322,018         1.7%      5.9341%      1.92      65.8%
 2,500,001 -  3,000,000    17          48,079,108         2.6%      5.7281%      1.57      67.2%
 3,000,001 -  3,500,000    18          59,165,381         3.2%      5.6351%      1.48      70.2%
 3,500,001 -  4,000,000    12          44,795,581         2.4%      5.6389%      1.68      67.8%
 4,000,001 -  4,500,000     9          38,811,511         2.1%      5.8044%      1.36      71.8%
 4,500,001 -  5,000,000     6          29,084,999         1.6%      5.8709%      1.41      70.2%
 5,000,001 -  6,000,000     8          43,923,563         2.4%      5.6510%      1.33      74.7%
 6,000,001 -  7,000,000    10          63,013,875         3.4%      5.6583%      1.52      70.8%
 7,000,001 -  8,000,000    13          97,426,026         5.2%      5.5348%      1.44      71.4%
 8,000,001 -  9,000,000     4          34,880,180         1.9%      5.5461%      1.38      74.6%
 9,000,001 - 10,000,000     6          56,946,813         3.1%      5.5816%      1.41      78.0%
10,000,001 - 12,500,000    12         135,048,991         7.2%      5.5005%      1.49      71.4%
12,500,001 - 15,000,000     8         116,570,273         6.2%      5.5721%      1.32      72.4%
15,000,001 - 17,500,000    10         166,415,619         8.9%      5.3941%      1.56      73.0%
17,500,001 - 20,000,000     6         111,869,017         6.0%      5.5047%      1.29      76.3%
20,000,001 - 25,000,000     1          21,500,000         1.2%      5.4200%      1.34      74.1%
25,000,001 - 30,000,000     4         111,500,000         6.0%      5.5498%      1.42      74.1%
30,000,001 - 50,000,000     2          66,873,414         3.6%      5.5981%      1.26      83.6%
50,000,001 - 77,500,000     3         182,700,000         9.8%      5.1918%      1.59      70.9%
77,500,001 -$320,000,00     1         320,000,000        17.1%      5.7670%      1.19      70.3%
                         ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   228      $1,866,844,179       100.0%      5.5860%      1.43x     71.9%
                         ============================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):    $320,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):    $413,262
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):    $8,187,913

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                      PERCENTAGE
                                                          OF       WEIGHTED
                           NUMBER OF                    INITIAL    AVERAGE                 WEIGHTED
     RANGE OF             UNDERLYING  CUT-OFF DATE     MORTGAGE    MORTGAGE    WEIGHTED    AVERAGE
ORIGINAL AMORTIZATION      MORTGAGE     PRINCIPAL        POOL      INTEREST     AVERAGE  CUT-OFF DATE
 TERMS (MONTHS) (1)         LOANS      BALANCE (2)      BALANCE     RATE       U/W DSCR   LTV RATIO(2)
--------------------------------------------------------------------------------------------------------

   Interest Only             8      $  173,602,300       9.3%     5.2826%      1.78x       69.1%
     240 - 300              41         107,406,086       5.8%     6.0684%      1.82        62.3%
     301 - 360             179       1,585,835,794      84.9%     5.5865%      1.37        72.9%
                         -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    228      $1,866,844,179     100.0%     5.5860%      1.43x       71.9%
                         ===============================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS)(3):       360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS)(3):       240
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS)(3):     354

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
    THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN DECEMBER 2004.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL
    ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY(1)

                                                               PERCENTAGE
                                                                   OF       WEIGHTED
                                  NUMBER OF                      INITIAL    AVERAGE                 WEIGHTED
         RANGE OF                UNDERLYING    CUT-OFF DATE     MORTGAGE    MORTGAGE    WEIGHTED    AVERAGE
      ORIGINAL TERMS              MORTGAGE       PRINCIPAL        POOL      INTEREST     AVERAGE  CUT-OFF DATE
TO STATED MATURITY (MONTHS)(1)     LOANS        BALANCE (2)      BALANCE     RATE       U/W DSCR   LTV RATIO(2)
----------------------------------------------------------------------------------------------------------------

60  -  84                            33       $  427,789,346      22.9%      5.2646%     1.62x       70.8%
85  - 120                           172        1,327,264,091      71.1%      5.6788%     1.35        72.5%
121 - 300                            23          111,790,743       6.0%      5.7135%     1.66        69.8%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             228       $1,866,844,179     100.0%      5.5860%     1.43x       71.9%
                                 ===============================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)  (1):         300
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS)  (1):          60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS)(1):         110

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
    THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                       REMAINING AMORTIZATION TERMS(1, 2)

                                                      PERCENTAGE
                                                          OF       WEIGHTED
                           NUMBER OF                    INITIAL    AVERAGE                 WEIGHTED
       RANGE OF           UNDERLYING  CUT-OFF DATE     MORTGAGE    MORTGAGE    WEIGHTED    AVERAGE
REMAINING AMORTIZATION     MORTGAGE     PRINCIPAL        POOL      INTEREST     AVERAGE  CUT-OFF DATE
TERMS (MONTHS) (1, 2)       LOANS      BALANCE (2)      BALANCE     RATE       U/W DSCR   LTV RATIO(2)
--------------------------------------------------------------------------------------------------------

Interest Only                   8    $  173,602,300       9.3%      5.2826%      1.78x       69.1%
 150 - 240                     18        32,527,118       1.7%      6.2492%      2.44        49.4%
 241 - 300                     24        76,396,278       4.1%      6.0004%      1.54        67.8%
 301 - 355                     23       117,826,978       6.3%      5.7549%      1.43        70.0%
 356 - 360                    155     1,466,491,505      78.6%      5.5720%      1.36        73.2%
                         --------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       228    $1,866,844,179     100.0%      5.5860%      1.43x       71.9%
                         ================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS)(2, 3):      360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS)(2, 3):      150
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS)(2, 3):    353

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
    THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2) BASED ON A CUT-OFF DATE IN DECEMBER 2004.
(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL
    ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                       PERCENTAGE
                                                           OF       WEIGHTED
     RANGE OF               NUMBER OF                    INITIAL    AVERAGE                 WEIGHTED
  REMAINING TERMS          UNDERLYING  CUT-OFF DATE     MORTGAGE    MORTGAGE    WEIGHTED    AVERAGE
TO STATED MATURITY          MORTGAGE     PRINCIPAL        POOL      INTEREST     AVERAGE  CUT-OFF DATE
  (MONTHS) (1,2)             LOANS      BALANCE (2)      BALANCE     RATE       U/W DSCR   LTV RATIO(2)
--------------------------------------------------------------------------------------------------------

47  -  60                      21      $  278,545,880     14.9%      5.1349%      1.77x        68.6%
61  -  84                      13         150,760,776      8.1%      5.5170%      1.34         74.8%
85  - 115                      25         132,184,623      7.1%      5.8015%      1.48         68.0%
116 - 127                     156       1,278,830,126     68.5%      5.6509%      1.34         73.2%
128 - 260                      13          26,522,776      1.4%      6.5120%      2.55         50.7%
                         -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       228      $1,866,844,179    100.0%      5.5860%      1.43x        71.9%
                         ===============================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS)(1, 2):    260
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS)(1, 2):     47
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS)(1, 2):  108

(1)  IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
     THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
(2)  BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                           YEARS BUILT/YEARS RENOVATED

                                                                         WEIGHTED
                        NUMBER OF                     PERCENTAGE OF      AVERAGE                    WEIGHTED
                        MORTGAGED     CUT-OFF DATE        INITIAL        MORTGAGE      WEIGHTED     AVERAGE
RANGE OF YEARS            REAL          PRINCIPAL     MORTGAGE POOL      INTEREST       AVERAGE   CUT-OFF DATE
BUILT/RENOVATED(1)      PROPERTIES      BALANCE (2)       BALANCE           RATE       U/W DSCR   LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------

1950 - 1975                20        $   62,442,210        3.3%           5.6792%        1.48x        72.4%
1976 - 1985                22           124,649,393        6.7%           5.7562%        1.38         75.3%
1986 - 1995                34           236,592,687       12.7%           5.5847%        1.45         72.6%
1996 - 2000                46           289,870,752       15.5%           5.5219%        1.57         69.8%
2001 - 2004               112         1,153,289,137       61.8%           5.5789%        1.40         72.0%
                         --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   234        $1,866,844,179      100.0%           5.5860%        1.43x        71.9%
                         ======================================================================================

MOST RECENT YEAR BUILT/RENOVATED: 2004
OLDEST YEAR BUILT/RENOVATED       1950
WTD. AVG. YEAR BUILT/RENOVATED:   1998

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR
    RENOVATED OF THE MORTGAGED REAL PROPERTIES.
(2) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                  WEIGHTED
                                  NUMBER OF                     PERCENTAGE OF     AVERAGE                  WEIGHTED
                                  MORTGAGED      CUT-OFF DATE      INITIAL        MORTGAGE     WEIGHTED     AVERAGE
       RANGE OF                     REAL          PRINCIPAL     MORTGAGE POOL     INTEREST     AVERAGE    CUT-OFF DATE
OCCUPANCY RATES AT U/W (1)        PROPERTIES     BALANCE (2)       BALANCE          RATE       U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------

54% - 75%                              6        $   28,356,847       1.5%          5.6480%       1.37x       74.7%
76% - 85%                             11            73,104,942       4.0%          5.7304%       1.38        76.3%
86% - 90%                             28           197,879,070      10.8%          5.5270%       1.36        74.3%
91% - 93%                             29           251,341,813      13.7%          5.5659%       1.37        75.8%
94% - 95%                             27           538,740,710      29.4%          5.6705%       1.27        71.6%
96% - 97%                             18           146,078,819       8.0%          5.1704%       1.70        68.2%
98% - 100%                           103           594,672,449      32.5%          5.5696%       1.49        71.3%
                                   ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              222        $1,830,174,651     100.0%          5.5700%       1.41x       72.4%
                                   ====================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):   100%
MINIMUM OCCUPANCY RATE AT U/W (1):    54%
WTD. AVG. OCCUPANCY RATE AT U/W (1):  94%

(1) DOES NOT INCLUDE HOSPITALITY OR RESIDENTIAL COOPERATIVE PROPERTIES.
(2) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                 WEIGHTED
                              NUMBER OF                          PERCENTAGE OF   AVERAGE                  WEIGHTED
                              UNDERLYING         CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED       AVERAGE
         RANGE OF              MORTGAGE           PRINCIPAL      MORTGAGE POOL   INTEREST   AVERAGE     CUT-OFF DATE
         U/W DSCRS              LOANS              BALANCE (1)      BALANCE        RATE     U/W DSCR    LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------

1.15x - 1.20                        5          $  346,713,300        18.6%        5.7475%    1.19x          70.9%
1.21 - 1.25                        19             182,451,788         9.8%        5.5403%    1.23           79.6%
1.26 - 1.30                        26             338,114,258        18.1%        5.6760%    1.29           76.0%
1.31 - 1.35                        43             284,755,061        15.3%        5.5578%    1.33           75.5%
1.36 - 1.40                        26             108,252,754         5.8%        5.6505%    1.38           72.8%
1.41 - 1.45                        21             105,702,401         5.7%        5.6037%    1.43           70.7%
1.46 - 1.50                        12              85,351,401         4.6%        5.5232%    1.48           75.2%
1.51 - 1.55                        11              48,441,044         2.6%        5.4500%    1.52           69.1%
1.56 - 1.75                        29             201,101,921        10.8%        5.5524%    1.63           68.8%
1.76 - 1.95                        12              43,711,543         2.3%        5.7748%    1.81           59.9%
1.96 - 2.00                         3               6,693,770         0.4%        5.2320%    1.99           65.2%
2.01 - 11.30x                      21             115,554,939         6.2%        5.0144%    2.63           52.1%
                               --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           228          $1,866,844,179       100.0%        5.5860%    1.43x          71.9%
                               ======================================================================================

MAXIMUM U/W DSCR:               11.30x
MINIMUM U/W DSCR:               1.15x
WTD. AVG. U/W DSCR:             1.43x

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                 WEIGHTED
                                NUMBER OF                     PERCENTAGE OF       AVERAGE                  WEIGHTED
                                UNDERLYING     CUT-OFF DATE      INITIAL         MORTGAGE   WEIGHTED       AVERAGE
RANGE OF CUT-OFF DATE           MORTGAGE         PRINCIPAL    MORTGAGE POOL      INTEREST    AVERAGE     CUT-OFF DATE
LOAN-TO-VALUE RATIOS (1)          LOANS         BALANCE (1)      BALANCE           RATE     U/W DSCR     LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------

 6.5% - 40.0%                       11          $ 18,283,438       1.0%           6.3206%     4.13x          26.4%
40.0% - 50.0%                       13            41,553,756       2.2%           5.3352%     2.56           45.0%
50.0% - 60.0%                       20            97,012,047       5.2%           5.6518%     1.67           56.4%
60.0% - 65.0%                       17           126,294,263       6.8%           5.1251%     1.78           63.2%
65.0% - 70.0%                       23           130,727,709       7.0%           5.6313%     1.50           68.2%
70.0% - 74.5%                       41           664,865,389      35.6%           5.6831%     1.28           71.6%
74.5% - 75.0%                       10            34,771,127       1.9%           5.7773%     1.43           74.9%
75.0% - 77.0%                       20           157,911,892       8.5%           5.4982%     1.39           75.7%
77.0% - 77.5%                        6            32,577,136       1.7%           5.2581%     1.36           77.3%
77.5% - 78.5%                       16           176,918,995       9.5%           5.5944%     1.29           77.9%
78.5% - 79.0%                       14            85,567,722       4.6%           5.4639%     1.47           78.8%
79.0% - 80.0%                       32           236,135,507      12.6%           5.6193%     1.33           79.8%
80.0% - 85.0%                        3            12,965,422       0.7%           5.5356%     1.32           80.5%
85.0% - 88.7%                        2            51,259,776       2.7%           5.5457%     1.23           88.1%
                                --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            228        $1,866,844,179     100.0%           5.5860%     1.43x          71.9%
                                ======================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1): 88.7%
MINIMUM CUT-OFF DATE LTV RATIO (1): 6.5%
WTD. AVG. CUT-OFF DATE LTV RATIO (1): 71.9%

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                               WEIGHTED
                             NUMBER OF                        PERCENTAGE OF     AVERAGE                    WEIGHTED
                             MORTGAGED       CUT-OFF DATE        INITIAL       MORTGAGE    WEIGHTED        AVERAGE
                               REAL            PRINCIPAL     MORTGAGE POOL     INTEREST     AVERAGE      CUT-OFF DATE
STATE                        PROPERTIES       BALANCE (1)       BALANCE          RATE      U/W DSCR      LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------

New York                         17        $  440,911,254        23.6%          5.7389%      1.33x           69.7%
California                       36           242,368,205        13.0%          5.6036%      1.42            70.4%
  Southern California (2)        24           142,823,031         7.7%          5.6026%      1.46            73.0%
  Northern California (2)        12            99,545,174         5.3%          5.6051%      1.37            66.6%
Texas                            28           162,839,206         8.7%          5.4458%      1.41            75.3%
Florida                          21           108,573,638         5.8%          5.7572%      1.37            78.1%
Indiana                           8            97,443,239         5.2%          5.5777%      1.26            79.0%
Georgia                           6            93,376,379         5.0%          5.3060%      1.87            63.2%
Ohio                              9            85,475,691         4.6%          4.8683%      1.84            67.3%
New Jersey                        5            80,688,010         4.3%          5.4855%      1.47            74.0%
Maryland                          9            77,913,585         4.2%          5.8141%      1.31            76.8%
North Carolina                    9            60,819,347         3.3%          5.5025%      1.50            74.9%
Illinois                          7            57,880,059         3.1%          5.6408%      1.43            74.5%
Nevada                            3            46,867,054         2.5%          5.4947%      1.28            76.5%
Arizona                           7            42,967,466         2.3%          5.6145%      1.45            69.9%
Wisconsin                         3            31,950,000         1.7%          5.3907%      1.27            75.3%
Virginia                          8            29,267,793         1.6%          5.9336%      1.63            68.4%
Connecticut                       4            21,312,159         1.1%          5.5072%      1.43            72.6%
Colorado                          3            20,983,229         1.1%          5.9711%      1.63            61.9%
Massachusetts                     2            19,000,000         1.0%          6.0000%      1.29            79.8%
New Mexico                        8            18,223,758         1.0%          5.6833%      1.47            59.6%
Washington                        4            17,429,789         0.9%          5.4748%      1.29            75.3%
Missouri                          3            13,185,364         0.7%          5.4534%      1.46            63.3%
Alabama                           2            11,333,821         0.6%          4.7276%      1.49            76.6%
Louisiana                         3            10,930,872         0.6%          5.5542%      1.64            75.3%
Utah                              3            10,682,314         0.6%          5.5407%      1.68            59.0%
Tennessee                         5            10,319,098         0.6%          6.0436%      1.41            72.7%
Michigan                          1             8,990,019         0.5%          5.4300%      1.30            80.3%
Mississippi                       3             7,389,567         0.4%          5.7089%      1.52            70.5%
Oklahoma                          2             6,121,719         0.3%          5.8474%      1.31            78.1%
Idaho                             2             6,080,297         0.3%          5.5371%      1.49            72.0%
District of Columbia              3             5,683,143         0.3%          5.5637%      1.32            71.5%
Wyoming                           1             4,080,773         0.2%          5.7970%      1.29            75.6%
Pennsylvania                      1             3,600,000         0.2%          5.2000%      2.00            72.0%
Iowa                              1             2,715,000         0.1%          5.9000%      1.32            79.9%
Minnesota                         2             2,497,845         0.1%          6.8474%      2.10            35.1%
South Carolina                    2             2,028,448         0.1%          5.5763%      1.45            77.8%
Arkansas                          1             1,739,069         0.1%          6.4600%      1.26            79.0%
Delaware                          1             1,676,969         0.1%          6.0600%      1.43            75.5%
Oregon                            1             1,500,000         0.1%          5.0900%      2.35            43.0%
                           --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         234        $1,866,844,179       100.0%          5.5860%      1.43x           71.9%
                           ============================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP
    CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED
    REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                    WEIGHTED
                                       NUMBER OF                    PERCENTAGE OF    AVERAGE              WEIGHTED       WEIGHTED
                                       UNDERLYING  CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED    AVERAGE        AVERAGE
                                        MORTGAGE    PRINCIPAL       MORTGAGE POOL   INTEREST   AVERAGE  CUT-OFF DATE     REMAINING
LOAN TYPE                                LOANS      BALANCE (1)       BALANCE        RATE     U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only Balloon Loans                5      $   58,602,300        3.1%         5.1281%    2.28x       62.6%           60
Balloon Loans with Partial IO Term        44         773,471,000       41.5%         5.6334%     1.28       72.5%           31
Balloon Loan without IO Term             157         786,753,576       42.1%         5.5764%     1.49       71.4%           N/A
Interest Only ARD Loans                    3         115,000,000        6.2%         5.3613%     1.53       72.4%           58
ARD Loans with Partial IO Period           1          14,480,000        0.8%         5.8900%     1.37       72.0%            2
ARD Loans without IO Periods               7          99,944,712        5.4%         5.5899%     1.28       82.2%           N/A
Fully Amortizing Loans                    11          18,592,592        1.0%         6.5938%     3.08       42.4%           N/A

                                      ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   228     $1,866,844,179       100.0%        5.5860%    1.43x       71.9%           N/A
                                      ==============================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                          WEIGHTED
                       NUMBER OF                         PERCENTAGE OF     AVERAGE                        WEIGHTED
                       MORTGAGED      CUT-OFF DATE          INITIAL       MORTGAGE       WEIGHTED          AVERAGE
                          REAL          PRINCIPAL        MORTGAGE POOL    INTEREST       AVERAGE        CUT-OFF DATE
PROPERTY TYPE          PROPERTIES      BALANCE (1)          BALANCE         RATE         U/W DSCR       LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------

Retail                     70        $ 797,061,447           42.7%         5.6071%        1.42x             70.8%
Multifamily               105          524,685,496           28.1%         5.5178%         1.46             73.2%
Office                     35          411,761,525           22.1%         5.5752%         1.38             74.1%
Industrial                 14           92,614,548            5.0%         5.6437%         1.52             68.0%
Hotel                       4           25,884,248            1.4%         6.2571%         1.68             65.2%
Self Storage                4            9,844,080            0.5%         5.7739%         1.40             69.1%
Mixed Use                   2            4,992,836            0.3%         5.3501%         1.50             66.5%
                    -----------------------------------------------------------------------------------------------------
                          234       $1,866,844,179           100.0%        5.5860%         1.43x            71.9%
                    =====================================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

          MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                            WEIGHTED
                                               NUMBER OF                   PERCENTAGE OF     AVERAGE                  WEIGHTED
                                               MORTGAGED   CUT-OFF DATE       INITIAL       MORTGAGE     WEIGHTED      AVERAGE
                      PROPERTY                    REAL       PRINCIPAL     MORTGAGE POOL    INTEREST     AVERAGE    CUT-OFF DATE
PROPERTY TYPE         SUB-TYPE                 PROPERTIES   BALANCE (1)       BALANCE         RATE       U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------

RETAIL
                      Anchored (2)                 39      $711,627,659         38.1%         5.5769%      1.41x         71.0%
                      Unanchored                   31        85,433,788          4.6%         5.8586%       1.53         69.5%
                                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                            70      $797,061,447         42.7%         5.6071%       1.42x        70.8%
                                             =======================================================================================
MULTIFAMILY
                      Conventional                 72      $431,256,002         23.1%         5.4701%       1.36x        74.1%
                      Manufactured Housing         25        82,644,213          4.4%         5.6137%       1.45         75.4%
                      Cooperative                   8        10,785,281          0.6%         6.6907%       5.61         19.4%
                                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           105      $524,685,496         28.1%         5.5178%       1.46x        73.2%
                                             =======================================================================================
HOTEL
                      Limited Service               2      $ 13,980,107          0.7%         6.1000%       1.64x        68.9%
                      Full Service                  2        11,904,141          0.6%         6.4415%       1.74         60.9%
                                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                             4      $ 25,884,248          1.4%         6.2571%       1.68x        65.2%
                                             =======================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

(2) INCLUDES SHADOW ANCHORED PROPERTIES.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                    WEIGHTED       WEIGHTED          WEIGHTED
                                                                     AVERAGE        AVERAGE           AVERAGE           WEIGHTED
                                                    PERCENTAGE OF   REMAINING      REMAINING         REMAINING          AVERAGE
    RANGE OF              NUMBER OF  CUT-OFF DATE      INITIAL       LOCKOUT        LOCKOUT       LOCKOUT PLUS YM      REMAINING
REMAINING TERMS TO        MORTGAGE     PRINCIPAL    MORTGAGE POOL     PERIOD    PLUS YM PERIOD  PLUS PREMIUM PERIOD     MATURITY
STATED MATURITY (1,2)      LOANS     BALANCE (1)      BALANCE     (MONTHS) (1)  (MONTHS) (1)       (MONTHS) (1)     (MONTHS) (1,2)
------------------------------------------------------------------------------------------------------------------------------------

 47 -  62                    21      $ 278,545,880      14.9%           52             54                54                58
 63 -  92                    13        150,760,776       8.1%           74             75                77                82
 93 - 112                     6         28,077,628       1.5%          106            105               105               109
113 - 117                    80        406,738,859      21.8%          110            111               113               116
118 - 120                    89        928,762,943      49.8%          115            116               116               119
121 - 230                    16         63,399,424       3.4%          127            126               132               135
231 - 260                     3         10,558,670       0.6%          236            236               236               251
                        ------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     228     $1,866,844,179     100.0%          103            103               104               108
                        ============================================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
    THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                        WEIGHTED      WEIGHTED         WEIGHTED
                                                                         AVERAGE      AVERAGE           AVERAGE          WEIGHTED
                                                        PERCENTAGE OF   REMAINING    REMAINING         REMAINING          AVERAGE
                             NUMBER OF   CUT-OFF DATE      INITIAL       LOCKOUT      LOCKOUT       LOCKOUT PLUS YM      REMAINING
                              MORTGAGE    PRINCIPAL     MORTGAGE POOL    PERIOD    PLUS YM PERIOD PLUS PREMIUM PERIOD    MATURITY
PREPAYMENT OPTION              LOANS     BALANCE (1)       BALANCE    (MONTHS) (1)  (MONTHS) (1)     (MONTHS) (1)     (MONTHS) (1,2)
------------------------------------------------------------------------------------------------------------------------------------

Lockout / Defeasance            199    $1,699,772,348       91.1%         105           105               105               109
Lockout / Defeasance / Static     5        67,777,184        3.6%          94            94               105               108
Yield Maintenance                11        60,282,870        3.2%           0            88                88                92
Lockout / Yield Maintenance      11        35,180,996        1.9%          27            79                79                84
Yield Maintenance / Static        2         3,830,783        0.2%           0            67               163               167
                             -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         228    $1,866,844,179      100.0%         103           103               104               108
                             =======================================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
    THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                      MORTGAGE POOL PREPAYMENT PROFILE (1)

                                    NUMBER OF
                   MONTHS SINCE      MORTGAGE     OUTSTANDING   % OF POOL       YIELD           PREPAYMENT       % OF POOL
      DATE         CUT-OFF DATE       LOANS       BALANCE (MM)   LOCKOUT     MAINTENANCE         PREMIUM           OPEN      TOTAL
------------------------------------------------------------------------------------------------------------------------------------

      DEC-04              0            228        $ 1,866.8       97.13%        2.87%             0.00%            0.00%     100.0%

      DEC-05             12            228        $ 1,853.9       96.41%        3.59%             0.00%            0.00%     100.0%

      DEC-06             24            228        $ 1,839.1       95.29%        4.71%             0.00%            0.00%     100.0%

      DEC-07             36            228        $ 1,821.5       95.13%        4.87%             0.00%            0.00%     100.0%

      DEC-08             48            227        $ 1,795.7       94.92%        4.97%             0.11%            0.00%     100.0%

      DEC-09             60            207        $ 1,500.9       95.68%        2.91%             1.11%            0.30%     100.0%

      DEC-10             72            207        $ 1,475.2       95.70%        2.90%             1.10%            0.30%     100.0%

      DEC-11             84            194        $ 1,307.7       96.96%        2.92%             0.12%            0.00%     100.0%

      DEC-12             96            193        $ 1,280.3       97.08%        2.81%             0.11%            0.00%     100.0%

      DEC-13             108           192        $ 1,248.2       92.32%        2.75%             3.71%            1.22%     100.0%

      DEC-14             120           19         $    57.4       36.10%        3.43%             2.55%           57.92%     100.0%

      DEC-15             132           13         $    16.1       82.85%        10.16%            6.99%            0.00%     100.0%

      DEC-16             144           13         $    14.7       86.10%        8.71%             5.19%            0.00%     100.0%

      DEC-17             156           12         $    13.3       90.12%        7.04%             2.84%            0.00%     100.0%

      DEC-18             168            8         $    11.9       94.77%        5.23%             0.00%            0.00%     100.0%

      DEC-19             180            6         $     5.0       91.30%        8.70%             0.00%            0.00%     100.0%

      DEC-20             192            6         $     4.2       94.28%        5.72%             0.00%            0.00%     100.0%

      DEC-21             204            5         $     3.4       96.97%        3.03%             0.00%            0.00%     100.0%

      DEC-22             216            4         $     2.6       99.44%        0.00%             0.00%            0.56%     100.0%

      DEC-23             228            3         $     1.8      100.00%        0.00%             0.00%            0.00%     100.0%

      DEC-24             240            1         $     0.9        0.00%        0.00%             0.00%           100.00%    100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1)    CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS
       REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE
       ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES.
       OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS TO BE SET FORTH IN THE
       FINAL PROSPECTUS SUPPLEMENT.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                               WEIGHTED
                               NUMBER OF                       PERCENTAGE OF   AVERAGE                      WEIGHTED
                               MORTGAGED     CUT-OFF DATE         INITIAL      MORTGAGE      WEIGHTED       AVERAGE
                                  REAL        PRINCIPAL        MORTGAGE POOL   INTEREST      AVERAGE      CUT-OFF DATE
OWNERSHIP INTEREST             PROPERTIES    BALANCE (1)          BALANCE       RATES        U/W DSCR    LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------

Fee                               227       $1,746,301,966          93.5%       5.6263%         1.42x         72.1%
Fee/Leasehold                       7          120,542,213           6.5%       5.0025%         1.70          70.4%

                             ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           234       $1,866,844,179         100.0%       5.5860%         1.43x         71.9%
                             =============================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                                WEIGHTED
                                NUMBER OF                      PERCENTAGE OF    AVERAGE                      WEIGHTED
                               UNDERLYING   CUT-OFF DATE          INITIAL       MORTGAGE      WEIGHTED       AVERAGE
                                MORTGAGE      PRINCIPAL       LOAN GROUP NO. 1  INTEREST      AVERAGE      CUT-OFF DATE
MORTGAGE LOAN SELLER              LOANS      BALANCE (1)          BALANCE         RATE        U/W DSCR     LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------

Column Financial, Inc.             88         $633,701,599          44.2%       5.7053%         1.51x         70.9%
Column Financial, Inc. and
  Lehman Brothers Holdings
  Inc. (2)                          1          320,000,000          22.3%       5.7670%         1.19          70.3%
LaSalle Bank National
  Association                      40          264,462,762          18.4%       5.2673%         1.70          68.7%
KeyBank National Association       20          216,059,791          15.1%       5.5985%         1.35          78.0%

                             ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           149       $1,434,224,152         100.0%       5.6222%         1.45x         71.5%
                             =============================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

(2) THE TIME WARNER RETAIL MORTGAGE LOAN WAS CO-ORIGINATED BY COLUMN FINANCIAL,
    INC. AND LEHMAN BROTHERS BANK, FSB.

                             MORTGAGE INTEREST RATES

                                                                                    WEIGHTED
                               NUMBER OF                         PERCENTAGE OF       AVERAGE                         WEIGHTED
                               UNDERLYING     CUT-OFF DATE          INITIAL         MORTGAGE         WEIGHTED        AVERAGE
      RANGE OF                  MORTGAGE        PRINCIPAL       LOAN GROUP NO. 1    INTEREST         AVERAGE       CUT-OFF DATE
MORTGAGE INTEREST RATES          LOANS         BALANCE (1)          BALANCE           RATE           U/W DSCR     LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------

4.4461%  -  5.0000%                 2          $ 57,200,000            4.0%           4.4726%           2.14x          62.4%
5.0001%  -  5.2500%                11            74,882,212            5.2%           5.1542%           2.05           56.8%
5.2501%  -  5.5000%                28           372,432,723           26.0%           5.4074%           1.43           74.5%
5.5001%  -  5.7500%                35           244,462,529           17.0%           5.6288%           1.36           74.3%
5.7501%  -  6.0000%                32           568,929,998           39.7%           5.8065%           1.28           72.1%
6.0001%  -  6.2500%                22            78,115,137            5.4%           6.1061%           1.42           72.4%
6.2501%  -  6.5000%                 8            23,043,784            1.6%           6.3241%           1.54           64.8%
6.5001%  -  6.7500%                 3             6,525,885            0.5%           6.6735%           1.64           63.9%
6.7501%  -  8.9800%                 8             8,631,884            0.6%           7.1926%           5.87           18.7%

                             -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           149        $1,434,224,152          100.0%           5.6222%           1.45x          71.5%
                             =======================================================================================================

MAXIMUM MORTGAGE INTEREST RATE:         8.9800%
MINIMUM MORTGAGE INTEREST RATE:         4.4461%
WTD. AVG. MORTGAGE INTEREST RATE:       5.6222%

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                              WEIGHTED
                                         NUMBER OF                       PERCENTAGE OF         AVERAGE                   WEIGHTED
                                         UNDERLYING     CUT-OFF DATE        INITIAL           MORTGAGE     WEIGHTED      AVERAGE
     RANGE OF CUT-OFF DATE                MORTGAGE        PRINCIPAL     LOAN GROUP NO. 1      INTEREST     AVERAGE     CUT-OFF DATE
    PRINCIPAL BALANCES (1)                 LOANS         BALANCE (1)        BALANCE             RATE       U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------

  $440,119  -      750,000                    5          $ 3,047,725          0.2%            7.6552%       4.44x        38.3%
   750,001  -    1,000,000                    5            4,804,612          0.3%            6.2946%       2.66         57.7%
 1,000,001  -    1,250,000                    4            4,656,819          0.3%            6.0374%       1.66         61.5%
 1,250,001  -    1,500,000                    9           12,708,987          0.9%            6.1341%       2.28         56.0%
 1,500,001  -    2,000,000                   13           23,100,015          1.6%            5.8494%       1.61         68.6%
 2,000,001  -    2,500,000                   10           22,868,185          1.6%            6.0757%       2.10         62.4%
 2,500,001  -    3,000,000                   12           33,994,334          2.4%            5.7391%       1.62         63.7%
 3,000,001  -    3,500,000                   14           45,793,284          3.2%            5.5861%       1.50         71.8%
 3,500,001  -    4,000,000                   10           37,107,974          2.6%            5.6576%       1.53         71.8%
 4,000,001  -    4,500,000                    5           21,353,250          1.5%            6.0384%       1.38         74.4%
 4,500,001  -    5,000,000                    4           19,518,358          1.4%            5.7720%       1.44         67.6%
 5,000,001  -    6,000,000                    5           27,446,001          1.9%            5.7677%       1.33         74.8%
 6,000,001  -    7,000,000                    7           44,527,856          3.1%            5.7370%       1.55         67.5%
 7,000,001  -    8,000,000                    6           45,001,287          3.1%            5.7772%       1.52         70.2%
 8,000,001  -    9,000,000                    1            8,790,161          0.6%            5.3870%       1.79         68.1%
 9,000,001  -   10,000,000                    5           47,646,813          3.3%            5.5976%       1.41         77.9%
10,000,001  -   12,500,000                    8           90,952,459          6.3%            5.5574%       1.50         71.8%
12,500,001  -   15,000,000                    4           58,707,203          4.1%            5.8687%       1.38         68.0%
15,000,001  -   17,500,000                    8          132,435,301          9.2%            5.4773%       1.58         72.0%
17,500,001  -   20,000,000                    4           73,690,112          5.1%            5.5312%       1.31         76.5%
20,000,001  -   25,000,000                    1           21,500,000          1.5%            5.4200%       1.34         74.1%
25,000,001  -   30,000,000                    3           85,000,000          5.9%            5.5498%       1.49         73.0%
30,000,001  -   50,000,000                    2           66,873,414          4.7%            5.5981%       1.26         83.6%
50,000,001  -   77,500,000                    3          182,700,000         12.7%            5.1918%       1.59         70.9%
77,500,001  - $320,000,000                    1          320,000,000         22.3%            5.7670%       1.19         70.3%
                                        --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     149       $1,434,224,152        100.0%            5.6222%       1.45x        71.5%
                                        ============================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):           $320,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):               $440,119
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE  (1):             $9,625,665

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                                            WEIGHTED
                                 NUMBER OF                                PERCENTAGE OF      AVERAGE                     WEIGHTED
   RANGE OF                      UNDERLYING       CUT-OFF DATE               INITIAL        MORTGAGE      WEIGHTED        AVERAGE
ORIGINAL AMORTIZATION             MORTGAGE         PRINCIPAL             LOAN GROUP NO. 1   INTEREST      AVERAGE      CUT-OFF DATE
  TERMS (MONTHS) (1)               LOANS          BALANCE (2)                BALANCE          RATE        U/W DSCR     LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------

   Interest Only                      7         $  156,602,300                10.9%          5.3198%        1.79x          68.1%
240     -     300                    25             69,909,515                 4.9%          6.2700%        2.04           62.0%
301     -     360                   117          1,207,712,337                84.2%          5.6239%        1.37           72.4%
                              ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             149         $1,434,224,152               100.0%          5.6222%        1.45x          71.5%
                              ======================================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):                          360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):                          240
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):                        356

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
    THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL
    ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                        WEIGHTED
                                    NUMBER OF                        PERCENTAGE OF       AVERAGE                      WEIGHTED
       RANGE OF                     UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE      WEIGHTED         AVERAGE
     ORIGINAL TERMS                  MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1    INTEREST      AVERAGE       CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)        LOANS        BALANCE (2)          BALANCE           RATE        U/W DSCR      LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------

    60  -   84                          21         $ 342,929,560         23.9%           5.2765%        1.67x           69.0%
    85  -   120                        111         1,020,346,566         71.1%           5.7246%        1.35            72.5%
   121  -   300                         17            70,948,025          4.9%           5.8203%        1.84            68.7%
                                   -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                149        $1,434,224,152        100.0%           5.6222%        1.45x           71.5%
                                   =================================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                    300
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                     60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                  109

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
    THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                                         WEIGHTED
                                   NUMBER OF                           PERCENTAGE OF      AVERAGE                      WEIGHTED
     RANGE OF                     UNDERLYING      CUT-OFF DATE            INITIAL        MORTGAGE       WEIGHTED        AVERAGE
REMAINING AMORTIZATION            MORTGAGE        PRINCIPAL          LOAN GROUP NO. 1    INTEREST        AVERAGE     CUT-OFF DATE
  TERMS (MONTHS) (1, 2)              LOANS        BALANCE (2)             BALANCE          RATES        U/W DSCR     LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------

  Interest Only                        7         $ 156,602,300             10.9%          5.3198%         1.79x          68.1%
150 - 240                             10            19,351,727              1.3%          6.5687%         3.06           48.3%
241 - 300                             15            50,557,788              3.5%          6.1557%         1.65           67.3%
301 - 355                             19            90,733,070              6.3%          5.7979%         1.48           68.8%
356 - 360                             98         1,116,979,267             77.9%          5.6098%         1.36           72.7%
                                ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              149        $1,434,224,152            100.0%          5.6222%         1.45x          71.5%
                                ====================================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS)  (2, 3):                      360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS)  (2, 3):                      150
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS)  (2, 3):                    354

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
    THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL
    ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                                            WEIGHTED
                                        NUMBER OF                         PERCENTAGE OF      AVERAGE                     WEIGHTED
        RANGE OF                       UNDERLYING       CUT-OFF DATE         INITIAL        MORTGAGE     WEIGHTED         AVERAGE
     REMAINING TERMS                    MORTGAGE         PRINCIPAL       LOAN GROUP NO. 1   INTEREST      AVERAGE      CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1, 2)        LOANS         BALANCE (2)          BALANCE          RATES      U/W DSCR      LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------

     54 -  84                               21        $  342,929,560          23.9%          5.2765%       1.67x           69.0%
     85 - 117                               58           326,347,743          22.8%          5.8373%       1.48            70.8%
    118 - 260                               70           764,946,849          53.3%          5.6854%       1.34            72.9%
                                      ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    149        $1,434,224,152         100.0%          5.6222%       1.45x           71.5%
                                      ==============================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS)  (1, 2):                260
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS)  (1, 2):                 54
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS)  (1, 2):              107

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
    THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                           YEARS BUILT/YEARS RENOVATED

                                                                                      WEIGHTED
                                NUMBER OF                         PERCENTAGE OF        AVERAGE                   WEIGHTED
                                MORTGAGED     CUT-OFF DATE           INITIAL          MORTGAGE      WEIGHTED      AVERAGE
    RANGE OF YEARS                REAL          PRINCIPAL        LOAN GROUP NO. 1     INTEREST       AVERAGE   CUT-OFF DATE
  BUILT/RENOVATED (1)          PROPERTIES      BALANCE (2)           BALANCE            RATE        U/W DSCR   LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------

1950 - 1975                           9      $   41,326,718            2.9%            5.6386%        1.49x        73.6%
1976 - 1985                          16         107,377,740            7.5%            5.7626%        1.37         75.2%
1986 - 1995                          18         145,121,859           10.1%            5.6628%        1.47         71.9%
1996 - 2000                          34         201,242,683           14.0%            5.6008%        1.63         67.7%
2001 - 2004                          76         939,155,152           65.5%            5.6038%        1.41         71.7%
                             -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             153      $1,434,224,152          100.0%            5.6222%        1.45x        71.5%
                             =================================================================================================

MOST RECENT YEAR BUILT/RENOVATED:                      2004
OLDEST YEAR BUILT/RENOVATED                            1950
WTD. AVG. YEAR BUILT/RENOVATED:                        1999

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR
    RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                          WEIGHTED
                                      NUMBER OF                       PERCENTAGE OF        AVERAGE                     WEIGHTED
                                      MORTGAGED     CUT-OFF DATE         INITIAL          MORTGAGE       WEIGHTED       AVERAGE
       RANGE OF                         REAL          PRINCIPAL      LOAN GROUP NO. 1     INTEREST        AVERAGE    CUT-OFF DATE
OCCUPANCY RATES AT U/W (1)           PROPERTIES      BALANCE (2)         BALANCE            RATE         U/W DSCR    LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------

54% - 75%                                  4       $   19,499,945           1.4%            5.7647%         1.37x         73.1%
76% - 85%                                 10           64,704,942           4.6%            5.7539%         1.40          76.3%
86% - 90%                                 12          103,092,333           7.4%            5.5691%         1.39          74.4%
91% - 93%                                 16          146,665,083          10.5%            5.6210%         1.41          76.1%
94% - 95%                                 15          457,272,357          32.6%            5.7344%         1.25          70.8%
96% - 97%                                  7          108,677,717           7.8%            5.0704%         1.75          66.2%
98% - 100%                                79          501,855,509          35.8%            5.5738%         1.51          71.7%
                                    ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  143       $1,401,767,885         100.0%            5.6027%         1.42x         71.9%
                                   =================================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):      100%
MINIMUM OCCUPANCY RATE AT U/W (1):       54%
WTD. AVG. OCCUPANCY RATE AT U/W (1):     95%

(1) DOES NOT INCLUDE HOSPITALITY OR RESIDENTIAL COOPERATIVE PROPERTIES.

(2) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                 WEIGHTED
                                NUMBER OF                      PERCENTAGE OF      AVERAGE                     WEIGHTED
                               UNDERLYING     CUT-OFF DATE        INITIAL        MORTGAGE     WEIGHTED        AVERAGE
   RANGE OF                     MORTGAGE        PRINCIPAL    LOAN GROUP NO. 1    INTEREST      AVERAGE      CUT-OFF DATE
   U/W DSCRS                      LOANS        BALANCE (1)        BALANCE          RATE       U/W DSCR     LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------

1.15x   -       1.20                2        $  322,226,133        22.5%          5.7703%       1.19x          70.3%
1.21    -       1.25                8            86,273,176         6.0%          5.5647%       1.23           83.4%
1.26    -       1.30               17           262,517,359        18.3%          5.7407%       1.29           76.1%
1.31    -       1.35               33           236,554,312        16.5%          5.5615%       1.34           76.3%
1.36    -       1.40               17            59,672,235         4.2%          5.8339%       1.38           73.6%
1.41    -       1.45                9            59,497,125         4.1%          5.6371%       1.44           68.6%
1.46    -       1.50                8            75,194,218         5.2%          5.4884%       1.48           75.5%
1.51    -       1.55                7            26,081,547         1.8%          5.7290%       1.52           64.8%
1.56    -       1.75               19           152,147,532        10.6%          5.6232%       1.62           67.8%
1.76    -       1.95               10            41,112,925         2.9%          5.7877%       1.81           58.9%
1.96    -       2.00                1             3,600,000         0.3%          5.2000%       2.00           72.0%
2.01    -      11.30x              18           109,347,589         7.6%          4.9710%       2.61           52.8%
                             -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           149        $1,434,224,152       100.0%          5.6222%       1.45x          71.5%
                             ===============================================================================================

MAXIMUM U/W DSCR:                              11.30x
MINIMUM U/W DSCR:                               1.15x
WTD. AVG. U/W DSCR:                             1.45x

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                              WEIGHTED
                                          NUMBER OF                        PERCENTAGE OF       AVERAGE                   WEIGHTED
                                         UNDERLYING    CUT-OFF DATE           INITIAL         MORTGAGE     WEIGHTED      AVERAGE
      RANGE OF CUT-OFF DATE               MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1     INTEREST      AVERAGE    CUT-OFF DATE
     LOAN-TO-VALUE RATIOS (1)               LOANS       BALANCE (1)           BALANCE           RATE       U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------

      6.5%     -      40.0%                   8        $   10,570,176          0.7%            6.7199%       5.39x        19.3%
     40.0%     -      50.0%                  10            37,339,470          2.6%            5.2787%       2.64         44.6%
     50.0%     -      60.0%                  11            75,866,879          5.3%            5.6410%       1.71         56.1%
     60.0%     -      65.0%                  12           105,204,826          7.3%            5.0460%       1.85         63.3%
     65.0%     -      70.0%                  16            95,106,400          6.6%            5.6198%       1.52         68.3%
     70.0%     -      74.5%                  30           589,764,445         41.1%            5.6996%       1.27         71.4%
     74.5%     -      75.0%                  10            34,771,127          2.4%            5.7773%       1.43         74.9%
     75.0%     -      77.0%                  12           104,835,696          7.3%            5.5464%       1.41         75.6%
     77.0%     -      77.5%                   3             9,430,338          0.7%            5.9393%       1.42         77.5%
     77.5%     -      78.5%                   8            86,082,039          6.0%            5.7737%       1.31         77.7%
     78.5%     -      79.0%                   8            50,207,352          3.5%            5.5361%       1.42         78.9%
     79.0%     -      80.0%                  18           180,788,673         12.6%            5.6717%       1.32         79.8%
     80.0%     -      85.0%                   1             2,996,956          0.2%            5.9000%       1.33         81.0%
     85.0%     -      88.7%                   2            51,259,776          3.6%            5.5457%       1.23         88.1%
                                       ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     149        $1,434,224,152        100.0%            5.6222%       1.45x        71.5%
                                       =============================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):             88.7%
MINIMUM CUT-OFF DATE LTV RATIO (1):              6.5%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):           71.5%

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                         WEIGHTED
                                    NUMBER OF                        PERCENTAGE OF       AVERAGE                         WEIGHTED
                                    MORTGAGED     CUT-OFF DATE          INITIAL          MORTGAGE        WEIGHTED         AVERAGE
                                       REAL        PRINCIPAL       LOAN GROUP NO. 1      INTEREST        AVERAGE       CUT-OFF DATE
STATE                               PROPERTIES    BALANCE (1)           BALANCE            RATE          U/W DSCR      LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------

New York                                11      $  413,201,361           28.8%           5.7577%          1.31x            69.9%
California                              29         220,627,432           15.4%           5.6195%           1.43            70.7%
      Southern California (2)           22         132,910,425            9.3%           5.6192%           1.46            73.1%
      Northern California (2)            7          87,717,007            6.1%           5.6200%           1.38            66.9%
Florida                                 17         100,975,716            7.0%           5.7585%           1.37            78.1%
Georgia                                  5          90,926,379            6.3%           5.3000%           1.88            63.1%
New Jersey                               5          80,688,010            5.6%           5.4855%           1.47            74.0%
Maryland                                 9          77,913,585            5.4%           5.8141%           1.31            76.8%
Ohio                                     5          69,129,916            4.8%           4.7588%           1.96            65.1%
Indiana                                  5          61,105,262            4.3%           5.5837%           1.28            79.9%
Illinois                                 7          57,880,059            4.0%           5.6408%           1.43            74.5%
Texas                                   13          48,894,546            3.4%           5.5657%           1.54            72.7%
North Carolina                           6          30,519,347            2.1%           5.6705%           1.47            72.6%
Virginia                                 6          22,189,258            1.5%           6.0106%           1.65            69.5%
Arizona                                  3          21,961,402            1.5%           5.5856%           1.59            71.5%
Nevada                                   1          21,500,000            1.5%           5.4200%           1.34            74.1%
Massachusetts                            2          19,000,000            1.3%           6.0000%           1.29            79.8%
Washington                               4          17,429,789            1.2%           5.4748%           1.29            75.3%
Colorado                                 1          11,965,918            0.8%           5.9900%           1.75            63.6%
Connecticut                              3          10,998,870            0.8%           5.6922%           1.34            73.0%
Utah                                     3          10,682,314            0.7%           5.5407%           1.68            59.0%
Oklahoma                                 2           6,121,719            0.4%           5.8474%           1.31            78.1%
Tennessee                                2           5,019,785            0.4%           5.9228%           1.39            75.9%
Louisiana                                2           4,658,001            0.3%           5.9368%           1.60            69.8%
Wyoming                                  1           4,080,773            0.3%           5.7970%           1.29            75.6%
Idaho                                    1           3,922,630            0.3%           5.5190%           1.58            67.6%
Pennsylvania                             1           3,600,000            0.3%           5.2000%           2.00            72.0%
Alabama                                  1           3,375,000            0.2%           5.5000%           1.43            75.0%
Wisconsin                                1           3,200,000            0.2%           6.0300%           1.23            80.0%
New Mexico                               1           2,894,234            0.2%           5.6200%           1.55            57.3%
Iowa                                     1           2,715,000            0.2%           5.9000%           1.32            79.9%
Minnesota                                2           2,497,845            0.2%           6.8474%           2.10            35.1%
Mississippi                              1           2,000,000            0.1%           5.0960%           2.02            46.8%
Oregon                                   1           1,500,000            0.1%           5.0900%           2.35            43.0%
South Carolina                           1           1,050,000            0.1%           5.7500%           1.46            75.0%
                                 ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                153      $1,434,224,152          100.0%           5.6222%           1.45x           71.5%
                                 ===================================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP
    CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED
    REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                    WEIGHTED
                                      NUMBER OF                    PERCENTAGE OF     AVERAGE              WEIGHTED       WEIGHTED
                                      UNDERLYING    CUT-OFF DATE      INITIAL       MORTGAGE  WEIGHTED     AVERAGE        AVERAGE
                                       MORTGAGE      PRINCIPAL    LOAN GROUP NO. 1  INTEREST  AVERAGE   CUT-OFF DATE     REMAINING
LOAN TYPE                               LOANS       BALANCE (1)       BALANCE         RATE    U/W DSCR  LTV RATIO (1)  IO PERIOD (1)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only Balloon Loans                4      $   41,602,300        2.9%         5.2049%    2.52x       56.0%           61
Balloon Loans with Partial IO Term        27         604,451,000       42.2%         5.6917%    1.27        72.0%           32
Balloon Loans without IO Term             98         544,066,810       37.9%         5.5996%    1.52        70.6%           N/A
Interest Only ARD Loans                    3         115,000,000        8.0%         5.3613%    1.53        72.4%           58
ARD Loans with Partial IO Period           1          14,480,000        1.0%         5.8900%    1.37        72.0%            2
ARD Loans without IO Periods               7          99,944,712        7.0%         5.5899%    1.28        82.2%           N/A
Fully Amortizing Loans                     9          14,679,330        1.0%         6.7806%    3.48        43.7%           N/A
                                    ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  149      $1,434,224,152      100.0%         5.6222%    1.45x       71.5%           N/A
                                    ================================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                WEIGHTED
                        NUMBER OF                           PERCENTAGE OF        AVERAGE                         WEIGHTED
                        MORTGAGED       CUT-OFF DATE           INITIAL          MORTGAGE         WEIGHTED         AVERAGE
                           REAL          PRINCIPAL         LOAN GROUP NO. 1     INTEREST          AVERAGE      CUT-OFF DATE
PROPERTY TYPE           PROPERTIES      BALANCE (1)            BALANCE            RATE           U/W DSCR      LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------

Retail                      70         $ 797,061,447            55.6%            5.6071%           1.42x           70.8%
Office                      35           411,761,525            28.7%            5.5752%           1.38            74.1%
Industrial                  14            92,614,548             6.5%            5.6437%           1.52            68.0%
Multifamily                 24            92,065,468             6.4%            5.7616%           1.83            71.4%
Hotel                        4            25,884,248             1.8%            6.2571%           1.68            65.2%
Self Storage                 4             9,844,080             0.7%            5.7739%           1.40            69.1%
Mixed Use                    2             4,992,836             0.3%            5.3501%           1.50            66.5%
                     --------------------------------------------------------------------------------------------------------
                           153        $1,434,224,152           100.0%            5.6222%           1.45x           71.5%
                     ========================================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                                WEIGHTED
                                                   NUMBER OF                   PERCENTAGE OF     AVERAGE                 WEIGHTED
                                                   MORTGAGED    CUT-OFF DATE      INITIAL       MORTGAGE    WEIGHTED      AVERAGE
                      PROPERTY                        REAL       PRINCIPAL    LOAN GROUP NO. 1  INTEREST     AVERAGE   CUT-OFF DATE
PROPERTY TYPE         SUB-TYPE                     PROPERTIES   BALANCE (1)       BALANCE         RATE      U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------

RETAIL
                      Anchored (2)                     39       $711,627,659       49.6%         5.5769%      1.41x        71.0%
                      Unanchored                       31         85,433,788        6.0%         5.8586%      1.53         69.5%
                                               -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                70       $797,061,447       55.6%         5.6071%      1.42x        70.8%
                                               =====================================================================================
MULTIFAMILY
                      Manufactured Housing             15       $ 60,516,077        4.2%         5.6109%      1.44x        75.6%
                      Conventional                      3         24,977,372        1.7%         5.7266%      1.36         77.1%
                      Cooperative                       6          6,572,020        0.5%         7.2824%      7.10         10.2%
                                               -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                24       $ 92,065,468        6.4%         5.7616%      1.83x        71.4%
                                               =====================================================================================

HOTEL
                      Limited Service                   2       $ 13,980,107        1.0%         6.1000%      1.64x        68.9%
                      Full Service                      2         11,904,141        0.8%         6.4415%      1.74         60.9%
                                               -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                 4       $ 25,884,248        1.8%         6.2571%      1.68x        65.2%
                                               =====================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

(2) INCLUDES SHADOW ANCHORED PROPERTIES.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                      WEIGHTED       WEIGHTED           WEIGHTED
                                                                      AVERAGE        AVERAGE            AVERAGE          WEIGHTED
                                                     PERCENTAGE OF   REMAINING      REMAINING          REMAINING          AVERAGE
    RANGE OF             NUMBER OF   CUT-OFF DATE       INITIAL       LOCKOUT        LOCKOUT        LOCKOUT PLUS YM      REMAINING
 REMAINING TERMS TO      MORTGAGE     PRINCIPAL    LOAN GROUP NO. 1    PERIOD     PLUS YM PERIOD  PLUS PREMIUM PERIOD    MATURITY
STATED MATURITY (1,2)      LOANS     BALANCE (1)        BALANCE     (MONTHS) (1)   (MONTHS) (1)       (MONTHS) (1)    (MONTHS) (1,2)
------------------------------------------------------------------------------------------------------------------------------------

 54     -      69            15    $  243,198,417         17.0%           52             54                 54                59
 70     -      99             7       101,180,347          7.1%           73             75                 79                83
100     -     115            19        99,169,083          6.9%          110            110                110               114
116     -     119            79       532,269,279         37.1%          112            113                114               118
120     -     125            20       443,727,695         30.9%          116            116                116               120
126     -     260             9        14,679,330          1.0%          235            176                201               215
                         -----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     149    $1,434,224,152        100.0%          102            102                103               107
                         ===========================================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
    THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                      WEIGHTED       WEIGHTED           WEIGHTED
                                                                      AVERAGE        AVERAGE            AVERAGE          WEIGHTED
                                                     PERCENTAGE OF   REMAINING      REMAINING          REMAINING          AVERAGE
                         NUMBER OF   CUT-OFF DATE       INITIAL       LOCKOUT        LOCKOUT        LOCKOUT PLUS YM      REMAINING
                         MORTGAGE     PRINCIPAL    LOAN GROUP NO. 1    PERIOD     PLUS YM PERIOD  PLUS PREMIUM PERIOD    MATURITY
PREPAYMENT OPTION          LOANS     BALANCE (1)        BALANCE     (MONTHS) (1)   (MONTHS) (1)       (MONTHS) (1)    (MONTHS) (1,2)
------------------------------------------------------------------------------------------------------------------------------------

Lockout / Defeasance        125    $1,272,177,197         88.7%          104            104                104               108
Lockout / Defeasance
 / Static                     5        67,777,184          4.7%           94             94                105               108
Yield Maintenance            11        60,282,870          4.2%            0             88                 88                92
Lockout / Yield
 Maintenance                  6        30,156,119          2.1%           28             78                 78                83
Yield / Maintenance
 / Static                     2         3,830,783          0.3%            0             67                163               167
                         -----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     149    $1,434,224,152        100.0%          102            102                103               107
                         ===========================================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
    THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                           WEIGHTED
                                    NUMBER OF                          PERCENTAGE OF       AVERAGE                       WEIGHTED
                                    MORTGAGED      CUT-OFF DATE           INITIAL          MORTGAGE     WEIGHTED          AVERAGE
                                       REAL         PRINCIPAL        LOAN GROUP NO. 1      INTEREST     AVERAGE         CUT-OFF DATE
OWNERSHIP INTEREST                  PROPERTIES     BALANCE (1)            BALANCE           RATES       U/W DSCR       LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------

Fee                                    147      $ 1,323,995,227             92.3%           5.6762%       1.43x             71.6%
Fee/Leasehold                            6          110,228,925              7.7%           4.9738%       1.72              70.2%
                                ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                153      $ 1,434,224,152            100.0%           5.6222%       1.45x             71.5%
                                ====================================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                                          WEIGHTED
                                        NUMBER OF                     PERCENTAGE OF        AVERAGE                     WEIGHTED
                                       UNDERLYING   CUT-OFF DATE         INITIAL          MORTGAGE       WEIGHTED      AVERAGE
                                        MORTGAGE      PRINCIPAL      LOAN GROUP NO. 2     INTEREST       AVERAGE     CUT-OFF DATE
MORTGAGE LOAN SELLER                      LOANS      BALANCE (1)         BALANCE            RATE         U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------

Column Financial, Inc.                     54       $ 259,219,654         59.9%            5.4194%         1.43x        73.4%
LaSalle Bank National Association          20         107,571,468         24.9%            5.5579%         1.39         71.4%
KeyBank National Association                5          65,828,905         15.2%            5.4986%         1.22         77.6%
                                     -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    79       $ 432,620,028         100.0%           5.4659%         1.39x        73.6%
                                     ===============================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                             MORTGAGE INTEREST RATES

                                                                                         WEIGHTED
                                  NUMBER OF                          PERCENTAGE OF       AVERAGE                     WEIGHTED
                                  UNDERLYING      CUT-OFF DATE          INITIAL          MORTGAGE      WEIGHTED      AVERAGE
     RANGE OF                      MORTGAGE         PRINCIPAL      LOAN GROUP NO. 2      INTEREST      AVERAGE     CUT-OFF DATE
MORTGAGE INTEREST RATES             LOANS          BALANCE (1)          BALANCE            RATE        U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------------

4.4000% - 5.0000%                      2          $  24,958,821            5.8%           4.7678%        1.63x         78.3%
5.0001% - 5.2500%                      6             61,950,318           14.3%           5.1658%        1.31          75.5%
5.2501% - 5.5000%                     22            174,160,132           40.3%           5.3845%        1.36          75.4%
5.5001% - 5.7500%                     23            100,064,528           23.1%           5.5791%        1.42          70.9%
5.7501% - 6.0000%                     13             42,838,146            9.9%           5.8311%        1.43          68.5%
6.0001% - 6.2500%                      6             10,790,022            2.5%           6.1534%        1.38          73.5%
6.2501% - 6.5000%                      4             15,128,175            3.5%           6.2987%        1.31          71.8%
6.5001% - 6.7500%                      1              1,517,310            0.4%           6.5200%        1.51          61.9%
6.7501% - 6.8500%                      2              1,212,575            0.3%           6.7973%        1.99          54.5%
                                --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               79          $ 432,620,028          100.0%           5.4659%        1.39x         73.6%
                                ==================================================================================================

MAXIMUM MORTGAGE INTEREST RATE:             6.8500%
MINIMUM MORTGAGE INTEREST RATE:             4.4000%
WTD. AVG. MORTGAGE INTEREST RATE:           5.4659%

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                       CUT-OFF DATE PRINCIPAL BALANCES (1)

                                                                                       WEIGHTED
                                    NUMBER OF                         PERCENTAGE OF    AVERAGE                     WEIGHTED
                                    UNDERLYING      CUT-OFF DATE         INITIAL       MORTGAGE     WEIGHTED       AVERAGE
    RANGE OF CUT-OFF DATE            MORTGAGE         PRINCIPAL     LOAN GROUP NO. 2   INTEREST     AVERAGE      CUT-OFF DATE
   PRINCIPAL BALANCES (1)             LOANS          BALANCE (1)         BALANCE         RATE       U/W DSCR    LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------------

  $413,262  -     750,000                1        $     413,262           0.1%         6.8500%        3.47x         19.2%
   750,001  -   1,000,000                4            3,374,840           0.8%         6.0103%        1.47          68.4%
 1,000,001  -   1,250,000                5            5,503,629           1.3%         5.8292%        1.43          60.5%
 1,250,001  -   1,500,000                9           12,509,644           2.9%         5.8540%        1.51          70.4%
 1,500,001  -   2,000,000                9           15,798,278           3.7%         5.7555%        1.59          68.0%
 2,000,001  -   2,500,000                4            9,453,833           2.2%         5.5914%        1.48          74.0%
 2,500,001  -   3,000,000                5           14,084,774           3.3%         5.7014%        1.43          75.6%
 3,000,001  -   3,500,000                4           13,372,097           3.1%         5.8032%        1.40          65.0%
 3,500,001  -   4,000,000                2            7,687,606           1.8%         5.5489%        2.43          48.1%
 4,000,001  -   4,500,000                4           17,458,261           4.0%         5.5182%        1.34          68.6%
 4,500,001  -   5,000,000                2            9,566,641           2.2%         6.0729%        1.36          75.4%
 5,000,001  -   6,000,000                3           16,477,562           3.8%         5.4565%        1.34          74.7%
 6,000,001  -   7,000,000                3           18,486,020           4.3%         5.4686%        1.44          79.0%
 7,000,001  -   8,000,000                7           52,424,739          12.1%         5.3267%        1.36          72.4%
 8,000,001  -   9,000,000                3           26,090,019           6.0%         5.5997%        1.24          76.8%
 9,000,001  -  10,000,000                1            9,300,000           2.1%         5.5000%        1.42          78.8%
10,000,001  -  12,500,000                4           44,096,532          10.2%         5.3830%        1.46          70.6%
12,500,001  -  15,000,000                4           57,863,070          13.4%         5.2713%        1.26          76.9%
15,000,001  -  17,500,000                2           33,980,318           7.9%         5.0699%        1.51          77.2%
17,500,001  -  20,000,000                2           38,178,905           8.8%         5.4536%        1.25          76.1%
20,000,001  - $26,500,000                1           26,500,000           6.1%         5.5500%        1.22          77.9%
                                  ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 79        $ 432,620,028         100.0%         5.4659%        1.39x         73.6%
                                  =============================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):                    $26,500,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE  (1):                       $413,262
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE  (1):                     $5,476,203

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                         ORIGINAL AMORTIZATION TERMS (1)

                                                                                         WEIGHTED
                               NUMBER OF                           PERCENTAGE OF          AVERAGE                      WEIGHTED
     RANGE OF                  UNDERLYING     CUT-OFF DATE            INITIAL            MORTGAGE     WEIGHTED          AVERAGE
ORIGINAL AMORTIZATION           MORTGAGE       PRINCIPAL          LOAN GROUP NO. 2       INTEREST     AVERAGE        CUT-OFF DATE
  TERMS (MONTHS) (1)             LOANS        BALANCE (2)             BALANCE              RATE       U/W DSCR       LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------

   Interest Only                    1            $ 17,000,000           3.9%              4.9400%       1.69x            78.7%
240 - 300                          16              37,496,571           8.7%              5.6924%       1.40             62.8%
301 - 360                          62             378,123,457          87.4%              5.4671%       1.37             74.4%
                            --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            79            $432,620,028         100.0%              5.4659%       1.39x            73.6%
                            ========================================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):                          360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (3):                          240
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (3):                        350

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
    THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL
    ARD/MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                             WEIGHTED
                                      NUMBER OF                            PERCENTAGE OF      AVERAGE                    WEIGHTED
        RANGE OF                     UNDERLYING       CUT-OFF DATE           INITIAL        MORTGAGE      WEIGHTED       AVERAGE
      ORIGINAL TERMS                  MORTGAGE         PRINCIPAL         LOAN GROUP NO. 2   INTEREST      AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1)         LOANS          BALANCE (2)            BALANCE          RATE       U/W DSCR    LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------

 60 -  84                                 12          $ 84,859,786             19.6%          5.2167%        1.44x         78.1%
 85 - 120                                 61           306,917,525             70.9%          5.5265%        1.38          72.6%
121 - 240                                  6            40,842,717              9.4%          5.5281%        1.36          71.7%
                                 ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   79          $432,620,028            100.0%          5.4659%        1.39x         73.6%
                                 ===================================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                    240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                     60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                  113

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
    THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                       REMAINING AMORTIZATION TERMS (1, 2)

                                                                                         WEIGHTED
                                  NUMBER OF                        PERCENTAGE OF          AVERAGE                       WEIGHTED
     RANGE OF                    UNDERLYING      CUT-OFF DATE         INITIAL            MORTGAGE     WEIGHTED           AVERAGE
REMAINING AMORTIZATION            MORTGAGE        PRINCIPAL       LOAN GROUP NO. 2       INTEREST      AVERAGE        CUT-OFF DATE
  TERMS (MONTHS) (1, 2)             LOANS        BALANCE (2)          BALANCE              RATES      U/W DSCR        LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------

  Interest Only                       1          $ 17,000,000           3.9%              4.9400%       1.69x             78.7%
168 - 250                             8            13,175,391           3.0%              5.7799%       1.53              51.1%
251 - 300                             9            25,838,490           6.0%              5.6964%       1.33              68.7%
301 - 355                             4            27,093,908           6.3%              5.6109%       1.28              74.2%
356 - 360                            57           349,512,238          80.8%              5.4514%       1.38              74.5%
                               -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              79          $432,620,028         100.0%              5.4659%       1.39x             73.6%
                               =====================================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS)  (2, 3):                      360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS)  (2, 3):                      168
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS)  (2, 3):                    349

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
    THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

(3) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL
    ARD/MATURITY DATE.

                    REMAINING TERMS TO STATED MATURITY (1, 2)

                                                                                              WEIGHTED
                                          NUMBER OF                         PERCENTAGE OF      AVERAGE                   WEIGHTED
         RANGE OF                         UNDERLYING       CUT-OFF DATE        INITIAL        MORTGAGE     WEIGHTED       AVERAGE
     REMAINING TERMS                      MORTGAGE          PRINCIPAL      LOAN GROUP NO. 2   INTEREST      AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS) (1, 2)          LOANS          BALANCE (2)         BALANCE          RATES      U/W DSCR    LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------

 47 -  84                                    13           $ 86,377,096          20.0%          5.2396%       1.44x         77.8%
 85 - 117                                    28            108,468,744          25.1%          5.6091%       1.41          68.4%
118 - 240                                    38            237,774,188          55.0%          5.4828%       1.36          74.4%
                                       ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      79           $432,620,028         100.0%          5.4659%       1.39x         73.6%
                                       =============================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS)  (1, 2):                240
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS)  (1, 2):                 47
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS)  (1, 2):              111

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
    THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.

(2) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                           YEARS BUILT/YEARS RENOVATED

                                                                                            WEIGHTED
                                     NUMBER OF                          PERCENTAGE OF        AVERAGE                     WEIGHTED
                                     MORTGAGED      CUT-OFF DATE           INITIAL          MORTGAGE      WEIGHTED        AVERAGE
    RANGE OF YEARS                     REAL           PRINCIPAL        LOAN GROUP NO. 2     INTEREST       AVERAGE     CUT-OFF DATE
  BUILT/RENOVATED (1)               PROPERTIES       BALANCE (2)           BALANCE            RATE        U/W DSCR     LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------

1951     -     1997                     36          $166,039,192            38.4%            5.5233%        1.40x          74.2%
1998     -     2000                      9            52,446,851            12.1%            5.2679%        1.54           73.2%
2001     -     2004                     36           214,133,985            49.5%            5.4699%        1.34           73.2%
                                  --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 81          $432,620,028           100.0%            5.4659%        1.39x          73.6%
                                  ==================================================================================================

MOST RECENT YEAR BUILT/RENOVATED:                      2004
OLDEST YEAR BUILT/RENOVATED                            1951
WTD. AVG. YEAR BUILT/RENOVATED:                        1996

(1) YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR
    RENOVATED OF THE MORTGAGED REAL PROPERTIES.

(2) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                       WEIGHTED
                                     NUMBER OF                     PERCENTAGE OF        AVERAGE                     WEIGHTED
                                     MORTGAGED     CUT-OFF DATE       INITIAL          MORTGAGE       WEIGHTED       AVERAGE
    RANGE OF                           REAL          PRINCIPAL    LOAN GROUP NO. 2     INTEREST        AVERAGE    CUT-OFF DATE
OCCUPANCY RATES AT U/W (1)          PROPERTIES      BALANCE (2)       BALANCE            RATE         U/W DSCR    LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------------------------

57%      -          75%                  2         $  8,856,903           2.1%          5.3910%         1.37x         78.4%
76%      -          85%                  1            8,400,000           2.0%          5.5500%         1.20          76.4%
86%      -          90%                 16           94,786,737          22.1%          5.4813%         1.33          74.2%
91%      -          93%                 13          104,676,730          24.4%          5.4887%         1.30          75.3%
94%      -          95%                 12           81,468,354          19.0%          5.3119%         1.40          76.2%
96%      -          97%                 11           37,401,102           8.7%          5.4609%         1.53          74.1%
98%      -         100%                 24           92,816,941          21.7%          5.5475%         1.41          69.5%
                                  -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 79         $428,406,766         100.0%          5.4629%         1.37x         74.0%
                                  =================================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):                     100%
MINIMUM OCCUPANCY RATE AT U/W (1):                      57%
WTD. AVG. OCCUPANCY RATE AT U/W (1):                    93%

(1) DOES NOT INCLUDE RESIDENTIAL COOPERATIVE PROPERTIES.

(2) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                WEIGHTED
                               NUMBER OF                      PERCENTAGE OF      AVERAGE                          WEIGHTED
                              UNDERLYING     CUT-OFF DATE        INITIAL        MORTGAGE        WEIGHTED          AVERAGE
   RANGE OF                    MORTGAGE        PRINCIPAL    LOAN GROUP NO. 2    INTEREST         AVERAGE        CUT-OFF DATE
   U/W DSCRS                     LOANS        BALANCE (1)        BALANCE          RATE          U/W DSCR       LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------------

1.18x    -       1.20              3        $ 24,487,167          5.7%           5.4469%          1.20x            78.6%
1.21     -       1.26             12          97,917,681         22.6%           5.5350%          1.23             76.2%
1.27     -       1.30              8          73,857,830         17.1%           5.4273%          1.29             75.5%
1.31     -       1.35             10          48,200,749         11.1%           5.5396%          1.32             71.5%
1.36     -       1.40              9          48,580,519         11.2%           5.4251%          1.37             71.8%
1.41     -       1.45             12          46,205,277         10.7%           5.5605%          1.43             73.3%
1.46     -       1.50              4          10,157,182          2.3%           5.7802%          1.48             73.3%
1.51     -       1.55              4          22,359,498          5.2%           5.1245%          1.52             74.1%
1.56     -       1.66              5          20,435,521          4.7%           5.5495%          1.60             65.5%
1.67     -       1.86              7          31,117,485          7.2%           5.2093%          1.69             76.6%
1.87     -       2.99              3           5,087,858          1.2%           5.4773%          2.10             54.4%
3.00     -      3.47x              2           4,213,262          1.0%           5.7677%          3.28             33.6%
                            ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           79        $432,620,028        100.0%           5.4659%          1.39x            73.6%
                            ===================================================================================================

MAXIMUM U/W DSCR:                               3.47x
MINIMUM U/W DSCR:                               1.18x
WTD. AVG. U/W DSCR:                             1.39x

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                      CUT-OFF DATE LOAN-TO-VALUE RATIOS (1)

                                                                                             WEIGHTED
                                        NUMBER OF                        PERCENTAGE OF        AVERAGE                     WEIGHTED
                                       UNDERLYING     CUT-OFF DATE          INITIAL          MORTGAGE     WEIGHTED        AVERAGE
      RANGE OF CUT-OFF DATE             MORTGAGE        PRINCIPAL      LOAN GROUP NO. 2      INTEREST      AVERAGE      CUT-OFF DATE
     LOAN-TO-VALUE RATIOS (1)             LOANS        BALANCE (1)          BALANCE            RATE       U/W DSCR     LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------

     19.2%      -      40.0%                3         $  7,713,262           1.8%             5.7733%       2.40x          36.2%
     40.0%      -      50.0%                3            4,214,286           1.0%             5.8356%       1.92           48.7%
     50.0%      -      60.0%                9           21,145,168           4.9%             5.6905%       1.50           57.5%
     60.0%      -      65.0%                5           21,089,438           4.9%             5.5199%       1.45           63.0%
     65.0%      -      70.0%                7           35,621,310           8.2%             5.6622%       1.44           67.9%
     70.0%      -      74.5%               11           75,100,944          17.4%             5.5536%       1.32           72.8%
     74.5%      -      77.0%                8           53,076,197          12.3%             5.4031%       1.33           75.9%
     77.0%      -      77.5%                3           23,146,798           5.4%             4.9806%       1.34           77.2%
     77.5%      -      78.5%                8           90,836,956          21.0%             5.4246%       1.28           78.1%
     78.5%      -      79.0%                6           35,360,370           8.2%             5.3613%       1.54           78.7%
     79.0%      -      80.0%               14           55,346,834          12.8%             5.4482%       1.37           79.7%
     80.0%      -      80.9%                2            9,968,467           2.3%             5.4261%       1.31           80.4%
                                     -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    79         $432,620,028         100.0%             5.4659%       1.39x          73.6%
                                     ===============================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):             80.9%
MINIMUM CUT-OFF DATE LTV RATIO (1):             19.2%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):           73.6%

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                         WEIGHTED
                                    NUMBER OF                       PERCENTAGE OF        AVERAGE                         WEIGHTED
                                    MORTGAGED      CUT-OFF DATE        INITIAL           MORTGAGE        WEIGHTED         AVERAGE
                                       REAL         PRINCIPAL     LOAN GROUP NO. 2       INTEREST        AVERAGE       CUT-OFF DATE
STATE                               PROPERTIES     BALANCE (1)         BALANCE             RATE          U/W DSCR      LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------

Texas                                  15         $113,944,661          26.3%            5.3944%           1.36x           76.4%
California                              7           21,740,773          5.0%             5.4425%           1.36            67.5%
      Northern California (2)           5           11,828,167          2.7%             5.4948%           1.29            64.2%
      Southern California (2)           2            9,912,606          2.3%             5.3801%           1.45            71.3%
Indiana                                 3           36,337,977          8.4%             5.5678%           1.22            77.5%
North Carolina                          3           30,300,000          7.0%             5.3332%           1.53            77.2%
Wisconsin                               2           28,750,000          6.6%             5.3196%           1.28            74.8%
New York                                6           27,709,893          6.4%             5.4583%           1.66            67.1%
Nevada                                  2           25,367,054          5.9%             5.5581%           1.24            78.5%
Arizona                                 4           21,006,064          4.9%             5.6448%           1.31            68.2%
Ohio                                    4           16,345,775          3.8%             5.3312%           1.36            76.8%
New Mexico                              7           15,329,524          3.5%             5.6953%           1.46            60.0%
Missouri                                3           13,185,364          3.0%             5.4534%           1.46            63.3%
Connecticut                             1           10,313,289          2.4%             5.3100%           1.52            72.1%
Colorado                                2            9,017,310          2.1%             5.9461%           1.46            59.6%
Michigan                                1            8,990,019          2.1%             5.4300%           1.30            80.3%
Alabama                                 1            7,958,821          1.8%             4.4000%           1.51            77.3%
Florida                                 4            7,597,922          1.8%             5.7392%           1.50            77.5%
Virginia                                2            7,078,535          1.6%             5.6923%           1.60            64.8%
Louisiana                               1            6,272,871          1.4%             5.2700%           1.67            79.4%
District of Columbia                    3            5,683,143          1.3%             5.5637%           1.32            71.5%
Mississippi                             2            5,389,567          1.2%             5.9364%           1.34            79.2%
Tennessee                               3            5,299,314          1.2%             6.1580%           1.42            69.7%
Georgia                                 1            2,450,000          0.6%             5.5270%           1.45            69.0%
Idaho                                   1            2,157,667          0.5%             5.5700%           1.33            79.9%
Arkansas                                1            1,739,069          0.4%             6.4600%           1.26            79.0%
Delaware                                1            1,676,969          0.4%             6.0600%           1.43            75.5%
South Carolina                          1              978,448          0.2%             5.3900%           1.43            80.9%
                                 ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                81         $432,620,028         100.0%            5.4659%           1.39x           73.6%
                                 ===================================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

(2) NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP
    CODES GREATER THAN 93600. SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL
    PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                 WEIGHTED
                                     NUMBER OF                  PERCENTAGE OF     AVERAGE                  WEIGHTED      WEIGHTED
                                     UNDERLYING  CUT-OFF DATE      INITIAL       MORTGAGE     WEIGHTED      AVERAGE       AVERAGE
                                      MORTGAGE    PRINCIPAL    LOAN GROUP NO. 2  INTEREST     AVERAGE    CUT-OFF DATE    REMAINING
LOAN TYPE                              LOANS     BALANCE (1)       BALANCE         RATE       U/W DSCR   LTV RATIO (1) IO PERIOD (1)
------------------------------------------------------------------------------------------------------------------------------------

Interest Only Balloon Loans               1      $ 17,000,000        3.9%         4.9400%       1.69x        78.7%          59
Balloon Loans with Partial IO Term       17       169,020,000       39.1%         5.4250%       1.30         74.4%          27
Balloon Loans without IO Term            59       242,686,766       56.1%         5.5244%       1.43         73.2%          N/A
Fully Amortizing Loans                    2         3,913,262        0.9%         5.8930%       1.56         37.3%          N/A
                                     -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  79      $432,620,028      100.0%         5.4659%       1.39x        73.6%          N/A
                                     ===============================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                        WEIGHTED
                             NUMBER OF                              PERCENTAGE OF        AVERAGE                       WEIGHTED
                             MORTGAGED         CUT-OFF DATE            INITIAL          MORTGAGE     WEIGHTED           AVERAGE
                                REAL            PRINCIPAL          LOAN GROUP NO. 2     INTEREST      AVERAGE        CUT-OFF DATE
PROPERTY TYPE                PROPERTIES        BALANCE (1)             BALANCE            RATE       U/W DSCR        LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                      81            $432,620,028             100.0%           5.4659%       1.39x             73.6%
                          ----------------------------------------------------------------------------------------------------------
                                 81            $432,620,028             100.0%           5.4659%       1.39x             73.6%
                          ==========================================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                               WEIGHTED
                                               NUMBER OF                     PERCENTAGE OF      AVERAGE                  WEIGHTED
                                               MORTGAGED     CUT-OFF DATE       INITIAL        MORTGAGE     WEIGHTED      AVERAGE
                      PROPERTY                    REAL        PRINCIPAL     LOAN GROUP NO. 2   INTEREST      AVERAGE   CUT-OFF DATE
PROPERTY TYPE         SUB-TYPE                 PROPERTIES    BALANCE (1)        BALANCE          RATE       U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------

MULTIFAMILY
                      Conventional                 69       $ 406,278,630        93.9%          5.4543%       1.36x        73.9%
                      Manufactured Housing         10          22,128,136         5.1%          5.6213%       1.47         74.7%
                      Cooperative                   2           4,213,262         1.0%          5.7677%       3.28         33.6%
                                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                            81       $ 432,620,028       100.0%          5.4659%       1.39x        73.6%
                                             =======================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                   PREPAYMENT PROVISION AS OF CUT-OFF DATE (1)

                                                                      WEIGHTED       WEIGHTED           WEIGHTED
                                                                       AVERAGE        AVERAGE           AVERAGE          WEIGHTED
                                                    PERCENTAGE OF     REMAINING      REMAINING         REMAINING         AVERAGE
        RANGE OF         NUMBER OF   CUT-OFF DATE      INITIAL         LOCKOUT        LOCKOUT       LOCKOUT PLUS YM     REMAINING
   REMAINING TERMS TO    MORTGAGE      PRINCIPAL   LOAN GROUP NO. 2    PERIOD     PLUS YM PERIOD  PLUS PREMIUM PERIOD    MATURITY
  STATED MATURITY (1,2)    LOANS      BALANCE (1)      BALANCE      (MONTHS) (1)   (MONTHS) (1)       (MONTHS) (1)    (MONTHS) (1,2)
------------------------------------------------------------------------------------------------------------------------------------

   47      -      62         6       $ 35,347,463        8.2%             53             53                53               57
   63      -      92         7         51,029,634       11.8%             75             75                75               81
   93      -      112        1          1,437,977        0.3%            104            104               104              111
  113      -      117       27        107,030,767       24.7%            112            112               112              116
  118      -      240       38        237,774,188       55.0%            119            120               120              123
                         -----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     79       $432,620,028      100.0%            107            107               107              111
                         ===========================================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
    THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                        WEIGHTED      WEIGHTED          WEIGHTED
                                                                        AVERAGE        AVERAGE          AVERAGE          WEIGHTED
                                                      PERCENTAGE OF    REMAINING      REMAINING        REMAINING          AVERAGE
                            NUMBER OF  CUT-OFF DATE      INITIAL        LOCKOUT        LOCKOUT      LOCKOUT PLUS YM      REMAINING
                            MORTGAGE     PRINCIPAL   LOAN GROUP NO. 2    PERIOD    PLUS YM PERIOD PLUS PREMIUM PERIOD    MATURITY
PREPAYMENT OPTION             LOANS     BALANCE (1)      BALANCE      (MONTHS) (1)  (MONTHS) (1)      (MONTHS) (1)    (MONTHS) (1,2)
------------------------------------------------------------------------------------------------------------------------------------

Lockout / Defeasance           74      $427,595,151       98.8%           107            107              107               111
Lockout / Yield Maintenance     5         5,024,877        1.2%            22             87               87                91
                            --------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        79      $432,620,028      100.0%           107            107              107               111
                            ========================================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

(2) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE
    THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                         WEIGHTED
                                  NUMBER OF                          PERCENTAGE OF       AVERAGE                         WEIGHTED
                                  MORTGAGED       CUT-OFF DATE          INITIAL          MORTGAGE        WEIGHTED        AVERAGE
                                     REAL          PRINCIPAL       LOAN GROUP NO. 2      INTEREST        AVERAGE       CUT-OFF DATE
OWNERSHIP INTEREST                PROPERTIES      BALANCE (1)           BALANCE           RATES          U/W DSCR     LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------

Fee                                   80         $422,306,739            97.6%           5.4697%           1.38x          73.6%
Fee/Leasehold                          1           10,313,289             2.4%           5.3100%           1.52           72.1%
                               -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               81         $432,620,028           100.0%           5.4659%           1.39x          73.6%
                               =====================================================================================================

(1) BASED ON A CUT-OFF DATE IN DECEMBER 2004.

                                   EXHIBIT B

                    FORM OF CERTIFICATE ADMINISTRATOR REPORT

ABN AMRO                                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.        Statement Date:   01/17/2005
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:     01/17/2005
135 S. LaSalle Street  Suite 1625                        SERIES 2004-C5                               Prior Payment:           N/A
Chicago, IL 60603                                                                                     Next Payment:     02/15/2005
                                                                                                      Record Date:      12/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                        Analyst:
                                               REPORTING PACKAGE TABLE OF CONTENTS

------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------- -------------------------------------------------- ---------------------------------------
                                                                                    Page(s)
Issue Id:                     CSFB04C5    REMIC Certificate Report                           Closing Date:               12/28/2004
Monthly Data File Name:                   Bond Interest Reconciliation                       First Payment Date:         01/17/2005
                  CSFB04C5_YYYYMM_3.zip   Cash Reconciliation Summary                        Assumed Final Payment Date: 12/15/2034
----------------------------------------  15 Month Historical Loan Status Summary            ---------------------------------------
                                          15 Month Historical Payoff/Loss Summary
                                          Historical Collateral Level Prepayment Report
                                          Delinquent Loan Detail
                                          Mortgage Loan Characteristics
                                          Loan Level Detail
                                          Specially Serviced Report
                                          Modified Loan Detail
                                          Realized Loss Detail
                                          Appraisal Reduction Detail

                                          -------------------------------------------------

                --------------------------------------------------------------------------------------------------------
                                                            CONTACT INFORMATION
                --------------------------------------------------------------------------------------------------------
                                       DEPOSITOR: Credit Suisse First Boston Mortgage Securities Corp.
                          UNDERWRITERS: Credit Suisse First Boston LLC, ABN AMRO Incorporated, KeyBanc Capital Markets,
                                  a Division of McDonald Investments Inc., and J.P. Morgan Securities Inc.
                                            MASTER SERVICER: KeyCorp Real Estate Capital Markets, Inc.
                                                   SPECIAL SERVICER: Lennar Partners, Inc.
                              RATING AGENCY: Moddy's Investors Service, Inc. / Standard & Poor's Ratings Services

                 NCB, FSB will act as Master Servicer with respect to the NCB, FSB Morgtage Loans and NCCB Mortgage Loan.

          National Consumer Cooperative Bank will act as special servicer with respect to the residential cooperative loans.
                --------------------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------
                                       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                     ------------------------------------------------------------------------
                                            LaSalle Web Site                          www.etrustee.net
                                            Servicer Website                          www.wachovia.com
                                            LaSalle Factor Line                         (800) 246-5761
                                     ------------------------------------------------------------------------

12/01/2004 - 10:41 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.

ABN AMRO                                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.        Statement Date:   01/17/2005
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:     01/17/2005
                                                         SERIES 2004-C5                               Prior Payment:           N/A
WAC:                                                                                                  Next Payment:     02/15/2005
WA Life Term:                                                                                         Record Date:      12/31/2004
WA Amort Term:                                      ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                                       REMIC CERTIFICATE REPORT
-----------------------------------------------------------------------------------------------------------------------------------
          ORIGINAL        OPENING     PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST     INTEREST    PASS-THROUGH
CLASS     FACE VALUE(1)   BALANCE      PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE     PAYMENT     ADJUSTMENT      RATE(2)
CUSIP     Per 1,000       Per 1,000   Per 1,000     Per 1,000      Per 1,000     Per 1,000   Per 1,000    Per 1,000    Next Rate(3)
-----------------------------------------------------------------------------------------------------------------------------------

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-----------------------------------------------------------------------------------------------------------------------------------
          0.00            0.00        0.00          0.00           0.00          0.00         0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         Total P&I Payment    0.00
                                                                        -----------------------------

Notes: (1) N denotes notional balance      (2) Interest paid minus Interest Adjustment minus Deferred       (3) Estimated
           not included in total               Interest equals Accrual

12/01/2004 - 10:41 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.

ABN AMRO                                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.        Statement Date:   01/17/2005
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:     01/17/2005
                                                         SERIES 2004-C5                               Prior Payment:           N/A
                                                                                                      Next Payment:     02/15/2005
                                                                                                      Record Date:      12/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                     BOND INTEREST RECONCILIATION

------------------------------------------------------------------------------------------------------------------------------------
                                                            Deductions                                 Additions
                                                 ---------------------------------------------  ------------------------------------
             Accrual                  Accrued                    Add.     Deferred &               Prior       Prepay-      Other
        ---------------  Pass Thru  Certificate  Allocable      Trust     Accretion   Interest  Int. Short-     ment      Interest
Class    Method   Days     Rate       Interest     PPIS      Expense (1)   Interest   Losses     falls Due    Penalties  Proceeds(1)
------------------------------------------------------------------------------------------------------------------------------------

                                     -----------------------------------------------------------------------------------------------
                                        0.00      0.00      0.00      0.00          0.00                          0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                               Remaining
            Distributable      Interest       Outstanding               Credit Support
             Certificate        Payment         Interest         ---------------------------
Class        Interest(2)        Amount         Shortfalls          Original      Current(4)
--------------------------------------------------------------------------------------------

          ----------------------------------------------------------------------
              0.00               0.00                                   0.00
---------------------------------------------------------------------------------------------------------------

(1)  Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.
(2)  Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.
(3)  Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
     (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

12/01/2004 - 10:41 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.

ABN AMRO                                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.        Statement Date:   01/17/2005
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:     01/17/2005
                                                         SERIES 2004-C5                               Prior Payment:           N/A
                                                                                                      Next Payment:     02/15/2005
                                                                                                      Record Date:      12/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                    CASH RECONCILIATION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------    ------------------------------------------- ------------------------------------------
          INTEREST SUMMARY                             SERVICING FEE SUMMARY                           PRINCIPAL SUMMARY
------------------------------------------    ------------------------------------------- ------------------------------------------

Current Scheduled Interest                    Current Servicing Fees                      SCHEDULED PRINCIPAL:
Less Deferred Interest                        Plus Fees Advanced for PPIS                 Current Scheduled Principal
Plus Advance Interest                         Less Reduction for PPIS                     Advanced Scheduled Principal
Plus Unscheduled Interest                     Plus Delinquent Servicing Fees              ------------------------------------------
PPIS Reducing Scheduled Interest              ------------------------------------------- Scheduled Principal Distribution
Less Total Fees Paid to Servicer              Total Servicing Fees                        ------------------------------------------
Plus Fees Advanced for PPIS                   ------------------------------------------- UNSCHEDULED PRINCIPAL:
Less Fee Strips Paid by Servicer                                                          Curtailments
Less Misc. Fees & Expenses                                                                Prepayments in Full
Less Non Recoverable Advances                 ------------------------------------------- Liquidation Proceeds
------------------------------------------                   PPIS SUMMARY                 Repurchase Proceeds
Interest Due Trust                            ------------------------------------------- Other Principal Proceeds
------------------------------------------    Gross PPIS                                  ------------------------------------------
Less Trustee Fee                              Reduced by PPIE                             Unscheduled Principal Distribution
Less Fee Strips Paid by Trust                 Reduced by Shortfalls in Fees               ------------------------------------------
Less Misc. Fees Paid by Trust                 Reduced by Other Amounts                    Remittance Principal
------------------------------------------    ------------------------------------------- ------------------------------------------
Remittance Interest                           PPIS Reducing Scheduled Interest            ------------------------------------------
------------------------------------------    ------------------------------------------- Service Wire Amount
                                              PPIS Reducing Servicing Fee                 ------------------------------------------
                                              -------------------------------------------
                                              PPIS Due Certificate
                                              -------------------------------------------
                                              -------------------------------------------
                                                          POOL BALANCE SUMMARY
                                              -------------------------------------------
                                                                        Balance    Count
                                              -------------------------------------------
                                              Beginning Pool
                                              Scheduled Principal Distribution
                                              Unscheduled Principal Distribution
                                              Deferred Interest
                                              Liquidations
                                              Repurchases
                                              -------------------------------------------
                                              Ending Pool
                                              -------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           ADVANCES
------------------------------------------------------------------------------------------------------------------------------------
        PRIOR OUTSTANDING                     CURRENT PERIOD                    RECOVERED                 ENDING OUTSTANDING
Principal        Interest              Principal       Interest            Principal      Interest     Principal       Interest
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

12/01/2004 - 10:41 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.

ABN AMRO                                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.        Statement Date:   01/17/2005
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:     01/17/2005
                                                         SERIES 2004-C5                               Prior Payment:           N/A
                                                                                                      Next Payment:     02/15/2005
                                                                                                      Record Date:      12/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                    ASSET BACKED FACTS -- 15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------------------------------------------------------------------------------------------------------------------------------
                                   Delinquency Aging Categories                              Special Event Categories (1)
             ------------------------------------------------------------------------- ---------------------------------------------
             Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure    REO     Modifications  Specially Serviced  Bankruptcy
Distribution ------------------------------------------------------------------------- ---------------------------------------------
    Date      #    Balance    #    Balance     #    Balance    #   Balance  #  Balance  #    Balance     #    Balance     #  Balance
------------------------------------------------------------------------------------------------------------------------------------

  01/17/05

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(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

12/01/2004 - 10:41 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.

ABN AMRO                                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.        Statement Date:   01/17/2005
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:     01/17/2005
                                                         SERIES 2004-C5                               Prior Payment:           N/A
                                                                                                      Next Payment:     02/15/2005
                                                                                                      Record Date:      12/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                    ASSET BACKED FACTS -- 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

---------------------------------------------------------------------------------------------------------------------------
                    Ending Pool (1)        Payoffs (2)        Penalties        Appraisal Reduct.(2)        Liquidations (2)
Distribution      ---------------------------------------------------------------------------------------------------------
   Date              #    Balance         #    Balance       #   Amount           #    Balance              #    Balance
---------------------------------------------------------------------------------------------------------------------------

01/17/05
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 Realized Losses (2)     Remaining Term      Curr Weighted Avg.
Distribution   -----------------------------------------------------------------
   Date            #      Amount         Life     Amort.      Coupon    Remit
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)  Percentage based on pool as of cutoff.
(2)  Percentage based on pool as of beginning of period.

12/01/2004 - 10:41 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.

ABN AMRO                                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.        Statement Date:   01/17/2005
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:     01/17/2005
                                                         SERIES 2004-C5                               Prior Payment:           N/A
                                                                                                      Next Payment:     02/15/2005
                                                                                                      Record Date:      12/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                           HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Remaining Term
                                                                                                                --------------
Disclosure  Distribution   Initial           Payoff   Penalty  Prepayment  Maturity  Property  Geographic                       Note
Control #   Date           Balance   Code    Amount   Amount   Date        Date      Type      Location    DSCR   Life  Amort.  Rate
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                         CURRENT                        0           0
                         CUMULATIVE
                                                 ---------------------------

12/01/2004 - 10:41 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.

ABN AMRO                                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.        Statement Date:   01/17/2005
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:     01/17/2005
                                                         SERIES 2004-C5                               Prior Payment:           N/A
                                                                                                      Next Payment:     02/15/2005
                                                                                                      Record Date:      12/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                       DELINQUENT LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                       Paid               Outstanding  Out. Property                      Special
Disclosure Doc         Thru  Current P&I      P&I        Protection        Advance        Servicer    Foreclosure  Bankruptcy   REO
Control #              Date  Advance      Advances**      Advances     Description (1) Transfer Date      Date         Date     Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
A. P&I Advance - Loan in Grace Period  1. P&I Advance - Loan delinquent 1  3. P&I Advance - Loan delinquent
                                          month                               3 months or More
B. P&I Advance - Late Payment but      2. P&I Advance - Loan delinquent 2  4. Matured Balloon/Assumed
   < 1 month delinq                       months                              Scheduled Payment
------------------------------------------------------------------------------------------------------------------------------------

**   Outstanding P&I Advances include the current period P&I Advance

12/01/2004 - 10:41 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.

ABN AMRO
LaSalle Bank N.A.                         CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.        Statement Date:   01/17/2005
                                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:     01/17/2005
                                                         SERIES 2004-C5                               Prior Payment:           N/A
                                                                                                      Next Payment:     02/15/2005
                                                                                                      Record Date:      12/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
                                                   MORTGAGE LOAN CHARACTERISTICS

                                         DISTRIBUTION OF PRINCIPAL BALANCES
---------------------------------------------------------------------------------------------------------------
Current Scheduled              # of          Scheduled         % of                  Weighted Average
                                                                          -------------------------------------
     Balances                 Loans           Balance         Balance         Term        Coupon        DSCR
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                0                0             0.00%
---------------------------------------------------------------------------------------------------------------

Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

                              DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
---------------------------------------------------------------------------------------------------------------
Fully Amortizing               # of          Scheduled         % of                   Weighted Average
                                                                            -----------------------------------
Mortgage Loans                 Loans          Balance         Balance            Term       Coupon       DSCR
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                0                 0             0.00%
---------------------------------------------------------------------------------------------------------------

                                                          Minimum Remaining Term
                                                          Maximum Remaining Term

                                   DISTRIBUTION OF MORTGAGE INTEREST RATES
---------------------------------------------------------------------------------------------------------------
Current Mortgage          # of          Scheduled            % of                       Weighted Average
                                                                            -----------------------------------
 Interest Rate           Loans           Balance            Balance             Term        Coupon        DSCR
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                          0                 0                 0.00%
---------------------------------------------------------------------------------------------------------------

 Minimum Mortgage Interest Rate          10.0000%
 Maximum Mortgage Interest Rate          10.0000%

                                  DISTRIBUTION OF REMAINING TERM (BALLOON)
---------------------------------------------------------------------------------------------------------------
          Balloon                  # of          Scheduled          % of               Weighted Average
                                                                                -------------------------------
      Mortgage Loans               Loans          Balance          Balance      Term       Coupon        DSCR
---------------------------------------------------------------------------------------------------------------

  0         to            60
  61        to            120
 121        to            180
 181        to            240
 241        to            360

---------------------------------------------------------------------------------------------------------------
                                 0                 0               0.00%
---------------------------------------------------------------------------------------------------------------

 Minimum Remaining Term          0
 Maximum Remaining Term          0

12/01/2004 - 10:41 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.

ABN AMRO                                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.        Statement Date:   01/17/2005
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:     01/17/2005
                                                         SERIES 2004-C5                               Prior Payment:           N/A
                                                                                                      Next Payment:     02/15/2005
                                                                                                      Record Date:      12/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                   MORTGAGE LOAN CHARACTERISTICS

                  DISTRIBUTION OF DSCR (CURRENT)                                        GEOGRAPHIC DISTRIBUTION
----------------------------------------------------------------    ----------------------------------------------------------------
 Debt Service     # of   Scheduled    % of                                                # of   Scheduled   % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   DSCR    Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR

----------------------------------------------------------------    ----------------------------------------------------------------

                   0          0        0.00%
----------------------------------------------------------------
Maximum DSCR     0.000
Minimum DSCR     0.000

                    DISTRIBUTION OF DSCR (CUTOFF)
----------------------------------------------------------------
 Debt Service    # of     Scheduled    % of
Coverage Ratio   Loans     Balance    Balance  WAMM   WAC   DSCR
----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
                 0           0        0.00%                                                  0               0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

Maximum DSCR     0.00
Minimum DSCR     0.00

12/01/2004 - 10:41 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.

ABN AMRO                                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.        Statement Date:   01/17/2005
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:     01/17/2005
                                                         SERIES 2004-C5                               Prior Payment:           N/A
                                                                                                      Next Payment:     02/15/2005
                                                                                                      Record Date:      12/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                        DISTRIBUTION OF LOAN SEASONING
-------------------------------------------------------------------   --------------------------------------------------------------
                   # of    Scheduled     % of                                            # of   Scheduled    % of
Property Types     Loans    Balance     Balance  WAMM   WAC   DSCR     Number of Years   Loans   Balance   Balance   WAMM  WAC  DSCR
-------------------------------------------------------------------   --------------------------------------------------------------

-------------------------------------------------------------------   --------------------------------------------------------------
                     0           0        0.00%                                            0        0       0.00%
-------------------------------------------------------------------   --------------------------------------------------------------

                 DISTRIBUTION OF AMORTIZATION TYPE                                     DISTRIBUTION OF YEAR LOANS MATURING
-------------------------------------------------------------------   --------------------------------------------------------------
 Current              # of   Scheduled     % of                                          # of   Scheduled    % of
 Scheduled Balances  Loans   Balance     Balance  WAMM   WAC   DSCR          Year       Loans   Balance    Balance   WAMM  WAC  DSCR
-------------------------------------------------------------------   --------------------------------------------------------------

                                                                            1998
                                                                            1999
                                                                            2020
                                                                            2001
                                                                            2002
                                                                            2003
                                                                            2004
                                                                            2005
                                                                            2006
                                                                            2007
                                                                            2008
                                                                       2009 & Longer
-------------------------------------------------------------------   --------------------------------------------------------------
                                                                                          0        0        0.00%
-------------------------------------------------------------------   --------------------------------------------------------------

12/01/2004 - 10:41 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.

ABN AMRO                                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.        Statement Date:   01/17/2005
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:     01/17/2005
                                                         SERIES 2004-C5                               Prior Payment:           N/A
                                                                                                      Next Payment:     02/15/2005
                                                                                                      Record Date:      12/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                         LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                          Operating                      Ending
Disclosure                 Property                                       Statement      Maturity       Principal       Note
Control #        Grp         Type         State       DSCR       NOI        Date           Date          Balance        Rate
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                          W/Avg       0.00                0                                0
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                              Spec.                   Loan                       Prepayment
Disclosure        Scheduled        Mod.       Serv        ASER        Status         ---------------------------------
Control #            P&I           Flag       Flag        Flag        Code(1)        Amount        Penalty        Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                      0                                                                0               0
------------------------------------------------------------------------------------------------------------------------------------
*    NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------------
(1) Legend: A. P&I Adv - in     1. P&I Adv -           3. P&I Adv - delinquent 5. Prepaid   7. Foreclosure  9. REO  11. Modification
               Grace Period        delinquent 1 month     3+ months               in Full
            B. P&I Adv - < one  2. P&I Adv -           4. Mat. Balloon/Assumed 6. Specially 8. Bankruptcy   10. DPO
               month delinq        delinquent 2 months    P&I                     Serviced
------------------------------------------------------------------------------------------------------------------------------------

12/01/2004 - 10:41 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.

ABN AMRO                                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.        Statement Date:   01/17/2005
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:     01/17/2005
                                                         SERIES 2004-C5                               Prior Payment:           N/A
                                                                                                      Next Payment:     02/15/2005
                                                                                                      Record Date:      12/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                            SPECIALLY SERVICED (PART I) -- LOAN DETAIL

====================================================================================================================================
                                 Balance                           Remaining Term
Disclosure   Transfer      -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================

====================================================================================================================================

12/01/2004 - 10:41 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.

ABN AMRO                                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.        Statement Date:   01/17/2005
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:     01/17/2005
                                                         SERIES 2004-C5                               Prior Payment:           N/A
                                                                                                      Next Payment:     02/15/2005
                                                                                                      Record Date:      12/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) -- SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================

====================================================================================================================================

12/01/2004 - 10:41 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.

ABN AMRO                                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.        Statement Date:   01/17/2005
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:     01/17/2005
                                                         SERIES 2004-C5                               Prior Payment:           N/A
                                                                                                      Next Payment:     02/15/2005
                                                                                                      Record Date:      12/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================

Disclosure    Modification  Modification                                     Modification
Control #        Date            Code                                        Description
====================================================================================================================================

====================================================================================================================================

12/01/2004 - 10:41 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.

ABN AMRO                                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.        Statement Date:   01/17/2005
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:     01/17/2005
                                                         SERIES 2004-C5                               Prior Payment:           N/A
                                                                                                      Next Payment:     02/15/2005
                                                                                                      Record Date:      12/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                        REALIZED LOSS DETAIL

====================================================================================================================================
                                        Beginning                  Gross Proceeds    Aggregate       Net      Net Proceeds
Distribution  Disclosure  Appraisal Appraisal  Scheduled   Gross      as a % of     Liquidation  Liquidation    as a % of   Realized
Period        Control #     Date      Value     Balance  Proceeds  Sched Principal   Expenses *    Proceeds  Sched. Balance   Loss
====================================================================================================================================

====================================================================================================================================
CURRENT TOTAL                                0.00       0.00                        0.00           0.00                      0.00
CUMULATIVE                                   0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

12/01/2004 - 10:41 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.

ABN AMRO                                  CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.        Statement Date:   01/17/2005
LaSalle Bank N.A.                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:     01/17/2005
                                                         SERIES 2004-C5                               Prior Payment:           N/A
                                                                                                      Next Payment:     02/15/2005
                                                                                                      Record Date:      12/31/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                     APPRAISAL REDUCTION DETAIL

====================================================================================================================
                                                              Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled Reduction   Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount     Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================

====================================================================================================================

12/01/2004 - 10:41 (MXXX-MXXX) (C) 2000    LaSalle Bank N.A.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:
         --------------------------------------------------------------

                             CLASS A-1 CERTIFICATES

                                   PREPAYMENTS
                                   -----------

      FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
------------------------------------------           ------         -------         -------         -------         --------

Issue Date.................................             %              %               %               %               %
December 2005..............................
December 2006..............................
December 2007..............................
December 2008..............................
December 2009..............................
December 2010..............................
December 2011..............................
December 2012..............................
December 2013..............................
December 2014 and thereafter...............
WEIGHTED AVERAGE LIFE (IN YEARS)

                             CLASS A-2 CERTIFICATES

                                   PREPAYMENTS
                                   -----------

      FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR        50% CPR         75% CPR         100% CPR
------------------------------------------           ------         -------         -------         -------         --------

Issue Date.................................              %               %              %               %               %
December 2005..............................
December 2006..............................
December 2007..............................
December 2008..............................
December 2009..............................
December 2010..............................
December 2011..............................
December 2012..............................
December 2013..............................
December 2014 and thereafter...............
WEIGHTED AVERAGE LIFE (IN YEARS)

                             CLASS A-3 CERTIFICATES

                                   PREPAYMENTS
                                   -----------

      FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR        50% CPR         75% CPR         100% CPR
------------------------------------------           ------         -------         -------         -------         --------

Issue Date.................................              %               %              %               %               %
December 2005..............................
December 2006..............................
December 2007..............................
December 2008..............................
December 2009..............................
December 2010..............................
December 2011..............................
December 2012..............................
December 2013..............................
December 2014 and thereafter...............
WEIGHTED AVERAGE LIFE (IN YEARS)

                                      C-1

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:
         --------------------------------------------------------------

                             CLASS A-AB CERTIFICATES

                                   PREPAYMENTS
                                   -----------

      FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR        50% CPR         75% CPR         100% CPR
------------------------------------------           ------         -------         -------         -------         --------

Issue Date.................................              %               %              %               %               %
December 2005..............................
December 2006..............................
December 2007..............................
December 2008..............................
December 2009..............................
December 2010..............................
December 2011..............................
December 2012..............................
December 2013..............................
December 2014 and thereafter...............
WEIGHTED AVERAGE LIFE (IN YEARS)

                             CLASS A-4 CERTIFICATES

                                   PREPAYMENTS
                                   -----------

      FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR        50% CPR         75% CPR         100% CPR
------------------------------------------           ------         -------         -------         -------         --------

Issue Date.................................              %               %              %               %               %
December 2005..............................
December 2006..............................
December 2007..............................
December 2008..............................
December 2009..............................
December 2010..............................
December 2011..............................
December 2012..............................
December 2013..............................
December 2014 and thereafter...............
WEIGHTED AVERAGE LIFE (IN YEARS)

                            CLASS A-1-A CERTIFICATES

                                   PREPAYMENTS

      FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR        50% CPR         75% CPR         100% CPR
------------------------------------------           ------         -------         -------         -------         --------

Issue Date.................................              %               %              %               %               %
December 2005..............................
December 2006..............................
December 2007..............................
December 2008..............................
December 2009..............................
December 2010..............................
December 2011..............................
December 2012..............................
December 2013..............................
December 2014 and thereafter...............
WEIGHTED AVERAGE LIFE (IN YEARS)

                                      C-2

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:
         --------------------------------------------------------------

                             CLASS A-J CERTIFICATES

                                   PREPAYMENTS
                                   -----------

      FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR        50% CPR         75% CPR         100% CPR
------------------------------------------           ------         -------         -------         -------         --------

Issue Date.................................              %               %              %               %               %
December 2005..............................
December 2006..............................
December 2007..............................
December 2008..............................
December 2009..............................
December 2010..............................
December 2011..............................
December 2012..............................
December 2013..............................
December 2014 and thereafter...............
WEIGHTED AVERAGE LIFE (IN YEARS)

                              CLASS B CERTIFICATES

                                   PREPAYMENTS
                                   -----------

      FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR        50% CPR         75% CPR         100% CPR
------------------------------------------           ------         -------         -------         -------         --------

Issue Date.................................              %               %              %               %               %
December 2005..............................
December 2006..............................
December 2007..............................
December 2008..............................
December 2009..............................
December 2010..............................
December 2011..............................
December 2012..............................
December 2013..............................
December 2014 and thereafter...............
WEIGHTED AVERAGE LIFE (IN YEARS)

                              CLASS C CERTIFICATES

                                   PREPAYMENTS
                                   -----------

      FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR        50% CPR         75% CPR         100% CPR
------------------------------------------           ------         -------         -------         -------         --------

Issue Date.................................              %               %              %               %               %
December 2005..............................
December 2006..............................
December 2007..............................
December 2008..............................
December 2009..............................
December 2010..............................
December 2011..............................
December 2012..............................
December 2013..............................
December 2014 and thereafter...............
WEIGHTED AVERAGE LIFE (IN YEARS)

                                      C-3

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:
         --------------------------------------------------------------

                              CLASS D CERTIFICATES

                                   PREPAYMENTS
                                   -----------

      FOLLOWING THE DISTRIBUTION DATE IN--            0% CPR         25% CPR        50% CPR         75% CPR         100% CPR
------------------------------------------           ------         -------         -------         -------         --------

Issue Date.................................              %               %              %               %               %
December 2005..............................
December 2006..............................
December 2007..............................
December 2008..............................
December 2009..............................
December 2010..............................
December 2011..............................
December 2012..............................
December 2013..............................
December 2014 and thereafter...............
WEIGHTED AVERAGE LIFE (IN YEARS)

                                      C-4

                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES

    DISTRIBUTION DATE          REFERENCE RATE        DISTRIBUTION DATE         REFERENCE RATE
    -----------------          --------------        -----------------         --------------

                                      D-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT E

                   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered Credit Suisse
First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through
Certificates, Series 2004-C5, Class A-1, Class A-2, Class A-3, Class A-AB, Class
A-4, Class A-1-A, Class A-J, Class B, Class C and Class D will be available only in book-entry form.

         The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

         Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between member organizations of
Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

         As described under "Certain U.S. Federal Income Tax Documentation
Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

         All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

         Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their book-entry certificates through
Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

         Trading between Clearstream, Luxembourg and/or Euroclear Participants.
Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional
Eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream, Luxembourg or Euroclear
Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream,
Luxembourg or Euroclear, the purchaser will send instructions to Clearstream,
Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon

                                      F-1

distribution date occurs (or, if no coupon distribution date has occurred, from and including December 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream,
Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or
Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

         Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two
DTC participants.

         Trading between Clearstream, Luxembourg or Euroclear Seller and DTC
Purchaser. Due to time zone differences in their favor, member organizations of
Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or
Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream,
Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including December 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of
Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream,
Luxembourg or Euroclear would be valued instead as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o        borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in
                  accordance with the clearing system's customary procedures;

                                      F-2

         o        borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to
                  settlement, which would allow sufficient time for the
                  book-entry certificates to be reflected in their Clearstream,
                  Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

         o        staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Luxembourg,
Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each
U.S. withholding agent receives:

         1.       from a non-U.S. holder that is classified as a corporation for
                  U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor
                  form); 2. from a non-U.S. holder that is eligible for an
                  exemption on the basis that the holder's income from the
                  certificate is effectively connected to its U.S. trade or
                  business, a duly completed and executed IRS Form W-8ECI (or any successor form);

         3.       from a non-U.S. holder that is classified as a partnership for
                  U.S. federal income tax purposes, a duly completed and
                  executed IRS Form W-8IMY (or any successor form) with all
                  supporting documentation (as specified in the U.S. Treasury
                  Regulations) required to substantiate exemptions from
                  withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

         4.       from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

                  (a)  if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S.
                       Treasury Regulations (a "qualified intermediary"), a duly
                       completed and executed IRS Form W-8IMY (or any successor
                       or substitute form)--

                       (i)  stating the name, permanent residence address and
                            qualified intermediary employer identification
                            number of the qualified intermediary and the country
                            under the laws of which the qualified intermediary
                            is created, incorporated or governed,

                       (ii) certifying that the qualified intermediary has
                            provided, or will provide, a withholding statement
                            as required under Section 1.1441-1(e)(5)(v) of the
                            U.S. Treasury Regulations,

                       (iii) certifying that, with respect to accounts it
                            identifies on its withholding statement, the
                            qualified intermediary is not acting for its own
                            account but is acting as a qualified intermediary,
                            and

                       (iv) providing any other information, certifications, or
                            statements that may be required by the IRS Form
                            W-8IMY or accompanying instructions in addition to,
                            or in lieu of, the information and certifications
                            described in Section 1.1441-1(e)(3)(ii) or
                            1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;
                            or

                  (b)  if the intermediary is not a qualified intermediary (a
                       "nonqualified intermediary"), a duly completed and
                       executed IRS Form W-8IMY (or any successor or substitute
                       form)--

                       (i)  stating the name and permanent residence address of
                            the nonqualified intermediary and the country under
                            the laws of which the nonqualified intermediary is
                            created, incorporated or governed,

                                      F-3

                       (ii) certifying that the nonqualified intermediary is not
                            acting for its own account,

                       (iii) certifying that the nonqualified intermediary has
                            provided, or will provide, a withholding statement
                            that is associated with the appropriate IRS Forms
                            W-8 and W-9 required to substantiate exemptions from
                            withholding on behalf of such nonqualified
                            intermediary's beneficial owners, and

                       (iv) providing any other information, certifications or
                            statements that may be required by the IRS Form
                            W-8IMY or accompanying instructions in addition to,
                            or in lieu of, the information, certifications, and
                            statements described in Section 1.1441-1(e)(3)(iii)
                            or (iv) of the U.S. Treasury Regulations; or

         5.       from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form
                  W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

         All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the
U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

         In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or
DTC may be subject to backup withholding unless the holder-- o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

         o        provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

         o        can be treated as a "exempt recipient" within the meaning of
                  Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations
                  (e.g., a corporation or a financial institution such as a
                  bank).

         This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      F-4

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR
  COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

         Our name is Credit Suisse First Boston Mortgage Securities Corp. We
intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the
NASDAQ stock market. See "Plan of Distribution."

--------------------------------------------------------------------------------
     THE OFFERED CERTIFICATES:                   THE TRUST ASSETS:

The offered certificates will be       The assets of each of our trusts will
issuable in series. Each series of     include--
offered certificates will--
                                       o  mortgage loans secured by first and
o  have its own series designation;       junior liens on, or security interests
                                          in, various interests in commercial
o  consist of one or more classes         and multifamily real properties;
   with various payment
   characteristics;                    o  mortgage-backed securities that
                                          directly or indirectly evidence
o  evidence beneficial ownership          interests in, or are directly or
   interests in a trust established       indirectly secured by, those types of
   by us; and                             mortgage loans; or

o  be payable solely out of the        o  some combination of those types of
   related trust assets.                  mortgage loans and mortgage-backed
                                          securities.
No governmental agency or
instrumentality will insure or         Trust assets may also include letters of
guarantee payment on the offered       credit, surety bonds, insurance policies,
certificates. Neither we nor any of    guarantees, credit derivatives, reserve
our affiliates are responsible for     funds, guaranteed investment contracts,
making payments on the offered         interest rate exchange agreements,
certificates if collections on the     interest rate cap or floor agreements,
related trust assets are               currency exchange agreements, or other
insufficient.                          similar instruments and agreements.
--------------------------------------------------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is December 3, 2004.

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities
Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at
1-800-SEC-0330. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at
Eleven Madison Avenue, New York, New York 10010, telephone number (212)
325-2000.

                              SUMMARY OF PROSPECTUS

         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE......................    Credit Suisse First Boston Mortgage
                                    Securities Corp. Our principal offices are
                                    located at Eleven Madison Avenue, New York,
                                    New York 10010, telephone number (212)
                                    325-2000. We are a wholly-owned subsidiary
                                    of Credit Suisse First Boston Management
                                    Corporation, which in turn is a wholly-owned
                                    subsidiary of Credit Suisse First Boston,
                                    Inc. See "Credit Suisse First Boston
                                    Mortgage Securities Corp."

THE SECURITIES BEING OFFERED....    The securities that will be offered by this
                                    prospectus and the related prospectus
                                    supplements consist of
                                    commercial/multifamily mortgage pass-through
                                    certificates. These certificates will be
                                    issued in series, and each series will, in
                                    turn, consist of one or more classes. Each
                                    class of offered certificates must, at the
                                    time of issuance, be assigned an investment
                                    grade rating by at least one nationally
                                    recognized statistical rating organization.
                                    Typically, the four highest rating
                                    categories, within which there may be
                                    sub-categories or gradations to indicate
                                    relative standing, signify investment grade.
                                    See "Rating."

                                    Each series of offered certificates will
                                    evidence beneficial ownership interests in a
                                    trust established by us and containing the
                                    assets described in this prospectus and the
                                    related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES..    We may not publicly offer all the
                                    commercial/multifamily mortgage pass-through
                                    certificates evidencing interests in one of
                                    our trusts. We may elect to retain some of
                                    those certificates, to place some privately
                                    with institutional investors or to deliver
                                    some to the applicable seller as partial
                                    consideration for the related mortgage
                                    assets. In addition, some of those
                                    certificates may not satisfy the rating
                                    requirement for offered certificates
                                    described under "--The Securities Being
                                    Offered" above.

THE GOVERNING DOCUMENTS.........    In general, a pooling and servicing
                                    agreement or other similar agreement or
                                    collection of agreements will govern, among
                                    other things--

                                    o  the issuance of each series of offered
                                       certificates;

                                    o  the creation of and transfer of assets to
                                       the related trust; and

                                    o  the servicing and administration of those
                                       assets.

                                    The parties to the governing document(s) for
                                    a series of offered certificates will always
                                    include us and a trustee. We will be
                                    responsible for establishing the trust
                                    relating to each series of offered
                                    certificates. In addition, we will transfer
                                    or arrange for the transfer of the initial
                                    trust assets to that trust. In general, the
                                    trustee for a series of offered certificates
                                    will be responsible for, among other things,
                                    making payments and preparing and
                                    disseminating various reports to the holders
                                    of those offered certificates.

                                    If the trust assets for a series of offered
                                    certificates include mortgage loans, the
                                    parties to the governing document(s) will
                                    also include--

                                    o  a master servicer that will generally be
                                       responsible for performing customary
                                       servicing duties with respect to those
                                       mortgage loans that are not defaulted or
                                       otherwise problematic in any material
                                       respect; and

                                    o  a special servicer that will generally be
                                       responsible for servicing and
                                       administering those mortgage loans that
                                       are defaulted or otherwise problematic in
                                       any material respect and real estate
                                       assets acquired as part of the related
                                       trust with respect to defaulted mortgage
                                       loans.

                                    The same person or entity, or affiliated
                                    entities, may act as both master servicer
                                    and special servicer for any trust.

                                    If the trust assets for a series of offered
                                    certificates include mortgage-backed
                                    securities, the parties to the governing
                                    document(s) may also include a manager that
                                    will be responsible for performing various
                                    administrative duties with respect to those
                                    mortgage-backed securities. If the related
                                    trustee assumes those duties, however, there
                                    will be no manager.

                                    In the related prospectus supplement, we
                                    will identify the trustee and any master
                                    servicer, special servicer or manager for
                                    each series of offered certificates and
                                    their respective duties. See "Description of
                                    the Governing Documents."

CHARACTERISTICS OF THE MORTGAGE
ASSETS..........................    The trust assets with respect to any series
                                    of offered certificates will, in general,
                                    include mortgage loans. Each of those
                                    mortgage loans will constitute the
                                    obligation of one or more persons to repay a
                                    debt. The performance of that obligation
                                    will be secured by a first or junior lien
                                    on, or security interest in, the ownership,
                                    leasehold or other interest(s) of the
                                    related borrower or another person in or
                                    with respect to one or more commercial or
                                    multifamily real properties. In particular,
                                    those properties may include--

                                    o  rental or cooperatively-owned buildings
                                       with multiple dwelling units;

                                    o  retail properties related to the sale of
                                       consumer goods and other products, or
                                       related to providing entertainment,
                                       recreational or personal services, to the
                                       general public;

                                    o  office buildings;

                                    o  hospitality properties;

                                    o  casino properties;

                                    o  health care-related facilities;

                                    o  industrial facilities;

                                    o  warehouse facilities, mini-warehouse
                                       facilities and self-storage facilities;

                                    o  restaurants, taverns and other
                                       establishments involved in the food and
                                       beverage industry;

                                    o  manufactured housing communities, mobile
                                       home parks and recreational vehicle
                                       parks;

                                    o  recreational and resort properties;

                                    o  arenas and stadiums;

                                    o  churches and other religious facilities;

                                    o  parking lots and garages;

                                    o  mixed use properties;

                                    o  other income-producing properties; and/or

                                    o  unimproved land.

                                    The mortgage loans underlying a series of
                                    offered certificates may have a variety of
                                    payment terms. For example, any of those
                                    mortgage loans--

                                    o  may provide for the accrual of interest
                                       at a mortgage interest rate that is fixed
                                       over its term, that resets on one or more
                                       specified dates or that otherwise adjusts
                                       from time to time;

                                    o  may provide for the accrual of interest
                                       at a mortgage interest rate that may be
                                       converted at the borrower's election from
                                       an adjustable to a fixed interest rate or
                                       from a fixed to an adjustable interest
                                       rate;

                                    o  may provide for no accrual of interest;

                                    o  may provide for level payments to stated
                                       maturity, for payments that reset in
                                       amount on one or more specified dates or
                                       for payments that otherwise adjust from
                                       time to time to accommodate changes in
                                       the mortgage interest rate or to reflect
                                       the occurrence of specified events;

                                    o  may be fully amortizing or,
                                       alternatively, may be partially
                                       amortizing or nonamortizing, with a
                                       substantial payment of principal due on
                                       its stated maturity date;

                                    o  may permit the negative amortization or
                                       deferral of accrued interest;

                                    o  may prohibit some or all voluntary
                                       prepayments or require payment of a
                                       premium, fee or charge in connection with
                                       those prepayments;

                                    o  may permit defeasance and the release of
                                       real property collateral in connection
                                       with that defeasance;

                                    o  may provide for payments of principal,
                                       interest or both, on due dates that occur
                                       monthly, bi-monthly, quarterly,
                                       semi-annually, annually or at some other
                                       interval; and/or

                                    o  may have two or more component parts,
                                       each having characteristics that are
                                       otherwise described in this prospectus as
                                       being attributable to separate and
                                       distinct mortgage loans.

                                    Most, if not all, of the mortgage loans
                                    underlying a series of offered certificates
                                    will be secured by liens on real properties
                                    located in the United States, its
                                    territories and possessions. However, some
                                    of those mortgage loans may be secured by
                                    liens on real properties located outside the
                                    United States, its territories and
                                    possessions, provided that foreign mortgage
                                    loans do not represent more than 10% of the
                                    related mortgage asset pool, by balance.

                                    We do not originate mortgage loans. However,
                                    some or all of the mortgage loans included
                                    in one of our trusts may be originated by
                                    our affiliates.

                                    Neither we nor any of our affiliates will
                                    guarantee or insure repayment of any of the
                                    mortgage loans underlying a series of
                                    offered certificates. Unless we expressly
                                    state otherwise in the related prospectus
                                    supplement, no governmental agency or
                                    instrumentality will guarantee or insure
                                    repayment of any of the mortgage loans
                                    underlying a series of offered certificates.
                                    See "Description of the Trust Assets--
                                    Mortgage Loans."

                                    The trust assets with respect to any series
                                    of offered certificates may also include
                                    mortgage participations, mortgage
                                    pass-through certificates, collateralized
                                    mortgage obligations and other
                                    mortgage-backed securities, that evidence an
                                    interest in, or are secured by a pledge of,
                                    one or more mortgage loans of the type
                                    described above. We will not include a
                                    mortgage-backed security among the trust
                                    assets with respect to any series of offered
                                    certificates unless--

                                    o  the security has been registered under
                                       the Securities Act of 1933, as amended;
                                       or

                                    o  we would be free to publicly resell the
                                       security without registration.

                                    See "Description of the Trust
                                    Assets--Mortgage-Backed Securities."

                                    We will describe the specific
                                    characteristics of the mortgage assets
                                    underlying a series of offered certificates
                                    in the related prospectus supplement.

                                        7

                                    In general, the total outstanding principal
                                    balance of the mortgage assets transferred
                                    by us to any particular trust will equal or
                                    exceed the initial total outstanding
                                    principal balance of the related series of
                                    certificates. In the event that the total
                                    outstanding principal balance of the related
                                    mortgage assets initially delivered by us to
                                    the related trustee is less than the initial
                                    total outstanding principal balance of any
                                    series of certificates, we may deposit or
                                    arrange for the deposit of cash or liquid
                                    investments on an interim basis with the
                                    related trustee to cover the shortfall. For
                                    90 days following the date of initial
                                    issuance of that series of certificates, we
                                    will be entitled to obtain a release of the
                                    deposited cash or investments if we deliver
                                    or arrange for delivery of a corresponding
                                    amount of mortgage assets. If we fail,
                                    however, to deliver mortgage assets
                                    sufficient to make up the entire shortfall,
                                    any of the cash or, following liquidation,
                                    investments remaining on deposit with the
                                    related trustee will be used by the related
                                    trustee to pay down the total principal
                                    balance of the related series of
                                    certificates, as described in the related
                                    prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS......    If so specified in the related prospectus
                                    supplement, we or another specified person
                                    or entity may be permitted, at our or its
                                    option, but subject to the conditions
                                    specified in that prospectus supplement, to
                                    acquire from the related trust particular
                                    mortgage assets underlying a series of
                                    certificates in exchange for--

                                    o  cash that would be applied to pay down
                                       the principal balances of certificates of
                                       that series; and/or

                                    o  other mortgage loans or mortgage- backed
                                       securities that--

                                       1. conform to the description of mortgage
                                          assets in this prospectus; and

                                       2. satisfy the criteria set forth in the
                                          related prospectus supplement.

                                    In addition, if so specified in the related
                                    prospectus supplement, the related trustee
                                    may be authorized or required, to apply
                                    collections on the mortgage assets
                                    underlying a series of offered certificates
                                    to acquire new mortgage loans or
                                    mortgage-backed securities that--

                                    o  conform to the description of mortgage
                                       assets in this prospectus; and

                                    o  satisfy the criteria set forth in the
                                       related prospectus supplement.

                                    No replacement of mortgage assets or
                                    acquisition of new mortgage assets will be
                                    permitted if it would result in a
                                    qualification, downgrade or withdrawal of
                                    the then-current rating assigned by any
                                    rating agency to any class of affected
                                    offered certificates.

                                        8

CHARACTERISTICS OF THE OFFERED
CERTIFICATES....................    An offered certificate may entitle the
                                    holder to receive--

                                    o  a stated principal amount;

                                    o  interest on a principal balance or
                                       notional amount, at a fixed, variable or
                                       adjustable pass-through rate;

                                    o  specified, fixed or variable portions of
                                       the interest, principal or other amounts
                                       received on the related mortgage assets;

                                    o  payments of principal, with
                                       disproportionate, nominal or no payments
                                       of interest;

                                    o  payments of interest, with
                                       disproportionate, nominal or no payments
                                       of principal;

                                    o  payments of interest or principal that
                                       commence only as of a specified date or
                                       only after the occurrence of specified
                                       events, such as the payment in full of
                                       the interest and principal outstanding on
                                       one or more other classes of certificates
                                       of the same series;

                                    o  payments of principal to be made, from
                                       time to time or for designated periods,
                                       at a rate that is--

                                       1. faster and, in some cases,
                                          substantially faster, or

                                       2. slower and, in some cases,
                                          substantially slower,

                                       than the rate at which payments or other
                                       collections of principal are received on
                                       the related mortgage assets;

                                    o  payments of principal to be made, subject
                                       to available funds, based on a specified
                                       principal payment schedule or other
                                       methodology; or

                                    o  payments of all or part of the prepayment
                                       or repayment premiums, fees and charges,
                                       equity participations payments or other
                                       similar items received on the related
                                       mortgage assets.

                                    Any class of offered certificates may be
                                    senior or subordinate to one or more other
                                    classes of certificates of the same series,
                                    including a non-offered class of
                                    certificates of that series, for purposes of
                                    some or all payments and/or allocations of
                                    losses.

                                    A class of offered certificates may have two
                                    or more component parts, each having
                                    characteristics that are otherwise described
                                    in this prospectus as being attributable to
                                    separate and distinct classes.

                                    We will describe the specific
                                    characteristics of each class of offered
                                    certificates in the related prospectus
                                    supplement. See "Description of the
                                    Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY
RELATED PROTECTION FOR THE
OFFERED CERTIFICATES............    Some classes of offered certificates may be
                                    protected in full or in part against
                                    defaults and losses, or select types of
                                    defaults and losses, on the related mortgage
                                    assets through the subordination of one or
                                    more other classes of certificates of the
                                    same series or by other types of credit
                                    support. The other types of credit support
                                    may include a letter of credit, a surety
                                    bond, an insurance policy, a guarantee, a
                                    credit derivative or a reserve fund. We will
                                    describe the credit support, if any, for
                                    each class of offered certificates in the
                                    related prospectus supplement.

                                    The trust assets with respect to any series
                                    of offered certificates may also include any
                                    of the following agreements--

                                    o  guaranteed investment contracts in
                                       accordance with which moneys held in the
                                       funds and accounts established with
                                       respect to those offered certificates
                                       will be invested at a specified rate;

                                    o  interest rate exchange agreements,
                                       interest rate cap or floor agreements, or
                                       other agreements and arrangements
                                       designed to reduce the effects of
                                       interest rate fluctuations on the related
                                       mortgage assets or on one or more classes
                                       of those offered certificates; or

                                    o  currency exchange agreements or other
                                       agreements and arrangements designed to
                                       reduce the effects of currency exchange
                                       rate fluctuations with respect to the
                                       related mortgage assets and one or more
                                       classes of those offered certificates.

                                    We will describe the types of reinvestment,
                                    interest rate and currency related
                                    protection, if any, for each class of
                                    offered certificates in the related
                                    prospectus supplement.

                                    See "Risk Factors," "Description of the
                                    Trust Assets" and "Description of Credit
                                    Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS.................    If the trust assets for a series of offered
                                    certificates include mortgage loans, then,
                                    as and to the extent described in the
                                    related prospectus supplement, the related
                                    master servicer, the related special
                                    servicer, the related trustee, any related
                                    provider of credit support and/or any other
                                    specified person may be obligated to make,
                                    or may have the option of making, advances
                                    with respect to those mortgage loans to
                                    cover--

                                    o  delinquent scheduled payments of
                                       principal and/or interest, other than
                                       balloon payments;

                                    o  property protection expenses;

                                    o  other servicing expenses; or

                                    o  any other items specified in the related
                                       prospectus supplement.

                                       10

                                    Any party making advances will be entitled
                                    to reimbursement from subsequent recoveries
                                    on the related mortgage loan and as
                                    otherwise described in this prospectus or
                                    the related prospectus supplement. That
                                    party may also be entitled to receive
                                    interest on its advances for a specified
                                    period. See "Description of the
                                    Certificates-- Advances."

                                    If the trust assets for a series of offered
                                    certificates include mortgage-backed
                                    securities, we will describe in the related
                                    prospectus supplement any comparable
                                    advancing obligations with respect to those
                                    mortgage-backed securities or the underlying
                                    mortgage loans.

OPTIONAL TERMINATION............    We will describe in the related prospectus
                                    supplement any circumstances in which a
                                    specified party is permitted or obligated to
                                    purchase or sell any of the mortgage assets
                                    underlying a series of offered certificates.
                                    In particular, a master servicer, special
                                    servicer or other designated party may be
                                    permitted or obligated to purchase or sell--

                                    o  all the mortgage assets in any particular
                                       trust, thereby resulting in a termination
                                       of the trust; or

                                    o  that portion of the mortgage assets in
                                       any particular trust as is necessary or
                                       sufficient to retire one or more classes
                                       of offered certificates of the related
                                       series.

                                    See "Description of the Certificates--
                                    Termination."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES....................    Any class of offered certificates will
                                    constitute or evidence ownership of--

                                    o  regular interests or residual interests
                                       in a real estate mortgage investment
                                       conduit under Sections 860A through 860G
                                       of the Internal Revenue Code of 1986; or

                                    o  interests in a grantor trust under
                                       subpart E of Part I of subchapter J of
                                       the Internal Revenue Code of 1986.

                                    See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS....    If you are a fiduciary of a retirement plan
                                    or other employee benefit plan or
                                    arrangement, you should review with your
                                    legal advisor whether the purchase or
                                    holding of offered certificates could give
                                    rise to a transaction that is prohibited or
                                    is not otherwise permissible under
                                    applicable law. See "ERISA Considerations."

LEGAL INVESTMENT................    If your investment activities are subject to
                                    legal investment laws and regulations,
                                    regulatory capital requirements, or review
                                    by regulatory authorities, then you may be
                                    subject to restrictions on investment in the
                                    offered certificates. You should consult
                                    your own legal advisors for assistance in
                                    determining the suitability of and
                                    consequences to you of the purchase,
                                    ownership, and sale of the offered
                                    certificates. See "Legal Investment" herein.

                                       11

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR
ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO
THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o    the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     o    investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties;
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

                                       12

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR
INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES;
SPECIAL YIELD CONSIDERATIONS

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions

                                       13

to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Certificates Purchased at a Premium or a Discount Will Be Sensitive to the
Rate of Principal Payment. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE
ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     o    that principal prepayments on the related mortgage loans will be made;

     o    of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o    of the likelihood of early optional termination of the related trust fund.

                                       14

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     Many of the Mortgage Loans Underlying Your Offered Certificates Will be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     o    the age, design and construction quality of the property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

                                       15

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

                                       16

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises;
          plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

                                       17

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected even when Current Operating Income
Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow;

     o    reduce operating and repair costs; and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

                                       18

     Maintaining a Property in Good Condition May Be Costly. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The
relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o    Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     o    Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     o    Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     o    Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     o    Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

                                       19

     o    Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     o    Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline;
          and

     o    Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of
Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a
Series of Offered Certificates."

     Borrowers May Be Unable to Make Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing

                                       20

the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the

                                       21

periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     o    prohibit the related borrower from encumbering the related real property with additional secured debt, or

     o    require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE
GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR
OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies

                                       22

and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of
Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected
Return on Your Offered Certificates" above and "Description of the Certificates"
and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR
OFFERED CERTIFICATES MAY BE CHALLENGED

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property; or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     o    the default is deemed to be immaterial;

     o    the exercise of those remedies would be inequitable or unjust; or

     o    the circumstances would render the acceleration unconscionable.

                                       23

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury; or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

                                       24

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     o    war;

     o    revolution;

     o    governmental actions;

     o    floods and other water-related causes;

     o    earth movement, including earthquakes, landslides and mudflows;

     o    wet or dry rot;

     o    vermin; and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners; or

                                       25

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower; or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers--

     o    any condition on the property that causes exposure to lead-based paint; and

     o    the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY
AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax

                                       26

return as ordinary income your pro rata share of the taxable income of that
REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Can Not Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     o    generally will not be reduced by losses from other activities;

     o    for a tax-exempt holder, will be treated as unrelated business taxable income; and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     Transfer Limitations. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal
Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

                                       27

     A bankruptcy court also may--

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE
ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED
CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

                                       28

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management
Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston,
Inc. Our principal executive offices are located at Eleven Madison Avenue, New
York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information;
Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                       29

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

                                       30

     o    recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period;

     o    an estate for years, which consists of ownership of the property for a specified period of years;

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     o    shares in a cooperative corporation which owns the property; or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust.
The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to the payment of real estate taxes; and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

                                       31

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency;

     o    any forbearance arrangement then in effect;

     o    the condition of the related real property; and

     o    the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     Various Types of Multifamily and Commercial Properties May Secure Mortgage
Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage
Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include--

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o    the characteristics of the surrounding neighborhood, which may change over time;

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

                                       32

     o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o    the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages;

     o    percentages of increases in the consumer price index;

     o    increases set or approved by a governmental agency; or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property

                                       33

or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in multiple units in a residential condominium project; and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments;

     o    real property taxes;

     o    maintenance expenses; and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders; and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

                                       34

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers;

     o    factory outlet centers;

     o    malls;

     o    automotive sales and service centers;

     o    consumer oriented businesses;

     o    department stores;

     o    grocery stores;

     o    convenience stores;

     o    specialty shops;

     o    gas stations;

     o    movie theaters;

     o    fitness centers;

     o    bowling alleys;

     o    salons; and

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     o    to lower rents;

     o    to grant a potential tenant a free rent or reduced rent period;

     o    to improve the condition of the property generally; or

     o    to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

                                       35

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

                                       36

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include--

     o    the number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes of the building in relation to competing buildings;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

                                       37

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include--

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including--

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

                                       38

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

     o    the property's dependence on business and commercial travelers and tourism; and

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license.
There can be no assurance that a new license could be obtained or that it could be obtained promptly.

                                       39

     Casino Properties. Factors affecting the economic performance of a casino property include--

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events; and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include--

     o    hospitals;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

                                       40

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

                                       41

     o    building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     o    building design;

     o    location and visibility;

     o    tenant privacy;

     o    efficient access to the property;

     o    proximity to potential users, including apartment complexes or commercial users;

     o    services provided at the property, such as security;

     o    age and appearance of the improvements; and

     o    quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

                                       42

     o    the cost, quality and availability of food and beverage products;

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    segment;

     o    product;

     o    price;

     o    value;

     o    quality;

     o    service;

     o    convenience;

     o    location; and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs;

     o    more favorable locations;

     o    more effective marketing;

     o    more efficient operations; or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

                                       43

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2.   require renovation, refurbishment, expansion or other
               expenditures;

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     o    the number of comparable competing properties in the local market;

     o    the age, appearance and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

                                       44

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages;

     o    percentages of increases in the consumer price index;

     o    increases set or approved by a governmental agency; or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include--

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether are not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

                                       45

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

                                       46

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location;

     o    its size;

     o    the surrounding neighborhood; and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property; and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     o    the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan;

     o    cover operating expenses; and

                                       47

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities;

     o    hotels and motels;

     o    recreational vehicle parks; and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses;

     o    retail stores;

     o    office buildings; and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

                                       48

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features--

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

                                       49

     A mortgage loan included in one of our trusts may also include terms that--

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest origination date and maturity date of the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

                                       50

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement; and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include--

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o    will have been registered under the Securities Act of 1933, as amended;

     o    will be exempt from the registration requirements of that Act;

     o    will have been held for at least the holding period specified in Rule
          144(k) under that Act; or

     o    may otherwise be resold by us publicly without registration under that
          Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

                                       51

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     o    cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     o    conform to the description of mortgage assets in this prospectus; and

     o    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

                                       52

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     o    the subordination or one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee;

     o    a credit derivative; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o    other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates;

     o    the pass-through rate on your offered certificates; and

     o    the amount and timing of payments on your offered certificates.

                                       53

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

                                       54

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust; or

     o    equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     o    payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     o    the availability of mortgage credit;

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property; or

     o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods; and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

                                       55

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     o    to convert to a fixed rate loan and thereby lock in that rate; or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property;

     o    meet cash flow needs; or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     o    the relative importance of those factors;

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization; or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often

                                       56

expressed as percentages of SPA. For example, a prepayment assumption of 100% of
SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month.
Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o    the projected weighted average life of each class of those offered certificates with principal balances; and

     o    the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan; or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower; or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

                                       57

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.
Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

                                       58

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     o    a stated principal amount, which will be represented by its principal balance;

     o    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

     o    payments of interest, with disproportionate, nominal or no payments of principal;

                                       59

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

     o    the periodic payment date for that series; and

     o    the record date as of which certificateholders entitled to payments on any particular payment date will be established.

                                       60

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     o    a 360-day year consisting of twelve 30-day months;

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     o    the actual number of days elapsed during each relevant period in a normal calendar year; or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     o    based on the principal balances of some or all of the related mortgage assets; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

                                       61

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class; and

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

                                       62

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o    delinquent payments of principal and/or interest, other than balloon payments;

     o    property protection expenses;

     o    other servicing expenses; or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     o    at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that payment date with respect to the applicable class of offered certificates; and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year; or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

                                       63

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o    with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

                                       64

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream, Luxembourg. DTC is--

     o    a limited-purpose trust company organized under the New York Banking
          Law;

     o    a "banking corporation" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code; and

     o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in
Clearstream, Luxembourg in over 28 currencies, including United States dollars.
Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships.
Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream,
Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.
Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. All operations are conducted by the
Euroclear Operator, and all Euroclear securities clearance accounts and
Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear
Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member

                                       65

organization of Euroclear, either directly or indirectly. Euroclear and
Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream,
Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines,
Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or
Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or
Clearstream, Luxembourg on the same day. Cash received in Euroclear or
Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream,
Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

                                       66

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

                                       67

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage
Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

                                       68

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     o    with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     o    that the unaffiliated seller had good title to each mortgage loan;

     o    with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     o    that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     o    that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section
860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely

                                       69

affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by
us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     o    have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     o    have a per annum interest rate not less than, and not more than 1%
          greater than, the per annum interest rate of the removed mortgage loan;

     o    have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     o    comply with all the representations and warranties set forth in the
          Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     o    those procedures are consistent with the terms of the related
          Governing Document; and

     o    they do not impair recovery under any instrument of credit support included in the related trust.

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     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

                                       71

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     o    make the initial determination of appropriate action;

     o    evaluate the success of corrective action;

     o    develop additional initiatives;

     o    institute foreclosure proceedings and actually foreclose; or

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections; and

     o    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan;

     o    making calculations with respect to the mortgage loan; and

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master

                                       72

servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing
Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related
Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related
Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     o    reckless disregard of those obligations and duties.

                                       73

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o    incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o    incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing
          Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

          o    into which we or any related master servicer, special servicer or manager may be merged or consolidated;

          o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party;
               or

          o    succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

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AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2.   to correct, modify or supplement any provision in the Governing
          Document which may be inconsistent with any other provision in that document or to correct any error;

     3.   to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates.

     Further, the Governing Document may also provide that the parties to the
Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain
REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing
Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this
"--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than
51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o    reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related

                                       75

Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time.
We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     o    the subordination of one or more other classes of certificates of the same series;

     o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on

                                       77

subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                                       78

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage;

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     o    the knowledge of the parties to the mortgage; and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property; and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

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     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor;

     o    the trustee to whom the real property is conveyed; and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     o    the express provisions of the related instrument;

     o    the law of the state in which the real property is located;

     o    various federal laws; and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real

                                       80

estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent; or

     o    unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings; and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

                                       81

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o    all parties having a subordinate interest of record in the real property; and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions; or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

                                       82

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale; and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.
A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist;
          and

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security; and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

                                       83

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement

                                       84

between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

                                       85

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent;

     o    accelerated rent;

     o    damages; or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     o    assume the lease and either retain it or assign it to a third party;
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to--

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

                                       86

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o    impose liability for releases of or exposure to asbestos-containing materials; and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

                                       87

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain
Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

                                       88

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by the borrower, will not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

                                       89

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and
Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood
LLP (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the
Internal Revenue Code of 1986, which we will refer to throughout this "Federal
Income Tax Consequences" section as the "Code". This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     o    banks;

     o    insurance companies; and

     o    foreign investors.

     Further, this discussion does not address investors who treat items of income, expense gain or loss with respect to the offered certificates differently for book and tax purposes. This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered; and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax
Consequences".

                                       90

     The following discussion addresses securities of two general types--

     o    "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under
          Sections 860A through 860G of the Code; and

     o    "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust
Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related
Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury
regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury
regulations issued under those sections, which we will refer to as the "REMIC
Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     o    those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     o    certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     o    certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status.
If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each
REMIC will include provisions designed to maintain its status as a REMIC under the Code.

                                       91

     Qualification as a REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC, as of the close of the third calendar month beginning after the
"Startup Day" and at all times thereafter, may consist of assets other than
"qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates.
The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the
REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and
"--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the
Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     o    whole mortgage loans, such as the mortgage loans;

     o    certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     o    regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     o    loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1.   the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2.   substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     o    in exchange for any qualified mortgage within a three-month period thereafter; or

     o    in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

     o    a mortgage in default or as to which default is reasonably foreseeable;

     o    a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     o    a mortgage that was fraudulently procured by the mortgagor; and

     o    a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

                                       92

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     o    one or more classes of regular interests; or

     o    a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup
Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     o    a fixed number of basis points;

     o    a fixed percentage of the total interest; or

     o    a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Code in the hands of a real estate investment trust; and

     o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

                                       93

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.
The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of Section 856(c)(5)(B) of the Code;

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code;
          and

     o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

                                       94

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Code treats
REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the
Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section
1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The
Treasury Department has not issued final regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under
Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on
REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related
REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the
IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     o    a single fixed rate;

     o    a qualified floating rate;

     o    an objective rate;

     o    a combination of a single fixed rate and one or more qualified floating rates;

     o    a combination of a single fixed rate and one qualified inverse floating rate; or

     o    a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

                                       95

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

                                       96

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     o    the sum of--

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     o    the issue price of the certificate; increased by

     o    the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate.
The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

                                       97

     o    the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk
Factors--Prepayment Considerations; Variability in Average Life of Offered
Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

                                       98

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     o    on the basis of a constant yield method;

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated
interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--
REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount"
above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

                                       99

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your certificate; and

     o    the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a
REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under Section 166 of the
          Code until your certificate becomes wholly worthless; and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC
Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior

                                      100

holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     o    "excess inclusions";

     o    residual interests without "significant value"; and

     o    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding
Residual Certificates".

     Taxable Income of the REMIC. The taxable income of a REMIC will equal--

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     o    the following items--

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular
               interests" in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs
--Taxation of Owners of REMIC Regular Certificates--Original Issue

                                      101

Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount". However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See
"--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of
Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to--

     o    the amount paid for that REMIC residual certificate; increased by

     o    amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     o    distributions made, and by net losses allocated, to the holder of that
          REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward

                                      102

indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions.
This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     o    through distributions;

     o    through the deduction of any net losses of the REMIC; or

     o    upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     o    the daily portions of REMIC taxable income allocable to that certificate; over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     o    the issue price of the certificate; increased by

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     o    the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in
          REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     o    regulated investment companies;

     o    common trust funds; and

     o    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

                                      104

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document--

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     o    from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     o    from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     o    the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

                                      105

     o    1. the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

          3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing
Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     Mark-to-Market Rules. Regulations under Section 475 of the Code provide a
REMIC residual certificate is not treated as a security for purposes of Section
475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     Foreigners May Not Hold REMIC Residual Certificates. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United
States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     o    an individual;

     o    an estate or trust; or

                                      106

     o    a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     o    3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     o    80% of the amount of itemized deductions otherwise allowable for such year.

Such limitations will be phased out beginning in 2006 and eliminated in 2009.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     o    an individual;

     o    an estate or trust; or

     o    a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal--

     o    the cost of the certificate to that certificateholder; increased by

                                      107

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount;

     o    pay interest at a fixed or variable rate; and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

                                      108

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     o    reacquires that same REMIC residual certificate;

     o    acquires any other residual interest in a REMIC; or

     o    acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on
REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     o    the receipt of compensation for services, or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

                                      109

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so; and

     o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     o    events that have occurred up to the time of the transfer;

     o    the prepayment assumption; and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     o    the highest marginal federal income tax rate imposed on corporations.

                                      110

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder;
          or

     o    a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     o    the United States;

     o    any State or political subdivision thereof;

     o    any foreign government;

     o    any international organization;

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or
          Freddie Mac;

     o    any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     o    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     o    regulated investment company;

     o    real estate investment trust;

     o    trust;

     o    partnership; or

     o    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     o    the residual interests in the entity are not held by disqualified organizations; and

     o    the information necessary for the application of the tax described herein will be made available.

                                      111

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income;

     o    deductions;

     o    gains;

     o    losses; and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations;

     o    trusts;

     o    securities dealers; and

     o    certain other non-individuals,

                                      112

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     o    30 days after the end of the quarter for which the information was requested; or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income;

     o    excess inclusions;

     o    investment expenses; and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     o    fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A holder of an offered certificate that is--

     o    a foreign person; and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the
Treasury Department.

                                      113

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors; or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     o    foreign persons, or

     o    United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

                                      114

     For purposes of the following discussion--

     o    A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     o    A grantor trust certificate representing ownership of all or a portion of the difference between--

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               o    normal administration fees, and

               o    interest paid to the holders of grantor trust fractional
                    interest certificates issued with respect to that grantor
                    trust,

          will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     o    "loans...secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)
          of the Code; and

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
          7701(a)(19)(C)(v) of the Code;

     o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the
          Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

                                      115

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally--

     o    will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     o    a class of grantor trust strip certificates is issued as part of the same series; or

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     o    a master servicer;

     o    a special servicer;

     o    any sub-servicer; or

     o    their respective affiliates.

                                      116

     With respect to certain categories of debt instruments, Section 1272(a)(6)
of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     o    the treatment of certain stripped bonds as market discount bonds; and

     o    de minimis market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" above for a definition of
"qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be--

     o    the sum of all payments to be made on that certificate;

     o    other than qualified stated interest, if any; and

     o    the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     o    the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the
Code. The

                                      117

precise means of applying that method is uncertain in various respects, however.
See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o    a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     o    there is no original issue discount or only a de minimis amount of original issue discount; or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     o    0.25% of the stated redemption price; and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however,

                                      118

generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the
IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     o    the stated redemption price of the mortgage loans; and

     o    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

                                      119

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     o    the issue price of the mortgage loan; increased by

     o    the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o    a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement;
          and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

                                      120

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     o    be allocated among the payments of stated redemption price on the mortgage loan; and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of
Owners of Grantor Trust Fractional Interest Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond
Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     o    the price paid for that grantor trust strip certificate by you; and

     o    the projected payments remaining to be made thereon at the time of the purchase; plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6)
of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

                                      121

     If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk
Factors--Prepayment Considerations; Variability in Average Life of Offered
Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on--

     o    the prepayment assumption we will disclose in the related prospectus supplement; and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     o    the amount realized on the sale or exchange of a grantor trust certificate; and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     o    its cost; increased by

     o    any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     o    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

                                      122

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument.
Debt instruments that--

     o    entitle the holder to a specified principal amount;

     o    pay interest at a fixed or variable rate; and

     o    are not convertible into the stock of the issuer or a related party,

     cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     o    the amount of servicing compensation received by a master servicer or special servicer; and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

                                      123

     On June 30, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a United
States person and is classified as a trust under Treasury Regulation Section
301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     o    a custodian of a person's account;

     o    a nominee; and

     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal
Register.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to
United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     o    Plans; and

     o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities,
Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Code, church plans, are not subject to ERISA requirements.
However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the
Code. Any of those plans which is qualified and exempt from taxation under
Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

                                      124

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     o    investment prudence and diversification; and

     o    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include--

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected
Plan for any losses realized by that Plan or profits realized by those persons.
In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     o    those with discretionary authority or control over the assets of the entity;

     o    those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     o    those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of that Plan; or

     o    provides investment advice with respect to the assets of that Plan for a fee.

                                      125

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan; and

     o    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac.
Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset
Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse First Boston LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34,
PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     o    the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First
          Boston LLC or any person affiliated with Credit Suisse First Boston
          LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to
ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation

                                      126

generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of
ERISA, may be treated as Plan assets. In addition, because Section 401(c) of
ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     o    consider your general fiduciary obligations under ERISA; and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and the Code to investment,
               and

          2.   the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the
Code will be subject to federal income taxation to the extent that its income is
"unrelated business taxable income" within the meaning of Section 512 of the
Code.

                                LEGAL INVESTMENT

     If so specified in the Prospectus Supplement, certain Classes of offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only Classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a
Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates")
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one
or

                                      127

more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage related securities." As so defined,
"commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit
Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part
703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss.
742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift
Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment
Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal
Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the
NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of the offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

                                      128

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     o    by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston LLC, as specified in the related prospectus supplement;

     o    by placements by us with institutional investors through dealers; and

     o    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent;

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

                                      129

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Cadwalader, Wickersham & Taft LLP; or

     o    Sidley Austin Brown & Wood LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

                                      130

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means--

     o    the United States;

     o    any State or political subdivision of the United States;

     o    any foreign government;

     o    any international organization;

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or
          Freddie Mac;

     o    any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     o    any organization described in Section 1381(a)(2)(C) of the Code.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Euroclear Operator" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

                                      132

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation, Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "Pass-Through Entity" means any--

     o    regulated investment company;

     o    real estate investment trust;

     o    trust;

     o    partnership; or

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Plan" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S.
Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S.
Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Code.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as
amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

                                      133

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means--

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                      134

[PHOTO OMITTED]                        [PHOTO OMITTED]

8. ORANGEFAIR MARKETPLACE                72. METRO BUSINESS
SHOPPING CENTER                          PARK
Fullerton,                               West Valley,
CA                                       UT

[PHOTO OMITTED]                        [PHOTO OMITTED]

44. COMMONS ON                           10. SHOPPES OF PARADISE ISLE
EDGEBROOK APARTMENTS                     SHOPPING CENTER
Houston,                                 Destin,
TX                                       FL

[PHOTO OMITTED]                        [PHOTO OMITTED]

30. PROMENADE                            52. THE ATRIUM
SHOPPING CENTER                          AT FAIRFIELD
Modesto,                                 Fairfield,
CA                                       NJ

[PHOTO OMITTED]

38. BRETTWOOD VILLAGE
Decatur,
IL

[PHOTO OMITTED]

4. EASTGATE
MALL
Cincinnati,
OH

                                               [PHOTO OMITTED]

                                         49.    SCOTTSDALE   Scottsdale,
                                               RENAISSANCE   AZ

      [PHOTO OMITTED]

75.    MAGNOLIA    Riverside,
     APARTMENTS    CA

                                                   [PHOTO OMITTED]

                                         87.  NATIONAL HWY 54/   National City,
                                                  SELF STORAGE   CA

      [PHOTO OMITTED]

14a.     VALWOOD   Carrollton,
     BUILDING 45   TX

                                              [PHOTO OMITTED]

                                         63.  RIDGE VIEW   Fountain Hills,
                                              APARTMENTS   AZ

        [PHOTO OMITTED]                       [PHOTO OMITTED]

25.          KINGWOOD   Kingwood,        39. CROSS CREEK   Plano,
     LAKES APARTMENTS   TX                    APARTMENTS   TX

         [PHOTO OMITTED]                              [PHOTO OMITTED]

21.  GREENDALE CENTRE   Greenwood,            46. CAMPUS VIEW   Columbia,
      SHOPPING CENTER   IN                               APTS   MO

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFBMSC
2004-C5.xls." The spreadsheet file "CSFBMSC 2004-C5.xls" is a Microsoft
Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that is used to present the information presented in and on Exhibits A-1 and A-2 to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

---------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.